UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

CRESTWOOD MIDSTREAM PARTNERS LP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

September 5, 2013

Dear Unitholder:

The boards of directors of the general partners of Crestwood Midstream Partners LP (“Crestwood”) and Inergy Midstream, L.P. (“Inergy Midstream”) have approved a strategic business combination. This is an exciting and important event in Crestwood’s history and we are very pleased to provide you with this document.

This document is a prospectus related to the proposed issuance by Inergy Midstream of its common units pursuant to an Agreement and Plan of Merger entered into on May 5, 2013 among Crestwood, Inergy Midstream and certain other parties (as it may be amended from time to time, the “merger agreement”). Upon the terms and subject to the conditions of the merger agreement, if the requisite Crestwood unitholder approval is obtained and the other closing conditions set forth in the merger agreement are satisfied or waived, Crestwood will be merged with a wholly-owned subsidiary of Inergy Midstream.

This document is also a proxy statement of Crestwood to use in soliciting proxies for the special meeting of the Crestwood unitholders, at which, among other things, the holders of Crestwood common units and Class D units will vote upon the proposal to approve the merger agreement.

The board of directors (the “Crestwood Board of Directors”) of Crestwood Gas Services GP LLC (“CMLP GP”), the general partner of Crestwood, has determined that the merger is fair to, and in the best interests of, Crestwood and its unitholders, and has approved the merger agreement and the merger. In addition, the conflicts committee of the Crestwood Board of Directors (the “Crestwood Conflicts Committee”) has determined that the merger and the merger agreement are fair and reasonable to the Crestwood unitholders other than Crestwood Holdings LLC (“Crestwood Holdings”), CMLP GP and Crestwood Gas Services Holdings LLC (collectively, the “Crestwood Affiliated Entities”) and that the merger agreement is in the best interests of the Crestwood unitholders other than the Crestwood Affiliated Entities, and has unanimously approved the merger and the merger agreement (which approval constituted “Special Approval” under Crestwood’s partnership agreement).

If the merger is completed, (i) each outstanding Crestwood common unit owned by Crestwood unitholders other than the Crestwood Affiliated Entities will be converted into the right to receive $1.03 in cash and 1.0700 Inergy Midstream common units and (ii) each outstanding Crestwood common unit owned by the Crestwood Affiliated Entities will be converted into the right to receive only 1.0700 Inergy Midstream common units. The consideration to be received by Crestwood unitholders other than the Crestwood Affiliated Entities is valued at $27.30 per Crestwood common unit based on Inergy Midstream’s closing price as of May 3, 2013, representing a 14.4 percent premium to Crestwood’s closing price on May 3, 2013. Assuming that Crestwood Holdings does not exercise its rights under the Follow-On Contribution Agreement (as defined herein), immediately following completion of the merger, it is expected that Crestwood unitholders, including the Crestwood Affiliated Entities, will own approximately 43.0% of the outstanding common units of Inergy Midstream, based on the number of common units of Inergy Midstream outstanding, on a fully diluted basis, as of September 5, 2013. Assuming that Crestwood Holdings does exercise its rights under the Follow-On Contribution Agreement, immediately following completion of the merger, it is expected that Crestwood unitholders, including the Crestwood Affiliated Entities, will own approximately 38.2% of the outstanding common units of Inergy Midstream, based on the number of common units of Inergy Midstream outstanding, on a fully diluted basis, as of September 5, 2013. The common units of Crestwood are traded on the New York Stock Exchange under the symbol “CMLP,” and the common units of Inergy Midstream are traded on the New York Stock Exchange under the symbol “NRGM.”

We are holding a special meeting of unitholders on October 4, 2013 at 10:00 a.m., local time, at 1111 Louisiana Street, 44th Floor, Houston, Texas 77002, to obtain your vote to approve the merger agreement. Your vote is very important, regardless of the number of units you own. The merger cannot be completed unless the holders of at least a majority of the outstanding Crestwood common units and Class D units, voting together as a single class, vote for the approval of the merger agreement at the special meeting.

The Crestwood Board of Directors and the Crestwood Conflicts Committee recommend that Crestwood unitholders vote “FOR” the approval of the merger agreement.

The Crestwood Board of Directors also recommends that Crestwood unitholders vote “FOR” the adjournment of the Crestwood special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement at the time of the Crestwood special meeting and “FOR” the advisory (non-binding) compensation proposal.

On behalf of the Crestwood Board of Directors, I invite you to attend the special meeting. Whether or not you expect to attend the special meeting in person, we urge you to submit your proxy as promptly as possible through one of the delivery methods described in the accompanying proxy statement/prospectus.

In addition, we urge you to read carefully in its entirety the accompanying proxy statement/prospectus (and the documents incorporated by reference into the accompanying proxy statement/prospectus) which includes important information about the merger agreement, the proposed merger, Crestwood, Inergy Midstream and the special meeting. Please pay particular attention to the section titled “Risk Factors” beginning on page 122 of the accompanying proxy statement/prospectus.

On behalf of the Crestwood Board of Directors, thank you for your continued support.

Sincerely,

Robert G. Phillips

Chief Executive Officer, President and Chairman

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the securities to be issued under the accompanying proxy statement/prospectus, passed upon the merits or fairness of the merger or determined that the accompanying proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated September 5, 2013 and is first being mailed to the unitholders of Crestwood on or about September 6, 2013.

700 Louisiana Street, Suite 2060

Houston, Texas 77002

NOTICE OF SPECIAL MEETING OF UNITHOLDERS

To the Unitholders of Crestwood Midstream Partners LP:

Notice is hereby given that a special meeting of unitholders of Crestwood Midstream Partners LP (“Crestwood”), a Delaware limited partnership, will be held on October 4, 2013 at 10:00 a.m., local time, at 1111 Louisiana Street, 44th Floor, Houston, Texas 77002, solely for the following purposes:

•

Proposal 1: to approve the Agreement and Plan of Merger, dated as of May 5, 2013 (as it may be amended from time to time, the “merger agreement”) by and among Crestwood, Crestwood Gas Services GP LLC (“CMLP GP”), the general partner of Crestwood, Crestwood Holdings LLC (“Crestwood Holdings”), the parent company of CMLP GP, Inergy Midstream, L.P. (“Inergy Midstream”), NRGM GP, LLC, the general partner of Inergy Midstream, Inergy, L.P., and Intrepid Merger Sub, LLC, a wholly-owned subsidiary of Inergy Midstream, a copy of which agreement is attached as Annex A to the proxy statement/prospectus accompanying this notice;

•

Proposal 2: to approve the adjournment of the Crestwood special meeting, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement at the time of the special meeting; and

•	Proposal 3: to approve, on an advisory (non-binding) basis, the compensation payments that will or may be paid by Crestwood to its named executive officers in connection with the merger.

These items of business, including the merger agreement and the proposed merger, are described in detail in the accompanying proxy statement/prospectus.

The board of directors (the “Crestwood Board of Directors”) of CMLP GP has determined that the merger is fair to, and in the best interests of, Crestwood and its unitholders, and has approved the merger agreement and the merger. In addition, the conflicts committee of the Crestwood Board of Directors (the “Crestwood Conflicts Committee”) has determined that the merger and the merger agreement are fair and reasonable to the Crestwood unitholders other than Crestwood Holdings, CMLP GP and Crestwood Gas Services Holdings LLC (collectively, the “Crestwood Affiliated Entities”) and that the merger agreement is in the best interests of the Crestwood unitholders other than the Crestwood Affiliated Entities, and has unanimously approved the merger and the merger agreement (which approval constituted “Special Approval” under Crestwood’s partnership agreement). The Crestwood Board of Directors and the Crestwood Conflicts Committee recommend that Crestwood unitholders vote “FOR” the approval of the merger agreement.

The Crestwood Board of Directors recommends that Crestwood unitholders vote “FOR” the adjournment of the Crestwood special meeting if necessary or appropriate to solicit additional proxies in favor of such approval and “FOR” the advisory (non-binding) compensation proposal.

Only unitholders of record as of the close of business on August 8, 2013 are entitled to notice of the Crestwood special meeting and to vote at the Crestwood special meeting or at any adjournment or postponement thereof. A list of unitholders entitled to vote at the special meeting will be available in our offices located at 700 Louisiana Street, Suite 2060, Houston, Texas 77002, during regular business hours for a period of ten days before the special meeting, and at the place of the special meeting during the meeting.

Approval of the merger agreement by the Crestwood unitholders is a condition to the consummation of the merger and requires the affirmative vote of holders of at least a majority of the outstanding Crestwood common units and Class D units, voting together as a single class. Therefore, your vote is very important. Your failure to vote your units will have the same effect as a vote “AGAINST” the approval of the merger agreement.

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU EXPECT TO ATTEND THE CRESTWOOD SPECIAL MEETING IN PERSON, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) THROUGH THE INTERNET, (2) BY TELEPHONE OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before the Crestwood special meeting. If your common units are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished to you by such record holder.

We urge you to read the accompanying proxy statement/prospectus, including all documents incorporated by reference into the accompanying proxy statement/prospectus, and its annexes, carefully and in their entirety. If you have any questions concerning the merger, the adjournment vote, the special meeting or the accompanying proxy statement/prospectus, would like additional copies of the accompanying proxy statement/prospectus or need help voting your Crestwood common units, please contact Crestwood’s proxy solicitor, Georgeson Inc., toll-free at (866) 219-9786.

By order of the Crestwood Board of Directors,

Kelly J. Jameson

Senior Vice President and General Counsel

Houston, Texas

September 5, 2013

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about Inergy Midstream and Crestwood from other documents filed with the Securities and Exchange Commission, referred to as the SEC, that are not included in or delivered with this proxy statement/prospectus. For a more detailed description of the information incorporated by reference into this proxy statement/prospectus and how you may obtain it, see “Where You Can Find More Information.”

Documents incorporated by reference are available to you without charge upon written or oral request. You can obtain any of these documents by requesting them in writing or by telephone from the appropriate party at the following addresses and telephone numbers:

Inergy Midstream, L.P. Attention: Investor Relations Two Brush Creek Blvd., Suite 200 Kansas City, Missouri 64112 (816) 842-8181	Crestwood Midstream Partners LP Attention: Investor Relations 700 Louisiana Street, Suite 2060 Houston, Texas 77002 (832) 519-2200

To receive timely delivery of the requested documents in advance of the Crestwood special meeting, you should make your request no later than September 27, 2013.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms a part of a registration statement on Form S-4 filed with the SEC by Inergy Midstream (File No. 333-188930), constitutes a prospectus of Inergy Midstream under Section 5 of the Securities Act of 1933, as amended, with respect to the Inergy Midstream common units to be issued pursuant to the merger agreement. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, with respect to the special meeting of Crestwood unitholders, at which Crestwood unitholders will be asked to consider and vote on, among other matters, a proposal to approve the merger agreement.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated September 5, 2013. The information contained in this proxy statement/prospectus is accurate only as of that date or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. Neither the mailing of this proxy statement/prospectus to Crestwood unitholders nor the issuance by Inergy Midstream of its common units pursuant to the merger agreement will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

The information concerning Inergy Midstream contained in this proxy statement/prospectus or incorporated by reference has been provided by Inergy Midstream, and the information concerning Crestwood contained in this proxy statement/prospectus or incorporated by reference has been provided by Crestwood.

i

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. You are urged to read carefully the entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the Agreement and Plan of Merger, dated as of May 5, 2013 (as may be amended from time to time, the “merger agreement”), the merger and the other matters being considered at the Crestwood Midstream Partners LP (“Crestwood”) special meeting. See “Where You Can Find More Information.” Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

The Transaction Participants (See page 134)

Inergy Midstream, L.P. (“Inergy Midstream”) is a Delaware limited partnership with its common units traded on the New York Stock Exchange (“NYSE”), under the symbol “NRGM.” Inergy Midstream is a predominately fee-based, growth-oriented partnership that develops, acquires and operates midstream energy assets. Inergy Midstream owns and operates natural gas and natural gas liquids (“NGLs”) storage and transportation facilities, a salt production business located in the Northeast region of the United States and a crude oil rail and pipeline terminal in North Dakota. NRGM GP, LLC (“NRGM GP”), a Delaware limited liability company, is Inergy Midstream’s general partner.

Inergy, L.P. (“NRGY”) is a Delaware limited partnership with its common units traded on the NYSE, under the symbol “NRGY.” NRGY owns and operates energy midstream businesses. NRGY’s operations include a natural gas storage business in Texas and an NGLs and crude oil supply and logistics business that serves customers in the United States and Canada. Through its general partner interest in Inergy Midstream and Crestwood, NRGY is also engaged in the development and operation of natural gas, NGLs and crude oil gathering, processing, storage, and transportation assets in multiple unconventional shale plays across the United States.

Intrepid Merger Sub, LLC (“Merger Sub”) is a Delaware limited liability company and a wholly-owned subsidiary of Inergy Midstream that was formed solely in contemplation of the merger, has not commenced any operations, has no assets and has no liabilities or contingent liabilities, nor any outstanding commitments other than as set forth in the merger agreement. NRGY, Inergy Midstream and Merger Sub are collectively referred to herein as the “Inergy Participants.”

Crestwood is a Delaware limited partnership with its common units traded on the NYSE under the symbol “CMLP.” Crestwood is a growth-oriented limited partnership organized in 2007 to own, operate and develop midstream assets. Crestwood owns assets in the Marcellus Shale in northern West Virginia, the Barnett Shale in north Texas, the Fayetteville Shale in northwestern Arkansas, the Granite Wash in the Texas Panhandle, the Avalon Shale/Bone Spring in southeastern New Mexico, and the Haynesville/Bossier Shale in western Louisiana. Crestwood Gas Services GP LLC (“CMLP GP”), a Delaware limited liability company, is Crestwood’s general partner.

Crestwood Holdings LLC (“Crestwood Holdings”) is a Delaware limited liability company formed in 2010 to invest in and manage midstream oil and gas assets. Crestwood Holdings is the sole member of Crestwood Gas Services Holdings, LLC (“Crestwood Gas Holdings”), which, prior to the closing of the Precedent Transactions, owned all of the equity interests in CMLP GP, the general partner of Crestwood. Following the closing of the Precedent Transactions, Crestwood Holdings acquired the general partner of NRGY. Crestwood Holdings currently owns approximately 43% of Crestwood’s limited partner interests and 23% of NRGY’s limited partner interests.

First Reserve Fund XI, L.P. (“FR Fund XI”), a global energy-focused private equity investment fund, is the majority member of FR Midstream Holdings LLC (“FR Midstream Holdings”), which is the sole member of

FR XI CMP Holdings LLC (“FR XI CMP”), which is the controlling member of Crestwood Holdings Partners, LLC (“Crestwood Holdings Partners”), which is the sole member of Crestwood Holdings II LLC (“Crestwood Holdings II”), which is the sole member of Crestwood Holdings. FR Fund XI, Crestwood Holdings and Crestwood are referred to herein as the “Crestwood Participants.”

The Crestwood Participants and the Inergy Participants are collectively referred to herein as the “Transaction Participants.”

The Merger (See page 141)

Subject to the terms and conditions thereof and in accordance with Delaware law, the merger agreement provides for the merger of Merger Sub with and into Crestwood. Crestwood will survive the merger and the separate existence of Merger Sub will cease.

Merger Consideration (See page 148)

The merger agreement provides that, at the effective time of the merger (the “effective time”), (i) each Crestwood common unit issued and outstanding or deemed issued and outstanding immediately prior to the effective time owned by Crestwood unitholders other than Crestwood Holdings, CMLP GP and Crestwood Gas Holdings (collectively, the “Crestwood Affiliated Entities”) will be converted into the right to receive $1.03 in cash and 1.0700 Inergy Midstream common units and (ii) each Crestwood common unit and each Class D unit issued and outstanding immediately prior the effective time owned by the Crestwood Affiliated Entities will be converted into the right to receive 1.0700 Inergy Midstream common units.

Treatment of Crestwood Equity Awards (See page 148)

Restricted Units. All restrictions on each Crestwood restricted unit outstanding immediately prior to the effective time will lapse immediately prior to the effective time. Each Crestwood restricted unit outstanding as of the effective time (other than any Crestwood restricted units surrendered in connection with the payment of taxes, if any, due upon the lapse of restrictions) will be considered an outstanding Crestwood common unit for all purposes of the merger agreement, including with respect to the right to receive the merger consideration. See the section titled “The Merger Agreement—Treatment of Crestwood Equity Awards.”

Phantom Units. Each Crestwood phantom unit that is outstanding immediately prior to the effective time will, immediately prior to the effective time, automatically and without any action on the part of the holder thereof, vest in full, and the restrictions with respect thereto will lapse. Each such Crestwood common unit that is issued in settlement of a Crestwood phantom unit (other than any Crestwood common units withheld in connection with the payment of taxes, if any, due with respect to such Crestwood phantom units) will be considered outstanding as of the effective time for all purposes of the merger agreement, including with respect to the right to receive the merger consideration. Each Crestwood phantom unit that is payable solely in cash and that vests pursuant to the merger agreement will, as of the effective time, automatically and without any action on the part of the holder thereof, vest in full and become immediately payable in cash. See the section titled “The Merger Agreement—Treatment of Crestwood Equity Awards.”

Crestwood Special Unitholder Meeting; Unitholders Entitled to Vote; Vote Required (See page 136)

Meeting. The special meeting will be held at 1111 Louisiana Street, 44th Floor, Houston, Texas 77002, on October 4, 2013 at 10:00 a.m., local time. At the special meeting, Crestwood unitholders will be asked to vote on the following proposals:

•	Proposal 1: to approve the merger agreement;

•

Proposal 2: to approve the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement at the time of the special meeting; and

•	Proposal 3: to approve, on an advisory (non-binding) basis, the compensation payments that will or may be paid by Crestwood to its named executive officers in connection with the merger.

Record Date. Only Crestwood unitholders of record as of the close of business on August 8, 2013 (the “record date”) will be entitled to receive notice of and to vote at the special meeting. As of the close of business on the record date of August 8, 2013, there were 53,766,924 Crestwood common units and 6,341,707 Class D units outstanding and entitled to vote at the meeting. Each Crestwood common unit is entitled to one vote and each Class D unit is entitled to one vote.

Required Vote. If a quorum is present at the meeting, the passage of Proposals 1, 2 and 3 require the affirmative vote of at least a majority of the outstanding Crestwood common units and Class D units, voting together as a single class; provided that, if a quorum is not present at the meeting, only Proposal 2 can be voted on, and would require approval by the affirmative vote of a majority of the outstanding Crestwood common units and Class D units entitled to vote at such meeting represented either in person or by proxy, voting together as a single class. Accordingly, abstentions or broker non-votes will have the same effect as a vote “AGAINST” each proposal. We do not expect to receive any broker non-votes as none of the proposals to be voted on at the Crestwood special meeting are discretionary.

Unit Ownership of and Voting by Crestwood’s Directors and Executive Officers. At the close of business on the record date for the special meeting, Crestwood’s directors and executive officers beneficially owned and had the right to vote 154,063 Crestwood common units at the special meeting, which represents approximately 0.3 percent of the Crestwood limited partner units entitled to vote at the special meeting. It is expected that Crestwood’s directors and executive officers will vote their units “FOR” the approval of the proposals, although none of them has entered into any agreement requiring them to do so.

Unit Ownership of and Voting by the Crestwood Affiliated Entities. The ownership of Crestwood common units and Class D units by the Crestwood Participants is described in the section titled “Crestwood Unit Ownership Information.” It is expected that any Crestwood common units and Class D units owned by the Crestwood Affiliated Entities will be voted to approve the merger agreement. In addition, the Crestwood Affiliated Entities and Crestwood have entered into a voting agreement with respect to such units, as described below in the section titled “—The Voting Agreement.”

The Voting Agreement (See page 158)

Simultaneously with the execution of the merger agreement, Inergy Midstream, NRGM GP, NRGY and Merger Sub (collectively, the “Inergy Parties”), the Crestwood Affiliated Entities and Crestwood entered into a Voting Agreement (the “voting agreement”), pursuant to which the Crestwood Affiliated Entities agreed to vote all of their Crestwood common units and Class D units in favor of approval of the merger agreement and the transactions contemplated thereby and against any action, agreement or transaction that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Crestwood, CMLP GP or any of their subsidiaries contained in the merger agreement and against any action, agreement or transaction that would impede, interfere with, delay, postpone, discourage, prevent, nullify, frustrate the purposes of, be in opposition to or in competition or inconsistent with, or materially and adversely affect the merger or any of the transactions contemplated by the merger agreement. Among other things, the Crestwood Affiliated Entities further agreed (i) not to initiate, solicit or knowingly encourage any third person to make a third party takeover proposal or to assist any third person in connection therewith, (ii) not to transfer any of the Crestwood common units and Class D units collectively owned by the Crestwood Affiliated Entities, subject to specified exceptions, and (iii) that any additional Crestwood common units and Class D units acquired by the Crestwood Affiliated Entities after the execution of the voting agreement would be subject to the voting agreement. The voting agreement will terminate upon the earliest to occur of (a) the consummation of the merger, (b) the termination of the merger agreement in accordance with its terms (including after any extension thereof), (c) November 5, 2013, (d) the making of any change to any provision of the merger agreement that would be adverse to any of the Crestwood Affiliated Entities without the prior written consent of the Crestwood Affiliated Entities and (e) the mutual written agreement of the parties. At the close of business on the record date, the Crestwood Affiliated Entities held approximately 43 percent of the voting power of Crestwood.

For additional details on the terms of the voting agreement, see “The Voting Agreement” and refer to the full text of the voting agreement, a copy of which is attached as Annex B.

The Option Agreement (See page 159)

Simultaneously with the execution of the merger agreement and the voting agreement, the Inergy Parties and the Crestwood Affiliated Entities entered into an Option Agreement (the “option agreement”), pursuant to which each of the Crestwood Affiliated Entities have granted to Inergy Midstream an option to purchase each Crestwood common unit and Class D unit held by the Crestwood Affiliated Entities for 1.0700 Inergy Midstream common units and $0.4669 in cash. The option is exercisable by Inergy Midstream upon notice at any time (prior to the termination of the option agreement) and in its sole discretion only upon the termination of the merger agreement due to the exercise by Inergy Midstream of its right to terminate the merger agreement due to either (i) a willful and material breach of Crestwood’s or CMLP GP’s duties under the merger agreement in connection with the non-solicitation provisions or the provisions obligating Crestwood to make certain securities filings in connection with the merger and to hold a unitholder meeting to obtain approval of the merger agreement or (ii) the failure to obtain unitholder approval of the merger agreement at the Crestwood unitholder meeting (but only if immediately prior to the Crestwood unitholder meeting Inergy Midstream had the right to terminate the merger agreement due to the occurrence of a change of recommendation by the board of directors of CMLP GP (the “Crestwood Board of Directors”) or the conflicts committee of the Crestwood Board of Directors (the “Crestwood Conflicts Committee”) and such recommendation was unrelated to a third-party takeover proposal).

For additional details on the terms of the option agreement, see “The Option Agreement” and refer to the full text of the option agreement, a copy of which is attached as Annex C.

Recommendations of the Crestwood Board of Directors and the Crestwood Conflicts Committee and Reasons for the Merger (See page 44)

The Crestwood Board of Directors and the Crestwood Conflicts Committee recommend that Crestwood unitholders vote “FOR” approval of the merger agreement.

In the course of reaching their respective decisions to approve the merger agreement and the transactions contemplated by the merger agreement, the Crestwood Board of Directors and the Crestwood Conflicts Committee considered a number of factors in their deliberations. For a more complete discussion of these factors, see “Special Factors—Recommendations of the Crestwood Board of Directors and the Crestwood Conflicts Committee and Reasons for the Merger; Fairness of the Merger.”

The Crestwood Board of Directors recommends that you vote “FOR” the proposal to adjourn the Crestwood special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement at the time of the Crestwood special meeting.

The Crestwood Board of Directors also recommends that you vote “FOR” (on an advisory (non-binding) basis) the proposal to approve the compensation payments that will or may be paid by Crestwood to its named executive officers in connection with the merger.

Opinion of Evercore, Financial Advisor to the Crestwood Conflicts Committee (See page 48)

Evercore Fairness Opinion. The Crestwood Conflicts Committee’s financial advisor, Evercore Group L.L.C. (“Evercore”), has conducted financial analyses and delivered an opinion to the Crestwood Conflicts Committee that, as of the date of the merger agreement and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, from a financial point of view, the per unit merger consideration to be offered to holders of Crestwood common units (other than the Crestwood Affiliated Entities and their affiliates) was fair to such holders. The full text of Evercore’s written opinion, dated as of May 5, 2013, is attached hereto as Annex D and is incorporated by reference herein in its entirety. Evercore’s written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Evercore in rendering its opinion. Unitholders of Crestwood are encouraged to read the opinion and the description carefully and in their entirety. This summary and the description of the opinion of Evercore are qualified in their entirety by reference to the full text of the opinion.

Inergy Midstream Unitholder Approval is Not Required (See page 78)

Inergy Midstream unitholders are not required to approve the merger agreement or approve the merger or the issuance of the Inergy Midstream common units in connection with the merger.

Precedent Transactions (See page 157)

Purchase and Sale Agreement

On May 5, 2013, Crestwood Holdings, Crestwood Gas Holdings (together with Crestwood Holdings, the “Buyers”), NRGP Limited Partner, LLC (“NRGP”) and Inergy Holdings GP, LLC (“IHGP” and, together with NRGP, the “Sellers”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”). Pursuant to the Purchase and Sale Agreement, (i) IHGP agreed to sell to Crestwood Holdings a 99% limited partnership interest and 100% general partner interest in Inergy Holdings, L.P. (“Inergy Holdings”), the sole member of Inergy GP, LLC (“NRGY GP”), the general partner of NRGY, (ii) NRGP agreed to sell to Crestwood Gas Holdings a 1% limited partnership interest in Inergy Holdings and (iii) the Buyers agreed to pay to the Sellers a total of $80 million in cash, 99% to IHGP and 1% to NRGP. The transactions contemplated by the Purchase and Sale Agreement closed on June 19, 2013.

Contribution Agreement

On May 5, 2013, NRGY and NRGY GP (the “Recipient Parties”) and Crestwood Gas Holdings and Crestwood Holdings (the “Contributor Parties”) entered into a Contribution Agreement (the “Contribution Agreement”). Pursuant to the Contribution Agreement, Crestwood Gas Holdings agreed to contribute (the “Contribution” and, together with the transactions contemplated by the Purchase and Sale Agreement, the “Precedent Transactions”) all of the membership interests of CMLP GP, which owns all of the incentive distribution rights and general partner units of Crestwood, to NRGY in exchange for 35,103,113 common units of NRGY and 4,387,889 subordinated units of NRGY. In addition, NRGY agreed to effect the distribution to its unitholders of all of the Inergy Midstream common units it held, which distribution occurred on June 18, 2013. The transactions contemplated by the Contribution Agreement closed on June 19, 2013.

Directors and Executive Officers of Inergy Midstream After the Merger (See page 79)

In connection with the closing of the Precedent Transactions, Inergy Midstream Chairman, Chief Executive Officer and President, John J. Sherman, and Executive Vice President, R. Brooks Sherman, Jr., stepped down from day-to-day management roles at NRGM GP; however, John J. Sherman continues to serve on the board of directors of NRGM GP. Crestwood Chairman and Chief Executive Officer, Robert G. Phillips, was named Chairman, President and Chief Executive Officer of NRGM GP. Crestwood and Inergy Midstream expect that the following persons will serve as executive officers of NRGM GP following the completion of the merger: J. Heath Deneke (President, Natural Gas Business Unit); William C. Gautreaux (President, Liquids & Crude Business Unit); Joel Moxley (Senior Vice President, Operations Services); Michael J. Campbell (Senior Vice President and Chief Financial Officer); Steven M. Dougherty (Senior Vice President and Chief Accounting Officer); Joel C. Lambert (Senior Vice President, General Counsel and Corporate Secretary); and William Moore (Senior Vice President, Strategy & Corporate Development). As of the date of this proxy statement/prospectus, Joel C. Lambert is an executive officer of Crestwood Holdings Partners and a member of the Crestwood Board of Directors and was previously an employee of First Reserve Corporation, L.L.C., an affiliate of FR Fund XI. For additional information regarding these persons, see Annex H.

In addition to Mr. Phillips, Michael G. France, managing director at First Reserve and director of CMLP GP, and David M. Wood, former president, chief executive officer and director of Murphy Oil Corp., have been appointed to the board of directors of NRGM GP and prior to the completion of the merger, NRGY expects to appoint two additional directors to the board of directors of NRGM GP. The current remaining members of the board of directors of NRGM GP are expected to continue to serve until the closing of the merger. Following completion of the merger, Mr. Phillips, Mr. France, Mr. Wood and John J. Sherman are expected to continue to serve as members of the board of directors of NRGM GP.

Interests of Certain Persons in the Merger (See page 71)

In considering the recommendation of the Crestwood Board of Directors to approve the merger, the merger agreement and the transactions contemplated thereby, Crestwood unitholders should be aware that some of the executive officers and directors of CMLP GP have interests in the merger that may differ from, or be in addition to, the interests of Crestwood unitholders generally. These interests may present such executive officers and directors with actual or potential conflicts of interests. These interests include the following:

•

Accelerated Vesting of Equity Based Awards. Some of the executive officers and directors of CMLP GP have been awarded Crestwood restricted units and/or Crestwood phantom units, in each case, under Crestwood’s Fourth Amended and Restated 2007 Equity Plan (as it may be amended from time to time, the “2007 Plan”). All restrictions on each Crestwood restricted unit outstanding immediately prior to the effective time will lapse, and each such Crestwood restricted unit will be considered an outstanding Crestwood common unit for all purposes of the merger agreement, including with respect to the right to receive the merger consideration. In addition, each Crestwood phantom unit outstanding immediately prior to the effective time will automatically vest in full, and the restrictions with respect thereto will lapse. Each such Crestwood common unit issued in settlement of a Crestwood phantom unit will be considered an outstanding Crestwood common unit for all purposes of the merger agreement, including with respect to the right to receive the merger consideration.

•

Indemnification and Insurance. The merger agreement provides for indemnification by Inergy Midstream of each person who was, at the time of the execution of the merger agreement, or who becomes prior to the consummation of the merger, a director or officer of Crestwood, CMLP GP or any of their respective subsidiaries or a fiduciary under any employee benefit plan of Crestwood, CMLP GP or any of their respective subsidiaries. In addition, prior to the consummation of the merger, Crestwood may cause to be put in place or, if requested by Crestwood, Inergy Midstream shall put into place, “tail” directors’ and officers’ liability insurance covering officers and directors of CMLP GP for a period of six years following the consummation of the merger. Inergy Midstream also agreed that all rights to indemnification now existing in favor of indemnified parties as provided in Crestwood’s Second Amended and Restated Agreement of Limited Partnership, as amended (the “Crestwood partnership agreement”) (or, as applicable, in any indemnification, expense advancement or exculpation agreements between any directors and officers and any subsidiary of Crestwood or CMLP GP) will be fulfilled by Inergy Midstream, without further action, at the effective time and will survive the merger and will continue in full force and effect in accordance with their terms.

•

NRGY GP Ownership and Management of Inergy Midstream. On June 19, 2013, Crestwood Holdings, the entity that controls CMLP GP, purchased all of the equity interests in Inergy Holdings, the sole member of NRGY GP. As a result, Crestwood Holdings indirectly controls the general partner of each of Crestwood, NRGY and Inergy Midstream. Following the closing of the Precedent Transactions, Inergy Midstream Chairman, Chief Executive Officer and President, John J. Sherman, and Executive Vice President, R. Brooks Sherman, Jr., stepped down from day-to-day management roles at NRGM GP; however, John J. Sherman continues to serve on the board of directors of NRGM GP. Crestwood Chairman and Chief Executive Officer, Robert G. Phillips, was named Chairman, President and Chief Executive Officer of NRGM GP. As of the date of this proxy statement/prospectus, Crestwood and Inergy Midstream expect that the persons identified in “—Directors and Officers of Inergy Midstream After the Merger” will serve as the remaining executive officers of NRGM GP.

Ownership of Inergy Midstream After the Merger

Inergy Midstream will issue approximately 64.6 million Inergy Midstream common units to Crestwood unitholders pursuant to the merger agreement. Immediately following the completion of the merger, Inergy Midstream expects to have approximately 150.5 million common units outstanding. Crestwood unitholders are therefore expected to hold approximately 43.0 percent of the aggregate number of Inergy Midstream common units outstanding immediately after the merger, assuming that Crestwood Holdings does not exercise its option to exchange Inergy Midstream common units for additional NRGY common units under the Follow-On Contribution Agreement (as further described in the section titled “Precedent Transactions”). Assuming that Crestwood Holdings does exercise its option to exchange Inergy Midstream common units for NRGY common units under the Follow-On Contribution Agreement, it is expected that Crestwood unitholders will hold approximately 38.2 percent of the aggregate number of Inergy Midstream common units outstanding immediately after the merger.

Risks Relating to the Merger and Ownership of Inergy Midstream Common Units (See page 122)

Crestwood unitholders should consider carefully all the risk factors together with all of the other information included or incorporated by reference in this proxy statement/prospectus before deciding how to vote. Risks relating to the merger and ownership of Inergy Midstream common units are described in the section titled “Risk Factors.” Some of these risks include, but are not limited to, the following:

•

Because the exchange ratio is fixed, Crestwood unitholders cannot be sure of the market value of the Inergy Midstream common units they will receive as merger consideration relative to the value of the Crestwood common units they exchange.

•	Crestwood’s executive officers and directors have interests in the transactions that may be different from, or in addition to, the interests of Crestwood unitholders generally.

•	Some or all of the conditions of the merger agreement may not be satisfied.

•

Inergy Midstream and Crestwood are subject to business uncertainties and contractual restrictions while the proposed merger is pending, which could adversely affect each party’s business and operations.

•

The merger agreement contains provisions that limit Crestwood’s ability to pursue alternatives to the merger and, in specified circumstances, could require Crestwood to pay a termination fee of $50.8 million to Inergy Midstream.

•	Crestwood common unitholders could recognize taxable income or gain for U.S. federal income tax purposes as a result of the merger.

•	NRGY indirectly owns all of the common equity of NRGM GP, and may have interests that differ from Inergy Midstream’s interests and from the interests of Inergy Midstream’s unitholders.

•	Inergy Midstream common unitholders have limited voting rights and limited control.

•

If Inergy Midstream were to be treated as a corporation for U.S. federal income tax purposes, or were to become subject to a material amount of entity-level taxation for state tax purposes, Inergy Midstream’s cash available for distribution to its common unitholders would be substantially reduced.

•	No ruling has been requested with respect to the U.S. federal income tax consequences of the merger.

•	The intended U.S. federal income tax consequences of the merger are dependent upon Inergy Midstream and Crestwood being treated as partnerships for U.S. federal income tax purposes.

Material U.S. Federal Income Tax Consequences of the Merger (See page 171)

Tax matters associated with the merger are complicated. The U.S. federal income tax consequences of the merger to a Crestwood common unitholder will depend on such common unitholder’s own personal tax situation. The tax discussions in this proxy statement/prospectus focus on the U.S. federal income tax consequences generally applicable to individuals who are residents or citizens of the United States that hold their Crestwood common units as capital assets, and these discussions have only limited application to other unitholders, including those subject to special tax treatment. Crestwood common unitholders are urged to consult their tax advisors for a full understanding of the U.S. federal, state, local and foreign tax consequences of the merger that will be applicable to them.

Crestwood expects to receive an opinion from Akin Gump Strauss Hauer & Feld LLP to the effect that no gain or loss will be recognized by holders of Crestwood common units (other than the Crestwood Affiliated Entities and their direct and indirect members, Inergy Midstream, NRGM GP or Merger Sub (together the “Inergy Merger Parties”) and their subsidiaries, or holders of common units of Inergy Midstream) as a result of the merger (other than (A) any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code or (B) as a result of any expense reimbursements, fractional unit payments or other cash payments to be received pursuant to the merger agreement). Inergy Midstream expects to receive an opinion from Vinson & Elkins L.L.P. to the effect that no gain or loss will be recognized by Inergy Midstream common unitholders as a result of the merger (other than gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code). Opinions of counsel, however, are subject to certain limitations and are not binding on the IRS and no assurance can be given that the IRS would not successfully assert a contrary position regarding the merger and the opinions of counsel.

The U.S. federal income tax consequences described above may not apply to some holders of Inergy Midstream common units and Crestwood common units. Please read “Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the merger.

Accounting Treatment of the Merger (See page 78)

In accordance with accounting principles generally accepted in the United States and in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification Topic 805—Business Combinations, Inergy Midstream will account for the merger as if Crestwood acquired Inergy Midstream in a reverse acquisition of a business.

Regulatory Approvals and Clearances (See page 78)

Under the terms of the merger agreement, the obligations of the parties to complete the merger are subject to obtaining all approvals required to be obtained from any governmental entities, except where the failure to obtain such approvals would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on Crestwood or Inergy Midstream. Neither Crestwood nor Inergy Midstream is aware of any federal or state regulatory requirements that must be complied with or approval that must be obtained in order to complete the merger.

Listing of Inergy Midstream Common Units; Delisting and Deregistration of Crestwood Common Units (See page 78)

Inergy Midstream common units are currently listed on the NYSE under the ticker symbol “NRGM.” It is a condition to closing that the Inergy Midstream common units to be issued in the merger to Crestwood unitholders be approved for listing on the NYSE, subject to official notice of issuance.

Crestwood common units are currently listed on the NYSE under the ticker symbol “CMLP.” If the merger is completed, Crestwood common units will cease to be listed on the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Litigation Relating to the Merger (See page 79)

In connection with the merger, purported unitholders of Crestwood have filed putative unitholder class action lawsuits against Crestwood and the Crestwood Board of Directors, among others. Among other remedies, the plaintiffs seek to enjoin the transactions contemplated by the merger agreement. The outcome of any such litigation is uncertain.

These lawsuits are at a preliminary stage. Crestwood, Inergy Midstream and the other defendants believe that these lawsuits are without merit and intend to defend against them vigorously.

No Appraisal Rights (See page 78)

Appraisal rights are not available in connection with the merger under the Delaware Revised Uniform Limited Partnership Act (as amended, the “DRULPA”) or under the Crestwood partnership agreement.

Conditions to Consummation of the Merger (See page 142)

Inergy Midstream and Crestwood currently expect to complete the merger during the third quarter of 2013, subject to the receipt of the required Crestwood unitholder approval and to the satisfaction or waiver of the other conditions to the transactions contemplated by the merger agreement described below.

As more fully described in this proxy statement/prospectus, each party’s obligation to complete the transactions contemplated by the merger agreement depends on a number of conditions being satisfied or, where legally permissible, waived, including the following:

•

the merger agreement must have been approved by the affirmative vote or consent of the holders of at least a majority of the outstanding Crestwood common units and Class D units as of the record date, voting together as a single class;

•

the registration statement of which this proxy statement/prospectus forms a part must have been declared effective by the SEC and must not be subject to any stop order or proceedings initiated or threatened by the SEC;

•	the Inergy Midstream common units to be issued in the merger must have been approved for listing on the NYSE, subject to official notice of issuance;

•

(i) no order shall be in effect, and no law shall have been enacted or adopted, that restrains, enjoins, makes illegal or otherwise prohibits the consummation of any of the transactions contemplated by the merger agreement; and (ii) no proceeding by any governmental entity with respect to the merger or the transactions contemplated by the merger agreement shall be pending that seeks to restrain, enjoin, prohibit or delay the consummation of the merger or the transactions contemplated thereby or to impose any material restrictions or requirements on the merger or on Inergy Midstream, NRGM GP, Merger Sub or their subsidiaries or Crestwood, CMLP GP or their subsidiaries that would, individually or in the aggregate, constitute a material adverse effect with respect to Inergy Midstream, NRGM GP, Merger Sub or their subsidiaries or Crestwood, CMLP GP or their subsidiaries, as applicable;

•

all consents, approvals, permits and authorizations required to be obtained prior to the effective time from any governmental entity being obtained, any applicable waiting period shall have been expired or terminated, except as would not, individually or in the aggregate, constitute a material adverse effect with respect to Inergy Midstream or Crestwood; and

•	the consummation of the Precedent Transactions, which occurred on June 19, 2013.

The obligations of each of Inergy Midstream and Merger Sub to effect the merger are subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of Crestwood and CMLP GP in the merger agreement being true and correct both when made and at and as of the date of the closing of the merger, subject to certain standards, including materiality and material adverse effect qualifications, as described under “The Merger Agreement—Conditions to Consummation of the Merger”;

•	Crestwood and CMLP GP having performed, in all material respects, all obligations required to be performed by them under the merger agreement;

•

Inergy Midstream must have received from Vinson & Elkins L.L.P., tax counsel to Inergy Midstream, a written opinion regarding certain U.S. federal income tax matters, as described under “The Merger Agreement—Conditions to Consummation of the Merger”;

•

there must not have occurred after the execution date of the merger agreement any event, change, effect or development that had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, operations or results of operations of Crestwood, CMLP GP or their subsidiaries, taken as a whole;

•	Crestwood Holdings must have deposited approximately $10.4 million in cash with the exchange agent for the merger; and

•	the receipt of an officer’s certificate executed by an executive officer of CMLP GP certifying that certain of the preceding conditions have been satisfied.

The obligation of Crestwood to effect the merger is subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of Inergy Midstream, NRGM GP and Merger Sub in the merger agreement being true and correct both when made and at and as of the date of the closing of the merger, subject to certain standards, including materiality and material adverse effect qualifications, as described under “The Merger Agreement—Conditions to Consummation of the Merger”;

•	Inergy Midstream, NRGM GP and Merger Sub having performed, in all material respects, all obligations required to be performed by them under the merger agreement;

•

Crestwood must have received from Akin Gump Strauss Hauer & Feld LLP, tax counsel to Crestwood, a written opinion regarding certain U.S. federal income tax matters, as described under “The Merger Agreement—Conditions to Consummation of the Merger”;

•

there must not have occurred after the execution date of the merger agreement any event, change, effect or development that had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, operations or results of operations of Inergy Midstream, NRGM GP, Merger Sub or their subsidiaries, taken as a whole; and

•	the receipt of an officer’s certificate executed by an executive officer of NRGM GP certifying that certain of the preceding conditions have been satisfied.

Non-Solicitation by Crestwood of Alternative Proposals (See page 145)

The merger agreement contains detailed provisions prohibiting Crestwood and CMLP GP from seeking an alternative takeover proposal. Under these “non-solicitation” provisions, Crestwood and CMLP GP have agreed, and have agreed to cause their respective subsidiaries and to use reasonable best efforts to cause their respective representatives to, immediately cease and terminate any solicitation, discussions or negotiations with any person that may be ongoing with respect to or that may reasonably be expected to lead to a takeover proposal. In addition, Crestwood and CMLP GP have agreed not to, and have agreed to cause their respective subsidiaries and to use reasonable best efforts to cause their respective representatives not to, directly or indirectly:

•

initiate, solicit, knowingly encourage, knowingly facilitate (including by way of furnishing information) any inquiries regarding, or the making or submission of any proposal or offer that constitutes a takeover;

•	conduct or participate in any discussions or negotiations regarding any takeover proposal;

•

furnish non-public information or data relating to Crestwood or its subsidiaries or afford access to the business, properties, assets or, except as required by law or the Crestwood partnership agreement, the books or records of Crestwood or its subsidiaries in any such case in connection with any takeover proposal; or

•

approve or recommend, or propose to approve or recommend, or allow any of Crestwood, CMLP GP or their subsidiaries, to execute or enter into any agreement constituting or related to, or that is intended to lead to any takeover proposal.

Notwithstanding these restrictions, the merger agreement provides that, under specified circumstances at any time prior to Crestwood’s unitholders voting in favor of approving the merger agreement, Crestwood, CMLP GP and their subsidiaries may (i) conduct or participate in discussions or negotiations regarding a takeover proposal with or (ii) furnish information, including non-public information, or afford access with respect to Crestwood and its subsidiaries to, a third party who has made a bona fide unsolicited written takeover proposal that did not result from a material breach of the non-solicitation provisions if (a) the Crestwood Board of Directors (or the Crestwood Conflicts Committee), after consultation with outside legal counsel, determines in good faith that such takeover proposal is, or could be reasonably expected to lead to, a superior proposal, (b) the Crestwood Board of Directors (or the Crestwood Conflicts Committee), after consultation with outside legal counsel and financial advisors, determines in good faith the failure to take such action would be inconsistent with its duties under the Crestwood partnership agreement or applicable law, and (c) prior to furnishing any such non-public information, Crestwood receives an executed confidentiality agreement with the terms set forth in the merger agreement.

Crestwood and CMLP GP have also agreed in the merger agreement that they will, as promptly as practicable (and in any event within 24 hours), (i) provide Inergy Midstream with such confidentiality agreement, (ii) notify Inergy Midstream in writing of any request for non-public information in connection with a takeover proposal, a takeover proposal received from any third person, or any request for discussions or negotiations with respect to any takeover proposal, and, in the case of a takeover proposal received, the material terms and conditions of such takeover proposal and (iii) provide to Inergy Midstream complete copies of any written proposals or offers (including proposed agreements) received by Crestwood, CMLP GP or their subsidiaries or representatives in connection with any of the foregoing, and the identity of such person making any such takeover proposal.

Change in the Crestwood Board Recommendation (See page 146)

The merger agreement provides that the Crestwood Board of Directors and the Crestwood Conflicts Committee will not, except as permitted by the merger agreement, (i) fail to include the recommendation of the Crestwood Board of Directors that Crestwood’s unitholders approve the merger agreement (the “Crestwood Recommendation”) in the proxy statement/prospectus, (ii) withdraw, or modify in any manner adverse to Inergy Midstream, NRGM GP or Merger Sub, or propose publicly to withdraw in any manner adverse to the Inergy Merger Parties, the Crestwood Recommendation, or (iii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any takeover proposal (any such action, a “Recommendation Change”). Notwithstanding the above, the merger agreement does not prohibit accurate disclosure of factual information regarding the business, financial condition or results of operations of Crestwood or CMLP GP or Inergy Midstream or NRGM GP or the fact that a takeover proposal has been made, the identity of the person making such takeover proposal or the material terms of such proposal in the proxy statement/prospectus or otherwise, in each case to the extent Crestwood and CMLP GP determine in good faith, after consultation with outside legal counsel, that such information is required to be disclosed under applicable law.

Termination of the Merger Agreement (See page 149)

Inergy Midstream and Crestwood may terminate the merger agreement by mutual consent at any time prior to the effective time, whether before or after the unitholders of Crestwood have approved the merger agreement.

In addition, either Inergy Midstream or Crestwood may terminate the merger agreement at any time prior to the effective time if:

•

the merger has not occurred on or before November 5, 2013; provided, however, that the right to terminate the merger agreement for this reason will not be available to a party if the failure to close the merger on or before November 5, 2013 was principally caused by the failure of such party to materially perform any of its obligations under the merger agreement;

•

any governmental authority having jurisdiction over any party has issued a final and nonappealable law, injunction, judgment or ruling that permanently enjoins or otherwise prohibits the transactions contemplated by the merger agreement or makes the transactions contemplated by the merger agreement illegal; provided, however, that the right to terminate the merger agreement for this reason will not be available to a party if such restraint was principally caused by the failure of such party to materially perform any of its obligations under the merger agreement;

•	the Crestwood unitholder meeting has been held and completed and the unitholders of Crestwood have not approved the merger agreement; or

•

there is a breach by the non-terminating party of any of its representations, warranties, covenants or agreements under the merger agreement which (i) results in the failure of certain closing conditions to be satisfied and (ii) is incapable of being cured or, if capable of being cured, has not been cured at the earlier of (a) the date that follows 30 days after receipt of written notice of such breach from the terminating party and (b) November 5, 2013; provided, however, that the terminating party will not have the right to terminate the merger agreement for this reason if it is then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement or has undergone a material adverse effect.

In addition, Crestwood may terminate the merger agreement if a Recommendation Change permitted by the merger agreement has occurred in response to a takeover proposal.

In addition, Inergy Midstream may terminate the merger agreement if:

•

Crestwood or CMLP GP commits a willful and material breach of the non-solicitation provisions or certain provisions obligating Crestwood to make certain securities filings in connection with the merger and to hold a meeting to obtain Crestwood unitholder approval of the merger agreement; provided, however, that, solely in the event of a willful and material breach of the provisions obligating Crestwood to make certain securities filings in connection with the merger and to hold a meeting to obtain Crestwood unitholder approval of the merger agreement, Inergy Midstream’s right to terminate the merger agreement for this reason will be exercisable only if such breach is incapable of being cured, or if capable of being cured, is not cured at the date that follows ten calendar days after receipt of written notice from Inergy Midstream of such a breach or failure; provided, further, that the right to terminate the merger agreement for this reason will not be available to Inergy Midstream if it is then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement or has undergone a material adverse effect; or

•

a Recommendation Change occurs prior the commencement of the Crestwood unitholder meeting whether or not permitted by the merger agreement; provided, however, that Inergy Midstream’s right to terminate the merger agreement for this reason is only exercisable prior to the commencement of the Crestwood unitholder meeting.

Termination Fees (See page 150)

The merger agreement provides that Crestwood is required to pay a termination fee of $50.8 million to Inergy Midstream if:

(i) Inergy Midstream terminates the merger agreement following (a) a willful and material breach by Crestwood or CMLP GP of the non-solicitation provisions or certain provisions obligating Crestwood to make certain securities filings in connection with the merger and to hold a meeting to obtain Crestwood unitholder approval of the merger agreement or (b) a Recommendation Change that is made prior the commencement of the Crestwood unitholder meeting;

(ii) Crestwood terminates the merger agreement following a Recommendation Change permitted by the merger agreement; or

(iii) (a) prior to the Crestwood unitholders’ meeting, a bona fide third party takeover proposal has been publicly communicated or otherwise publicly made known to the Crestwood unitholders, or the intention to make such a proposal has been publicly announced to the Crestwood unitholders, (b) thereafter, the merger agreement is terminated in accordance with its terms under specified circumstances, and (c) prior to the date that is 12 months after the date of such termination, Crestwood enters into any definitive agreement related to a third party takeover proposal for 50% or more of the assets or equity of Crestwood and such takeover proposal is consummated.

If following the payment of the termination fee by Crestwood, Inergy Midstream exercises its option under the option agreement, Inergy Midstream will return an amount equal to $21.8 million to the Crestwood Affiliated Entities upon the Crestwood Affiliated Entities’ performance of their obligations under the option agreement.

Expenses (See page 150)

Generally, all fees and expenses incurred in connection with the transactions contemplated by the merger agreement will be the obligation of the respective party incurring such fees and expenses. However, in the event that the merger agreement is terminated due to the failure of the Crestwood unitholders to approve the merger agreement at a unitholders’ meeting held for such purpose, Crestwood will reimburse the Inergy Parties for all documented out-of-pocket costs and expenses actually incurred in connection with the merger agreement and the transactions contemplated thereby, in an amount not exceeding $10.0 million in the aggregate.

Organizational Chart

The following diagram depicts a simplified organizational structure of the Inergy entities and the Crestwood entities following the Precedent Transactions and the merger assuming that Crestwood Holdings does not exercise its option to exchange Inergy Midstream common units for additional NRGY common units under the Follow-On Contribution Agreement.

Crestwood Holdings LLC
2,497,071 NRGM Common Units
100%
99.0% Limited Partner Interest
100% General Partner Interest
Crestwood Gas Services Holdings LLC
35,103,113 NRGY Common Units
4,387,889 NRGY Subordinated Units
25,347,431 NRGM Common Units
1.0% Limited Partner Interest
Inergy Holdings, L.P.
100% Ownership Interest
23.1% Limited Partner Interest
Inergy GP, LLC
Non-Economic General Partner Interest
Inergy, L.P.
(NYSE: NRGY)
Incentive Distribution Rights
76.9% Limited Partner Interest
Public Unitholders
1.7% Limited Partner Interest
16.8% Limited Partner Interest
100% Membership Interest
MGP GP, LLC
100% Limited Partner Interest
Non-Economic General Partner Interest
Inergy Midstream Holdings, L.P.
100% Membership Interest
Public Unitholders (1)(2)
85,919,190 Common Units
NRGM GP, LLC (3)
Incentive Distribution Rights
57.1% Limited Partner Interest
Former CMLP Public Unitholders
36,748,307 Common Units
Non-Economic General Partner Interest
24.4% Limited Partner Interest
Inergy Midstream, L.P.
(NYSE: NRGM)
100% Ownership Interest
Operating Subsidiaries

(1)	Includes Inergy Midstream common units distributed to NRGY unitholders in the Spin-Off (as defined below).
(2)	Includes Inergy Midstream common units held by Inergy Midstream executive officers and directors.
(3)	Includes interests held in CMLP GP.

Selected Historical Consolidated Financial Data of Inergy Midstream

The following selected historical consolidated financial data as of and for each of the years ended September 30, 2012, 2011, 2010, 2009 and 2008 are derived from Inergy Midstream’s audited consolidated financial statements. The following selected historical consolidated financial data as of and for the nine months ended June 30, 2013 and 2012 are derived from Inergy Midstream’s unaudited consolidated financial statements. You should read the following data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto set forth in Inergy Midstream’s Annual Report on Form 10-K for the year ended September 30, 2012 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”

	Nine Months Ended June 30,		Year Ended September 30,
	2013	2012	2012	2011	2010	2009	2008
	(in millions, except unit and per unit data)
Statement of Operations Data:
Revenues	$184.7	$142.3	$189.8	$163.2	$146.9	$136.5	$87.5

Costs and expenses:
Service/product related costs	37.5	31.1	41.4	46.4	42.0	48.9	15.4
Operating and administrative	47.4	21.0	30.4	19.4	19.2	14.1	11.8
Depreciation and amortization	66.3	37.5	50.5	43.9	42.4	35.4	24.7
(Gain) loss on disposal of assets	0.6	—	—	—	0.9	—	(1.9)

	151.8	89.6	122.3	109.7	104.5	98.4	50.0

Operating income	32.9	52.7	67.5	53.5	42.4	38.1	37.5
Interest expense, net	(24.2)	(0.7)	(1.8)	—	—	—	—
Other income	—	—	—	—	0.8	—	0.8

Net income	8.7	52.0	65.7	53.5	43.2	38.1	38.3
Net income attributable to non-controlling partners	—	—	—	—	(0.8)	(1.4)	(1.4)

Net income attributable to partners	$8.7	$52.0	$65.7	$53.5	$42.4	$36.7	$36.9

Income from continuing operations per limited partner unit (a)
Basic	0.03	0.41	0.58	—	—	—	—
Diluted	0.03	0.41	0.58	—	—	—	—

Net income per limited partner unit (a)
Basic	0.03	0.41	0.58	—	—	—	—
Diluted	0.03	0.41	0.58	—	—	—	—

Balance Sheet Data:
Total assets	$1,461.5	$935.8	$1,027.9	$813.7	$667.5	$663.0	$605.3
Current assets	40.8	32.3	30.3	25.9	23.2	30.5	28.3
Non current assets	1,420.7	903.5	997.6	787.8	644.3	632.5	577.0
Current liabilities	20.4	43.6	56.8	152.0	118.8	143.7	90.5
Non current liabilities	735.8	324.9	415.8	0.9	0.9	7.8	10.0

Total debt, including current portion	737.0	324.2	416.5	—	—	8.3	10.9
Partners’ capital	705.3	567.3	555.3	660.8	547.8	511.5	504.8
Book Value per unit (a)	8.21	7.55	7.39	—	—	—	—

Other Financial Data:
EBITDA (unaudited) (b)	$99.2	$90.2	$118.0	$97.4	$85.6	$73.5	$63.0
Adjusted EBITDA (unaudited) (b)	123.3	93.9	125.2	99.6	90.2	74.3	61.6
Net cash provided by operating activities	89.7	105.3	132.7	96.3	94.3	71.9	60.6
Net cash used in investing activities	518.2	238.1	(328.3)	(165.2)	(54.7)	(52.8)	(106.6)
Net cash provided by (used in) financing activities	429.7	132.8	195.6	68.9	(43.2)	(18.4)	48.9
Maintenance capital expenditures (c) (unaudited)	2.9	3.3	4.5	5.0	1.6	0.9	0.2

Other Operating Data (unaudited):
Natural gas storage capacity (Bcf)	41.0	41.0	41.0	41.0	39.5	32.5	32.5
% of total revenue (excluding US Salt revenue) generated from firm contracts	95%	89%	89%	94%	98%	96%	98%

	Nine Months Ended June 30,		Year Ended September 30,
	2013	2012	2012	2011	2010	2009	2008
	(in millions, except unit and per unit data)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA:
Net income	$8.7	$52.0	$65.7	$53.5	$43.2	$38.1	$38.3
Depreciation and amortization	66.3	37.5	50.5	43.9	42.4	35.4	24.7
Interest expense, net	24.2	0.7	1.8	—	—	—	—

EBITDA (b)	$99.2	$90.2	$118.0	$97.4	$85.6	$73.5	$63.0
Long-term incentive and equity compensation expense	17.2	3.1	6.5	1.8	3.5	0.8	0.5
(Gain) loss on disposal of assets	0.6	—	—	—	0.9	—	(1.9)
Reimbursement of certain costs by Inergy, L.P.	1.2	—	—	—	—	—	—
Transaction costs	5.1	0.6	0.7	0.4	0.2	—	—

Adjusted EBITDA (b)	$123.3	$93.9	$125.2	$99.6	$90.2	$74.3	$61.6

Reconciliation of Net Cash Provided by Operating Activities to EBITDA and Adjusted EBITDA:
Net cash provided by operating activities	$89.7	$105.3	$132.7	$96.3	$94.3	$71.9	$60.6
Net changes in working capital balances	8.2	(12.2)	(9.2)	1.1	(7.8)	1.6	0.5
Amortization of deferred financing costs	(5.1)	(0.5)	(0.8)	—	—	—	—
Interest expense, net	24.2	0.7	1.8	—	—	—	—
Long-term incentive and equity compensation expense	(17.2)	(3.1)	(6.5)	—	—	—	—
Gain (loss) on disposal of assets	(0.6)	—	—	—	(0.9)	—	1.9

EBITDA (b)	$99.2	$90.2	$118.0	$97.4	$85.6	$73.5	$63.0
Long-term incentive and equity compensation	17.2	3.1	6.5	1.8	3.5	0.8	0.5
(Gain) loss on disposal of assets	0.6	—	—	—	0.9	—	(1.9)
Reimbursement of certain costs by Inergy, L.P.	1.2	—	—	—	—	—	—
Transaction costs	5.1	0.6	0.7	0.4	0.2	—	—

Adjusted EBITDA (b)	$123.3	$93.9	$125.2	$99.6	$90.2	$74.3	$61.6

(a)	No units were outstanding during periods prior to 2012, the year in which Inergy Midstream effected its initial public offering.
(b)	EBITDA is defined as income before income taxes, plus net interest expense, early extinguishment of debt and depreciation and amortization expense. As indicated in the table, Adjusted EBITDA represents EBITDA excluding long-term incentive and equity compensation expenses, the gain or loss on the disposal of assets, reimbursement of certain costs by NRGY and transaction costs. NRGY is required to reimburse the Company for certain costs under the terms of the Omnibus Agreement entered into on December 31, 2011 in conjunction with its initial public offering. Transaction costs are third party professional fees and other costs that are incurred in conjunction with closing a transaction. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, income before income taxes, cash flows from operating activities, or any other measure of financial performance calculated in accordance with generally accepted accounting principles as those items are used to measure operating performance, liquidity or the ability to service debt obligations. Inergy Midstream’s management believes that EBITDA provides additional information for evaluating our ability to make the quarterly distribution and is presented solely as a supplemental measure. Inergy Midstream’s management believes that Adjusted EBITDA provides additional information for evaluating our financial performance without regard to our financing methods, capital structure and historical cost basis. EBITDA and Adjusted EBITDA, as defined by Inergy Midstream, may not be comparable to EBITDA and Adjusted EBITDA or similarly titled measures used by other corporations or partnerships.
(c)	Maintenance capital expenditures are defined as those capital expenditures that do not increase operating capacity or revenues from existing levels.

Ratio of Earnings to Fixed Charges of Inergy Midstream

The following table sets forth Inergy Midstream’s ratio of earnings to fixed charges for the periods presented:

	For the Nine Months Ending June 30,	Year Ended September 30,
	2013	2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges (1)	1.23x	9.41x	6.16x	6.74x	6.49x	16.70x

(1)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest on all indebtedness and the amortization of deferred financing costs and interest associated with operating leases.

Selected Historical Consolidated Financial Data of Crestwood

The following historical consolidated financial data as of and for each of the years ended December 31, 2012, 2011, 2010, 2009 and 2008 are derived from Crestwood’s audited consolidated financial statements. The following selected historical condensed consolidated financial data as of and for the six months ended June 30, 2013 and 2012 are derived from Crestwood’s unaudited consolidated financial statements. You should read the following data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto for the year ended December 31, 2012 included in the Current Report on Form 8-K dated May 10, 2013 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011	2010 (a)	2009	2008
	(in thousands, except unit and per unit data)
Statement of Income Data:
Operating revenues	$143,515	$108,962	$239,463	$205,820	$113,590	$95,881	$76,084
Operating income	37,140	33,701	75,860	73,871	47,872	43,408	37,151
Income before income taxes	14,505	17,181	40,095	46,254	34,322	34,890	28,725
Net income from continuing operations	13,828	16,603	38,889	45,003	34,872	34,491	28,472
Loss from discontinued operations	—	—	—	—	—	(1,992)	(2,330)
Net income	13,828	16,603	38,889	45,003	34,872	32,499	26,142

Performance Measures:
Basic income per unit:
From continuing operations per limited partner unit	$0.06	$0.21	$0.37	$1.00	$1.11	$1.38	$1.17
Net income from continuing operations per limited partner unit	$0.06	$0.21	$0.37	$1.00	$1.11	$1.30	$1.07
Diluted income per unit:
From continuing operations per limited partner unit	$0.06	$0.21	$0.37	$1.00	$1.03	$1.25	$1.03
Net income from continuing operations per limited partner unit	$0.06	$0.21	$0.37	$1.00	$1.03	$1.18	$0.95
Distributions declared per limited partner unit (b)	$0.51	$0.50	$2.02	$1.87	$1.66	$1.52	$1.39
Volumes gathered (MMcf)	178,041	130,080	301,061	208,146	125,317	93,955	70,617
Volumes processed (MMcf)	39,944	26,529	63,264	52,613	46,660	54,386	56,225
Volumes compressed (MMcf)	50,157	—	—	—	—	—	—

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011	2010 (a)	2009	2008
	(in thousands, except unit and per unit data)
Reconciliation of Net Income to EBITDA and Adjusted EBITDA (c):
Net income from continuing operations	$13,828	$16,603	$38,889	$45,003	$34,872	$34,491	$28,472
Depreciation, amortization and accretion	35,061	24,341	51,908	33,812	22,359	20,829	13,131
Interest and debt expense	22,635	16,520	35,765	27,617	13,550	8,519	8,437
Income tax expense (benefit)	677	578	1,206	1,251	(550)	399	253

EBITDA (d)	$72,201	$58,042	$127,768	$107,683	$70,231	$64,238	$50,293
Expenses associated with significant items	5,517	2,346	4,697	3,385	6,318	—	—
Gain from exchange of property, plant and equipment	—	—	—	(1,106)	—	—	—

Adjusted EBITDA (e)	$77,718	$60,388	$132,465	$109,962	$76,549	$64,238	$50,293

Balance Sheet Data:
Total current assets	$54,385	$48,870	$50,363	$41,970	$25,736	$2,268	$2,805
Property, plant and equipment, net	1,016,770	842,071	939,846	746,045	531,371	482,497	441,863
Total non-current assets	1,625,545	1,368,254	1,560,106	984,922	544,891	485,356	499,801
Total assets	1,679,930	1,417,124	1,610,469	1,026,892	570,627	487,624	502,606
Total current liabilities	79,060	42,058	48,514	43,295	18,493	14,457	27,899
Long-term debt	778,944	580,950	685,161	512,500	283,504	125,400	174,900
Other long-term obligations (f)	15,934	16,572	17,185	15,474	9,877	62,930	184,599
Partners’ capital	805,992	777,544	859,609	455,623	258,753	284,837	115,208
Book value per unit	$13.17	$17.56	$17.43	$11.29	$8.17	$10.07	$4.36

(a)	In January 2010, Crestwood acquired from Quicksilver Resources Inc. (“Quicksilver”) certain midstream assets consisting of a gathering system and a compression facility, an amine treating facility and a dehydration facility in northern Tarrant and southern Denton Counties, Texas. Crestwood refers to these assets collectively as the “Alliance Assets” and the acquisition as the “Alliance Acquisition.” Due to Quicksilver’s control of Crestwood through its ownership of CMLP GP at the time of the Alliance Acquisition, the Alliance Acquisition is considered a transfer of net assets between entities under common control. As a result, Crestwood was required to revise its financial statements to include the financial results and operations of the Alliance Assets. As such, the selected financial data gives retroactive effect to the Alliance Acquisition as if Crestwood owned the Alliance Assets since August 8, 2008, the date on which Quicksilver acquired the Alliance Assets.
(b)	Reported amounts include the fourth quarter distribution, which was paid in the first quarter of the subsequent year.
(c)	Crestwood’s management believes that EBITDA and Adjusted EBITDA are widely accepted financial indicators of a company’s operational performance and its ability to incur and service debt, fund capital expenditures and make distributions. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so Crestwood’s computation may not be comparable to measures used by other companies.
(d)	Defined as net income plus interest and debt expense, income tax provision, and depreciation, amortization and accretion expense.

(e)	Defined as EBITDA adjusted for the impact of certain significant items, such as third party costs incurred related to potential and completed acquisitions and other transactions identified in a specific reporting period.
(f)	Other long-term obligations include capital leases, asset retirement obligations, deferred income taxes and obligations to Quicksilver Resources, Inc. prior to October 1, 2010.

Ratio of Earnings to Fixed Charges of Crestwood

The following table sets forth Crestwood’s ratio of earnings to fixed charges for the periods presented:

	For the Six Months Ended June 30, 2013	Year Ended December 31,
		2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges (1)	1.6x	2.0x	2.5x	3.5x	4.8x	3.6x

(1)	For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of pretax income from continuing operations plus fixed charges (excluding capitalized interest). “Fixed charges” represents interest incurred (whether expenses or capitalized), amortization of debt expense and that portion of rental expense on operating leases deemed to be the equivalent of interest.

Selected Unaudited Pro Forma Condensed Combined Consolidated Financial Information

The following selected unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2013 reflects the merger as if it occurred on June 30, 2013. The unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2012 and the six months ended June 30, 2013 reflect the merger as if it occurred on January 1, 2012.

The following selected unaudited pro forma condensed combined consolidated financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the combined partnership’s condensed consolidated financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined consolidated financial information does not purport to project the future financial position or operating results of the combined partnership. Future results may vary significantly from the results reflected because of various factors. The following selected unaudited pro forma condensed combined consolidated financial information should be read in conjunction with the section entitled “Unaudited Pro Forma Condensed Combined Consolidated Financial Information” and related notes included in this proxy statement/prospectus.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet Data as of June 30, 2013 (in millions)

	Historical
	Crestwood	Inergy Midstream	Pro Forma Adjustments	Inergy Midstream Pro Forma
Total assets	$1,679.9	$1,461.5	$1,797.9	$4,939.3

Long-term debt, less current portion	778.9	735.0	57.9	1,571.8
Total liabilities	873.9	756.2	57.9	1,688.0
Total partners’ capital	806.0	705.3	1,740.0	3,251.3

Total liabilities and partners’ capital	$1,679.9	$1,461.5	$1,797.9	$4,939.3

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations Data for the Year Ended December 31, 2012 (in millions, except for per unit data)

	Historical
	Crestwood	Inergy Midstream (1)	Rangeland Acquisition (3)	Inergy Midstream Pro Forma	Pro Forma Adjustments	Inergy Midstream, As Further Adjusted
Operating revenues	$239.5	$189.8	$3.4	$193.2	$—	$432.7
Net income (loss)	$38.9	$65.7	$(61.5)	$4.2	$11.9	$55.0

Total limited partners’ interest in net income (loss)	$16.7	$43.1	$(61.5)	$(18.4)	$11.9	$10.2

Net income (loss) per limited partner unit:
Basic	$0.37	$0.58		$(0.21)		$0.07

Diluted	$0.37	$0.58		$(0.21)		$0.07

Distributions declared per limited partner unit (2)	$2.02	$1.18				$1.22

(1)	Inergy Midstream financial information is for the fiscal year ended September 30, 2012.
(2)	Cash distributions declared represent distributions declared associated with each calendar year. Distributions are declared and paid within 45 days following the close of each quarter. Cash distributions paid represent cash payments for distributions during each of the periods presented. Cash distributions declared/paid reflect the distribution decisions made by the Crestwood Board of Directors and the board of directors of NRGM GP at their respective quarterly board meetings. As such, these pro forma calculations are not necessarily indicative of the distribution decision that the Crestwood Board of Directors and the board of directors of NRGM GP would have made had the merger been completed at December 31, 2012. For comparison to the historical Crestwood per unit data, the pro forma data should be multiplied by the 1.0700 conversion ratio.
(3)	Financial information has been adjusted to include the results of Rangeland Energy, LLC (“Rangeland”), which was acquired by Inergy Midstream on December 7, 2012, as if it had been owned by Inergy Midstream for the entire twelve month period.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations Data for the Six Months Ended June 30, 2013 (in millions, except for per unit data)

	Historical
	Crestwood	Inergy Midstream	Pro Forma Adjustments	Inergy Midstream Pro Forma
Operating revenues	$143.5	$134.3	$—	$277.8
Net income	$13.8	$2.2	$8.9	$24.9

Total limited partners’ interest in net income	$3.4	$(2.6)	$8.9	$9.7

Net income per limited partner unit:
Basic	$0.06	$(0.03)		$0.06

Diluted	$0.06	$(0.03)		$0.06

Distributions declared per limited partner unit	$1.02	$0.80		$0.86

Unaudited Comparative Per Limited Partner Unit Information

The table below sets forth historical and unaudited pro forma combined per limited partner unit information of Inergy Midstream and Crestwood.

Historical Per Limited Partner Unit Information of Inergy Midstream and Crestwood

The historical per limited partner unit information of Inergy Midstream and Crestwood set forth in the table below is derived from the unaudited consolidated financial statements as of and for the six months ended June 30, 2013 and the audited consolidated financial statements as of and for the year ended September 30, 2012 for Inergy Midstream and from the unaudited consolidated financial statements as of and for the six months ended June 30, 2013 and the audited consolidated financial statements as of and for the year ended December 31, 2012 for Crestwood.

Pro Forma Combined Per Limited Partner Unit Information of Inergy Midstream

The unaudited pro forma combined per limited partner unit information of Inergy Midstream set forth in the table below gives effect to the merger under the purchase method of accounting, as if the merger had been effective on January 1, 2012, in the case of income from continuing operations per limited partner unit and cash distributions data, and September 30, 2012, in the case of book value per limited partner unit data, and, in each case, assuming that 1.0700 Inergy Midstream common units have been issued in exchange for each outstanding Crestwood common unit and Class D unit in accordance with the merger agreement. The unaudited pro forma combined per limited partner unit information of Inergy Midstream is derived from the unaudited consolidated financial statements as of and for the three months ended December 31, 2012, the unaudited consolidated financial statements as of and for the nine months ended June 30, 2013, the audited consolidated financial statements as of and for the year ended September 30, 2012 for Inergy Midstream and the unaudited Rangeland Energy LLC financial statements as of and for the nine months ended September 30, 2012, and from the unaudited consolidated financial statements as of and for the six months ended June 30, 2013 and the audited consolidated financial statements as of and for the year ended December 31, 2012 for Crestwood.

General

You should read the information set forth below in conjunction with the selected historical financial information of Inergy Midstream and Crestwood included elsewhere in this proxy statement/prospectus and the historical financial statements and related notes of Inergy Midstream and Crestwood that are incorporated into this proxy statement/prospectus by reference. See “—Selected Historical Consolidated Financial Data of Inergy Midstream,” “—Selected Historical Consolidated Financial Data of Crestwood” and “Where You Can Find More Information.”

The accounting for an acquisition of a business is based on the authoritative guidance for business combinations. Purchase accounting requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the date the merger is completed. The allocation of the purchase price is dependent upon certain valuations of Inergy Midstream’s assets and liabilities and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments reflect the assets and liabilities of Inergy Midstream at their preliminary estimated fair values. Differences between these preliminary estimates and the final purchase accounting will occur, and these differences could have a material impact on the unaudited pro forma combined per limited partner unit information set forth in the following table.

The unaudited pro forma per unit information of Inergy Midstream does not purport to represent the actual results of operations that Inergy Midstream would have achieved or distributions that would have been declared had the companies been combined during these periods or to project the future results of operations that Inergy Midstream may achieve or the distributions it may pay after the merger.

	As of and for the Six Months Ended June 30, 2013		As of and for the Year Ended September 30, 2012 (1)
Historical—Inergy Midstream
Income (loss) from continuing operations per limited partner unit—basic and diluted	$(0.03)		$(0.21)
Distribution per limited partner unit declared for the period	0.80	(2)	1.18
Book value per limited partner unit	8.21		9.03

	As of and for the Six Months Ended June 30, 2013	As of and for the Year Ended December 31, 2012
Historical—Crestwood
Income from continuing operations per limited partner unit—basic and diluted	$0.06	$0.37
Distribution per limited partner unit declared for the period	1.02	2.02
Book value per limited partner unit	13.17	17.43

Pro Forma Combined (3)
Income (loss) from continuing operations per limited partner unit—basic and diluted	$0.06	$0.07
Distribution per limited partner unit declared for the period (4)	0.86	1.22
Book value per limited partner unit	$21.61	N/A

(1)	Financial information has been adjusted to include the results of Rangeland, which was acquired by Inergy Midstream on December 7, 2012, as if it had been owned by Inergy Midstream for the entire twelve month period.
(2)	Amount of distribution per limited partner unit has been rounded. Inergy Midstream distributed $0.795 per limited partner unit for the six months ended June 30, 2013.
(3)	Financial information for Inergy Midstream is for the year ended September 30, 2012.
(4)	Cash distributions declared represent distributions declared associated with each calendar year. Distributions are declared and paid within 45 days following the close of each quarter. Cash distributions paid represent cash payments for distributions during each of the periods presented. Cash distributions declared/paid reflect the distribution decisions made by the Crestwood Board of Directors and the board of directors of NRGM GP at their respective quarterly board meetings. As such, these pro forma calculations are not necessarily indicative of the distribution decision that the Crestwood Board of Directors and the board of directors of NRGM GP would have made had the merger been completed at December 31, 2012. For comparison to the historical Crestwood per unit data, the pro forma data should be multiplied by the 1.0700 conversion ratio.

Comparative Unit Prices and Distributions

Inergy Midstream common units are currently listed on the NYSE under the ticker symbol “NRGM.” The table below sets forth the range of high and low sales prices of the Inergy Midstream common units, as reported by the NYSE, as well as the amount of cash distributions declared per Inergy Midstream common unit, for the periods indicated.

Inergy Midstream

Quarters Ended	High	Low	Cash Distribution Per Unit
September 30, 2013 (through September 3, 2013)	$25.60	$22.03	$	N/A	(1)
June 30, 2013	26.01	21.03		0.400
March 31, 2013	24.79	22.27		0.395
December 31, 2012	24.66	21.15		0.390
Fiscal 2012:
September 30, 2012	$23.60	$21.05		$0.385
June 30, 2012	21.75	19.07		0.380
March 31, 2012	22.15	18.69		0.370
December 31, 2011 (2)	18.95	17.65		0.040

(1)	Inergy Midstream expects to declare and pay a cash distribution for the fourth quarter of fiscal 2013 within 45 days following the end of that quarter.
(2)	Includes the period beginning December 21, 2011 (the closing date of Inergy Midstream’s initial public offering) through December 31, 2011. Accordingly, the $0.04 cash distribution per unit corresponds to a pro-rated quarterly distribution per unit of $0.37.

Crestwood

Crestwood common units are currently listed on the NYSE under the ticker symbol “CMLP.” The table below sets forth the range of high and low sales prices of the Crestwood common units, as reported by the NYSE, as well as the amount of cash distributions declared per Crestwood common unit for the periods indicated.

Quarters Ended	High	Low	Cash Distribution Per Unit
September 30, 2013 (through September 3, 2013)	$28.37	$24.74	$	N/A
June 30, 2013	26.00	23.24		0.51
March 31, 2013	26.75	21.95		0.51
Fiscal 2012:
December 31, 2012	$24.50	$19.90		$0.51
September 30, 2012	29.12	22.11		0.51
June 30, 2012	29.24	24.13		0.50
March 31, 2012	32.45	27.50		0.50
Fiscal 2011:
December 31, 2011	$32.58	$22.00		$0.49
September 30, 2011	28.15	21.72		0.48
June 30, 2011	33.00	26.50		0.46
March 31, 2011	31.78	27.00		0.44

The following table presents per unit closing prices for Inergy Midstream common units and Crestwood common units on May 3, 2013, the last trading day before the public announcement of the merger agreement, and on September 3, 2013, the last practicable trading day before the date of this proxy statement/prospectus. This table also presents the equivalent market value per Crestwood common unit on such dates. The equivalent market value per Crestwood common unit has been determined by multiplying the closing prices of Inergy Midstream common units on those dates by the exchange ratio of 1.0700, plus the $1.03 per unit cash payment.

	Inergy Midstream Common Units	Crestwood Common Units	Equivalent Market Value per Crestwood Common Unit
May 3, 2013	$24.55	$23.85	$27.2985
September 3, 2013	$23.33	$26.47	$25.9931

Although the exchange ratio is fixed, the market prices of Inergy Midstream common units and Crestwood common units will fluctuate prior to the consummation of the merger and the market value of the merger consideration ultimately received by Crestwood unitholders will depend on the closing price of Inergy Midstream common units on the day the merger is consummated. Thus, Crestwood unitholders will not know the exact market value of the merger consideration they will receive until the closing of the merger.

QUESTIONS AND ANSWERS

Set forth below are questions that you, as a unitholder of Crestwood Midstream Partners LP (“Crestwood”), may have regarding the merger, the adjournment proposal, the compensation proposal and the Crestwood special meeting, and brief answers to those questions. You are urged to read carefully this proxy statement/prospectus and the other documents referred to or incorporated in this proxy statement/prospectus in their entirety, including the Agreement and Plan of Merger, dated as of May 5, 2013 (as may be amended from time to time, the “merger agreement”), which is attached as Annex A to this proxy statement/prospectus, because this section may not provide all of the information that is important to you with respect to the merger and the other matters to be considered at the special meeting. You may obtain a list of the documents incorporated by reference into this proxy statement/prospectus in the section titled “Where You Can Find More Information.”

Q:	Why am I receiving this proxy statement/prospectus?

A:	Crestwood, Crestwood Gas Services GP LLC (“CMLP GP”), the general partner of Crestwood, Crestwood Holdings LLC (“Crestwood Holdings”), the parent company of CMLP GP, Inergy Midstream, L.P. (“Inergy Midstream”), NRGM GP, LLC (“NRGM GP”), the general partner of Inergy Midstream, Inergy, L.P. (“NRGY”), and Intrepid Merger Sub, LLC (“Merger Sub”), a wholly-owned subsidiary of Inergy Midstream, have entered into the merger agreement that provides for the merger of Crestwood and Merger Sub pursuant to the terms described in this proxy statement/prospectus. In order to complete the merger, among other conditions, the Crestwood unitholders must approve the proposal to approve the merger agreement. Crestwood is holding a special meeting of its unitholders to obtain such unitholder approval. Crestwood unitholders will also be asked to approve, on an advisory (non-binding) basis, the compensation payments that will or may be paid by Crestwood to its named executive officers in connection with the merger.

This document is being delivered to you as both a proxy statement of Crestwood and a prospectus of Inergy Midstream in connection with the merger. It is the proxy statement by which the board of directors of CMLP GP (the “Crestwood Board of Directors”) is soliciting proxies from you to vote on the approval of the merger agreement at the special meeting or at any adjournment or postponement of the special meeting. It is also the prospectus by which Inergy Midstream will issue Inergy Midstream common units to you in the merger.

Q:	What will happen in the merger?

A:	In the merger, Merger Sub, a wholly-owned subsidiary of Inergy Midstream that was formed solely for the purpose of the merger, will be merged with and into Crestwood. Crestwood will be the surviving entity in the merger and will be a wholly-owned subsidiary of Inergy Midstream following completion of the merger. See the section titled “Special Factors—Effect of the Merger” of this proxy statement/prospectus.

Q:	What will I receive in the merger?

A:	If the merger is completed, (i) each outstanding Crestwood common unit owned by Crestwood unitholders other than the Crestwood Affiliated Entities will be converted automatically into the right to receive (A) an amount of cash equal to $1.03 and (B) 1.0700 Inergy Midstream common units and (ii) each outstanding Crestwood common unit and each Class D unit owned by the Crestwood Affiliated Entities will be converted into the right to receive only 1.0700 Inergy Midstream common units.

Based on the closing price for Inergy Midstream common units on the NYSE on May 3, 2013, the last trading day before the public announcement of the merger agreement, the merger consideration, inclusive of the $1.03 per unit cash payment, represented approximately $27.30 in value for each Crestwood common unit held by a Crestwood unitholder other than a Crestwood Affiliated Entity. Based on the closing price of $23.33 for Inergy Midstream common units on the NYSE on September 3, 2013, the most recent practicable trading day prior to the date of this proxy statement/prospectus, the merger consideration represented, inclusive of the $1.03 per unit cash payment, approximately $25.9931 in value for each Crestwood common unit held by a Crestwood unitholder other than a Crestwood Affiliated Entity. The market price of Inergy Midstream common units will fluctuate prior to the merger, and the market price of Inergy Midstream common units when received by Crestwood unitholders after the merger is completed could be greater or less than the current market price of Inergy Midstream common units. See the section titled “Risk Factors” of this proxy statement/prospectus.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not approved by Crestwood unitholders or if the merger is not completed for any other reason, you will not receive any form of consideration for your Crestwood common units in connection with the merger. Instead, Crestwood will remain a separate public company and its common units will continue to be listed and traded on the NYSE, and you will remain a unitholder of Crestwood. If the merger agreement is terminated under specified circumstances, Crestwood may be required to pay Inergy Midstream a termination fee of $50.8 million, as described under “The Merger Agreement—Termination Fees.”

Q:	Will I continue to receive future distributions?

A:	Before completion of the merger, Crestwood expects to continue to pay its regular quarterly cash distributions on the Crestwood common units and Class D units, which currently are $0.51 per Crestwood common unit and Class D unit. However, Crestwood and Inergy Midstream will coordinate the timing of distributions leading up to the merger so that, in any quarter, a holder of Crestwood common units and Class D units will either receive distributions in respect of its Crestwood common units and Class D units or distributions in respect of Inergy Midstream common units that such holder will receive in the merger, but will not receive distributions in respect of both in that quarter. Receipt of the regular quarterly distribution will not reduce the merger consideration you receive. After completion of the merger, you will be entitled only to distributions on any Inergy Midstream common units you hold as of any applicable distribution record date.

Q:	When do you expect to complete the merger?

A:	Crestwood and Inergy Midstream are working towards completing the merger promptly. Crestwood and Inergy Midstream currently expect to complete the merger in the third quarter of 2013, subject to receipt of Crestwood unitholder approval and the satisfaction of other customary closing conditions. However, no assurance can be given as to when, or if, the merger will occur.

Q:	What am I being asked to vote on and what vote is required for each proposal?

A:	Crestwood’s unitholders are being asked to vote on the following proposals at the special meeting:

•	Proposal 1: to approve the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus;

•

Proposal 2: to approve the adjournment of the Crestwood special meeting, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement at the time of the special meeting; and

•	Proposal 3: to approve, on an advisory (non-binding) basis, the compensation payments that will or may be paid by Crestwood to its named executive officers in connection with the merger.

If a quorum is present at the meeting, the passage of Proposals 1, 2 and 3 require the affirmative vote of at least a majority of the outstanding Crestwood common units and Class D units, voting together as a single class; provided that, if a quorum is not present at the meeting, only Proposal 2 can be voted on, and would require approval by the affirmative vote of a majority of the outstanding Crestwood common units and

Class D units entitled to vote at such meeting represented either in person or by proxy, voting together as a single class. Accordingly, abstentions or broker non-votes will have the same effect as a vote “AGAINST” each proposal. We do not expect to have any broker non-votes as none of the proposals to be voted on at the Crestwood special meeting are discretionary.

Q:	Do the Crestwood Board of Directors and the Crestwood Conflicts Committee recommend that unitholders approve Proposal 1?

A:	Yes.

The Crestwood Board of Directors has determined that the merger is fair to, and in the best interests of, Crestwood and its unitholders, and has approved the merger agreement and the merger. In addition, the conflicts committee of the Crestwood Board of Directors (the “Crestwood Conflicts Committee”) has determined that the merger and the merger agreement are fair and reasonable to the Crestwood unitholders other than the Crestwood Affiliated Entities and that the merger agreement is in the best interests of the Crestwood unitholders other than the Crestwood Affiliated Entities, and has unanimously approved the merger and the merger agreement (which approval constituted “Special Approval” under the Crestwood partnership agreement).

Therefore, the Crestwood Board of Directors and the Crestwood Conflicts Committee recommend that you vote “FOR” the proposal to approve the merger agreement at the special meeting. See the section titled “Special Factors—Recommendations of the Crestwood Board of Directors and the Crestwood Conflicts Committee and Reasons for the Merger; Fairness of the Merger” of this proxy statement/prospectus.

Q:	Does the Crestwood Board of Directors recommend that unitholders approve Proposal 2 and Proposal 3?

A:	Yes.

The Crestwood Board of Directors recommends that you vote “FOR” the proposal to adjourn the Crestwood special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement at the time of the Crestwood special meeting. See the section titled “Proposal 2: Adjournment of the Crestwood Special Meeting” of this proxy statement/prospectus.

The Crestwood Board of Directors also recommends that you vote “FOR” (on an advisory (non-binding) basis) the proposal to approve the compensation payments that will or may be paid by Crestwood to its named executive officers in connection with the merger. See the section titled “Proposal 3: Advisory Vote on Compensation” of this proxy statement/prospectus.

Q:	What constitutes a quorum for the special meeting?

A:	The presence of holders of at least a majority of the outstanding Crestwood common units and Class D units, voting together as a single class, represented in person or by proxy, constitutes a quorum for the special meeting.

Q:	When is this proxy statement/prospectus being mailed?

A:	This proxy statement/prospectus and the proxy card are first being sent to Crestwood unitholders on or about September 6, 2013.

Q:	Who is entitled to vote at the special meeting?

A:	All holders of Crestwood common units and Class D units who held units as of the close of business on the record date for the special meeting (August 8, 2013) are entitled to receive notice of and to vote at the special meeting. Each Crestwood common unit is entitled to one vote and each Class D unit is entitled to one vote.

Q:	When and where is the special meeting?

A:	The special meeting will be held at 1111 Louisiana Street, 44th Floor, Houston, Texas 77002, on October 4, 2013 at 10:00 a.m., local time.

Q:	Who may attend the special meeting?

A:	Crestwood unitholders (or their authorized representatives) and Crestwood’s invited guests may attend the special meeting. All attendees should be prepared to present government-issued photo identification (such as a driver’s license or passport) for admittance.

Q:	How do I vote my units at the special meeting?

A:	If you are entitled to vote at the Crestwood special meeting and hold Crestwood common units or Class D units in your own name, you can submit a proxy or vote in person by completing a ballot at the special meeting. However, Crestwood encourages you to submit a proxy before the special meeting even if you plan to attend the special meeting. A proxy is a legal designation of another person to vote your units on your behalf. If you hold units in your own name, you may submit a proxy for your units by:

•	calling the toll-free number specified on the enclosed proxy card and following the instructions when prompted;

•	accessing the Internet website specified on the enclosed proxy card and following the instructions provided to you; or

•	filling out, signing and dating the enclosed proxy card and mailing it in the prepaid envelope included with these proxy materials.

If you submit a proxy by telephone or the Internet website, please do not return your proxy card by mail. See the response to the next question for how to vote units held through a broker or other nominee.

Q:	If my units are held in “street name” by my broker, will my broker automatically vote my units for me?

A:	No. If your units are held in an account at a broker or through another nominee, you must instruct the broker or other nominee on how to vote your units by following the instructions that the broker or other nominee provides to you with these materials. Most brokers offer the ability for unitholders to submit voting instructions by mail by completing a voting instruction card, by telephone and via the Internet.

If you do not provide voting instructions to your broker, your units will not be voted on any proposal. This is called a “broker non-vote.” In these cases, the broker or other nominee can register your units as being present at the special meeting for purposes of determining a quorum, but will not be able to vote your units. Under the current rules of the NYSE, brokers do not have discretionary authority to vote on any of the proposals. A broker non-vote will have the same effect as a vote “AGAINST” approval of the merger agreement, the proposal to adjourn the Crestwood special meeting, if necessary, and the compensation proposal. We do not expect to receive any broker non-votes as none of the proposals to be voted on at the Crestwood special meeting are discretionary.

If you hold units through a broker or other nominee and wish to vote your units in person at the special meeting, you must obtain a proxy from your broker or other nominee and present it to the inspector of election with your ballot when you vote at the special meeting.

Q:	How will my units be represented at the special meeting?

A:	If you submit your proxy by telephone, the Internet website or by signing and returning your proxy card, the officers named in your proxy card will vote your units in the manner you requested if you correctly submitted your proxy. If you sign your proxy card and return it without indicating how you would like to vote your units, your proxy will be voted as the Crestwood Board of Directors and the Crestwood Conflicts Committee recommend.

Q:	Is my vote important?

A:	Yes, your vote is very important. The approval of the proposal to approve the merger agreement by Crestwood unitholders is a condition to the obligations of Crestwood and Inergy Midstream to complete the merger. If you do not submit a proxy or vote in person at the special meeting, it will be more difficult for Crestwood to obtain the necessary quorum to hold the special meeting. In addition, an abstention or your failure to submit a proxy or to vote in person will have the same effect as a vote “AGAINST” the approval of the merger agreement. If you hold your units through a broker or other nominee, your broker or other nominee will not be able to cast a vote on the approval of the merger agreement without instructions from you. The Crestwood Board of Directors and the Crestwood Conflicts Committee recommend that you vote “FOR” the approval of the merger agreement.

Q:	Can I revoke my proxy or change my voting instructions?

A:	Yes. You may revoke your proxy and/or change your vote at any time before your proxy is voted at the special meeting. If you are a unitholder of record, you can do this by:

•

sending a written notice stating that you revoke your proxy to Crestwood at 700 Louisiana Street, Suite 2060, Houston, Texas 77002, Attn: Secretary, which bears a date later than the date of the proxy and is received prior to the special meeting;

•	submitting a valid, later-dated proxy by mail, telephone or Internet that is received prior to the special meeting; or

•	attending the special meeting and voting by ballot in person (your attendance at the special meeting will not, by itself, revoke any proxy that you have previously given).

If you hold your Crestwood common units through a broker or other nominee, you must follow the directions you receive from your broker or other nominee in order to revoke your proxy or change your voting instructions.

Q:	What happens if I sell my units after the record date but before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be completed. If you sell or otherwise transfer your Crestwood common units or Class D units after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting. However, you will not have the right to receive the merger consideration to be received by Crestwood’s unitholders in the merger. In order to receive the merger consideration, you must hold your units through completion of the merger.

Q:	What do I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials for the special meeting, including multiple copies of this proxy statement/prospectus, proxy cards and/or voting instruction forms. This can occur if you hold your units in more than one brokerage account, if you hold units directly as a record holder and also in “street name,” or otherwise through a nominee, and in certain other circumstances. If you receive more than one set of voting materials, each should be voted and/or returned separately in order to ensure that all of your units are voted.

Q:	Am I entitled to appraisal rights if I vote against the approval of the merger agreement?

A:	No. Appraisal rights are not available in connection with the merger under the DRULPA or under the Crestwood partnership agreement.

Q:	What are the expected U.S. federal income tax consequences to a Crestwood common unitholder as a result of the transactions contemplated by the merger agreement?

A:	Under current law, it is anticipated that for U.S. federal income tax purposes, no income, gain, or loss will be recognized by a Crestwood common unitholder solely as a result of the merger, other than an amount of income, gain, or loss (i) due to any decrease in a Crestwood common unitholder’s share of partnership liabilities pursuant to Section 752 of the Internal Revenue Code or (ii) as a result of any expense reimbursements, fractional unit payments or other cash payments to be received pursuant to the merger agreement.

Please read “Risk Factors—Risk Factors Relating to the Merger” and “Material U.S. Federal Income Tax Consequences of the Merger—Tax Consequences of the Merger to Crestwood and Its Unitholders.”

Q:	Under what circumstances could the merger result in a Crestwood common unitholder recognizing taxable income or gain?

A:	As a result of the merger, Crestwood unitholders who receive Inergy Midstream common units will become limited partners of Inergy Midstream for U.S. federal income tax purposes and will be allocated a share of Inergy Midstream’s nonrecourse liabilities. Each Crestwood unitholder will be treated as receiving a deemed cash distribution equal to the excess, if any, of such unitholder’s share of nonrecourse liabilities of Crestwood immediately before the merger over such unitholder’s share of nonrecourse liabilities of Inergy Midstream immediately following the merger. If the amount of the deemed cash distribution received by a Crestwood unitholder exceeds the unitholder’s basis in his Crestwood common units, such unitholder will recognize gain in an amount equal to such excess. Inergy Midstream and Crestwood do not expect any Crestwood unitholders to recognize gain in this manner.

To the extent holders of Crestwood common units receive cash in the merger, a portion of the cash, $0.304 per unit, may be ordinary income and the remaining cash should be deemed to be received by Crestwood as a tax-free reimbursement of preformation expenditures followed by its distribution to holders of Crestwood common units other than the Crestwood Affiliated Entities.

For additional information, please read “Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	What are the expected U.S. federal income tax consequences for a Crestwood common unitholder of the ownership of Inergy Midstream common units after the merger is completed?

A:	Each Crestwood unitholder who becomes an Inergy Midstream unitholder as a result of the merger will, as is the case for existing Inergy Midstream common unitholders, be required to report on its U.S. federal income tax return such unitholder’s distributive share of Inergy Midstream’s income, gains, losses, deductions and credits. In addition to U.S. federal income taxes, such a holder will be subject to other taxes, including state and local income taxes, unincorporated business taxes, and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which Inergy Midstream conducts business or owns property or in which the unitholder is resident. Please read “Material U.S. Federal Income Tax Consequences of Inergy Midstream Unit Ownership.”

Q:	Assuming the merger closes before December 31, 2013, how many Schedule K-1s will I receive if I am a Crestwood common unitholder?

A:	You will receive two Schedule K-1s, one from Crestwood, which will describe your share of Crestwood’s income, gain, loss and deduction for the period prior to effectiveness of the merger, and one from Inergy Midstream, which will describe your share of Inergy Midstream’s income, gain, loss and deduction for the period after the effective time.

At the effective time, Crestwood will be treated as a terminated partnership under Section 708 of the Internal Revenue Code. Therefore, as a result of the merger, Crestwood’s taxable year will end as of the date of the merger, and Crestwood will be required to file a final U.S. federal income tax return for the taxable year ending on the date the merger is effective. Crestwood expects to furnish a Schedule K-1 to each Crestwood unitholder, and Inergy Midstream expects to furnish a Schedule K-1 to each Inergy Midstream unitholder, within 90 days of the closing of NRGY’s taxable year on December 31, 2013.

Q:	What do I need to do now?

A:	Carefully read and consider the information contained in and incorporated by reference into this proxy statement/prospectus, including its annexes. Then, please vote your Crestwood common units or Class D units, as applicable, which you may do by:

•	submitting your proxy by telephone or via the Internet by following the instructions included on your proxy card;

•	completing, dating, signing and returning the enclosed proxy card in the accompanying postage-paid envelope; or

•	attending the special meeting and voting by ballot in person.

If you hold units through a broker or other nominee, please instruct your broker or nominee to vote your units by following the instructions that the broker or nominee provides to you with these materials.

Q:	Should I send in my unit certificates now?

A:	No. Crestwood unitholders should not send in their unit certificates at this time. After completion of the merger, Inergy Midstream’s exchange agent will send you a letter of transmittal and instructions for exchanging your Crestwood common units and Class D units for the applicable merger consideration. Unless you specifically request to receive Inergy Midstream unit certificates, the Inergy Midstream common units you receive in the merger will be issued in book-entry form.

Q:	How can I find more information about Crestwood and Inergy Midstream?

A.	You can find more information about Crestwood and Inergy Midstream from various sources described in the section entitled “Where You Can Find More Information.”

Q:	Whom should I call with questions about the special meeting?

A:	Crestwood unitholders should call Georgeson Inc. (“Georgeson”), Crestwood’s proxy solicitor, toll-free at (866) 219-9786 with any questions about the merger or the special meeting, or to obtain additional copies of this proxy statement/prospectus, proxy cards or voting instruction forms.

SPECIAL FACTORS

This section of the proxy statement/prospectus describes the material aspects of the merger and certain special factors concerning the merger with which you should be aware. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the documents incorporated herein by reference, including the full text of the merger agreement (which is attached as Annex A), for a more complete understanding of the merger. In addition, important business and financial information about each of Inergy Midstream and Crestwood is included in or incorporated into this proxy statement/prospectus by reference. See “Where You Can Find More Information.”

Effect of the Merger

Upon satisfaction or waiver of the conditions set forth in the merger agreement, at the effective time, Merger Sub will merge with and into Crestwood. Crestwood will be the surviving entity as a wholly-owned subsidiary of Inergy Midstream, and the separate existence of Merger Sub will cease. Following the merger, Inergy Midstream will be the sole limited partner of the surviving entity and a new Delaware limited liability company wholly-owned by Inergy Midstream will be the sole general partner of the surviving entity. The CMLP GP general partner interest in Crestwood will be converted into a non-economic general partner interest and CMLP GP’s incentive distribution rights in Crestwood will be cancelled.

Following the merger, Inergy Midstream will own and control Crestwood and currently intends to, but is not obligated to, merge Crestwood into Inergy Midstream promptly following the merger with Inergy Midstream continuing as the surviving entity.

At the effective time, each Crestwood common unit issued and outstanding or deemed issued and outstanding immediately prior to the effective time and owned by the Crestwood unitholders other than the Crestwood Affiliated Entities will be converted into the right to receive (i) $1.03 in cash and (ii) 1.0700 Inergy Midstream common units. The Crestwood Affiliated Entities will receive only the Inergy Midstream common units in exchange for their Crestwood common units and Class D units, using the same exchange ratio.

Inergy Midstream will not issue any fractional units in the merger. Instead, each holder of Crestwood common units and Class D units that are converted pursuant to the merger agreement who otherwise would have received a fraction of an Inergy Midstream common unit will be entitled to receive, from the exchange agent appointed by Inergy Midstream, a cash payment in lieu of such fractional units equal to the product of (i) such fraction multiplied by (ii) the average of the closing price of Inergy Midstream common units on the NYSE over the five trading day period ending on the third day immediately preceding the effective time.

If the merger is completed, the Crestwood common units will be delisted from the NYSE and deregistered under the Exchange Act.

See the section titled “The Merger Agreement” for further information.

The table below sets forth the direct and indirect interests in Crestwood’s net book value or net earnings of Crestwood Holdings and the Inergy Participants prior to and immediately after the merger, based upon the net book value of Crestwood at June 30, 2013 and net income of Crestwood for the six months ended June 30, 2013.

Transaction Participants Ownership Prior to the Merger
	Limited Partners’ Interest in Limited Partners’ Net Book Value		Limited Partners’ Interest in Net Income		General Partner’s Interest in General Partner’s Net Book Value		General Partner’s Interest in Net Income
Name	$ (in thousands)%		$ (in thousands)%		$ (in thousands)%		$ (in thousands)%
Crestwood Participants (1)	341,215	42.5	1,460	42.5	3,134	100.00	10,393	100.00
Inergy Participants	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Transaction Participants Ownership Following the Merger
	Limited Partners’ Interest in Limited Partners’ Net Book Value		Limited Partners’ Interest in Net Income		General Partner’s Interest in General Partner’s Net Book Value		General Partner’s Interest in Net Income
Name	$ (in thousands)%		$ (in thousands)%		$ (in thousands)%		$ (in thousands)%
Crestwood Participants	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Inergy Participants (2)	805,992	100.00	13,828	100.00	N/A	N/A	N/A	N/A

(1)	Based upon ownership of the Crestwood Participants as of June 30, 2013. See the section titled “Crestwood Unit Ownership Information” for more information.
(2)	As a result of the merger, Crestwood will be a wholly-owned subsidiary of Inergy Midstream, CMLP GP’s general partner interest in Crestwood will be converted into a non-economic general partner interest and CMLP GP’s incentive distribution rights will be cancelled. In addition, as a result of receiving the merger consideration and based upon the number of Inergy Midstream common units currently outstanding, the Crestwood Participants will own approximately 18.50% of the common units of Inergy Midstream prior to the follow-on contribution. NRGY indirectly owns NRGM GP, the general partner of Inergy Midstream. As a result of the Precedent Transactions and prior to the follow-on contribution, the Crestwood Participants own approximately 23.0% of the common units of NRGY. Assuming that Crestwood Holdings does exercise its option to exchange Inergy Midstream common units for NRGY common units under the Follow-On Contribution Agreement, it is expected that Crestwood unitholders will hold approximately 38.2% and NRGY will hold approximately 4.7% of the aggregate number of Inergy Midstream common units outstanding after the merger (based upon the number of Inergy Midstream common units currently outstanding).

Background of the Merger

Management of Crestwood regularly reviews opportunities to enhance unitholder value. As a growth-oriented master limited partnership, Crestwood has focused on acquiring and developing natural gas gathering, processing, treating, compression, transportation, natural gas liquid and crude oil assets in and around shale basins. In recent years, Crestwood has pursued an acquisition strategy centered around diversifying and extending its geographic, customer and business profile and developing organic growth opportunities along the midstream value chain. Despite significant diversification efforts, Crestwood continued to derive a substantial portion of its revenues from a small number of key customers. Faced with this customer concentration, unprecedented competition for acquisitions and greenfield opportunities and increasing financial leverage, management of Crestwood sought to continue to diversify Crestwood’s business and pursue transactions that would provide visible long term growth potential, greater cash flow stability and an opportunity to de-leverage. During the year prior to Crestwood agreeing to enter into the proposed transactions with Inergy, Crestwood considered multiple potential alternative transactions relating to obtaining alternative financing from large financial investors in order to fund future acquisitions and development activity, including the sale of a minority interest in CMLP GP to an institutional investor in exchange for a capital commitment of at least $500 million from such investor and/or a sale of a series of preferred equity by Crestwood to an institutional investor. These alternatives were rejected by Crestwood because, unlike the transaction with Inergy, they were merely financing arrangements that, while potentially facilitating future acquisition opportunities, would not alleviate the challenges Crestwood faced and would not in themselves further Crestwood’s goals of diversifying its business and providing Crestwood long term growth potential, greater cash flow stability and an opportunity to de-leverage.

In mid-January 2013, Greenhill & Co., LLC (“Greenhill”), as financial advisor to NRGY, contacted representatives of First Reserve Management, L.P. (“First Reserve”), as well as eight other private equity parties, to gauge their interest in exploring potential strategic transactions with NRGY and Inergy Midstream (which are referred to collectively in this section as “Inergy”) and to provide to First Reserve limited summary materials regarding NRGY’s and Inergy Midstream’s financial outlook and strategic initiatives. Affiliates of First Reserve, together with management of Crestwood, own Crestwood Holdings, which indirectly owns the general partner of Crestwood and is Crestwood’s largest unitholder. The representatives of First Reserve indicated to Greenhill that Crestwood would be a logical counterparty to participate in a potential transaction with Inergy given their complementary growth strategies and assets. First Reserve subsequently contacted management of Crestwood to discuss a potential transaction.

On February 6, 2013, Greenhill sent First Reserve an indicative structure chart outlining an illustrative transaction structure for a transaction involving Crestwood and Inergy. The illustrative structure contemplated that the following steps would occur simultaneously: (i) an affiliate of First Reserve would acquire an entity that controlled the general partner of NRGY for cash, (ii) NRGY would acquire the general partner of Crestwood and related IDRs in exchange for NRGY common units and the assumption of debt, (iii) Inergy Midstream would acquire Crestwood in a unit-for-unit exchange and assume Crestwood’s debt and (iv) an affiliate of First Reserve would purchase a to be determined portion of the outstanding NRGY common units in a cash tender offer. Greenhill also requested that representatives of First Reserve and Crestwood attend a meeting in Houston, Texas on February 12, 2013 in order to discuss potential strategic options.

On February 11, 2013, Greenhill sent the group of potential private equity partners described above, including First Reserve, a process letter indicating that Greenhill had been retained to explore potential strategic alternatives for Inergy that would promote the growth of both NRGY and Inergy Midstream and invited the submission of a preliminary non-binding indication of interest regarding such a transaction, addressing at a minimum (i) a proposed purchase price per NRGY common unit and targeted level of ownership to be acquired by such private equity partner in a tender offer, assuming that prior to such acquisition NRGY had contributed its operating assets to Inergy Midstream and spun-out all or a portion of its Inergy Midstream common units to NRGY common unitholders, (ii) the proposed valuation and consideration to be paid for assets to be contributed to Inergy Midstream as part of the transaction and (iii) if contemplated by such private equity partner, the specifics of any proposal for the acquisition of ownership or control of the general partner of NRGY.

On February 12, 2013, representatives of Greenhill met with representatives of Crestwood and First Reserve. The representatives of Greenhill discussed their engagement by Inergy and indicated that John J. Sherman (“Mr. Sherman”), the Chairman, Chief Executive Officer and President of Inergy, was interested in identifying a transaction partner that would enhance NRGY’s growth potential through the contribution of assets to Inergy Midstream and bring the management experience necessary to continue Inergy’s transformation into a pure play midstream service provider and to identify and to execute on future growth opportunities.

On February 14, 2013, Mr. Phillips discussed the potential transactions for the first time with the members of the Crestwood Conflicts Committee, consisting of Philip D. Gettig, John W. Somerhalder II and Alvin Bledsoe.

On February 25, 2013, Crestwood delivered to Greenhill a letter outlining Crestwood’s non-binding indication of interest in response to the process letter received on February 11, 2013. The indication of interest proposed a merger of Crestwood and Inergy Midstream, a consolidation of both entities’ general partner interests and incentive distribution rights at NRGY and the acquisition of the general partner of NRGY by Crestwood Holdings. The indication of interest also presented structural alternatives with respect to the timing of the proposed transactions, in particular whether the merger should occur contemporaneously with or following and the consolidation of the parties’ general partner interests and incentive distribution rights at NRGY and the acquisition of the general partner of NRGY by Crestwood Holdings. Crestwood also proposed that its management team would run the combined business. Crestwood also notified Greenhill that it had retained Citigroup Global Markets Inc. (“Citi”) as its financial advisor and Simpson Thacher & Bartlett LLP (“Simpson Thacher”) as its legal advisor.

In addition to the proposal from Crestwood, Greenhill received an indication of interest from two private equity parties, one of which was dismissed quickly because one party was deemed not to have assets that would complement Inergy Midstream’s existing portfolio. Over the next three weeks, Greenhill and Inergy engaged in discussions with this other party from time to time; however, Inergy determined that Crestwood demonstrated a stronger commitment to a potential transaction, showed a greater potential ability to be a long-term partner and would successfully promote the growth of both NRGY and Inergy Midstream.

On February 27, 2013 and February 28, 2013, representatives of Greenhill and Citi discussed Crestwood’s indication of interest. The representatives of Greenhill indicated that NRGY was having discussions with multiple parties but was interested in continuing to engage in discussions with Crestwood concerning a possible business combination transaction and suggested that as a next step Mr. Phillips and Mr. Sherman should meet.

On March 4, 2013, representatives of Greenhill, Citi and First Reserve met in the Houston, Texas offices of First Reserve to further discuss and clarify Crestwood’s indication of interest.

On March 6, 2013, Mr. Phillips and Mr. Sherman met in Kansas City, Missouri to discuss the potential transactions and possible future business opportunities for a combined business.

On March 9, 2013, Greenhill contacted Citi to inform them that Inergy continued to be interested in pursuing a transaction with Crestwood, but cautioned them that Inergy was also engaged in discussions with other parties concerning a business combination.

On March 12, 2013, Greenhill sent to Crestwood a summary of preliminary transaction terms. The terms included that (i) Inergy Midstream would merge with Crestwood in a 100% unit-for-unit exchange at a 2% premium to the 20-day trailing volume-weighted average price of the common units of Crestwood for the 20 days prior to the execution of a definitive merger agreement, (ii) Crestwood Holdings would acquire the general partner of NRGY for a cash payment in an amount to be determined, (iii) NRGY would acquire the general partner interest and incentive distribution rights in Crestwood debt-free from Crestwood Holdings in exchange for an aggregate amount of NRGY common units calculated using a 20.0x cash flow multiple for distributions by Crestwood in respect of its general partner interest and incentive distribution rights during fiscal year 2013 and a 4.0% yield for the implied trading price of NRGY common units (following the distribution of all or a portion of the Inergy Midstream units owned by NRGY to the NRGY unitholders), (iv) Crestwood Holdings and certain of its affiliates would commit to vote their respective limited partner interests in Crestwood in favor of the merger and (v) NRGY would make a distribution of all or a portion of the Inergy Midstream units owned by it, with the exact number of units to be distributed determined following completion of diligence. The summary also provided that Mr. Phillips would serve as Chairman, President and Chief Executive Officer of Inergy following the proposed transactions. The summary indicated that the future composition of the Inergy Board of Directors would be determined at a later date.

On March 14, 2013, Crestwood delivered to Greenhill a revised summary of preliminary transaction terms which contained the following revisions to Greenhill’s terms from March 12, 2013: (i) Inergy Midstream would merge with Crestwood in a 100% unit-for-unit exchange at a 5% premium to the 20-day trailing volume-

weighted average price of the common units of Crestwood for the 20 days prior to the execution of a definitive merger agreement and a one-time cash payment of $0.44 per Crestwood limited partnership unit, which cash payment equaled approximately $25.0 million in the aggregate, and was intended to compensate holders of Crestwood limited partnership units for the dilutive effect of the proposed merger on distributions to holders of Crestwood common units in the years following the merger, (ii) Crestwood Holdings would acquire the general partner of NRGY for $50 million in cash, and (iii) NRGY would acquire the general partner interest and incentive distribution rights in Crestwood debt-free from Crestwood Holdings in exchange for an aggregate amount of NRGY common units to be calculated using a 25.0x cash flow multiple for distributions by Crestwood in respect of its general partner interest and incentive distribution rights during fiscal year 2013 and a 4.0% yield for the implied trading price of NRGY common units (following the distribution of all or a portion of the Inergy Midstream common units owned by NRGY to the NRGY unitholders) and that there would be a risk sharing mechanism to account for material market risk that exists during the pendency of the transaction with respect to the trading price of NRGY units.

On March 15, 2013, representatives from Crestwood, Citi and Greenhill discussed the financial aspects of the proposed merger and the potential pro forma impact of the transactions on Crestwood, including the potential dilutive effects with respect to distributions of the proposed merger on the holders of Crestwood units. During the next few days, representatives of Crestwood and Inergy and their respective financial advisors had additional conversations regarding the terms and the structure of the proposed transaction, including whether the amount of NRGY common units to be issued to Crestwood Holdings should be determined using a cash flow multiple or on a fixed dollar value.

On March 20, 2013, Crestwood received a revised summary of proposed terms from Greenhill which provided that (i) in the merger involving Crestwood and Inergy Midstream, Crestwood unitholders would receive a 2.5% premium and a one-time cash payment in an aggregate amount of up to $12.5 million to the Crestwood unitholders (ii) Crestwood Holdings would acquire the general partner of Inergy for a cash payment to be determined and (iii) NRGY would acquire (A) the general partner interest and incentive distribution rights in Crestwood debt-free from Crestwood Holdings in exchange for $450 million of NRGY common units and (B) all of the Crestwood common units held by Crestwood Holdings in exchange for NRGY common units in a unit-for-unit exchange at a market exchange ratio based on the 20-day trailing volume-weighted average price at market closing for the 20 days prior to the execution of a definitive agreement. On the same day, Mr. Sherman spoke to Mr. Phillips by telephone and communicated that an acceptable cash payment for the acquisition of the general partner of NRGY would be $100.0 million.

On March 21, 2013, Mr. Phillips spoke to representatives of Greenhill by telephone to discuss the revised summary of proposed terms. Following that conversation, Citi sent to Greenhill a revised summary of terms proposing that (i) the exchange ratio with respect to the merger would be negotiated but would not exceed a 5% premium to the 20-day trailing volume-weighted average price of Crestwood common units and would include a one-time cash distribution in an amount sufficient to prevent holders of Crestwood units from experiencing any dilution with respect to forecasted distributions through calendar year 2015, (ii) Crestwood Holdings would acquire the general partner of NRGY for an amount of cash to be determined and (iii) NRGY would acquire (A) the general partner interest and incentive distribution rights in Crestwood debt-free from Crestwood Holdings in exchange for $450 million of NRGY common units and (B) all of the Crestwood common units held by Crestwood Holdings in exchange for NRGY common units in a unit-for-unit exchange at a market exchange ratio based on the 20-day trailing average unit price at market closing for the 20 days prior to the execution of a definitive agreement.

During the final week of March, representatives of Crestwood and Inergy and their respective financial and legal advisors engaged in conversations regarding the optimal structure of the proposed transactions, including the structure of the general partner and incentive distribution rights. It was also determined that in order to make the transaction more beneficial to the common unitholders of the combined partnership, the Crestwood general partner units and incentive distribution rights to be acquired by NRGY would be cancelled in connection with the merger.

On April 1, 2013, representatives from Crestwood, Inergy, First Reserve, Citi and Greenhill met at the offices of Stinson Morrison Hecker LLP (“Stinson”), counsel to IHGP, in Kansas City, Missouri to discuss the proposed terms of the transactions. At this meeting, the parties developed a revised framework for the proposed transactions and determined to proceed with the reciprocal due diligence.

On April 3, 2013, Crestwood sent to Greenhill a further revised summary of proposed terms reflecting the framework that was developed at the April 1, 2013 meeting. The proposed terms provided that (i) Crestwood Holdings would purchase the general partner of NRGY for a cash payment of $70 to $80 million, with the actual amount to be determined following the determination of the optimal structure for the transactions, (ii) NRGY would acquire (A) the general partner interest and incentive distribution rights in Crestwood debt-free from Crestwood Holdings in exchange for $450 million of NRGY common units and (B) all of the Crestwood common units held by Crestwood Holdings in exchange for NRGY common units in a unit-for-unit exchange at a market exchange ratio based on the 20-day trailing average unit price at market closing for the 20 days prior to the execution of a definitive agreement and (iii) Inergy Midstream would merge with Crestwood in a unit-for-unit exchange with a premium not to exceed 5% and a one-time cash payment in an amount to be negotiated (though not to exceed $25 million) that was designed to prevent Crestwood unitholders from incurring distribution dilution as a result of the merger through the calendar year 2015. The term sheet also outlined an alternative preferred structure, subject to the mitigation of certain tax issues, which provided that (i) prior to the consummation of any of the transactions, NRGY would distribute to the holders of its common units all of the common units of Inergy Midstream held by NRGY, (ii) Crestwood Holdings would purchase the general partner of NRGY for a cash payment of $80 million, (iii) NRGY would acquire the general partner interest and incentive distribution rights in Crestwood debt-free from Crestwood Holdings in exchange for $450 million of NRGY common units (based on an adjusted value for the NRGY common units following the distribution of all the common units of Inergy Midstream held by NRGY to the NRGY unitholders and calculated by deducting the fair market value of the distributed Inergy Midstream common units from the enterprise value of NRGY immediately prior to the distribution) and Crestwood Holdings would have the right to contribute Inergy Midstream common units to NRGY in exchange for units of NRGY so that following such contribution Crestwood Holdings would own 29% of the NRGY common units then outstanding (the “follow on contribution”) and (iv) Inergy Midstream would merge with Crestwood in a unit-for-unit exchange with a premium not to exceed 5% and a one-time cash payment in an amount to be negotiated (though not to exceed $25 million) that was designed to prevent holders of Crestwood units from experiencing any dilution with respect to forecasted distributions through calendar year 2015.

On April 4, 2013, representatives of Inergy, Greenhill, Vinson & Elkins LLP (“Vinson & Elkins”), legal counsel to Inergy, and Crestwood, Citi, Simpson Thacher, legal counsel to Crestwood and Crestwood Holdings, Akin Gump Strauss Hauer and Feld LLP (“Akin Gump”), legal counsel to Crestwood, and Deloitte Tax LLP, tax advisors to Crestwood, held an organizational meeting at the Houston, Texas offices of Vinson & Elkins to discuss structuring and sequencing of the proposed transactions, in particular whether the merger should occur contemporaneously with or following the consolidation of the parties’ general partner interests and incentive distribution rights at NRGY and the acquisition of the general partner of NRGY by Crestwood Holdings, as well as a proposed timeline relating to due diligence and the drafting of definitive documentation.

On April 5, 2013, the Crestwood Board of Directors held a telephonic meeting. Representatives of Citi, First Reserve and Akin Gump and management of Crestwood also attended the meeting. At the meeting, Mr. Phillips provided a fulsome description to the Crestwood Board of Directors with respect to potential transactions with Inergy and gave an overview of Inergy’s business operations. Following a discussion of the series of potential transactions, the Crestwood Board of Directors granted specific authority to the Crestwood Conflicts Committee to evaluate and consider granting “Special Approval” of the merger of Crestwood and Inergy Midstream under the terms of the limited partnership agreement of Crestwood in light of potential conflicts of interests that may exist due to the fact that the structure under consideration contemplated that Crestwood Holdings would be entering into separate transactions with NRGY and its affiliates concurrently with Crestwood entering into the merger agreement. The members of the Crestwood Board of Directors who are not employees of Crestwood did not at any time during the evaluation of the merger by the Crestwood Board of Directors retain an unaffiliated representative to act solely on the behalf of the unaffiliated unitholders of Crestwood. A majority of the members of the Crestwood Board of Directors are not employees of Crestwood. The members of the Crestwood Conflicts Committee were aware of the potential transactions and received periodic updates concerning the negotiations with respect thereto, prior to being granted specific authority to evaluate and consider granting “Special Approval” of the merger. However, the Crestwood Conflicts Committee did not actively participate in negotiations between the senior management of Crestwood and Inergy prior to April 5, 2013 because prior to such date the senior management of Crestwood viewed the negotiations as preliminary and highly conditional.

On April 10, 2013, the Crestwood Conflicts Committee held a telephonic meeting. At that meeting the Crestwood Conflicts Committee determined to retain Morris, Nichols, Arsht & Tunnell LLP (“Morris Nichols”) as its legal advisor and Evercore as its financial advisor. The meeting was attended by representatives of Crestwood management, Akin Gump, Morris Nichols and Evercore. The Crestwood Conflicts Committee discussed the structure of the transaction and its role in granting Special Approval. The representatives of Crestwood management and Akin Gump then left the meeting and the Crestwood Conflicts Committee and its advisors continued to discuss the proposed transactions. The Crestwood Conflicts Committee, with the advice of Evercore, also discussed alternatives to the proposed transactions during the meetings that it held to discuss the proposed transactions with the Inergy entities, including by comparing the proposed transactions to maintaining the status quo of Crestwood as a stand-alone master limited partnership. These discussions included analyses of the expected distributions from a post-merger combined entity as compared to a standalone Crestwood; the credit strength of Crestwood on a standalone basis as compared to a pro forma combined entity; and the relative diversity of Crestwood’s business on a standalone and combined basis. These discussions concerning alternatives to the proposed transactions continued through the process leading to the Crestwood Conflicts Committee granting “Special Approval” of the merger.

On April 11, 2013, representatives of Crestwood, First Reserve, Inergy, Citi and Greenhill met at Stinson’s offices in Kansas City, Missouri to deliver management presentations and commence business due diligence.

On April 12, 2013, Simpson Thacher, Akin Gump and Vinson & Elkins discussed by telephone potential structuring alternatives for the proposed transactions and preliminary matters with respect to the drafting of definitive documentation.

Also on April 12, 2013, representatives of Morris Nichols and Evercore had a telephonic meeting with management of Crestwood to receive an overview regarding management’s views on the proposed transactions.

During the third week of April, Inergy and Crestwood granted each other access to virtual data rooms to facilitate their reciprocal due diligence efforts. During the remainder of April and the first week of May, the parties continued their reciprocal due diligence.

At a regularly scheduled meeting of the Crestwood Board of Directors on April 17, 2013, Mr. Phillips provided the Crestwood Board of Directors with an overview of the due diligence conducted to date with respect to Inergy. At the meeting, the Crestwood Board of Directors reaffirmed the appointment of the Crestwood Conflicts Committee and its independence, and confirmed that the Crestwood Conflicts Committee would be asked to (i) review, evaluate, consider and negotiate the terms of the merger involving Crestwood and Inergy Midstream, (ii) represent the interests of Crestwood (including the interests of the Crestwood unitholders other than Crestwood Holdings and its affiliates) in determining whether the merger is advisable and in the best interests of Crestwood, (iii) determine whether or not to recommend to the Crestwood Board of Directors what, if any, action should be taken by Crestwood with respect to the merger, (iv) determine whether the merger is in the best interests of the Crestwood unitholders other than Crestwood Holdings and its affiliates and (v) make any recommendation to the Crestwood unitholders regarding what action, if any, should be taken by Crestwood unitholders with respect to the merger.

On April 17, 2013, the Crestwood Conflicts Committee met telephonically. The meeting was attended by representatives of management of Crestwood, Akin Gump, Morris Nichols and Evercore. Crestwood

management provided an update on the status of the transaction and the specific delegation of authority to the Crestwood Conflicts Committee from the Crestwood Board of Directors. Following this update, the representatives of Akin Gump and Crestwood management left the meeting. The Crestwood Conflicts Committee then discussed its authority in connection with the proposed transactions and its position with respect to deal protection provisions that Inergy Midstream would be likely to request in its draft of the merger agreement and potential negotiating positions that the Crestwood Conflicts Committee might take in response thereto. The representatives of Evercore then left the meeting and the Crestwood Conflicts Committee discussed the structure of the fees to be received by Evercore in connection with its representation of the Crestwood Conflicts Committee.

On April 19, 2013, Vinson & Elkins distributed an initial draft of the merger agreement. Among other things, the initial draft provided that (i) Crestwood would be required to hold a unitholder meeting even in the event that Crestwood received an unsolicited acquisition proposal that the Crestwood Board of Directors determined to be superior to the transactions contemplated by the merger agreement, (ii) Crestwood would be required to pay an unspecified fixed amount to Inergy Midstream in the event that the Crestwood unitholders failed to approve the merger agreement, (iii) Crestwood Holdings and certain of its affiliates would enter into a voting agreement agreeing to vote in favor of approval of the merger agreement and (iv) Crestwood Holdings and certain of its affiliates would enter into an option agreement that would grant Inergy Midstream the right to acquire all of the limited partnership units owned by Crestwood Holdings and certain of its affiliates in the event the merger agreement was terminated for any reason (other than due to a breach by any of the Inergy Parties). Also on April 19, 2013, Simpson Thacher distributed an initial draft of the purchase and sale agreement and contribution agreement related to the proposed purchase by Crestwood Holdings and Crestwood Gas Holdings, indirectly, of the general partner of NRGY and the proposed acquisition by NRGY of 100% of CMLP GP.

On April 21, 2013, Greenhill contacted Mr. Phillips to discuss the lack of specificity in the contribution agreement with respect to the calculation of the number of Inergy common units to be issued pursuant to the contribution agreement or pursuant to the follow-on contribution, as well as Inergy’s initial reactions to the representation and warranty and covenant packages in the contribution agreement and the purchase and sale agreement.

On April 22, 2013, Mr. Phillips and Mr. Sherman discussed the prospects for a combined business.

On April 23, 2013, Mr. Sherman met with Mr. Phillips and a representative of First Reserve to discuss First Reserve’s view of the combined business and their views on their investment horizon. Later that afternoon Mr. Phillips updated each member of the Crestwood Conflicts Committee with respect to his discussions with Mr. Sherman.

On April 24, 2013, Simpson Thacher circulated a revised draft of the merger agreement. Among other things, the draft provided that (i) Crestwood would have the right to terminate the merger agreement if the Crestwood Board of Directors or the Crestwood Conflicts Committee changed its recommendation to Crestwood unitholders in response to an unsolicited acquisition that the Crestwood Board of Directors or the Crestwood Conflicts Committee determined to be superior to the transactions contemplated by the merger agreement, (ii) Crestwood would not be required to make a payment to Inergy Midstream in the event that the Crestwood unitholders failed to approve the merger agreement and (iii) Crestwood Holdings would not enter into the option agreement requested by Inergy Midstream. Vinson & Elkins also distributed an initial draft of the voting agreement and option agreement as well as a revised draft of the contribution agreement. Stinson, counsel to Mr. Sherman, also distributed a revised draft of the purchase and sale agreement.

Also on April 24, 2013, the Crestwood Conflicts Committee met telephonically. Representatives of management of Crestwood, Akin Gump, Morris Nichols and Evercore were present. Crestwood management provided an update on the due diligence process involved in the proposed transactions. Representatives of Crestwood management and Akin Gump then left the meeting. The Crestwood Conflicts Committee then discussed the economic effect of the proposed transactions on the Crestwood unitholders and the draft merger agreement provided by Inergy Midstream. Following these conversations, the Crestwood Conflicts Committee requested Evercore to reach out to management of Crestwood to discuss improving the economics of the proposed merger or seeking approval of the proposed merger by a majority of the units held by the unitholders other than the Crestwood Affiliated Entities.

On April 26, 2013, Simpson Thacher and Akin Gump had a call with Vinson & Elkins and Stinson to discuss the revised drafts of the definitive agreements distributed on April 24, 2013.

On April 26, 2013, the Crestwood Conflicts Committee met telephonically. Representatives of Morris Nichols and Evercore were present. At the meeting, representatives of both Morris Nichols and Evercore reported to the Crestwood Conflicts Committee on conversations they had with Mr. Phillips regarding negotiations with Inergy. The Crestwood Conflicts Committee also discussed approaches it could take in negotiating additional value for the unitholders unaffiliated with Crestwood Holdings. The Crestwood Conflicts Committee directed its advisors to inform management of Crestwood that such options were being considered and that the Crestwood Conflicts Committee was attempting to prepare a request for improved economic terms. The Crestwood Conflicts Committee’s advisors communicated these items to Crestwood management.

On April 27, 2013, the Crestwood Conflicts Committee met with representatives of Morris Nichols and Evercore. The Crestwood Conflicts Committee discussed requests it could make to improve the economics of the transaction. The Crestwood Conflicts Committee determined that it would request an additional cash payment be made to the Crestwood unitholders other than the Crestwood Affiliated Entities, but that it would seek further information before determining the appropriate amount of the cash payment. The Crestwood Conflicts Committee requested that Evercore and Morris Nichols relay this position to Crestwood management.

On April 28, 2013, the Crestwood Conflicts Committee met telephonically with representatives of Morris Nichols and Evercore. The Crestwood Conflicts Committee discussed the impact on value of changes to the consideration, including additional cash consideration requested to be provided to the unitholders other than the Crestwood Affiliated Entities. In particular, the Crestwood Conflicts Committee discussed a conversation that had taken place between representatives of Evercore and management of Crestwood with respect to these issues. The Crestwood Conflicts Committee also discussed the status of the documentation of the proposed transactions.

On April 29, 2013, the Crestwood Conflicts Committee met with representatives of Crestwood management, First Reserve, Akin Gump, Morris Nichols and Evercore. Mr. Phillips described the status of the negotiations of the proposed transactions. He described a timeline and his concerns with regard to the request by the Crestwood Conflicts Committee for additional consideration for the unitholders other than the Crestwood Affiliated Entities. Mr. Phillips and a representative of First Reserve discussed their reasons for believing the transactions provided a benefit to all unitholders. He also stated that a request for additional cash consideration beyond the $25 million total amount contemplated as being paid by Inergy Midstream to the Crestwood unitholders would not be supported by Crestwood Holdings. Mr. Phillips further stated that he did not believe that it would be feasible to request that the proposed merger be submitted for approval by a majority of the units held by the unitholders other than the Crestwood Affiliated Entities given the advanced stage of the negotiations with Inergy Midstream and Inergy Midstream’s focus on ensuring deal certainty. Mr. Phillips proposed that all or part of the $25 million cash component that would otherwise be payable to the Crestwood Affiliated Entities for their approximately 43% portion of the units be instead paid to the unitholders other than the Crestwood Affiliated Entities. Representatives of Crestwood management, First Reserve and Akin Gump then left the meeting. The Crestwood Conflicts Committee then discussed the proposal. The Crestwood Conflicts Committee determined to continue to request additional consideration or the approval of the proposed merger by a majority of the units held by the unitholders other than the Crestwood Affiliated Entities.

During the week of April 29, 2013, the legal advisors to the parties continued to exchange drafts of the various transaction documents and engaged in discussions regarding the open issues, including with respect to the merger agreement (i) the size of a termination fee that would be payable by Crestwood in the event the merger agreement were terminated under certain circumstances, which Inergy Midstream proposed would be 3.5% of the transaction equity value, (ii) the request that Crestwood reimburse Inergy Midstream, NRGM GP and Merger Sub for their expenses in the event that the unitholders of Crestwood did not approve the merger agreement, (iii) whether the Crestwood Affiliated Entities would agree to enter into the option agreement requested by Inergy Midstream, and, if so, the circumstances in which the option would be exercisable and (iv) provisions apportioning business opportunities between Crestwood and Inergy Midstream prior to the closing of the merger.

On April 30, 2013, the Crestwood Conflicts Committee met with representatives of Morris Nichols and Evercore. The Crestwood Conflicts Committee discussed the value of the delivery of the full $25 million cash consideration currently contemplated to the unitholders other than the Crestwood Affiliated Entities and the potential to request additional consideration for the unitholders other than the Crestwood Affiliated Entities. The Crestwood Conflicts Committee directed Evercore to inform Crestwood that the Crestwood Conflicts Committee would likely be in a position to support the merger without requiring the approval by majority of the unitholders other than the Crestwood Affiliated Entities if all of the $25 million of cash consideration were made payable to the common unitholders other than the Crestwood Affiliated Entities and Crestwood Holdings were to make an additional cash payment to the unaffiliated holders in an amount of $15 million. Thereafter, Evercore contacted representatives of Crestwood Holdings to inform them of this proposal. Crestwood Holdings communicated to Evercore that it would be willing to forego the receipt of any cash consideration in the merger but it was unwilling to fund the additional $15 million.

The Crestwood Conflicts Committee met telephonically again on the evening of April 30, 2013 with representatives of Morris Nichols and Evercore, and discussed the response of Crestwood Holdings to its proposal. The Crestwood Conflicts Committee instructed Evercore to propose that the additional $15 million of value be provided by a reduction in the exchange ratio paid for the units held by Crestwood Affiliated Entities and a corresponding increase in the conversion ratio applicable to the common unitholders other than the Crestwood Affiliated Entities. Thereafter, Evercore contacted representatives of Crestwood Holdings to inform them of this proposal.

On May 1, 2013, the Crestwood Conflicts Committee met telephonically with representatives of Morris Nichols and Evercore. The representatives of Evercore described their conversation with representatives of Crestwood Holdings the prior evening regarding the Crestwood Conflicts Committee’s modified request for an additional $15 million in consideration.

Also on May 1, 2013, the Crestwood Board of Directors held a telephonic meeting. Representatives of Citi, First Reserve and Akin Gump and Crestwood management also attended the meeting. Mr. Phillips provided an update to the Crestwood Board of Directors on the negotiations with respect to the transactions and his meetings with Mr. Sherman. Mr. Phillips also outlined the strategic rationale for the proposed transactions and the benefits to Crestwood unitholders, including the complementary aspects of the assets and business activities of Crestwood and Inergy Midstream, the potential to reduce the operational risk of the Crestwood business through increased diversification of services that could be provided by the combined business, and the potential to enhance the ability to compete in a competitive market as a result of an improved cost of capital and improved credit profile. Members of Crestwood management also updated the Crestwood Board of Directors on the diligence that had been conducted with respect to the business of Inergy Midstream.

On the evening of May 2, 2013, the Crestwood Conflicts Committee met telephonically with representatives of Morris Nichols and Evercore. The representatives of Evercore provided an update on their conversations with representatives of Crestwood Holdings and noted that Crestwood Holdings had informed Evercore that it would respond to the Crestwood Conflicts Committee’s proposal once it had confirmed that Mr. Sherman would support the merger on the financial terms previously proposed by Crestwood. The Crestwood Conflicts Committee also discussed a number of open issues regarding the documentation of the transactions, including termination fee provisions, expense reimbursement provisions, the option agreement and the covenant addressing the allocation of business opportunities between Inergy Midstream and Crestwood prior to the closing of the merger.

On May 3, 2013, Mr. Phillips and Mr. Sherman discussed the merger consideration that would be payable by Inergy Midstream. Mr. Sherman confirmed that he would support a transaction on the financial terms previously proposed by Crestwood, which provided for an exchange ratio that was fixed based on a 5% premium to the 20-day volume-weighted trailing average of Crestwood’s trading price and a cash payment in an aggregate amount equal to $25 million, which amount was designed to prevent Crestwood unitholders from incurring dilution as a result of the merger through the calendar year 2015.

Thereafter, Mr. Phillips informed representatives of Evercore of his discussions with Mr. Sherman and reconfirmed that the Crestwood Affiliated Entities would forego receiving any of the cash consideration in the merger. Mr. Phillips also informed Evercore that, in response to the request of the Crestwood Conflicts Committee, Crestwood Holdings would be willing to fund an additional payment of approximately $10 million to the unitholders of Crestwood other than the Crestwood Affiliated Entities.

On May 4, 2013, the Crestwood Conflicts Committee met telephonically with representatives of Morris Nichols and Evercore. The representatives of Evercore informed the Crestwood Conflicts Committee of the proposal communicated by Mr. Phillips. The Crestwood Conflicts Committee further discussed the status of negotiations over the deal protection provisions in the merger agreement. The Crestwood Conflicts Committee determined that the proposed economic terms were acceptable, subject to satisfactory completion of definitive documentation.

Also on May 4, 2013, Mr. Phillips and Mr. Sherman had a conversation to discuss the remaining open issues with respect to the transactions, including (i) potential restrictions with respect to Mr. Sherman voting his NRGY common units to remove the general partner of NRGY following the consummation of the proposed transactions, (ii) whether the Crestwood Affiliated Entities would enter into the option agreement requested by Inergy Midstream, (iii) the amount of the termination fee payable by Crestwood upon a termination of the merger agreement in response to a superior proposal, (iv) the manner in which Crestwood and Inergy Midstream should apportion new business opportunities presented to each partnership prior to the consummation of the merger, and (v) an initial discussion with respect to the integration of Crestwood and Inergy Midstream, including the composition of the board of directors of NRGM GP following the merger and retention plans for key Inergy executives and senior employees.

On the morning of May 5, 2013, Crestwood, Inergy and their respective legal and financial advisors had a call to finalize the outstanding issues that were discussed between Mr. Phillips and Mr. Sherman the preceding day. Thereafter, the legal advisors for the parties finalized the definitive transaction agreements.

On May 5, 2013, the Crestwood Conflicts Committee met telephonically with representatives of management of Crestwood, Akin Gump, Morris Nichols and Evercore. At the request of the Crestwood Conflicts Committee, Mr. Phillips described the effect of the provision in the merger agreement apportioning business opportunities between Crestwood and Inergy Midstream prior to the closing of the merger. It was confirmed that, as requested by counsel to the Crestwood Conflicts Committee, the provision would not apply if the merger agreement were terminated in connection with a superior proposal except under certain circumstances. Representatives of Crestwood management and Akin Gump then left the meeting. The representatives of Evercore presented the financial analysis of the transaction and delivered their oral fairness opinion. Representatives of Morris Nichols discussed the final outcome of discussions regarding certain deal protection provisions in the merger agreement, including that the termination fee that may be payable by Crestwood in certain circumstances was equal to approximately 3.25% of the transaction equity value, rather than 3.5% as had originally been requested by Inergy Midstream. The Crestwood Conflicts Committee then approved the agreements to which Crestwood was a party relating to the proposed transactions and found such agreements to be fair and reasonable to Crestwood and the unitholders other than the Crestwood Affiliated Entities and determined that such agreements were in the best interests of the unitholders other than the Crestwood Affiliated Entities, and recommended that the Crestwood Board approve the agreements and the merger and that the unitholders vote in favor of the merger agreement and merger following the Crestwood Board of Director’s approval of the agreements and the merger.

In the afternoon of May 5, 2013, the Crestwood Board of Directors held a telephonic meeting. Representatives of Citi, Evercore, First Reserve, Akin Gump, Simpson Thacher, Morris Nichols and management of Crestwood also attended the meeting. At the meeting, following the recommendation of the Crestwood Conflicts Committee and a discussion regarding the proposed transactions, including a review of the transaction documents by representatives of Simpson Thacher and a presentation of the Evercore fairness opinion by representatives of Evercore, the Crestwood Board of Directors determined that it was advisable and in the best interest of Crestwood to enter into the agreements to which Crestwood was a party relating to the proposed transactions (including the merger agreement), approved the entry into such agreements, directed that the merger agreement be submitted to Crestwood unitholders for approval and resolved to recommend that the Crestwood unitholders approve the merger agreement.

Thereafter, the parties executed the definitive transaction documents and issued a press release announcing the transactions on May 6, 2013.

Recommendations of the Crestwood Board of Directors and the Crestwood Conflicts Committee and Reasons for the Merger; Fairness of the Merger

The Crestwood Conflicts Committee, comprised of directors who are deemed to be independent of the interests of CMLP GP and its affiliates, has considered the benefits of the merger as well as the associated risks and, at a meeting held on May 5, 2013, unanimously approved the merger agreement and the merger and determined that the merger agreement and the merger are fair and reasonable to the unaffiliated unitholders of Crestwood and that the merger agreement is in the best interests of the unaffiliated unitholders of Crestwood.

The Crestwood Board of Directors, including a majority of directors who are not employees of Crestwood, has considered the benefits of the merger agreement and the merger as well as the associated risks and, at a meeting held on May 5, 2013, approved the merger agreement and determined that it is fair and in the best interest of Crestwood and its unitholders (including the unaffiliated unitholders of Crestwood).

In evaluating the merger agreement and the transactions contemplated thereby, and in making their respective determinations with respect to the merger agreement, the Crestwood Board of Directors and the Crestwood Conflicts Committee consulted with their respective legal and financial advisors and considered the following substantive factors that supported the approval of the merger:

•

the fact that the holders of Crestwood common units will be entitled to receive 1.0700 common units of Inergy Midstream for each Crestwood common unit, an exchange ratio that the Crestwood Board of Directors viewed as attractive in light of Crestwood’s current trading price and historical unit price trading ratio of Crestwood common units and Inergy Midstream common units during the 30, 60 and 90 day periods prior to May 3, 2013 (the last trading day before the Crestwood Board of Directors and the Crestwood Conflicts Committee’s determinations), and which represented a 5% premium over the volume-weighted average closing unit price during the 20 days prior to and including May 3, 2013 (the last trading day before the Crestwood Board of Directors’ and the Crestwood Conflict Committee’s determinations) and a 10.1% premium over the closing unit price of May 3, 2013;

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the fact that the holders of Crestwood common units (other than the Crestwood Affiliated Entities) will also be entitled to receive an aggregate cash payment of approximately $35 million, or $1.03 per unit, approximately $25 million of which will be payable by Inergy Midstream and approximately $10 million of which will be payable by Crestwood Holdings;

•	the fact that Crestwood Holdings would continue to effectively control NRGY and the combined partnership post-merger as a result of the Precedent Transactions;

•	the view that the combined operations of Crestwood and Inergy Midstream will offer customers a suite of complementary services that will enhance the competitiveness of the combined business;

•	the fact that the merger will diversify Crestwood’s customer base, reducing the risk of overreliance on any single customer;

•	the fact that the merger will result in significant business and geographical diversification;

•	the view that the combined business will have a reduced cost of capital relative to that of Crestwood;

•	the view that the combined business would benefit from an improved credit rating compared to Crestwood’s credit rating prior to the merger;

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the view that the increased scale of the combined business should permit it to compete more effectively and facilitate future development projects and acquisitions through increased cash flow and lower cost of capital;

•	the view that the merger should result in an improved potential total return to unitholders, based on valuation and potential distribution growth;

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the fact that the holders of Crestwood’s units, generally, should not recognize any income or gain, for U.S. federal income tax purposes, solely as a result of the receipt of Inergy Midstream common units as a portion of the merger consideration pursuant to the merger;

•	the judgment, advice and analysis of Crestwood’s senior management, including their favorable recommendation of the merger;

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presentations to the Crestwood Conflicts Committee by Evercore, financial advisor to the Crestwood Conflicts Committee, regarding the financial terms of the merger, as well as the oral opinion of Evercore rendered to the Crestwood Conflicts Committee on May 5, 2013 (which was subsequently confirmed in writing by delivery of Evercore’s written opinion dated the same date) with respect to the fairness, from a financial point of view, to the unitholders of Crestwood (other than CMLP GP, Crestwood Gas Holdings and their respective affiliates) of the merger consideration;

•	the presentation on May 5, 2013 by Evercore to the Crestwood Board of Directors of Evercore’s financial analysis relating to the merger, as well as the oral opinion of Evercore discussed above;

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the terms of the merger agreement permit the Crestwood Board of Directors or the Crestwood Conflicts Committee to change its recommendation of the merger if, in either case, it has determined in good faith after consultation with its outside legal counsel and financial advisors that the failure to make such a change in recommendation would be inconsistent with its duties under the Crestwood partnership agreement or applicable law;

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the ability of Crestwood to enter into discussions with another party in response to an unsolicited written offer, if the Crestwood Board of Directors or the Crestwood Conflicts Committee, after consultation with outside legal counsel and financial advisors, determines in good faith (a) that such unsolicited written offer is or could reasonably be expected to lead to a superior proposal and (b) failure to take such action would be inconsistent with its duties under the Crestwood partnership agreement or applicable law;

•	Crestwood’s ability to terminate the merger agreement under certain conditions;

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information concerning the businesses, assets, liabilities, results of operations, financial conditions and competitive positions and prospects of Crestwood and Inergy Midstream, in each case before and after the merger;

•	the current and prospective environment in which Crestwood operates;

•	the probability that Crestwood and Inergy Midstream will be able to consummate the merger; and

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the terms of the merger agreement, including the representations, obligations and rights of the parties under the merger agreement, the conditions to each party’s obligation to complete the merger, the circumstances in which each party is permitted to terminate the merger agreement and the related termination fee payable by Crestwood in the event of termination of the merger agreement under specified circumstances.

The Crestwood Board of Directors also considered the unanimous approval and recommendation of the merger by the Crestwood Conflicts Committee, and the granting by the Crestwood Conflicts Committee of “Special Approval” under the Crestwood partnership agreement with respect to the merger agreement and related matters.

In addition, the Crestwood Board of Directors and the Crestwood Conflicts Committee also considered a number of factors relating to the procedural safeguards involved in the negotiation of the merger, including those discussed below, each of which it believed supported its decision and provided assurance of the fairness of the merger to the unaffiliated unitholders of Crestwood:

•	the Crestwood Conflicts Committee is comprised solely of directors who are deemed to be independent of the interests of CMLP GP and its affiliates, including Crestwood Holdings;

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the Crestwood Conflicts Committee retained and received advice from Evercore, as financial advisor, and Morris Nichols, as legal advisor, each of which has extensive experience in transactions similar to the merger;

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the terms of the merger agreement permit the Crestwood Board of Directors or the Crestwood Conflicts Committee to change its recommendation of the merger if, in either case, it has determined in good faith after consultation with its outside legal counsel and financial advisors that the failure to make such a change in recommendation would be inconsistent with its duties under the Crestwood partnership agreement or applicable law;

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the ability of Crestwood under the terms of the merger agreement to enter into discussions with another party in response to an unsolicited written offer, if the Crestwood Board of Directors or the Crestwood Conflicts Committee, after consultation with outside legal counsel and financial advisors, determines in good faith (a) that such unsolicited written offer is or could reasonably be expected to lead to a superior proposal and (b) failure to take such action would be inconsistent with its duties under the Crestwood partnership agreement or applicable law; and

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Inergy Midstream is not permitted to amend the merger agreement without the prior consent of Crestwood. Similarly, Crestwood may not consent to any amendment of the merger agreement that changes the form, amount or timing of the consideration payable to Crestwood unitholders in the merger without the prior consent of the Crestwood Conflicts Committee.

In light of the procedural safeguards discussed above and the economic terms of the transactions contemplated by the merger agreement, the Crestwood Board of Directors and the Crestwood Conflicts Committee did not consider it necessary to require the merger agreement be subject to approval by a majority of the unaffiliated unitholders of Crestwood.

The Crestwood Board of Directors and the Crestwood Conflicts Committee also considered the following factors that weighed against approval of the merger:

•	the view that the merger is expected to be near-term dilutive to Crestwood’s distributable cash flow per common unit;

•	the fact that the bases and projections on which the Crestwood Board of Directors made its determination are uncertain;

•	the possibility that the Inergy Midstream unit price could diminish prior to closing, reducing the premium available to Crestwood’s unitholders;

•	the risk that the benefits sought in the merger might not be realized;

•	the risk that the merger is not completed in a timely manner or at all, including the potential impact on Crestwood’s relationships with employees and third parties;

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the possibility that the merger might not be consummated as a result of a failure to satisfy the conditions contained in the merger agreement, including the failure to receive the approval of Crestwood’s unitholders;

•	the fact that litigation could occur in connection with the proposed transaction and that such litigation could increase costs and result in a diversion of management focus;

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the fact that the holders of Crestwood common units (other than the Crestwood Affiliated Entities) are expected to recognize income, for U.S. federal income tax purposes, with respect to their pro rata share of the approximately $10 million portion of the cash merger consideration that will be funded by Crestwood Holdings;

•	the fact that, under certain circumstances, Crestwood may be required to pay a termination fee upon termination of the merger agreement; and

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the possibility that, under certain circumstances, Crestwood could be required to reimburse Inergy Midstream and certain of its affiliates for their respective expenses incurred in connection with the merger.

In their consideration of the fairness of the proposed merger, the Crestwood Board of Directors and the Crestwood Conflicts Committee did not appraise the assets of Crestwood to determine the liquidation value for Crestwood’s unaffiliated unitholders because they considered Crestwood to be a viable going concern and because the combined entity will continue to operate the businesses of Crestwood following the merger. Further, the Crestwood Board of Directors and the Crestwood Conflicts Committee did not consider the net book value, which is an accounting concept, for the purposes of determining the per unit merger consideration to Crestwood’s unaffiliated unitholders because, in their view, net book value is not indicative of Crestwood’s market value but rather an indicator of historical costs. The Crestwood Board of Directors and the Crestwood Conflicts Committee did not expressly consider the purchase price paid by Crestwood Holdings in the transactions described under “Transactions in Crestwood Units” because such purchase prices were based on historical trading prices, which the Crestwood Board of Directors and the Crestwood Conflicts Committee did consider. In considering historical trading prices, the Crestwood Board of Directors and the Crestwood Conflicts Committee considered the analysis on historical unit price trading ratios contained in the Evercore presentation to the Crestwood Conflicts Committee. The Crestwood Board of Directors and Crestwood Conflicts Committee considered the going concern value of Crestwood in making its determination and considered the analysis of discounted cash flow and peer group trading analysis contained in the Evercore presentation to measure Crestwood’s going concern value. In making its determination as to fairness, the Crestwood Board of Directors and Crestwood Conflicts Committee were not aware of any firm offer for a merger, sale of all or a substantial part of Crestwood’s assets, or a purchase of a controlling amount of Crestwood securities having been received by Crestwood from anyone other than the Inergy Participants in the two years preceding the signing of the merger agreement. The Crestwood Board of Directors and the Crestwood Conflicts Committee adopted the analyses and opinion of Evercore, among other factors, in reaching their determinations as to fairness of the transactions contemplated by the merger agreement.

The foregoing discussion of factors considered is not intended to be exhaustive, but it does set forth the principal factors considered by the Crestwood Board of Directors and the Crestwood Conflicts Committee in their consideration of the merger. In the respective views of the Crestwood Board of Directors and the Crestwood Conflicts Committee, these factors did not outweigh the advantages of the merger. The Crestwood Board of Directors and the Crestwood Conflicts Committee believe that, overall, the potential benefits of the proposed merger to Crestwood and its unitholders outweigh the potential risks and that the merger is fair to the unaffiliated unitholders of Crestwood. The Crestwood Board of Directors and the Crestwood Conflicts Committee understood that there can be no assurance of future results, including results considered or expected as described in the factors above. It should be noted that this discussion of the reasoning of the Crestwood Board of Directors and the Crestwood Conflicts Committee and all other information presented in this section includes information that is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

In view of the wide variety and complexity of factors considered in connection with their evaluations of these matters, the Crestwood Board of Directors and the Crestwood Conflicts Committee did not consider it practical, and did not attempt to quantify, rank or otherwise assign relative weights to the specific factors they considered in reaching their respective decisions and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to their ultimate determinations. Rather, such recommendations were based on the totality of the information presented and the investigations conducted. In considering the factors discussed above, individual directors may have given different weight to different factors.

The Crestwood Board of Directors and the Crestwood Conflicts Committee each recommends that the Crestwood unitholders vote “FOR” the approval of the merger agreement.

Purpose and Reasons of the Crestwood Participants for the Merger

The purpose of the merger for the Crestwood Participants is to combine Crestwood and Inergy Midstream to create a diverse platform of midstream assets providing broad-ranging services in the premier shale plays in North America including the Marcellus Shale, Bakken Shale, Eagle Ford Shale, Permian Basin, Powder River Basin Niobrara Shale, Utica Shale, Barnett Shale, Fayetteville Shale, Granite Wash, Haynesville Shale and Monterey Shale. The Crestwood Participants believe that the complementary services offered by Crestwood and Inergy Midstream create attractive operational and financial synergies. In addition, enhanced scale and diversification provide further financial flexibility to position the combined partnership to be a formidable competitor for major greenfield development and acquisition opportunities across the midstream value chain. Further, the combination of a significant portfolio of long-term, fee-based contracts with high-quality customers, coupled with a sizable backlog of organic capital opportunities across multiple geographies, provides meaningful visibility to the long-term growth of an investment in Crestwood.

The reason for structuring the transaction as a merger is to effect the combination of Crestwood and Inergy Midstream so that the Crestwood unitholders will participate in the potential upside of an investment in the combined business of Crestwood and Inergy Midstream.

The Crestwood Participants’ reasons for entering into the transactions at this time include their ongoing strategy centered around diversifying and extending Crestwood’s geographic, customer and business profile, and that in mid-January 2013, Greenhill contacted representatives of First Reserve to gauge their interest in exploring potential strategic transactions with Inergy. Additional reasons for undertaking the merger at this time are described under “—Recommendations of the Crestwood Board of Directors and the Crestwood Conflicts Committee and Reasons for the Merger; Fairness of the Merger.”

Opinion of Evercore, Financial Advisor to the Crestwood Conflicts Committee

On May 5, 2013, Evercore delivered its oral opinion to the Crestwood Conflicts Committee, which opinion was subsequently confirmed by delivery of a written opinion dated May 5, 2013, to the effect that, as of such date and based upon and subject to assumptions made, matters considered and limitations on the scope of review undertaken by Evercore as set forth in its opinion, the merger consideration of (i) $1.03 in cash and (ii) 1.0700 common units of Inergy Midstream to be exchanged in respect for each Crestwood common unit held by Crestwood unitholders other than the Crestwood Affiliated Entities and their affiliates (the “Consideration”) was fair, from a financial point of view, to the holders of the Crestwood common units other than the Crestwood Affiliated Entities and their affiliates.

The full text of the written opinion of Evercore, dated May 5, 2013, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached hereto as Annex D. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Crestwood Conflicts Committee (in its capacity as such), and with the Crestwood Conflicts Committee’s consent, the Crestwood Board of Directors, in connection with their respective evaluations of the merger and addresses only the fairness, from a financial point of view, of the

Consideration to the holders of the outstanding Crestwood common units other than the Crestwood Affiliated Entities and their affiliates. The opinion does not address any other aspect of the merger and does not constitute a recommendation to the Crestwood Conflicts Committee or to any other persons in respect of the merger, including as to how any Crestwood unitholder should vote or act in respect of the merger. Evercore’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to Crestwood, nor does it address the underlying business decision of Crestwood to engage in the merger. The summary of the Evercore opinion set forth herein is qualified in its entirety by reference to the full text of the opinion included as Annex D.

In connection with rendering its opinion, Evercore, among other things:

(i)	reviewed certain publicly-available financial and operating data relating to Crestwood and Inergy Midstream that Evercore deemed to be relevant;

(ii)	reviewed publicly-available research analyst estimates for Crestwood’s and Inergy Midstream’s future financial performance on a standalone basis;

(iii)	reviewed certain non-public projected financial and operating data relating to Crestwood prepared and furnished to Evercore by management of Crestwood, including certain sensitivity cases with respect to Crestwood’s projected financial results;

(iv)	discussed the past and current operations, financial projections and current financial condition of Crestwood with management of Crestwood (including management’s views of the risks and uncertainties of achieving such projections);

(v)	reviewed certain non-public projected financial and operating data relating to Inergy Midstream prepared and furnished to Evercore by management of Inergy Midstream, including certain sensitivity cases with respect to Inergy Midstream’s projected financial results;

(vi)	reviewed with management of Crestwood the past and current operations, financial projections and current financial condition of Inergy Midstream;

(vii)	reviewed with management of Crestwood the dynamics of each of the markets in which Crestwood and Inergy Midstream participates;

(viii)	reviewed the reported prices and the historical trading activity of the Crestwood common units and Inergy Midstream common units;

(ix)	compared the financial performance of Crestwood and its market trading metrics with those of certain other publicly-traded entities that Evercore deemed relevant;

(x)	compared the financial performance of Inergy Midstream and its market trading metrics with those of certain other publicly-traded entities that Evercore deemed relevant;

(xi)	compared the proposed financial terms of the merger with publicly-available financial terms of certain transactions that Evercore deemed relevant;

(xii)	compared the relative contribution by each of Inergy Midstream and Crestwood of certain financial metrics Evercore deemed relevant to the pro forma combined organization with the relative ownership as implied by the exchange ratio;

(xiii)	reviewed the pro forma financial impact to certain financial metrics that Evercore deemed relevant as a result of the merger based on a combination of certain financial performance scenarios as provided by the respective management of Inergy Midstream and Crestwood;

(xiv)	reviewed certain management presentations prepared by the respective management of Inergy Midstream and Crestwood;

(xv)	reviewed certain due diligence materials prepared by Crestwood management and their outside advisors;

(xvi)	reviewed the materials prepared for the meeting of the Crestwood Board of Directors dated May 1, 2013;

(xvii)	reviewed a draft of Crestwood Form 10-Q for the period ended March 31, 2013 as provided by management of Crestwood;

(xviii)	reviewed a draft of the Inergy Midstream Form 10-Q for the period ended March 31, 2013 as provided by management of Inergy Midstream;

(xix)	reviewed drafts of the merger agreement, voting agreement and option agreement, as well as the agreements for the Precedent Transactions, all dated May 5, 2013; and

(xx)	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumed no liability therefor. With respect to the projected financial and operating data relating to Crestwood, Inergy Midstream and certain of their respective affiliates prepared by the respective management of Crestwood and Inergy Midstream, Evercore assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective management of Crestwood and Inergy Midstream as to the future financial and operating performance of Crestwood, Inergy Midstream and such affiliates. For purposes of Evercore’s analysis and opinion, at the Crestwood Conflicts Committee’s request, Evercore relied on the projections prepared by the respective management of Crestwood and Inergy Midstream with respect to projected financial data, including expected synergies, and operating data of Crestwood, Inergy Midstream and certain of their respective affiliates. Evercore expressed no view as to such financial and operating data, or as to the assumptions on which they were based.

For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the merger agreement, the voting agreement and the option agreement were executed and delivered in the form of the drafts reviewed by Evercore, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger would be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger would be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on Crestwood or Inergy Midstream or the consummation of the merger or materially reduce the benefits to Inergy Midstream of the merger.

Evercore did not make nor assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of Crestwood, Inergy Midstream, or any of their respective affiliates, nor did Evercore evaluate the solvency or fair value of Crestwood, Inergy Midstream or any of their respective affiliates under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to it as of the date of its opinion and financial, economic, market and other conditions as they existed and as could be evaluated on the date of Evercore’s opinion. It should be understood that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness, from a financial point of view, to the holders of the Crestwood common units other than the Crestwood Affiliated Entities, of the Consideration. Evercore did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including, without limitation, (i) the fairness of the proposed transaction to the holders of the Class D units of Crestwood (all of which are owned by Crestwood Holdings Partners LLC and its affiliates), (ii) the fairness of the proposed transaction to, or any consideration received in connection therewith by, the creditors or other constituencies of Crestwood or Inergy Midstream or the unitholders of Inergy Midstream, (iii) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Crestwood or CMLP GP or any of their affiliates, or any class of such persons, whether relative to the Consideration or otherwise, or (iv) the fairness of the terms of or the consideration to be given or received by any party with regard to the Precedent Transactions. Evercore’s opinion did not address the relative merits of the merger as compared to other business or financial strategies that might be available to Crestwood, nor did it address the underlying business decision of Crestwood to engage in the merger. In arriving at its opinion, Evercore was not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Crestwood common units or any business combination or other extraordinary transaction involving Crestwood. Evercore’s opinion did not constitute a recommendation as to how any holder of Crestwood common units should act or, if applicable, vote in respect of the merger. Evercore expressed no opinion as to the price at which the Crestwood common units or the Inergy Midstream common units would trade at any time, before or after consummation of the merger. Evercore’s opinion noted that Evercore is not a legal, regulatory, accounting or tax expert and that Evercore assumed the accuracy and completeness of assessments by Crestwood, Inergy Midstream and their respective advisors with respect to legal, regulatory, accounting and tax matters. In addition, Evercore expressed no opinion with respect to the tax attributes of the Inergy Midstream common units nor the tax treatment of the Consideration.

Except as described above, the Crestwood Conflicts Committee imposed no other restrictions or limitations on Evercore with respect to the investigations made or the procedures followed by Evercore in rendering its opinion. Evercore’s opinion was only one of many factors considered by the Crestwood Conflicts Committee in its evaluation of the merger and should not be viewed as determinative of the views of the Crestwood Conflicts Committee with respect to the merger or the Consideration.

A copy of Evercore’s written presentation to the Crestwood Conflicts Committee on May 5, 2013 containing the material financial analyses reviewed by Evercore in connection with rendering its written opinion (the “Final Presentation”) is filed as Exhibit (c)(9) to Amendment No. 1 to the Schedule 13E-3 filed with the SEC by the Transaction Participants on August 9, 2013 in connection with the merger.

Set forth below is a summary of the material financial analyses reviewed by Evercore on May 5, 2013 during its Final Presentation in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before May 5, 2013, and is not necessarily indicative of current market conditions.

Analysis of Crestwood

Inergy Midstream proposed to acquire (i) each outstanding Crestwood common unit owned by the Crestwood unitholders other than the Crestwood Affiliated Entities in exchange for 1.0700 Inergy Midstream common units and $1.03 in cash and (ii) each outstanding Class D unit of Crestwood and each outstanding Crestwood common unit owned by the Crestwood Affiliated Entities in exchange for 1.0700 Inergy Midstream common units.

Evercore performed a series of analyses to derive an indicative valuation range for the Crestwood common units and compared each one of the resulting implied value ranges per Crestwood common unit to the implied value range of the Consideration of $23.50 to $28.00 to be received by the Crestwood unitholders other than the Crestwood Affiliated Entities, as derived by Evercore based on (i) the value of the cash consideration to be received by Crestwood unitholders other than the Crestwood Affiliated Entities and (ii) a selected range of values of the Inergy Midstream common units to be received as part of the Consideration, which selected range was derived by applying various valuation methodologies described below under “—Inergy Midstream Analysis” and which yielded a range of values of $13.53 to $32.93, which range was narrowed to $21.00 to $25.21 by Evercore based on its professional judgment, including its knowledge of Inergy Midstream and master limited partnerships (“MLPs”).

Discounted Cash Flow Analysis

Evercore performed an indicative discounted cash flow analysis of Crestwood to derive an implied per unit value range for the Crestwood common units based on the implied present value of (i) Crestwood’s projected cash flows and (ii) the projected standalone distributions to be received by the holders of the Crestwood common units, both as derived by Evercore by applying assumptions that Evercore believed reasonable based on its knowledge of Crestwood and MLPs to the projected financial information provided by Crestwood’s management and described in the section “—Unaudited Financial Projections of Crestwood.” As a result of applying these assumptions, which assumptions primarily related to cash flow timing, the projected financial information utilized by Evercore differed in immaterial respects from the projected financial information provided by Crestwood’s management and described in the section “—Unaudited Financial Projections of Crestwood.”

With respect to projected cash flows, Evercore calculated the implied per unit value range for the Crestwood common units by utilizing a range of discount rates with a mid-point equal to Crestwood’s Weighted Average Cost of Capital (“WACC”), as estimated by Evercore based on the Capital Asset Pricing Model (“CAPM”), Crestwood’s projected unlevered free cash flows for the second half of calendar year 2013 and calendar years 2014 through 2017, and terminal values as of December 31, 2017, based on a range of EBITDA exit multiples as well as perpetuity growth rates. Evercore assumed a range of discount rates of 7.5% to 8.5%, a range of EBITDA multiples of 9.0x to 11.0x and a range of perpetuity growth rates of 0.5% to 1.5%.

With respect to projected distributions, Evercore calculated the implied per unit value range for the Crestwood common units by utilizing a range of discount rates with mid-points equal to Crestwood’s equity cost of capital, as estimated by Evercore based on: (i) the CAPM and (ii) the total expected market return methodology, Crestwood’s projected distribution per Crestwood common unit for the second half of calendar year 2013 and calendar years 2014 through 2017, and terminal values as of December 31, 2017, based on a range of terminal exit yields. Evercore applied terminal exit yields of 7.0% to 10.0% and equity discount rates of 8.5% to 9.5% (derived from the CAPM) and of 13.5% to 14.5% (derived from the total expected market return methodology).

The discounted cash flow analysis based on the implied present value of Crestwood’s projected cash flows indicated a value of $26.61 to $40.55 per Crestwood common unit, as compared to the implied value of the Consideration of $23.50 to $28.00 per Crestwood common unit.

The discounted cash flow analysis based on the projected standalone distributions to be received by the holders of the Crestwood common units indicated a value of $23.71 to $37.50 per Crestwood common unit, as compared to the implied value of the Consideration of $23.50 to $28.00 per Crestwood common unit.

Precedent M&A Transaction Analysis

Evercore reviewed and compared implied data for selected transactions which occurred since 2010 involving target companies with natural gas gathering and processing assets that Evercore deemed to have certain characteristics that are similar to those of Crestwood, although Evercore noted that none of the selected transactions or the selected companies that participated in the selected transactions were directly comparable to the merger. Multiples for the selected transactions were based on publicly available information.

Evercore reviewed the historical EBITDA multiples paid in the selected transactions and derived a range of relevant implied multiples of enterprise value (“EV”) to EBITDA of 9.0x to 12.5x. Evercore then applied this range of selected multiples to estimated 2013 and 2014 EBITDA for Crestwood provided by Crestwood’s management and described in the section “—Unaudited Financial Projections of Crestwood—Unaudited Financial Projections of Crestwood.” This analysis indicated equity price ranges for Crestwood of $10.85 to $23.69 per Crestwood common unit, as compared to the implied value of the Consideration of $23.50 to $28.00 per Crestwood common unit.

Peer Group Trading Analysis

In order to assess how the public market values equity units of similar publicly traded natural gas gathering and processing MLPs, Evercore reviewed and compared specific financial and operating data relating to Crestwood to that of a group of selected MLPs that Evercore deemed to have certain characteristics that are similar to those of Crestwood. Evercore noted, however, that none of the selected publicly traded MLPs is identical or directly comparable to Crestwood.

As part of its analysis, Evercore calculated and analyzed (i) the ratios of EV to estimated 2013 and 2014 EBITDA for the selected publicly-traded MLPs and (ii) the ratios of the EV to estimated 2013 and 2014 EBITDA for Crestwood. Evercore calculated all multiples based on closing unit prices as of May 3, 2013 for each respective MLP.

The publicly-traded companies that Evercore deemed to have certain characteristics similar to those of Crestwood were the following:

•	American Midstream Partners, LP

•	Atlas Pipeline Partners, L.P.

•	Access Midstream Partners, L.P.

•	Crosstex Energy, L.P.

•	DCP Midstream Partners, LP

•	MarkWest Energy Partners, L.P.

•	Regency Energy Partners LP

•	Southcross Energy Partners, L.P.

•	Summit Midstream Partners, LP

•	Targa Resources Partners LP

•	Western Gas Partners, LP

The financial and operating data for the selected publicly-traded MLPs were based on publicly available filings and financial projections provided by Wall Street equity research. Crestwood’s projected financial metrics for 2013 and 2014 and related financial forecasts were provided by Crestwood’s management. The multiples of EV to EBITDA for the selected public MLPs ranged from 10.2x to 18.7x for calendar year 2013 and from 8.1x to 17.2x for calendar year 2014. Based on the resulting range of multiples and due to certain other considerations related to the specific characteristics of the comparable MLPs, Evercore deemed a range of 11.5x to 13.5x for calendar year 2013 and from 9.0x to 12.0x for calendar year 2014 to be relevant.

Evercore then applied the relevant range of selected multiples to the corresponding financial data of Crestwood. This analysis indicated per Crestwood common unit equity price ranges of $18.59 to $29.04, as compared to the implied value of the Consideration of $23.50 to $28.00 per Crestwood common unit.

Premiums Paid Analysis

Evercore reviewed the premiums offered or paid in seven MLP unit-for-unit transactions since October 10, 1997 relative to the target share/unit prices one-day, five-days and 30-days prior to announcement as well as the target’s 52-week high as of the date of the announcement, and applied the mean of the relevant range of premiums to the relevant closing prices of Crestwood, which indicated an implied equity value range of $27.78 to $29.11 per Crestwood common unit, as compared to the implied value of the Consideration of $23.50 to $28.00 per Crestwood common unit.

Historical Unit Price Trading Analysis

Evercore evaluated the Consideration based on a historical unit price trading ratio, which produces a valuation for the Crestwood common units based on a historical exchange ratio between the prices of the Crestwood common units and Inergy Midstream common units from December 16, 2011 through May 3, 2013. Evercore applied a 30-day, 60-day and 90-day average exchange ratio to the price of the Inergy Midstream common units as of May 3, 2013. Evercore noted that, over the twelve months ended December 31, 2012, the Crestwood common unit price decreased by 32.2%, while Inergy Midstream’s common unit price increased by 17.4%, resulting in a decrease in the Inergy Midstream/Crestwood unit price trading ratio from 1.675x to 0.968x. Evercore also noted that, since January 1, 2012, Inergy Midstream common unit and Crestwood common unit prices have increased by 10.3% and 10.8%, respectively, as of May 3, 2013. This analysis indicated per Crestwood common unit equity price ranges of $24.84 to $25.58, as compared to the implied value of the Consideration of $23.50 to $28.00 per Crestwood common unit.

Wall Street Research Price Targets

Evercore analyzed Wall Street equity research analyst estimates of the potential future value (commonly referred to as “price targets”) of the Crestwood common units based on publicly available equity research published on Crestwood. These targets reflect each analyst’s estimate of the future public market trading price of the Crestwood common units and are not discounted to reflect present values. Evercore noted that the range of undiscounted equity analyst price targets of the Crestwood common units published from February 27, 2013 to March 21, 2013 ranged from $24.00 to $32.50 per Crestwood common unit, as compared to the implied value of the Consideration of $23.50 to $28.00 per Crestwood common unit. The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the Crestwood common units and these estimates are subject to uncertainties, including the future financial performance of Crestwood and future market conditions.

Inergy Midstream Analysis

Discounted Cash Flow Analysis

Evercore performed an indicative discounted cash flow analysis of Inergy Midstream to derive an implied per unit value range for the Inergy Midstream common units as of May 5, 2013 based on the implied present value of (i) Inergy Midstream’s projected cash flows and (ii) the projected standalone distributions to be received by the holders of Inergy Midstream common units, both as derived by Evercore by applying assumptions that Evercore believed reasonable based on its knowledge of Inergy Midstream and MLPs to the projected financial information as provided by Inergy Midstream’s management and described in the section “Unaudited Financial Projections of Inergy Midstream, NRGY and Crestwood.”

With respect to projected cash flows, Evercore calculated the implied per unit value range for the Inergy Midstream common units by utilizing a range of discount rates with a mid-point equal to the Inergy Midstream’s WACC, as estimated by Evercore based on the CAPM, Inergy Midstream’s projected unlevered free cash flows for the three months ending September 30, 2013 and fiscal years 2014 through 2017 and terminal values as of December 31, 2017, based on a range of EBITDA exit multiples as well as perpetuity growth rates. Evercore assumed a range of discount rates of 6.5% to 7.5%, a range of EBITDA exit multiples of 11.5x to 13.5x and a range of perpetuity growth rates of 0.5% to 1.5%.

With respect to projected distributions, Evercore calculated the implied per unit value range for the Inergy Midstream common units by utilizing a range of discount rates with mid-points equal to Inergy Midstream’s equity cost of capital, as estimated by Evercore based on: (i) the CAPM and (ii) the total expected market return methodology, Inergy Midstream’s projected distribution per Inergy Midstream common unit for the three months ending September 30, 2013 and fiscal years 2014 through 2017, and terminal values as of December 31, 2017, based on a range of terminal exit yields. Evercore applied terminal exit yields ranging from 6.0% to 8.0% and equity discount rates of 7.5% to 9.5% (derived from the CAPM) and of 9.0% to 11.0% (derived from the total expected market return methodology).

The discounted cash flow analysis based on the implied present value of Inergy Midstream’s projected cash flows indicated a value of $17.08 to $29.45 per Inergy Midstream common unit, as compared to the price per Inergy Midstream common unit as of May 3, 2013 of $24.55. Such range implies a value of $19.30 to $32.54 for the Consideration.

The discounted cash flow analysis based on the projected standalone distributions to be received by the holders of Inergy Midstream common units indicated a value of $21.17 to $29.54 per Inergy Midstream common unit, as compared to the price per Inergy Midstream common unit as of May 3, 2013 of $24.55. Such range implies a value of $23.68 to $32.64 for the Consideration.

Precedent M&A Transaction Analysis

Evercore reviewed and compared implied data for selected transactions which occurred since 2000 involving target companies with natural gas storage and pipeline assets that Evercore deemed to have certain characteristics that are similar to those of Inergy Midstream, although Evercore noted that none of the selected transactions or the selected companies that participated in the selected transactions were directly comparable to the merger. Multiples for the selected transactions were based on publicly available information.

Evercore reviewed the historical EBITDA multiples paid in the selected transactions and derived a range of relevant implied multiples of EV to EBITDA of 11.5x to 13.5x. Evercore then applied this range of selected multiples to estimated 2013 and 2014 EBITDA for Inergy Midstream provided by Inergy Midstream’s management and described in the section “—Unaudited Financial Projections of Crestwood.” This analysis indicated a value of $13.53 to $22.49 per Inergy Midstream common unit, as compared to the price per Inergy Midstream common unit as of May 3, 2013 of $24.55. Such range implies a value of $15.50 to $25.10 for the Consideration.

Peer Group Trading Analysis

In order to assess how the public market values equity units of similar publicly traded natural gas storage and pipeline MLPs, Evercore reviewed and compared specific financial and operating data relating to Inergy Midstream to that of a group of selected MLPs that Evercore deemed to have certain characteristics that are similar to those of Inergy Midstream. Evercore noted, however, that none of the selected publicly traded MLPs is identical or directly comparable to Inergy Midstream.

As part of its analysis, Evercore calculated and analyzed (i) the ratios of EV to estimated 2013 and 2014 EBITDA for the selected publicly-traded MLPs and (ii) the ratios of the EV to estimated 2013 and 2014 EBITDA for Inergy Midstream. Evercore calculated all multiples based on closing unit prices as of May 3, 2013 for each respective MLP.

The publicly-traded companies that Evercore deemed to have certain characteristics similar to those of Inergy Midstream were the following:

•	Boardwalk Pipeline Partners, LP

•	El Paso Pipeline Partners, L.P.

•	EQT Midstream Partners, LP

•	Niska Gas Storage Partners LLC

•	PAA Natural Gas Storage, L.P.

•	Spectra Energy Partners, LP

•	TC PipeLines, LP

The financial and operating data for the selected publicly-traded MLPs were based on publicly available filings and financial projections provided by Wall Street equity research. Inergy Midstream’s projected financial metrics for 2013 and 2014 and related financial forecasts were provided by Inergy Midstream’s management. The multiples of EV to EBITDA for the selected public MLPs ranged from 6.7x to 20.0x for calendar year 2013 and from 6.5x to 16.5x for calendar year 2014. Based on the resulting range of multiples and due to certain other considerations related to the specific characteristics of the comparable MLPs, Evercore deemed a range of 14.0x to 18.0x for calendar year 2013 and from 12.0x to 16.0x for calendar year 2014 to be relevant.

Evercore then applied the relevant range of selected multiples to the corresponding financial data of Inergy Midstream. This analysis indicated a value of $19.25 to $32.93 per Inergy Midstream common unit, as compared to the price per Inergy Midstream common unit as of May 3, 2013 of $24.55. Such range implies a value of $21.63 to $36.26 for the Consideration.

Wall Street Research Price Targets

Evercore analyzed Wall Street equity research analyst estimates of the potential future value (commonly referred to as price targets) of the Inergy Midstream common units based on publicly available equity research published on Inergy Midstream. These targets reflect each analyst’s estimate of the future public market trading price of the Inergy Midstream common units and are not discounted to reflect present values. Evercore noted that the range of undiscounted equity analyst price targets of the Inergy Midstream common units published from November 5, 2012 to March 21, 2013 ranged from $24.00 to $28.00 per Inergy Midstream common unit. Such range implies a value of $26.71 to $30.99 for the Consideration. The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the Inergy Midstream common units and these estimates are subject to uncertainties, including the future financial performance of Crestwood and future market conditions.

Preliminary Presentations by Evercore

In addition to the Final Presentation described above, Evercore also made preliminary written presentations (each a “Preliminary Presentation”) to the Crestwood Conflicts Committee on the following dates:

•	April 24, 2013

•	April 26, 2013

•	April 27, 2013

•	April 28, 2013

•	April 30, 2013

•	May 2, 2013 (also presented to the Crestwood Board of Directors)

•	May 4, 2013

•	May 5, 2013

The Preliminary Presentations are filed, as exhibits to the Schedule 13E-3 filed with the SEC by the Transaction Participants on August 9, 2013 in connection with the merger, for informational purposes and because they provide background with respect to the Final Presentation and Evercore’s opinion. The Preliminary Presentations consisted of various summary data and analyses that Evercore utilized in formulating its preliminary perspective on the merger, were for discussion purposes only, and did not present any findings or make any recommendations or constitute an opinion of Evercore with respect to the fairness of the Consideration. The Preliminary Presentations contained substantially similar analyses, based upon discounted cash flow analyses, multiples paid in comparable transactions, trading multiples of comparable partnerships, premiums paid analyses, the historical unit price performance of Crestwood, and analyst price targets (together, the “Valuation Analyses”), all subject to refinement and updates in the Final Presentation. The Preliminary Presentations also contained analyses by Evercore relating to the impact that proposed changes to the merger consideration would have on Crestwood unitholders. The procedures followed by Evercore in preparing the material analyses in the Preliminary Presentations were substantially similar to the procedures used by Evercore to prepare the corresponding analyses in its Final Presentation.

The April 24, 2013 Preliminary Presentation contained an overview of the proposed structure and terms of the merger, an overview of both Inergy Midstream and Crestwood, preliminary Valuation Analyses, a summary analysis of the proposed merger consideration, a summary analysis of the pro forma impact of the merger on Inergy Midstream’s financial performance, and a review of certain benefits and issues for consideration with respect to the proposed consideration (together, the “Preliminary Presentation Materials”). The Preliminary Presentation Materials were based on the information available to Evercore and the proposed terms of the merger as of April 24, 2013, including financial information and market, economic and other conditions as they existed as of such date, as well as Evercore’s preliminary working assumptions at such time, and the observed data and multiples analyzed by Evercore in connection with such Preliminary Presentation Materials. The preliminary Valuation Analyses presented on April 24, 2013, based on the proposed merger consideration and other terms of the merger as of such date, indicated: (i) a value per Crestwood common unit of: $25.94 to $39.91 based on a discounted cash flow analysis based on the implied present value of Crestwood’s projected cash flows; $23.70 to $37.49 based on a discounted cash flow analysis based on the projected standalone distributions to be received by the holders of the Crestwood common units; $10.90 to $23.79 based on a precedent M&A transactions analysis; $16.81 to $29.16 based on a peer group trading analysis; $27.98 to $30.83 based on a premiums paid analysis; $23.53 to $23.98 based on a historical unit price trading analysis; and $26.00 to $32.50 based on Wall Street research price targets; and (ii) a value per Inergy Midstream common unit of: $18.03 to $30.42 based on a discounted cash flow analysis based on the implied present value of Inergy Midstream’s projected cash flows, which implied a value of the proposed merger consideration of $19.55 to $32.70; $21.17 to $29.54 based on a discounted cash flow analysis based on the projected standalone distributions to be received by the holders of Inergy Midstream common units, which implied a value of the proposed merger consideration of $22.88 to $31.77; $13.53 to $22.49 based on a precedent M&A transactions analysis, which implied a value of the proposed merger consideration of $14.77 to $24.29; $17.31 to $25.24 based on a peer group trading analysis, which implied a value of the proposed merger consideration of $18.79 to $27.20; and $24.00 to $28.00 based on Wall Street research price targets, which implied a value of the proposed merger consideration of $25.89 to $30.13.

The April 26, 2013 Preliminary Presentation contained Preliminary Presentation Materials updated to reflect updated market information, financial projections reflecting the Crestwood downside case (as further described in the section titled “Special Factors—Unaudited Financial Projections of Crestwood”) provided to Evercore by Crestwood management, and changes to the proposed merger consideration. As a result of applying different assumptions with respect to cash flow timing, the projected financial information utilized by Evercore differed in immaterial respects from the projected financial information prepared by Crestwood management that is described in “Special Factors—Unaudited Financial Projections of Crestwood”. The Preliminary Presentation Materials were based on the information available to Evercore and the proposed terms of the merger as of April 26, 2013, including financial information and market, economic and other conditions as they existed as of such date, as well as Evercore’s preliminary working assumptions at such time, and the observed data and multiples analyzed by Evercore in connection with such Preliminary Presentation Materials. The preliminary Valuation Analyses presented on April 26, 2013, based on the proposed merger consideration and other terms of the merger as of such date, indicated: (i) a value per Crestwood common unit of: $25.94 to $39.91 based on a discounted cash flow analysis based on the implied present value of Crestwood’s projected cash flows; $23.71 to $37.50 based on a discounted cash flow analysis based on the projected standalone distributions to be received by the holders of the Crestwood common units; $10.90 to $23.79 based on a precedent M&A transactions analysis; $16.81 to $29.16 based on a peer group trading analysis; $29.17 to $30.55 based on a premiums paid analysis; $25.08 to $25.53 based on a historical unit price trading analysis; and $26.00 to $32.50 based on Wall Street research price targets; and (ii) a value per Inergy Midstream common unit of: $18.03 to $30.42 based on a discounted cash flow analysis based on the implied present value of Inergy Midstream’s projected cash flows, which implied a value of the proposed merger consideration of $20.05 to $33.54; $21.17 to $29.54 based on a discounted cash flow analysis based on the projected standalone distributions to be received by the holders of Inergy Midstream common units, which implied a value of the proposed merger consideration of $23.46 to $32.58; $13.53 to $22.49 based on a precedent M&A transactions analysis, which implied a value of the proposed merger consideration of $15.15 to $24.91; $17.31 to $25.24 based on a peer group trading analysis, which implied a value of the proposed merger consideration of $19.27 to $27.90; and $24.00 to $28.00 based on Wall Street research price targets, which implied a value of the proposed merger consideration of $26.55 to $30.91.

The April 27, 2013 Preliminary Presentation contained a summary analysis of the pro forma impact of the merger on Inergy and Crestwood Holdings based on the proposed merger consideration as of such date, and a summary analysis of the pro forma impact of proposed changes to terms of the merger on Crestwood unitholders as well as a description of the breakeven trading yield which would be required on a pro forma basis for Crestwood unitholders to trade at the same unit price as they would have prior to the merger assuming a range of potential merger consideration. This analysis indicated a breakeven yield of: (i) 7.6% to 8.0% for 2013; 7.5% to 7.9% for 2014; 7.6% to 8.0% for 2015; 7.3% to 7.6% for 2016; and 6.9% to 7.1% for 2017 based on the Crestwood base case financial projections and the Inergy Midstream base case financial projections; (ii) 7.7% to 8.1% for 2013; 7.6% to 8.0% for 2014; 7.9% to 8.3% for 2015; 8.2% to 8.7% for 2016; and 8.2% to 8.7% for 2017 based on the Crestwood downside case financial projections and the Inergy Midstream base case financial projections; (iii) 7.7% to 8.1% for 2013; 7.4% to 7.8% for 2014; 7.6% to 8.0% for 2015; 8.0% to 8.4% for 2016; and 8.2% to 8.6% for 2017 based on the Crestwood downside case financial projections and the Inergy Midstream downside case financial projections; and (iv) 7.6% to 8.0% for 2013; 7.3% to 7.7% for 2014; 7.3% to 7.8% for 2015; 7.2% to 7.5% for 2016; and 7.0% to 7.3% for 2017 based on the Crestwood base case financial projections and the Inergy Midstream downside case financial projections. Such pro forma analyses were based on the information available to Evercore and the proposed terms of the merger as of April 27, 2013, including financial information and market, economic and other conditions as they existed as of such date, as well as Evercore’s preliminary working assumptions at such time.

The April 28, 2013 Preliminary Presentation contained a description of the breakeven trading yield which would be required on a pro forma basis for Crestwood unitholders to trade at the same unit price as they would have prior to the merger assuming a range of the potential merger consideration. This analysis indicated a breakeven yield of: (i) 7.7% to 7.8% for 2013; 7.7% to 8.0% for 2014; 7.7% to 8.2% for 2015; 7.4% to 7.7% for 2016; and 7.0% for 2017 based on the Crestwood base case financial projections and the Inergy Midstream base case financial projections; (ii) 7.8% to 7.9% for 2013; 7.7% to 7.8% for 2014; 8.1% to 8.4% for 2015; 8.4% to 8.7% for 2016; and 8.4% to 8.5% for 2017 based on the Crestwood downside case financial projections and the Inergy Midstream base case financial projections; (iii) 7.8% to 8.0% for 2013; 7.5% to 7.7% for 2014; 7.8% to 8.1% for 2015; 8.1% to 8.6% for 2016; and 8.3% to 8.4% for 2017 based on the Crestwood downside case financial projections and the Inergy Midstream downside case financial projections; and (iv) 7.7% to 7.8% for 2013; 7.5% to 7.8% for 2014; 7.4% to 8.0% for 2015; 7.3% to 7.7% for 2016; and 7.1% to 7.2% for 2017 based on the Crestwood base case financial projections and the Inergy Midstream downside case financial projections. This analysis was based on the information available to Evercore and the proposed terms of the merger as of April 28, 2013, including financial information and market, economic and other conditions as they existed as of such date, as well as Evercore’s preliminary working assumptions at such time.

The April 30, 2013, May 2, 2013, and May 4, 2013 Preliminary Presentations contained analyses of the potential impact on, and breakeven yield of, the Crestwood unitholders caused by potential changes to the merger consideration. The April 30 analysis indicated a breakeven yield of: (i) 8.0% to 8.5% for 2013; 7.9% to 8.4% for 2014; 8.0% to 8.4% for 2015; 7.7% to 8.0% for 2016; and 7.2% to 7.5% for 2017 based on the Crestwood base case financial projections and the Inergy Midstream base case financial projections; (ii) 8.1% to 8.4% for 2013; 8.0% to 8.2% for 2014; 8.4% to 8.6% for 2015; 8.7% to 9.0% for 2016; and 8.7% to 9.0% for 2017 based on the Crestwood downside case financial projections and the Inergy Midstream base case financial projections; (iii) 8.1% to 8.4% for 2013; 7.8% to 8.0% for 2014; 8.0% to 8.3% for 2015; 8.4% to 8.7% for 2016; and 8.6% to 8.9% for 2017 based on the Crestwood downside case financial projections and the Inergy Midstream downside case financial projections; and (iv) 8.0% to 8.3% for 2013; 7.7% to 8.0% for 2014; 7.7% to 7.9% for 2015; 7.6% to 7.8% for 2016; and 7.4% to 7.6% for 2017 based on the Crestwood base case financial projections and the Inergy Midstream downside case financial projections. The May 2 analysis indicated a breakeven yield of: (i) 8.4% to 8.5% for 2013; 8.4% for 2014; 8.4% for 2015; 8.1% for 2016; and 7.6% for 2017 based on the Crestwood base case financial projections and the Inergy Midstream base case financial projections; (ii) 8.5% to 8.6% for 2013; 8.4% to 8.5% for 2014; 8.9% for 2015; 9.2% for 2016; and 9.2% for 2017 based on the Crestwood downside case financial projections and the Inergy Midstream base case financial projections; (iii) 8.5% to 8.6% for 2013; 8.2% to 8.3% for 2014; 8.5% for 2015; 8.9% for 2016; and 9.1% for 2017 based on the Crestwood downside case financial projections and the Inergy Midstream downside case financial projections; and (iv) 8.4% to 8.5% for 2013; 8.2% for 2014; 8.1% for 2015; 7.9% to 8.0% for 2016; and 7.7% to 7.8% for 2017 based on the Crestwood base case financial projections and the Inergy Midstream downside case financial projections. The May 4 analysis indicated a breakeven yield of: (i) 8.3% to 8.5% for 2013; 8.2% to 8.4% for 2014; 8.2% to 8.4% for 2015; 7.9% to 8.1% for 2016; and 7.4% to 7.6% for 2017 based on the Crestwood base case financial projections and the Inergy Midstream base case financial projections; (ii) 8.4% to 8.6% for 2013; 8.2% to 8.5% for 2014; 8.6% to 8.9% for 2015; 9.0% to 9.2% for 2016; and 9.0% to 9.2% for 2017 based on the Crestwood downside case financial projections and the Inergy Midstream base case financial projections; (iii) 8.4% to 8.6% for 2013; 8.0% to 8.3% for 2014; 8.3% to 8.5% for 2015; 8.7% to 8.9% for 2016; and 8.9% to 9.1% for 2017 based on the Crestwood downside case financial projections and the Inergy Midstream downside case financial projections; and (iv) 8.3% to 8.5% for 2013; 8.0% to 8.2% for 2014; 7.9% to 8.1% for 2015; 7.7% to 7.9% for 2016; and 7.5% to 7.7% for 2017 based on the Crestwood base case financial projections and the Inergy Midstream downside case financial projections. These analyses were based on the information available to Evercore and the proposed terms of the merger as of the respective dates of such Preliminary Presentations, including financial information and market, economic and other conditions as they existed as of such dates, as well as Evercore’s preliminary working assumptions at such times.

The May 5, 2013 Preliminary Presentation, delivered prior to the Final Presentation on May 5, 2013, contained Preliminary Presentation Materials revised to reflect updated market information and changes to the proposed merger consideration. The Preliminary Presentation Materials were based on the information available to Evercore and the proposed terms of the merger as of May 5, 2013, including financial information and market, economic and other conditions as they existed as of such date, as well as Evercore’s preliminary working assumptions (including with respect to its assumptions regarding the fully diluted unit count for Crestwood and Inergy Midstream) at such time, and the observed data and multiples analyzed by Evercore in connection with such Preliminary Presentation Materials. The preliminary Valuation Analyses presented on May 5, 2013, based on the proposed merger consideration and other terms of the merger as of such date, indicated: (i) a value per Crestwood common unit of: $26.72 to $40.72 based on a discounted cash flow analysis based on the implied present value of Crestwood’s projected cash flows; $23.71 to $37.50 based on a discounted cash flow analysis based on the projected standalone distributions to be received by the holders of the Crestwood common units; $10.90 to $23.80 based on a precedent M&A transactions analysis; $18.67 to $29.17 based on a peer group trading analysis; $27.78 to $29.11 based on a premiums paid analysis; $24.84 to $25.58 based on a historical unit price trading analysis; and $24.00 to $32.50 based on Wall Street research price targets; and (ii) a value per Inergy Midstream common unit of: $17.08 to $29.45 based on a discounted cash flow analysis based on the implied present value of Inergy Midstream’s projected cash flows, which implied a value of the proposed merger consideration of $19.30 to $32.54; $21.17 to $29.54 based on a discounted cash flow analysis based on the projected standalone distributions to be received by the holders of Inergy Midstream common units, which implied a value of the proposed merger consideration of $23.68 to $32.64; $13.53 to $22.49 based on a precedent M&A transactions analysis, which implied a value of the proposed merger consideration of $15.50 to $25.10; $19.25 to $32.93 based on a peer group trading analysis, which implied a value of the proposed merger consideration of $21.63 to $36.26; and $24.00 to $28.00 based on Wall Street research price targets, which implied a value of the proposed merger consideration of $26.71 to $30.99.

The Final Presentation and each of the Preliminary Presentations will be made available for inspection and copying at the principal executive offices of Crestwood during its regular business hours by any unitholder of Crestwood or representative who has been so designated in writing. Crestwood will also provide a copy of the Final Presentation and the Preliminary Presentations, without charge, by written or oral request directed to Crestwood at the address and telephone number specified in the section titled “Where You Can Find More Information.”

General

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. In connection with the review of the merger by the Crestwood Conflicts Committee, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have considered various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Evercore’s view of the value of Crestwood or Inergy Midstream. No company used in the above analyses as a comparison is directly comparable to Crestwood or Inergy Midstream, and no precedent transaction used is directly comparable to the merger. Further, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, MLPs, MLP general partners or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Crestwood and Inergy Midstream.

Evercore prepared these analyses for the purpose of providing an opinion to the Crestwood Conflicts Committee as to the fairness, from a financial point of view, to the holders of the Crestwood common units other than the Crestwood Affiliated Entities and their affiliates of the Consideration. These analyses do not purport to be appraisals or necessarily to reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates. The Consideration to be received by the holders of the Crestwood common units other than the Crestwood Affiliated Entities was determined through arm’s length negotiations between Crestwood and Inergy Midstream and was approved by the Crestwood Conflicts Committee, the independent committee of the board of directors of NRGM GP and the board of directors of NRGM GP. Evercore did not recommend any specific consideration to Inergy Midstream or the Crestwood Conflicts Committee or that any given consideration constituted the only appropriate consideration.

Crestwood has agreed to pay to Evercore $2,750,000 for its services in connection with the merger, $500,000 of which became payable upon Evercore’s engagement by the Committee, $1,500,000 of which became payable upon delivery of Evercore’s opinion to the Committee and the remainder of which is payable at, and contingent upon, consummation of the merger. Crestwood has also agreed to reimburse Evercore for its reasonable out-of-pocket third party expenses incurred in connection with its engagement and has agreed to indemnify Evercore and its members, partners, officers, directors, advisors, representatives, employees, agents, affiliates or controlling persons, if any, against certain liabilities and expenses arising out of or in connection with Evercore’s engagement.

In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of Crestwood, Inergy Midstream, NRGY or any of their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments. During the past two years, no material relationship existed between Evercore and its affiliates, on the one hand, and Crestwood, Inergy Midstream, NRGY, First Reserve, John J. Sherman or any of their respective affiliates, on the other hand, pursuant to which compensation was received or was intended to be received by Evercore or its affiliates as a result of such a relationship, and no such relationship is mutually understood to be contemplated. Evercore may provide financial or other services to Crestwood, Inergy Midstream or any of their respective affiliates in the future and in connection with any such services Evercore may receive compensation. Except for the services provided to the Crestwood Conflicts Committee, Evercore has not provided any services to Crestwood or any of its affiliates in connection with the merger.

The Crestwood Conflicts Committee engaged Evercore to act as its financial advisor based on its qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.

The Crestwood Conflicts Committee invited representatives of Evercore, which had previously represented the Crestwood Conflicts Committee on an unrelated matter, to attend a meeting of the Crestwood Conflicts Committee held on April 10, 2013 in order to consider Evercore’s possible retention as financial advisor to the Crestwood Conflicts Committee. At that meeting, representatives of Evercore discussed their master limited partnership conflicts committee experience and qualifications, the mergers and acquisitions market for midstream companies generally, their analyses of Crestwood and of Inergy Midstream based on publicly available information and Evercore’s proposed role and staffing if it were selected as financial advisor to the Crestwood Conflicts Committee. The representatives of Evercore also noted that Evercore had not done any work for Crestwood and its affiliates, or for NRGY or Inergy Midstream or their respective affiliates, in the past five years. After the representatives of Evercore left the meeting, the Crestwood Conflicts Committee considered the discussion with Evercore, along with the qualifications, experience and reputation of Evercore, and determined to retain Evercore as its financial advisor if an acceptable engagement letter could be negotiated with Evercore and if Evercore would confirm that it had not been retained by First Reserve Corp. in the past five years. Following such confirmation and negotiation of an acceptable engagement letter, Evercore was formally retained on April 23, 2013.

Presentation of Citi, Financial Advisor to Crestwood and Crestwood Holdings

Citi serves as a financial advisor to Crestwood and Crestwood Holdings in connection with the proposed merger. On May 1, 2013, at a meeting of the Crestwood Board of Directors, held to evaluate the merger, Citi presented to the Crestwood Board of Directors a summary of certain financial metrics related to Crestwood and the merger (the “Citi Presentation”). Citi was neither engaged nor was it requested to, and it did not render, a fairness opinion in connection with the merger and the Citi Presentation was provided for the information of the Crestwood Board of Directors. An opinion as to such matters was provided by Evercore to the Crestwood Conflicts Committee. Evercore was sole financial advisor to the Crestwood Conflicts Committee and provided the sole financial opinion as to whether the transaction was fair to the unitholders of Crestwood. See the section titled “—Opinion of Evercore, Financial Advisor to the Crestwood Conflicts Committee.”

The full Citi Presentation is attached to Schedule 13E-3 filed by Crestwood and the other filing persons listed thereon with the SEC on August 8, and is incorporated into this proxy statement/prospectus by reference in its entirety. The summary of the Citi Presentation set forth below is qualified in its entirety by reference to the full Citi Presentation. You are urged to read the Citi Presentation carefully and in its entirety.

In preparing the Citi Presentation for the Crestwood Board of Directors, Citi reviewed certain financial forecasts and other information and data relating to Crestwood and Inergy Midstream provided to or discussed with Citi by the respective managements of Crestwood and Inergy Midstream, including information relating to distributions and information regarding potential strategic implications and operational benefits (including amounts, timing and achievability) anticipated by the management of Crestwood to result from the merger. Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the managements of Crestwood and Inergy Midstream that they were not aware of any relevant information that was omitted or remained undisclosed to Citi. With respect to financial forecasts and other information and data relating to Crestwood and Inergy Midstream provided to or otherwise reviewed by or discussed with Citi, including with respect to distributions and as to strategic implications and operational benefits resulting from the merger, Citi was advised by the managements of Crestwood and Inergy Midstream, and Citi assumed, with Crestwood’s consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Crestwood and Inergy Midstream, as the case may be, as to the future financial performance of Crestwood and Inergy Midstream, such strategic implications and operational benefits and the other matters covered thereby.

The following is a summary of the material financial presentations included in the Citi Presentation. The financial presentations summarized below include information presented in tabular format. In order to fully understand Citi’s financial presentations, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the Citi Presentation. Considering the data below without considering the full narrative description of the Citi Presentation, including the methodologies and assumption underlying the Citi Presentation, could create a misleading or incomplete view of the Citi Presentation. In addition to the matters summarized below, the Citi Presentation also included (A) certain summary historic and projected information for certain other companies in the liquids and natural gas transportation and storage and gathering and processing sectors regarding (i) the relationship between enterprise value and equity market valuations, (ii) the impact of distribution growth on equity market values, (iii) the relationship between current yields and each of distribution coverage and firm value and (iv) year to date price performance and (B) historic and pro forma ratings information and expectations for Crestwood, Inergy Midstream and the pro forma combined entity.

Selected Trading Comparables

Citi presented a comparison of certain financial metrics for Crestwood, Inergy Midstream, the pro forma combined entity and the following selected publicly traded master limited partnerships, referred to as the selected MLPs:

•	Access Midstream Partners LP

•	Atlas Pipeline Partners L.P.

•	Boardwalk Pipeline Partners L.P.

•	Crosstex Energy L.P.

•	DCP Midstream Partners L.P.

•	Eagle Rock Energy Partners L.P.

•	EQT Midstream Partners LP

•	NRGY

•	MarkWest Energy Partners L.P.

•	Martin Midstream Partners L.P.

•	PAA Natural Gas Storage L.P.

•	PVR Partners L.P.

•	Regency Energy Partners L.P.

•	Spectra Energy Partners L.P.

•	Summit Midstream Partners LP

•	Targa Resources Partners L.P.

•	TC PipeLines L.P.

•	Western Gas Partners LP

Citi selected these master limited partnerships based on its professional judgment and experience, taking into account, among other factors, the size of Crestwood, Inergy Midstream, the pro forma combined entity and the selected MLPs, the operational and financial capabilities of Crestwood, Inergy Midstream and the pro forma combined entity compared with the selected MLPs, the competitive landscape in which Crestwood, Inergy Midstream, the pro forma combined entity and the selected MLPs operate and the midstream gathering operations of Crestwood, Inergy Midstream, the pro forma combined entity and the selected MLPs. Although none of the selected MLPs is directly comparable to Crestwood, Inergy Midstream or the pro forma combined entity, the selected MLPs were chosen because they are publicly traded master limited partnerships with operations or businesses that for purposes of comparison may be considered similar or reasonably comparable to those of Crestwood, Inergy Midstream and the pro forma combined entity.

Citi reviewed, among other things, (i) firm values of the selected MLPs, calculated as equity value of the limited partnership interests (based on the closing unit price on April 26, 2013) plus equity value of the general partner interests (based on (a) the closing unit price on April 26, 2013, if publicly traded, or (b) the equity value of the limited partnership interests as adjusted for the cash flows attributable to the general partner interests and incentive distribution rights) plus net debt, less cash and other adjustments, (ii) calendar year 2013 estimated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, of the selected MLPs, (iii) calendar years 2013 through 2015 estimated distribution growth of the selected MLPs, calculated as the compound annual growth rates of the estimated annual distributions to be declared, (iv) debt of the selected MLPs as a multiple of calendar year 2013 EBITDA, (v) percentage of the selected MLPs’ business derived from fee-based arrangements, as presented by the selected MLP and (vi) yield as of April 26, 2013, calculated as the current declared annual distribution divided by the closing unit price on April 26, 2013. Citi then compared the results of their analyses to corresponding data for Crestwood, Inergy Midstream and the pro forma combined entity, adjusting calendar year 2013 EBITDA for the pro forma combined entity for certain synergies expected by the management of Crestwood to be realized in connection with the merger. Financial data of the selected MLPs were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of Crestwood were based on financial forecasts of estimates relating to Crestwood prepared by the management of Crestwood. Financial data of Inergy Midstream were based on financial forecasts of estimates relating to Inergy Midstream prepared by the management of Inergy Midstream.

The following table summarizes the results of these comparisons:

dollar values in millions	Low		High		Crestwood		Inergy Midstream		Pro forma combined entity
Firm Value	$1,512.30		$11,720.80		$2,516.00		$3,101.10		$5,617.10
2013 EBITDA	$90.00		$776.10		$173.30		$194.30		$372.50
2013 – 2015 Estimated Distribution Growth	0.0%		20.4%		7.6%		4.0%		8.3%
Debt / 2013 EBITDA	0.0	x	5.3	x	3.7	x	3.5	x	3.5	x
Percentage of Business from Fees	21%		100%		98%		89%		93%
Yield	3%		9%		9%		6%		N/A

Selected Precedent Transactions Review

Citi presented a summary of certain financial information relating to the impact on yields resulting from the following selected midstream master limited partnership transactions.

Date	Acquirer	Target
10/20/1997	Kinder Morgan Energy Partners, L.P.	Santa Fe Pacific Pipeline Partners LP
12/14/2003	Enterprise Products Partners L.P.	Gulfterra Energy Partners, L.P.
11/1/2004	Valero LP	Kaneb Pipeline Partners, L.P.
6/12/2006	Plains All American Pipeline, L.P.	Pacific Energy Partners, L.P.
6/29/2009	Enterprise Products Partners L.P.	Teppco Partners, L.P.
2/23/2011	Enterprise Products Partners L.P.	Duncan Energy Partners L.P.
1/29/2013	Kinder Morgan Energy Partners, L.P.	Copano Energy, L.L.C.

Citi reviewed, among other things, (i) the pre-announcement weighted average indicative yield of the pro forma combined entity, calculated as the average of the pre-announcement yields of the acquirer and target companies weighted by the relative equity values of the acquirer and target companies (based on the closing unit price on the day immediately preceding the announcement) and (ii) the yield of the acquirer company one, three and six months after the consummation of the transaction. The financial data of the acquirer and target companies were based on public filings and other publicly available information.

The following table summarizes the results of these calculations:

	Weighted Average Indicative Yield	Yield
		1-Month	3-Months	6-Months
Kinder Morgan / Santa Fe Pacific Pipeline	6.5%	5.7%	5.3%	5.6%
Enterprise Products / Gulfterra	6.6%	6.1%	6.5%	6.9%
Valero LP / Kaneb Pipeline Partners	7.8%	5.5%	5.2%	5.1%
Plains All American / Pacific Energy	6.4%	6.3%	6.3%	5.5%
Enterprise Products / Teppco	8.9%	7.9%	7.8%	6.8%
Enterprise Products / Duncan Energy	5.4%	5.4%	5.5%	5.3%
Kinder Morgan / Copano	5.9%	5.9%	5.8%	N/A

Illustrative Pro Forma Yield Valuation Impact

Citi provided a summary of the illustrative pro forma impact of the merger on the pro forma combined entity using financial forecasts of estimates relating to Crestwood prepared by the management of Crestwood and financial forecasts of estimates relating to Inergy Midstream prepared by the management of Inergy Midstream. Citi calculated a range of implied per unit valuations for the pro forma combined entity as of April 26, 2013 and for fiscal years 2013 through 2015, by dividing the estimated distribution of the pro forma combined entity by a range of potential yields, with the low end of such valuation range reflecting Crestwood’s yield as of April 26, 2013, and the high end of such valuation range reflecting Inergy Midstream’s yield as of April 26, 2013. Citi then calculated an implied range of premium or discount to Crestwood’s estimated per unit valuation for each of the relevant periods by comparing the per unit valuations implied by the illustrative pro forma yield analysis to Crestwood’s estimated per unit valuation for each of the relevant periods. This presentation was illustrative only and was neither a prediction or assurance as to the future value of the units of the combined companies, or the price at which they might trade.

The following table summarizes the results of these calculations:

	Implied Per Unit Price		Premium (Discount) to Crestwood’s Estimated Per Unit Valuation
	Low	High	Low	High
As of April 26, 2013	$20.23	$27.09	(16.0%)	12.6%
2013	$21.57	$28.89	(10.5%)	19.9%
2014	$23.75	$31.81	(3.6%)	29.1%
2015	$25.31	$33.90	(9.3%)	21.5%

Miscellaneous

Under the terms of Citi’s engagement, Crestwood and Crestwood Holdings have agreed to pay Citi for its financial advisory services in connection with the merger an aggregate fee equal to approximately $15 million, consisting of (i) $3 million payable by Crestwood Holdings upon the consummation of the Precedent Transactions and (ii) $12 million payable by Crestwood upon the vote of the unitholders of Crestwood in connection with the merger or the consummation of the merger. Citi has agreed to reimburse Crestwood and Crestwood Holdings for certain amounts if Citi receives fees from certain financing activities for which Citi is a bookrunner. Crestwood has also agreed to reimburse Citi for certain reasonable travel, out of pocket and other deal related expenses, including reasonable fees and expenses of Citi’s external legal counsel, and to indemnify Citi and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Citi and its affiliates in the past have provided, currently are providing and in the future may provide investment banking and other services to Crestwood and Inergy Midstream unrelated to the proposed merger, for which services Citi and its affiliates have received and expect to receive compensation, including, without limitation, acting as (i) joint lead arranger and joint bookrunner in connection with Crestwood’s May 2013 $400,000,000 term loan facility and Inergy Midstream’s proposed 2013 $1,000,000,000 revolving loan facility, (ii) joint bookrunner in connection with Crestwood’s March 2013 $124 million common unit offering, July 2012 $120 million common unit offering, January 2012 $124 million common unit offering, November 2012 offering of 7.75% Senior Notes, due 2019 (aggregate principal amount $150 million), (iii) syndicate lender in connection with Crestwood’s and Crestwood Holdings’ March 2012 acquisition of certain assets of Antero Resources Appalachian Corporation, (iv) syndicate lender in connection with Crestwood’s November 2012 $550 million senior secured revolving credit facility, and May 2011 $500 million senior secured revolving credit facility, (v) joint lead arranger and joint bookrunner in connection with Crestwood Holding’s March, 2012 $200 million senior secured revolving credit facility, (vi) syndication agent in connection with Inergy Midstream’s May 2013 consent solicitation relating to its 6.0% senior notes, due 2020, (vii) joint bookrunner in connection with Inergy Midstream’s November 2012 offering of 6.0% Senior Notes, due 2020 (aggregate principal amount $500 million), (viii) syndicate lender in connection with Inergy Midstream’s November 2011 $500 million senior secured revolving credit facility, (ix) joint bookrunner in connection with NRGY’s May 2011 $373 million common unit offering, (x) co-manager in connection with NRGY’s January 2011 offering of 6.875 Senior Notes, due 2021 (aggregate principal amount $750 million), (xi) syndicate lender in connection with NRGY’s November 2012 acquisition of Rangeland Energy LLC, July 2011 $700 million senior secured revolving credit facility, and January 2011 $300 million senior secured term loan agreement. Excluding the compensation paid and payable to Citi as described above in connection with the merger, during the past two years, Citi and its affiliates have received in the aggregate approximately $3,546,071 from Crestwood and Crestwood Holdings as compensation for investment banking services. During the past two years, Citi and its affiliates have received in the aggregate approximately $6,125,637 from Inergy Midstream and NRGY as compensation for investment banking services. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities of Crestwood and Inergy Midstream for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in those securities. In addition, Citi and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with Crestwood, Inergy Midstream and their respective affiliates.

Crestwood selected Citi as its financial advisor in connection with the merger based on Citi’s reputation and experience. Citi is an internationally recognized investment banking firm which regularly provides advice with respect to mergers and acquisitions, negotiated underwritings, competitive bids, private placements and other transactions.

Following Crestwood’s receipt of the process letter sent by Greenhill on February 11, 2013, representatives of Crestwood contacted Citi to solicit Citi’s interest in acting as financial advisor to Crestwood in a potential transaction with Inergy Midstream. Crestwood approached Citi because of their experience and qualifications regarding mergers and acquisitions and their expertise in capital markets transactions on behalf of clients that are master limited partnerships, including recent transactions involving Crestwood and Inergy Midstream. In addition, as described above, Crestwood and its affiliates had retained Citi on several prior occasions and valued their familiarity with Crestwood. At Crestwood’s request, Citi confirmed that Citi did not have any pending conflicts with respect to its participation as an advisor of Crestwood in a transaction with Inergy Midstream. Crestwood management considered the qualifications, experience and reputation of Citi, and determined to retain Citi as its financial advisor if an acceptable engagement letter could be negotiated with Citi. Citi commenced providing services on February 13, 2013 and was subsequently formally retained on February 25, 2013.

Position of Crestwood Holdings and FR Fund XI as to the Fairness of the Merger

Under SEC rules, Crestwood Holdings and FR Fund XI are required to express their belief as to the fairness of the merger to the unaffiliated unitholders of Crestwood. Crestwood Holdings and FR Fund XI are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 under the Exchange Act. Crestwood Holdings and FR Fund XI did not undertake any independent evaluation of the fairness of the proposed merger to the unaffiliated unitholders of Crestwood or engage a financial advisor for such purpose. However, based on the same factors considered by, and the analysis and resulting conclusions of, the Crestwood Board of Directors and Crestwood Conflicts Committee described in the section entitled “—Recommendations of the Crestwood Board of Directors and the Crestwood Conflicts Committee and Reasons for the Merger; Fairness of the Merger” (which analysis and resulting conclusions Crestwood Holdings adopts), Crestwood Holdings and FR Fund XI believe that the merger is substantively and procedurally fair to Crestwood’s unaffiliated unitholders.

The foregoing discussion of the factors considered by Crestwood Holdings and FR Fund XI in connection with the fairness of the merger is not intended to be exhaustive but is believed to include all material factors considered by Crestwood Holdings and FR Fund XI. Crestwood Holdings and FR Fund XI did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the merger. Rather, Crestwood Holdings and FR Fund XI made their respective fairness determinations after considering all of the factors as a whole.

Unaudited Financial Projections of Crestwood

Crestwood does not as a matter of course make public projections as to future sales, earnings or other results. However, the management of Crestwood has prepared the prospective financial information set forth below to provide Crestwood unitholders with certain non-public unaudited information that was provided to the Crestwood Conflicts Committee and to the board of directors of NRGM GP. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Crestwood’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of such management’s knowledge and belief, the expected course of action and the expected future financial performance of Crestwood. However, this information is not fact. None of the unaudited financial projections reflect any impact of the transactions.

Neither Crestwood’s nor Inergy Midstream’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The reports of the independent registered public accounting firms incorporated by reference into this proxy statement/prospectus relate to the historical financial information of Crestwood and Inergy Midstream, respectively. Such reports do not extend to the unaudited financial projections and should not be read to do so.

The following table sets forth projected financial information for Crestwood for the fiscal years ended December 31, 2013, 2014, 2015, 2016 and 2017 that was developed by Crestwood management for purposes of their evaluation of the proposed transactions, presented to the Crestwood Board of Directors on May 1, 2013 and also provided to Citi, Evercore, the Crestwood Conflicts Committee and the board of directors of NRGM GP. These projections assume two cases called the “Crestwood base case” and the “Crestwood downside case,” respectively.

The Crestwood base case utilizes an operating model generated by Crestwood management based on Crestwood’s existing business and planned organic growth projects and assumes (i) a 29% five-year compounded annual growth rate in rich natural gas revenues, driven by an expected growth in volumes of 28% in the Marcellus, 6% in the Barnett, and 33% in the Granite Wash, (ii) a 10% five-year compounded annual growth rate in dry natural gas revenues, driven by an expected growth in volumes of 22% in the Fayetteville, 1% in the Barnett and no incremental volume growth in the Haynesville, (iii) a 3% annual increase in fixed operations and maintenance expense, increases in variable operations and maintenance expenses tied to increasing volumes and a 3% annual increase in general and administrative expenses and (iv) an increase in distributions per limited partner unit driven by targeted coverage ratios increasing from .95x in 2013 to 1.05x in 2014, 1.10x in 2015, 1.09x in 2016 and 1.05x in 2017. The Crestwood base case does not include any “wedge capital” for unidentified growth projects and acquisitions.

The Crestwood downside case assumes the same forecast methodology as the Crestwood base case except that it utilizes Crestwood management’s estimate of Crestwood’s business performance in the event of sustained natural gas prices of $3.00 per million British thermal units and assuming, as a result, (i) a 24% five-year compounded annual growth rate in rich natural gas revenues, driven by an expected growth in volumes of 18% in the Marcellus, 6% in the Barnett, and 33% in the Granite Wash, (ii) a 1% five-year compounded annual decline in dry natural gas revenues, driven by an expected decline in volumes of 6% in the Barnett and 21% in the Haynesville, which is partially offset by expected growth of 6% in the Fayetteville, (iii) downward adjustments in capital expenditures and operations and maintenances expenses as a result of decreasing volumes and (iii) no increase in the distribution per limited partner unit until the coverage ratio exceeds 1.05x. The Crestwood downside case does not include any “wedge capital” for unidentified growth projects and acquisitions.

	Crestwood Base Case					Crestwood Downside Case
	2013E	2014E	2015E	2016E	2017E	2013E	2014E	2015E	2016E	2017E
	($in millions except per unit amounts)
Total Rich Natural Gas Revenue	$167	$204	$243	$266	$286	$167	$186	$205	$222	$235
Total Dry Natural Gas Revenue	$85	$95	$117	$137	$153	$85	$83	$86	$88	$91
Total Revenue, Less Purchases	$252	$299	$360	$402	$439	$252	$269	$291	$310	$326
Operating Expenses	$(51)	$(55)	$(59)	$(63)	$(65)	$(51)	$(54)	$(56)	$(57)	$(59)
G&A Expenses	$(28)	$(29)	$(31)	$(32)	$(33)	$(28)	$(29)	$(31)	$(32)	$(33)

Adjusted EBITDA	$173	$215	$270	$308	$341	$173	$186	$205	$221	$235

Capital Expenditures	$136	$115	$80	$81	$75	$136	$81	$49	$49	$46

Distributable Cash Flow	$125	$160	$204	$236	$261	$125	$132	$141	$152	$159
Distribution Per Limited Partner Unit	$2.04	$2.09	$2.37	$2.63	$2.89	$2.04	$2.04	$2.04	$2.04	$2.07
Total coverage ratio	0.95x	1.05x	1.10x	1.09x	1.05x	0.95x	0.90x	0.96x	1.03x	1.05x
Further detail regarding the projected financial information provided in the table above is set forth in Annex I.

As a result of applying different assumptions with respect to cash flowing timing, the projected financial information utilized by Evercore in the preparation of its opinion, as further described in the section titled “Special Factors—Opinion of Evercore, Financial Advisor to the Crestwood Conflicts Committee,” differed in immaterial respects from the projected financial information prepared by Crestwood management that is set forth in the table below and in Annex I.

In addition, set forth in Annex I are three additional presentations of projected financial information for the fiscal years ended December 31, 2013, 2014, 2015, 2016 and 2017 that were developed by Crestwood management at the request of NRGM GP in connection with NRGM GP’s internal evaluation of the merger. The first two presentations are based upon the Crestwood base case and Crestwood downside case, respectively, but include “wedge capital” for unidentified growth projects and acquisitions. The third presentation assumes a “Crestwood upside case” (as further described in Annex I) and includes “wedge capital” for unidentified growth projects and acquisitions.

Also set forth in Annex I are two additional presentations of projected financial information for each of Inergy Midstream and NRGY that were developed by Crestwood management in connection with CMLP GP’s internal evaluation of the merger. The first presentation is based upon the “Inergy Midstream base case” that was provided by Inergy Midstream management to Crestwood management and described at page J-14 but was further adjusted by Crestwood management (as described in Annex I). The second presentation is based upon the “NRGY base case” that was provided by NRGY management to Crestwood management and described at page J-8 but was likewise further adjusted by Crestwood management (as described in Annex I).

As part of its Final Presentation to the Crestwood Board of Directors and the Crestwood Conflicts Committee, Evercore conducted an analysis of the pro forma impact of the merger utilizing projections prepared by Crestwood management and Inergy Midstream management and assuming both a scenario where the companies performed in accordance with their “base cases” following the merger and a scenario where the companies performed in accordance with their “downside cases” following the merger. This pro forma impact analysis is described in further detail in Annex I.

General

While the unaudited financial projections summarized above were prepared in good faith and based on information available at the time of preparation, no assurance can be made regarding future events. The estimates and assumptions underlying the unaudited financial projections involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under

“Risk Factors” and “Cautionary Statements Regarding Forward-Looking Statements,” all of which are difficult to predict and many of which are beyond the control of Crestwood, and will be beyond the control of the combined partnership. There can be no assurance that the underlying assumptions will prove to be accurate or that the projected results will be realized, and actual results will likely differ, and may differ materially, from those reflected in the unaudited financial projections, whether or not the transactions are completed. As a result, the unaudited financial projections cannot be considered a reliable predictor of future operating results.

While presented with numerical specificity, the unaudited financial projections reflect numerous estimates and assumptions made by Crestwood management with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to Crestwood’s business, all of which are difficult to predict and many of which are beyond Crestwood’s control. In developing the projections, management of the general partner of Crestwood made numerous material assumptions with respect to Crestwood for the period from 2013 to 2017, including:

•	the cash flow from existing assets and business activities;

•	organic growth opportunities and projected volume growth and the amounts and timing of related costs and potential economic returns;

•	the amount of maintenance and growth capital expenditures;

•	outstanding debt during applicable periods, and the availability and cost of capital; and

•	other general business, market and financial assumptions.

By including in this proxy statement/prospectus a summary of certain of the unaudited financial projections, neither Crestwood nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Crestwood compared to the information contained in the financial projections. The unaudited financial projections cover multiple years and such information by its nature becomes less predictive with each succeeding year. Neither Crestwood nor, following completion of the merger, the combined partnership undertakes any obligation, except as required by law, to update or otherwise revise the unaudited financial projections contained in this proxy statement/prospectus to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events or to reflect changes in general economic or industry conditions, even in the event that any or all of the underlying assumptions are shown to be in error.

The summaries of the unaudited financial projections are not included in this proxy statement/prospectus in order to induce any Crestwood unitholder to vote in favor of the proposal to approve the merger agreement or any of the other proposals to be voted on at the special meeting of Crestwood unitholders.

Financing of the Cash Consideration

The approximately $10 million of the cash consideration payable to Crestwood unitholders in the merger that will be funded by Crestwood Holdings will be funded by cash on hand at Crestwood Holdings. There are no alternative financing arrangements or alternative financing plans in the event the cash consideration is not funded by cash on hand at Crestwood Holdings.

The merger is not contractually conditioned on Inergy Midstream’s ability to obtain financing to fund the merger. The cash consideration in connection with the merger will be funded by Inergy Midstream with cash on hand and through a borrowing of approximately $25 million under its existing secured revolving credit facility described below.

On December 21, 2011, Inergy Midstream entered into a Credit Agreement, as amended by that certain Amendment No. 1 to the Credit Agreement dated as of November 16, 2012 (as amended, the “Credit Agreement”) by and between Inergy Midstream, as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

The Credit Agreement provides for a $500 million revolving credit facility (the “Revolving Credit Facility”), with a maturity date five years from the closing. The Revolving Credit Facility is available to fund working capital and internal growth projects, to make acquisitions and for general partnership purposes. The Revolving Credit Facility has an accordion feature that allows Inergy Midstream to increase the available borrowings under the facility by up to $250 million, subject to the lenders agreeing to satisfy the increased commitment amounts under the facility and the satisfaction of certain other conditions. In addition, the Revolving Credit Facility includes a sub-limit up to $10 million for same-day swing line advances and a sub-limit up to $100 million for letters of credit.

The Credit Agreement contains various covenants and restrictive provisions that limit Inergy Midstream’s ability to, among other things:

•	incur additional debt;

•	make distributions on or redeem or repurchase common units;

•	make certain investments and acquisitions;

•	incur or permit certain liens to exist;

•	enter into certain types of transactions with affiliates;

•	merge, consolidate or amalgamate with another company; and

•	transfer or otherwise dispose of assets.

If Inergy Midstream should fail to perform its obligations under these and other covenants, the revolving credit commitment could be terminated and any outstanding borrowings, together with accrued interest, under the Revolving Credit Facility could be declared immediately due and payable. The Credit Agreement also has cross default provisions that applies to any other material indebtedness Inergy Midstream may have.

Borrowings under the Revolving Credit Facility are generally secured by all of Inergy Midstream’s assets, and loans thereunder (other than swing line loans) bear interest at Inergy Midstream’s option at either:

•

the Alternate Base Rate, which is defined as the highest of (i) the federal funds rate plus 0.50%; (ii) JPMorgan Chase Bank, N.A.’s prime rate; or (iii) the Adjusted LIBO Rate plus 1%; plus a margin varying from 0.75% to 1.75% depending on Inergy Midstream’s most recent total leverage ratio; or

•

the Adjusted LIBO Rate, which is defined as the LIBO Rate adjusted to account for the maximum reserve percentages for eurocurrency funding required pursuant to Regulation D or similar regulations; plus a margin varying from 1.75% to 2.75% depending on Inergy Midstream’s most recent total leverage ratio.

Swing line loans bear interest at the Alternate Base Rate plus a margin varying from 0.75% to 1.75%. The unused portion of the Revolving Credit Facility is subject to a commitment fee ranging from 0.30% to 0.50% per annum according to Inergy Midstream’s most recent total leverage ratio. Interest on Alternative Base Rate loans is payable quarterly or, if the Adjusted LIBO Rate applies, it may be paid at more frequent intervals.

The Revolving Credit Facility requires maintenance of (i) a consolidated leverage ratio (as defined in the Credit Agreement) of not more than 5.00 to 1.00 or not more than 5.50 to 1.0 for any two consecutive fiscal quarters ending on or immediately after the date of the consummation of a Permitted Acquisition (as defined in the Credit Agreement) in excess of $50,000,000, (ii) an interest coverage ratio (as defined in the Credit Agreement) of not less than 2.50 to 1.00, and (iii) a senior secured leverage ratio of not more than 3.75 to 1.00 on and after the cumulative issuance of $200,000,000 or more of Permitted Junior Debt (as such terms are defined in the Credit Agreement).

Fees and Expenses

The following is an estimate of the fees and expenses incurred or to be incurred in connection with the proposed merger:

Description	Amount (in millions)
Financing fees and expenses and other professional fees	$18.2
Transaction advisory fees	$14.6
Legal fees and expenses	$5.3
Accounting expenses	$0.5
Printing, proxy solicitation and mailing costs	$0.5
Filing fees	$0.2
Miscellaneous	$0.4
Total	$39.7

Subject to the termination fees payable under certain circumstances, the merger agreement provides that each of Crestwood and Inergy Midstream will generally pay its own costs and expenses in connection with the merger. For more information relating to the termination fees please read “The Merger Agreement—Termination Fees.”

Interests of Certain Persons in the Merger

Crestwood

In considering the recommendation of the Crestwood Board of Directors to approve the merger, the merger agreement and the transactions contemplated thereby, Crestwood unitholders should be aware that some of the executive officers and directors of CMLP GP have interests in the merger that may differ from, or be in addition to, the interests of Crestwood unitholders generally. These interests may present such executive officers and directors with actual or potential conflicts of interests. These interests are described in more detail below, and with respect to named executive officers of Crestwood, are quantified in the table below. The Crestwood Board of Directors and the Crestwood Conflicts Committee were aware of these interests and considered them when approving the merger and the merger agreement. Other than the interests described below, the merger will have no impact on the compensation and benefits payable to Crestwood’s directors or executive officers.

Accelerated Vesting of Equity Based Awards

•

Crestwood Restricted Units Granted Under the 2007 Plan. Pursuant to the terms of the merger agreement, all restrictions on each Crestwood restricted unit issued pursuant to the 2007 Plan outstanding immediately prior to the effective time will, immediately prior to the effective time, lapse. Each such Crestwood restricted unit outstanding as of the effective time (other than any Crestwood restricted units surrendered in connection with the payment of taxes, if any, due upon the lapse of restrictions) will be considered an outstanding Crestwood common unit for all purposes of the merger agreement, including with respect to the right to receive the merger consideration, and will be exchanged for 1.0700 Inergy Midstream common units and $1.03 in cash.

•

Crestwood Phantom Units Granted Under the 2007 Plan. Pursuant to the terms of the merger agreement, each Crestwood phantom unit granted pursuant to the 2007 Plan that is outstanding immediately prior to the effective time will, immediately prior to the effective time, automatically and without any action on the part of the holder thereof, vest in full, and the restrictions with respect thereto will lapse. Each such Crestwood common unit that is issued in settlement of a Crestwood phantom unit (other than any Crestwood common units withheld in connection with the payment of taxes, if any, due with respect to such Crestwood phantom units) will be considered outstanding as of the effective time for all purposes of the merger agreement, including with respect to the right to receive the merger consideration.

•

Quantification of Payments. For an estimate of the amounts that would be payable to CMLP GP’s named executive officers on settlement of their unvested equity-based awards, see “—Quantification of Payments to CMLP GP’s Named Executive Officers” below. Crestwood estimates that the aggregate value of the settlement of unvested equity-based awards held by CMLP GP’s executive officers who are not named executive officers if the effective time were September 3, 2013 is approximately $246,533, assuming a price per Crestwood common unit of $24.93. Because the consideration payable in respect of Crestwood equity-based awards is not a fixed dollar amount, Crestwood has used the average closing price per Crestwood common unit over the five business days following the public announcement of the merger on May 6, 2013 to determine the aggregate amounts reflected in this section. Crestwood estimates that the aggregate amount that would be payable to all Crestwood directors on settlement of their unvested Crestwood phantom units if the effective time were September 3, 2013 is approximately $1,088,319, assuming a price per Crestwood common unit of $24.93.

Quantification of Payments to CMLP GP’s Named Executive Officers

The following table presents information about the gross payments that CMLP GP’s named executive officers would receive in connection with the merger, assuming the consummation of the merger occurred on September 3, 2013. The payments shown in this table are subject to a vote, on a non-binding advisory basis, of the Crestwood unitholders at the special meeting, as described herein in “Proposal 3: Advisory Vote on Compensation.”

Golden Parachute Compensation

Name	Equity (1)	Total ($)
Robert G. Phillips	—	—
Steven M. Dougherty	13,770	343,286
J. Heath Deneke	6,666	166,183
Robert Halpin	10,813	269,568
Joel D. Moxley	—	—

(1)	As described above, all unvested equity-based awards granted under the 2007 Plan held by CMLP GP’s named executive officers will vest and settle on a “single-trigger” basis for the merger consideration upon the consummation of the merger. The amounts above assume (A) a price per unit of Crestwood common units of $24.93 (the average closing price per Crestwood common unit over the five business days following the public announcement of the transaction on May 6, 2013) and (B) the amount of the named executive officer’s respective unvested equity-based awards held as of September 3, 2013. The table above does not include any grants of awards which may occur following the date of this proxy statement/prospectus.

NRGY GP Ownership and Management of Inergy Midstream

On June 19, 2013, Crestwood Holdings, the entity that controls CMLP GP, purchased of all of the equity interests in Inergy Holdings, the sole member of NRGY GP. As a result of this transaction, Crestwood Holdings indirectly controls the general partner of each of Crestwood, NRGY and Inergy Midstream. For additional information regarding this transaction, please read the section entitled “Precedent Transactions.” Following the closing of the Precedent Transactions, NRGM GP Chairman, Chief Executive Officer and President John J. Sherman, and Executive Vice President, R. Brooks Sherman, Jr., stepped down from day-to-day management roles at NRGM GP; however, John J. Sherman continues to serve on the board of directors of NRGM GP. Crestwood Chairman and Chief Executive Officer, Robert G. Phillips, was named Chairman, President and Chief Executive Officer of NRGM GP. Crestwood and Inergy Midstream expect that the following persons will serve as executive officers of NRGM GP following the completion of the merger: J. Heath Deneke (President, Natural Gas Business Unit); William C. Gautreaux (President, Liquids & Crude Business Unit); Joel Moxley (Senior Vice President, Operations Services); Michael J. Campbell (Senior Vice President and Chief Financial

Officer); Steven M. Dougherty (Senior Vice President and Chief Accounting Officer); Joel C. Lambert (Senior Vice President, General Counsel and Corporate Secretary); and William Moore (Senior Vice President, Strategy & Corporate Development). As of the date of this proxy statement/prospectus, Joel C. Lambert is an executive officer of Crestwood Holdings Partners and a member of the Crestwood Board of Directors and was previously an employee of First Reserve Corporation, L.L.C., an affiliate of FR Fund XI. For additional information regarding these persons, see Annex H.

In addition to Mr. Phillips, Michael G. France, managing director of First Reserve and director of CMLP GP, and David M. Wood, former president, chief executive officer and director of Murphy Oil Corp., have been appointed to the board of directors of NRGM GP and prior to the completion of the merger, NRGY expects to appoint two additional directors to the board of directors of NRGM GP. The current remaining members of the board of directors of NRGM GP are expected to continue to serve until the closing of the merger. Following completion of the merger, Mr. Phillips, Mr. France, Mr. Wood and John J. Sherman are expected to continue to serve as members of the board of directors of NRGM GP.

Indemnification; Directors’ and Officers’ Insurance

The merger agreement provides that, for a period of six years from the effective time, Inergy Midstream shall indemnify, defend and hold harmless the directors and officers of the Crestwood Merger Parties or their subsidiaries or any person who acts as a fiduciary under any Crestwood benefit plan against all losses, claims, damages, costs, fines, penalties, expenses, liabilities or judgments or amounts that are paid in settlement of or incurred in connection with any threatened or actual proceeding to which such person is a party by reason of the fact that such person is or was a director or officer of any of the Crestwood Merger Parties or their subsidiaries, a fiduciary under an employee benefit plan or is or was serving at the request of the Crestwood Merger Parties or one of their subsidiaries as the director, officer, employee or agent of another enterprise.

In addition, Crestwood may, in its sole discretion prior to the effective time, purchase or request that Inergy Midstream purchase a “tail” insurance policy covering claims for at least six years following the effective time with respect to directors’ and officers’ liability insurance in an amount and scope not less than the existing coverage and having other terms at least as favorable to the insured persons as the coverage maintained by the Crestwood Merger Parties and their subsidiaries as of May 5, 2013. However, Inergy Midstream is not required to expend more than 300% of current annual premiums paid by Crestwood for such insurance.

Potential New Compensation/Benefits Arrangements Following the Effective Time

Prior to and following the effective time, Inergy Midstream and Crestwood will commence a comprehensive evaluation of the enlarged group’s operations and will identify the best ways to integrate the organizations including from a compensation and benefits perspective. In connection with such integration, Inergy Midstream and Crestwood may initiate negotiations of agreements, arrangements and understandings with management of the continuing company, including certain of CMLP GP’s executive officers, regarding compensation and benefits and may enter into definitive agreements regarding employment with, compensation of and/or the right to participate in the equity of, Inergy Midstream, in each case on a going-forward basis following completion of the merger.

Other Interests

In connection with the Purchase and Sale Agreement, Crestwood Holdings and Crestwood Gas Holdings have entered into a registration rights agreement with Inergy Midstream with respect to their common units of Inergy Midstream. See the section titled “Precedent Transactions—Purchase and Sale Agreement” of this proxy statement/prospectus.

Inergy Midstream

Unitholders should be aware that some of the directors and executive officers of NRGM GP have interests in the merger and related transactions that may be different from, or in addition to, the interests of Crestwood and Inergy Midstream unitholders generally and that may create potential conflicts of interest. The Crestwood Board of Directors and the board of directors of NRGM GP were aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement and the merger.

Set forth below are descriptions of the interests of NRGM GP’s directors and executive officers, including interests in equity or equity-based awards, the officer severance plan adopted by NRGY GP and Inergy Operations, LLC and certain other interests related to the transactions contemplated by the Purchase and Sale Agreement and the Contribution Agreement.

Accelerated Vesting of NRGY and Inergy Midstream Restricted Units

The award agreements evidencing all restricted common units of Inergy Midstream granted under the Inergy Midstream, L.P. Long Term Incentive Plan and restricted common units of NRGY granted under the Inergy L.P. Long Term Incentive Plan (in each case, other than those restricted units held by non-employee directors) have been amended, which amendments became effective upon the completion of the transactions contemplated by the Purchase and Sale Agreement. Pursuant to the terms of these amendments, Inergy Midstream executive officers who hold restricted common units may become entitled to accelerated vesting of such restricted common units in connection with the merger.

Specifically, pursuant to the terms of the amended restricted unit award agreements, each outstanding restricted common unit held by an employee (including some of NRGM GP’s current and former executive officers) will vest upon the earlier to occur of the vesting date set forth in the applicable original award agreement or upon the “early vesting date” (which will be December 31, 2013 for NRGM GP’s executive officers who hold restricted common units). In addition, executive officers of NRGM GP who hold restricted common units will be entitled to earlier vesting of all outstanding restricted common units upon termination of such executive officer’s employment by his or her employer other than for “cause” or resignation by the executive officer following the occurrence of a “constructive termination event.” For purposes of the applicable current and former executive officers’ amended restricted unit agreements, a “constructive termination event” generally includes (a) a material reduction in such executive officer’s base salary or target annual bonus opportunity, (b) relocation by more than 50 miles, (c) any material breach by the employer of a material provision of such executive officer’s employment agreement or (d) a material diminution in such executive officer’s duties or responsibilities.

As of September 3, 2013, NRGM GP’s executive officers held a total of 160,000 restricted Inergy Midstream common units and 291,575 restricted NRGY common units that were subject to potential accelerated vesting.

In connection with the transactions contemplated by the Purchase and Sale Agreement, (i) the employment of each of Phillip L. Elbert and R. Brooks Sherman was terminated by Inergy Operations LLC without “cause” and (ii) on August 21, 2013, Laura Ozenberger was notified that she would no longer serve in her officer position effective September 30, 2013, and that her employment would cease as of such date; accordingly, their restricted Inergy Midstream common units and restricted NRGY common units, to the extent applicable, fully vested (or, in the case of Ms. Ozenberger, will fully vest) at the time their employment terminates.

Officer Severance Plan

In connection with the merger, NRGY GP and Inergy Operations, LLC adopted the Inergy Group Officer Severance Plan (the “Officer Severance Plan”), which became effective upon the completion of the transactions contemplated by the Purchase and Sale Agreement and provides for certain key employees, including all of NRGM GP’s current executive officers other than Mr. Phillips, to receive severance payments and benefits if his or her employment is terminated by the employer other than for “cause” or such individual resigns due to the occurrence of a “constructive termination event” (which has a substantially similar definition as under the amended restricted unit agreements, described above), in each case, during the 18 month period following the completion of the transactions contemplated by the Purchase and Sale Agreement (such a termination, a “qualifying termination”). Upon such a qualifying termination, subject to such individual’s execution, delivery and non-revocation, to the extent applicable, of a release of claims, all of NRGM GP executive officers would be entitled to receive an amount equal to two or three times the sum of his or her annual base salary and annual bonus opportunity, as well as continued participation in the employer’s medical and dental plans at no cost to such executive for a one or two year period following the date of termination. The severance payments and benefits payable pursuant to the Officer Severance Plan will not be duplicative of any amounts that may become payable upon such termination under any existing employment agreement with NRGY and its affiliates.

Assuming each of Inergy Midstream’s executive officers covered by the Officer Severance Plan experienced a qualifying termination of employment following the completion of the transactions contemplated by the Purchase and Sale Agreement, based on current compensation levels, the total estimated cost of severance payments and benefits that would be provided to Inergy Midstream’s current and former executive officers (including those individuals terminated in connection with the completion of the transactions contemplated by the Purchase and Sale Agreement, as described below) would be $11.9 million. In connection with the completion of the transactions contemplated by the Purchase and Sale Agreement, the employment of each of John J. Sherman, Phillip L. Elbert and R. Brooks Sherman was terminated by Inergy Operations, LLC without “cause” and, accordingly, each such individual is now entitled to receive severance payments and benefits pursuant to the Officer Severance Plan. Ms. Ozenberger will be entitled to receive severance payments and benefits pursuant to the Officer Severance Plan in connection with the termination of her employment, effective September 30, 2013. A portion of the cost of such severance payments and benefits would be allocated to NRGY pursuant to the terms of the Omnibus Agreement, dated December 21, 2011, by and among NRGY GP, NRGY, NRGM GP and Inergy Midstream. Notwithstanding the foregoing, the severance amounts described in the immediately preceding sentence will only be triggered upon a “qualifying termination” for the applicable executive officer, which is not currently anticipated to take place for certain executive officers in connection with the transactions associated with the merger.

Quantification of Payments to Inergy Midstream’s Named Executive Officers

The following table presents information about the gross payments paid or potentially payable to Inergy Midstream’s named executive officers, assuming each such named executive officer experienced a qualifying termination of employment on September 3, 2013 (or, if earlier, the date such named executive officer actually experienced a qualifying termination). The payments shown in this table are not subject to an advisory vote of NRGY, Inergy Midstream or Crestwood unitholders.

Golden Parachute Compensation

Named Executive Officer (1)	Cash (2)	Equity (3)	Perquisite/ Benefits (4)	Total
John J. Sherman	$2,400,000	—	$31,000	$2,431,000
R. Brooks Sherman, Jr.	$2,190,000	$3,428,147	$31,000	$5,649,147
Michael J. Campbell	$1,500,000	$1,360,676	$31,000	$2,891,676
William C. Gautreaux	$1,500,000	$2,227,100	$31,000	$3,758,100
Laura L. Ozenberger	$1,500,000	$1,896,000	$31,000	$3,427,000

(1)	No amounts have been reflected for William R. Moler, Inergy Midstream’s former Senior Vice President – Natural Gas Midstream Operations, as Mr. Moler is not currently employed with Inergy Midstream and is not entitled to any additional payments or benefits in connection with the merger.

(2)	As described above, this amount equals the aggregate “double-trigger” cash severance payment provided or potentially payable to the named executive officers under the Officer Severance Plan upon a qualifying termination. For each named executive officer set forth above, this payment is equal to a multiple of three times the sum of his or her base salary and target annual bonus and will be paid in a lump sum unless otherwise required in order to comply with Section 409A of the Internal Revenue Code. These “double trigger” amounts are also subject to the relevant named executive officer’s execution, delivery and non-revocation of a release of claims. Messrs. John J. Sherman and R. Brooks Sherman each experienced a qualifying termination on June 19, 2013 entitling them to payments and benefits under the Officer Severance Plan. On August 21, 2013, Ms. Ozenberger was notified that, effective as of September 30, 2013, she will no longer serve in her officer position and that her employment would cease as of such date.
(3)	As described above, this amount includes the value of the “double trigger” accelerated vesting of restricted common units of NRGY and Inergy Midstream provided for upon a qualifying termination under the amended terms of the award agreements applicable to such awards. Mr. R. Brooks Sherman, experienced a qualifying termination on June 19, 2013 entitling him to full vesting of all restricted NRGY and Inergy Midstream common units he held at such time. The amounts reflected above and below assume (A) with respect to each named executive officer other than Mr. R. Brooks Sherman, a price per unit of NRGY and Inergy Midstream common units of $13.28 and $23.33, respectively (the closing price per NRGY and Inergy Midstream common unit on September 3, 2013), (B) with respect to Mr. R. Brooks Sherman, a price per unit of NRGY and Inergy Midstream common units of $14.14 and $22.88, respectively (the closing price per NRGY and Inergy Midstream common unit on June 18, 2013, the date prior to which he experienced a qualifying termination) and (C) other than with respect to Mr. R. Brooks Sherman, the amount of the named executive officer’s respective unvested equity-based awards held as of September 3, 2013. The individual components of the amounts set forth above for each of Inergy Midstream’s named executive officers are reflected in the table below:

	Value of Accelerated NRGY Restricted Units	Value of Accelerated Inergy Midstream Restricted Units
John J. Sherman	—	—
R. Brooks Sherman, Jr.	$2,284,147	$1,144,000
Michael J. Campbell	$894,076	$466,600
William C. Gautreaux	$1,527,200	$699,900
Laura L. Ozenberger	$962,800	$933,200

Amounts attributable to fully-vested units and equitable adjustments of awards under the terms of NRGY and Inergy Midstream’s long-term incentive plans are not reflected in the tables above. Specifically, in connection with NRGY’s distribution to its unitholders of all of the Inergy Midstream common units it held, which distribution occurred on June 18, 2013 (the “Spin-Off”), each holder of unvested NRGY restricted common units received a cash payment in lieu of his or her pro rata share of the Inergy Midstream common units distributed upon the consummation of the Spin-Off. As of the date of the Spin-Off, our named executive officers held and received such cash payments with respect to the following numbers of NRGY restricted common units: Mr. R. Brooks Sherman 161,538; Mr. Campbell 67,325; Mr. Gautreaux 115,000; and Ms. Ozenberger 72,500. Mr. John J. Sherman did not hold NRGY restricted common units at such time.

(4)	As described above, the perquisite and other benefit amounts with respect to each individual include the estimated cost of two years of continued participation in the employer’s medical and dental plans for the named executive officers and their eligible dependents at no cost, as provided for under the terms of the Officer Severance Plan. This benefit is “double trigger” and is only provided for upon a qualifying termination. Messrs. John J. Sherman and R. Brooks Sherman each experienced a qualifying termination on June 19, 2013 entitling them to benefits under the Officer Severance Plan. On August 21, 2013, Ms. Ozenberger was notified that, effective as of September 30, 2013, she will no longer serve in her officer position and that her employment would cease as of such date.

Other Interests

Messrs. John J. Sherman, William C. Gautreaux, Phillip L. Elbert and R. Brooks Sherman, together with their respective affiliates (collectively, the “IHGP Owners”), beneficially own an approximate 85% limited liability company interest in IHGP in the aggregate. Accordingly, in connection with the consummation of the transactions contemplated by the Purchase and Sale Agreement, each such IHGP Owner received his pro rata portion of the consideration paid under the Purchase and Sale Agreement.

John J. Sherman has entered into a registration rights agreement with Inergy Midstream with respect to his common units in Inergy Midstream. See “Precedent Transactions—Purchase and Sale Agreement.”

All of the current and former directors and executive officers of NRGM GP will continue to be entitled to receive indemnification for their actions as directors and executive officers.

Other Interests of the Crestwood Participants

The Crestwood Affiliated Entities currently collectively own 19,681,194 Crestwood common units and 6,483,129 Class D units, representing approximately 43% of the issued and outstanding limited partnership units of Crestwood. Based on the closing price for Crestwood common units on the NYSE on May 3, 2013, the last trading day before the public announcement of the merger agreement, the aggregate market value of those units was approximately $624,019,104. Following the consummation of the merger and based upon the number of Inergy Midstream common units currently outstanding, the Crestwood Affiliated Entities will collectively own 27,995,825 Inergy Midstream common units, which are expected to represent approximately 18.5% of the issued and outstanding limited partnership units of Inergy Midstream following the merger. Based on the closing price for Inergy Midstream common units on the NYSE on May 3, 2013, the last trading day before the public announcement of the merger agreement, the aggregate market value of those units would be $687,297,504.

Other Interests of NRGY and Certain Affiliates in the Merger and Related Transactions

As described in “Precedent Transactions—Contribution Agreement,” Crestwood Gas Holdings contributed all of the membership interests of CMLP GP, which owns all of the incentive distribution rights and general partner units of Crestwood, to NRGY in exchange for 35,103,113 common units of NRGY and 4,387,889 subordinated units of NRGY. Upon closing of the merger, and assuming the election by Crestwood Holdings of its right to contribute to NRGY 7,137,841 Inergy Midstream units received by it in the merger in exchange for 14,318,396 NRGY common units, Crestwood Holdings and the existing directors and executive officers of NRGM GP are expected to own approximately 29.0% and 13.5%, respectively, of NRGY. Based on the 20-day trailing average price of the common units of NRGY and NRGM for the 20 days prior to the execution of the Contribution Agreement, the value of the NRGY common units and subordinated units to be issued to Crestwood Gas Holdings in exchange for the contribution to NRGY of CMLP GP was approximately $450 million.

In connection with the merger, the general partner units and the incentive distribution rights in Crestwood will be cancelled in exchange for the benefit received by NRGY through its ownership of the incentive distribution rights in Inergy Midstream and the increased cash flows attributable to the Inergy Midstream common units issued in the merger as described below. Based on an anticipated post-merger annual distribution level of $1.58 per Inergy Midstream unit, following the merger, NRGY, through its ownership of the incentive distribution rights in Inergy Midstream, will be entitled to receive $6.4 million in annual incremental cash distributions attributable to the Inergy Midstream common units issued in the merger. In the event the merger is not completed, the aggregate annual cash distributions that will be paid to NRGY in respect of the general partner units and incentive distribution rights will be approximately $23.0 million, calculated based on the number of Crestwood units currently outstanding and assuming continuation of Crestwood’s current annual distribution levels and payment of cash distributions on Crestwood’s Class D units.

No Appraisal Rights

Appraisal rights are not available in connection with the merger under the DRULPA or under the Crestwood partnership agreement.

Accounting Treatment of the Merger

In accordance with accounting principles generally accepted in the United States and in accordance with the FASB’s Accounting Standards Codification Topic 805—Business Combinations, Inergy Midstream will account for the merger as if Crestwood acquired Inergy Midstream in a reverse acquisition of a business.

Regulatory Approvals and Clearances

Under the terms of the merger agreement, the obligations of the parties to complete the merger are subject to obtaining all approvals required to be obtained from any governmental entities, except where the failure to obtain such approvals would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on Crestwood or Inergy Midstream. Neither Crestwood nor Inergy Midstream is aware of any federal or state regulatory requirements that must be complied with or approval that must be obtained in order to complete the merger.

Listing of Inergy Midstream Common Units

It is a condition to closing that the Inergy Midstream common units to be issued in the merger to Crestwood unitholders be approved for listing on the NYSE, subject to official notice of issuance.

Delisting and Deregistration of Crestwood Common Units

If the merger is completed, Crestwood common units will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

Inergy Midstream Unitholder Approval is Not Required

Inergy Midstream unitholders are not required to approve the merger agreement or approve the merger or the issuance of Inergy Midstream common units in connection with the merger.

Plans for Crestwood After the Merger

Following the consummation of the merger, it is anticipated that Crestwood will continue to conduct operations substantially as they are currently being conducted, except that Crestwood will cease to have publicly traded equity securities and will instead be a wholly-owned subsidiary of Inergy Midstream. Inergy Midstream currently intends to, but is not obligated to, merge Crestwood into Inergy Midstream promptly following the merger (the “follow-on merger”), with Inergy Midstream continuing as the surviving entity. Other than with respect to the follow-on merger as of the date of this proxy statement/prospectus, Inergy Midstream has no current plans or proposals or negotiations which would relate to or result in an extraordinary transaction involving Crestwood’s business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets, or the incurrence of any indebtedness, except as described in this proxy statement/prospectus. Following the merger, the management team of Inergy Midstream will continuously evaluate and review Crestwood’s business and operations and may propose or develop new plans and proposals which they consider to be in the best interests of Inergy Midstream and its unitholders, including engaging in acquisitions of new businesses or assets or any of the types of extraordinary transactions described above.

Directors and Executive Officers of Inergy Midstream After the Merger

In connection with the closing of the Precedent Transactions, NRGM GP Chairman, Chief Executive Officer and President John J. Sherman and Executive Vice President, R. Brooks Sherman, Jr., stepped down from day-to-day management roles at NRGM GP; however, John J. Sherman continues to serve on the board of directors of NRGM GP. Crestwood Chairman and Chief Executive Officer, Robert G. Phillips, was named Chairman, President and Chief Executive Officer of NRGM GP. Crestwood and Inergy Midstream expect that the following persons will serve as executive officers of NRGM GP following the completion of the merger: J. Heath Deneke (President, Natural Gas Business Unit); William C. Gautreaux (President, Liquids & Crude Business Unit); Joel Moxley (Senior Vice President, Operations Services); Michael J. Campbell (Senior Vice President and Chief Financial Officer); Steven M. Dougherty (Senior Vice President and Chief Accounting Officer); Joel C. Lambert (Senior Vice President, General Counsel and Corporate Secretary); and Will Moore (Senior Vice President, Strategy & Corporate Development). As of the date of this proxy statement/prospectus, Joel C. Lambert is an executive officer of Crestwood Holdings Partners and a member of the Crestwood Board of Directors and was previously an employee of First Reserve Corporation, L.L.C., an affiliate of FR Fund XI. For additional information regarding these persons, see Annex H.

In addition to Mr. Phillips, Michael G. France, managing director of First Reserve and director of CMLP GP, and David M. Wood, former president, chief executive officer and director of Murphy Oil Corp., have been appointed to the board of directors of NRGM GP and prior to the completion of the merger, NRGY expects to appoint two additional directors to the board of directors of NRGM GP. The current remaining members of the board of directors of NRGM GP are expected to continue to serve until the closing of the merger. Following completion of the merger, Mr. Phillips, Mr. France, Mr. Wood and John J. Sherman are expected to continue to serve as members of the board of directors of NRGM GP.

Restrictions on Sales of Inergy Midstream Common Units Received in the Merger

Inergy Midstream common units issued in the merger to any Crestwood unitholder will be registered under the Securities Act and may be traded freely and without restriction by those Crestwood unitholders not deemed to be affiliates (as that term is defined in the Securities Act) of Inergy Midstream. Inergy Midstream common units issued in the merger to any such affiliate may be subject to restrictions on transfer arising under the Securities Act or the Exchange Act. This proxy statement/prospectus does not cover resales of Inergy Midstream common units received by any person upon the completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

Litigation Relating to the Merger

Five putative class action lawsuits challenging the merger have been filed, four in federal court in the United States District Court for the Southern District of Texas: (i) Abraham Knoll v. Robert G. Phillips, et al. (Case No. 4:13-cv-01528); (ii) Greg Podell v. Crestwood Midstream Partners, LP, et al. (Case No. 4:13-cv-01599); (iii) Johnny Cooper v. Crestwood Midstream Partners LP, et al. (Case No. 4:13-cv-01660; Johnny Cooper was subsequently replaced as named plaintiff in this action by Linda Giaimo); and (iv) Steven Elliot LLC v. Robert G. Phillips, et al. (Case No. 4:13-cv 01763), and one in Delaware Chancery Court, Hawley v. Crestwood Midstream Partners LP, et al. (Case No. 8689-VCL). All the cases name Crestwood, CMLP GP, Crestwood Holdings, the current and former directors of CMLP GP, NRGY, Inergy Midstream, NRGM GP and Merger Sub as defendants. All of the lawsuits are brought by a purported holder of common units of Crestwood, both individually and on behalf of a putative class consisting of holders of common units of Crestwood. The lawsuits generally allege, among other things, that the directors of CMLP GP breached their fiduciary duties to holders of common units of Crestwood by agreeing to a transaction with inadequate consideration and unfair terms and pursuant to an inadequate process. The lawsuits further allege that NRGY, Inergy Midstream, NRGM GP and Merger Sub aided and abetted the directors of CMLP GP in the alleged breach of their fiduciary duties. The lawsuits seek, in general, (i) injunctive relief enjoining the merger, (ii) in the event the merger is consummated, rescission or an award of rescissory damages, (iii) an award of plaintiffs’ costs, including reasonable attorneys’ and experts’ fees, (iv) the accounting by the defendants to plaintiffs for all damages caused by the defendants, and (v) such further equitable relief as the court deems just and proper. The four federal actions also assert claims of inadequate disclosure under Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, and the Elliot case also names Citigroup Global Markets Inc. as an alleged aider and abettor. The plaintiff in the Hawley action in Delaware filed a motion for expedited proceedings but subsequently withdrew that motion and then filed a stipulation voluntarily dismissing the action without prejudice, which has been granted by the Court, such that the Hawley action has now been dismissed. The plaintiffs in the Knoll, Podell, Cooper, and Elliot actions filed an unopposed motion to consolidate these four cases, which the Court granted. The consolidated action is styled In re Crestwood Midstream Partners Unitholder Litigation (Lead Case No. 4:13-cv-01528). The plaintiffs in the Knoll, Podell, and Cooper actions have filed a motion seeking appointment of lead plaintiffs, lead counsel, and liaison counsel.

These lawsuits are at a preliminary stage. Crestwood, Inergy Midstream and the other defendants believe that these lawsuits are without merit and intend to defend against them vigorously.

Additional Disclosure Required by Schedule 13E-3 for the Inergy Participants

Overview

Under SEC rules governing this transaction, each of the Inergy Participants may be deemed to be an affiliate of Crestwood. As a result, the Inergy Participants are providing the disclosures included in this section and filing the related materials as exhibits to a Transaction Statement on Schedule 13E-3 with the SEC for the purpose of complying with the requirements of Rule 13e-3 under the Exchange Act. Please see the section titled “Where You Can Find More Information.”

In connection with the Precedent Transactions and the merger, the boards of directors of NRGY GP and NRGM GP each established committees of independent directors to evaluate the terms of the contemplated transactions. The conflicts committee (the “Inergy Midstream Conflicts Committee”) of the board of directors of NRGM GP retained Tudor, Pickering, Holt & Co. Securities, Inc. (“TudorPickering”) to provide an opinion to it in connection with specified aspects of the transactions contemplated by the merger agreement. The board of directors of NRGM GP retained Jefferies LLC (“Jefferies”) to provide financial advice, analysis and information with respect to certain of Crestwood’s acreage dedications, the productivity of wells within those dedications, the estimated economic return for wells drilled in the dedicated areas, and expected producer activity levels. The board of directors of NRGY GP retained Greenhill to provide an opinion to NRGY in connection with specified aspects of the Precedent Transactions and the merger. The special committee and conflicts committee of the board of directors of NRGY GP (the “NRGY GP Conflicts Committee”) retained SunTrust Robinson Humphrey, Inc. (“STRH”) to provide an opinion to it in connection with specified aspects of the Precedent Transactions and the transactions contemplated by the merger agreement. The opinions of each of TudorPickering, Greenhill and STRH and the report of Jefferies are described below for the purpose of complying with the requirements of Rule 13e-3 under the Exchange Act. However, none of TudorPickering, Jefferies, Greenhill or STRH was engaged to render any opinion as to the fairness of the proposed merger to the unaffiliated unitholders of Crestwood.

Purpose and Reasons of the Inergy Participants for the Merger

The purpose of the merger for the Inergy Participants is to enable Inergy Midstream to acquire all of the outstanding Crestwood units so that Inergy Midstream will benefit from any future earnings and growth of Crestwood after Crestwood’s common units cease to be publicly traded. Inergy Midstream believes that the merger will create significant value for the unitholders of the combined company by establishing an integrated midstream service platform with materially increased scale across the most prolific shale production basins in North America.

The Inergy Participants believe that the transaction structure of the merger is preferable to other structures because it will enable Inergy Midstream to acquire all of the outstanding Crestwood units at one time, while allowing the unaffiliated Crestwood unitholders to have the opportunity to participate and share in the potential future profits of Inergy Midstream, including future profits generated by Crestwood’s assets.

The Inergy Participants’ reasons for entering into the transactions at this time include their ongoing consideration of multiple potential alternative transactions during the year prior to the execution of the merger agreement, including exploring potential transactions that would enhance unitholder value relative to the status quo.

Additional reasons for undertaking the merger at this time:

•

Both Inergy Midstream and Crestwood have developed and acquired portfolios of assets in key North American shale plays serving critical needs for midstream infrastructure. It is expected that these high quality resource plays will continue to attract capital investment. The combined entity will be able to offer customers a more comprehensive and competitive suite of services.

•

The merger results in an expansion of Inergy Midstream’s core operating segments. These additional segments diversify Inergy Midstream’s operations into new shale plays and solidifies its position in existing areas. Crestwood’s cash flows have diversified fundamental growth drivers and the combination results in a diversified customer base. Crestwood’s operations also have a complementary blend of long-term, fee-based contracts which do not add any material direct commodity exposure.

•	Inergy Midstream expects the merger to produce both immediate and long-term accretion to its unitholders.

•

Inergy Midstream expects significant commercial and operating synergies by linking Crestwood’s producer relationships and access to supply at the wellhead with Inergy Midstream’s demand-side services and relationships. This link will allow Inergy Midstream to capture incremental fee opportunities that should expand margins and maximize returns on investments.

•

In the future, Inergy Midstream expects that to be competitive and to drive the greatest economic returns in growth project opportunities in the midstream space, Inergy Midstream will need to offer a breadth of value chain services. Inergy Midstream believes the merger positions the company with scale and product offerings to participate in more and larger growth opportunities. Additionally, Crestwood’s existing business has a large suite of low multiple organic projects that are expected to provide significant returns to Inergy Midstream’s unitholders.

•

The merger will create a midstream partnership with a strong balance sheet, an enhanced credit profile and an increased equity float which should provide greater access to capital at lower costs. The combined partnership’s stable and growing cash flows are expected to allow for continual deleveraging with the objective of reaching investment grade status.

•

Crestwood’s management team has a focus on best-in-class operating performance and a solid track record of delivering growth. The addition of the management team will provide deep industry experience in Inergy Midstream’s new and current operating segments. First Reserve, as one of the largest and most experienced private equity firms focused exclusively on energy, provides significant industry relationships and a broad portfolio of energy assets to facilitate new business opportunities.

Opinion of TudorPickering, Financial Advisor to the Conflicts Committee of NRGM GP

The Inergy Midstream Conflicts Committee retained TudorPickering to provide an opinion to it in connection with specified aspects of the transactions contemplated by the merger agreement. The Inergy Midstream Conflicts Committee instructed TudorPickering to evaluate the fairness, from a financial point of view, to holders of common units representing limited partner interests in Inergy Midstream, other than NRGM GP, NRGP, MGP GP, LLC, Inergy Midstream Holdings, L.P., NRGY, NRGY GP, Inergy Holdings, IHGP, any director or executive officer of any of the foregoing, any other affiliate of the foregoing, First Reserve

Corporation (“FR Corporation”) and any of its affiliates and Crestwood and any of its affiliates (the “Excluded Persons”), of the Merger Consideration (as defined below) to be paid by Inergy Midstream pursuant to the merger agreement. At a meeting of the Inergy Midstream Conflicts Committee held on May 5, 2013, TudorPickering rendered its opinion orally to the Inergy Midstream Conflicts Committee that, as of May 5, 2013, based upon and subject to the factors and assumptions set forth in the opinion and based upon such other matters as TudorPickering considered relevant, the Merger Consideration (as defined below) to be paid by Inergy Midstream pursuant to the merger agreement was fair, from a financial point of view, to the holders of common units representing limited partner interests in Inergy Midstream other than the Excluded Persons. Upon execution of the merger agreement on May 5, 2013, TudorPickering confirmed its opinion in writing to the Inergy Midstream Conflicts Committee.

The opinion speaks only as of the date it was delivered and not as of the time the merger will be completed. The opinion does not reflect changes that may occur or may have occurred after May 5, 2013, which could significantly alter the value of Inergy Midstream or Crestwood or the respective trading prices of their common units, which are factors on which TudorPickering’s opinion was based.

TudorPickering’s opinion was directed to the Inergy Midstream Conflicts Committee (in its capacity as such), and only addressed the fairness, from a financial point of view, to holders of common units of Inergy Midstream other than the Excluded Persons of the Merger Consideration (as defined below) to be paid by Inergy Midstream pursuant to the merger agreement and did not address any other aspect or implication of the merger or the transactions contemplated by the merger agreement, including, without limitation, the fairness, from a financial point of view, to Crestwood unitholders of the Merger Consideration (as defined below) to be received by them in the merger pursuant to the merger agreement. The full text of the TudorPickering opinion, dated May 5, 2013, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken by TudorPickering in rendering its opinion, is attached as Annex E to this proxy statement/prospectus and is incorporated herein by reference. The summary of the TudorPickering opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion. TudorPickering provided its opinion for the information and assistance of the Inergy Midstream Conflicts Committee in connection with its consideration of certain aspects of the merger. However, neither TudorPickering’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus are intended to be, and they do not constitute, a recommendation to the Inergy Midstream Conflicts Committee or the board of directors of NRGM GP with respect to the proposed merger or advice or a recommendation to any holder of Crestwood common units as to how such holder should vote or act with respect to the transactions contemplated by the merger agreement or any other matter.

TudorPickering’s opinion and its presentation to the Inergy Midstream Conflicts Committee were among several factors taken into consideration by the Inergy Midstream Conflicts Committee in making its recommendation to the board of directors of NRGM GP regarding certain aspects of the merger.

In connection with rendering its opinion and performing its related financial analysis, TudorPickering reviewed, among other things:

1.	a draft of the merger agreement dated May 5, 2013, circulated the morning thereof;

2.	annual reports to unitholders and Annual Reports on Form 10-K for each of Inergy Midstream, NRGY and Crestwood for each of the years in the three years ended December 31, 2012;

3.	certain interim reports to unitholders and Quarterly Reports on Form 10-Q for each of Inergy Midstream, NRGY and Crestwood;

4.	certain other communications from Crestwood and Inergy Midstream to their respective unitholders;

5.	certain internal financial and operating information and forecasts for Crestwood and Inergy Midstream prepared by the managements of CMLP GP and NRGM GP, respectively;

6.	certain internal financial and operating information and forecasts for Crestwood prepared by the management of CMLP GP and adjusted by the management of NRGM GP;

7.	company overview presentations delivered on April 11, 2013 by the managements of CMLP GP and the NRGM GP;

8.	transaction overview presentations delivered on April 4, 2013, April 24, 2013, May 1, 2013, May 2, 2013, and May 5, 2013 by Greenhill & Co., LLC;

9.	a company overview report delivered on April 30, 2013 by Jefferies & Company, Inc.;

10.	certain publicly available research analyst reports with respect to the future financial performance of Crestwood and Inergy Midstream;

11.	severance cost estimates to be paid to the management of NRGM GP prepared by management of NRGM GP; and

12.	certain cost savings and operating synergies projected by management of NRGM GP to result from the transactions.

TudorPickering also held discussions with members of the senior managements of CMLP GP and NRGM GP regarding their assessment of the strategic rationale for, and the potential benefits of, the transactions contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of their respective entities. In addition, TudorPickering reviewed the reported price and trading activity for the Inergy Midstream common units and Crestwood common units, compared certain financial and stock market information for Crestwood and Inergy Midstream with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the midstream sector of the energy industry that it deemed relevant and reviewed such other documents, performed such other studies and analyses, and considered such other factors, as it considered appropriate.

For purposes of its opinion, TudorPickering did not independently verify any of the foregoing information and assumed and relied upon, without assuming any responsibility to independently verify, the accuracy and completeness of all of the financial, accounting, legal, tax and other information provided to, discussed with or reviewed by or for it, or publicly available. In that regard, TudorPickering assumed with the Inergy Midstream Conflicts Committee’s consent that certain internal financial and operating information and forecasts and certain cost savings and operating synergies referenced above were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of CMLP GP and NRGM GP, and that such forecasts and synergies will be realized in the amounts and the time periods contemplated thereby. TudorPickering also assumed that all governmental, regulatory or other consents or approvals necessary for the consummation of the transactions contemplated by the merger agreement will be obtained without any adverse effect on Crestwood, Inergy Midstream, Merger Sub, the unitholders of Crestwood or Inergy Midstream or the expected benefits of the transactions contemplated by the merger agreement in any way meaningful to its analysis. In addition, TudorPickering has not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Crestwood or any of its subsidiaries or Inergy Midstream or any of its subsidiaries and has not been furnished with any such evaluation or appraisal. TudorPickering’s opinion does not address any legal, regulatory, tax or accounting matters, and it assumed that the final form of the merger agreement would conform to the last draft reviewed by it in all respects material to its analysis and that there will be no adverse adjustments to the Merger Consideration (as defined below) pursuant to the merger agreement.

TudorPickering’s opinion is necessarily based upon economic, monetary, market and other conditions as in effect on, and the information made available to it as of, May 5, 2013. TudorPickering has assumed no obligation to update, revise or reaffirm its opinion and has expressly disclaimed any responsibility to do so based on circumstances, developments or events occurring after May 5, 2013.

The estimates contained in TudorPickering’s analysis and the results from any particular analysis are not necessarily indicative of future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets neither purport to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, TudorPickering’s analysis and estimates are inherently subject to substantial uncertainty.

In arriving at its opinion, TudorPickering did not attribute any particular weight to any particular analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Several analytical methodologies were employed by TudorPickering in its analyses, and no one single method of analysis should be regarded as critical to the overall conclusion reached by TudorPickering. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, TudorPickering believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by TudorPickering, therefore, is based on the application of TudorPickering’s own experience and judgment to all analyses and factors considered by TudorPickering, taken as a whole. TudorPickering’s opinion was reviewed and approved by its fairness opinion committee.

TudorPickering’s opinion addresses only the fairness, from a financial point of view, to the holders of Inergy Midstream common units other than the Excluded Persons, as of May 5, 2013, of the Merger Consideration (as defined below) to be paid by Inergy Midstream pursuant to the merger agreement.

TudorPickering’s opinion does not address the relative merits of the merger as compared to any alternative business transaction or strategic alternative that might be available to Inergy Midstream or NRGM GP, nor does it address the underlying business decision of the Inergy Midstream Conflicts Committee, NRGM GP or Inergy Midstream to engage in the transactions contemplated by the merger agreement or certain other transactions contemplated to occur in connection with the transactions contemplated by the merger agreement, including (i) a distribution by Inergy of Inergy Midstream common units to its holders of common units, (ii) the grant of an option to Inergy Midstream to purchase Crestwood common units in exchange for Inergy Midstream common units in specified circumstances and (iii) other related transactions (collectively, the “Other Transactions”). TudorPickering does not express any view on, and its opinion does not address, any other term or aspect of the merger agreement, the transactions contemplated by the merger agreement or the Other Transactions, including, without limitation, the fairness of the transactions contemplated by the merger agreement to, or any consideration paid or received in connection therewith by, creditors, any Excluded Persons or other constituencies of Crestwood or Inergy Midstream, whether relative to the Merger Consideration (as defined below) or otherwise; nor to the fairness of any consideration paid or received in connection with, or any other aspect of, the Other Transactions; nor as to the allocation of any consideration to be paid by Inergy Midstream or its affiliates in the transactions contemplated by the merger agreement or the Other Transactions; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Crestwood, Inergy Midstream or any other party, or any class of such persons, in connection with the transactions contemplated by the merger or the Other Transactions, whether relative to the Merger Consideration (as defined below) pursuant to the merger agreement or otherwise. TudorPickering has not been asked to consider, and its opinion does not address, the price at which Inergy Midstream common units or Crestwood common units will trade at any time. TudorPickering is not rendering any legal or accounting advice and understands Inergy Midstream is relying on its legal counsel and accounting advisors as to legal and accounting matters in connection with the merger.

The data and analyses summarized herein are from TudorPickering’s presentation to the Inergy Midstream Conflicts Committee delivered on May 5, 2013, which primarily utilized market closing prices as of May 3, 2013. The analyses summarized herein include information presented in tabular format. In order to fully understand the financial analyses performed, the tables must be read with the text of each summary.

For purposes of its analysis, TudorPickering defined EBITDA as net income plus provision (benefit) for income taxes, interest expense (less interest income), depreciation and amortization. Distributable cash flow to Inergy Midstream or to Crestwood, individually, represents EBITDA less interest expense (plus interest income) and maintenance capital expenses, plus any synergies. Distributed cash flow to Inergy Midstream or to Crestwood, individually, represents cash distributions paid, or expected to be paid, to common unitholders in the time period referenced.

Summary of TudorPickering’s Analysis

In the merger, Inergy Midstream will pay to holders of Crestwood common units (i) an aggregate of $25 million in cash and (ii) 1.0700 Inergy Midstream common units for each Crestwood common unit (the “Merger Consideration”).

Forecast Assumptions

TudorPickering performed certain of its analyses assuming a base case forecast and a challenge case forecast for each of Inergy Midstream and Crestwood. These forecasts are described briefly below:

Inergy Midstream

•	The base case forecast is based on operating models generated by NRGY and Inergy Midstream management and does not include any unidentified wedge capital.

•

The challenge case forecast is based on the “challenge case” operating model generated by NRGY and Inergy Midstream management and does not include any unidentified wedge capital. This forecast assumes a failure to re-contract the remaining 100 MMcf/d of available capacity on the MARC I Pipeline, removal of the Commonwealth Pipeline and Seneca Lake Gas Storage growth projects and no growth in EBITDA for Tres Palacios during the projection period.

Crestwood

•

The base case forecast is based on the Crestwood five-year forecast model provided by Crestwood management and adjusted by NRGY management to exclude the impact of unidentified wedge capital. This forecast also assumes current strip pricing for future estimates of natural gas and NGLs, significant growth in the Marcellus and Fayetteville shales and steady growth in the Barnett shale.

•

The challenge case forecast is based on the Crestwood adjusted EBITDA forecast model provided by NRGY management and adjusted to exclude the impact of unidentified wedge capital. This forecast assumes more challenging economics for producers in certain dry gas regions and curtails certain production plans assumed in the base case forecast, specifically, a contraction in the dry gas areas of the Barnett shale, reduced growth in the dry gas areas of the Fayetteville shale as compared to the base case forecast and no growth in the Granite Wash.

Net Asset Value Analysis

TudorPickering performed net asset value analyses to calculate the implied values of Crestwood and Inergy Midstream common units by discounting projected distributed cash flow to Crestwood and Inergy Midstream common unitholders. Crestwood’s calendar year distributions were adjusted to conform to Inergy Midstream’s fiscal year. TudorPickering assumed a September 30, 2017 exit with terminal value calculated by applying a range of distribution yields to estimated fiscal year 2017 distributed cash flow to Crestwood and Inergy Midstream common unit holders. TudorPickering then divided the resulting equity value by the number of fully diluted common units outstanding to calculate an implied value per Crestwood or Inergy Midstream common unit.

TudorPickering performed separate net asset value analyses for Crestwood and Inergy Midstream based on the base case and challenge case forecasts. The range of discount rates used for the Crestwood analyses was 12% to 16%, and the range of distribution yields applied to estimated fiscal year 2017 distributed cash flow was 6% to 9%. The range of discount rates used for the Inergy Midstream analyses was 10% to 14%, and the range of distribution yields applied to estimated 2017 distributed cash flow was 5% to 8%. The Crestwood base case forecast yielded an implied value range of $24.66 to $37.74 per common unit, and the challenge case forecast yielded an implied value of $21.96 to $33.47 per common unit. The Inergy Midstream base case forecast yielded an implied value range of $19.49 to $31.69 per common unit, and the challenge case forecast yielded an implied value of $18.31 to $29.65 per common unit.

TudorPickering then compared the range of implied net asset values of Crestwood to the implied offer price of $26.68 per common unit, which consists of 1.070 Inergy Midstream common units per Crestwood common unit plus $0.42 average cash per Crestwood common unit (total cash consideration allocated pro rata among all units). TudorPickering also compared the exchange ratio in the merger, adjusted for cash, of 1.0870x to the implied exchange ratio generated by comparing the implied unit prices indicated by the net asset value analyses of Crestwood and Inergy Midstream. The Inergy Midstream base case forecast yielded ranges of 0.778x to 1.936x and 0.693x to 1.717x for the Crestwood base case and challenge case forecasts, respectively. The Inergy Midstream challenge case forecast yielded ranges of 0.831x to 2.061x and 0.740x to 1.828x for the Crestwood base case and challenge case forecasts, respectively.

Comparable Master Limited Partnership Trading Analysis

TudorPickering reviewed and compared certain financial, operating and stock market information for 13 MLPs similar to Crestwood, including: Access Midstream Partners, L.P., Atlas Pipeline Partners, L.P., American Midstream Partners, LP, Crosstex Energy, L.P., DCP Midstream Partners, LP, EQT Midstream Partners, LP, Eagle Rock Energy Partners, L.P., Markwest Energy Partners, L.P., Regency Energy Partners LP, Summit Midstream Partners, LP, Southcross Energy Partners, L.P., Targa Resources Partners LP and Western Gas Partners, LP, and 30 MLPs similar to Inergy Midstream, including: Blueknight Energy Partners, L.P., Boardwalk Pipeline Partners, LP, Buckeye Partners, L.P., Delek Logistics Partners, LP, El Paso Pipeline Partners, L.P., Enbridge Energy Partners, L.P., Energy Transfer Partners, L.P., Enterprise Products Partners L.P., Genesis Energy, L.P., Global Partners LP, Holly Energy Partners, L.P., Lehigh Gas Partners LP, Kinder Morgan Energy Partners, L.P., Magellan Midstream Partners, L.P., MPLX LP, Martin Midstream Partners L.P., Niska Gas Storage Partners LLC, NuStar Energy L.P., Oiltanking Partners, L.P., ONEOK Partners, L.P., PAA Natural Gas Storage, L.P., Plains All American Pipeline, L.P., Rose Rock Midstream, L.P., Spectra Energy Partners, LP, Sunoco Logistics Partners L.P., Susser Petroleum Partners LP, TC Pipelines, L.P., Tesoro Logistics LP, TransMontaigne Partners L.P. and Williams Partners L.P. TudorPickering selected these MLPs because they are publicly traded partnerships with operations that, for purposes of analysis, may be considered similar to the operations of Crestwood or Inergy Midstream, as applicable, in one or more respects.

For each comparable MLP, TudorPickering first calculated the current yield by dividing the latest announced quarterly distribution (annualized) by current unit price. TudorPickering then calculated the one-year forward yield for each MLP using the consensus of equity research analysts’ estimated fiscal year 2014 distribution for each respective MLP. TudorPickering then divided Crestwood’s or Inergy Midstream’s, as applicable, estimated fiscal year 2014 distribution by a range of one-year forward yields to calculate an implied equity value. Assuming yields ranging from 4.0% to 10.5%, the Crestwood base case forecast yielded an implied value range of $20.19 to $52.86 per common unit, and the challenge case forecast yielded an implied value of $19.81 to $51.87 per common unit. Assuming yields ranging from 3.6% to 9.3%, the Inergy Midstream base case forecast yielded an implied value range of $18.26 to $46.71 per common unit, and the challenge case forecast yielded an implied value of $17.94 to $45.89 per common unit.

TudorPickering then compared the range of implied values of Crestwood to the implied offer price of $26.68 per common unit. TudorPickering also compared the exchange ratio in the merger, adjusted for cash, of

1.0870x to the implied exchange ratio generated by comparing the implied unit prices indicated by these analyses. The implied values per common unit based on these analyses yielded an implied exchange ratio of 0.432x to 2.893x.

Selected Comparable Asset Transaction Analysis

Using publicly available information and third-party research, TudorPickering calculated multiples of asset transaction value to estimated EBITDA for the forward year, based on the purchase prices paid in selected publicly announced transactions involving assets in the midstream sector of the energy industry. The selected transactions were chosen because the target assets were deemed to be similar to Crestwood in one or more respects, including nature of the business, size and geographic concentration. TudorPickering then multiplied the high and low values from the range of selected transaction multiples by Crestwood’s projected fiscal year 2014 EBITDA based on management’s forecasts, then subtracted net debt and the implied equity value of CMLP GP to calculate the equity value of the Crestwood common units. TudorPickering then divided the resulting implied value of Crestwood by the number of Crestwood common units outstanding as of May 3, 2013 to calculate implied value ranges for Crestwood on a per common unit basis.

The following table sets forth the selected transactions reviewed:

Acquirer	Seller
Atlas Pipeline Partners, L.P.	TEAK Midstream LLC
Atlas Pipeline Partners, L.P.	Cardinal Midstream LLC
Targa Resources Partners LP	Saddle Butte Pipeline LLC
MarkWest Energy Partners, L.P.	Rex Energy Corporation
PVR Partners, L.P.	Chief Oil and Gas LLC
Williams Partners L.P.	Caiman Energy LLC
Williams Partners L.P.	Delphi Midstream Partners

Assuming EBITDA multiples ranging from 9.0x to 18.5x, the Crestwood base case forecast yielded an implied value of $8.92 to $40.63 per common unit, and the challenge case forecast yielded an implied value of $8.62 to $40.02 per common unit. TudorPickering compared the range of implied values of Crestwood to the implied offer price of $26.68 per common unit.

TudorPickering also compared the exchange ratio in the merger, adjusted for cash, of 1.0870x to the implied exchange ratio generated by comparing the implied values per common unit of Crestwood derived by EBITDA multiple analyses of these selected asset transactions to the market value of Inergy Midstream as of May 3, 2013. The implied values per common unit for Crestwood and the market value per common unit of Inergy Midstream yielded an implied exchange ratio of 0.357x to 1.643x.

Selected Comparable Corporate Transactions Analysis

Using publicly available information and third-party research, TudorPickering calculated an implied yield for the forward year, based on the purchase prices paid in selected publicly announced transactions involving publicly traded companies in the oil and gas midstream industry. TudorPickering selected transactions with structures similar to that proposed in the merger agreement with target companies deemed to be similar to Crestwood in one or more respects, including the nature of the underlying business, size and geographic concentration. TudorPickering then calculated the implied value ranges for Crestwood on a per common unit basis using the range of selected transaction implied yields by Crestwood’s projected fiscal year 2014 distribution.

The following table sets forth the selected transactions reviewed:

Acquirer	Seller
Kinder Morgan Energy Partners, L.P.	Copano Energy, L.L.C.
Enterprise Products Partners L.P.	Duncan Energy Partners L.P.
Enterprise Products Partners L.P.	TEPPCO Partners, L.P.
Plains All American Pipeline, L.P.	Pacific Energy Partners, L.P.
Valero L.P.	Kaneb Pipe Line Partners, L.P.
Enterprise Product Partners L.P.	Gulfterra Energy Partners, L.P.

Assuming yields ranging from 4.2% to 9.4%, the Crestwood base case forecast yielded an implied value of $22.45 to $49.95 per common unit, and the challenge case forecast yielded an implied value of $21.60 to $48.06 per common unit. TudorPickering then compared the range of implied values of Crestwood to the implied offer price of $26.68 per common unit.

TudorPickering also compared the exchange ratio in the merger, adjusted for cash, of 1.0870x to the implied exchange ratio generated by comparing the implied values per common unit of Crestwood derived by implied yield analyses of these selected corporate transactions to the market value of Inergy Midstream as of May 3, 2013. The implied values per common unit for Crestwood and the market value per common unit of Inergy Midstream yielded an implied exchange ratio of 0.897x to 1.996x.

Target Price Comparison

TudorPickering reviewed and analyzed the public market trading price targets for Crestwood and Inergy Midstream common units prepared and most recently published by equity research analysts during the period prior to announcement of the merger agreement (February 27, 2013 through March 21, 2013 for Crestwood; January 9, 2013 to April 10, 2013 for Inergy Midstream). These targets reflect each analyst’s estimate of the future public trading price of the Crestwood or Inergy Midstream common units as of their respective dates. TudorPickering noted that such analyst price targets ranged from $26.00 to $32.50 per Crestwood common unit and from $24.00 to $28.00 per Inergy Midstream common unit.

TudorPickering then compared the range of implied values of Crestwood to the implied offer price of $26.68 per common unit. TudorPickering also compared the exchange ratio in the merger, adjusted for cash, of 1.0870x to the implied exchange ratios calculated by comparing the respective public market trading price targets for Inergy Midstream and Crestwood. This analysis indicated an exchange ratio of 0.929x to 1.354x.

Historical Unit Exchange Ratio Analysis

TudorPickering derived implied historical unit exchange ratios by dividing the average closing price of the Crestwood common units by the average closing price of the Inergy Midstream common units over varying time periods. Such derived unit exchange ratios were used by TudorPickering as a basis for comparison with the portion of the Merger Consideration composed of the proposed 1.0700x common unit exchange ratio and the proposed exchange ratio, adjusted for cash, of 1.0870x. The following table sets forth the results of this analysis:

Average Exchange Ratio
As of May 3, 2013	0.971x
20-Day VWAP	1.019x
3 Months	1.038x
6 Months	1.018x
1 Year	1.077x
Since IPO	1.171x

Contribution Analysis

TudorPickering also reviewed the respective contributions of Crestwood and Inergy Midstream to estimated fiscal year 2014 through fiscal year 2016 distributable cash flow for the combined pro forma entity that would result from the merger to calculate an implied exchange ratio reference range. The contribution analysis indicated the following implied exchange ratios, as compared to the exchange ratio in the merger, adjusted for cash, of 1.0870x Inergy Midstream common units per Crestwood unit:

Implied Exchange Ratios (Distributable Cash Flow)

	Inergy Midstream Base	Inergy Midstream Challenge
Crestwood Base
FY2014	1.172x	1.198x
FY2015	1.448x	1.482x
FY2016	1.552x	1.651x
Crestwood Challenge
FY2014	1.154x	1.179x
FY2015	1.315x	1.346x
FY2016	1.392x	1.480x

TudorPickering also reviewed the relative Crestwood and Inergy Midstream net asset valuations (as described above) to calculate an implied exchange ratio reference range. TudorPickering referenced a 12% discount rate and a 6.5% terminal yield for Inergy Midstream and a 14% discount rate and a 7.5% terminal yield for Crestwood. The contribution analysis indicated the following implied exchange ratios, as compared to the exchange ratio in the merger, adjusted for cash, of 1.0870x Inergy Midstream common units per Crestwood unit:

Implied Exchange Ratios (Net Asset Value)

	Inergy Midstream Base	Inergy Midstream Challenge
Crestwood Base	1.236x	1.318x
Crestwood Challenge	1.098x	1.171x

Accretion / (Dilution) Analysis

TudorPickering analyzed the accretion / (dilution) to Inergy Midstream unitholders on a distributable cash flow per unit basis and a paid distribution per unit basis. TudorPickering compared Inergy Midstream’s status quo distributable cash flow per unit and paid distribution per unit amounts to the respective amounts of the combined pro forma entity, assuming Inergy Midstream funds its portion of the cash consideration through its revolving credit facility. The analyses were performed using the base case forecasts for Crestwood and Inergy Midstream.

	FY2014	FY2015	FY2016	FY2017
DCF
Accretion/(Dilution)	3.0%	11.4%	16.3%	17.5%
Paid Distribution
Accretion/(Dilution)	2.9%	11.2%	16.0%	17.2%

TudorPickering also analyzed the accretion / (dilution) to Inergy Midstream unitholders on a net asset value basis by comparing the status quo net asset valuation analysis (as described above) of Inergy Midstream to a net asset valuation analysis of the combined pro forma entity calculated by discounting projected consolidated distributed cash flow. TudorPickering assumed a discount rate range of 10% to 14% and an exit yield of 5% to 8% for both the status quo and combined pro forma entity net asset valuation analyses. The analysis was performed using the base case and challenge case forecasts for each of Crestwood and Inergy Midstream.

	Inergy Midstream Base	Inergy Midstream Challenge
Crestwood Base
Accretion/(Dilution)	15.5%-16.1%	19.8%-20.8%
Crestwood Challenge
Accretion/(Dilution)	9.4%-9.7%	13.2%-13.8%

General

A copy of TudorPickering’s final written presentation to the Inergy Midstream Conflicts Committee on May 5, 2013 containing the material financial analyses reviewed by TudorPickering in connection with rendering its written opinion and presented in conjunction with TudorPickering’s delivery of its oral opinion, as well as preliminary versions of its presentation, are filed as exhibits to the Schedule 13E-3 filed with the SEC by the Transaction Participants on the date hereof in connection with the merger. TudorPickering made preliminary presentations to the Inergy Midstream Conflicts Committee on April 29, 2013, May 2, 2013 and May 4, 2013.

TudorPickering’s preliminary presentations consisted of various summary data and analyses that TudorPickering utilized in formulating its preliminary perspective on specified aspects of the merger, as well as supplemental information for the Inergy Midstream Conflicts Committee. The preliminary presentations did not present any findings, make any recommendations or constitute an opinion of TudorPickering in any respect. The financial analyses material to TudorPickering’s opinion were substantially similar in its preliminary presentations and its final presentation. At the request of the Inergy Midstream Conflicts Committee, two of the preliminary presentations contained a supplemental analysis relating to CMLP GP. TudorPickering revised this supplemental analysis from its draft dated May 2, 2013 to produce its draft dated May 4, 2013. This supplemental analysis was not included in TudorPickering’s final presentation and is not relevant to its opinion. In addition, TudorPickering was provided updated management projections following the May 2, 2013 presentation and incorporated the updated projections into its subsequent preliminary presentation and its final presentation.

TudorPickering and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with merger and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes.

TudorPickering also engages in securities trading and brokerage, private equity activities, equity research and other financial services, and in the ordinary course of these activities, TudorPickering and its affiliates may from time to time acquire, hold or sell, for their own accounts and for the accounts of their customers, (i) equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of Inergy Midstream, NRGM GP, Crestwood and any of the other companies that may be involved in the transactions contemplated by the merger agreement, and any of their respective affiliates and (ii) any currency or commodity that may be involved in the transactions contemplated by the merger agreement.

In addition, TudorPickering and its affiliates and certain of its employees, including members of the team performing services in connection with the merger, as well as certain private equity funds associated or affiliated with TudorPickering in which they may have financial interests, may from time to time acquire, hold or make direct or indirect investments in or otherwise finance a wide variety of companies, including Inergy Midstream, NRGM GP and Crestwood, other prospective purchasers and their respective affiliates.

Inergy Midstream selected TudorPickering to provide a fairness opinion in connection with specific aspects of the transactions contemplated by the merger agreement because of TudorPickering’s expertise, reputation and familiarity with the midstream sector of the energy industry and because its investment banking professionals have substantial experience in transactions comparable to the merger.

TudorPickering has provided various investment banking and financial services to the conflicts committee of the board of directors of Inergy Holdings and various affiliate or portfolio companies of FR Corporation, a private equity firm that indirectly owns a significant equity interest in Crestwood, in the past for which it received fees or compensation, including acting as financial advisor to a private FR Corporation portfolio company with respect to the evaluation of strategic alternatives in September 2012, acting as financial advisor to a private FR Corporation portfolio company with respect to a financing in July 2011, acting as an underwriter in a secondary offering of Cobalt International Energy, Inc., a publicly traded company in which FR Corporation owns equity, in February 2012 and acting as an underwriter in the initial public offering of PBF Energy, Inc., a FR Corporation portfolio company, in December 2012. TudorPickering and its affiliates may provide investment banking or other financial services to Inergy Midstream, Crestwood or their affiliates in the future. In connection with such investment banking or other financial services, it may receive compensation.

The description set forth above constitutes a summary of the analyses employed and factors considered by TudorPickering in rendering its opinion to the Inergy Midstream Conflicts Committee. TudorPickering believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. The preparation of a fairness opinion is a complex, analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description.

No company or transaction used in the analyses of comparable transactions summarized above is identical or directly comparable to Inergy Midstream, Crestwood or the transactions contemplated by the merger agreement. Accordingly, these analyses must take into account differences in the financial and operating characteristics of the selected publicly traded companies and differences in the structure and timing of the selected transactions and other factors that would affect the public trading value and acquisition value of the companies considered.

Pursuant to the terms of the engagement of TudorPickering, Inergy Midstream agreed to pay TudorPickering a $1.0 million fee payable upon delivery of its opinion. Inergy Midstream has also agreed to pay TudorPickering an additional fee of $750,000 upon closing of the merger. In addition, Inergy Midstream has agreed to reimburse TudorPickering for its reasonable out-of-pocket expenses incurred in connection with the engagement, including fees and disbursements of its legal counsel. Inergy Midstream has also agreed to indemnify TudorPickering, its affiliates and their respective officers, directors, partners, agents, employees and controlling persons for liabilities arising in connection with or as a result of its rendering of services under its engagement, including liabilities under the federal securities laws.

Report by Jefferies, Financial Advisor to the Board of Directors of NRGM GP

The board of directors of NRGM GP retained Jefferies to provide financial advice, analysis and information with respect to Crestwood’s acreage dedications from select producers, the productivity of wells within those dedications, the estimated economic return for wells drilled in the dedicated areas, and expected producer activity levels. On April 30, 2013, Jefferies provided a written report (the “Jefferies Report”) to the board of directors of NRGM GP with respect to these matters and reviewed the Jefferies Report with those directors as part of a broader board discussion. Jefferies did not participate in those portions of the board discussion that preceded or followed Jefferies’ review of the Jefferies Report. At the request of the board of directors of NRGM GP, Jefferies focused the Jefferies Report on a technical review of the potential hydrocarbon supply prospects of Crestwood’s major operating areas and, at the time of the delivery of the Jefferies Report, it was presented on a confidential basis to the NRGM GP board.

Jefferies was not requested to and did not provide advice concerning the structure, the specific amount of merger consideration, or any other aspects of the merger. Jefferies was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of Inergy Midstream or any of its affiliates or any other alternative transaction. Jefferies did not participate in negotiations with respect to the terms of the merger and the related transactions, and did not express an opinion as to whether any alternative transaction might result in consideration more favorable to the Inergy Midstream common unitholders than that contemplated by the merger agreement. Jefferies delivered the Jefferies Report to the board of directors of NRGM GP on a confidential basis, except for this disclosure, and Jefferies did not consent to the distribution of the Jefferies Report to any other party. This summary and the description of the Jefferies Report are qualified in their entirety by reference to the full text of the Jefferies Report, which is attached as exhibit (c)(16) to the statement on Schedule 13E-3 filed by Crestwood and the filing persons listed thereon with the SEC on August 8, 2013.

The Jefferies Report was intended for the board of directors of NRGM GP in its consideration of the merger, and the Jefferies Report did not address the relative merits of the transactions contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to Inergy Midstream or any of its affiliates, nor did the Jefferies Report address the underlying business decision by Inergy Midstream or any of its affiliates to engage in the merger or the terms of the merger agreement or the documents referred to therein. The Jefferies Report does not constitute a recommendation as to how any holder of Inergy Midstream common units or any holder of Crestwood’s common units should vote on the merger or any matter related thereto. In addition, neither NRGY nor Inergy Midstream asked Jefferies to address, and the Jefferies Report did not address the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of Inergy Midstream or any of its affiliates. Jefferies expressed no opinion as to the price at which Inergy Midstream common units or the Crestwood common units will trade at any time. Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of Inergy Midstream’s or any of its affiliates’ officers, directors or employees, or any class of such persons, in connection with the merger.

In performing its analysis, Jefferies analyzed public production data from wells in proximity to Crestwood’s existing asset base, developed type curves, and calculated estimated single well internal rates of return by area for the Barnett, Marcellus, Fayetteville, Granite Wash, and Haynesville shale areas. Jefferies also reviewed the company overview presentations delivered on April 11, 2013 by the management of CMLP GP, which provided an overview of Crestwood’s long-term strategy, its existing assets and operations, its 2013 budget and five-year plan, its current projects, and its business development efforts. Jefferies did not perform a generic analysis of each entire area, but instead, focused on publicly available production data for those wells in close geographic proximity to Crestwood’s installed midstream asset base.

The following details Jefferies’ perspective of Crestwood’s current operating areas.

•

Barnett Shale Play (rich and dry): Jefferies developed three type curves for Crestwood’s Barnett operating area. These type curves projected an estimated ultimate recovery of between 2.4 - 3.2 Bcfe, a projected initial production rate between 1.2 - 3.7 MMcf/d, and a single well internal rate of return of between 4% - 13%. In addition, for the years 2013-2017, Jefferies evaluated Crestwood’s projection of 480 well connects in the Play, a 10% compounded annual growth rate for well connects, and gathered volumes of 874 Bcf.

•

Marcellus Shale Play (rich and dry): Jefferies developed three type curves for Crestwood’s Marcellus operating area. The type curves projected an estimated ultimate recovery of between 8.7 - 11.7 Bcfe, a projected initial production rate of 6.7 MMcf/d, and a single well internal rate of return between 54% - 157%. In addition, for the years 2013-2017, Jefferies evaluated Crestwood’s projection of 382 well connects in the Play, a 3% compounded annual growth rate for well connects, and gathered volumes of 1,185 Bcf.

•

Fayetteville Shale Play: Jefferies developed three type curves for Crestwood’s Fayetteville operating area. The type curves projected an estimated ultimate recovery of between 2.3 - 3.3 Bcfe, a projected initial production rate between 1.7 - 3.0 MMcf/d, and a single well internal rate of return between

10% - 20%. In addition, for the years 2013-2017, Jefferies evaluated Crestwood’s projection of 238 well connects in the Play, a 27% compounded annual growth rate for well connects, and gathered volumes of 298 Bcf.

•

Granite Wash Shale Play: Jefferies developed three type curves for Crestwood’s Granite Wash operating area. The type curves projected an estimated ultimate recovery of 2.0 Bcfe, a projected initial production rate of 1.8 MMcf/d, and a single well internal rate of return of (3%). In addition, for the years 2013-2017, Jefferies evaluated Crestwood’s projection of 72 well connects in the Play, an 11% compounded annual growth rate for well connects, and gathered volumes of 100 Bcf.

•

Haynesville Shale Play: Jefferies developed three type curves for Crestwood’s Haynesville operating area. The type curves projected an estimated ultimate recovery of 8.1 Bcfe, a projected initial production rate of 8.6 MMcf/d, and a single well internal rate of return of 12%. In addition, for the years 2013-2017, Jefferies evaluated Crestwood’s projection of 20 well connects in the Play, and gathered volumes of 74 Bcf.

Based on Jefferies’ comparison of publicly available production data from Crestwood’s operating areas against Crestwood’s projections, Jefferies expressed its views as to the following potential deviations from Crestwood’s projections:

(1)	upside to Crestwood’s projections for the Marcellus operating area, which Jefferies noted is Crestwood’s most significant operating area;

(2)	downside to Crestwood’s projections for the Granite Wash operating area due to the geographic positioning of Crestwood’s acreage dedication within that operating area;

(3)	downside to Crestwood’s projections for the Fayetteville operating area due to low realized gas prices and a pullback of BHP Billiton’s development activities, which was Crestwood’s sole producer customer in the area at the time of the Jefferies Report; and

(4)	the directional accuracy of Crestwood’s projections for the Barnett and Haynesville operating areas, despite the fact that the near term prospects for those operating areas were weak at the time of the Jefferies Report due to current low gas prices.

In the aggregate, Jefferies stated its belief in the Jefferies Report that the upside associated with Crestwood’s Marcellus position likely justified merger consideration representing a modest premium to Crestwood’s market price at the time of the Jefferies Report; however, Jefferies also stated its belief in the Jefferies Report that a significant premium would likely not be warranted due to near term challenges (but perhaps long term upside) in the dry gas Barnett, Fayetteville and Haynesville operating areas. Jefferies did not provide any specific recommendations as to the actual valuation of Crestwood as the report was preliminary data not intended to be used for purposes of assessing the fairness of the merger or the value of Crestwood.

Jefferies relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax and other information provided to, discussed with or reviewed by it and assumed such accuracy and completeness for purposes of preparing the Jefferies Report. The preparation of Jefferies’ analysis is a complex process and is not necessarily susceptible to summary description. Jefferies made numerous assumptions with respect to industry performance, general business and economic conditions and other matters.

Jefferies was selected by the board of directors of NRGM GP based on Jefferies’ qualifications, expertise and reputation. Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

Over the past two years, Jefferies was retained by Inergy Midstream to act as its financial advisor in connection with the acquisition from Rangeland Equity Holdings, LLC, the parent company of Rangeland Energy, LLC (“Rangeland”), of all of the outstanding membership interests in Rangeland for an aggregate purchase price of $425 million in cash. Jefferies rendered an opinion, dated as of November 2, 2012, as to the fairness, from a financial point of view, of the aggregate purchase price to be paid by Inergy Midstream. Jefferies received a total of $2,000,000 compensation for its services, of which $500,000 was paid upon delivery of the opinion and $1,500,000 was paid upon closing of the transaction.

Inergy agreed to pay Jefferies a fee of $250,000, which fee was paid upon delivery of the Jefferies Report. Jefferies also will be reimbursed by Inergy for certain expenses incurred. Inergy has also agreed to indemnify Jefferies against liabilities arising out of or in connection with the services rendered and to be rendered by Jefferies under such engagement.

In the ordinary course of Jefferies’ business, Jefferies and its affiliates may trade or hold securities of NRGY, Inergy Midstream or Crestwood and/or their respective affiliates for Jefferies’ own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities. In addition, Jefferies may seek to, in the future, provide financial advisory and financing services to NRGY, Inergy Midstream or entities that are affiliated with NRGY, Inergy Midstream or Crestwood, for which Jefferies would expect to receive compensation.

Opinion of Greenhill, Financial Advisor to NRGY GP

Greenhill acted as financial advisor to the board of directors of NRGY GP in connection with the merger and the Precedent Transactions. On May 5, 2013, Greenhill delivered its oral opinion, which was subsequently confirmed in writing, to the board of directors of NRGY GP that, as of the date of the opinion and based on and subject to the qualifications, limitations and assumptions stated in that opinion, the Pre-Merger Consideration and the Consideration, in each case, was fair, from a financial point of view, to NRGY.

The full text of the Greenhill’s written opinion dated May 5, 2013, which contains the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex F and is incorporated herein by reference. The summary of Greenhill’s opinion that follows is qualified in its entirety by reference to the full text of the opinion. You are urged to read the opinion in its entirety.

In arriving at its opinion, Greenhill, among other things:

(i)	reviewed the draft of the Contribution Agreement, the Follow-On Contribution Agreement and the merger agreement, each dated as of May 3, 2013, and certain related documents;

(ii)	reviewed certain publicly available financial statements of NRGY, Inergy Midstream and Crestwood;

(iii)	reviewed certain other publicly available business and financial information relating to NRGY, Inergy Midstream and Crestwood that it deemed relevant;

(iv)	reviewed certain information, including financial forecasts and other financial and operating data concerning NRGY and Inergy Midstream, prepared by the management of NRGY (the “NRGY management forecasts”);

(v)	reviewed certain information, including financial forecasts and other financial and operating data concerning Crestwood, prepared by the management of Crestwood, including the Base Case projections, which were adjusted by the management of NRGY to derive the Upside Case and Challenge Case projections (the “Crestwood management forecasts” and together with the NRGY management forecasts, the “management forecasts”);

(vi)	reviewed certain discussion materials dated April 30, 2013 prepared by Jefferies with respect to Crestwood’s acreage dedication from select producers;

(vii)	discussed the past and present operations and financial condition and the prospects of NRGY and Inergy Midstream with senior executives of NRGY;

(viii)	discussed the past and present operations and financial condition and the prospects of Crestwood with senior executives of Crestwood;

(ix)	reviewed the historical market prices and trading activity for the NRGY common units, the Crestwood common units and other comparable publicly-traded equity securities and analyzed the implied valuation multiples thereof;

(x)	compared the value of the Contribution Consideration with that paid in certain publicly available transactions that it deemed relevant;

(xi)	compared the value of the Contribution Consideration with the trading valuations of certain publicly traded companies that it deemed relevant;

(xii)	compared the value of the Contribution Consideration to the valuation derived by discounting future cash flows and a terminal value of the Crestwood general partner units and incentive distributions rights cash flows at discount rates it deemed appropriate;

(xiii)	compared the value of the Contribution Consideration with the relative contributions of NRGY and Crestwood cash flows to the pro forma combined company based on a number of metrics that it deemed relevant;

(xiv)	compared the value of the Top-Up Consideration paid by NRGY for the Crestwood common units with that paid in certain publicly available transactions that it deemed relevant;

(xv)	compared the value of the Top-Up Consideration paid by NRGY for the Crestwood common units with the trading valuations of certain publicly traded companies that it deemed relevant;

(xvi)	compared the value of the Top-Up Consideration paid by NRGY for the Crestwood common units to the valuation derived by discounting future distributions per Crestwood common unit and a terminal value at discount rates it deemed appropriate;

(xvii)	compared the value of the Top-Up Consideration paid by NRGY for the Crestwood common units with the relative contributions of Inergy Midstream and Crestwood to the pro forma combined company based on a number of metrics that it deemed relevant;

(xviii)	participated in discussions and negotiations among representatives of NRGY and its legal advisors and representatives of Crestwood and its legal and financial advisors; and

(xix)	performed such other analyses and considered such other factors as it deemed appropriate.

Greenhill’s written opinion was addressed to the board of directors of NRGY GP. It was not a recommendation to the board of directors of NRGY GP or any other person as to whether it should approve the Contribution Agreement, the Follow-On Contribution Agreement or the merger agreement (collectively, the “proposed transactions”), nor does it constitute a recommendation as to whether the unitholders of Crestwood should approve the merger at any meeting of the unitholders convened in connection with the merger. Greenhill was not requested to opine as to, and its opinion does not in any manner address, the underlying business decision to proceed with or effect the proposed transactions. Greenhill has not expressed any opinion as to any aspect of the proposed transactions other than the fairness, from a financial point of view, as of May 5, 2013, of (i) the Pre-Merger Consideration and (ii) the Consideration to be received by NRGY. Greenhill’s opinion did not address in any manner the price at which NRGY, Inergy Midstream or Crestwood common units will trade at any future time. Greenhill’s opinion did not address the amount or nature of any compensation to any officers, directors or employees of NRGY, Inergy Midstream or Crestwood, or any class of such persons relative to the consideration to be received by the holders of Crestwood common units or any other person or with respect to the fairness of any such compensation.

In conducting its review and analysis and rendering its opinion, Greenhill assumed and relied on, with the consent of the board of directors of NRGY GP and without independent verification, the accuracy and completeness of the information publicly available, supplied or otherwise made available to it by representatives and management of NRGY and Crestwood for the purposes of its opinion and further relied on the assurances of representatives and management of NRGY and Crestwood, as applicable, that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts and projections and other data that have been furnished or otherwise provided to Greenhill, it has assumed that such forecasts, projections and data were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of NRGY and Crestwood, as applicable, as to those matters, and Greenhill has relied upon such forecasts and data in arriving at its opinion. Greenhill expresses no opinion with respect to such forecasts, projections and data or the assumptions upon which they are based.

In conducting its review and analysis and rendering its opinion, Greenhill did not make any independent evaluation or appraisal of the assets or liabilities of NRGY, Inergy Midstream or Crestwood, nor was Greenhill furnished with any such evaluations or appraisals. Greenhill assumed that the Contribution will be completed in accordance with the terms set forth in the final, executed Contribution Agreement, which Greenhill further assumed, with the consent of the board of directors of NRGY GP, was identical in all material respects to the latest draft thereof that Greenhill reviewed, and without waiver of any materials terms or conditions set forth in the Contribution Agreement. Greenhill further assumed that all governmental, regulatory and other consents and approvals necessary for completion of the Contribution will be obtained without any effect on NRGY, Crestwood, the Contribution or the contemplated benefits of the Contribution meaningful to Greenhill’s analysis. For purposes of its opinion, and with the consent of the board of directors of NRGY GP, Greenhill further assumed that (i) the merger is not completed, (ii) that Crestwood exercised the Top-Up Option and (iii) immediately prior to the consummation of the Contribution, NRGY distributed all of its Inergy Midstream common units pro rata among the existing NRGY common unitholders.

Greenhill’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. It should be understood that subsequent developments may affect Greenhill’s opinion, and Greenhill does not have any obligation to update, revise or reaffirm its opinion.

The following is a summary of the material financial and comparative analyses provided by Greenhill to the board of directors of NRGY GP in connection with rendering its opinion described above. The summary set forth below does not purport to be a complete description of the analyses performed by Greenhill, nor does the order of analyses described represent relative importance or weight given to those analyses by Greenhill. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are not alone a complete description of Greenhill’s analyses.

Analysis of the Contribution

Pursuant to the Contribution Agreement, NRGY will acquire the Contribution Consideration in exchange for 35,103,113 NRGY common units and 4,387,889 NRGY subordinated units. Based on the 20-day volume weighted average price (“VWAP”) of NRGY common stock as of May 3, 2013, which was $11.40 after deducting the fair market value (based on the 20-day VWAP) of the Inergy Midstream units to be distributed to the NRGY common unitholders from the equity value of NRGY immediately prior to the distribution of the Inergy Midstream units (the “NRGY Adjusted Price”), Greenhill calculated an implied value of $450 million for the Contribution Consideration.

Comparable Peer Trading Multiple Analysis

Greenhill compared selected financial information, ratios and multiples for Crestwood to the corresponding data for the following publicly-traded midstream MLP general partners selected by Greenhill:

•	Atlas Energy, L.P.

•	Crosstex Energy, Inc.

•	Energy Transfer Equity, L.P.

•	Inergy, L.P.

•	Kinder Morgan, Inc.

•	NuStar GP Holdings, LLC

•	Targa Resources, Inc.

•	The Williams Companies, Inc.

•	Western Gas Equity Partners, L.P.

Although none of the selected companies is directly comparable to Crestwood, Greenhill chose these companies because they are publicly traded midstream master limited partnership general partners with operations that, for purposes of Greenhill’s analysis, may be considered similar or reasonably comparable to the Contribution Consideration. Greenhill identified Atlas Energy, L.P., Crosstex Energy, Inc. and Targa Resources, Inc. as core selected companies based on, among other things, the similarity of the applicable selected company to Crestwood with respect to the business, operations and prospects of their businesses. However, because of the inherent differences between the business, operations and prospects of Crestwood and those of the selected companies, including the core selected companies, Greenhill believed that it was inappropriate to, and therefore did not, rely solely on the numerical results of the selected company analysis. Accordingly, Greenhill also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Crestwood and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, revenue mix, profitability levels and degree of operational risk between Crestwood and the companies included in the selected company analysis. Greenhill also made judgments as to the relative comparability of the various valuation parameters with respect to those companies.

For each of the selected companies, Greenhill reviewed, among other information, (i) the ratio of enterprise value to estimated EBITDA for calendar years 2013 and 2014 and (ii) estimated distribution yields for calendar years 2013 and 2014. For purposes of these calculations, Greenhill utilized an enterprise value for each company based on each company’s closing unit price on May 3, 2013. Greenhill compared financial information and calculated such ratios with respect to the selected companies based on information it obtained from public filings for historical information and from FactSet, Capital IQ and Wall Street analyst research selected based on Greenhill’s professional judgment, including as to the consistency of presentation.

Greenhill then calculated an implied enterprise value of the Contribution Consideration by applying relevant multiple ranges using Crestwood’s estimated 2013 and 2014 EBITDA (based on Wall Street analyst estimates selected based on Greenhill’s professional judgment and the management forecasts). Based on its professional judgment and experience, Greenhill used multiple ranges of 18.0x to 20.0x for 2013 EBITDA and 15.0x to 18.0x for 2014 EBITDA. This analysis implied the ranges of enterprise value set forth below:

	Implied Valuations ($ in millions)
			Selected Range		Implied Enterprise Value
		Statistic	Low	High	Low	High
2013E EBITDA	Challenge Case	$22.5	18.0x	20.0x	$405	$450
	Base Case	$22.5	18.0x	20.0x	$405	$450
	Upside Case	$23.2	18.0x	20.0x	$417	$463
	Wall Street Consensus	$19.8	18.0x	20.0x	$356	$396

2014E EBITDA	Challenge Case	$28.8	15.0x	18.0x	$432	$518
	Base Case	$30.4	15.0x	18.0x	$455	$546
	Upside Case	$36.4	15.0x	18.0x	$547	$656
	Wall Street Consensus	$29.6	15.0x	18.0x	$444	$533

Greenhill then compared these ranges of implied enterprise value to the implied value of the Contribution Consideration.

Greenhill then calculated an implied enterprise value of the Contribution Consideration by applying relevant ranges using Crestwood’s estimated 2013 and 2014 cash flows (based on Wall Street analyst estimates selected based on Greenhill’s professional judgment and the management forecasts) assuming that (i) all general partner incentive distribution right cash flow is distributable and distributed and (ii) equity value is equivalent to enterprise value (i.e., no debt). Based on its professional judgment and experience, Greenhill used distribution yields of 4.5% to 3.5% for 2013 and 5.0% to 4.0% for 2014. This analysis implied the ranges of enterprise value set forth below:

	Implied Valuations ($ in millions)
			Selected Range		Implied Enterprise Value
		Statistic	Low	High	Low	High
2013E Cash Flow	Challenge Case	$22.5	4.5%	3.5%	$500	$643
	Base Case	$22.5	4.5%	3.5%	$500	$643
	Upside Case	$23.2	4.5%	3.5%	$514	$661
	Wall Street Consensus	$19.8	4.5%	3.5%	$440	$566

2014E Cash Flow	Challenge Case	$28.8	5.0%	4.0%	$576	$720
	Base Case	$30.4	5.0%	4.0%	$607	$759
	Upside Case	$36.4	5.0%	4.0%	$729	$911
	Wall Street Consensus	$29.6	5.0%	4.0%	$592	$740

Greenhill then compared these ranges of implied enterprise value to the implied value of the Contribution Consideration.

Precedent Transaction Multiple Analysis

Greenhill performed an analysis of selected precedent change-in-control transactions since 2004 involving the acquisition of midstream general partner entities that in Greenhill’s judgment were relevant for its analysis. The following table identifies the nine transactions reviewed by Greenhill in this analysis:

Announcement Date	Target	Acquiror
December 11, 2012	Access Midstream L.P. (50% interest)	The Williams Companies, Inc.
June 8, 2012	Chesapeake Midstream GP, L.P. (50% interest)	Global Infrastructure Partners
September 7, 2010	Enterprise GP Holdings L.P.	Enterprise Products Partners L.P.
August 9, 2010	Inergy Holdings, L.P.	Inergy, L.P.
June 11, 2010	Buckeye GP Holdings L.P.	Buckeye Partners, L.P.
March 3, 2009	Magellan Midstream Holdings, L.P.	Magellan Midstream Partners, L.P.
September 5, 2007	MarkWest HydroCarbon, Inc.	MarkWest Energy Partners, L.P.
June 12, 2006	Pacific Energy Partners, L.P.	Plains All American Pipeline
November 1, 2004	Kaneb Services LLC	Valero L.P.

Although Greenhill analyzed the multiples implied by the precedent transactions, none of these transactions or associated companies is directly comparable to the Contribution or Crestwood. The reasons for, and the circumstances surrounding, each of the precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial condition and prospects of Crestwood and the companies included in the precedent transaction analysis. Accordingly, Greenhill believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the Contribution. Greenhill, therefore, made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the Contribution which would affect the acquisition values of the selected target companies and the Contribution Consideration.

Using publicly available information for these transactions, Greenhill reviewed the consideration paid in each such transaction and analyzed the ratio of the consideration paid in such transaction to the target company’s cash flows for both the year in which the transaction took place and the following year. Based on its professional judgment and experience, and following these analyses, Greenhill applied a 20.0x to 25.0x multiple to Crestwood’s estimated cash flows for 2013 and an 18.0x to 22.0x multiple to Crestwood’s estimated cash flows for 2014, based on both Wall Street analyst estimates selected based on Greenhill’s professional judgment and the management forecasts. This analysis implied the ranges of enterprise value set forth below:

	Implied Valuations ($ in millions)
			Selected Range		Implied Enterprise Value
		Statistic	Low	High	Low	High
2013E Cash Flow	Challenge Case	$22.5	20.0x	25.0x	$450	$563
	Base Case	$22.5	20.0x	25.0x	$450	$563
	Upside Case	$23.2	20.0x	25.0x	$463	$579
	Wall Street Consensus	$19.8	20.0x	25.0x	$396	$495

2014E Cash Flow	Challenge Case	$28.8	18.0x	22.0x	$518	$633
	Base Case	$30.4	18.0x	22.0x	$546	$668
	Upside Case	$36.4	18.0x	22.0x	$656	$802
	Wall Street Consensus	$29.6	18.0x	22.0x	$533	$651

Greenhill then compared these ranges of implied enterprise value to the implied value of the Contribution Consideration.

Discounted Cash Flow Analysis

Greenhill performed a discounted cash flow analysis of the Contribution Consideration using the management forecasts for Crestwood’s cash flows for the second half of 2013 and calendar years 2014 through 2017. Greenhill calculated a range of implied present values of the standalone, unlevered free cash flows projected in the management forecasts to be generated by the Contribution Consideration from July 1, 2013 through December 31, 2017 using discount rates ranging from 8.0% to 12.0%, reflecting an estimate of Crestwood’s WACC of 10.0%. Greenhill calculated the WACC based on the calculation of unlevered adjusted beta (which was based on an analysis of the selected companies’ betas and capital structures), equity risk premium, size-based risk premium, risk free rate of return, assumed cost of debt, assumed tax rate and assumed capital structure. Greenhill also calculated estimated terminal values, as of December 31, 2017, using terminal yields ranging from 4.0% to 6.0%. The estimated terminal values were then discounted to present value as of June 30, 2013, using discount rates ranging between 8.0% and 12.0%. Greenhill then added the net present values of the standalone, unlevered free cash flows for the second half of 2013 and calendar years 2014 through 2017 to the present value of the terminal value, in each case discounted to June 30, 2013, to derive a range of implied enterprise values. The discounted cash flow analysis resulted in a reference range of implied enterprise value for the Contribution Consideration of $662 million to $1,080 million in the Challenge Case, $905 million to $1,487 million in the Base Case and $1,379 million to $2,283 million in the Upside Case. Greenhill compared these ranges of implied enterprise value to the implied value of the Contribution Consideration. Since the Contribution Consideration was to be acquired with no debt, Greenhill noted that for purposes of this analysis enterprise value should be considered equivalent to equity value.

Analysis of the Top-Up Consideration

Pursuant to the Follow-On Contribution Agreement, Crestwood will have a one-time option to increase its pro forma ownership interest in NRGY to 29% by contributing to NRGY the Top-Up Consideration in exchange for 14,318,396 NRGY common units. For the purpose of Greenhill’s fairness opinion, Greenhill has assumed that the merger is not completed and that that Crestwood exercises this option. The number of units required to be exchanged to increase Crestwood’s pro forma ownership interest in NRGY to 29% reflects the ratio of the NRGY Adjusted Price to the 20-day VWAP of Crestwood common units, each as of May 3, 2013.

Comparable Peer Trading Multiple Analysis

Greenhill compared selected financial information, ratios and multiples for Crestwood to the corresponding data for the following publicly traded gathering and processing master limited partnerships selected by Greenhill:

•	Access Midstream Partners, L.P.

•	Crosstex Energy, L.P.

•	DCP Midstream Partners, LP

•	MarkWest Energy Partners, L.P.

•	Regency Energy Partners LP

•	Summit Midstream Partners, LP

•	Targa Resources Partners LP

•	Western Gas Partners, LP

•	Williams Partners L.P.

Although none of the selected companies is directly comparable to Crestwood, Greenhill chose these companies because they are publicly traded gathering and processing master limited partnerships with operations that, for purposes of Greenhill’s analysis, may be considered similar or reasonably comparable to the operations of Crestwood. However, because of the inherent differences between the business, operations and prospects of Crestwood and those of the selected companies, Greenhill believed that it was inappropriate to, and therefore did not, rely solely on the numerical results of the selected company analysis. Accordingly, Greenhill also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Crestwood and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, revenue mix, profitability levels and degree of operational risk between Crestwood and the companies included in the selected company analysis. Greenhill also made judgments as to the relative comparability of the various valuation parameters with respect to those companies.

For each of the selected companies, Greenhill reviewed, among other information, (i) the ratio of enterprise value to estimated EBITDA for calendar years 2013 and 2014 and (ii) the estimated distribution yield for calendar years 2013 and 2014. Greenhill compared financial information and calculated such ratios with respect to the selected companies based on information it obtained from public filings for historical information and from FactSet, Capital IQ and Wall Street analyst research selected based on Greenhill’s professional judgment, including as to the consistency of presentation.

Greenhill then calculated the implied price per Crestwood common unit by applying relevant multiple ranges using Crestwood’s estimated 2013 and 2014 EBITDA based on both IBES consensus estimates and the management forecasts. The implied valuation calculations are based on Crestwood’s projected net debt of $818 million as of September 30, 2013 per Crestwood management forecasts and 59.955 million Crestwood common units outstanding as of May 3, 2013. Based on its professional judgment and experience, Greenhill used enterprise value to estimated EBITDA multiple ranges of 12.0x to 14.0x for 2013 and 10.0x to 12.0x for 2014. This analysis implied the ranges of prices per Crestwood common unit set forth below:

	Implied Valuations ($ in millions except for unit amounts)
			Selected Range		Implied Unit Value
		Statistic	Low	High	Low	High
2013E EBITDA	Challenge Case	$173.3	12.0x	14.0x	$21.04	$26.82
	Base Case	$173.3	12.0x	14.0x	$21.04	$26.82
	Upside Case	$181.2	12.0x	14.0x	$22.62	$28.66
	IBES Consensus	$179.1	12.0x	14.0x	$22.20	$28.17

2014E EBITDA	Challenge Case	$208.1	10.0x	12.0x	$21.07	$28.01
	Base Case	$214.8	10.0x	12.0x	$22.18	$29.35
	Upside Case	$254.1	10.0x	12.0x	$28.74	$37.22
	IBES Consensus	$229.5	10.0x	12.0x	$24.63	$32.29

Greenhill then compared this range of implied per unit prices to, among other things, $25.68, a 5% premium over the 20-day VWAP of Crestwood common units as of May 3, 2013 (the “premium price”).

Greenhill then calculated the implied price per Crestwood common unit by applying relevant ranges using Crestwood’s estimated 2013 and 2014 cash distribution per limited partner unit based on both IBES consensus estimates and the management forecasts. The implied valuation calculations are based on Crestwood’s projected net debt of $818 million as of September 30, 2013 per Crestwood management forecasts and 59.955 million Crestwood common units outstanding as of May 3, 2013. Based on its professional judgment and experience, Greenhill used ranges of 8.0% to 5.0% for 2013 and 8.0% to 6.0% for 2014. This analysis implied the ranges of prices per Crestwood common unit set forth below:

	Implied Valuations
			Selected Range		Implied Unit Value
		Statistic	Low	High	Low	High
2013E Distribution Per LP Unit	Challenge Case	$2.07	8.0%	5.0%	$25.88	$41.40
	Base Case	$2.07	8.0%	5.0%	$25.88	$41.40
	Upside Case	$2.07	8.0%	5.0%	$25.88	$41.40
	IBES Consensus	$2.08	8.0%	5.0%	$26.00	$41.60

2014E Distribution Per LP Unit	Challenge Case	$2.13	8.0%	6.0%	$26.57	$35.43
	Base Case	$2.15	8.0%	6.0%	$26.90	$35.86
	Upside Case	$2.20	8.0%	6.0%	$27.55	$36.73
	IBES Consensus	$2.17	8.0%	6.0%	$27.13	$36.17

Greenhill then compared this range of implied per unit prices to, among other things, the premium price of Crestwood common units.

Precedent Transaction Multiple and Premiums Paid Analysis

Greenhill performed an analysis of selected precedent change-in-control transactions since 2003 involving midstream master limited partnership mergers that in Greenhill’s judgment were relevant for its analysis. The following table identifies the six transactions reviewed by Greenhill in this analysis:

Announcement Date	Target	Acquiror
January 29, 2013	Copano Energy, L.L.C.	Kinder Morgan Energy Partners, L.P.
April 29, 2011	Duncan Energy Partners, L.P.	Enterprise Products Partners L.P.
June 29, 2009	TEPPCO Partners, L.P.	Enterprise Products Partners L.P.
June 12, 2006	Pacific Energy Partners, L.P.	Plains All American Pipeline, L.P.
November 1, 2004	Kaneb Services LLC	Valero L.P.
December 15, 2003	GulfTerra Energy Partners, L.P.	Enterprise Products Partners L.P.

Greenhill identified the Pacific Energy Partners, L.P. and the GulfTerra Energy Partners, L.P. transactions as core precedent transactions based on, among other things, the similarity of the applicable target companies in the transactions to Crestwood with respect to the size, growth, revenue mix, profitability, degree of operational risk and other characteristics of their businesses. Although Greenhill analyzed the multiples implied by the precedent transactions, none of these transactions or associated companies, including the core precedent transactions, is directly comparable to the Top-Up Option or to Crestwood. The reasons for, and the circumstances surrounding, each of the precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial condition and prospects of Crestwood and the companies included in the precedent transaction analysis. Accordingly, Greenhill believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the Top-Up Consideration. Greenhill, therefore, made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the merger which would affect the acquisition values of the selected target companies and Crestwood.

Using publicly available information and information from FactSet, Capital IQ and Wall Street analyst research selected based on Greenhill’s professional judgment, including as to the consistency of presentation, for these transactions, Greenhill reviewed the consideration paid in each such transaction and analyzed (i) the equity value implied by such consideration as a multiple of distributable cash flows to limited partners for both the year in which the transaction took place and the following year and (ii) the acquisition premium paid in such transaction.

Greenhill then calculated the implied price per Crestwood common unit by applying relevant multiple ranges using Crestwood’s estimated distributable cash flows to limited partners for calendar years 2013 and 2014 based on both IBES consensus estimates and the management forecasts. The implied valuation calculations are based on Crestwood’s projected net debt of $818 million as of September 30, 2013 per Crestwood management forecasts and 59.955 million Crestwood common units outstanding as of May 3, 2013. Based on its professional judgment and experience, Greenhill applied a 16.0x to 18.0x multiple to Crestwood’s estimated distributable cash flows to limited partners for 2013, Greenhill applied a 14.0x to 16.0x multiple to Crestwood’s estimated distributable cash flows to limited partners for 2014 based on both IBES consensus estimates (using selected Wall Street research estimates of distributable cash flows to all stakeholders less projected cash flows to the general partner for general partner units and incentive distribution rights) and the management forecasts. Furthermore, based on its professional judgment and experience, Greenhill applied a 5.0% to 20.0% acquisition premium to the 20-day VWAP of Crestwood common units. These analyses implied the ranges of prices per Crestwood common unit set forth below:

	Implied Valuations ($ in millions except for unit amounts)
			Selected Range		Implied Unit Value
		Statistic	Low	High	Low	High
2013E DCF to LPs	Challenge Case	$102	16.0x	18.0x	$27.24	$30.64
	Base Case	$102	16.0x	18.0x	$27.24	$30.64
	Upside Case	$107	16.0x	18.0x	$28.47	$32.03
	IBES Consensus	$110	16.0x	18.0x	$29.37	$33.04

2014E DCF to LPs	Challenge Case	$124	14.0x	16.0x	$28.93	$33.06
	Base Case	$129	14.0x	16.0x	$30.21	$34.53
	Upside Case	$149	14.0x	16.0x	$34.88	$39.86
	IBES Consensus	$137	14.0x	16.0x	$31.95	$36.52

Crestwood 20-Day VWAP	Challenge Case	$24.46	5.0%	20.0%	$25.68	$29.35
	Base Case	$24.46	5.0%	20.0%	$25.68	$29.35
	Upside Case	$24.46	5.0%	20.0%	$25.68	$29.35

Greenhill then compared this range of implied per unit prices to, among other things, the premium price of Crestwood common units.

Distribution Discount Analysis

Greenhill performed a distribution discount analysis of Crestwood on a standalone basis using the Crestwood management forecasts for the second half of 2013 and calendar years 2014 through 2017. Greenhill calculated a range of implied present values of the amounts that Crestwood was forecasted to distribute to its common unitholders from July 1, 2013 through December 31, 2017 using discount rates ranging from 8.0% to 12.0%, reflecting an estimate of Crestwood’s WACC of 10.0%. Greenhill calculated the WACC based on the calculation of unlevered adjusted beta (which was based on an analysis of the selected companies’ betas and capital structures), equity risk premium, size-based risk premium, risk free rate of return and assumed capital structure. Greenhill also calculated estimated terminal values for Crestwood, as of December 31, 2017, using terminal yields ranging from 7.50% to 9.50%. The estimated terminal values were then discounted to present value as of June 30, 2013, using discount rates ranging between 8.0% to 12.0%. Greenhill then added the net present values of Crestwood’s estimated distribution per common unit for the second half of 2013 and calendar years 2014 through 2017 to the present value of the terminal value, in each case discounted to June 30, 2013, to derive a range of implied Crestwood common unit values. The distribution discount analysis resulted in a reference range of implied prices per Crestwood common unit of approximately $23.99 to $32.50 per unit in the Challenge Case, $26.72 to $36.37 per unit in the Base Case and $28.54 to $38.93 per unit in the Upside Case. Greenhill then compared this range of implied per unit prices to, among other things, the premium price of Crestwood common units.

Contribution Analyses

Greenhill performed contribution analyses of the proposed transactions, including an analysis of NRGY on a standalone basis assuming the merger is not completed and the Top-Up Option is exercised giving Crestwood a 29.0% pro forma interest in NRGY. Greenhill then compared the relative contributions of NRGY and the assets contributed by Crestwood to (i) NRGY’s estimated EBITDA for calendar years 2014 and 2015 and (ii) estimated distributable cash flows for calendar years 2014 and 2015. The value of NRGY’s contribution is based on NRGY management forecasts based on a fiscal year end of September 30 and is pro forma for the distribution of Inergy Midstream units held at NRGY to NRGY unitholders. Crestwood’s contribution includes both the cash flows generated from the Contribution Consideration and the Top-Up Consideration calendarized to fiscal year end September 30 and assumes all cash flows are distributable. This analysis implied the relative contributions set forth below:

		Value of Contribution		Relative Contribution
		NRGY	Crestwood	NRGY	Crestwood
2014E EBITDA	Challenge Case	$95	$37	71.8%	28.2%
	Base Case	$107	$42	71.7%	28.3%
	Upside Case	$107	$46	69.9%	30.1%

2015E EBITDA	Challenge Case	$102	$47	68.5%	31.5%
	Base Case	$127	$60	67.9%	32.1%
	Upside Case	$127	$76	62.7%	37.3%

2014E Distributable Cash Flow	Challenge Case	$77	$37	67.3%	32.7%
	Base Case	$89	$42	67.8%	32.2%
	Upside Case	$89	$46	65.8%	34.2%

2015E Distributable Cash Flow	Challenge Case	$81	$47	63.2%	36.8%
	Base Case	$105	$60	63.7%	36.3%
	Upside Case	$105	$76	58.2%	41.8%

Greenhill then compared the relative contributions of Crestwood to its 29.0% pro forma interest in NRGY.

Other Considerations

A copy of Greenhill’s final written presentation to the board of directors of NRGY GP on May 5, 2013 containing the material financial analyses reviewed by Greenhill in connection with rendering its written opinion and presented in conjunction with Greenhill’s delivery of its oral opinion and other supplemental information for the board of directors of NRGY GP, as well as preliminary versions of its presentation, are filed as exhibits to the Schedule 13E-3 filed with the SEC by the Transaction Participants on the date hereof in connection with the merger. Greenhill made preliminary presentations to the board of directors of NRGY GP on April 4, 2013, April 24, 2013, May 1, 2013 and May 2, 2013.

Greenhill’s preliminary presentations consisted of various summary data and analyses that Greenhill utilized in formulating its preliminary perspective on specified aspects of the proposed transactions, as well as supplemental information for the board of directors of NRGY GP. The preliminary presentations did not present any findings, make any recommendations or constitute an opinion of Greenhill in any respect. The financial analyses material to Greenhill’s opinion were substantially similar in its preliminary presentations and its final presentation, subject to refinement and updates. The procedures followed by Greenhill in preparing the material analyses in its preliminary presentations were substantially similar to the procedures used by Greenhill to prepare the corresponding analyses in its final presentation.

The summary set forth above does not purport to be a complete description of the analyses performed by Greenhill, but describes, in summary form, the material analyses that Greenhill conducted in connection with rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Greenhill did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor, considered in isolation, supported or failed to support its opinion. Rather, Greenhill considered the totality of the factors and analyses performed in determining its opinion. Accordingly, Greenhill believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. Greenhill based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. Analyses based on forecasts or projections of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties or their advisors. Accordingly, Greenhill’s analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, Greenhill’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold or the prices at which any securities may trade. In addition, no company or transaction used in Greenhill’s analysis as a comparison is directly comparable to Crestwood, the Contribution, the Top-Up Option or the merger. Because these analyses are inherently subject to uncertainty, being based on numerous factors or events beyond the control of the parties or their respective advisors, neither NRGY nor Crestwood nor any other person assumes responsibility if future results are materially different from those forecasts or projections.

The Pre-Merger Consideration and the Consideration were determined through arms’ length negotiations between NRGY and Crestwood and were approved by the board of directors of NRGY GP. Greenhill provided advice to the board of directors of NRGY GP during these negotiations. Greenhill did not, however, recommend any specific amount of consideration to NRGY or the board of directors of NRGY GP or that any specific amount of consideration constituted the only appropriate consideration for the Contribution or the Top-Up Option or otherwise with respect to the Precedent Transactions or the merger. Greenhill’s opinion did not in any manner address the underlying business decision to proceed with or effect the proposed transactions. Greenhill was not requested to and did not provide any advice with respect to any potential alternatives to the Precedent Transactions or the merger.

The board of directors of NRGY GP retained Greenhill based on its qualifications and expertise in providing financial advice and on its reputation as a nationally recognized investment banking firm. During the two years preceding the date of this opinion, Greenhill has not been engaged by, performed any services for or received any compensation from NRGY, Inergy Midstream or Crestwood, other than (i) amounts that were paid to it under the letter agreement pursuant to which Greenhill was retained as a financial advisor to NRGY in connection with the proposed transactions and (ii) services performed for NRGY in connection with NRGY’s sale of its retail propane assets to Suburban Propane Partners, L.P., completed in August 2012, for which NRGY paid Greenhill a transaction fee of $10.5 million.

NRGY has paid Greenhill a total transaction fee of $10 million in connection with the proposed transactions, of which $1 million was paid in connection with delivery of the opinion and the remainder of which was paid on completion of the Contribution. NRGY has also agreed to indemnify Greenhill against certain liabilities that may arise out of its engagement.

Greenhill’s opinion was one of the many factors considered by the board of directors of NRGY GP in evaluating the proposed transactions and should not be viewed as determinative of the views of the board of directors of NRGY GP or any other party with respect to such transactions.

Opinion of SunTrust Robinson Humphrey, Inc., Financial Advisor to the NRGY GP Special Committee and Conflicts Committee

The NRGY GP Conflicts Committee retained STRH to provide the NRGY GP Conflicts Committee (solely in its capacity as such) with an opinion with respect to the fairness, from a financial point of view, to NRGY, and accordingly, to the limited partners of NRGY, other than NRGY GP and the limited partners of NRGY that also own or hold, directly or indirectly, interests in NRGY GP (collectively, the “Unaffiliated NRGY Limited Partners”), of (i) the Contribution Consideration (as defined below) to be paid and issued by NRGY pursuant to the Contribution Agreement and the Follow-On Contribution Agreement, whether or not the merger is consummated, and (ii) the CMLP Contribution (as defined below), assuming the merger is consummated.

For purposes of STRH’s opinion, the term “Contribution Consideration” means, collectively, (i) the contribution by Crestwood Gas Holdings pursuant to the Contribution Agreement of all of the membership interests of CMLP GP, which owns all of the incentive distribution rights and general partner units of Crestwood, to NRGY in exchange for approximately 35.1 million common units of NRGY and approximately 4.4 million subordinated units of NRGY, and (ii) the contribution by Crestwood Holdings pursuant to the Follow-On Contribution Agreement (the “Follow-On Contribution”), to NRGY, at its option, of approximately 7.1 million Inergy Midstream common units that Crestwood Holdings receives in the merger in exchange for approximately 14.3 million common units of NRGY, or, if the merger agreement is terminated, approximately 6.7 million common units of Crestwood in exchange for approximately 14.3 million common units of NRGY, and the term “CMLP Contribution” means, collectively, (i) the transfer by NRGY of the incentive distribution rights and general partner units of Crestwood to NRGM GP, and (ii) the subsequent conversion of those general partner units of Crestwood into a non-economic general partner interest and the cancellation of the incentive distribution rights. The transactions contemplated by the Contribution Agreement closed on June 19, 2013.

On May 5, 2013, STRH rendered its opinion to the NRGY GP Conflicts Committee to the effect that, as of that date and based upon and subject to the assumptions, qualifications and limitations stated in its opinion, (i) the Contribution Consideration to be paid and issued by NRGY pursuant to the Contribution Agreement and the Follow-On Contribution Agreement, whether or not the merger is consummated, and (ii) the CMLP Contribution, assuming the merger is consummated, was fair, from a financial point of view, to NRGY, and accordingly, to the Unaffiliated NRGY Limited Partners.

STRH’s opinion was directed to the NRGY GP Conflicts Committee (solely in its capacity as such) and only addressed the fairness, from a financial point of view, to NRGY, and accordingly, to the Unaffiliated NRGY Limited Partners, of (i) the Contribution Consideration to be paid and issued by NRGY pursuant to the Contribution Agreement and the Follow-On Contribution, whether or not the merger is consummated, and (ii) the CMLP Contribution, assuming the merger is consummated, and STRH’s opinion did not address any other terms, conditions, aspects or implications of the Contribution, the Follow-On Contribution, or the CMLP Contribution or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the structure and timing of the proposed Contribution, the Follow-On Contribution or the CMLP Contribution.

The summary of STRH’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is attached hereto as Annex G and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by STRH in preparing its opinion. STRH’s opinion was rendered at the request of the NRGY GP Conflicts Committee and was for the use and benefit of the NRGY GP Conflicts Committee (solely in its capacity as such) in connection with its consideration of the transactions described therein, and neither STRH’s opinion nor the summary of its opinion and the related analyses summarized in this proxy statement/prospectus is intended to be, and they do not constitute, advice or a recommendation as to how the NRGY GP Conflicts Committee, NRGY GP, NRGY or any other party should vote or act with respect to any matter relating to the Contribution, the Follow-On Contribution or any other transaction or matter.

In arriving at its opinion, STRH reviewed:

•	drafts, dated May 5, 2013, of the Contribution Agreement, the Follow-On Contribution Agreement, the Purchase and Sale Agreement and the merger agreement;

•	certain publicly available information concerning NRGY, Inergy Midstream and Crestwood;

•

certain financial and other information with respect to the business, operations assets, liabilities, present condition and future prospects of NRGY, Inergy Midstream and Crestwood prepared by the respective managements of NRGY, Inergy Midstream and Crestwood, respectively, including

•

historical financial information with respect to NRGY and financial forecasts with respect to the future financial performance of NRGY through September 30, 2017 prepared by the management of NRGY, including the projected cash distribution policy of NRGY before and after giving effect to the Contribution and the Follow-On Contribution, whether or not the merger is consummated (the “NRGY Projections”),

•

historical financial information with respect to Inergy Midstream and financial forecasts with respect to the future financial performance of Inergy Midstream through September 30, 2017 prepared by the management of Inergy Midstream, including the projected cash distribution policy of Inergy Midstream, whether or not the merger is consummated (the “Inergy Midstream Projections”), and

•

historical financial information with respect to Crestwood and financial forecasts with respect to the future financial performance of Crestwood through December 31, 2017 prepared by the management of Crestwood, as adjusted by the managements of NRGY and Inergy Midstream, including the projected cash distribution policy of Crestwood prepared by the management of Crestwood in the case where the merger is not consummated and prepared by the managements of NRGY and Inergy Midstream in the case where the merger is consummated (the “Crestwood Projections”);

•	a discounted cash flow analysis with respect to Crestwood incentive distribution rights based on the Crestwood Projections;

•

certain historical and projected financial results and other financial and operating data of certain publicly traded equity securities of the general partners of limited partnerships which STRH deemed relevant;

•	a comparison of the financial terms of the proposed Contribution with the publicly available financial terms of certain other transactions which STRH deemed relevant; and

•	the potential pro forma impact of the Contribution and the Follow-On Contribution on NRGY’s cash flow, whether or not the merger is consummated.

In addition, STRH had discussions with the managements of NRGY, Inergy Midstream and Crestwood concerning the business, operations, assets, liabilities, present condition and future prospects of NRGY, Inergy Midstream and Crestwood, and undertook such other studies, analyses and investigations as STRH deemed appropriate.

STRH assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information discussed with or reviewed by it in arriving at its opinion. With respect to the NRGY Projections, STRH assumed, with the agreement of the NRGY GP Conflicts Committee and without independent verification or investigation, that such NRGY Projections had been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of NRGY as to the future financial performance of NRGY and were a reasonable basis on which to evaluate NRGY, the Contribution and the Follow-On Contribution, and STRH expressed no opinion with respect to such forecasts or the assumptions on which they are based. With respect to the Inergy Midstream Projections, STRH assumed, with the agreement of the NRGY GP Conflicts Committee and without independent verification or investigation, that such Inergy Midstream Projections had been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of Inergy Midstream as to the future financial performance of Inergy Midstream and were a reasonable basis on which to evaluate Inergy Midstream, and STRH expressed no opinion with respect to such forecasts or the assumptions on which they are based. With respect to the Crestwood Projections, STRH assumed, with the agreement of the NRGY GP Conflicts Committee and without independent verification or investigation, that such Crestwood Projections had been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of Crestwood, and the managements of NRGY and Inergy Midstream as to the adjustments made to the Crestwood Projections by such managements, as to the future financial performance of Crestwood and were a reasonable basis on which to evaluate Crestwood, the Contribution and the Follow-On Contribution, and STRH expressed no opinion with respect to such forecasts or the assumptions on which they are based. STRH relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of NRGY, Inergy Midstream or Crestwood since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to it and that there was no information or any facts that would make any of the information reviewed by STRH incomplete or misleading in any material respect. STRH also assumed that (i) the proposed Contribution would be consummated in accordance with the terms of the Contribution Agreement without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the proposed Contribution, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on NRGY or Crestwood or the expected benefits of the proposed Contribution, (ii) the proposed Follow-On Contribution, if consummated, will be consummated in accordance with the terms of the Follow-On Contribution Agreement without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the proposed Follow-On Contribution, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on NRGY or Crestwood or the expected benefits of the proposed Follow-On Contribution and (iii) the proposed merger and CMLP Contribution, if consummated, will be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection therewith, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Inergy Midstream or Crestwood or the expected benefits of the proposed merger and CMLP Contribution. For purposes of its analyses and its opinion STRH assumed that the market price of NRGY common units as of the date of its opinion (as adjusted to take into account the distribution by NRGY to its unitholders of all of the Inergy Midstream common units it held) was a reasonable basis on which to evaluate the Contribution Consideration. In addition, STRH assumed that the Contribution Agreement, the Follow-On Contribution Agreement and the merger agreement, when executed by the parties thereto, would conform to the drafts reviewed by STRH in all respects material to its analyses.

In arriving at its opinion, STRH did not conduct a physical inspection of the properties, assets or facilities of NRGY, Inergy Midstream, Crestwood or any of the other parties to the Contribution Agreement or the merger agreement and was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise), contingent or otherwise, of NRGY, Inergy Midstream, Crestwood or any of the other parties to the Contribution Agreement or the merger agreement, nor was STRH furnished with any such evaluations or appraisals. STRH was not requested to, and did not (a) participate in any discussions or negotiations with respect to the Purchase and Sale Agreement, the merger agreement or any of the transactions contemplated thereby, or solicit any indications of interest from third parties with respect to the acquisition of all or any portion of NRGY, or control thereof, or any other party, or any alternatives to the Contribution, the Follow-On Contribution, the merger or the CMLP Contribution, or (b) advise the NRGY GP Conflicts Committee with respect to any alternatives to the Contribution, the Follow-On Contribution, the merger or the CMLP Contribution. STRH’s opinion only addressed the fairness, from a financial point of view, to NRGY and accordingly, to the Unaffiliated NRGY Limited Partners, of (i) the

Contribution Consideration to be paid and issued by NRGY pursuant to the Contribution Agreement and the Follow-On Contribution, whether or not the merger is consummated, and (ii) the CMLP Contribution, assuming the merger is consummated, and STRH’s opinion did not address any other terms, conditions, aspects or implications of the Contribution, the Follow-On Contribution, or the CMLP Contribution or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the structure and timing of the proposed Contribution, the Follow-On Contribution or the CMLP Contribution. STRH expressed no opinion as to (i) the terms of the Purchase and Sale Agreement or the consideration paid pursuant to the Purchase and Sale Agreement, (ii) the terms of the merger and the merger consideration (except as expressly set forth in its opinion and to extent that the merger, if consummated, and the merger consideration would affect NRGY and distributions to the Unaffiliated NRGY Limited Partners), or (iii) the distribution by NRGY to its unitholders of all of the Inergy Midstream common units it held (except to extent that it would affect distributions to the Unaffiliated NRGY Limited Partners).

STRH’s opinion did not in any manner address the solvency, creditworthiness or fair value of NRGY, Inergy Midstream, Crestwood or any of the other parties to the Contribution Agreement or the merger agreement under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters or the fairness, financial or otherwise, or the amount or nature of any compensation or consideration payable to, or received by, any officers, directors or employees of any party to the Contribution Agreement, the Purchase and Sale Agreement or the merger agreement, any class of such person or any other party, relative to the Contribution Consideration or otherwise. No opinion, counsel or interpretation was intended regarding matters that require legal, regulatory, accounting, insurance, tax, executive compensation or other similar professional advice. STRH’s opinion assumed that such opinions, counsel, interpretations or advice were or would be obtained from the appropriate professional sources.

STRH’s opinion was necessarily based upon financial, economic, market and other conditions as they existed on, and could be evaluated as of, the date of its opinion. In addition, the NRGY GP Conflicts Committee was aware that the NRGY Projections, the Inergy Midstream Projections, the Crestwood Projections and the other prospective financial information and estimates that STRH reviewed relating to the future financial performance of NRGY, Inergy Midstream and Crestwood reflected certain assumptions regarding the energy industry, including master limited partnerships, that are subject to volatility and that, if different than assumed, could have a material impact on STRH’s analyses and opinion. STRH expressed no opinion as to what the value of the NRGY common units actually will be when issued pursuant to the Contribution or the Follow-On Contribution or the prices at which the NRGY common units will trade at any time. STRH’s opinion did not address the relative merits of the Contribution or the Follow-On Contribution as compared to other business strategies or transactions that may be available to NRGY, nor did it address the underlying business decision of the NRGY GP Conflicts Committee or NRGY to proceed with or effect the Contribution or the Follow-On Contribution. Although subsequent developments or circumstances may affect STRH’s opinion, STRH does not have any obligation to update or revise its opinion.

In preparing its opinion to the NRGY GP Conflicts Committee, STRH performed a variety of analyses, including those described below. The summary of STRH’s financial analyses provided below is not a complete description of the analyses underlying STRH’s opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented. As a consequence, neither STRH’s opinion nor the analyses underlying its opinion are readily susceptible to partial analysis or summary description. STRH arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, STRH believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In performing its analyses, STRH considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, business or transaction used in STRH’s analyses for comparative purposes is identical to NRGY, Inergy Midstream, Crestwood or any of the other companies reviewed. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, STRH did not make separate or quantifiable judgments regarding individual analyses. The implied valuation reference ranges indicated by STRH’s analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond NRGY’s control and the control of STRH. Much of the information used in, and accordingly the results of, STRH’s analyses are inherently subject to substantial uncertainty.

STRH’s opinion and analyses were provided to the NRGY GP Conflicts Committee in connection with its consideration of the transactions described in its opinion and were among many factors considered by the NRGY GP Conflicts Committee in evaluating those transactions. Neither STRH’s opinion nor its analyses were determinative of the terms of any of such transactions or of the views of the NRGY GP Conflicts Committee with respect to the terms of any such transactions. Except as described above, the NRGY GP Conflicts Committee imposed no other restrictions or limitations on STRH with respect to the investigations made or the procedures followed by STRH in rendering its opinion.

A copy of STRH’s final written presentation to the NRGY GP Conflicts Committee on May 5, 2013 containing the material financial analyses reviewed by STRH in connection with rendering its opinion, as well as two preliminary versions of its presentation, are filed as exhibits to the Schedule 13E-3 filed with the SEC by the Transaction Participants in connection with the merger. STRH made preliminary presentations to the NRGY GP Conflicts Committee on April 30, 2013 and May 2, 2013.

STRH’s preliminary presentations consisted of various summary data and analyses that STRH utilized in formulating its preliminary perspective on specified aspects of the transactions described therein, as well as supplemental information for the NRGY GP Conflicts Committee. The preliminary presentations did not present any findings, make any recommendations or constitute an opinion of STRH in any respect. The financial analyses material to STRH’s opinion were substantially similar in its preliminary presentations and its final presentation. STRH was provided updated financial forecasts following the April 30, 2013 presentation and incorporated the updated forecasts into its May 2, 2013 presentation. STRH was also provided updated financial forecasts following the May 2, 2013 presentation and incorporated the updated forecasts into its final presentation.

The following is a summary of the material financial analyses performed by STRH in connection with its opinion rendered to the NRGY GP Conflicts Committee on May 5, 2013. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of STRH’s analyses. This summary is qualified in its entirety by reference to a copy of the presentation of STRH to the NRGY GP Conflicts Committee, dated May 5, 2013, attached as an exhibit to the Schedule 13E-3 filed by the Transaction Participants with the SEC in connection with the merger.

In performing its financial analyses summarized below and in arriving at its opinion, STRH utilized and relied upon financial forecasts for Crestwood, Inergy Midstream and NRGY that are referred to below under “Special Factors—Unaudited Financial Projections of Inergy Midstream, NRGY and Crestwood.”

Selected Companies Analysis

Pursuant to the Contribution Agreement, on June 19, 2013 Crestwood Gas Holdings contributed all of the membership interests of CMLP GP, which owned all of the incentive distribution rights and general partner units of Crestwood, to NRGY in exchange for approximately 35.1 million common units of NRGY and approximately 4.4 million subordinated units of NRGY, which units were valued in the aggregate at approximately $450 million as of May 3, 2013. STRH performed a selected companies analysis for CMLP GP, which is designed to provide an implied value of a company or business by comparing it to similar companies. In performing this analysis, STRH reviewed and compared certain financial information of CMLP GP with publicly available information for selected general partners of MLPs with publicly traded equity securities, including general partners of MLPs with assets other than the partnership interests and incentive distribution rights of the associated MLPs, which are referred to below as “General Partners of MLPs with Other Assets,” and general partners of MLPs without assets other than the partnership interests and incentive distribution rights of the associated MLPs, which are referred to below as “General Partners of MLPs without Other Assets.”

The selected companies were chosen because they are general partners of MLPs with publicly traded equity securities and were deemed to be similar to CMLP GP in one or more respects including the nature of their business, size, diversification, financial performance and geographic concentration. No specific numeric or other similar criteria were used to choose the selected companies and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a similarly sized company with less similar lines of business and greater diversification may have been excluded. STRH identified a sufficient number of companies for the purposes of its analysis but may not have included all companies that might be deemed comparable to CMLP GP.

The selected general partners of MLPs with publicly traded equity securities for the selected companies analysis were:

General Partners of MLPs with Other Assets

•	Kinder Morgan, Inc.

•	ONEOK, Inc.

•	Spectra Energy Corp

•	The Williams Companies, Inc.

General Partners of MLPs without Other Assets

•	Atlas Energy, L.P.

•	Crosstex Energy, Inc.

•	Energy Transfer Equity, L.P.

•	NuStar GP Holdings, LLC

•	Targa Resources Corp.

The financial data for the selected companies were obtained from Capital IQ and other public sources, and the financial data reviewed for CMLP GP and the selected companies included the current distributed cash flow yield.

The selected companies analysis indicated the following high, low and mean current distributed cash flow yields as of May 3, 2013:

Distributed Cash Flow Yields

	High	Low	Mean
General Partners of MLPs with Other Assets	3.9%	3.1%	3.6%
General Partners of MLPs without Other Assets	7.3%	2.5%	4.0%
General Partners of MLPs without Other Assets (excluding NuStar GP Holdings, LLC)	4.4%	2.5%	3.1%

STRH applied ranges of distributed cash flow yield of 3.5% to 4.5% based on the selected companies analysis to corresponding financial data for CMLP GP’s projected distributed cash flow in fiscal year 2014, assuming the merger does occur (assessing the impact of that projected distributed cash flow on Inergy Midstream) and the merger does not occur. Based on the base case financial forecasts, this analysis indicated a range of equity values for CMLP GP of approximately $518 million to approximately $666 million, assuming the merger does occur, and approximately $624 million to approximately $803 million, assuming the merger does not occur, in each case compared to the aggregate consideration paid in the Contribution valued at $450 million as of May 3, 2013. Based on the challenge case financial forecasts, this analysis indicated a range of equity values for CMLP GP of approximately $487 million to approximately $626 million, assuming the merger does occur, and approximately $531 million to approximately $683 million, assuming the merger does not occur, in each case compared to the aggregate consideration paid in the Contribution valued at $450 million as of May 3, 2013.

Selected General Partner Transaction Analysis

Pursuant to the Contribution Agreement, on June 19, 2013 Crestwood Gas Holdings contributed all of the membership interests of CMLP GP, which owned, among other things, all of the general partner units and incentive distribution rights of Crestwood, to NRGY in exchange for approximately 35.1 million common units of NRGY and approximately 4.4 million subordinated units of NRGY, which units were valued in the aggregate at approximately $450 million as of May 3, 2013. STRH calculated multiples of equity value to certain financial data based on the purchase prices paid in selected publicly announced general partner buyout transactions that it deemed relevant.

The selected transactions were chosen because the target companies were the general partners of publicly traded MLPs deemed to be similar to CMLP GP in one or more respects, including the nature of their business, size, diversification, financial performance and geographic concentration. No specific numeric or other similar criteria were used to choose the selected transactions and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a transaction involving the acquisition of a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a transaction involving the acquisition of a similarly sized company with less similar lines of business and greater diversification may have been excluded. STRH identified a sufficient number of transactions for purposes of its analysis, but may not have included all transactions that might be deemed comparable to the proposed transaction. The selected transactions, the associated MLP, and the month and year the transactions were announced were:

Announcement Date (Month and Year)	Target	Associated MLP	Acquirior
December 2012	Access Midstream Ventures, LLC	Access Midstream Partners, L.P.	The Williams Companies, Inc.
June 2012	Access Midstream Ventures, LLC	Access Midstream Partners, L.P.	Global Infrastructure Partners
March 2011	K-Sea General Partner GP LLC	K-Sea Transportation Partners, L.P.	Kirby Corporation
December 2010	Genesis Energy LP incentive distribution rights and general partnership interest	Genesis Energy LP	Genesis Energy LP
December 2010	Plains All American Pipeline, L.P. general partnership interests	Plains All American Pipeline, L.P.	Occidental Petroleum, The Energy & Minerals Group, Kayne Anderson, First Reserve and others
September 2010	Penn Virginia GP Holdings, L.P.	Penn Virginia Resource Partners, L.P.	Penn Virginia Resources Partners, L.P.
September 2010	Enterprise GP Holdings L.P.	Enterprise Product Partners L.P.	Enterprise Products Partners L.P.
August 2010	Inergy Holdings, L.P.	Inergy, L.P.	Inergy, L.P.
June 2010	Buckeye GP Holdings L.P.	Buckeye Partners, L.P.	Buckeye Partners, L.P.
May 2010	Regency GU GP LLC	Regency Energy Partners LP	Energy Transfer Equity, L.P.

The financial data for the selected transactions were obtained from Capital IQ, SNL Financial, Wall Street equity research estimates and publicly-available information, and the financial data reviewed for CMLP GP and the selected transactions included the ratio of the equity value less the market value of the limited partner units held by the general partner to the total distributable cash flow less the distributable cash flow derived from the limited partner units for the next twelve months from the date of announcement, which is referred to below as “GP Equity Value / GP Distributions (NTM),” and for the subsequent twelve months from the date of announcement, which is referred to below as “GP Equity Value / GP Distributions (NTM+2).”

The selected general partner transactions analysis indicated the following high, low, mean and median multiples:

	High	Low	Mean	Median
GP Equity Value / GP Distributions (NTM)*	25.3x	14.5x	19.9x	20.6x
GP Equity Value / GP Distributions (NTM+2)	19.5x	12.7x	16.3x	16.9x

*	The multiples implied by The Williams Companies, Inc.’s announced acquisition of Access Midstream Ventures, LLC in December 2012 and Global Infrastructure Partners’ announced acquisition of Access Midstream Ventures, LLC in June 2012 were excluded from the high, low, mean and median multiples.

STRH applied multiple ranges based on the selected transactions analysis of 18.0x to 22.0x to corresponding financial data for cash distributions to CMLP GP in fiscal year 2014, assuming the merger does occur (assessing the impact of those cash distributions on Inergy Midstream) and the merger does not occur. Based on the base case financial forecasts, this analysis indicated a range of equity values for CMLP GP of approximately $419 million to approximately $513 million, assuming the merger does occur, and approximately $506 million to approximately $618 million, assuming the merger does not occur, in each case compared the aggregate consideration paid in the Contribution valued at approximately $450 million as of May 3, 2013. Based on the challenge case financial forecasts, this analysis indicated a range of equity values for CMLP GP of approximately $394 million to approximately $482 million, assuming the merger does occur, and approximately $430 million to approximately $526 million, assuming the merger does not occur, in each case compared to the aggregate consideration paid in the Contribution valued at approximately $450 million as of May 3, 2013.

Discounted Cash Flow Analysis

STRH performed a discounted cash flow analysis, which is designed to provide an implied value of a company or business by calculating the present value of the estimated future cash flows and terminal value of the company. STRH calculated ranges of implied equity values for CMLP GP, assuming the merger does occur (assessing the impact of those cash flows on Inergy Midstream) and the merger does not occur.

In arriving at the estimated equity values for CMLP GP, STRH noted the estimated distributions for each projected calendar year and then calculated the terminal value by applying a range of exit multiples in the terminal year ranging from 18.0x to 22.0x, which range was based on the selected general partner transaction analysis. The distributions and the terminal value were then discounted to present values using a range from 13.0% to 15.0% for the base case financial forecasts, which was based on the sum of NRGY’s current yield as of May 3, 2013 of 5.2% plus the projected compound annual growth rate of distributions to its limited partners through 2017 under that financial forecast case of 8.9%, and a range from 8.0% to 10.0% for the challenge case financial forecasts, which was based on the sum of NRGY’s current yield as of May 3, 2013 of 5.2% plus the projected compound annual growth rate of distributions to its limited partners through 2017 under that financial forecast case of 3.5%. Based on the base case financial forecasts, this analysis indicated a range of equity values for CMLP GP of approximately $995 million to approximately $1.261 billion, assuming the merger does occur, and approximately $875 million to approximately $1.108 billion, assuming the merger does not occur, in each case compared the aggregate consideration paid in the Contribution valued at approximately $450 million as of May 3, 2013. Based on the challenge case financial forecasts, this analysis indicated a range of equity values for CMLP GP of approximately $890 million to approximately $1.132 billion, assuming the merger does occur, and approximately $737 million to approximately $936 million, assuming the merger does not occur, in each case compared the aggregate consideration paid in the Contribution valued at approximately $450 million as of May 3, 2013.

Pro Forma Accretion/Dilution Analysis

Using the base case financial forecasts and the challenge case financial forecasts, STRH calculated the accretion/dilution of the estimated distributable cash flow and distributions to NRGY and the Unaffiliated NRGY Limited Partners on a per unit basis following the Contribution and NRGY’s distribution to its unitholders of all of the Inergy Midstream common units it held, both of which transactions occurred in June 2013, in each case assuming the merger does occur and the merger does not occur. For each of the years ended December 31, 2014 through December 31, 2017, STRH compared the distributable cash flow and distributions per unit of the pro forma entity to the distributable cash flow and distributions per unit of NRGY as a stand-alone entity, assuming a distribution coverage ratio throughout the period of 1.05x as provided by NRGY management. The analysis indicated that the Contribution and NRGY’s distribution to its unitholders of all of the Inergy Midstream common units it held would be accretive to NRGY’s distributable cash flow and distributions to its unitholders for calendar years 2014 through 2017 based on the base case financial forecasts and the challenge case financial forecasts, in each case whether or not the merger occurs, as follows:

Accretion/Dilution Analysis

Base Case financial forecasts

	2014E	2015E	2016E	2017E
Merger does occur	6.4%	17.9%	22.3%	25.2%
Merger does not occur	6.7%	10.6%	12.8%	14.5%

Accretion/Dilution Analysis

Challenge Case financial forecasts

	2014E	2015E	2016E	2017E
Merger does occur	9.2%	16.2%	22.6%	26.7%
Merger does not occur	8.4%	9.6%	11.8%	15.2%

Other Matters

The NRGY GP Conflicts Committee selected STRH based on STRH’s experience and reputation and STRH’s knowledge of NRGY and its industry. STRH acted as financial advisor to the NRGY GP Conflicts Committee in connection with the transactions contemplated by the Contribution Agreement, the Follow-On Contribution Agreement, the Purchase and Sale Agreement and the merger agreement and received a fee for its services in the amount of $1.0 million, of which $400,000 was paid upon delivery of its opinion and the balance of which was paid upon consummation of the Contribution. In addition, NRGY has agreed to reimburse STRH’s expenses and to indemnify STRH and certain related parties for certain liabilities arising out of STRH’s engagement. STRH and its affiliates have in the past provided, and may currently be providing, investment banking and other financial services to NRGY, Inergy Midstream, Crestwood or any of their respective affiliates or any of the other parties to the Contribution Agreement, the Purchase and Sale Agreement or the merger agreement, for which STRH and its affiliates have received compensation, including, during the past two years, having (i) acted as a Dealer Manager to NRGY for the cash tender offer for its 6.875% Senior Notes due 2021 and its 7.000% Senior Notes due 2018 in December 2011; acted as a co-manager to NRGY with respect to the public offering of its 6.875% senior notes due 2021 (aggregate principal amount $750,000,000) in February 2011; participated in a bank loan to NRGY (aggregate principal amount $700,000,000) in July 2011; having been a counterparty to swap transactions with NRGY in 2011 and 2012; (ii) acted as a Joint Bookrunner to Inergy Midstream for a bank loan (aggregate principal amount $500,000,000) in December 2011; a Joint Bookrunner to Inergy Midstream for a bridge loan (aggregate principal amount $225,000,000) in November 2012; and a Joint Bookrunner to Inergy Midstream with respect to its offering of 6.000% senior notes due 2020 (aggregate principal amount $500,000,000) in November 2012; and (iii) participated in a Crestwood bank loan (aggregate principal amount $550,000,000) in November 2012. In addition, following the delivery of its opinion to the

NRGY GP Conflicts Committee, STRH and its affiliates agreed to (i) act as a Joint Bookrunner to Crestwood Holdings for a term loan (aggregate principal amount $400,000,000), which financing closed in June 2013; (ii) continue to participate in a bank loan to NRGY (aggregate principal amount $550,000,000), which financing closed in June 2013; and (iii) act as a Joint Bookrunner to Inergy Midstream for an amended $1,000,000,000 revolving credit facility and act as a Joint Bookrunner to Inergy Midstream for a bridge loan (aggregate principal amount $500,000,000), in each case for which STRH and its affiliates have received and would expect to receive compensation. STRH and its affiliates may in the future provide investment banking and other financial services to NRGY, Inergy Midstream, Crestwood or any of the other parties to the Contribution Agreement, the Purchase and Sale Agreement or the merger agreement and their respective affiliates. Excluding the fees paid to STRH as described above in connection with its services as financial advisor to the NRGY GP Conflicts Committee, during the past two years, STRH and its affiliates have received as compensation for investment banking and financing services aggregate fees of approximately $3.3 million from NRGY, approximately $1.8 million from Inergy Midstream, approximately $855,000 from Crestwood Holdings, and approximately $175,000 from Crestwood. STRH is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, STRH and its affiliates may acquire, hold or sell, for its and its affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of NRGY, Inergy Midstream, Crestwood and their respective affiliates, as well as provide investment banking and other financial services to such companies. In addition, STRH and its affiliates (including SunTrust Banks, Inc.) may have other financing and business relationships with NRGY, Inergy Midstream, Crestwood and their respective affiliates. The issuance of its opinion was approved by an internal committee of STRH authorized to approve opinions of this nature.

Unaudited Financial Projections of Inergy Midstream, NRGY and Crestwood

Inergy Midstream and NRGY do not as a matter of course make public projections as to future sales, earnings or other results. However, the respective management of Inergy Midstream and NRGY have prepared the prospective financial information set forth below to provide Crestwood unitholders with certain non-public unaudited information that was, other than as noted below, provided to the boards of directors of NRGM GP, NRGY GP, the Inergy Midstream Conflicts Committee and the NRGY GP Conflicts Committee. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Inergy Midstream’s and NRGY’s respective management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments as of the time of the preparation of such projections, and presents, to the best of such management’s knowledge and belief, the expected course of action and the expected future financial performance of Inergy Midstream and NRGY as of the time of the preparation of such projections. However, this information is not fact.

Neither NRGY’s nor Inergy Midstream’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The reports of the independent registered public accounting firms incorporated by reference into this proxy statement/prospectus relate to the historical financial information of Crestwood and Inergy Midstream, respectively. Such reports do not extend to the unaudited financial projections and should not be read to do so.

Unaudited Financial Projections of Inergy Midstream

The following table sets forth projected financial information for the fiscal years ended September 30, 2014, 2015, 2016 and 2017 that was provided to STRH, TudorPickering and Greenhill in connection with their financial analyses and opinions as summarized above. As a result of slightly differing estimates of the amount of debt outstanding, there were immaterial differences in the distributable cash flow and distributions per unit numbers in the Inergy Midstream base case projections provided to TudorPickering and those provided to STRH and Greenhill.

These projections assume two cases. The first, called Inergy Midstream base case in the table below, is based on the operating model generated by Inergy Midstream management, which assumes Inergy Midstream’s existing business as well as planned organic growth projects and does not include any “wedge capital” for unidentified growth projects and acquisitions. The second, called Inergy Midstream challenge case in the table below, assumes the same forecast as the Inergy Midstream base case except that it assumes (i) the remaining 100 MMcf/d of available capacity on the MARC I Pipeline is not contracted and (ii) the Commonwealth Pipeline and Seneca Lake Gas Storage growth projects are removed. In addition, the projections assume two separate scenarios: one in which the merger does occur and another in which the merger does not occur. In the scenario in which the merger does occur, the merger base case is based on the sum of the Inergy Midstream base case plus the Crestwood base case (described below) and assumes certain synergies would result from the merger. The merger challenge case is based on the sum of the Inergy Midstream challenge case plus the Crestwood challenge case (described below) and assumes certain synergies would result from the merger. In addition, management directed Greenhill to prepare an upside case for the scenario where the merger occurs. The merger upside case is based on the Inergy Midstream base case and shows the impact of the Crestwood upside case summarized on page 117. The merger projections were based on the projections prepared by management and adjusted by Greenhill at the direction of NRGY management to give effect to the transaction.

	Base Case				Challenge Case				Upside Case
	2014E	2015E	2016E	2017E	2014E	2015E	2016E	2017E	2014E	2015E	2016E	2017E
	($ in millions other than per unit amounts)
Inergy Midstream, L.P. No Merger
Adjusted EBITDA (1)	$224	$243	$261	$288	$217	$232	$238	$240	—	—	—	—
Capital Expenditures	$75	$148	$203	$11	$53	$55	$10	$10	—	—	—	—
Distributable Cash Flow (2)	$174	$184	$197	$219	$167	$175	$178	$180	—	—	—	—
Distributions paid to GP	$19	$24	$28	$36	$16	$20	$21	$22	—	—	—	—
Distribution per Limited Partner Unit	$1.70	$1.76	$1.80	$1.88	$1.66	$1.71	$1.72	$1.74	—	—	—	—

Merger Occurs
Adjusted EBITDA (1)	$430	$515	$574	$635	$421	$481	$520	$544	$460	$587	$685	$791
Distributable Cash Flow (2)	$325	$397	$449	$498	$314	$362	$396	$417	$357	$457	$541	$626
Distributions paid to GP	$42	$75	$96	$118	$38	$58	$74	$83	$55	$96	$130	$165
Distribution per Limited Partner Unit	$1.76	$1.96	$2.08	$2.21	$1.73	$1.86	$1.96	$2.01	$1.83	$2.06	$2.23	$2.39

(1)	EBITDA is defined as income (loss) before income taxes plus net interest expense and depreciation and amortization expense. Inergy Midstream defines Adjusted EBITDA as EBITDA excluding the gain or loss on the disposal of assets, long-term incentive and equity compensation expenses, reimbursement of certain costs by NRGY and transaction costs. NRGY is required to reimburse Inergy Midstream for certain costs under the terms of the omnibus agreement entered into on December 31, 2011 in conjunction with the initial public offering of Inergy Midstream. Transaction costs are third-party professional fees and other costs that are incurred in conjunction with closing a transaction. For additional information regarding Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net income as determined in accordance with GAAP, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto for the year ended September 30, 2012 included in Inergy Midstream’s Annual Report on Form 10-K for the year ended September 30, 2012 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”
(2)	Distributable cash flow represents cash distributions available to be paid to Inergy Midstream unitholders in the time period referenced. Distributable cash flow equals Adjusted EBITDA less cash interest expense and maintenance capital expenditures.

For further detail regarding the projected financial information provided in the tables above please see Annex J, including (i) pages J-22 – J-23 for additional information regarding the Inergy Midstream Base Case (No Merger) and the Inergy Midstream Challenge Case (No Merger); and (ii) pages J-27 – J-29 for additional information regarding the Inergy Midstream Base Case (Merger Occurs), the Inergy Midstream Challenge Case (Merger Occurs) and the Inergy Midstream Upside Case (Merger Occurs).

Unaudited Financial Projections of NRGY

The following table sets forth projected financial information for the fiscal years ended September 30, 2014, 2015, 2016 and 2017 that was provided to STRH and Greenhill in connection with their financial analyses and opinions as summarized above.

These projections assume two cases. The first, called the Inergy base case in the table below, is based on an operating model generated by NRGY management, which (i) assumes Inergy Midstream’s existing business as well as planned organic growth projects, (ii) assumes the amount of cash distributions received from Inergy Midstream is based on the Distribution per Limited Partner Unit paid by Inergy Midstream under the Inergy Midstream base case and (iii) does not include any “wedge capital” for unidentified growth projects and acquisitions. The second, called Inergy challenge case in the table below, assumes the same forecast as the Inergy base case except that it assumes (i) no material growth in EBITDA for the Tres Palacios Gas Storage business during the projection period and (ii) the amount of cash distributions received from Inergy Midstream is based on the Distribution per Limited Partner Unit paid by Inergy Midstream under the Inergy Midstream challenge case. In addition, the projections assume two separate scenarios: one in which the merger does occur and one in which the merger does not occur. In the scenario in which the merger occurs, the merger base case is based on the sum of the Inergy base case plus the Crestwood base case (described below) and assumes certain synergies would result from the merger. The merger case is based on the sum of the Inergy challenge case plus the Crestwood challenge case (described below), assumes the approximately 56.4 million Inergy Midstream common units then-owned by NRGY had been distributed to NRGY unitholders and assumes certain synergies would result from the merger. In addition, management directed Greenhill to prepare an upside case for the scenarios where the merger does and does not occur. The upside case is based on the NRGY and Inergy Midstream base case and shows the impact of the Crestwood upside case summarized on page 117. The merger projections were based on the projections prepared by management and adjusted by Greenhill at the direction of NRGY management to reflect certain immaterial changes to the amount of total indebtedness and distribution coverage.

	Base Case				Challenge Case				Upside Case
	2014E	2015E	2016E	2017E	2014E	2015E	2016E	2017E	2014E	2015E	2016E	2017E
	($ in millions other than per unit amounts)
Inergy, L.P. (standalone)
Adjusted EBITDA (1)	$107	$127	$142	$153	$95	$102	$107	$111	—	—	—	—
Capital Expenditures	$12	$49	$6	$6	$6	$6	$6	$6	—	—	—	—
Distributable Cash Flow (2)	$89	$105	$118	$130	$77	$81	$86	$90	—	—	—	—
Distribution per Limited Partner Unit	$0.64	$0.76	$0.85	$0.94	$0.56	$0.59	$0.62	$0.65	—	—	—	—

Merger Occurs
Adjusted EBITDA (1)	$143	$191	$224	$250	$130	$154	$174	$187	$156	$213	$259	$299
Distributable Cash Flow (2)	$125	$170	$201	$227	$111	$133	$153	$166	$138	$192	$236	$276
Distribution per Limited Partner Unit	$0.64	$0.87	$1.03	$1.17	$0.57	$0.68	$0.78	$0.85	$0.71	$0.98	$1.21	$1.42

No Merger
Adjusted EBITDA (1)	$150	$187	$217	$243	$133	$150	$166	$178	$154	$202	$244	$282
Distributable Cash Flow (2)	$131	$165	$194	$220	$115	$128	$145	$157	$135	$181	$221	$259
Distribution per Limited Partner Unit	$0.67	$0.85	$1.00	$1.13	$0.59	$0.66	$0.74	$0.81	$0.69	$0.93	$1.13	$1.33

(1)

EBITDA is defined as income (loss) before income taxes, plus net interest and debt expense, and depreciation, amortization, and accretion expense. NRGY defines Adjusted EBITDA as EBITDA excluding long-term incentive and equity compensation expenses, the gain or loss on the disposal of assets, ASC 815 adjustments, significant transaction costs and gain on contingent consideration attributable to assets wholly-owned by NRGY and excluding assets wholly-owned by Inergy Midstream, plus distributions received from Inergy Midstream, CMLP and other investments. Significant transaction costs are third party professional fees and other costs that are incurred in conjunction with closing a transaction. For additional information regarding Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net income as determined in accordance with GAAP, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto for the year ended September 30, 2012 included in NRGY’s Annual Report on Form 10-K for the year ended September 30, 2012 and the Quarterly

Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”
(2)	Distributable cash flow represents cash distributions available to be paid to NRGY unitholders in the time period referenced. Distributable cash flow equals Adjusted EBITDA less cash interest expense, maintenance capital expenditures, and income taxes.

For further detail regarding the projected financial information provided in the tables above please see Annex J, including (i) pages J-20 – J-21 for additional information regarding the Inergy, L.P. Base Case (Standalone) and the Inergy, L.P. Challenge Case (Standalone); (ii) pages J-24 – J-26 for additional information regarding the Inergy, L.P. Base Case (Merger Occurs), the Inergy, L.P. Challenge Case (Merger Occurs) and the Inergy, L.P. upside Case (Merger Occurs); and (iii) pages J-30 – J-32 for additional information regarding the Inergy, L.P. Base Case (No Merger), the Inergy, L.P. Challenge Case (No Merger) and the Inergy, L.P. Upside Case (No Merger).

Unaudited Financial Projections of Crestwood Midstream Partners, LP

The following table sets forth projected financial information for the fiscal years ended December 31, 2013, 2014, 2015, 2016 and 2017 that was provided to STRH, TudorPickering and Greenhill in connection with their financial analyses and opinions as summarized above.

These projections assume three cases. The first, called the Crestwood base case in the table below, is based on the Crestwood base case provided by Crestwood management and described in the section entitled “Special Factors – Unaudited Financial Projections of Crestwood” and is adjusted by NRGY management to exclude any “wedge capital” for unidentified growth projects and acquisitions. The forecast also assumes (i) current strip pricing for future estimates of natural gas and NGL price environment and (ii) significant growth in production in the Marcellus shale and Fayetteville shale and steady activity growth in the Barnett shale.

The second, called the Crestwood upside case in the table below, assumes the same forecast as the Crestwood base case except it is adjusted to include “wedge capital” for unidentified growth projects and acquisitions of $200 million in 2013 and $300 million per year in the other forecast years at an initial 9.5x EBITDA multiple that improves to 6.5x over time.

The third, called the Crestwood challenge case in the table below, is based on the Crestwood Adjusted EBITDA included in the Crestwood base case and does not include any “wedge capital” for unidentified growth projects and acquisitions. This forecast assumes (i) a contraction in the dry gas areas of the Barnett shale offset by increases in increases in liquids rich areas of the Barnett shale, (ii) reduced growth in the dry gas areas of the Fayetteville shale as compared to the Crestwood base case and (iii) no growth in the Granite Wash.

	Base Case				Upside Case				Challenge Case
	2014E	2015E	2016E	2017E	2014E	2015E	2016E	2017E	2014E	2015E	2016E	2017E
	($ in millions other than per unit amounts)
Crestwood Midstream Partners, LP
Adjusted EBITDA(1)	$201	$262	$299	$332	$232	$334	$409	$489	$199	$239	$267	$289
Capital Expenditures	$106	$84	$80	$77	$506	$309	$380	$377	$109	$70	$63	$64
Distributable Cash Flow(2)	$149	$197	$228	$254	$169	$245	$304	$364	$143	$173	$195	$210
Distributions paid to GP	$28	$44	$58	$71	$32	$59	$84	$109	$24	$33	$43	$50
Distribution per Limited Partner Unit	$2.13	$2.38	$2.61	$2.82	$2.16	$2.49	$2.77	$3.03	$2.04	$2.19	$2.36	$2.48

(1)

EBITDA is defined as income before income taxes, plus net interest expense, early extinguishment of debt and depreciation and amortization expense. As indicated in the table, Adjusted EBITDA represents EBITDA excluding long-term incentive and equity compensation expenses, the gain or loss on the disposal of assets, reimbursement of certain costs by NRGY and transaction costs. NRGY is required to reimburse the Company for certain costs under the terms of the Omnibus Agreement entered into on December 31, 2011 in conjunction with its initial public offering. Transaction costs are third party professional fees and other costs that are incurred in conjunction with closing a transaction. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, income before income taxes, cash flows from operating activities, or any other measure of financial performance calculated in accordance with generally accepted accounting principles as those items are used to measure operating performance, liquidity or the ability to service debt obligations. Inergy Midstream’s management believes that EBITDA provides additional information for evaluating our ability to make the quarterly distribution and is presented solely as a supplemental measure. Inergy Midstream’s management believes that Adjusted EBITDA provides additional information for evaluating our financial performance without regard to our financing methods, capital structure and historical cost basis. EBITDA and Adjusted EBITDA, as defined by Inergy Midstream, may not be comparable to EBITDA and Adjusted EBITDA or similarly titled measures used by other corporations or partnerships.
(2)	Distributable cash flow represents cash distributions paid, or expected to be paid, to Crestwood unitholders in the time period referenced. Distributable cash flow equals Adjusted EBITDA less interest expense and maintenance capital expenditures plus non-cash compensation.

Further detail regarding the projected financial information provided in the table above is set forth in Annex I.

General

While the unaudited financial projections summarized above were prepared in good faith and based on information available at the time of preparation, no assurance can be made regarding future events. The estimates and assumptions underlying the unaudited financial projections involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under “Risk Factors” and “Cautionary Statements Regarding Forward-Looking Statements,” all of which are difficult to predict and many of which are beyond the control of Inergy Midstream, NRGY and Crestwood. There can be no assurance that the underlying assumptions will prove to be accurate or that the projected results will be realized, and actual results will likely differ, and may differ materially, from those reflected in the unaudited financial projections, whether or not the transactions are completed. As a result, the unaudited financial projections cannot be considered a reliable predictor of future operating results.

While presented with numerical specificity, the unaudited financial projections reflect numerous estimates and assumptions made by NRGY and Inergy Midstream management with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to NRGY’s, Crestwood’s and Inergy Midstream’s respective businesses, all of which are difficult to predict and many of which are beyond NRGY’s, Crestwood’s and Inergy Midstream’s control. In developing the projections, management of the general partners of NRGY and Inergy Midstream made numerous material assumptions with respect to Crestwood, Inergy Midstream and NRGY, respectively, for the period from 2013 to 2017, including:

•	the cash flow from existing assets and business activities;

•	organic growth opportunities and projected volume growth and the amounts and timing of related costs and potential economic returns;

•	the amount of maintenance and growth capital expenditures;

•	outstanding debt during applicable periods, and the availability and cost of capital; and

•	other general business, market and financial assumptions.

By including in this proxy statement/prospectus a summary of certain of the unaudited financial projections, neither NRGY, Inergy Midstream nor any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of NRGY, Crestwood or Inergy Midstream compared to the information contained in the financial projections. The unaudited financial projections cover multiple years and such information by its nature becomes less predictive with each succeeding year. None of NRGY, Crestwood, Inergy Midstream nor, following completion of the merger, the combined partnership undertakes any obligation, except as required by law, to update or otherwise revise the unaudited financial projections contained in this proxy statement/prospectus to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events or to reflect changes in general economic or industry conditions, even in the event that any or all of the underlying assumptions are shown to be in error.

The summaries of the unaudited financial projections are not included in this proxy statement/prospectus in order to induce any Crestwood unitholder to vote in favor of the proposal to approve the merger agreement or any of the other proposals to be voted on at the special meeting of Crestwood unitholders.

Position of the Inergy Participants as to the Fairness of the Merger

Under SEC rules, the Inergy Participants are required to express their belief as to the fairness of the merger to the unaffiliated unitholders of Crestwood. Each of the Inergy Participants is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 under the Exchange Act. The boards of directors of NRGM GP and NRGY GP attempted to negotiate a transaction that would be most favorable to their unitholders and did not negotiate a transaction with a goal of obtaining terms that were fair to the unitholders of Crestwood and did not undertake any independent evaluation of the fairness of the proposed merger to the unaffiliated unitholders of Crestwood or engage a financial advisor for such purpose. However, based on the same factors considered by, and the analysis and resulting conclusions of, the Crestwood Board of Directors and Crestwood Conflicts Committee described in the section entitled “—Recommendations of the Crestwood Board of Directors and the Crestwood Conflicts Committee and Reasons for the Merger; Fairness of the Merger” (which analysis and resulting conclusions the Inergy Participants adopt), the Inergy Participants believe that the merger is substantively and procedurally fair to Crestwood’s unaffiliated unitholders.

The foregoing discussion of the factors considered by the Inergy Participants in connection with the fairness of the merger is not intended to be exhaustive but is believed to include all material factors considered by the Inergy Participants. The Inergy Participants did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the merger. Rather, the Inergy Participants made their fairness determination after considering all of the factors as a whole.

RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section titled “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for the approval of the merger agreement. In addition, you should read and carefully consider the risks associated with each of Inergy Midstream and Crestwood and their respective businesses. These risks can be found in Inergy Midstream’s and Crestwood’s respective Annual Reports on Form 10-K for the year ended September 30, 2012 and December 31, 2012, respectively, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. For further information regarding the documents incorporated into this proxy statement/prospectus by reference, please see the section titled “Where You Can Find More Information.”

Risk Factors Relating to the Merger

Because the exchange ratio is fixed and because the market price of Inergy Midstream common units will fluctuate prior to the consummation of the merger, Crestwood unitholders cannot be sure of the market value of the Inergy Midstream common units they will receive as merger consideration relative to the value of Crestwood units they exchange.

The market value of the equity portion of the consideration that Crestwood unitholders will receive in the merger will depend on the trading price of Inergy Midstream’s common units at the effective time. The exchange ratio that determines the number of Inergy Midstream common units that Crestwood unitholders will receive in the merger is fixed. This means that there is no mechanism contained in the merger agreement that would adjust the number of Inergy Midstream common units that Crestwood unitholders will receive based on any decreases in the trading price of Inergy Midstream common units. If Inergy Midstream’s common unit price at the effective time is less than Inergy Midstream’s common unit price on the date that the merger agreement was signed, then the market value of the equity portion of the consideration received by Crestwood unitholders will be less than contemplated at the time the merger agreement was signed.

Inergy Midstream common unit price changes may result from a variety of factors, including general market and economic conditions, conditions affecting its industry generally or those of its customers, changes in Inergy Midstream’s business, operations and prospects, and regulatory considerations. Many of these factors are beyond Inergy Midstream’s and Crestwood’s control. For historical and current market prices of Inergy Midstream common units and Crestwood common units, please read the section entitled “Summary—Comparative Unit Prices and Distributions.”

Crestwood’s executive officers and directors have interests in the transactions that may be different from, or in addition to, the interests of Crestwood unitholders generally.

Crestwood’s executive officers and directors have interests in the merger that may be different from, or in addition to, the interests of Crestwood unitholders generally. The executive officers of Crestwood have arrangements with Crestwood that provide accelerated vesting of certain rights immediately prior to the effective time. Executive officers and directors of Crestwood also have rights to indemnification, advancement of expenses and directors’ and officers’ liability insurance that will survive completion of the merger.

Following the closing of the Precedent Transactions, Inergy Midstream Chairman, Chief Executive Officer and President, John J. Sherman, and Executive Vice President, R. Brooks Sherman, Jr., stepped down from day-to-day management roles at NRGM GP; however, John J. Sherman continues to serve on the board of directors of NRGM GP. Crestwood Chairman and Chief Executive Officer, Robert G. Phillips, was named Chairman, President and Chief Executive Officer of NRGM GP. As of the date of this proxy statement/prospectus, Crestwood and Inergy Midstream expect that the remaining executive officers of NRGM GP following the completion of the merger will be those persons identified in the section titled “Special Factors—Directors and Executive Officers of Inergy Midstream after the Merger.”

In addition to Mr. Phillips, Michael G. France, managing director of First Reserve and director of CMLP GP, and David M. Wood, former president, chief executive officer and director of Murphy Oil Corp., have been appointed to the board of directors of NRGM GP and prior to the completion of the merger, NRGY expects to appoint two additional directors to the board of directors of NRGM GP. The current remaining members of the board of directors of NRGM GP are expected to continue to serve until the closing of the merger. Following completion of the merger, Mr. Phillips, Mr. France, Mr. Wood and John J. Sherman are expected to continue to serve as members of the board of directors of NRGM GP.

These interests may cause the executive officers and directors of Crestwood to view the merger differently and more favorably than you view them. These interests are described in greater detail in the section entitled “Special Factors—Interests of Certain Persons in the Merger.”

The fairness opinion rendered to the Crestwood Conflicts Committee by its financial advisor was based on the financial analyses performed by such financial advisor, which considered factors such as market and other conditions then in effect, and financial forecasts and other information made available to it, as of the date of the opinion. As a result, this opinion does not reflect changes in events or circumstances after the date of the opinion. The Crestwood Conflicts Committee has not obtained, and does not expect to obtain, an updated fairness opinion from its financial advisor reflecting changes in circumstances that may have occurred since the signing of the merger agreement.

The fairness opinion rendered to the Crestwood Conflicts Committee by Evercore was provided in connection with, and at the time of, the Crestwood Conflicts Committee’s evaluation of granting “Special Approval” (as such term is defined in the Crestwood partnership agreement) with respect to the merger and the merger agreement. This opinion was based on the financial analyses performed, which considered market and other conditions then in effect, and financial forecasts and other information made available to Evercore, as of the date of the opinion, which may have changed, or may change, after the date of the opinion. The Crestwood Conflicts Committee has not obtained an updated opinion as of the date of this proxy statement/prospectus from Evercore, and it does not expect to obtain an updated opinion prior to completion of the merger. Changes in the operations and prospects of Inergy Midstream or Crestwood, general market and economic conditions and other factors which may be beyond the control of Inergy Midstream and Crestwood, and on which the fairness opinion was based, may have altered the value of Inergy Midstream or Crestwood or the prices of Inergy Midstream common units or Crestwood common units since the date of such opinion, or may alter such values and prices by the time the merger is completed. The opinion does not speak as of any date other than the date of the opinion. For a description of the opinion that the Crestwood Conflicts Committee received from its financial advisor, please refer to “Special Factors—Opinion of the Crestwood Conflicts Committee’s Financial Advisors.”

The merger agreement contains provisions that limit Crestwood’s ability to pursue alternatives to the merger, could discourage a potential competing acquirer of Crestwood from making a favorable alternative transaction proposal and, in specified circumstances under the merger agreement, require Crestwood to pay a termination fee of $50.8 million to Inergy Midstream.

Unless and until the merger agreement is terminated, subject to specified exceptions (which are discussed in more detail in “The Merger Agreement—Non-Solicitation by Crestwood of Alternative Proposals”), Crestwood is restricted from initiating, soliciting, knowingly encouraging or knowingly facilitating, any inquiry, proposal or offer for a competing acquisition proposal with any person. Further, even in the event the Crestwood Board of Directors or Crestwood Conflicts Committee withdraws or changes its recommendation with respect to the approval of the merger agreement, unless the merger agreement has been terminated in accordance with its terms, Crestwood will still be required to call a special meeting to vote upon the approval of the merger agreement. In addition, Inergy Midstream generally has an opportunity to offer to modify the terms of the merger agreement in response to any superior proposal before the Crestwood Board of Directors or Crestwood Conflicts Committee withdraws or changes its recommendation with respect to the approval of the merger agreement.

Under the merger agreement, Crestwood may be required to pay to Inergy Midstream a termination fee of $50.8 million if the merger agreement is terminated under specified circumstances (which are discussed in more detail in “The Merger Agreement—Termination Fees”).

These provisions could discourage a third party that may have an interest in acquiring all or a significant part of Crestwood from considering or proposing that acquisition, even if such third party were prepared to pay consideration with a higher per unit market value than the market value proposed to be received or realized in the merger, or might result in a potential competing acquirer of Crestwood proposing to pay a lower price than it would otherwise have proposed to pay because of the added expense of the termination fee that may become payable in specified circumstances. For a discussion of the restrictions on Crestwood soliciting or entering into a takeover proposal or alternative transaction and the Crestwood Board of Directors’ and the Crestwood Conflicts Committee’s ability to change its recommendation, see “The Merger Agreement—Non-Solicitation of Alternative Proposals,” and “—Change in Crestwood Board Recommendation.”

Crestwood and Inergy Midstream may have difficulty attracting, motivating and retaining executives and other employees in light of the merger.

Uncertainty about the effect of the merger on Crestwood and Inergy Midstream employees may have an adverse effect on the combined organization. This uncertainty may impair Crestwood’s and Inergy Midstream’s ability to attract, retain and motivate personnel until the merger is completed. Employee retention may be particularly challenging during the pendency of the merger, as employees may feel uncertain about their future roles with the combined organization. If employees of Crestwood or Inergy Midstream depart because of issues relating to the uncertainty and difficulty of integration or a desire not to become employees of the combined organization, the combined organization’s ability to realize the anticipated benefits of the merger could be reduced.

Inergy Midstream and Crestwood are subject to business uncertainties and contractual restrictions while the proposed merger is pending, which could adversely affect each party’s business and operations.

In connection with the pendency of the merger, it is possible that some customers and other persons with whom Crestwood or Inergy Midstream have business relationships may delay or defer certain business decisions as a result of the merger, which could negatively affect Crestwood’s and Inergy Midstream’s respective revenues, earnings and cash flow, as well as the market price of Crestwood’s and Inergy Midstream’s common units, regardless of whether the merger is completed.

Under the terms of the merger agreement, each of Crestwood and Inergy Midstream is subject to certain restrictions on the conduct of its business prior to completing the merger, which may adversely affect its ability to execute certain of its business strategies, including the ability in certain cases to enter into contracts, acquire or dispose of assets, incur indebtedness or incur capital expenditures. Such limitations could negatively affect each party’s businesses and operations prior to the completion of the merger.

Inergy Midstream and Crestwood will incur substantial transaction-related costs in connection with the merger.

Inergy Midstream and Crestwood expect to incur a number of non-recurring transaction-related costs associated with completing the merger, combining the operations of the two companies and attempting to achieve desired synergies. These fees and costs will be substantial. Non-recurring transaction costs include, but are not limited to, fees paid to legal, financial and accounting advisors, filing fees and printing costs.

Failure to successfully combine the businesses of Crestwood and Inergy Midstream in the expected time frame may adversely affect the future results of the combined organization, and, consequently, the value of the Inergy Midstream common units that Crestwood unitholders receive as part of the merger consideration.

The success of the merger will depend, in part, on the ability of Inergy Midstream to realize the anticipated benefits and synergies from combining the businesses of Inergy Midstream and Crestwood. To realize these anticipated benefits, the businesses must be successfully combined. If the combined organization is not able to achieve these objectives, or is not able to achieve these objectives on a timely basis, the anticipated benefits of the merger may not be realized fully or at all.

Additional unanticipated costs may be incurred in the integration of the businesses of Inergy Midstream and Crestwood. There can be no assurance that the elimination of certain duplicative costs, as well as the realization of other efficiencies related to the integration of the two businesses, will offset the incremental transaction-related costs over time. These integration difficulties could result in declines in the market value of Inergy Midstream’s common units and, consequently, result in declines in the market value of the Inergy Midstream common units that Crestwood unitholders receive as part of the merger consideration.

The merger is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all. Failure to complete the merger, or significant delays in completing the merger, could negatively affect the trading prices of Inergy Midstream common units and Crestwood common units and the future business and financial results of Inergy Midstream and Crestwood.

The completion of the merger is subject to a number of conditions, including the approval of the merger agreement by the Crestwood unitholders, which make the completion and timing of the consummation of the merger uncertain. See the section entitled “The Merger Agreement—Conditions to Consummation of the Merger” for a more detailed discussion of these conditions. Also, either Crestwood or Inergy Midstream may terminate the merger agreement if the merger has not been completed by November 5, 2013, except that this right to terminate the merger agreement will not be available to any party whose failure to perform any obligation under the merger agreement has been the principal cause of, or resulted in, the failure of the merger to be consummated by such date.

If the merger is not completed, or if there are significant delays in completing the merger, the trading prices of Inergy Midstream common units and Crestwood common units and the respective future business and financial results of Inergy Midstream and Crestwood could be negatively affected, and each of them will be subject to several risks, including the following:

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negative reactions from the financial markets, including declines in the price of Inergy Midstream common units or Crestwood common units due to the fact that current prices may reflect a market assumption that the merger will be completed;

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having to pay certain significant costs relating to the merger, including, in the case of Crestwood in certain circumstances, a termination fee of $50.8 million, as described in “The Merger Agreement—Termination Fees;” and

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the attention of management of Inergy Midstream and Crestwood will have been diverted to the merger rather than each company’s own operations and pursuit of other opportunities that could have been beneficial to that company.

Litigation filed against Crestwood and the Crestwood Board of Directors could prevent or delay the consummation of the merger or result in the payment of damages following completion of the merger.

In connection with the merger, purported unitholders of Crestwood have filed putative unitholder class action lawsuits against Crestwood and the Crestwood Board of Directors, among others. Among other remedies, the plaintiffs seek to enjoin the transactions contemplated by the merger agreement. The outcome of any such litigation is uncertain. If a dismissal is not granted or a settlement is not reached, these lawsuits could prevent or delay completion of the merger and result in substantial costs to Crestwood, including any costs associated with indemnification. Additional lawsuits may be filed against Crestwood or its officers or directors in connection with the merger. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is consummated may adversely affect the combined partnership’s business, financial condition, results of operations and cash flows. See “Special Factors—Litigation Relating to the Merger” for more information about the lawsuits that have been filed related to the merger.

The number of outstanding Inergy Midstream common units will increase as a result of the merger, which could make it more difficult to pay the current level of quarterly distributions.

As of September 3, 2013, there were approximately 85.9 million Inergy Midstream common units outstanding. Inergy Midstream will issue approximately 64.7 million Inergy Midstream common units in connection with the merger. Accordingly, the dollar amount required to pay the current per unit quarterly distributions will increase, which will increase the likelihood that Inergy Midstream will not have sufficient funds to pay the current level of quarterly distributions to all Inergy Midstream unitholders. Using the amount of $0.400 per Inergy Midstream common unit paid during the third fiscal quarter of 2013, the aggregate cash distribution paid to Inergy Midstream unitholders totaled approximately $36.9 million, including a distribution of $2.6 million to NRGY in respect of its ownership of Inergy Midstream incentive distribution rights. The combined pro forma Inergy Midstream distribution with respect to the third fiscal quarter of 2013, had the merger been completed prior to such distribution, would have resulted in $0.400 per unit being distributed on approximately 150.7 million Inergy Midstream common units, or a total of approximately $64.8 million including incentive distribution rights. As a result, Inergy Midstream would be required to distribute an additional $27.8 million per quarter in order to maintain the distribution level of $0.400 per Inergy Midstream common unit paid with respect to the third fiscal quarter of 2013.

No ruling has been obtained with respect to the U.S. federal income tax consequences of the merger.

No ruling has been or will be requested from the IRS with respect to the U.S. federal income tax consequences of the merger. Instead, Inergy Midstream and Crestwood are relying on the opinions of their respective counsel as to the U.S. federal income tax consequences of the merger, and counsel’s conclusions may not be sustained if challenged by the IRS. Please read “Material U.S. Federal Income Tax Consequences of the Merger.”

The intended U.S. federal income tax consequences of the merger are dependent upon Inergy Midstream and Crestwood being treated as partnerships for U.S. federal income tax purposes.

The treatment of the merger as nontaxable to Crestwood unitholders is dependent upon Inergy Midstream and Crestwood each being treated as a partnership for U.S. federal income tax purposes. If Inergy Midstream or Crestwood were treated as a corporation for U.S. federal income tax purposes, the consequences of the merger would be materially different and the merger would likely be a fully taxable transaction to a Crestwood common unitholder.

Crestwood common unitholders could recognize taxable income or gain for U.S. federal income tax purposes as a result of the merger.

As a result of the merger, Crestwood common unitholders who receive Inergy Midstream common units will become limited partners of Inergy Midstream for U.S. federal income tax purposes and will be allocated a share of Inergy Midstream’s nonrecourse liabilities. Each Crestwood common unitholder will be treated as receiving a deemed cash distribution equal to the excess, if any, of such Crestwood common unitholder’s share of nonrecourse liabilities of Crestwood immediately before the merger over such common unitholder’s share of nonrecourse liabilities of Inergy Midstream immediately following the merger. If the amount of any deemed cash distribution received by a Crestwood common unitholder exceeds the common unitholder’s basis in his common units, such common unitholder will recognize gain in an amount equal to such excess. Inergy Midstream and Crestwood do not expect any Crestwood common unitholders to recognize gain in this manner.

To the extent holders of Crestwood common units receive cash in the merger, a portion of the cash, approximately $0.304 per unit, may be ordinary income and the remaining cash should be deemed to be received by Crestwood as a tax-free reimbursement of preformation expenditures followed by its distribution to holders of Crestwood common units other than the Crestwood Affiliated Entities.

Risk Factors Relating to the Ownership of Inergy Midstream Common Units

The interests of NRGY and Crestwood Holdings, the owner of NRGY’s general partner, may differ from Inergy Midstream’s interests and the interests of Inergy Midstream’s unitholders.

NRGY indirectly owns all of the limited liability company interests of NRGM GP and appoints all of the directors of the board of directors of NRGM GP. On June 19, 2013, Crestwood Holdings indirectly purchased NRGY GP, the general partner of NRGY. Some of NRGM GP’s directors and officers are also directors and officers of NRGY GP and of CMLP GP and have fiduciary duties to manage the businesses of NRGY and of Crestwood, in their respective capacities, in a manner that may not be in the best interests of Inergy Midstream’s unitholders. NRGY and Crestwood Holdings each has a number of interests that differ from the interests of Inergy Midstream unitholders. As a result, there is a risk that important business decisions will not be made in the best interests of Inergy Midstream unitholders.

Inergy Midstream may sell additional limited partner interests, diluting existing interests of its unitholders.

Inergy Midstream’s partnership agreement allows NRGM GP to cause Inergy Midstream to issue additional common units and other equity securities. When Inergy Midstream issues additional equity securities, existing unitholders’ proportionate partnership interest in Inergy Midstream will decrease. Such an issuance could negatively affect the amount of cash distributed to Inergy Midstream unitholders and the market price of the Inergy Midstream common units. Issuance of additional common units could diminish the relative voting strength of the previously outstanding Inergy Midstream common units. Inergy Midstream’s partnership agreement does not limit the total number of common units or other equity securities Inergy Midstream may issue.

Inergy Midstream’s tax treatment depends on its status as a partnership for U.S. federal income tax purposes, as well as its not being subject to a material amount of entity-level taxation by individual states. If the IRS were to treat Inergy Midstream as a corporation for U.S. federal income tax purposes or if Inergy Midstream were to become subject to a material amount of entity-level taxation for state tax purposes, then Inergy Midstream’s cash available for distribution to its common unitholders would be substantially reduced.

The anticipated after-tax economic benefit of an investment in Inergy Midstream common units depends largely on Inergy Midstream being treated as a partnership for U.S. federal income tax purposes. Inergy Midstream has not requested, and does not plan to request, a ruling from the IRS on this or any tax other matter affecting Inergy Midstream.

Despite the fact that Inergy Midstream is organized as a limited partnership under Delaware law, it is possible in certain circumstances for a partnership such as Inergy Midstream to be treated as a corporation for U.S. federal income tax purposes. Although Inergy Midstream does not believe, based on its current operations, that it is or will be so treated, the IRS could disagree with the positions Inergy Midstream takes or a change in Inergy Midstream’s business (or a change in current law) could cause Inergy Midstream to be treated as a corporation for U.S. federal income tax purposes or otherwise subject Inergy Midstream to taxation as an entity.

If Inergy Midstream were treated as a corporation for U.S. federal income tax purposes, it would pay U.S. federal income tax on its taxable income at the corporate tax rate, which is currently a maximum of 35%, and

Inergy Midstream would likely pay state income taxes at varying rates. Distributions to Inergy Midstream’s unitholders would generally be taxed again as corporate dividends (to the extent of Inergy Midstream’s current and accumulated earnings and profits), and no income, gains, losses, deductions or credits would flow through to Inergy Midstream’s unitholders. Because tax would be imposed on Inergy Midstream as a corporation, its cash available for distribution to its unitholders would be substantially reduced. Therefore, treatment of Inergy Midstream as a corporation for U.S. federal income tax purposes would result in a material reduction in the anticipated cash flow and after-tax return to Inergy Midstream common unitholders, likely causing a substantial reduction in the value of Inergy Midstream’s common units.

The present U.S. federal income tax treatment of publicly traded partnerships, including Inergy Midstream, or an investment in its units may be modified by administrative, legislative or judicial changes or differing interpretations at any time.

Moreover, from time to time, members of the U.S. Congress propose and consider substantive changes to the existing U.S. federal income tax laws that could affect the tax treatment of certain publicly-traded partnerships. Inergy Midstream is unable to predict whether any of these changes or other proposals will ultimately be enacted.

In addition, because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise or other forms of taxation. For example, the Texas margin tax is imposed at a maximum effective rate of 0.7% of Inergy Midstream’s gross income that is apportioned to Texas. If any additional state income taxes were imposed upon Inergy Midstream as an entity, its cash available for distribution would be reduced. Any modification to the U.S. federal income or state tax laws, or interpretations thereof, may be applied retroactively and could negatively impact the value of an investment in Inergy Midstream’s common units.

If the IRS contests the U.S. federal income tax positions Inergy Midstream takes, the market for Inergy Midstream common units may be adversely affected and the costs of such contest will reduce Inergy Midstream’s cash available for distribution to its unitholders.

Inergy Midstream has not requested a ruling from the IRS with respect to its treatment as a partnership for U.S. federal income tax purposes or any other tax matter affecting Inergy Midstream. The IRS may adopt positions that differ from the conclusions of Inergy Midstream’s counsel or the positions Inergy Midstream takes, and the IRS’s positions may ultimately be sustained. It may be necessary to resort to administrative or court proceedings to sustain some or all of Inergy Midstream’s counsel’s conclusions or the positions Inergy Midstream takes. A court may not agree with some or all of Inergy Midstream’s counsel’s conclusions or the positions Inergy Midstream takes. Any contest with the IRS, and the outcome of any IRS contest, may materially and adversely impact the market for Inergy Midstream’s common units and the price at which they trade. In addition, Inergy Midstream’s costs of any contest with the IRS will be borne indirectly by Inergy Midstream’s unitholders because the costs will reduce Inergy Midstream’s cash available for distribution.

Inergy Midstream common unitholders will be required to pay taxes on their share of Inergy Midstream’s income even if they do not receive any cash distributions from Inergy Midstream.

Because Inergy Midstream common unitholders are treated as partners to whom Inergy Midstream allocates taxable income that could be different in amount than the cash Inergy Midstream distributes, they are required to pay any U.S. federal income taxes and, in some cases, state and local income taxes on their share of Inergy Midstream’s taxable income whether or not they receive cash distributions from Inergy Midstream. Common unitholders may not receive cash distributions from Inergy Midstream equal to their share of Inergy Midstream’s taxable income or even equal to the actual tax liability resulting from their share of Inergy Midstream’s income.

Tax gain or loss on the disposition of Inergy Midstream common units could be more or less than expected.

If a common unitholder sells its Inergy Midstream common units, the common unitholder will recognize a gain or loss equal to the difference between the amount realized and that common unitholder’s adjusted tax basis in those common units. Because distributions in excess of a common unitholder’s allocable share of Inergy Midstream’s net taxable income result in a decrease of that unitholder’s tax basis in its common units, the amount, if any, of such prior excess distributions with respect to the common units sold will, in effect, become taxable income allocated to that unitholder if the unitholder sells such common units at a price greater than that unitholder’s tax basis in those common units, even if the price received is less than the original cost. Furthermore, a substantial portion of the amount realized, whether or not representing gain, may be taxed as ordinary income due to potential recapture items, including depreciation recapture. In addition, because the amount realized includes a common unitholder’s share of Inergy Midstream’s nonrecourse liabilities, a unitholder that sells its common units may incur a tax liability in excess of the amount of cash received from the sale.

Tax-exempt entities and non-U.S. persons face unique tax issues from owning Inergy Midstream common units that may result in adverse tax consequences to them.

Investment in common units by tax-exempt entities, such as employee benefit plans and individual retirement accounts (known as IRAs), and non-U.S. persons raises issues unique to them. For example, virtually all of Inergy Midstream’s income allocated to organizations that are exempt from U.S. federal income tax, including IRAs and other retirement plans, will be unrelated business taxable income and will be taxable to them. Distributions to non-U.S. persons will be reduced by withholding taxes imposed at the highest applicable effective tax rate, and non-U.S. persons will be required to file U.S. federal income tax returns and pay tax on their share of Inergy Midstream’s taxable income. Any tax-exempt entity or non-U.S. person should consult its tax advisor before investing in Inergy Midstream common units.

Inergy Midstream treats each purchaser of its common units as having the same tax benefits without regard to the actual common units purchased. The IRS may challenge this treatment, which could adversely affect the value of the common units.

Because Inergy Midstream cannot match transferors and transferees of common units, Inergy Midstream treats each purchaser of its common units as having the same tax benefits with regard to the actual common units purchased and Inergy Midstream adopts depreciation and amortization positions that may not conform to all aspects of existing Treasury Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to an Inergy Midstream common unitholder. It also could affect the timing of these tax benefits or the amount of gain from a sale of common units and could have a negative impact on the value of Inergy Midstream’s common units or result in audit adjustments to the unitholder’s tax returns.

Inergy Midstream prorates its items of income, gain, loss and deduction between transferors and transferees of its common units each month based upon the ownership of its common units on the first day of each month, instead of on the basis of the date a particular common unit is transferred. The IRS may challenge this treatment, which could change the allocation of items of income, gain, loss and deduction among Inergy Midstream’s unitholders.

Inergy Midstream prorates its items of income, gain, loss and deduction for U.S. federal income tax purposes between transferors and transferees of its common units each month based upon the ownership of its common units on the first day of each month, instead of on the basis of the date a particular common unit is transferred. The use of this proration method may not be permitted under existing Treasury Regulations, and, although the U.S. Treasury Department issued proposed Treasury Regulations allowing a similar monthly simplifying convention, such regulations are not final and do not specifically authorize the use of the proration method Inergy Midstream has adopted. Accordingly, Inergy Midstream’s counsel is unable to opine as to the validity of this method. If the IRS were to challenge this method or new Treasury Regulations were issued, Inergy Midstream may be required to change the allocation of items of income, gain, loss and deduction among its common unitholders.

Inergy Midstream adopts certain valuation methodologies that may result in a shift of income, gain, loss and deduction between its general partner and its common unitholders. The IRS may challenge this treatment, which could adversely affect the value of the common units.

When Inergy Midstream issues additional common units or engages in certain other transactions, Inergy Midstream determines the fair market value of its assets and allocates any unrealized gain or loss attributable to its assets to the capital accounts of its common unitholders and its general partner. Inergy Midstream’s methodology may be viewed as understating the value of its assets. In that case, there may be a shift of income, gain, loss and deduction between certain unitholders and Inergy Midstream’s general partner, which may be unfavorable to such unitholders. Moreover, under Inergy Midstream’s valuation methods, subsequent purchasers of common units may have a greater portion of their Code Section 743(b) adjustment allocated to Inergy Midstream’s tangible assets and a lesser portion allocated to its intangible assets. The IRS may challenge Inergy Midstream’s valuation methods, or its allocation of the Section 743(b) adjustment attributable to its tangible and intangible assets, and allocations of taxable income, gain, loss and deduction between Inergy Midstream’s general partner and certain of Inergy Midstream’s unitholders.

A successful IRS challenge to these methods or allocations could adversely affect the amount of taxable income or loss being allocated to Inergy Midstream’s common unitholders and its general partner. It also could affect the amount of gain from Inergy Midstream common unitholders’ sale of common units and could have a negative impact on the value of the common units or result in audit adjustments to Inergy Midstream common unitholders’ or Inergy Midstream’s general partner’s tax returns without the benefit of additional deductions.

The sale or exchange of 50% or more of Inergy Midstream’s capital and profits interests during any twelve-month period will result in a termination of Inergy Midstream for U.S. federal income tax purposes.

Inergy Midstream will be considered to have technically terminated as a partnership for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in its capital and profits within a twelve-month period. Inergy Midstream’s termination would, among other things, result in the closing of its taxable year for all unitholders, which would result in Inergy Midstream filing two tax returns (and its unitholders could receive two Schedule K-1s if relief from the IRS was not available, as described below) for one fiscal year. The termination could result in a deferral of depreciation deductions allowable in computing Inergy Midstream’s taxable income. In the case of a common unitholder reporting on a taxable year other than a calendar year, the closing of Inergy Midstream’s taxable year may also result in more than twelve months of its taxable income being includable in the common unitholder’s taxable income for the year of termination. Under current law, a technical termination would not affect Inergy Midstream’s classification as a partnership for U.S. federal income tax purposes, but instead, after its termination, Inergy Midstream would be treated as a new partnership for U.S. federal income tax purposes. If treated as a new partnership, Inergy Midstream must make new tax elections and could be subject to penalties if it is unable to determine that a termination occurred. The IRS has announced a publicly traded partnership technical termination relief program whereby a publicly traded partnership that technically terminated may request publicly traded partnership technical termination relief which, if granted by the IRS, among other things would permit the partnership to provide only one Schedule K-1 to unitholders for the year notwithstanding the two partnership tax years.

An Inergy Midstream common unitholder whose common units are loaned to a “short seller” to effect a short sale of common units may be considered as having disposed of those common units. If so, the common unitholder would no longer be treated for U.S. federal income tax purposes as a partner with respect to those common units during the period of the loan and may recognize gain or loss from the disposition.

Because a common unitholder whose common units are loaned to a “short seller” to effect a short sale may be considered as having disposed of the loaned common units, the unitholder may no longer be treated for U.S. federal income tax purposes as a partner with respect to those units during the period of the loan to the short seller and the unitholder may recognize gain or loss from such disposition. Moreover, during the period of the loan to the short seller, any of Inergy Midstream’s income, gain, loss or deduction with respect to those units may not be reportable by the common unitholder and any cash distributions received by the common unitholder as to those common units could be fully taxable as ordinary income. Inergy Midstream’s counsel has not rendered an opinion regarding the treatment of a unitholder where common units are loaned to a short seller to effect a short sale of common units; therefore, common unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their common units.

As a result of investing in Inergy Midstream common units, a common unitholder will likely be subject to state and local taxes and return filing requirements in states where they do not live.

In addition to U.S. federal income taxes, Inergy Midstream’s common unitholders will likely be subject to other taxes, including foreign, state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which Inergy Midstream conducts business or owns property now or in the future, even if they do not live in any of those jurisdictions. Inergy Midstream common unitholders will likely be required to file foreign, state and local income tax returns and pay foreign, state and local income taxes in some or all of these various jurisdictions. Further, Inergy Midstream common unitholders may be subject to penalties for failure to comply with those requirements. Inergy Midstream currently owns assets and conducts business in numerous states in the United States. It is the responsibility of each common unitholder to file all required U.S. federal, foreign, state and local tax returns. Inergy Midstream’s counsel has not rendered an opinion on the foreign, state or local tax consequences of an investment in Inergy Midstream common units.

Inergy Midstream unitholders may have negative tax consequences if Inergy Midstream defaults on its debt or sells assets.

If Inergy Midstream defaults on any of its debt, the lenders will have the right to sue Inergy Midstream for non-payment. Such an action could cause an investment loss and cause negative tax consequences for unitholders through the realization of taxable income by unitholders without a corresponding cash distribution. Likewise, if Inergy Midstream was to dispose of assets and realize a taxable gain while there is substantial debt outstanding and proceeds of the sale were applied to the debt, unitholders could have increased taxable income without a corresponding cash distribution.

Other Risk Factors of Crestwood and Inergy Midstream

Crestwood’s and Inergy Midstream’s businesses are and will be subject to the risks described above. In addition, Crestwood and Inergy Midstream are, and will continue to be, subject to the risks described in Inergy Midstream’s and Crestwood’s respective Annual Reports on Form 10-K for the year ended September 30, 2012 and December 31, 2012, respectively, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. For further information regarding the documents incorporated into this proxy statement/prospectus by reference, please see the section titled “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated herein by reference contain forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and reflect Inergy Midstream’s and Crestwood’s current beliefs, expectations or intentions regarding future events. They use words such as “anticipate,” “believe,” “intend,” “plan,” “projection,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” or the negative of those terms or other variations of them or comparable terminology. Forward-looking statements are also found under “Special Factors—Unaudited Financial Projections of Crestwood” and “Unaudited Pro Forma Condensed Combined Consolidated Financial Information.” In particular, statements, express or implied, concerning future actions, conditions or events, future operating results, the ability to generate sales, income or cash flow, to realize cost savings or other benefits associated with the merger, to service debt or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine actual results are beyond the ability of Inergy Midstream or Crestwood to control or predict. Specific factors which could cause actual results to differ from those in the forward-looking statements include:

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the ability to complete the merger, including the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or the failure to satisfy the closing conditions set forth in the merger agreement;

•	the potential impact of the announcement or consummation of the merger on relationships, including with employees, suppliers, customers and competitors;

•	Inergy Midstream’s ability to successfully integrate Crestwood’s business and operations and to realize synergies from the merger;

•	industry factors that influence the supply of, and demand for, oil, natural gas and NGLs;

•	economic conditions;

•	weather, alternative energy sources, conservation and technological advances that may affect price trends and demand;

•	the availability of natural gas and NGLs, and the price of natural gas and NGLs, to consumers compared to the price of alternative and competing fuels;

•	environmental claims;

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Inergy Midstream’s ability to acquire new businesses and assets and integrate those operations into its existing operations, particularly if Inergy Midstream undertakes multiple acquisitions in a relatively short period of time, as well as the ability to expand its facilities;

•	the ability to successfully identify and close acquisitions and make cost-saving changes in operations;

•	changes in crude oil and natural gas production (and the NGLs content of natural gas production) from exploration and production areas that Inergy Midstream or Crestwood serve;

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changes in laws or regulations, third-party relations and approvals, and decisions of courts, regulators and governmental bodies that may adversely affect the business or ability to compete of Inergy Midstream or Crestwood;

•	the taking of governmental actions (including the passage of legislation) that would block the transactions or otherwise adversely affect Inergy Midstream and Crestwood;

•

interruptions of electric power supply to Inergy Midstream’s or Crestwood’s facilities due to natural disasters, power shortages, strikes, riots, terrorism (including cyber-attacks), war or other causes;

•	the uncertainty inherent in estimating future oil and natural gas production or reserves;

•	the ability to complete expansion projects on time and on budget;

•	the timing and success of business development efforts;

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changes in accounting pronouncements that impact the measurement of results of operations, the timing of when such measurements are to be made and recorded, and the disclosures surrounding these activities;

•	changes in tax law, particularly as it relates to partnerships or other “pass-through” entities;

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Inergy Midstream’s ability to offer and sell equity securities and debt securities or obtain debt financing in sufficient amounts and on acceptable terms to implement that portion of its business plan that contemplates growth through acquisitions of operating businesses and assets and expansions of facilities;

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Inergy Midstream’s indebtedness, which could make it vulnerable to general adverse economic and industry conditions, limit its ability to borrow additional funds and/or place it at competitive disadvantages compared to its competitors that have less debt or have other adverse consequences;

•	the ability to obtain insurance coverage without significant levels of self-retention of risk;

•	acts of nature, sabotage, terrorism (including cyber-attacks) or other similar acts or accidents causing damage greater than Inergy Midstream’s or Crestwood’s insurance coverage limits;

•	possible changes in credit ratings;

•	capital and credit markets conditions, inflation and interest rates;

•	the political and economic stability of the oil producing nations of the world;

•	national, international, regional and local economic, competitive and regulatory conditions and developments;

•	Inergy Midstream’s ability to achieve cost savings and revenue growth;

•	foreign exchange fluctuations; and

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unfavorable results of litigation and the fruition of contingencies referred to in the notes to the financial statements contained in the reports incorporated by reference into this proxy statement/prospectus.

Forward-looking statements are based on the expectations and beliefs of the respective management of Inergy Midstream and Crestwood, based on information currently available, concerning future events affecting Inergy Midstream and Crestwood. Although Inergy Midstream and Crestwood believe that these forward-looking statements are based on reasonable assumptions, they are subject to uncertainties and factors related to Inergy Midstream’s and Crestwood’s operations and business environments, all of which are difficult to predict and many of which are beyond Inergy Midstream’s and Crestwood’s control. Any or all of the forward-looking statements in this proxy statement/prospectus may turn out to be wrong and are expressly qualified in their entirety by the cautionary statements above. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. The foregoing list of factors should not be construed to be exhaustive. Many factors mentioned in this proxy statement/prospectus, including the risks outlined under the caption “Risk Factors” contained in Inergy Midstream’s and Crestwood’s Exchange Act reports incorporated herein by reference, will be important in determining future results, and actual future results may vary materially. There is no assurance that the actions, events or results of the forward-looking statements will occur, or, if any of them do, when they will occur or what effect they will have on Inergy Midstream’s or Crestwood’s results of operations, financial condition, cash flows or distributions. In view of these uncertainties, Inergy Midstream and Crestwood caution that investors should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Inergy Midstream and Crestwood undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

THE TRANSACTION PARTICIPANTS

Inergy Midstream, L.P.

Inergy Midstream was formed in 2004 by NRGY as a Delaware limited liability company for the purpose of holding certain of NRGY’s midstream investments. On November 14, 2011, Inergy Midstream, LLC converted into a Delaware limited partnership and changed its name to Inergy Midstream, L.P. Inergy Midstream’s non-economic general partner interest is held by its general partner, NRGM GP, which is indirectly owned by NRGY. On June 19, 2013, Crestwood Holdings indirectly purchased NRGY GP, the general partner of NRGY.

Inergy Midstream is a predominantly fee-based, growth-oriented partnership that develops, acquires, owns and operates midstream energy assets.

Inergy Midstream conducts its business through its subsidiaries, which own and operate natural gas and NGLs storage and transportation facilities, a salt production business located in the Northeast region of the United States and a crude oil rail and pipeline terminal in North Dakota. Inergy Midstream has two reporting segments: (i) storage and transportation and (ii) salt.

Inergy Midstream’s primary business objective is to increase the cash distributions paid to its unitholders by growing its business through the development, acquisition and operation of additional midstream assets situated near major shale production and end user demand centers. An integral part of Inergy Midstream’s growth strategy entails the continued development of its platform of interconnected natural gas assets in the Northeast that can be operated as an integrated storage and transportation hub.

Inergy Midstream’s principal executive offices are located at Two Brush Creek Boulevard, Suite 200, Kansas City, Missouri 64112 and its telephone number is (816) 842-8181. Inergy Midstream’s common units trade on the NYSE under the symbol “NRGM.”

Inergy, L.P.

NRGY is a Delaware limited partnership formed in 2001. NRGY owns and operates energy midstream businesses. NRGY’s operations include a natural gas storage business in Texas and an NGLs and crude oil supply and logistics business that serves customers in the United States and Canada. Through its general partner interest in Inergy Midstream and Crestwood, Inergy is also engaged in the development and operation of natural gas, NGLs and crude oil gathering, processing, storage, and transportation assets in multiple unconventional shale plays across the United States. On June 19, 2013, Crestwood Holdings indirectly purchased NRGY GP, the general partner of NRGY.

NRGY’s primary business objective is to increase the cash distributions that it pays to its unitholders by growing its investment in Inergy Midstream and Crestwood and, to a lesser extent, growing its Texas infrastructure footprint and its marketing, supply and logistics business.

NRGY’s principal executive offices are located at Two Brush Creek Boulevard, Suite 200, Kansas City, Missouri 64112 and its telephone number is (816) 842-8181. NRGY’s common units trade on the NYSE under the symbol “NRGY.”

Intrepid Merger Sub, LLC

Merger Sub is a wholly-owned subsidiary of Inergy Midstream that was formed in May 2013 solely in contemplation of the merger. Merger Sub has not commenced any operations, has no assets and has no liabilities or contingent liabilities, nor any outstanding commitments other than as set forth in the merger agreement. Merger Sub has not incurred any obligations, engaged in any business activities or entered into any agreements or arrangements with any third parties other than the merger agreement. Its principal executive offices are located at Two Brush Creek Boulevard, Suite 200, Kansas City, Missouri 64112, and its telephone number is (816) 842-8181.

Crestwood Holdings LLC

Crestwood Holdings is a Delaware limited liability company formed in 2010 to invest in and manage midstream oil and gas assets. Crestwood Holdings is the sole member of Crestwood Gas Holdings which, prior to the closing of the Precedent Transactions, owned all of the equity interests in CMLP GP, the general partner of Crestwood. On June 19, 2013, following the closing of the Precedent Transactions, Crestwood Holdings acquired the general partner of NRGY. Crestwood Holdings currently owns approximately 43% of Crestwood’s limited partner interests and 23% of NRGY’s limited partner interests.

The principal executive offices of Crestwood Holdings are located at 700 Louisiana Street, Suite 2060, Houston, Texas 77002 and its telephone number is (832) 519-2200.

Crestwood Midstream Partners LP

Crestwood is a publicly-traded Delaware limited partnership that was formed on January 30, 2007. Crestwood’s general partner interest is held by its general partner, CMLP GP, which is indirectly controlled by Crestwood Holdings.

Crestwood owns and operates predominately fee-based gathering, processing, treating and compression assets servicing producers in the Marcellus Shale in northern West Virginia, the Barnett Shale in north Texas, the Fayetteville Shale in northwestern Arkansas, the Granite Wash in the Texas Panhandle, the Avalon Shale/Bone Spring in southeastern New Mexico and the Haynesville/Bossier Shale in western Louisiana. As of December 31, 2012, Crestwood managed approximately 849 miles of natural gas gathering pipelines, and NGLs, gas lift, residue and production lines that range in size from four to twenty inches in diameter.

Crestwood conducts all of its operations in the midstream sector with eight operating segments, four of which are reportable segments. These operating segments reflect how Crestwood manages its operations and are reflective of primary geographic areas in which Crestwood operates. The reportable segments consist of Barnett, Marcellus, Fayetteville and Granite Wash. Crestwood’s operating segments are engaged in gathering, processing, treating, compression, transportation and sales of natural gas and the delivery of NGLs in the United States.

The principal executive offices of Crestwood are located at 700 Louisiana Street, Suite 2060, Houston, Texas 77002 and its telephone number is (832) 519-2200. Crestwood’s common units are listed on the NYSE under the symbol “CMLP.”

FR Fund XI

FR Fund XI, a global energy-focused private equity investment fund, is the majority member of FR Midstream Holdings LLC, which is the sole member of FR XI CMP Holdings LLC, which is the controlling member of Crestwood Holdings Partners, LLC, which is the sole member of Crestwood Holdings II LLC, which is the sole member of Crestwood Holdings. FR Fund XI and its affiliates have beneficial ownership as of September 3, 2013 of 43.91% of the issued and outstanding Crestwood common units and Class D units, consisting of 19,946,032 Crestwood common units, representing approximately 37.1% of the issued and outstanding Crestwood common units as of such date, and 6,483,129 Crestwood Class D units, representing all of the issued and outstanding Crestwood Class D units as of such date.

The principal executive offices of FR XI CMP are located at c/o First Reserve, One Lafayette Place, Third Floor, Greenwich, Connecticut 06830 and the telephone number is First Reserve’s business number, (203) 661-6601.

THE CRESTWOOD SPECIAL MEETING

Crestwood is providing this proxy statement/prospectus to its unitholders in connection with the solicitation of proxies to be voted at the special meeting of unitholders that Crestwood has called for the purpose of holding a vote upon a proposal to approve the merger agreement and at any adjournment or postponement thereof. This proxy statement/prospectus constitutes a prospectus for Inergy Midstream in connection with the issuance by Inergy Midstream of its common units in connection with the merger. This proxy statement/prospectus is first being mailed to Crestwood’s unitholders on or about September 6, 2013 and provides Crestwood unitholders with important information about the special meeting of Crestwood unitholders and should be read carefully in its entirety.

Attendance at the Crestwood Special Meeting

Only Crestwood unitholders of record as of the record date, beneficial owners as of the record date, holders of valid proxies for the special meeting and invited guests of Crestwood may attend the special meeting.

All attendees should be prepared to present government-issued photo identification (such as a driver’s license or passport) for admittance. The additional items, if any, that attendees must bring depend on whether they are unitholders of record, beneficial owners or proxy holders.

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A Crestwood unitholder who holds units directly registered in such unitholder’s name with Crestwood’s transfer agent who wishes to attend the special meeting in person should bring government-issued photo identification.

•	A unitholder who holds units in “street name” through a broker, bank, trustee or other nominee who wishes to attend the special meeting in person should bring:

•	government-issued photo identification; and

•

proof of beneficial ownership as of the record date (e.g., a letter from the broker, bank, trustee or other nominee that is the record owner of such beneficial owner’s units, a brokerage account statement or the voting instruction form provided by the broker).

•	A person who holds a validly executed proxy entitling such person to vote on behalf of a record owner of Crestwood units who wishes to attend the special meeting in person should bring:

•	government-issued photo identification; and

•	the validly executed proxy naming such person as the proxy holder, signed by the Crestwood unitholder.

No cameras, recording equipment or other electronic devices will be allowed in the meeting room. Failure to provide the requested documents at the door or failure to comply with the procedures for the special meeting may prevent unitholders from being admitted to the Crestwood special meeting.

Crestwood is able to provide reasonable assistance to help persons with disabilities participate in the special meeting if Crestwood is notified in advance of requested accommodations. Please write to Crestwood’s principal executive offices at 700 Louisiana Street, Suite 2060, Houston, Texas 77002, Attention: Secretary.

Date, Time and Place

The special meeting will be held at 1111 Louisiana Street, 44th Floor, Houston, Texas 77002, on October, 4, 2013 at 10:00 a.m., local time.

Purpose

At the special meeting, Crestwood unitholders will be asked to vote solely upon the following proposals:

•	Proposal 1: to approve the merger agreement;

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Proposal 2: to approve the adjournment of the Crestwood special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the merger agreement at the time of the special meeting; and

•	Proposal 3: to approve, on an advisory (non-binding) basis, the compensation payments that will or may be paid by Crestwood to its named executive officers in connection with the merger.

Crestwood Board of Directors and Crestwood Conflicts Committee Recommendations

The Crestwood Board of Directors recommends that unitholders of Crestwood vote:

•	Proposal 1: “FOR” the approval of the merger agreement;

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Proposal 2: “FOR” any adjournment of the Crestwood special meeting, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement at the time of the special meeting; and

•	Proposal 3: “FOR” the approval, on an advisory (non-binding) basis, of the compensation payments that will or may be paid by Crestwood to its named executive officers in connection with the merger.

In addition, the Crestwood Conflicts Committee recommends that the Crestwood unitholders vote “FOR” Proposal 1.

The Crestwood Board of Directors has determined that the merger is fair to, and in the best interests of, Crestwood and its unitholders, and has approved the merger agreement and the merger. In addition, the Crestwood Conflicts Committee has determined that the merger and the merger agreement are fair and reasonable to the Crestwood unitholders other than the Crestwood Affiliated Entities and that the merger agreement is in the best interests of the Crestwood unitholders other than the Crestwood Affiliated Entities, and has unanimously approved the merger and the merger agreement (which approval constituted “Special Approval” under the Crestwood partnership agreement). See “Special Factors—Recommendations of the Crestwood Board of Directors and the Crestwood Conflicts Committee and Reasons for the Merger; Fairness of the Merger.”

In considering the recommendation of the Crestwood Board of Directors with respect to the merger agreement, the merger and the other transactions contemplated thereby, Crestwood unitholders should be aware that some of CMLP GP’s directors and executive officers may have interests that are different from, or in addition to, the interests of Crestwood unitholders more generally. See “Special Factors—Interests of Certain Persons in the Merger.”

Record Date; Outstanding Units; Units Entitled to Vote

The record date for the Crestwood special meeting is August 8, 2013. Only Crestwood unitholders of record at the close of business on August 8, 2013 will be entitled to receive notice of and to vote at the special meeting or any adjournment or postponement of the meeting. Crestwood common units held by Crestwood as treasury units will not be entitled to vote.

As of the close of business on the record date of August 8, 2013, there were 53,766,924 Crestwood common units and 6,341,707 Class D units outstanding and entitled to vote at the meeting. Each Crestwood common unit and Class D unit is entitled to one vote.

A complete list of Crestwood unitholders entitled to vote at the Crestwood special meeting will be available for inspection at the principal place of business of Crestwood during regular business hours for a period of no less than ten days before the special meeting and at the place of the Crestwood special meeting during the meeting.

Quorum

The presence of a quorum of unitholders is required to approve the merger agreement or the compensation proposal at the special meeting, but not to approve any adjournment of the meeting. At least a majority of the outstanding Crestwood common units and Class D units, voting together as a single class, must be represented in person or by proxy at the meeting in order to constitute a quorum. Any abstentions will be counted in determining whether a quorum is present at the special meeting. With respect to broker non-votes (as defined below), the approval of the proposals is not considered a routine matter. Therefore, your broker will not be permitted to vote on the approval of the merger agreement without instruction from you as the beneficial owner of the Crestwood common units.

Required Vote

If a quorum is present at the meeting, the passage of Proposals 1, 2 and 3 require the affirmative vote of at least a majority of the outstanding Crestwood common units and Class D units, voting together as a single class; provided that, if a quorum is not present at the meeting, only Proposal 2 can be voted on, and would require approval by the affirmative vote of a majority of the outstanding Crestwood common units and Class D units entitled to vote at such meeting represented either in person or by proxy, voting together as a single class. Accordingly, abstentions or broker non-votes will have the same effect as a vote “AGAINST” each proposal. We do not expect to receive any broker non-votes as none of the proposals to be voted on at the Crestwood special meeting are discretionary.

Unit Ownership of and Voting by Crestwood’s Directors and Executive Officers

At the close of business on the record date, CMLP GP’s directors and executive officers beneficially owned and had the right to vote 154,036 Crestwood common units at the special meeting, which represents approximately 0.3 percent of the Crestwood limited partner units entitled to vote at the special meeting. It is expected that CMLP GP’s directors and executive officers will vote their units “FOR” the approval of the proposals, although none of them has entered into any agreement obligating them to do so.

Voting Agreement

Simultaneously with the execution of the merger agreement, the Crestwood Affiliated Entities, the Inergy Parties and Crestwood entered into a voting agreement, pursuant to which the Crestwood Affiliated Entities agreed to vote all of their Crestwood common units and Class D units in favor of approval of the merger agreement and the transactions contemplated thereby and against any action, agreement or transaction that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Crestwood or CMLP GP contained in the merger agreement and against any action, agreement or transaction that would impede, interfere with, delay, postpone, discourage, prevent, nullify, frustrate the purposes of, be in opposition to or in competition or inconsistent with, or materially and adversely affect the merger or any of the transactions contemplated by the merger agreement. Among other things, the Crestwood Affiliated Entities further agreed (i) not to initiate, solicit or knowingly encourage any third person to make a third party takeover proposal or to assist any third person in connection therewith unless such parties are responding to an unsolicited superior takeover proposal, (ii) not to transfer any Crestwood common units owned by the Crestwood Affiliated Entities, except for specified exceptions, and (iii) that any additional common units in Crestwood acquired by the Crestwood Affiliated Entities after the execution of the voting agreement would be subject to the voting agreement. The voting agreement will terminate upon the earliest to occur of (a) the consummation of the merger, (b) the termination of the merger agreement, (c) November 5, 2013, (d) the making of any change to any provision of the merger agreement that would be adverse to any of the Crestwood Affiliated Entities without the consent of the Crestwood Affiliated Entities and (e) mutual written agreement of the parties. As of September 3, 2013, the Crestwood Affiliated Entities held 19,681,194 Crestwood common units and 6,483,129 Class D units, representing together approximately 43.42% of the voting power of Crestwood.

Voting of Units by Holders of Record

If you are entitled to vote at the special meeting and hold Crestwood common units and Class D units in your own name, you can submit a proxy or vote in person by completing a ballot at the special meeting. However, Crestwood encourages you to submit a proxy before the special meeting even if you plan to attend the special meeting in order to ensure that your units are voted. A proxy is a legal designation of another person to vote your Crestwood common units on your behalf. If you hold units in your own name, you may submit a proxy for your units by:

•	calling the toll-free number specified on the enclosed proxy card and follow the instructions when prompted;

•	accessing the Internet website specified on the enclosed proxy card and follow the instructions provided to you; or

•	filling out, signing and dating the enclosed proxy card and mailing it in the prepaid envelope included with these proxy materials.

When a unitholder submits a proxy by telephone or through the Internet, his or her proxy is recorded immediately. Crestwood encourages its unitholders to submit their proxies using these methods whenever possible. If you submit a proxy by telephone or the Internet website, please do not return your proxy card by mail.

All units represented by each properly executed and valid proxy received before the special meeting will be voted in accordance with the instructions given on the proxy. If a Crestwood unitholder executes a proxy card without giving instructions, the Crestwood common units represented by that proxy card will be voted “FOR” approval of the proposals.

Your vote is important. Accordingly, please submit your proxy by telephone, through the Internet or by mail, whether or not you plan to attend the meeting in person. Proxies must be received by 11:59 p.m., Eastern Time, on October 3, 2013.

Voting of Units Held in Street Name

If your units are held in an account at a broker or through another nominee, you must instruct the broker or other nominee on how to vote your units by following the instructions that the broker or other nominee provides to you with these proxy materials. Most brokers offer the ability for unitholders to submit voting instructions by mail by completing a voting instruction card, by telephone and via the Internet.

If you do not provide voting instructions to your broker, your units will not be voted on any proposal. This is called a “broker non-vote.” In these cases, the broker or other nominee can register your units as being present at the special meeting for purposes of determining a quorum, but will not be able to vote your units. Under the current rules of the New York Stock Exchange, brokers do not have discretionary authority to vote on any of the proposals. A broker non-vote will have the same effect as a vote “AGAINST” approval of the merger agreement, the proposal to adjourn the Crestwood special meeting, if necessary, and the compensation proposal. We do not expect to receive any broker non-votes as none of the proposals to be voted on at the Crestwood special meeting are discretionary.

If you hold units through a broker or other nominee and wish to vote your units in person at the special meeting, you must obtain a proxy from your broker or other nominee and present it to the inspector of election with your ballot when you vote at the special meeting.

Revocability of Proxies; Changing Your Vote

You may revoke your proxy and/or change your vote at any time before your proxy is voted at the special meeting. If you are a unitholder of record, you can do this by:

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sending a written notice stating that you revoke your proxy to Crestwood at 700 Louisiana Street, Suite 2060, Houston, Texas 77002, Attn: Secretary, that bears a date later than the date of the proxy and is received prior to the special meeting and states that you revoke your proxy;

•	submitting a valid, later-dated proxy by mail, telephone or Internet that is received prior to the special meeting; or

•	attending the special meeting and voting by ballot in person (your attendance at the special meeting will not, by itself, revoke any proxy that you have previously given).

If you hold your units through a broker or other nominee, you must follow the directions you receive from your broker in order to revoke or change your vote.

Solicitation of Proxies

This proxy statement/prospectus is furnished in connection with the solicitation of proxies by the Crestwood Board of Directors to be voted at the Crestwood special meeting. Crestwood will bear all costs and expenses in connection with the solicitation of proxies. Crestwood has engaged Georgeson to assist in the solicitation of proxies for the special meeting and Crestwood estimates it will pay Georgeson a fee of approximately $8,500 for these services. Crestwood has also agreed to reimburse Georgeson for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Georgeson against certain losses, costs and expenses. In addition, Crestwood may reimburse brokerage firms and other persons representing beneficial owners of Crestwood common units and Class D units for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of CMLP GP’s directors, officers and employees by telephone, electronic mail, letter, facsimile or in person, but no additional compensation will be paid to them for such solicitation.

Unitholders should not send unit certificates with their proxies. A letter of transmittal and instructions for the surrender of Crestwood common unit certificates or Class D units will be mailed to Crestwood unitholders shortly after the completion of the merger.

No Other Business

Under the Crestwood partnership agreement, the business to be conducted at the special meeting will be limited to the purposes stated in the notice to Crestwood unitholders provided with this proxy statement/prospectus.

Adjournments

Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by CMLP GP or with the approval of at least a majority of the votes present in person or by proxy at the time of the vote, whether or not a quorum exists. Crestwood is not required to notify unitholders of any adjournment of 45 days or less if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At any adjourned meeting, Crestwood may transact any business that it might have transacted at the original meeting, provided that a quorum is present at such adjourned meeting. Proxies submitted by Crestwood unitholders for use at the special meeting will be used at any adjournment or postponement of the meeting. References to the Crestwood special meeting in this proxy statement/prospectus are to such special meeting was adjourned or postponed.

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact Crestwood’s proxy solicitor, Georgeson, toll-free at (866) 219-9786.

THE MERGER AGREEMENT

The following describes the material provisions of the merger agreement, which is attached as Annex A to this proxy statement/prospectus and incorporated by reference herein. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. Inergy Midstream and Crestwood encourage you to read carefully the merger agreement in its entirety before making any decisions regarding the merger as it is the legal document governing the merger.

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about Inergy Midstream, Crestwood or any of their respective subsidiaries or affiliates contained in this proxy statement/prospectus or their respective public reports filed with the SEC may supplement, update or modify the factual disclosures about Inergy Midstream, Crestwood or their respective subsidiaries or affiliates contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by Inergy Midstream, NRGM GP and Merger Sub (together, the “Inergy Merger Parties”), on the one hand, and Crestwood and CMLP GP (together, the “Crestwood Merger Parties”), on the other hand, were qualified and subject to important limitations agreed to by the Inergy Merger Parties and the Crestwood Merger Parties in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to unitholders and reports and documents filed with the SEC and in some cases were qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement or otherwise publicly disclosed. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement/prospectus. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone as characterizations of the actual state of facts or conditions of Inergy Midstream, Crestwood or any of their respective subsidiaries or affiliates. Inergy Midstream and Crestwood will provide additional disclosure in their public reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the merger agreement and will update such disclosure as required by federal securities laws.

The Merger

Upon satisfaction or waiver of the conditions set forth in the merger agreement, at the effective time, Merger Sub will merge with and into Crestwood. Crestwood will be the surviving entity as a wholly owned subsidiary of Inergy Midstream, and the separate existence of Merger Sub will cease. Following the merger, Inergy Midstream will be the sole limited partner of the surviving entity and a new Delaware limited liability company wholly-owned by Inergy Midstream will be the sole general partner of the surviving entity. The general partner interest in Crestwood and CMLP GP’s incentive distribution rights in Crestwood will be cancelled.

Effective Time; Closing

The effective time will be at such time that a certificate of merger is filed with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the DRULPA and the Delaware Limited Liability Company Act, as amended, or at such other date or time as is agreed to by the parties and specified in the certificate of merger.

Unless the parties agree otherwise, the closing of the merger will occur on the third business day after the satisfaction or waiver of the conditions to the merger provided in the merger agreement (other than conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of those conditions), or at such other date or time as the parties agree. For further discussion of the conditions to the merger, see “The Merger Agreement—Conditions to Consummation of the Merger.”

Inergy Midstream and Crestwood currently expect to complete the merger during the third quarter of 2013, subject to receipt of required unitholder approval of the merger agreement and to the satisfaction or waiver of the other conditions to the transactions contemplated by the merger agreement described below.

Conditions to Consummation of the Merger

Inergy Midstream and Crestwood may not complete the merger unless each of the following conditions is satisfied or waived, if waiver is permitted by applicable law:

•

the merger agreement must have been approved by the affirmative vote or consent of the holders of at least a majority of the outstanding Crestwood common units and Class D units as of the record date, voting together as a single class;

•

the registration statement of which this proxy statement/prospectus forms a part must have been declared effective by the SEC and must not be subject to any stop order or proceedings initiated or threatened by the SEC;

•	the Inergy Midstream common units to be issued in the merger must have been approved for listing on the NYSE, subject to official notice of issuance;

•

no order shall be in effect, and no law shall have been enacted or adopted, that restrains, enjoins, makes illegal or otherwise prohibits the consummation of any of the transactions contemplated by the merger agreement; and no proceeding by any governmental entity with respect to the merger or the transactions contemplated by the merger agreement shall be pending that seeks to restrain, enjoin, prohibit or delay the consummation of the merger or the transactions contemplated thereby or to impose any material restrictions or requirements on the merger or on the Inergy Merger Parties or the Crestwood Merger Parties that would, individually or in the aggregate, constitute a material adverse effect with respect to the Inergy Merger Parties or the Crestwood Merger Parties;

•

all consents, approvals, permits and authorizations required to be obtained prior to the effective time from any governmental entity being obtained, and any applicable waiting period shall have been expired or terminated, except as would not, individually or in the aggregate, constitute a material adverse effect with respect to the Inergy Merger Parties or the Crestwood Merger Parties; and

•	the consummation of the Precedent Transactions, which occurred on June 19, 2013.

The obligation of each of the Inergy Merger Parties to effect the merger is subject to the satisfaction or waiver of the following additional conditions:

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the representations and warranties of the Crestwood Merger Parties in the merger agreement being true and correct at and as of the date of the closing of the merger, except to the extent expressly made as of an earlier date, in which case as of such date, except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification or limitation as to material adverse effect or materiality contained in any individual representation or warranty), does not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Crestwood Merger Parties and their subsidiaries (apart from certain identified representations and warranties (i) that from December 31, 2012 through the date of execution of the merger agreement there has not been a material adverse effect on Crestwood, (ii) with respect to the authority to execute the merger agreement and consummate the transactions contemplated thereby, which must be true and correct in all respects and (iii) with respect to Crestwood’s capitalization, which must be true and correct as of closing, other than de minimis misstatements and omissions);

•	the Crestwood Merger Parties having performed, in all material respects, all obligations required to be performed under the merger agreement;

•	the absence of a material adverse effect on Crestwood;

•	the receipt of an officer’s certificate executed by an executive officer of CMLP GP certifying that certain preceding conditions have been satisfied;

•

the Inergy Merger Parties must have received from Vinson & Elkins, or another nationally-recognized tax counsel, a written opinion dated as of the date of the closing of the merger to the effect that for U.S. federal income tax purposes (i) none of the Inergy Merger Parties or their subsidiaries will recognize any income or gain as a result of the merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code), (ii) no gain or loss will be recognized by holders of Inergy Midstream common units as a result of the merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code) and (iii) at least 90% of the gross income of Inergy Midstream for the most recent four completed calendar quarters ending before the date of the closing of the merger for which the necessary financial information is available are from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code; and

•	Crestwood Holdings must have deposited approximately $10.4 million with the exchange agent for the merger.

The obligations of the Crestwood Merger Parties to effect the merger are subject to the satisfaction or waiver of the following additional conditions:

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the representations and warranties of the Inergy Merger Parties in the merger agreement being true and correct at and as of the date of the closing of the merger, except to the extent expressly made as of an earlier date, in which case as of such date, except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification or limitation as to material adverse effect or materiality contained in any individual representation or warranty), does not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Inergy Merger Parties (apart from certain identified representations and warranties (i) that from September 30, 2012 through the date of the execution of the merger agreement there has not been a material adverse effect on Inergy Midstream, (ii) with respect to the authority to execute the merger agreement and consummate the transactions contemplated thereby, which must be true and correct in all respects and (iii) with respect to Inergy Midstream’s capitalization, which must be true and correct as of closing, other than de minimis misstatements and omissions);

•	the Inergy Merger Parties having performed, in all material respects, all obligations required to be performed by them under the merger agreement at or prior to the closing date;

•	the absence of a material adverse effect on the Inergy Merger Parties and their subsidiaries;

•	the receipt of an officer’s certificate executed by an executive officer of NRGM GP certifying that certain preceding conditions have been satisfied; and

•

the Crestwood Merger Parties must have received from Akin Gump, or another nationally-recognized tax counsel, a written opinion to the effect that for U.S. federal income tax purposes (i) none of the Crestwood Merger Parties or their subsidiaries will recognize any income or gain as a result of the merger (other than (A) any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code or (B) as a result of any expense reimbursements, fractional unit payments or other cash payments to be received pursuant to the merger agreement), (ii) no gain or loss will be recognized by holders of Crestwood common units (other than Crestwood Holdings, Crestwood Gas Holdings, CMLP GP and their direct and indirect members, the Inergy Merger Parties and their subsidiaries, or holders of common units of Inergy Midstream) as a result of the merger (other than (A) any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code or (B) as a result of any expense reimbursements, fractional unit payments or other cash payments to be received pursuant to the merger agreement) and (iii) at least 90% of the combined gross income of Inergy Midstream and Crestwood for the most recent four completed calendar quarters ending before the date of the closing of the merger for which the necessary financial information is available are from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.

The opinion of Akin Gump Strauss Hauer & Feld LLP will not extend to Crestwood Holdings, Crestwood Gas Holdings, CMLP GP, the Inergy Merger Parties, or holders of common units of Inergy Midstream or address the consequences of the merger to such persons.

For purposes of the merger agreement, the term “material adverse effect” means, when used with respect to one or more parties to the merger agreement, any change, effect, event or occurrence that is, or would reasonably be expected to be, materially adverse to the financial condition, business or results of operations of such party or its subsidiaries, taken as a whole, or materially and adversely affects the ability of such party to consummate the merger by November 5, 2013, except that a “material adverse effect” shall not include any change, effect, event or occurrence directly or indirectly arising out of or attributable to:

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any decrease in such party’s publicly traded equity securities (but not any change or effect underlying such decrease to the extent such change would otherwise contribute to a material adverse effect);

•	changes in the general state of the industries in which such party and its subsidiaries operate;

•	changes in general political, economic or regulatory conditions (including changes in commodity prices or exchange rates) or conditions in the capital markets;

•	changes in any laws or regulations or generally acceptable accounting principles applicable to such party or the interpretation thereof after the execution of the merger agreement;

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the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including natural disasters and acts of terrorism (other than any of the foregoing that causes any damage or destruction to or renders unusable any facilities or assets of any party and its subsidiaries);

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the announcement or pendency of the merger agreement or the transactions contemplated thereby, the Precedent Transactions or the distribution by NRGY of all of the Inergy Midstream common units held by NRGY to the holders of NRGY common units, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of any party and its subsidiaries due to the announcement of such transactions;

•

any failure, in and of itself, of Crestwood or Inergy Midstream to meet its respective internal or published projections, estimates or forecasts of revenues, earnings or other measures of financial or operating performance for any period (but not any change or effect underlying such failure to the extent such change or effect would otherwise contribute to a material adverse effect); or

•

any unitholder litigation or threatened unitholder litigation arising from allegations of a violation of securities law or breach of fiduciary duty or similar obligations contained in a party’s governing documents or otherwise in connection with the merger agreement or the transactions contemplated thereby.

The changes, effects, events or occurrences referred to in the second, third, fourth and fifth bullets above will be considered for purposes of determining whether there has been material adverse effect if materially disproportionately affecting a particular party and its subsidiaries, as compared to other persons operating in the industry in which such party and its subsidiaries operate.

Crestwood Unitholder Approval

The Crestwood Merger Parties have agreed to hold a meeting of Crestwood unitholders as soon as is practicable after the declaration of effectiveness of the registration statement (and in any event no later than 45 days thereafter) for the purpose of such unitholders voting on the approval of the merger agreement. The merger agreement requires Crestwood to submit the merger agreement to a unitholder vote even if the Crestwood Board of Directors or the Crestwood Conflicts Committee no longer recommends approval of the merger agreement, subject to the right of Crestwood to terminate the merger agreement in the circumstance described under the heading “—Termination of the Merger Agreement” below.

Non-Solicitation by Crestwood of Alternative Proposals

The merger agreement contains detailed provisions prohibiting the Crestwood Merger Parties from seeking a takeover proposal from a third person. Under these “non-solicitation” provisions, the Crestwood Merger Parties have agreed, and have agreed to cause their respective subsidiaries and to use reasonable best efforts to cause their respective representatives to, immediately cease and terminate any solicitation, discussions or negotiations with any person that may be ongoing with respect to or that may reasonably be expected to lead to a takeover proposal. In addition, the Crestwood Merger Parties have agreed not to, and have agreed to cause their respective subsidiaries and to use reasonable best efforts to cause their respective representatives not to, directly or indirectly:

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initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries regarding, or the making or submission of any proposal or offer that constitutes a takeover proposal (provided that the Crestwood Merger Parties and their representatives are allowed to inform persons of the non-solicitation provisions and to contact persons who have made takeover proposals after the execution date solely to request clarification of terms and conditions in order to determine whether such takeover proposal is, or could reasonably be expected to lead to, a superior proposal);

•	conduct or participate in any discussions or negotiations regarding any takeover proposal;

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furnish non-public information or data relating to Crestwood or its subsidiaries or afford access to the business, properties, assets or, except as required by law or the Crestwood partnership agreement, the books or records of Crestwood or its subsidiaries in any such case in connection with a takeover proposal other than a confidentiality agreement permitted to be entered into under the terms of the merger agreement; or

•

approve or recommend, or propose to approve or recommend, or allow any of the Crestwood Merger Parties or their subsidiaries, to execute or enter into any agreement constituting or related to, or that is intended to lead to any takeover proposal.

Notwithstanding these restrictions, the merger agreement provides that, under specified circumstances at any time prior to Crestwood’s unitholders voting in favor of approving the merger agreement, the Crestwood Merger Parties may (i) conduct or participate in discussions regarding a takeover proposal with or (ii) furnish information, including non-public information, or afford access with respect to Crestwood and its subsidiaries to, a third party who has made a bona fide unsolicited written takeover proposal that did not result from a material breach of the non-solicitation provisions if (A) the Crestwood Board of Directors (or the Crestwood Conflicts Committee), after consultation with outside legal counsel, determines in good faith that such takeover proposal is, or could be reasonably expected to lead to, a superior proposal, (B) the Crestwood Board of Directors (or the Crestwood Conflicts Committee), after consultation with outside legal counsel and financial advisors, determines in good faith the failure to take such action would be inconsistent with its duties under the Crestwood partnership agreement or applicable law, and (C) prior to furnishing any such non-public information, Crestwood receives an executed confidentiality agreement with terms set forth in the merger agreement.

The Crestwood Merger Parties have also agreed that they will, as promptly as practicable (and in any event within 24 hours), (i) provide Inergy Midstream with such confidentiality agreement, (ii) notify Inergy Midstream in writing of any request for non-public information in connection with a takeover proposal, a takeover proposal received from any third person, or any request for discussions or negotiations with respect to any takeover proposal, and, in the case of a takeover proposal received, the material terms and conditions of such takeover proposal and (iii) provide to Inergy Midstream complete copies of any written proposals or offers (including proposed agreements) received by the Crestwood Merger Parties or their subsidiaries or representative in connection with any of the foregoing, and the identity of such person making any such takeover proposal.

The merger agreement permits the Crestwood Board of Directors (or the Crestwood Conflicts Committee) to issue a “stop, look and listen” communication pursuant to Rule 14d-9(f) or comply with Rule 14d-9 and Rule 14e-2 under the Exchange Act or make any legally required disclosure to the unitholders of Crestwood, and any such communication will not constitute a change in recommendation by the Crestwood Board of Directors or the Crestwood Conflicts Committee.

For purposes of the merger agreement, the term “takeover proposal” means any contract, proposal, offer or indication of interest from any person (other than the Inergy Merger Parties and their subsidiaries), relating to, or that could be reasonably expected to lead to, any direct or indirect acquisition or purchase (whether in a single transaction or a series of related transactions, other than product sales in the ordinary course of business), outside of the ordinary course of business, of assets or businesses of Crestwood and its subsidiaries that constitute 15% or more the revenues, net income or assets of Crestwood and its subsidiaries taken as a whole, or 15% or more of any class of equity securities of Crestwood, any tender offer or exchange offer which would, if consummated, result in any such person beneficially owning 15% or more of any class of equity securities of Crestwood, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding unit exchange or similar transaction involving the Crestwood Merger Parties and their subsidiaries which is structured to permit such person to acquire beneficial ownership of at least 15% of any class of equity interests of Crestwood or of any resulting parent company of Crestwood.

For purposes of the merger agreement, a “superior proposal” means a bona fide written proposal made by any person other than the Inergy Merger Parties and their subsidiaries that (i) if consummated, would result in such person (or its equityholders) owning, directly or indirectly, (A) 50% or more of the Crestwood common units and Class D units (taken together) then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or (B) the assets or businesses that constitute 50% or more of the revenues, net income or assets of Crestwood and its subsidiaries, taken as a whole, (ii) includes terms that, after taking into account all the terms and conditions of the merger and such third person proposal (including any break-up fees, expense reimbursement provisions, financing contingencies and conditions to consummation), the Crestwood Board of Directors (or the Crestwood Conflicts Committee) has determined in its good faith judgment are more favorable to the Crestwood unitholders from a financial point of view than the merger, and (iii) the Crestwood Board of Directors (or the Crestwood Conflicts Committee) has determined in its good faith judgment is reasonably likely to be consummated (disregarding any requisite vote or consent of CMLP GP or the Crestwood unitholders that may be required to effect such proposal).

Change in Crestwood Board Recommendation

The merger agreement provides that the Crestwood Board of Directors and the Crestwood Conflicts Committee will not, except as described below, (i) fail to include the recommendation of the Crestwood Board of Directors that Crestwood’s unitholders approve the merger agreement (the “Crestwood Recommendation”) in the proxy statement/prospectus, (ii) withdraw, or modify in any manner adverse to the Inergy Merger Parties, or propose publicly to withdraw in any manner adverse to the Inergy Merger Parties, the Crestwood Recommendation, or (iii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any takeover proposal (any such action, a “Recommendation Change”). Notwithstanding the above, the merger agreement does not prohibit accurate disclosure of factual information regarding the business, financial condition or results of operations of the Crestwood Merger Parties or the Inergy Merger Parties or the fact that a takeover proposal has been made, the identity of the person making such takeover proposal or the material terms of such proposal in this proxy statement/prospectus or otherwise, in each case to the extent the Crestwood Merger Parties determine in good faith, after consultation with outside legal counsel, that such information is required to be disclosed under applicable law.

Notwithstanding the terms above or any other term of the merger agreement to the contrary, subject to the conditions described below, the Crestwood Board of Directors (and/or the Crestwood Conflicts Committee) may, at any time prior to the approval of the merger agreement by the unitholders of Crestwood, effect a Recommendation Change if the Crestwood Board of Directors (or Crestwood Conflicts Committee) determines in good faith that the failure to take such action would be inconsistent with its duties under the Crestwood partnership agreement or applicable law and the following conditions have been met:

•	if the Crestwood Board of Directors (or the Crestwood Conflicts Committee) intends to effect such Recommendation Change in response to a takeover proposal:

•	the takeover proposal is bona fide, in writing and has not been withdrawn or abandoned;

•

the Crestwood Board of Directors (or the Crestwood Conflicts Committee) has determined, after consultation with outside legal counsel and financial advisors, that such takeover proposal constitutes a superior proposal after giving effect to the Takeover Proposal Adjustments (as defined below);

•

the Crestwood Merger Parties provide prior written notice to the Inergy Merger Parties specifying the intention to effect a Recommendation Change, the identity of the person making the takeover proposal, the material terms and conditions of the takeover proposal and complete copies of any written proposal or offers (including proposed agreements) received by the Crestwood Merger Parties in connection with such takeover proposal;

•

for five calendar days after delivery of the above-described notice, the Crestwood Merger Parties and their representatives (1) negotiate with the Inergy Merger Parties and their representatives in good faith to make adjustments (the “Takeover Proposal Adjustments”) to the terms and conditions of the merger agreement that would permit the Crestwood Board of Directors (or the Crestwood Conflicts Committee) not to effect a Recommendation Change, and (2) keep the Inergy Merger Parties and their representatives reasonably informed of the status and changes in the material terms and conditions of such takeover proposal and any change in related circumstances; provided, however, any material revisions to such takeover proposal (it being agreed that any change in the purchase price in such takeover proposal will be deemed a material revision) will require delivery of a subsequent notice and a subsequent negotiation period in respect of such revised takeover proposal, except that such subsequent negotiation period will expire upon the later of (1) the end of the initial negotiation period and (2) on the date that is the third calendar day following the date of the delivery of such subsequent notice; and

•

the Crestwood Board of Directors (or the Crestwood Conflicts Committee) must have considered the Takeover Proposal Adjustments and, at the end of such five calendar day period, must have determined in good faith that the takeover proposal continues to constitute a superior proposal even if such Takeover Proposal Adjustments were given effect in the merger agreement.

•	if the Crestwood Board of Directors (or the Crestwood Conflicts Committee) intends to effect such Recommendation Change in circumstances not involving a takeover proposal:

•

the Crestwood Merger Parties have provided prior written notice to the Inergy Merger Parties of the intention of the Crestwood Board of Directors (or the Crestwood Conflicts Committee) to effect a Recommendation Change, including the reasons for such Recommendation Change;

•	for five calendar days after delivery of the above-described notice, the Crestwood Merger Parties and their representatives (1) negotiate with the Inergy Merger Parties and their representatives in good faith to make adjustments (the “Adjustments”) to the terms and conditions of the merger agreement that would permit the Crestwood Board of Directors (or the Crestwood Conflicts Committee) not to effect a Recommendation Change, and (2) keep the Inergy Merger Parties and their representatives reasonably informed of any change in related circumstances; and

•

the Crestwood Board of Directors (or the Crestwood Conflicts Committee) must have considered the Adjustments and, at the end of such five day period, must have determined in good faith that the failure to effect the Recommendation Change would be inconsistent with its duties under the Crestwood partnership agreement or applicable law even if such Adjustments were given effect in the merger agreement.

Merger Consideration

The merger agreement provides that, at the effective time, each Crestwood common unit and Class D unit issued and outstanding or deemed issued and outstanding immediately prior to the effective time and owned by Crestwood unitholders other than the Crestwood Affiliated Entities will be converted into the right to receive (i) $1.03 in cash and (ii) 1.0700 Inergy Midstream common units. The Crestwood Affiliated Entities will receive only Inergy Midstream common units, using the same exchange ratio.

Treatment of Crestwood Equity Awards

Restricted Units. All restrictions on each Crestwood restricted unit outstanding immediately prior to the effective time will lapse immediately prior to the effective time. Each Crestwood restricted unit outstanding as of the effective time (other than any Crestwood restricted units surrendered in connection with the payment of taxes, if any, due upon the lapse of restrictions) will be considered an outstanding Crestwood common unit for all purposes of the merger agreement, including with respect to the right to receive the merger consideration.

Phantom Units. Each Crestwood phantom unit that is outstanding immediately prior to the effective time will, immediately prior to the effective time, automatically and without any action on the part of the holder thereof, vest in full, and the restrictions with respect thereto will lapse. Each such Crestwood common unit that is issued in settlement of a Crestwood phantom unit (other than any Crestwood common units withheld in connection with the payment of taxes, if any, due with respect to such Crestwood phantom units) will be considered outstanding as of the effective time for all purposes of the merger agreement, including with respect to the right to receive the merger consideration. Each Crestwood phantom unit that is payable solely in cash and that vests pursuant to the merger agreement will, as of the effective time, automatically and without any action on the part of the holder thereof, vest in full and become immediately payable in cash.

Adjustments to Prevent Dilution

Prior to the effective time, the exchange ratio will be appropriately adjusted to reflect fully the effect of any split, reclassification, recapitalization, combination, merger, consolidation, reorganization, distribution or similar transaction with respect to Crestwood common units (other than distributions in kind to holders of Crestwood Class D units or holders of Crestwood incentive distribution rights pursuant to the Crestwood partnership agreement) or Inergy Midstream common units, to provide the holders of Crestwood common units the same economic effect as contemplated by the merger agreement.

Withholding

Inergy Midstream, the surviving entity after the merger and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to a holder of Crestwood common units and Class D units such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code, or under any provision of U.S. federal, state, local or foreign tax law. To the extent that deduction and withholding is required, such deduction and withholding will be taken in Inergy Midstream common units. To the extent withheld, such withheld Inergy Midstream common units will be treated as having been paid to the former holder of Crestwood common units or Class D units, as applicable, in respect of whom such withholding was made.

Dividends and Distributions

No dividends or other distributions with respect to Inergy Midstream common units issued in the merger will be paid to the holder of any unsurrendered certificates until such certificates are surrendered. Following such surrender, there will be paid, without interest, to the record holder of Inergy Midstream common units issued in exchange therefor (i) promptly after such surrender, the amount of any fractional unit payment to which such holder is entitled in respect of any such Inergy Midstream common units with a record date after the effective time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such Inergy Midstream common units with a record date after the effective time but with a payment date subsequent to such surrender.

Termination of the Merger Agreement

Inergy Midstream or Crestwood may terminate the merger agreement at any time prior to the effective time, whether before or after the unitholders of Crestwood have approved the merger agreement, by mutual written consent.

In addition, either Inergy Midstream or Crestwood may terminate the merger agreement at any time prior to the effective time if:

•

the merger has not occurred on or before November 5, 2013; provided, however, that the right to terminate the merger agreement for this reason will not be available to a party if the failure to close the merger before November 5, 2013 was principally caused by the failure of such party to materially perform any of its obligations under the merger agreement;

•

any governmental authority having jurisdiction over any party has issued a final and nonappealable law, injunction, judgment or ruling that permanently enjoins or otherwise prohibits the transactions contemplated by the merger agreement or makes the transactions contemplated by the merger agreement illegal; provided, however, that the right to terminate the merger agreement for this reason will not be available to a party if such restraint was principally caused by the failure of such party to materially perform any of its obligations under the merger agreement;

•	the Crestwood unitholder meeting has been held and completed and the unitholders of Crestwood have not approved the merger agreement;

•	either of the agreements governing the Precedent Transactions has been validly terminated in accordance with its terms; or

•

there is a breach by the non-terminating party of any of its representations, warranties, covenants or agreements under the merger agreement which (i) results in the failure of certain closing conditions to be satisfied and (ii) is incapable of being cured or, if capable of being cured, has not been cured on the earlier of (A) the date that follows 30 days after receipt of written notice of such breach from the terminating party and (B) November 5, 2013; provided, however, that the terminating party will not have the right to terminate the merger agreement for this reason if it is then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement or has undergone a material adverse effect.

In addition, Crestwood may terminate the merger agreement if a Recommendation Change permitted by the merger agreement has occurred in response to a takeover proposal.

In addition, Inergy Midstream may terminate the merger agreement if:

•

any Crestwood Merger Party commits a willful and material breach of the non-solicitation provisions or certain provisions obligating Crestwood to make certain securities filings in connection with the merger and to hold a meeting to obtain Crestwood unitholder approval of the merger agreement; provided, however, that, solely in the event of a willful and material breach of the provisions obligating Crestwood to make certain securities filings in connection with the merger and to hold a meeting to obtain Crestwood unitholder approval of the merger agreement, Inergy Midstream’s right to terminate the merger agreement for this reason will be exercisable only if such breach is incapable of being cured, or if capable of being cured, is not cured at the date that follows ten calendar days after receipt of written notice from Inergy Midstream of such a breach or failure; provided, further, that the right to terminate the merger agreement for this reason will not be available to Inergy Midstream if it is then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement or has undergone a material adverse effect; or

•

a Recommendation Change occurs prior the commencement of the Crestwood unitholder meeting, whether or not permitted by the merger agreement; provided, however, that Inergy Midstream’s right to terminate the merger agreement for this reason is only exercisable prior to the commencement of the Crestwood unitholder meeting.

Termination Fees

The merger agreement provides that Crestwood is required to pay a termination fee of $50.8 million to Inergy Midstream if:

(i) Inergy Midstream terminates the merger agreement due to (a) a willful and material breach by the Crestwood Merger Parties of the non-solicitation provisions or certain provisions obligating Crestwood to make certain securities filings in connection with the merger and to hold a meeting to obtain Crestwood unitholder approval of the merger agreement or (b) a Recommendation Change that is made prior to the commencement of the Crestwood unitholder meeting;

(ii) Crestwood terminates the merger agreement due to a Recommendation Change permitted by the merger agreement; or

(iii) (a) prior to the Crestwood unitholders’ meeting, a bona fide third party takeover proposal has been publicly communicated or otherwise publicly made known to the Crestwood unitholders, or the intention to make such a proposal has been publicly announced, (b) thereafter, the merger agreement is terminated in accordance with its terms under specified circumstances, and (c) prior to the date that is 12 months after the date of such termination, Crestwood enters into any definitive agreement related to a third party takeover proposal for 50% or more of the assets or equity of Crestwood and such takeover proposal is consummated.

If following the payment of the termination fee by Crestwood, Inergy Midstream exercises its option under the option agreement, Inergy Midstream will return an amount equal to $21.8 million back to Crestwood upon the performance by the Crestwood Affiliated Entities of their obligations under the option agreement.

Expenses

Generally, all fees and expenses incurred in connection with the transactions contemplated by the merger agreement will be the obligation of the respective party incurring such fees and expenses. However, in the event that the merger agreement is terminated due to the failure of the Crestwood unitholders to approve the merger agreement at a unitholders’ meeting held for such purpose, Crestwood will reimburse the Inergy Merger Parties for all documented out-of-pocket costs and expenses actually incurred in connection with the merger agreement and the transactions contemplated thereby, in an amount not exceeding $10.0 million in the aggregate.

Conduct of Business Pending the Consummation of the Merger

Under the merger agreement, the Inergy Merger Parties and the Crestwood Merger Parties have undertaken certain covenants that place restrictions on them, and their respective subsidiaries, from the date of the merger agreement until the effective time or the termination of the merger agreement, unless the other party gives its prior written consent (which cannot be unreasonably withheld, conditioned or delayed). These covenants are subject to certain exceptions set forth in the merger agreement and the disclosure schedules exchanged between the parties in connection with the merger agreement.

In general, the parties have agreed to (i) cause their respective businesses to be conducted in the ordinary course in all material respects consistent with past practices, (ii) use their reasonable best efforts to maintain and preserve intact the present business organizations and material rights and franchises of each party, to keep available the services of their employees and exclusive contractors, and to maintain and preserve material relationships with customers and suppliers, and (iii) maintain and keep their material properties and assets in good repair and condition as at the date of the merger agreement, subject to ordinary wear and tear.

Each party has also agreed not to:

•

make any change to its governing documents, other than changes to a subsidiary’s governing documents that would not be adverse to the other parties or otherwise prevent or materially impede, interfere with, hinder or delay the consummation of the merger;

•

issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any of its equity securities or securities convertible into its equity securities, or subscriptions, rights, warrants or options to acquire or other agreements or commitments of any character obligating it to issue any such securities, other than (i) issuances pursuant to outstanding awards under the 2007 Plan or Inergy Midstream’s Long Term Incentive Plan (the “NRGM Equity Plan”), as applicable or (ii) grants pursuant to the 2007 Plan or the NRGM Equity Plan, as applicable, of restricted units, phantom units or unit options to current employees in the ordinary course of business, consistent with past practice or to newly-hired employees consistent with past practice;

•

declare, set aside or pay any distributions in respect of its equity securities, except (i) distributions to Crestwood unitholders of no more than $0.51 per unit per quarter plus the proportionate distribution on the general partner interest in Crestwood and payments under the Crestwood incentive distribution rights, (ii) distributions of additional Crestwood Class D units issued in kind to holders of Crestwood Class D units and the holder of the Crestwood incentive distribution rights, (iii) distributions to Inergy Midstream unitholders of no more than $0.40 per unit per quarter, plus payments under the Inergy Midstream incentive distributions rights and (iv) any distributions from a wholly-owned subsidiary of a party to such party or another wholly-owned subsidiary;

•

split, combine or reclassify any of its equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any of its equity securities, or purchase, redeem or otherwise acquire, directly or indirectly, any of its equity securities;

•

merge into or consolidate with or sell all or substantially all of its assets to any other person, other than (i) mergers among wholly-owned subsidiaries of the same party and (ii) mergers between a party and its wholly-owned subsidiaries, in each case as would not reasonably be expected to prevent or materially delay or impede the consummation of the merger;

•

acquire, through merger, consolidation or otherwise, all or substantially all of the business or assets of any person or business, or acquire any interest in or contribute any assets to any partnership or joint venture, purchase any securities of or make any investment in any person or business, for consideration in excess of $20.0 million in the aggregate;

•

(i) enter into any agreement or contract that would constitute a material agreement under the terms of the merger agreement, other than in the ordinary course of business consistent with past conduct, it being understood that entry into any contract that would reasonably be expected to (a) impair the ability of the parties to conduct their respective businesses after the closing of the merger in the same manner as currently conducted or (b) interfere with or hinder the consummation of the merger will not, in either case, be considered within the ordinary course or (ii) terminate or amend in any material respect any material agreement, or waive any material rights under any such agreement;

•

incur, assume or guarantee any indebtedness for borrowed money or issue, assume or guarantee any debt securities, grant any option, warrant or right to purchase any debt securities, or issue any securities convertible into or exchangeable for any debt securities, other than borrowings in the ordinary course under a party’s pre-existing credit facilities;

•

sell, assign, transfer, abandon, lease or otherwise dispose of any material portion of its assets or properties, other than any sale, assignment, transfer, abandonment, lease or disposition in the ordinary course of business;

•	make any capital expenditure in excess of $50.0 million in the aggregate, except as required on an emergency basis or for the safety of any person or the environment;

•	make any material change to its tax accounting methods, principles or elections;

•	make any material change to its financial reporting and accounting methods other than as required by a change in GAAP;

•

in general, except as required under a party’s benefit plans or by law, (i) grant any increases in the compensation of any employee or exclusive independent contractor, except for increases in salary or wages to non-management employees or exclusive independent contractors in the ordinary course of business consistent with past practices, (ii) amend any existing employment, consulting or severance or termination contract, (iii) grant any severance or termination pay or (iv) establish, adopt, enter into, amend or terminate any benefit plan;

•

enter into any transaction or take any action that could reasonably be expected to (i) prevent or materially delay or impair the ability of such party to consummate the merger and the other transactions contemplated hereby or (ii) result in any of the closing conditions to the merger not being satisfied;

•

except as provided under any agreement entered into prior to the date of the merger agreement, pay, discharge, settle or satisfy any suit, action, claim or proceeding, other than such payments, discharges, settlements or satisfactions that involve only the payment of monetary damages not in excess of $1.0 million individually or $5.0 million in the aggregate and do not require the imposition of equitable relief or the admission of wrongdoing; or

•	agree or commit to do any of the foregoing.

Indemnification; Directors’ and Officers’ Insurance

The merger agreement provides that, for a period of six years from the effective time, Inergy Midstream shall indemnify, defend and hold harmless the directors and officers of the Crestwood Merger Parties or their subsidiaries or any person who acts as a fiduciary under any Crestwood benefit plan against all losses, claims, damages, costs, fines, penalties, expenses, liabilities or judgments or amounts that are paid in settlement of or incurred in connection with any threatened or actual proceeding to which such person is a party by reason of the fact that such person is or was a director or officer of any of the Crestwood Merger Parties or their subsidiaries, a fiduciary under an employee benefit plan or is or was serving at the request of the Crestwood Merger Parties or one of their subsidiaries as the director, officer, employee or agent of another enterprise.

In addition, Crestwood may, in its sole discretion prior to the effective time, purchase or request that Inergy Midstream purchase a “tail” insurance policy covering claims for at least six years following the effective time with respect to directors’ and officers’ liability insurance in an amount and scope not less than the existing coverage and having other terms at least as favorable to the insured persons as the coverage maintained by the Crestwood Merger Parties and their subsidiaries as of May 5, 2013. However, Inergy Midstream is not required to expend more than 300% of current annual premiums paid by Crestwood for such insurance.

Amendment and Waiver

At any time prior to the effective time, whether before or after approval of the merger agreement by Crestwood unitholders, the parties may, by written agreement, amend the merger agreement; provided, however, that following the approval of the merger agreement by Crestwood unitholders, no amendment or change to the provisions of the merger agreement may be made which by law would require further approval by Crestwood unitholders without such approval.

The failure of a party to the merger agreement to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of the merger agreement shall be deemed or shall constitute a waiver of any other provision thereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Remedies; Specific Performance

In the event of a valid termination of the merger agreement, the Inergy Merger Parties, Crestwood Merger Parties and their respective subsidiaries shall have no liability of any nature whatsoever under the merger agreement or in connection with the transactions contemplated thereby, except (i) with respect to Crestwood, if it is required to pay the termination fee (described under “—Termination Fees”) to Inergy Midstream, (ii) for a willful and material breach of a provision of the merger agreement, for which the parties will be entitled to all rights and remedies available at law or equity, (iii) for fraud, for which the parties will be entitled to all rights and remedies available at law or equity, or (iv) for breaches of the confidentiality agreement among the parties, for which the parties will be entitled to all rights and remedies provided for in such confidentiality agreement.

The parties acknowledged and agreed in the merger agreement that an award of money damages would be inadequate for any breach of the merger agreement by any party and any such breach would cause the non-breaching parties irreparable harm. Accordingly, the parties agreed that prior to the termination of the merger agreement, in the event of any breach or threatened breach of the merger agreement by one of the parties, they will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

Representations and Warranties

The merger agreement contains representations and warranties made by the Crestwood Merger Parties and Inergy Merger Parties. These representations and warranties have been made solely for the benefit of the other parties to the merger agreement and:

•

may be intended not as statements of fact or of the condition of the parties to the merger agreement or their respective subsidiaries, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

have been qualified by disclosures that were made to the other party in connection with the negotiation of the merger agreement, which disclosures and the related disclosure schedules may not be reflected in the merger agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•

were made only as of the date of the merger agreement or such other date or dates as may be specified in the merger agreement and are subject to more recent developments which may not be publicly disclosed.

Accordingly, the representations and warranties in the merger agreement may not describe the actual state of affairs as of the date they were made or at any other time.

The representations and warranties made by both the Inergy Merger Parties and the Crestwood Merger Parties relate to, among other things:

•	organization, formation, qualification and similar matters;

•

limited liability company or partnership power and authority with respect to the execution and delivery of the merger agreement, and the due and valid execution and delivery and enforceability of the merger agreement;

•	capital structure;

•	required consents and approvals of governmental authorities in connection with the transactions contemplated by the merger agreement;

•	absence of conflicts with, or violations of, organizational documents, other contracts, permits and applicable laws;

•	documents filed with the SEC, financial statements included in those documents and regulatory reports filed with governmental authorities;

•	absence of undisclosed liabilities;

•	internal controls over financial reporting;

•	information supplied in connection with this proxy statement/prospectus;

•	compliance with applicable laws and permits;

•	material contracts;

•	legal proceedings;

•	environmental matters;

•	title to properties and rights of way;

•	insurance;

•	tax matters;

•	employees and employee benefits;

•	books and records;

•	absence of certain changes since December 31, 2012 for the Crestwood Merger Parties and since September 30, 2012 for the Inergy Merger Parties;

•	regulatory matters;

•	intellectual property;

•	state takeover statutes;

•	brokers and other advisors;

•	certain approvals by the parties’ boards of directors; and

•	the opinion of the financial advisors to the independent committees of the boards of directors.

An additional representation and warranty made only by the Inergy Merger Parties relates to securing certain financing commitment letters.

Dividends and Distributions

The merger agreement provides that each of Inergy Midstream and Crestwood will coordinate with the other regarding the declaration of any distributions in respect of their respective units so that, in respect of any fiscal quarter, holders of Crestwood common units or Class D units, as applicable, do not (i) receive more than one distribution in respect of both (a) Crestwood common units or Class D units, as applicable, and (b) Inergy Midstream common units received pursuant to the merger in exchange therefor; or (ii) fail to receive a distribution in respect of one of (a) Crestwood common units or Class D units, as applicable, or (b)  Inergy Midstream common units received pursuant to the merger in exchange therefor.

Business Opportunities

The merger agreement provides that, with exception of certain identified assets and opportunities, until the earliest of (i) two years following the termination of the merger agreement pursuant to its terms, (ii) the effective time and (iii) the termination of the merger agreement due to Crestwood’s right to terminate the merger agreement upon a Recommendation Change in response to a third party takeover proposal for 50% or more of the assets or equity of Crestwood, in the event an opportunity to develop, acquire or invest in an asset or business is presented to Inergy Midstream, Crestwood, or either of their affiliates, each of Inergy Midstream and Crestwood will either jointly determine the allocation of participation in such opportunity or, if unable to make such joint determination, will participate in such opportunity on an equal (50/50) basis. In the event that the foregoing terminates as a result of the occurrence of the event described in clause (iii) above and such third party takeover proposal has not been consummated within twelve months of the date of such termination, then these provisions will apply during the period from such twelve-month anniversary to the date that is two years from such termination.

Board of Directors of NRGM GP

The merger agreement provides that NRGY will not change, or cause to be changed, any of the members of the board of directors of NRGM GP until the earlier to occur of (i) the termination of the option agreement in accordance with its terms and (ii) the effective time; provided, however, that NRGY may add additional directors to the board of directors of NRGM GP if NRGY causes the board of directors of NRGM GP to delegate to Inergy Midstream’s special committee all of its authority to negotiate and/or approve any amendments, supplements, waivers or modifications in respect of the merger agreement and all other agreements contemplated thereby, or approve or agree to any termination of the merger agreement or any other agreement contemplated by the merger agreement, and exercise all rights under the merger agreement and any other agreement contemplated by the merger agreement.

Additional Agreements

The merger agreement also contains certain other material covenant and agreements, including covenants and agreements relating to:

•	cooperation between the parties in the preparation of this proxy statement/prospectus and obtaining certain financing arrangements;

•	confidentiality and access by each party to certain information about the other party during the period prior to the effective time;

•	public announcements;

•

undertaking reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all thing necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable;

•	amendment and restatement of the Crestwood partnership agreement in the form of Exhibit A to Annex A of this proxy statement/prospectus;

•	causing the Inergy Midstream common units to be issued in connection with the merger to be approved for listing on the NYSE;

•	actions taken with respect to certain financing arrangements; and

•

reporting the merger as an “assets-over” partnership merger within the meaning of Treasury Regulations Section 1.708-1(c)(3)(i) and any cash deemed received by Crestwood as reimbursement of performance expenditures in accordance with Treasury Regulations Section 1.707-4(d).

PRECEDENT TRANSACTIONS

Purchase and Sale Agreement

On May 5, 2013, the Buyers and the Sellers entered into the Purchase and Sale Agreement. Pursuant to the Purchase and Sale Agreement, (i) IHGP agreed to sell to Crestwood Holdings a 99% limited partnership interest and 100% general partner interest in Inergy Holdings (ii) NRGP agreed to sell to Crestwood Gas Holdings a 1% limited partnership interest in Inergy Holdings and (iii) the Buyers agreed to pay to the Sellers a total of $80 million in cash, payable 99% to IHGP and 1% to NRGP. Pursuant to the terms of the Purchase and Sale Agreement, the closing of these transactions occurred on June 19, 2013 immediately prior to the closing of the Contribution (as defined below).

In connection with the Purchase and Sale Agreement, both NRGY and Inergy Midstream agreed to enter into registration rights agreements in favor of the Buyers and John J. Sherman with respect to common units in NRGY and Inergy Midstream, respectively. The registration rights agreement with NRGY became effective on June 19, 2013.

Contribution Agreement

On May 5, 2013, the Recipient Parties and the Contributor Parties entered into the Contribution Agreement. Pursuant to the Contribution Agreement, Crestwood Gas Holdings agreed to contribute (the “Contribution” and, together with the transactions contemplated by the Purchase and Sale Agreement, the “Precedent Transactions”) all of the membership interests of CMLP GP, which owns all of the incentive distribution rights and general partner units of CMLP, to NRGY in exchange for 35,103,113 common units of NRGY and 4,387,889 subordinated units of NRGY. In addition, NRGY agreed to effect the distribution to all of its unitholders of all of the Inergy Midstream common units it held, which distribution occurred on June 18, 2013. The transactions contemplated by the Contribution Agreement closed on June 19, 2013.

In connection with the Contribution Agreement, Crestwood Holdings, Crestwood Gas Holdings, NRGY and NRGY GP entered into a Follow-On Contribution Agreement (the “Follow-On Contribution Agreement”). The Follow-On Contribution Agreement permits Crestwood Holdings to contribute to NRGY 7,137,841 of the Inergy Midstream common units that Crestwood Holdings receives in the merger in exchange for 14,318,396 common units of NRGY. The right of Crestwood Holdings to make such contribution is conditioned on the closing of the the merger. If Crestwood Holdings exercises its rights under the Follow-On Contribution Agreement, it is expected that Crestwood unitholders will hold approximately 38.2 percent of the aggregate number of Inergy Midstream common units outstanding immediately after the completion of the merger. If the merger agreement is terminated, Crestwood Holdings will have the right under the Follow-On Contribution Agreement to contribute to NRGY 6,670,651 common units of Crestwood in exchange for 14,318,396 common units of NRGY.

THE VOTING AGREEMENT

The following describes the material provisions of the voting agreement, which is attached as Annex B to this proxy statement/prospectus and which is incorporated herein by reference.

The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the voting agreement. This summary does not purport to be complete and may not contain all of the information about the voting agreement that is important to you. Inergy Midstream and Crestwood encourage you to read carefully the voting agreement in its entirety before making any decisions regarding the merger. The voting agreement and this summary of its terms have been included to provide you with information regarding the terms of the voting agreement.

The voting agreement was entered into simultaneously with the execution of the merger agreement on May 5, 2013, by and among the Inergy Merger Parties and the Crestwood Affiliated Entities and Crestwood. Pursuant to the terms of the voting agreement, the Crestwood Affiliated Entities agreed to appear (in person or by proxy) at any meeting of the limited partners of Crestwood and vote (or cause to be voted) all of the Crestwood common units and Class D units beneficially owned by them at the time of the execution of the voting agreement together with any Crestwood common units and Class D units subsequently acquired: (i) in favor of approval of the merger agreement and the transactions contemplated thereby; (ii) against any action, agreement or transaction that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Crestwood or CMLP GP or any of their subsidiaries contained in the merger agreement; and (iii) against any action, agreement or transaction that would impede, interfere with, delay, postpone, discourage, prevent, nullify, frustrate the purposes of, be in opposition to or in competition or inconsistent with, or materially and adversely affect the merger or any of the transactions contemplated by the merger agreement.
The Crestwood Affiliated Entities also agreed (i) not to initiate, solicit or knowingly encourage any third person to make a third party takeover proposal or to assist any third person in connection therewith unless such parties are responding to an unsolicited superior takeover proposal, (ii) not transfer any Crestwood common units owned by the Crestwood Affiliated Entities, subject to specified exceptions and (iii) that any additional common units in Crestwood acquired by the Crestwood Affiliated Entities after the execution of the voting agreement would be subject to the voting agreement.

The voting agreement will terminate upon the earliest to occur of (a) the consummation of the merger, (b) the termination of the merger agreement, (c) November 5, 2013, (d) the making of any change to any provision of the merger agreement that would be adverse to any Crestwood Affiliated Entity without the consent of the Crestwood Affiliated Entities and (e) the mutual written agreement of the parties.

As of the date of the voting agreement, the Crestwood Affiliated Entities were the beneficial owners of 19,681,194 Crestwood common units and 6,190,469 Class D units. At the close of business on the record date for the special meeting of Crestwood unitholders, the Crestwood Affiliated Entities held approximately              percent of the voting power of Crestwood.

THE OPTION AGREEMENT

The following describes the material provisions of the option agreement, which is attached as Annex C to this proxy statement/prospectus and which is incorporated herein by reference.

The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the option agreement. This summary does not purport to be complete and may not contain all of the information about the option agreement that is important to you. Inergy Midstream and Crestwood encourage you to read carefully the option agreement in its entirety before making any decisions regarding the merger. The option agreement and this summary of its terms have been included to provide you with information regarding the terms of the option agreement.

The option agreement was entered into simultaneously with the execution of the merger agreement and the voting agreement on May 5, 2013, by and among the Inergy Parties and the Crestwood Affiliated Entities. Pursuant to the option agreement, each of the Crestwood Affiliated Entities granted to Inergy Midstream an option (the “Option”) to purchase under certain specified circumstances each Crestwood common unit and Class D unit held by each such Crestwood Affiliated Entity for (i) 1.0700 Inergy Midstream common units and (ii) $0.4669 in cash.

If the Precedent Transactions have been consummated, the Option may be exercised by Inergy Midstream upon notice at any time and in its sole discretion only upon the termination of the merger agreement by Inergy Midstream due to either (i) a willful and material breach of the Crestwood Merger Parties’ duties under the merger agreement in connection with the non-solicitation provisions or certain other provisions obligating Crestwood to make certain securities filings in connection with the merger and to hold a unitholder meeting to obtain approval of the merger agreement or (ii) the failure to obtain unitholder approval of the merger agreement at the Crestwood unitholder meeting (but only if immediately prior to such Crestwood unitholder meeting Inergy Midstream had the right to terminate the merger agreement due to the occurrence of a Recommendation Change and such Recommendation Change was unrelated to a third party takeover proposal).

The Crestwood Affiliated Entities also agreed not to sell, transfer, pledge, encumber, assign, grant a participation in, gift-over, hypothecate or otherwise dispose of any Crestwood common units or Class D units, subject to specified exceptions, or enter into any agreements or take any actions which conflict with their obligations under the option agreement.

The option agreement will remain in effect until the earliest to occur of (i) the consummation of the merger, (ii) the date that is sixty (60) days following the termination of the merger agreement in accordance with its terms and (iii) the mutual written agreement of the parties to the option agreement.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

These following unaudited pro forma condensed combined consolidated financial statements of Inergy Midstream (the “pro forma financial statements”) have been prepared for illustrative purposes only and are not necessarily indicative of what the combined partnership’s condensed consolidated financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined consolidated financial information does not purport to project the future financial position or operating results of the combined partnership. Future results may vary significantly from the results reflected because of various factors.

The following pro forma financial statements give effect to the merger as if the merger was already consummated. The historical financial statements have been adjusted in the pro forma financial statements to give effects to events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined partnership. The unaudited pro forma condensed combined consolidated statements of operations does not reflect any non-recurring charges directly related to the merger that the combined partnership may incur upon completion of the merger.

The pro forma financial statements were derived from and should be read in conjunction with the historical financial statements, which have been incorporated by reference in this proxy statement/prospectus, as well as the other information contained or incorporated in this proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”

The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2013 reflects the merger as if it occurred on June 30, 2013 and the unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2012 and the six months ended June 30, 2013 reflect the merger as if it occurred on January 1, 2012. The pro forma financial statements reflect the following:

•

The conversion of each Crestwood common unit issued and outstanding as of the effective time (i) owned by Crestwood unitholders other than the Crestwood Affiliated Entities into the right to receive $1.03 in cash and 1.0700 Inergy Midstream common units and (ii) owned by the Crestwood Affiliated Entities into the right to receive only 1.0700 Inergy Midstream common units;

•

Inergy Midstream pays all cash consideration with respect to the merger consideration payable at the effective time other than approximately $10.4 million, which amount is to be funded by Crestwood Holdings;

•	Payment of certain estimated non-recurring contractual financing and professional fees; and

•	Payment of non-recurring fees associated with entering into a new revolving credit facility. The facility is expected to have an aggregate borrowing capacity of $1 billion.

The pro forma financial statements do not include any amounts for non-contractual costs expected to be incurred related to legal, accounting and other fees related to the merger, which are currently estimated to range from $3 million to $5 million.

Descriptions of the foregoing adjustments are presented in the notes to the pro forma financial statements provided below. The fiscal year end for the pro forma financial statements is December 31, based upon the expectation that Inergy Midstream will file a Form 8-K within four days of the effective time declaring its intent to change its fiscal year from September 30 to December 31.

The merger will be accounted for as a reverse acquisition of Inergy Midstream under the purchase method of accounting in accordance with FASB Accounting Standard Codification Subtopic 805—Business Combinations. The accounting for a reverse merger results in the legal acquiree (Crestwood) being the acquiror for accounting purposes. Therefore, Inergy Midstream will account for the merger as if Crestwood acquired Inergy Midstream. The assets and liabilities of Inergy Midstream will be reflected at fair value on the balance sheet of the combined partnership. The fair value of the assets and liabilities is based on the enterprise value of Inergy Midstream as of June 19, 2013 (the date in which NRGM GP was indirectly acquired by Crestwood Holdings). A final determination of the purchase accounting adjustments, including the allocation of fair value to the Inergy Midstream assets and liabilities, has not been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma financial statements are preliminary and have been made solely for purposes of developing such pro forma financial statements. The pro forma financial statements do not purport to present Inergy Midstream’s financial position or the results of operations had the merger transactions actually been completed as of the dates indicated. Further, these pro forma financial statements do not reflect the effects of any cost savings or other synergies that may be achieved as a result of the merger, are based on assumptions that Inergy Midstream believes are reasonable under the circumstances, and are intended for informational purposes only. Moreover, the statements do not project Inergy Midstream’s financial position or results of operations for any future date or period.

INERGY MIDSTREAM, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2013

(in millions)

	Historical		Pro Forma Adjustments		Inergy Midstream, L.P. Pro Forma
	Crestwood Midstream Partners LP	Inergy Midstream, L.P.
Assets
Current assets:
Cash and cash equivalents	$0.1	$1.2	$(54.1	)(b)	$0.1
			52.9	(c)
			—
Accounts receivable	21.8	28.1	—		49.9
Accounts receivable—related party	20.8	0.6	—		21.4
Insurance receivable	3.5	—	—		3.5
Inventories	—	5.6	—		5.6
Prepaid expenses and other current assets	8.2	5.3	—		13.5

Total current assets	54.4	40.8	(1.2)		94.0

Property, plant and equipment, net	1,016.8	977.9	763.4	(a)	2,758.1
Intangible assets, net	490.5	180.3	(37.3	)(a)	648.5
			15.0	(b)
Goodwill	95.0	259.6	1,038.5	(a)	1,393.1
Other assets	23.2	2.9	19.5	(a)	45.6

Total assets	$1,679.9	$1,461.5	$1,797.9		$4,939.3

Liabilities and partners’ capital
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$34.1	$10.9	$—		$45.0
Accounts payable—related party	3.0	—	—		3.0
Accrued additions to property, plant and equipment	36.2	7.5	—		43.7
Capital leases	3.4	—	—		3.4
Deferred revenue	2.4	—	—		2.4
Current portion of long-term debt	—	2.0	—		2.0

Total current liabilities	79.1	20.4	—		99.5

Long-term debt, less current portion	778.9	735.0	5.0	(a)	1,571.8
			52.9	(c)
Long-term capital leases	1.5	—	—		1.5
Asset retirement obligations	14.4	—	—		14.4
Other long-term liabilities	—	0.8	—		0.8

Partners’ capital	806.0	705.3	1,779.1	(a)	3,251.3
			(39.1	)(b)
			—

Total partners’ capital	806.0	705.3	1,740.0		3,251.3

Total liabilities and partners’ capital	$1,679.9	$1,461.5	$1,797.9		$4,939.3

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

INERGY MIDSTREAM, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(in millions, except unit and per unit information)

	Historical		Rangeland Energy, LLC Acquisition (d)	Inergy Midstream, L.P. Pro Forma	Pro Forma Adjustments		Inergy Midstream, L.P., As Further Adjusted
	Crestwood Midstream Partners LP	Inergy Midstream, L.P. (1)
Revenues	$239.5	$189.8	$3.4	$193.2	$—		$432.7
Depreciation, amortization, and accretion expense	51.9	50.5	35.3	85.8	(15.6	)(e)	122.1
Other operating expenses	111.7	71.8	5.1	76.9	—		188.6

Operating income (loss)	75.9	67.5	(37.0)	30.5	15.6		122.0
Interest and debt expense	35.8	1.8	24.6	26.4	3.7	(f)	65.9
Other income	—	—	0.1	0.1	—		0.1

Income (loss) before income taxes	40.1	65.7	(61.5)	4.2	11.9		56.2
Provision for income taxes	1.2	—	—	—	—		1.2

Net income (loss)	38.9	65.7	(61.5)	4.2	11.9		55.0

Less: net income prior to initial public offering of Inergy Midstream, L.P.	—	12.9	—	12.9	—		12.9
Less: net income earned by US Salt, LLC prior to acquisition	—	7.8	—	7.8	—		7.8

Net income (loss) available to partners	$38.9	$45.0	$(61.5)	$(16.5)	$11.9		$34.3

Partners’ interest information:
General partner interest in net income	$22.2	$1.9	$—	$1.9	$—		$24.1

Total limited partners’ interest in net income (loss)	$16.7	$43.1	$(61.5)	$(18.4)	$11.9		$10.2

Net income (loss) per limited partner unit:
Basic	$0.37	$0.58		$(0.21)			$0.07

Diluted	$0.37	$0.58		$(0.21)			$0.07

Weighted average limited partners’ units outstanding (in thousands):
Basic	45,223	74,768	10,714	85,482	64,596	(g)	150,078

Diluted	45,420	74,768	10,714	85,482	64,596	(g)	150,078

Dividends declared per limited partner unit	$2.02	$1.18					$1.22	(i)

(1)	The Inergy Midstream, L.P. financial information is for the year ended September 30, 2012.

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

INERGY MIDSTREAM, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2013

(in millions, except unit and per unit information)

	Historical		Pro Forma Adjustments		Inergy Midstream, L.P. Pro Forma
	Crestwood Midstream Partners LP	Inergy Midstream, L.P. (1)
Revenues	$143.5	$134.3	$—		$277.8
Depreciation, amortization, and accretion expense	35.1	51.1	(8.9	)(e)	77.3
Other operating expenses	71.3	62.3	—		133.6

Operating income	37.1	20.9	8.9		66.9
Interest and debt expense	22.6	18.7	—	(f)	41.3

Income before income taxes	14.5	2.2	8.9		25.6
Provision for income taxes	0.7	—	—		0.7

Net income	$13.8	$2.2	$8.9		$24.9

Partners’ interest information:
General partner interest in net income	$10.4	$4.8	$—		$15.2

Total limited partners’ interest in net income	$3.4	$(2.6)	$8.9		$9.7

Net income per limited partner unit:
Basic	$0.06	$(0.03)			$0.06

Diluted	$0.06	$(0.03)			$0.06

Weighted average limited partners’ units outstanding (in thousands):
Basic	57,400	85,907	64,596	(g)	150,503

Diluted	57,673	85,907	64,596	(g)	150,503

Dividends declared per limited partner unit	$1.02	$0.80 (h)			$0.86	(i)

(1)	The Inergy Midstream L.P. financial information presented herein for the six months ended June 30, 2013 was derived from the unaudited consolidated statements of operations for the nine months ended June 30, 2013 and the three months ended December 31, 2012.

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(a)	Represents pro forma adjustments to reflect the merger of Crestwood Midstream and Inergy Midstream under the purchase method of accounting. Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. This merger is accounted for as a reverse merger and the value of the acquired net assets are based on the enterprise value of the accounting acquiree / legal acquiror (Inergy Midstream). The preliminary estimate of the enterprise value, net of long term debt, of Inergy Midstream is $2,484.4 million based on a preliminary valuation report prepared as of June 19, 2013 by a third party valuation advisor. The preliminary estimates used to prepare the pro forma information presented will be updated based upon the final third party valuation advisor’s report. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed combined consolidated financial statements are preliminary and subject to change, which could be material.

The preliminary allocation of the purchase price is as follows (in millions):

	Historical Net Book Value	Adjustment	Preliminary Fair Value
Current assets	$40.8	$—	$40.8
Property, plant and equipment, net	977.9	763.4	1,741.3
Intangible assets, net	180.3	(37.3)	143.0
Goodwill	259.6	1,038.5	1,298.1
Other assets	2.9	19.5	22.4
Current liabilities	(20.4)	—	(20.4)
Long-term debt	(735.0)	(5.0)	(740.0)
Other long-term liabilities	(0.8)	—	(0.8)

Total assumed purchase price	$705.3	$1,779.1	$2,484.4

(b)	Reflects a one-time payment of $25 million to Crestwood Midstream unitholders other than the Crestwood Affiliated Entities and $14.1 million of costs directly related to the merger and $15.0 million of costs associated with the $1 billion revolving credit facility.

(c)	Reflects borrowings from Inergy Midstream’s revolving credit facility to fund the $25 million payable by Inergy Midstream to Crestwood Midstream unitholders other than the Crestwood Affiliated Entities and to fund costs directly related to the merger transaction.

Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations Adjustments

(d)	Inergy Midstream acquired Rangeland Energy, LLC on December 7, 2012. These amounts have been calculated after applying Inergy Midstream’s accounting policies and adjusting the results of Rangeland Energy, LLC to reflect the depreciation and amortization that would have been charged assuming the preliminary fair value adjustments to property, plant and equipment and intangible assets had been made at the beginning of the current period. These amounts include the funding of the acquisition, which included the issuance of 10.7 million limited partner units for $225.0 million and the issuance of $500.0 million in senior notes. These amounts were used to fund the $425.0 million acquisition and pay down $300.0 million in revolver debt. The entities comprising Rangeland Energy, LLC were development stage entities (as defined by ASC Topic 915, Development Stage Entities) until commencing principal commercial operations in June 2012.

(e)	Reflects the pro forma adjustment of depreciation and amortization expense as follows (in millions):

	December 31, 2012	June 30, 2013
Eliminate historical depreciation and amortization expense	$(85.8)	$(51.1)
Pro forma depreciation and amortization expense	70.2	42.2

Pro forma adjustment to depreciation and amortization expense	$(15.6)	$(8.9)

The preliminary allocation of the purchase price includes certain customer account and tradename intangible assets, for which the preliminary amortization periods are 9 years and 5 years, respectively. The allocation of purchase price to property, plant and equipment and intangible assets and the related depreciation and amortization periods are preliminary and subject to material change based upon the final third party valuation advisor’s report.

(f)	Reflects the pro forma adjustment of interest and debt expense as follows (in millions):

	December 31, 2012	June 30, 2013
Amortization of fair value adjustment to Inergy Midstream’s senior notes	$0.6	$0.3
Interest on additional borrowings to fund merger transaction payments	0.9	0.6
Remove historical amortization of deferred financing costs	(0.8)	(2.4)
Amortization of new deferred financing costs	3.0	1.5

Pro forma adjustment to interest expense	$3.7	$—

The amortization period relative to the fair value adjustment to Inergy Midstream’s senior notes is approximately 8 years. The interest rate assumed on the additional borrowings was 1.65% and 2.45% for the twelve months ended December 31, 2012 and the six months ended June 30, 2013, respectively. A change of 20 basis points in the assumed rate does not result in a material change to interest expense.

(g)	Reflects the pro forma adjustment of basic and diluted earnings per share as follows (in thousands):

	December 31, 2012	June 30, 2013
Basic and diluted weighted average number of Inergy Midstream units outstanding—as reported	85,482	85,907
Inergy Midstream common units issued as merger consideration (1)	64,596	64,596

Pro forma basic and diluted weighted average number of Inergy Midstream units outstanding	150,078	150,503

(1)	Calculated based on 60,370,000 shares of Crestwood converted into Inergy Midstream shares at a rate of 1.07.

(h)	Amount of distribution per limited partner unit has been rounded. Inergy Midstream distributed $0.795 per limited partner unit for the six months ended June 30, 2013.

(i)	Reflects pro forma dividends declared per limited partner unit:

	December 31, 2012	June 30, 2013
Dividends declared (in millions) (1)	$182.9	$129.6
Pro forma weighted average limited partners’ units outstanding (in thousands)	150,078	150,503

Pro forma dividends declared per limited partner unit	$1.22	$0.86

(1)	Represents historical dividends of Crestwood Midstream and Inergy Midstream.

CRESTWOOD UNIT OWNERSHIP INFORMATION

The unit ownership table below contains certain information about unitholders whom Crestwood believes are the “beneficial” owners of more than five percent (5%) of the outstanding Crestwood common units, as well as information regarding the unit ownership by Crestwood’s directors and named executive officers as of September 3, 2013. Except as described below, Crestwood knows of no person that beneficially owns more than 5% of the outstanding Crestwood common units, based solely on filings made with the SEC.

The percentages of beneficial ownership are calculated on the basis of 53,765,676 common units and 6,483,129 Class D units outstanding as of September 3, 2013. The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable.

Name of Beneficial Owner (1)	Common Units	Percentage of Common Units	Class D Units	Percentage of Class D Units	Percentage of Common and Class D Units
Common
First Reserve GP XI, Inc. (2)	19,946,032	37.1	6,483,129	100	43.9
Kayne Anderson Capital Advisors, L.P. (3)	5,807,677	10.8	—	—	9.6
Alvin Bledsoe (4)	57,730	*	—	—	*
Timothy H. Day	1,816	*	—	—	*
Steven Dougherty	9,664	*	—	—	*
Michael G. France	1,816	*	—	—	*
Philip D. Gettig	17,728	*	—	—	*
Vanessa Gomez LaGatta	2,477	*	—	—	*
Joel C. Lambert	1,816	*	—	—	*
J. Hardy Murchison	1,973	*	—	—	*
John W. Somerhalder II	32,780	*	—	—	*
Robert G. Phillips	—	—	—	—	—
William G. Manias	—	—	—	—	—
Joel D. Moxley	—	—	—	—	—
Kelly J. Jameson	—	—	—	—	—
J. Heath Deneke	9,088	*	—	—	*
Robert T. Halpin	8,911	*	—	—	*
Directors and executive officers as a group (16 persons)	152,038	*	—	—	*

*	Indicates less than 1%
(1)	Unless otherwise indicated, the contact address for all beneficial owners in this table is 700 Louisiana Street, Suite 2060, Houston, Texas 77002.
(2)

According to a Schedule 13D filed by First Reserve GP XI, Inc. with the SEC on May 10, 2013 and a Form 4 filed by First Reserve GP XI, Inc. with the SEC on August 12, 2013, First Reserve GP XI, Inc. and William E. Macaulay (“Mr. Macaulay”) have shared voting power and shared dispositive power over 26,429,161 Crestwood common and Class D units, which includes (i) 20,185 Class D units owned directly by CMLP GP, (ii) 17,347,482 Crestwood common units and 6,462,944 Class D units owned directly by Crestwood Gas Services Holdings LLC and (iii) 2,333,712 Crestwood common units owned directly by Crestwood Holdings. First Reserve GP XI, Inc. is the general partner of First Reserve GP XI, L.P., which is the managing member of FR Midstream Holdings LLC, which is the sole member of FR XI CMP Holdings LLC, which is the controlling member of Crestwood Holdings Partners, LLC, which is the sole member of Crestwood Holdings II LLC, which is the sole member of Crestwood Holdings, which is the sole member of Crestwood Gas Holdings, which owns all of the outstanding equity interests in CMLP GP, which owns an approximately 2% general partner interest and incentive distribution rights (which represent the right to receive increasing percentages of quarterly distributions in excess of specified amounts) in Crestwood. First Reserve GP XI, Inc.’s beneficial ownership also includes 264,838 Crestwood common units owned directly by KA First Reserve, LLC. FR Midstream Holdings LLC owns a majority of the membership interests in KA First Reserve, LLC and controls the board of managers of KA First Reserve, LLC. The address of First Reserve GP XI, Inc. is One Lafayette Place, Third Floor, Greenwich, Connecticut 06830.
(3)	According to a Schedule 13G/A filed by Kayne Anderson Capital Advisors, L.P. and Richard A. Kayne with the SEC on January 10, 2013, Kayne Anderson Capital Advisors, L.P. together with Richard A. Kayne have shared voting and dispositive power over 5,807,677 common units. The reported units are owned by investment accounts (investment limited partnerships, a registered investment company and institutional accounts) managed, with discretion to purchase or sell securities, by Kayne Anderson Capital Advisors, L.P., as a registered investment adviser. Kayne Anderson Capital Advisors, L.P. is the general partner (or general partner of the general partner) of the limited partnerships and investment adviser to the other accounts. Richard A. Kayne is the controlling shareholder of the corporate owner of Kayne Anderson Investment Management, Inc., the general partner of Kayne Anderson Capital Advisors, L.P. Mr. Kayne is also a limited partner of each of the limited partnerships and a shareholder of the registered investment company. Kayne Anderson Capital Advisors, L.P. disclaims beneficial ownership of the units reported, except those units attributable to it by virtue of its general partner interests in the limited partnerships. Mr. Kayne disclaims beneficial ownership of the units reported, except those units held by him or attributable to him by virtue of his limited partnership interests in the limited partnerships, his indirect interest in the interest of Kayne Anderson Capital Advisors, L.P. in the limited partnerships, and his ownership of common stock of the registered investment company. The address of Kayne Anderson Capital Advisors, L.P. and Richard A. Kayne is 1800 Avenue of the Stars, Third Floor, Los Angeles, California 90067.
(4)	Includes 200 common units over which Mr. Bledsoe exercises shared investment power.

TRANSACTIONS BETWEEN THE TRANSACTION PARTICIPANTS AND CRESTWOOD

The Crestwood Participants

The Drop Down Transaction

On March 26, 2012, Crestwood Marcellus Pipeline LLC (“Marcellus Pipeline”), a wholly-owned subsidiary of Crestwood, and Crestwood Marcellus Holdings LLC (“Marcellus Holdings”), a wholly-owned subsidiary of Crestwood Holdings, formed Crestwood Marcellus Midstream LLC (“CMM”) as a joint venture to acquire gathering assets in the Marcellus. At the time of its formation, CMM was indirectly owned 35% by Crestwood and 65% by Crestwood Holdings. On January 8, 2013, Crestwood entered in a Contribution, Conveyance and Assumption Agreement (the “Drop Down Agreement”) with Marcellus Holdings, CMLP GP, Crestwood Holdings, Crestwood Gas Holdings and Marcellus Pipeline. Pursuant to the Drop Down Agreement, Marcellus Holdings, CMLP GP, Crestwood Holdings and Crestwood Gas Holdings contributed to Marcellus Pipeline a 65% limited liability company membership interest in CMM. After giving effect to the transactions contemplated by the Drop Down Agreement, Crestwood indirectly owns a 100% limited liability company membership interest in CMM. The aggregate consideration issued and paid by Crestwood to Marcellus Holdings, CMLP GP, Crestwood Holdings and Crestwood Gas Holdings pursuant to the Drop Down Agreement for the membership interests of CMM consisted of approximately $129 million in cash, 6,190,469 Class D units issued to Crestwood Gas Holdings, and 133,060 general partner units of Crestwood issued to CMLP GP. See the section titled “Transactions in Crestwood Units—Crestwood Class D Units” for more information.

Capital Contributions by CMLP GP

During 2012, CMLP GP made additional capital contributions to Crestwood in an aggregate amount of approximately $5,930,000 in exchange for the issuance of an additional 215,722 general partner units. During 2011, CMLP GP made an additional capital contribution of approximately $9 million to Crestwood in exchange for the issuance of an additional 293,948 general partner units.

The Omnibus Agreement

Pursuant to the Omnibus Agreement, dated October 8, 2010, between CMLP GP and Crestwood (the “Omnibus Agreement”), Crestwood Holdings provides certain general and administrative services to Crestwood, and Crestwood is obligated to reimburse Crestwood Holdings for any expenses it incurs in conjunction with the performance of those services, including compensation and benefits provided by Crestwood Holdings to certain named executive officers. During 2012, reimbursements to Crestwood Holdings by Crestwood pursuant to the Omnibus Agreement consisted of payments of $16.1 million and $3.2 million in compensation and benefits for Crestwood Holdings personnel and executive management.

The Payment Agreement

In connection with the merger, on May 5, 2013, Crestwood and Crestwood Holdings entered into a payment agreement pursuant to which Crestwood Holdings agreed to fund approximately $10.4 million of the cash consideration to be paid to the Crestwood unitholders other than the Crestwood Affiliated Entities in the merger.

The Inergy Participants

There are no transactions between the Inergy Participants and Crestwood other than as described elsewhere in this proxy statement/prospectus.

TRANSACTIONS IN CRESTWOOD UNITS

Prior Public Offerings of Crestwood Units for Cash

Crestwood has made the following underwritten public offerings of its common units for cash during the past three years that were registered under the Securities Act:

Date of Offering	Number of Common Units Offered		Offering Price per Unit	Aggregate Proceeds(1)
April 5, 2013	675,000	(2)	$23.90	$15,525,000
March 22, 2013	4,500,000		$23.90	$103,500,000
August 4, 2012	600,000	(2)	$26.00	$14,982,000
July 30, 2012	4,000,000		$26.00	$99,880,000
January 13, 2012	3,500,000		$30.73	$103,250,000
May 4, 2011	1,800,000		$30.65	$53,550,000

(1)	Aggregate proceeds do not reflect offering expenses.
(2)	Represents the exercise of underwriter over-allotment with respect to the prior offering.

Crestwood Class C Units

On April 1, 2011, Crestwood sold approximately 6.2 million Class C units, representing limited partner interests of Crestwood, in a private placement. CMLP GP purchased 4,967 Class C units for $24.50 per unit. In accordance with the terms of Crestwood’s partnership agreement, Crestwood issued to CMLP GP additional Class C units as payment-in-kind distributions with respect of the Class C units and incentive distribution rights on the following dates and in the following amounts: 4,967 Class C units on May 13, 2011; 8,685 Class C units on August 12, 2011; 15,431 Class C units on November 10, 2011; 14,644 Class C units on January 18, 2012; 18,646 Class C units on May 11, 2013; 19,315 Class C units on August 10, 2012; 26,679 Class C units on November 9, 2012; and 28,718 Class C units on February 12, 2013.

All of the Class C Units converted to Crestwood common units on a one-to one basis on April 1, 2013.

Crestwood Class D Units

Pursuant to the terms of the Drop Down Agreement described in the section entitled “Transactions Between the Transaction Participants and Crestwood,” Crestwood issued 6,190,496 Class D units to Gas Services Holdings and 133,060 general partner units to CMLP GP in consideration for the consummation of the transactions contemplated by the Drop Down Agreement. The units were issued at an implied value of $20.40 per unit. On May 10, 2013, Crestwood distributed as a payment-in-kind distribution with respect of the Class D units and incentive distribution rights, 21,588 Class D units to CMLP GP and 129,650 Class D units to Crestwood Gas Holdings. On August 9, 2013, Crestwood distributed as a payment-in-kind distribution with respect of the Class D units and incentive distribution rights, 20,185 Class D units to CMLP GP and 121,237 Class D units to Crestwood Gas Holdings. The Class D units automatically convert into Crestwood common units on a one-for-one basis on March 1, 2014.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a discussion of the material U.S. federal income tax consequences of the merger that may be relevant to Crestwood common unitholders and Inergy Midstream common unitholders. Unless otherwise noted, the legal conclusions set forth in the discussion relating to the consequences of the merger to Crestwood and its unitholders are the opinion of Akin Gump, counsel to Crestwood, as to the material U.S. federal income tax consequences relating to those matters. Unless otherwise noted, the legal conclusions set forth in the discussion relating to the consequences of the merger to Inergy Midstream and its unitholders are the opinion of Vinson & Elkins, counsel to Inergy Midstream, as to the material U.S. federal income tax consequences relating to those matters. This discussion is based upon current provisions of the Internal Revenue Code existing and proposed Treasury Regulations promulgated under the Internal Revenue Code and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Neither Inergy Midstream nor Crestwood has sought a ruling from the IRS with respect to any of the tax consequences discussed below, and the IRS would not be precluded from taking positions contrary to those described herein. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below.

This discussion does not purport to be a complete discussion of all U.S. federal income tax consequences of the merger. Moreover, the discussion focuses on Crestwood common unitholders and Inergy Midstream common unitholders who are individual citizens or residents of the United States (for U.S. federal income tax purposes) and has only limited application to corporations, estates, trusts, nonresident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, employee benefit plans, foreign persons, financial institutions, insurance companies, real estate investment trusts (REITs), individual retirement accounts (IRAs), mutual funds, traders in securities that elect mark-to-market, persons who hold Crestwood common units or Inergy Midstream common units as part of a hedge, straddle or conversion transaction, or directors and employees of Crestwood that received (or are deemed to receive) Crestwood common units as compensation or through the exercise (or deemed exercise) of options, unit appreciation rights, phantom units or restricted units granted under a Crestwood equity incentive plan. Also, the discussion assumes that the Crestwood common units and Inergy Midstream common units are held as capital assets at the time of the merger. Accordingly, Crestwood and Inergy Midstream strongly urge each Crestwood common unitholder and Inergy Midstream common unitholder to consult with, and depend upon, such unitholder’s own tax advisor in analyzing the U.S. federal, state, local and foreign tax consequences particular to the unitholder of the merger.

Tax Opinions Required as a Condition to Closing

No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) with respect to the tax consequences of the merger. Instead, Inergy Midstream and Crestwood will rely on the opinions of their respective counsel regarding the tax consequences of the merger.

It is a condition of Inergy Midstream’s obligation to complete the merger that Inergy Midstream receive an opinion of its counsel, Vinson & Elkins, to the effect that for U.S. federal income tax purposes:

•

none of the Inergy Merger Parties or their subsidiaries will recognize any income or gain as a result of the merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code),

•

no gain or loss will be recognized by holders of Inergy Midstream common units as a result of the merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code), and

•

at least 90% of the gross income of Inergy Midstream for the most recent four completed calendar quarters ending before the date of the closing of the merger for which the necessary financial information is available are from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.

It is a condition of Crestwood’s obligation to complete the merger that Crestwood receive an opinion of its counsel, Akin Gump, to the effect that for U.S. federal income tax purposes, except with respect to fractional units:

•

none of the Crestwood Merger Parties or their subsidiaries will recognize any income or gain as a result of the merger (other than (A) any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code or (B) as a result of any expense reimbursements, fractional unit payments or other cash payments to be received pursuant to the merger agreement);

•

no gain or loss will be recognized by holders of Crestwood common units (other than Crestwood Holdings, Crestwood Gas Holdings, CMLP GP and their direct and indirect members, the Inergy Merger Parties and their subsidiaries, or holders of common units of Inergy Midstream) as a result of the merger (other than (A) any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code or (B) as a result of any expense reimbursements, fractional unit payments or other cash payments to be received pursuant to the merger agreement); and

•

at least 90% of the combined gross income of Inergy Midstream and Crestwood for the most recent four completed calendar quarters ending before the date of the closing of the merger for which the necessary financial information is available are from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.

The opinion of Akin Gump will not extend to Crestwood Holdings, Crestwood Gas Holdings, CMLP GP, the Inergy Merger Parties, or holders of common units of Inergy Midstream and will not cover the tax consequences of the merger to such persons.

The opinions of counsel will assume that the merger will be consummated in the manner contemplated by, and in accordance with, the terms set forth in the merger agreement and described in this proxy statement/prospectus. In addition, the tax opinions delivered to Inergy Midstream and Crestwood at closing will be based upon representations of officers of Inergy Midstream, NRGM GP, Merger Sub, Crestwood and CMLP GP and any of their respective affiliates. If either Inergy Midstream or Crestwood waives the receipt of the requisite tax opinion as a condition to closing and the changes to the tax consequences would be material, then this proxy statement/prospectus will be amended and recirculated and unitholder approval will be resolicited. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, no assurance can be given that the above-described opinions and the opinions and statements made hereafter in this proxy statement/prospectus will be sustained by a court if contested by the IRS.

Assumptions Related to the U.S. Federal Income Tax Treatment of the Merger

The discussion below assumes that Inergy Midstream will be classified as a partnership for U.S. federal income tax purposes at the time of the merger. Please read the discussion of the opinion of Vinson & Elkins that Inergy Midstream is classified as a partnership for U.S. federal income tax purposes under “Material U.S. Federal Income Tax Consequences of Inergy Midstream Unit Ownership—Partnership Status” below. The discussion below also assumes that Crestwood will be classified as a partnership for U.S. federal income tax purposes at the time of the merger. Following the merger, a Crestwood common unitholder that receives Inergy Midstream common units will be treated as a partner in Inergy Midstream regardless of the U.S. federal income tax classification of Crestwood.

Additionally, the discussion below assumes that all of the liabilities of Crestwood that are deemed assumed by Inergy Midstream in the merger qualify for an exception to the “disguised sale” rules. Crestwood and Inergy Midstream believe that such liabilities qualify for one or more of the exceptions to the “disguised sale” rules and intend to take the position that neither Crestwood nor Inergy Midstream will recognize any income or gain as a result of the “disguised sale” rules.

U.S. Federal Income Tax Treatment of the Merger

Upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub will merge with and into Crestwood and all Crestwood common units will be converted into the right to receive Inergy Midstream common units (and for holders of Crestwood common units other than the Crestwood Affiliated Entities, cash). For U.S. federal income tax purposes, the merger is intended to be a “merger” of Inergy Midstream and Crestwood within the meaning of Treasury Regulations promulgated under Section 708 of the Internal Revenue Code, with Inergy Midstream being treated as the continuing partnership and Crestwood being treated as the terminated partnership.

Assuming the merger is characterized as such, the following is deemed to occur for U.S. federal income tax purposes: (1) Crestwood will be treated as if it contributed its assets (subject to its liabilities) attributable to the interests of the Crestwood common unitholders to Inergy Midstream in exchange for the issuance to Crestwood of Inergy Midstream common units and cash other than the inducement payment described below, followed by (2) a deemed liquidation of Crestwood in which the Inergy Midstream common units and cash other than the inducement payment described below are distributed to the Crestwood common unitholders in exchange for their Crestwood common units and Crestwood’s assets (subject to its liabilities) are distributed to Inergy Midstream in liquidation of its interest in Crestwood (the “Assets-Over Form”).

The remainder of this discussion, except as otherwise noted, assumes that the merger and the transactions contemplated thereby will be treated for U.S. federal income tax purposes in the manner described above.

Tax Consequences of the Merger to Crestwood and Its Unitholders

Except as described below with respect to a net decrease in a Crestwood common unitholder’s share of nonrecourse liabilities and subject to the discussion below with respect to cash payments, we believe that no gain or loss will be recognized by a Crestwood common unitholder for U.S. federal income tax purposes as a result of the merger.

Possible Taxable Gain to Certain Crestwood Common Unitholders from Reallocation of Nonrecourse Liabilities. As a partner in Crestwood, a Crestwood common unitholder is entitled to include the nonrecourse liabilities of Crestwood attributable to its Crestwood common units in the tax basis of its Crestwood common units. As a partner in Inergy Midstream after the merger, a Crestwood common unitholder will be entitled to include the nonrecourse liabilities of Inergy Midstream attributable to the Inergy Midstream common units received in the merger in the tax basis of such units received. The nonrecourse liabilities of Inergy Midstream will include the nonrecourse liabilities of Crestwood after the merger. The amount of nonrecourse liabilities attributable to a Crestwood common unit or an Inergy Midstream common unit is determined under complex regulations under Section 752 of the Internal Revenue Code.

If the nonrecourse liabilities attributable to the Inergy Midstream common units received by a Crestwood common unitholder in the merger exceed the nonrecourse liabilities attributable to the Crestwood common units surrendered by the Crestwood common unitholder in the merger, the former Crestwood common unitholder’s tax basis in the Inergy Midstream common units received will be correspondingly higher than the unitholder’s tax basis in the Crestwood common units surrendered. If the nonrecourse liabilities attributable to the Inergy Midstream common units received by a Crestwood common unitholder in the merger are less than the nonrecourse liabilities attributable to the Crestwood common units surrendered by the Crestwood common unitholder in the merger, the former Crestwood common unitholder’s tax basis in the Inergy Midstream common units received will be correspondingly lower than the unitholder’s tax basis in the Crestwood common units surrendered.

If any resulting reduction in a Crestwood common unitholder’s share of nonrecourse liabilities exceeds such Crestwood common unitholder’s tax basis in the Crestwood common units surrendered, such Crestwood common unitholder will recognize taxable gain in an amount equal to such excess. While there can be no assurance, Inergy Midstream and Crestwood do not expect any Crestwood common unitholder to recognize gain in this manner. However, the application of the rules governing the allocation of nonrecourse liabilities in the context of the merger is complex and subject to uncertainty, and there can be no assurance that there will not be a net decrease in the amount of nonrecourse liabilities allocable to a Crestwood common unitholder as a result of the merger.

Possible Taxable Gain or Income to Certain Crestwood Common Unitholders from Cash Payments. Each Crestwood unitholder other than the Crestwood Affiliated Entities will receive $1.03 in cash in the merger. Approximately $0.304 of the $1.03 is being paid directly by Crestwood Holdings and the remaining approximately $0.726 is being paid by Inergy Midstream. A portion of the approximately $0.726 would have been received by a Crestwood public unitholder if all the cash paid by Inergy Midstream in the merger had been distributed pro rata to all Crestwood unitholders including Crestwood Holdings. This amount is approximately $0.404. The remaining portion of the $0.726, which is approximately $0.322 per unit, is attributable to the portion of the cash that Crestwood Holdings would have been entitled to receive upon a pro rata distribution of the cash to all unitholders of Crestwood including the Crestwood Affiliated Entities.

To the extent holders of Crestwood common units receive cash in the merger, the portion of the cash received from Crestwood Holdings, approximately $0.304 per unit, should be considered ordinary income and the cash received from Inergy Midstream, approximately $0.726, should be deemed to be received by Crestwood as a tax-free reimbursement of preformation expenditures followed by its distribution to holders of Crestwood common units other than the Crestwood Affiliated Entities.

Ordinary Income from Cash Received as an Inducement Payment. We believe that the payment by Crestwood Holdings of approximately $0.304 per unit to be paid to the Crestwood common unitholders other than the Crestwood Affiliated Entities, should be considered for U.S. federal income tax purposes a fee paid by Crestwood Holdings to induce the unaffiliated unitholders to vote in favor of the merger and should thus be treated as ordinary income to the recipient Crestwood unitholders. However, there is limited authority for the position that this portion of the payment could possibly be treated as capital gain to them.

No Gain or Loss from Cash Received as a Pro Rata Payment for Crestwood Common Units. We believe that the approximately $0.404 per unit paid by Inergy Midstream should be treated as a tax-free reimbursement of preformation expenditures to Crestwood in accordance with the Assets-Over Form and Treasury Regulations Section 1.707-4(d) and a cash distribution by Crestwood.

No Gain or Loss from Cash Received as a Non-Pro Rata Distribution. While not free from doubt, we believe that the approximately $0.322 per unit paid by Inergy Midstream to the Crestwood common unitholders other than the Crestwood Affiliated Entities should be treated as a tax-free reimbursement of preformation expenditures to Crestwood in accordance with the Assets-Over Form and Treasury Regulations Section 1.707-4(d) and a cash distribution by Crestwood rather than an additional payment to induce the Crestwood common unitholders to approve the merger that would be taxable as ordinary income.

No Gain or Loss from Cash Received in Lieu of Fractional Inergy Midstream Common Units. We believe that any fractional unit payments made to the Crestwood common unitholders in exchange for common units should be treated as a tax-free reimbursement of preformation expenditures to Crestwood in accordance with the Assets-Over Form and Treasury Regulations Section 1.707-4(d) and a cash distribution by Crestwood.

Akin Gump has not rendered an opinion about the proper treatment of any cash payments and unitholders are urged to consult their own tax advisers as to the proper treatment of any cash payments received.

Tax Basis and Holding Period of the Inergy Midstream Common Units Received. A Crestwood common unitholder’s initial tax basis in its Crestwood common units consisted of the amount the Crestwood common unitholder paid for the Crestwood common units plus the Crestwood common unitholder’s share of Crestwood’s nonrecourse liabilities. That basis has been and will be increased by the Crestwood common unitholder’s share of income and by any increases in the Crestwood common unitholder’s share of nonrecourse liabilities. That basis has been and will be decreased, but not below zero, by distributions, by the Crestwood common unitholder’s share of losses, by any decreases in the Crestwood common unitholder’s share of nonrecourse liabilities and by the Crestwood common unitholder’s share of expenditures that are not deductible in computing taxable income and are not required to be capitalized.

A Crestwood common unitholder’s initial aggregate tax basis in Inergy Midstream common units the Crestwood common unitholder will receive in the merger will be equal to the Crestwood common unitholder’s adjusted tax basis in the Crestwood common units exchanged therefor, decreased by (i) any basis attributable to the Crestwood common unitholder’s share of Crestwood’s nonrecourse liabilities and (ii) any cash (other than cash attributable to the inducement payment) received by such Crestwood common unitholder, and increased by the Crestwood common unitholder’s share of Inergy Midstream’s nonrecourse liabilities immediately after the merger. In addition, a Crestwood common unitholder’s tax basis in the Inergy Midstream common units received will be increased by the amount of any income or gain recognized by the Crestwood common unitholder pursuant to the transactions contemplated by the merger (other than income recognized as a result of the inducement payment).

As a result of the Assets-Over Form, a Crestwood common unitholder’s holding period in the Inergy Midstream common units received in the merger will not be determined by reference to its holding period in the Crestwood common units exchanged therefor. Instead, a Crestwood common unitholder’s holding period in the Inergy Midstream common units received in the merger that are attributable to Crestwood’s capital assets or assets used in its business as defined in Section 1231 of the Internal Revenue Code will include Crestwood’s holding period in those assets. The holding period for Inergy Midstream common units received by a Crestwood common unitholder attributable to other assets of Crestwood, such as inventory and receivables, or to Inergy Midstream common units deemed received in a taxable transfer will begin on the day following the merger.

Effect of Termination of Crestwood’s Tax Year at Closing of Merger. Crestwood uses the year ending December 31 as its taxable year and the accrual method of accounting for U.S. federal income tax purposes. At the effective time, Crestwood will be treated as a terminated partnership under Section 708 of the Internal Revenue Code. As a result of the merger, Crestwood’s taxable year will end as of the date of the merger, and Crestwood will be required to file a final U.S. federal income tax return for the taxable year ending upon the effective date of the merger. Each Crestwood common unitholder will receive a Schedule K-1 from Crestwood for the taxable year ending upon the effective date of the merger and will be required to include in income its share of income, gain, loss and deduction for this period. In addition, a Crestwood common unitholder who has a taxable year ending on a date other than December 31 and after the date the merger is effected must include its share of income, gain, loss and deduction in income for its taxable year, with the result that the Crestwood common unitholder will be required to include in income for its taxable year its share of more than one year of income, gain, loss and deduction from Crestwood.

Effect of the Merger on the Ratio of Taxable Income to Distributions for Crestwood Unitholders

If the Merger is completed, Crestwood estimates it will result in an increase in the net income (or decrease in the net loss) allocable to the existing Crestwood unitholders. The amount and effect of the increase or decrease in net income, or increase or decrease in net loss, allocated to a former Crestwood unitholder resulting from the merger will depend upon the unitholder’s particular situation, including when the unitholder purchased its Crestwood common units (and the basis adjustment to such unitholder’s share of Crestwood common units under Section 743(b) of the Internal Revenue Code) and the ability of the unitholder to utilize any suspended passive losses. Depending on these factors, any particular unitholder may, or may not, be able to offset all or a portion of the projected increased net income (or decreased net loss) allocated to such unitholder.

For the period from the closing date of the merger through December 31, 2015, which is referred to as the “Projection Period” Crestwood estimates that existing Crestwood unitholders will be allocated on a cumulative basis the following additional amounts of net income (or less net loss) per Crestwood unit described below:

Time of Crestwood Unit Purchase	Approximate Range of Increased net Income (or Decreased Net Loss) Allocable to Former Crestwood Unitholders per Crestwood Unit Over the Projection Period
August 2007 through October 2008	Between $3.05 and $3.32
November 2008 through July 2009	Between $2.63 and $2.97
August 2009 through present	Between $3.00 and $3.70

Notwithstanding the increased net income (or decreased net loss) allocated to former Crestwood unitholders, Crestwood does not anticipate that former Crestwood unitholders that receive Inergy Midstream common units in the merger and own those units during the Projection Period will have federal taxable income allocated to them on a cumulative basis from their allocable share of the Partnership’s net income for the Projection Period that exceeds the cumulative amount of projected cash distributions to such unitholders with respect to that period except as described below:

Time of Crestwood Unit Purchase	Approximate Range of Taxable Income in Excess of Cash Distributions to a Former Crestwood Unitholder per Crestwood Unit Over the Projection Period
August 2007 through October 2007	$0.22 to $0.36
August 2008 through October 2008	$0.05 to $0.38
November 2008 through July 2009	$0.84 to $2.10
August 2009 through November 2009	$0.03 to $0.71

The analysis above does not consider the ability of any particular former Crestwood unitholder to utilize suspended passive losses. Based on the assumptions set forth below and assuming a former Crestwood unitholder is able to utilize his suspended passive losses, no former Crestwood unitholder should realize net federal taxable income in excess of his cash distributions during the Projection Period. See “Material U.S. Federal Income Tax Consequences of Inergy Midstream Unit Ownership—Tax Consequences of Unit Ownership—Limitations on Deductibility of Losses.”

The estimates above are based upon the assumption that the merger will become effective as of September 30, 2013, that approximately 65,506,797 million Inergy Midstream common units will be issued to the Crestwood unitholders in the merger, that gross income from operations will be approximately 10% more than the amount required to make current distributions at the time of the merger, and other assumptions with regard to income, capital expenditures, cash flow, net working capital and cash distributions. The estimates above further assume that the tax impact to the purchasers of Crestwood common units after March 2013 is substantially similar to the tax impact to purchaser of such respective units during March 2013.

These estimates are also based upon the position that the Precedent Transactions together with all other units of Crestwood sold within the prior twelve month period do not represent a sale or exchange of 50% or more of the total interest in Crestwood’s capital and profits interest. Crestwood will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in Crestwood’s capital and profits within a twelve month period. In order to determine whether a sale or exchange of 50% or more of capital and profits interests has occurred, Crestwood reviews information available to it regarding transactions involving transfers of its units, including sales of units pursuant to trading activity in the public markets; however, the information Crestwood is able to obtain is generally not sufficient to make a definitive determination, on a current basis, of whether there have been sales and exchanges of 50% or more of Crestwood’s capital and profits interests within the prior twelve month period, and Crestwood may not have all the information necessary to make this determination until several months following the time of transfers that would cause the 50% threshold to be exceeded. In the event of a termination of Crestwood for any periods prior to the effective date of the merger, Crestwood believes that the Crestwood unitholders might receive an increased allocation of taxable income as a percentage of cash distributed during the Projection Period.

In addition, these estimates are based on current tax law and tax reporting positions that Crestwood has adopted or that Inergy Midstream will adopt and with which the IRS could disagree. In addition, these estimates are subject to, among other things, numerous business, economic, regulatory, competitive and political uncertainties over which Inergy Midstream has no control. Accordingly, neither Inergy Midstream nor Crestwood can assure Crestwood unitholders that these estimates will prove to be correct. The actual percentage of distributions that will constitute taxable income could be higher or lower, and any such differences could be material and could materially affect the value of former Crestwood unitholder’s common units. For example, the federal income tax liability of a unitholder could be increased during the Projection Period if Inergy Midstream makes a future offering of Inergy Midstream common units and uses the proceeds of the offering in a manner that does not produce substantial additional deductions during such periods, such as to repay indebtedness currently outstanding or to acquire property that is not eligible for depreciation or amortization for federal income tax purposes or that is depreciable or amortizable at a rate significantly slower than the rate currently applicable to Inergy Midstream’s assets.

Tax Consequences of the Merger to Inergy Midstream and Its Unitholders

Neither Inergy Midstream nor its unitholders will recognize any income or gain for U.S. federal income tax purposes as a result of the merger other than any gain recognized as a result of decreases in partnership liabilities pursuant to Section 752 of the Internal Revenue Code. Each Inergy Midstream unitholder’s share of Inergy Midstream’s nonrecourse liabilities will be recalculated following the merger. Any resulting increase or decrease in an Inergy Midstream unitholder’s nonrecourse liabilities will result in a corresponding increase or decrease in such unitholder’s adjusted tax basis in its Inergy Midstream common units. A reduction in a unitholder’s share of nonrecourse liabilities may, under certain circumstances, result in the recognition of taxable gain by a Inergy Midstream unitholder. While there can be no assurance, Inergy Midstream and Crestwood do not expect any Inergy Midstream common unitholders to recognize gain in this manner.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF INERGY MIDSTREAM UNIT OWNERSHIP

This section summarizes the material U.S. federal income tax consequences that may be relevant to owning Inergy Midstream common units received in the merger and, unless otherwise noted in the following discussion, is the opinion of Vinson & Elkins insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the federal tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to Inergy Midstream include Inergy Midstream and its operating subsidiaries.

Legal conclusions contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins and are based on the accuracy of representations made by Inergy Midstream to them for this purpose. However, this section does not address all U.S. federal income tax matters affecting Inergy Midstream or its unitholders, and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Furthermore, this section focuses on unitholders who are individual citizens or residents of the United States (for U.S. federal income tax purposes), who have the U.S. dollar as their functional currency and who hold units as capital assets (generally, property held for investment). This section has limited applicability to corporations, partnerships (and entities treated as partnerships for U.S. federal income tax purposes), estates, trusts, non-resident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, employee benefit plans, foreign persons, financial institutions, insurance companies, real estate investment trusts (REITs), individual retirement accounts (IRAs), mutual funds, dealers and persons entering into hedging transactions. Accordingly, Inergy Midstream urges each prospective unitholder to consult the unitholder’s own tax advisor in analyzing the U.S. federal, state, local and non-U.S. tax consequences particular to that unitholder resulting from the ownership or disposition of common units.

No ruling has been or will be requested from the IRS regarding any matter affecting Inergy Midstream following the merger or the consequences of owning Inergy Midstream common units received in the merger. Inergy Midstream is instead relying on the opinions and advice of Vinson & Elkins with respect to the matters described herein. An opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or a court. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for units and the prices at which Inergy Midstream’s common units trade. In addition, Inergy Midstream’s costs of any contest with the IRS will be borne indirectly by Inergy Midstream’s unitholders and Inergy Midstream’s general partner because the costs will reduce Inergy Midstream’s cash available for distribution. Furthermore, the tax consequences of an investment in Inergy Midstream, may be significantly modified by future legislative or administrative changes or court decisions, which may be retroactively applied.

For the reasons described below, Vinson & Elkins has not rendered an opinion with respect to the following federal income tax issues: (1) the treatment of a unitholder whose units are the subject of a securities loan (e.g., a loan to a short seller to cover a short sale of units) (please read “—Tax Consequences of Unit Ownership—Treatment of Securities Loans”); (2) whether Inergy Midstream’s monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “—Disposition of Common Units—Allocations Between Transferors and Transferees”); (3) whether Inergy Midstream’s method for taking into account Section 743 adjustments is sustainable in certain cases (please read “—Tax Consequences of Unit Ownership—Section 754 Election” and “—Uniformity of Units”); and (4) whether a Crestwood common unitholder will be able to utilize suspended passive losses related to its Crestwood common units to offset income from Inergy Midstream (please read “—Tax Consequences of Unit Ownership—Limitations on Deductibility of Losses”).

Partnership Status

Inergy Midstream expects to be treated as a partnership for U.S. federal income tax purposes and, therefore, generally will not be liable for entity-level federal income taxes. Instead, as described below, each of Inergy Midstream’s unitholders will take into account its respective share of Inergy Midstream’s items of income, gain, loss and deduction in computing its federal income tax liability as if the unitholder had earned such income directly, even if Inergy Midstream makes no cash distributions to the unitholder. Distributions Inergy Midstream makes to a unitholder generally will not give rise to income or gain taxable to such unitholder, unless the amount of cash distributed exceeds the unitholder’s adjusted tax basis in its units.

Section 7704 of the Code generally provides that publicly-traded partnerships will be treated as corporations for federal income tax purposes. However, if 90% or more of a partnership’s gross income for every taxable year it is publicly-traded consists of “qualifying income,” the partnership may continue to be treated as a partnership for federal income tax purposes (the “Qualifying Income Exception”). Qualifying income includes income and gains derived from the exploration, development, mining or production, processing, refining, transportation, storage and marketing of any mineral or natural resource, including crude oil, natural gas and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. Inergy Midstream estimates that less than 5% of its current gross income is not qualifying income.

Based upon factual representations made by Inergy Midstream and NRGM GP regarding the composition of Inergy Midstream’s income and the other representations set forth below, Vinson & Elkins is of the opinion that Inergy Midstream will be treated as a partnership for U.S. federal income tax purposes. In rendering its opinion, Vinson & Elkins has relied on factual representations made by Inergy Midstream and its general partner. The representations made by Inergy Midstream and its general partner upon which Vinson & Elkins has relied include, without limitation:

(a) Neither Inergy Midstream nor any of its operating subsidiaries has elected or will elect to be treated as a corporation for federal income tax purposes;

(b) For each taxable year since and including the year of Inergy Midstream’s initial public offering, more than 90% of Inergy Midstream’s gross income has been and will be income of a character that Vinson & Elkins has opined is “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code; and

(c) Each hedging transaction that Inergy Midstream treats as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, natural gas, or products thereof that are held or to be held by Inergy Midstream in activities that Vinson & Elkins L.L.P. has opined or will opine result in qualifying income.

Inergy Midstream believes that these representations are true and will be true in the future.

If Inergy Midstream fails to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require Inergy Midstream to make adjustments with respect to its unitholders or pay other amounts), Inergy Midstream will be treated as transferring all of its assets, subject to liabilities, to a newly formed corporation on the first day of the year in which Inergy Midstream fails to meet the Qualifying Income Exception, in return for stock in that corporation, and then as distributing that stock to its unitholders in liquidation. This deemed contribution and liquidation should not result in the recognition of taxable income by the unitholders or Inergy Midstream so long as Inergy Midstream’s liabilities do not exceed the tax basis of its assets. Thereafter, Inergy Midstream would be treated as an association taxable as a corporation for U.S. federal income tax purposes.

The present federal income tax treatment of publicly traded partnerships, including Inergy Midstream, or an investment in Inergy Midstream’s common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of the U.S. Congress propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships. One such legislative proposal would have eliminated the Qualifying Income Exception upon which Inergy Midstream relies for its treatment as a partnership for U.S. federal income tax purposes. Inergy Midstream is unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect Inergy Midstream and may be applied retroactively. Any such changes could negatively impact the value of an investment in Inergy Midstream’s units.

If for any reason Inergy Midstream were taxable as a corporation in any taxable year, its items of income, gain, loss and deduction would be taken into account by Inergy Midstream in determining the amount of its liability for federal income tax, rather than being passed through to its unitholders. Inergy Midstream’s taxation as a corporation would materially reduce the cash available for distribution to unitholders and thus would likely substantially reduce the value of its units. Any distribution made to a unitholder at a time Inergy Midstream is treated as a corporation would be (i) a taxable dividend to the extent of its current or accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the unitholder’s tax basis in its units, and thereafter (iii) taxable capital gain.

The remainder of this discussion is based on Vinson & Elkins’s opinion that Inergy Midstream will be treated as a partnership for U.S. federal income tax purposes.

Tax Consequences of Unit Ownership

Limited Partner Status. Unitholders who are admitted as limited partners of Inergy Midstream, as well as unitholders whose units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of units, will be treated as partners of Inergy Midstream for federal income tax purposes. For a discussion related to the risks of losing partner status as a result of securities loans, please read “—Tax Consequences of Unit Ownership—Treatment of Securities Loans.” Unitholders who are not treated as partners in Inergy Midstream as described above are urged to consult their own tax advisors with respect to the tax consequences applicable to them under the circumstances.

Flow-Through of Taxable Income. Subject to the discussion below under “—Entity-Level Collections” with respect to payments Inergy Midstream may be required to make on behalf of its unitholders, Inergy Midstream will not pay any federal income tax. Rather, each unitholder will be required to report on its federal income tax return each year its share of Inergy Midstream’s income, gains, losses and deductions for Inergy Midstream’s taxable year or years ending with or within its taxable year. Consequently, Inergy Midstream may allocate income to a unitholder even if that unitholder has not received a cash distribution.

Treatment of Distributions. Distributions made by Inergy Midstream to a unitholder generally will not be taxable to the unitholder, unless such distributions exceed the unitholder’s tax basis in its units, in which case the unitholder generally will recognize gain taxable in the manner described below under “—Disposition of Common Units.”

Any reduction in a unitholder’s share of Inergy Midstream’s “liabilities” will be treated as a distribution by Inergy Midstream of cash to that unitholder. A decrease in a unitholder’s percentage interest in Inergy Midstream because of its issuance of additional units may decrease the unitholder’s share of Inergy Midstream’s liabilities. For purposes of the foregoing, a unitholder’s share of Inergy Midstream’s nonrecourse liabilities (liabilities for which no partner bears the economic risk of loss) generally will be based upon that unitholder’s share of the unrealized appreciation (or depreciation) in Inergy Midstream’s assets, to the extent thereof, with any excess liabilities allocated based on the unitholder’s share of Inergy Midstream’s profits. Please read “—Disposition of Common Units.”

A non-pro rata distribution of money or property (including a deemed distribution as a result of the reallocation of Inergy Midstream’s liabilities described above) may cause a unitholder to recognize ordinary income, if the distribution reduces the unitholder’s share of Inergy Midstream’s “unrealized receivables,” including depreciation and depletion recapture and substantially appreciated “inventory items,” both as defined in Section 751 of the Internal Revenue Code (“Section 751 Assets”). To the extent of such reduction, the unitholder would be deemed to receive its proportionate share of the Section 751 Assets and exchange such assets with Inergy Midstream in return for a portion of the non-pro rata distribution. This deemed exchange generally will result in the unitholder’s recognition of ordinary income in an amount equal to the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder’s tax basis (generally zero) in the Section 751 Assets deemed to be relinquished in the exchange.

Basis of Common Units. Please read “Material U.S. Federal Income Tax Consequences of the Merger—Tax Consequences of the Merger to Crestwood and Its Unitholders” for a discussion of how to determine the initial tax basis of Inergy Midstream common units received in the merger. That initial basis generally will be (i) increased by the unitholder’s share of Inergy Midstream’s income and by any increases in such unitholder’s share of Inergy Midstream’s nonrecourse liabilities, and (ii) decreased, but not below zero, by distributions to it, by its share of Inergy Midstream’s losses, by any decreases in its share of Inergy Midstream’s nonrecourse liabilities and by its share of Inergy Midstream’s expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of Inergy Midstream’s debt that is recourse to Inergy Midstream’s general partner, but will have a share, generally based on its share of profits, of Inergy Midstream’s nonrecourse liabilities. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Limitations on Deductibility of Losses. A unitholder may not be entitled to deduct the full amount of loss Inergy Midstream allocates to it because its share of Inergy Midstream’s losses will be limited to the lesser of (i) the unitholder’s tax basis in its units, and (ii) in the case of a unitholder that is an individual, estate, trust or certain types of closely-held corporations, the amount for which the unitholder is considered to be “at risk” with respect to Inergy Midstream’s activities. In general, a unitholder will be at risk to the extent of its tax basis in its units, reduced by (1) any portion of that basis attributable to the unitholder’s share of Inergy Midstream’s liabilities, (2) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement and (3) any amount of money the unitholder borrows to acquire or hold its units, if the lender of those borrowed funds owns an interest in Inergy Midstream, is related to another unitholder or can look only to the units for repayment. A unitholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a unitholder’s share of nonrecourse liabilities) cause the unitholder’s at risk amount to be less than zero at the end of any taxable year.

Losses disallowed to a unitholder or recaptured as a result of the basis or at risk limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder’s tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of units, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but not losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain can no longer be used, and will not be available to offset a unitholder’s salary or active business income.

In addition to the basis and at risk limitations, a passive activity loss limitation generally limits the deductibility of losses incurred by individuals, estates, trusts, some closely-held corporations and personal service corporations from “passive activities” (generally, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any passive losses Inergy Midstream generates will be available to offset only passive income generated by Inergy Midstream. Passive losses that exceed a unitholder’s share of passive income Inergy Midstream generates may be deducted in full when the unitholder disposes of all of its units in a fully taxable transaction with an unrelated party. The passive loss rules generally are applied after other applicable limitations on deductions, including the at risk and basis limitations.

Inergy Midstream intends to take the position that it should be deemed a continuation of Crestwood for this purpose, such that any suspended Crestwood losses would be available to offset Inergy Midstream taxable income allocated to the unitholders. However, there is no guidance as to whether suspended passive activity losses of Crestwood common units will be available to offset passive activity income that is allocated from Inergy Midstream after the merger to a former Crestwood common unitholder, and the IRS may contend that since Inergy Midstream is not the same partnership as Crestwood, the passive loss limitation rules would not allow a former Crestwood unitholder to utilize such losses until such time as all of the former Crestwood common unitholder’s Inergy Midstream common units are sold. Because of the lack of guidance with respect to this issue, Vinson & Elkins is unable to opine as to whether suspended passive activity losses arising from Crestwood activities will be available to offset Inergy Midstream taxable income allocated to a former Crestwood common unitholder following the merger. If a unitholder has losses with respect to Crestwood common units, it is urged to consult its own tax advisor.

Limitations on Interest Deductions. The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness allocable to property held for investment;

•	Inergy Midstream’s interest expense allocated against portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent allocable against portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a common unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses other than interest directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or qualified dividend income. A unitholder’s share of a publicly-traded partnership’s portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.

Entity-Level Collections. If Inergy Midstream or NRGM GP are required or elect under applicable law to pay any federal, state, local or non-U.S. tax on behalf of any current unitholder, NRGM GP or any former unitholder, Inergy Midstream is authorized to pay those taxes and treat the payment as a distribution of cash to the relevant unitholder. Where the tax is payable on behalf of all unitholders or Inergy Midstream cannot determine the specific unitholder on whose behalf the tax is payable, Inergy Midstream is authorized to treat the payment as a distribution to all current unitholders. Payments by Inergy Midstream as described above could give rise to an overpayment of tax on behalf of an individual unitholder, in which event the unitholder may be entitled to claim a refund of the overpayment amount. Unitholders are urged to consult their tax advisors to determine the consequences to them of any tax payment Inergy Midstream makes on their behalf.

Allocation of Income, Gain, Loss and Deduction. In general, Inergy Midstream’s items of income, gain, loss, and deduction will be allocated among the Inergy Midstream unitholders in accordance with their percentage interests in Inergy Midstream. At any time that Inergy Midstream makes incentive distributions, gross income will be allocated to the recipients to the extent of these distributions.

Specified items of Inergy Midstream’s income, gain, loss and deduction will be allocated under Section 704(c) of the Internal Revenue Code (or the principles of Section 704(c) of the Internal Revenue Code) to account for any difference between the tax basis and fair market value of Inergy Midstream’s assets at the time such assets are contributed to Inergy Midstream and at the time of any subsequent offering of its units (a “Book-Tax Disparity”). As a result, the federal income tax burden associated with any Book-Tax Disparity immediately prior to an offering generally will be borne by Inergy Midstream’s partners holding interests in Inergy Midstream prior to such offering. In addition, items of recapture income will be specially allocated to the extent possible to the unitholder who was allocated the deduction giving rise to that recapture income in order to minimize the recognition of ordinary income by other unitholders.

An allocation of items of Inergy Midstream’s income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate a Book-Tax Disparity, will generally be given effect for U.S. federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a partner’s share of an item will be determined on the basis of his interest in Inergy Midstream, which will be determined by taking into account all the facts and circumstances, including his relative contributions to Inergy Midstream, the interests of all the partners in profits and losses, the interest of all the partners in cash flow, and the rights of all partners to distributions of capital upon liquidation.

Vinson & Elkins is of the opinion that, with the exception of the issues described in “—Tax Consequences of Unit Ownership—Section 754 Election,” “—Uniformity of Units” and “—Disposition of Common Units—Allocations Between Transferors and Transferees,” allocations under Inergy Midstream’s partnership agreement will be given effect for U.S. federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.

Treatment of Securities Loans. A unitholder whose units are loaned (for example, a loan to a “short seller” to cover a short sale of units) may be treated as having disposed of those units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period (i) any of Inergy Midstream’s income, gain, loss or deduction allocated to those units would not be reportable by the lending unitholder, and (ii) any cash distributions received by the unitholder as to those units may be treated as ordinary taxable income.

Due to a lack of controlling authority, Vinson & Elkins has not rendered an opinion regarding the tax treatment of a unitholder that enters into a securities loan with respect to its units. Unitholders desiring to assure their status as partners and avoid the risk of income recognition from a loan of their units are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and lending their units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Tax Rates. Beginning January 1, 2013, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) of individuals is 20%. These rates are subject to change by new legislation at any time.

A 3.8% Medicare tax on certain net investment income earned by individuals, estates, and trusts applies for taxable years beginning after December 31, 2012. For these purposes, net investment income generally includes a unitholder’s allocable share of Inergy Midstream’s income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income from all investments, or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Section 754 Election. Inergy Midstream has made the election permitted by Section 754 of the Internal Revenue Code that permits it to adjust the tax bases in its assets as to specific purchasers of its units under Section 743(b) of the Internal Revenue Code. The Section 743(b) adjustment separately applies to each purchaser of units based upon the values and bases of Inergy Midstream’s assets at the time of the relevant purchase, and the adjustment will reflect the purchase price paid. The Section 743(b) adjustment does not apply to a person who purchases units directly from Inergy Midstream.

Under Inergy Midstream’s partnership agreement, Inergy Midstream is authorized to take a position to preserve the uniformity of units even if that position is not consistent with applicable Treasury Regulations. A literal application of Treasury Regulations governing a 743(b) adjustment attributable to properties depreciable under Section 167 of the Internal Revenue Code may give rise to differences in the taxation of unitholders purchasing units from Inergy Midstream and unitholders purchasing from other unitholders. If Inergy Midstream has any such properties, it intends to adopt methods employed by other publicly traded partnerships to preserve the uniformity of units, even if inconsistent with existing Treasury Regulations, and Vinson & Elkins has not opined on the validity of this approach. Please read “—Uniformity of Units.”

The IRS may challenge the positions Inergy Midstream adopts with respect to depreciating or amortizing the Section 743(b) adjustment Inergy Midstream takes to preserve the uniformity of units due to lack of controlling authority. Because a unitholder’s tax basis for its units is reduced by its share of Inergy Midstream’s items of deduction or loss, any position Inergy Midstream takes that understates deductions will overstate a unitholder’s basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “—Disposition of Common Units—Recognition of Gain or Loss.” If a challenge to such treatment were sustained, the gain from the sale of units may be increased without the benefit of additional deductions.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of Inergy Midstream’s assets and other matters. The IRS could seek to reallocate some or all of any Section 743(b) adjustment Inergy Midstream allocated to its assets subject to depreciation to goodwill or nondepreciable assets. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than Inergy Midstream’s tangible assets. Inergy Midstream cannot assure any unitholder that the determinations it makes will not be successfully challenged by the IRS or that the resulting deductions will not be reduced or disallowed altogether. Should the IRS require a different tax basis adjustment to be made, and should, in Inergy Midstream’s opinion, the expense of compliance exceed the benefit of the election, Inergy Midstream may seek permission from the IRS to revoke its Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than it would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year. Inergy Midstream uses the year ending December 31 as its taxable year and the accrual method of accounting for U.S. federal income tax purposes. Each unitholder will be required to include in income his share of Inergy Midstream’s income, gain, loss and deduction for Inergy Midstream’s taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of Inergy Midstream’s taxable year but before the close of his taxable year must include his share of Inergy Midstream’s income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in his taxable income for his taxable year his share of more than twelve months of Inergy Midstream’s income, gain, loss and deduction. Please read “—Disposition of Common Units—Allocations Between Transferors and Transferees.”

Tax Basis, Depreciation and Amortization. The tax basis of Inergy Midstream’s assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. If Inergy Midstream disposes of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property Inergy Midstream owns will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in Inergy Midstream. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction” and “—Disposition of Common Units—Recognition of Gain or Loss.”

The costs Inergy Midstream incurs in selling its units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon its termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by Inergy Midstream, and as syndication expenses, which may not be amortized by Inergy Midstream. The underwriting discounts and commissions Inergy Midstream incurs will be treated as syndication expenses.

Valuation and Tax Basis of Inergy Midstream’s Properties. The U.S. federal income tax consequences of the ownership and disposition of common units will depend in part on Inergy Midstream’s estimates of the relative fair market values and the initial tax bases of its assets. Although Inergy Midstream may from time to time consult with professional appraisers regarding valuation matters, Inergy Midstream will make many of the relative fair market value estimates itself. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or determination of basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss. A unitholder will be required to recognize gain or loss on a sale of common units equal to the difference between the unitholder’s amount realized and the tax basis in the units sold. A unitholder’s amount realized generally will equal the sum of the cash or the fair market value of other property it receives plus its share of Inergy Midstream’s liabilities with respect to such units. Because the amount realized includes a unitholder’s share of Inergy Midstream’s liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Except as noted below, gain or loss recognized by a unitholder on the sale or exchange of a unit held for more than one year generally will be taxable as long-term capital gain or loss. However, gain or loss recognized on the disposition of units will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to Section 751 Assets, such as depreciation or depletion recapture. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized on the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and capital gain or loss upon a sale of units. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership.

Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify units transferred with an ascertainable holding period to elect to use the actual holding period of the units transferred. Thus, according to the ruling discussed above, a unitholder will be unable to select high or low basis units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, it may designate specific units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of units transferred must consistently use that identification method for all subsequent sales or exchanges of Inergy Midstream’s units. A unitholder considering the purchase of additional units or a sale of units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees. In general, Inergy Midstream’s taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the NYSE on the first business day of the month (the “Allocation Date”). However, gain or loss realized on a sale or other disposition of Inergy Midstream’s assets or, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction will be allocated among the unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

Although simplifying conventions are contemplated by the Internal Revenue Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury Regulations. However, the Department of the Treasury and the IRS issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders, although such tax items must be prorated on a daily basis. Nonetheless, the proposed regulations do not specifically authorize the use of the proration method Inergy Midstream has adopted. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder’s interest, Inergy Midstream’s taxable income or losses could be reallocated among the unitholders. Inergy Midstream is authorized to revise its method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of Inergy Midstream’s income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

Notification Requirements. A unitholder who purchases units from another unitholder or sells any of his common units generally is required to notify Inergy Midstream in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the sale). Upon receiving such notifications, Inergy Midstream is required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify Inergy Midstream of a transfer may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Constructive Termination. Inergy Midstream will be considered to have “constructively” terminated as a partnership for federal income tax purposes upon the sale or exchange of 50% or more of the total interests in Inergy Midstream’s capital and profits within a twelve-month period. For such purposes, multiple sales of the same unit are counted only once. A constructive termination results in the closing of Inergy Midstream’s taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than the calendar year, the closing of Inergy Midstream’s taxable year may result in more than twelve months of Inergy Midstream’s taxable income or loss being includable in such unitholder’s taxable income for the year of termination.

A constructive termination occurring on a date other than December 31 generally would require that Inergy Midstream file two tax returns for one fiscal year and the cost of the preparation of these returns will be borne by all unitholders. However, pursuant to an IRS relief procedure the IRS may allow a constructively terminated partnership to provide a single Schedule K-1 for the calendar year in which a termination occurs. Following a constructive termination, Inergy Midstream would be required to make new tax elections, including a new election under Section 754 of the Internal Revenue Code, and the termination would result in a deferral of Inergy Midstream’s deductions for depreciation. A termination could also result in penalties if Inergy Midstream were unable to determine that the termination had occurred. Moreover, a termination may either accelerate the application of, or subject Inergy Midstream to, any tax legislation enacted before the termination that would not otherwise have been applied to Inergy Midstream as a continuing as opposed to a terminating partnership.

Uniformity of Units

Because Inergy Midstream cannot match transferors and transferees of common units, Inergy Midstream must maintain uniformity of the economic and tax characteristics of the common units to a purchaser of these units. In the absence of uniformity, Inergy Midstream may be unable to completely comply with a number of U.S. federal income tax requirements. Any non-uniformity could have a negative impact on the value of the common units. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.”

Inergy Midstream’s partnership agreement permits its general partner to take positions in filing its tax returns that preserve the uniformity of its common units. These positions may include reducing the depreciation, amortization or loss deductions to which a unitholder would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Vinson & Elkins is unable to opine as to validity of such filing positions.

A unitholder’s basis in units is reduced by its share of Inergy Midstream’s deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that Inergy Midstream takes that understates deductions will overstate the unitholder’s basis in its common units, and may cause the unitholder to understate gain or overstate loss on any sale of such common units. Please read “—Disposition of Common Units—Recognition of Gain or Loss” above and “—Tax Consequences of Unit Ownership—Section 754 Election” above. The IRS may challenge one or more of any positions Inergy Midstream takes to preserve the uniformity of common units. If such a challenge were sustained, the uniformity of common units might be affected, and, under some circumstances, the gain from the sale of units might be increased without the benefit of additional deductions.

Tax-Exempt Organizations and Other Investors

Ownership of common units by employee benefit plans, other tax-exempt organizations, non-resident aliens, non-U.S. corporations and other non-U.S. persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. Prospective unitholders that are tax-exempt entities or non-U.S. persons should consult their tax advisors before investing in Inergy Midstream’s units. Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of Inergy Midstream’s income will be unrelated business taxable income and will be taxable to a tax-exempt unitholder.

Non-resident aliens and foreign corporations, trusts or estates that own common units will be considered to be engaged in business in the United States because of the ownership of Inergy Midstream’s units. Consequently, they will be required to file U.S. federal tax returns to report their share of Inergy Midstream’s income, gain, loss or deduction and pay U.S. federal income tax at regular rates on their share of Inergy Midstream’s net income or gain. Moreover, under rules applicable to publicly traded partnerships, distributions to non-U.S. unitholders are subject to withholding at the highest applicable effective tax rate. Each non-U.S. unitholder must obtain a taxpayer identification number from the IRS and submit that number to Inergy Midstream’s transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes.

In addition, because a foreign corporation that owns common units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of Inergy Midstream’s income and gain, as adjusted for changes in the foreign corporation’s “U.S. net equity.” That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

A non-U.S. unitholder who sells or otherwise disposes of a unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the non-U.S. unitholder. Under a ruling published by the IRS interpreting the scope of “effectively connected income,” part or all of a non-U.S. unitholder’s gain may be treated as effectively connected with that unitholder’s indirect U.S. trade or business constituted by its investment in Inergy Midstream. Moreover, under the Foreign Investment in Real Property Tax Act, a non-U.S. unitholder generally will be subject to federal income tax upon the sale or disposition of a unit if (i) it owned (directly or constructively applying certain attribution rules) more than 5% of Inergy Midstream’s units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of Inergy Midstream’s assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the units or the 5-year period ending on the date of disposition. More than 50% of Inergy Midstream’s assets may consist of U.S. real property interests. Therefore, non-U.S. unitholders may be subject to federal income tax on gain from the sale or disposition of their units.

Administrative Matters

Information Returns and Audit Procedures. Inergy Midstream intends to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of Inergy Midstream’s income, gain, loss and deduction for Inergy Midstream’s preceding taxable year. In preparing this information, which will not be reviewed by counsel, Inergy Midstream will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. Inergy Midstream cannot assure its unitholders that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS.

The IRS may audit Inergy Midstream’s U.S. federal income tax information returns. Neither Inergy Midstream nor Vinson & Elkins can assure prospective unitholders that the IRS will not successfully challenge the positions Inergy Midstream adopts, and such a challenge could adversely affect the value of the common units. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of its return. Any audit of a unitholder’s return could result in adjustments unrelated to Inergy Midstream’s returns.

Publicly traded partnerships generally are treated as entities separate from their owners for purposes of U.S. federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. Inergy Midstream’s partnership agreement names NRGM GP as Inergy Midstream’s Tax Matters Partner.

The Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in Inergy Midstream’s returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in Inergy Midstream to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate in that action.

A unitholder must file a statement with the IRS identifying the treatment of any item on his U.S. federal income tax return that is not consistent with the treatment of the item on Inergy Midstream’s return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Nominee Reporting. Persons who hold an interest in Inergy Midstream as a nominee for another person are required to furnish to Inergy Midstream:

1) the name, address and taxpayer identification number of the beneficial owner and the nominee;

2) a statement regarding whether the beneficial owner is:

a.	a person that is not a U.S. person;

b.	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

c.	a tax-exempt entity;

3) the amount and description of units held, acquired or transferred for the beneficial owner; and

4) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1.5 million per calendar year, is imposed by the Internal Revenue Code for failure to report that information to Inergy Midstream. The nominee is required to supply the beneficial owner of the units with the information furnished to Inergy Midstream.

Accuracy-Related Penalties. An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

State, Local, Foreign and Other Tax Considerations

In addition to U.S. federal income taxes, unitholders will likely will be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which Inergy Midstream does business or owns property or in which the unitholder is a resident. Inergy Midstream currently does business or owns property in several states, most of which impose income taxes on individuals and entities. Inergy Midstream may also own property or do business in other states or foreign jurisdictions in the future. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in Inergy Midstream.

Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which Inergy Midstream does business or owns property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years.

Some jurisdictions may require Inergy Midstream, or Inergy Midstream may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by Inergy Midstream. Please read “—Tax Consequences of Unit Ownership—Entity-Level Collections.” Based on current law and Inergy Midstream’s estimate of Inergy Midstream’s future operations, NRGM GP anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his investment in Inergy Midstream. Accordingly, each prospective unitholder is urged to consult, and depend upon, his tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of him. Vinson & Elkins has not rendered an opinion on the state, local or foreign tax consequences of an investment in Inergy Midstream.

DESCRIPTION OF INERGY MIDSTREAM COMMON UNITS

Inergy Midstream common units represent limited partner interests that entitle the holders to participate in its cash distributions and to exercise the rights and privileges available to limited partners under its partnership agreement.

Number of Common Units

As of September 3, 2013, Inergy Midstream had approximately 85.9 million common units outstanding, including approximately 11.7 million common units held by its affiliates. Inergy Midstream’s partnership agreement does not limit the number of common units Inergy Midstream may issue.

Where Common Units Are Traded

Inergy Midstream’s outstanding common units are listed on the NYSE under the symbol “NRGM.” The common units received by Crestwood unitholders in the merger will also be listed on the NYSE.

Quarterly Distributions

Inergy Midstream’s partnership agreement requires that Inergy Midstream distribute 100% of “Available Cash” (as defined in the partnership agreement) to its partners within 45 days following the end of each calendar quarter. Available Cash consists generally of all of Inergy Midstream’s cash and cash equivalents on hand at the end of each calendar quarter less, the amount of cash reserves established by NRGM GP to (i) provide for the proper conduct of the business; (ii) comply with applicable law, any Inergy Midstream debt instrument, or other agreement; or (iii) provide funds for future distributions to limited partners for any one or more of the next four quarters, plus if NRGM GP so determines, all or a portion of cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter. Please see “Comparison of Rights of Inergy Midstream Unitholders and Crestwood Unitholders—Distributions” for a further discussion of Inergy Midstream’s quarterly distributions.

Transfer Agent and Registrar

Inergy Midstream’s transfer agent and registrar for its common units is American Stock Transfer & Trust Company, LLC. It may be contacted at 6201 15th Avenue, Brooklyn, New York 11219.

The transfer agent and registrar may at any time resign, by notice to Inergy Midstream, or be removed by Inergy Midstream. That resignation or removal would become effective upon the appointment by Inergy Midstream of a successor transfer agent and registrar and its acceptance of that appointment. If no successor is appointed, NRGM GP may act as the transfer agent and registrar until a successor is appointed.

Summary of Partnership Agreement

A summary of the important provisions of Inergy Midstream’s partnership agreement is included in Inergy Midstream’s reports filed with the SEC and under the caption “Comparison of the Rights of Inergy Midstream and Crestwood Unitholders” in this proxy statement/prospectus.

COMPARISON OF RIGHTS OF INERGY MIDSTREAM UNITHOLDERS AND CRESTWOOD UNITHOLDERS

The rights of Inergy Midstream unitholders are currently governed by Inergy Midstream’s partnership agreement and the DRULPA. The rights of Crestwood unitholders are currently governed by the Crestwood partnership agreement and the DRULPA. After the merger, the rights of Inergy Midstream unitholders and the former Crestwood unitholders will be governed by the DRULPA and Inergy Midstream’s partnership agreement.

Set forth below is a discussion of the material differences between the rights of a holder of Inergy Midstream units under Inergy Midstream’s partnership agreement that will be in effect following consummation of the merger and the DRULPA, on the one hand, and the rights of a holder of Crestwood common units under the Crestwood partnership agreement and the DRULPA, on the other hand.

This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the DRULPA and the constituent documents of Inergy Midstream and Crestwood. We urge you to read Inergy Midstream’s partnership agreement, the Crestwood partnership agreement and the DRULPA carefully and in their entirety.

	Inergy Midstream	Crestwood
Distributions

Inergy Midstream has historically made quarterly distributions to its partners of its available cash.

Within approximately 45 days after the end of each quarter, Inergy Midstream will distribute all of its available cash to its unitholders of record on the applicable record date and the holders of incentive distribution rights as follows:

•   first, 100% to the holders of common units pro rata until the holders of common units have received a total of $0.3700 per unit in cash (the “IMQD”); and

•   thereafter, 50% to the holders of common units pro rata and 50% to the holders of incentive distribution rights the excess above the IMQD.

Crestwood has historically made quarterly distributions to its partners of its available cash.

Within approximately 45 days after the end of each quarter, Crestwood will distribute all of its available cash to its unitholders of record on the applicable record date and its general partner (which is also the holder of incentive distribution rights) as follows:

•   first, 98% to the holders of common and Class D units (assuming Class D units are not paid in kind) pro rata and 2% to CMLP GP until the holders of all classes of units have received a total of $0.3000 per unit in cash (the “CMQD”);

•   second, 98% to the holders of common units and Class D units (assuming Class D units are not paid in kind) pro rata and 2% to CMLP GP the excess above the CMQD up to $0.3450 per unit in cash (the “First Threshold”);

Inergy Midstream	Crestwood

•   third, 85% to the holders of common units and Class D units (assuming Class D units are not paid in kind) pro rata and 15% to CMLP GP the excess above the First Threshold up to $0.3750 per unit in cash (the “Second Threshold”);

•   fourth, 75% to the holders of common units and Class D units (assuming Class D units are not paid in kind) pro rata and 25% to CMLP GP the excess above the Second Threshold up to $0.4500 per unit in cash (the “Third Threshold”); and

•   thereafter, 50% to the holders of common units and Class D units (assuming Class D units are not paid in kind) pro rata and 50% to CMLP GP the excess above the Third Threshold.

Available cash generally means, for any quarter ending prior to liquidation, all cash on hand at the end of that quarter plus, if NRGM GP so determines, all or a portion of cash on hand at the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter, less the amount of cash reserves established by NRGM GP to:

•   provide for the proper conduct of Inergy Midstream’s business;

•   comply with applicable law or any partnership debt instrument or other agreement; or

•   provide funds for distributions to Inergy Midstream’s partners from available cash from operating surplus and/or from capital surplus in respect of any one or more of the next four quarters.

Available cash, for any quarter, consists of (i) all cash on hand at the end of that quarter, plus, (ii) if CMLP GP so determines, all or a portion of cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter, and (iii) if CMLP GP so determines, all or a portion of available working capital borrowings on the date of determination of available cash for such quarter, less the amount of cash reserves established by CMLP GP to:

•   provide for the proper conduct of Crestwood’s business;

•   comply with applicable law, any debt instruments or other agreements; or

	Inergy Midstream	Crestwood

•   provide funds for distribution to Crestwood’s unitholders and to CMLP GP from available cash from operating surplus and/or from capital surplus for any one or more of the next four quarters, subject to Crestwood’s ability to make minimum quarterly distributions on all common units plus any cumulative common unit arrearage on all common units for such quarter.

Taxation of Entity	Inergy Midstream is a flow-through entity that is not subject to an entity-level federal income tax.	Crestwood is a flow-through entity that is not subject to an entity-level federal income tax.

Taxation of the Unitholders	Inergy Midstream’s unitholders receive Schedule K-1s from Inergy Midstream reflecting the unitholders’ respective shares of Inergy Midstream’s items of income, gain, loss and deduction at the end of each fiscal year.	Crestwood’s unitholders receive Schedule K-1s from Crestwood reflecting the unitholders’ respective shares of Crestwood’s items of income, gain, loss and deduction at the end of each fiscal year.

Source of Cash Flow

Inergy Midstream is a predominantly fee-based, growth-oriented partnership that develops, acquires, owns and operates midstream energy assets.

Inergy Midstream owns and operates natural gas and NGLs storage and transportation facilities, a salt production business located in the Northeast region of the United States and a crude oil rail and pipeline terminal in North Dakota.

Inergy Midstream’s primary business objective is to grow its business through the development, acquisition and operation of additional midstream assets situated near major shale production and end user demand centers. An integral part of Inergy Midstream’s growth strategy entails the continued development of its platform of interconnected natural gas assets in

Crestwood is a growth-oriented midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing producers in the Barnett Shale in north Texas, the Marcellus Shale in northern West Virginia, the Fayetteville Shale in northwestern Arkansas, the Granite Wash in the Texas Panhandle, the Avalon Shale/Bone Spring in southeastern New Mexico and the Haynesville/Bossier Shale in western Louisiana.

Crestwood conducts all of its operations in the midstream sector with eight operating segments, four of which are reportable segments. These reportable segments reflect how Crestwood

	Inergy Midstream	Crestwood
	the Northeast that can be operated as an integrated storage and transportation hub.	manages its operations and are reflective of the primary geographic areas in which Crestwood operates. The reportable segments consist of Barnett, Marcellus, Fayetteville and Granite Wash. Crestwood’s operating segments are engaged in gathering, processing, treating, compression, transportation and sales of natural gas and the delivery of NGLs in the United States

Limitation on Issuance of Additional Units	Inergy Midstream may issue an unlimited number of additional partnership interests and other equity securities without obtaining its unitholders’ approval.	Crestwood may issue an unlimited number of additional partnership interests and other equity securities without obtaining its unitholders’ approval.

Voting	Certain significant decisions require approval by a majority of the outstanding common units (“Unit Majority”), which may be cast either in person or by proxy. These significant decisions include, among other things, certain amendments to Inergy Midstream’s partnership agreement and the sale of all or substantially all of Inergy Midstream’s assets.	Certain significant decisions require approval by a majority of the outstanding common units and Class D units, if any (“Unit Majority”), which may be voted either in person or by proxy. These significant decisions include, among other things, the merger of Crestwood or the sale of all or substantially all of its assets and certain amendments to the Crestwood partnership agreement.

Election, Appointment and Removal of General Partner and Directors

Inergy Midstream unitholders do not elect the directors of NRGM GP. Instead, these directors are appointed by Inergy Midstream Holdings, L.P., the sole member of NRGM GP.

NRGM GP may not be removed as general partner unless, among other things, such removal is approved by the vote of the holders of at least 66 2/3% of the outstanding Inergy Midstream LP units (including units held by NRGM GP and its affiliates) voting as a single class, Inergy Midstream receives an

Crestwood unitholders do not elect the directors of CMLP GP. Instead, the directors are appointed by Crestwood Gas Holdings, the sole member of CMLP GP.

CMLP GP may not be removed as general partner unless, among other things, such removal is approved by the vote of the holders of at least 66 2/3% of the outstanding Crestwood common units (including units held by CMLP GP and its affiliates) voting as a single class,

	Inergy Midstream	Crestwood

	opinion of counsel regarding limited liability and tax matters, a successor general partner is approved by a majority of the outstanding Inergy Midstream common units voting as a class (including units held by NRGM GP and its affiliates) and such successor general partner has executed such other documents or instruments as may be required.	Crestwood receives an opinion of counsel regarding limited liability and tax matters, a successor general partner is approved by a majority of the outstanding Crestwood common units and Class D units voting as a single class (including units held by CMLP GP and its affiliates) and such successor general partner has executed such other documents or instruments as may be required.

Preemption Rights to Acquire Securities	Inergy Midstream unitholders do not have preemptive rights.	Crestwood unitholders do not have preemptive rights.

Liquidation

Inergy Midstream will dissolve upon any of the following:

•   the withdrawal, removal, bankruptcy or dissolution of NRGM GP, unless a person becomes a successor general partner prior to the effective date of such withdrawal, removal, bankruptcy or dissolution;

•   an election to dissolve Inergy Midstream by NRGM GP that is approved by the holders of a Unit Majority;

•   the entry of a decree of judicial dissolution of Inergy Midstream pursuant to the provisions of the DRULPA; or

•   at any time there are no limited partners of Inergy Midstream, unless Inergy Midstream is continued without dissolution in accordance with the DRULPA.

Crestwood will dissolve upon any of the following:

•   the withdrawal, removal, bankruptcy or dissolution of CMLP GP, unless a person becomes a successor general partner prior to the effective date of such withdrawal, removal, bankruptcy or dissolution;

•   an election to dissolve Crestwood by CMLP GP that is approved by the holders of a Unit Majority;

•   the entry of a decree of judicial dissolution of Crestwood pursuant to the provisions of the DRULPA; or

•   at any time there are no limited partners of Crestwood, unless Crestwood is continued without dissolution in accordance with the DRULPA.

PROPOSAL 2: ADJOURNMENT OF THE CRESTWOOD SPECIAL MEETING

Crestwood unitholders are being asked to approve a proposal that will give the Crestwood Board of Directors authority to adjourn the Crestwood special meeting, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement at the time of the Crestwood special meeting. If this proposal is approved, the Crestwood special meeting could be adjourned to any date. If the Crestwood special meeting is adjourned, Crestwood unitholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the approval of the merger agreement but do not indicate a choice on the adjournment proposal, your units will be voted in favor of the adjournment proposal. But if you indicate that you wish to vote against the approval of the merger agreement, your units will only be voted in favor of the adjournment proposal if you indicate that you wish to vote in favor of that proposal.

If a quorum is present at the meeting, the affirmative vote of at least a majority of the outstanding Crestwood common units and Class D units, voting together as a single class, will be required to approve the proposal; provided that, if a quorum is not present at the meeting, the affirmative vote of a majority of the outstanding Crestwood common units and Class D units entitled to vote at such meeting represented either in person or by proxy, voting together as a single class, will be required to approve the proposal. Accordingly, abstentions or broker non-votes will have the same effect as a vote “AGAINST” the proposal. We do not expect to receive any broker non-votes as none of the proposals to be voted on at the Crestwood special meeting are discretionary.

The Crestwood Board of Directors recommends that you vote “FOR” the adjournment of the Crestwood special meeting, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement at the time of the Crestwood special meeting.

PROPOSAL 3: ADVISORY VOTE ON COMPENSATION

Crestwood is providing its unitholders with the opportunity to cast an advisory (non-binding) vote to approve the compensation payments that will or may be made by Crestwood to its named executive officers in connection with the merger, as required by Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. This proposal, which is referred to in this proxy statement/prospectus as the compensation proposal, gives Crestwood unitholders the opportunity to vote on an advisory (non-binding) basis on the compensation payments that will or may be paid by Crestwood to its named executive officers in connection with the merger. The compensation that Crestwood’s named executive officers may be entitled to receive from Crestwood in connection with the merger is summarized in the table under “Special Factors—Interests of Certain Persons in the Merger—Quantification of Payments to CMLP GP’s Named Executive Officers.” That summary includes all compensation and benefits that will or may be paid by Crestwood to its named executive officers in connection with the merger.

The Crestwood Board of Directors encourages you to review carefully the compensation information disclosed in this proxy statement/prospectus.

The Crestwood Board of Directors recommends that the unitholders of Crestwood approve the following resolution:

“RESOLVED, that the unitholders of Crestwood approve, on an advisory (non-binding) basis, the compensation that will or may become payable by Crestwood to its named executive officers in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the table entitled “Golden Parachute Compensation” in the section of the proxy statement entitled “Special Factors—Interests of Certain Persons in the Merger—Quantification of Payments to CMLP GP’s Named Executive Officers.”

The vote on the compensation proposal is a vote separate and apart from the vote on the approval of the merger agreement. Accordingly, you may vote to approve the merger agreement and vote not to approve the compensation proposal and vice versa. Because the vote on the compensation proposal is advisory only, it will not be binding on either Crestwood or Inergy Midstream. Accordingly, if the merger agreement is approved and the merger is completed, the compensation payments that are contractually required to be paid by Crestwood to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the advisory (non-binding) vote of Crestwood unitholders.

The affirmative vote of at least a majority of the outstanding Crestwood common units and Class D units, voting together as a single class, will be required to approve the proposal. Accordingly, abstentions, broker non-votes or failures to vote will have the same effect as a vote “AGAINST” the proposal. We do not expect to receive any broker non-votes as none of the proposals to be voted on at the Crestwood special meeting are discretionary.

The Crestwood Board of Directors recommends that you vote “FOR” the compensation payments that will or may be paid by Crestwood to its named executive officers in connection with the merger.

PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS

No provision has been made (i) to grant Crestwood’s unaffiliated unitholders access to the corporate files of Crestwood, any other party to the proposed merger or any of their respective affiliates or (ii) to obtain counsel or appraisal services at the expense of Crestwood or any other such party or affiliate.

LEGAL MATTERS

The validity of the Inergy Midstream common units to be issued in connection with the merger and being offered hereby, certain tax matters relating to those common units and certain U.S. federal income tax consequences of the merger will be passed upon for Inergy Midstream by Vinson & Elkins L.L.P. Certain U.S. federal income tax consequences of the merger will be passed upon for Crestwood by Akin Gump Strauss Hauer & Feld LLP.

EXPERTS

Inergy Midstream

The consolidated financial statements of Inergy Midstream, L.P. appearing in Inergy Midstream L.P.’s Annual Report on Form 10-K for the year ended September 30, 2012 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon the report of Ernst & Young LLP pertaining to such financial statements and schedule given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Rangeland Energy, LLC as of December 31, 2011 and 2010 and for the period from October 19, 2009 to December 31, 2011 and from October 19, 2009 to December 31, 2010 appearing in the Inergy Midstream Current Report on Form 8-K filed with the SEC on November 26, 2012 have been audited by Weaver and Tidwell, L.L.P., independent auditors, as set forth in their report thereon and included therein. Such financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Crestwood

The consolidated financial statements of Crestwood Midstream and subsidiaries as of December 31, 2012 and 2011 and for each of the years in the period ended December 31, 2012 incorporated in this prospectus by reference from the Current Report on Form 8-K of Crestwood Midstream filed on May 10, 2013, and the effectiveness of Crestwood’s and its subsidiaries internal control over financial reporting as of December 31, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which the report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph concerning the retroactive effect of the common control acquisition of Crestwood Marcellus Midstream LLC), which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Crestwood Marcellus Midstream LLC incorporated in this prospectus by reference from the Crestwood Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Inergy Midstream has filed with the SEC a registration statement under the Securities Act of which this proxy statement/prospectus forms a part, which registers the Inergy Midstream common units to be issued to Crestwood unitholders in connection with the merger. The registration statement, including the exhibits and schedules attached to the registration statement, contains additional relevant information about Inergy Midstream and its common units. The rules and regulations of the SEC allow Inergy Midstream and Crestwood to omit certain information that is included in the registration statement from this proxy statement/prospectus.

Inergy Midstream and Crestwood file annual, quarterly and special reports and other information with the SEC. The SEC allows Inergy Midstream and Crestwood to “incorporate by reference” into this proxy statement/prospectus the information they file with the SEC, which means that they can disclose important information to you by referring you to those documents. This proxy statement/prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. The information incorporated by reference is an important part of this proxy statement/prospectus, and information that Inergy Midstream or Crestwood files later with the SEC will automatically update and supersede this information as well as the information included in this proxy statement/prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement/prospectus. Inergy Midstream and Crestwood incorporate by reference the documents listed below and any future filings they make with the SEC under Sections 13(a), 13 (c), 14 or 15(d) of the Securities Exchange Act of 1934 until October 4, 2013:

Inergy Midstream’s Filings

•	Annual Report on Form 10-K for the year ended September 30, 2012;

•	Quarterly Reports on Form 10-Q for the quarters ended December 31, 2012, March 31, 2013 and June 30, 2013;

•

Current Reports on Form 8-K or Form 8-K/A filed on November 5, 2012, November 20, 2012, November 26, 2012, November 30, 2012, December 13, 2012, May 9, 2013, May 29, 2013, June 7, 2013, June 19, 2013, August 1, 2013, August 6, 2013, August 26, 2013 and August 28, 2013; and

•

the description of our common units contained in our Registration Statement on Form 8-A (File No. 001-35377) filed with the SEC on December 12, 2011 and any subsequent amendments or reports filed for the purpose of updating such description.

Inergy Midstream will provide a copy of any document incorporated by reference in this proxy statement/prospectus and any exhibit specifically incorporated by reference in the documents it incorporates by reference, without charge, by written or oral request directed to Inergy Midstream at the following address and telephone number:

Inergy Midstream, L.P.

Investor Relations Department

Two Brush Creek Boulevard

Kansas City, Missouri 64112

(816) 842-8181

Crestwood’s Filings

•	Annual Report on Form 10-K (except for Item 6, Item 7, Item 7A and Item 8) for the year ended December 31, 2012;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013;

•

Current Reports on Form 8-K or Form 8-K/A filed on January 8, 2013, January 22, 2013, February 8, 2013, March 18, 2013, March 19, 2013, April 2, 2013, May 6, 2013, May 7, 2013, May, 9, 2013, May 10, 2013, June 19, 2013, June 24, 2013, July 22, 2013 and August 6, 2013; and

•

the description of Crestwood’s common units contained in Crestwood’s Registration Statement on Form 8-A (File No. 001-33631) filed with the SEC on July 31, 2007 and any subsequent amendments or reports filed for the purpose of updating such description.

Crestwood will provide a copy of any document incorporated by reference in this proxy statement/prospectus and any exhibit specifically incorporated by reference in the documents it incorporates by reference, without charge, by written or oral request directed to Crestwood at the following address and telephone number:

Crestwood Midstream Partners LP

Investor Relations Department

700 Louisiana Street, Suite 2060

Houston, Texas 77002

(832) 519-2200

Inergy Midstream and Crestwood also make available free of charge on their internet websites at www.inergylp.com and www.crestwoodlp.com, respectively, the reports and other information filed by Inergy Midstream and Crestwood with the SEC, as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. Neither Inergy Midstream’s nor Crestwood’s websites, nor the information contained on their websites, is part of this proxy statement/prospectus or the documents incorporated by reference.

Because the merger is subject to the rules governing “going private” transactions under Rule 13e-3 of the Exchange Act, the Transaction Participants have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection and copying at the addresses for Inergy Midstream and Crestwood set forth above.

The SEC maintains an internet website that contains reports, proxy and information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at www.sec.gov. You can find information that Inergy Midstream and Crestwood file with the SEC by reference to their names or to their SEC file numbers. You also may read and copy any document that either Inergy Midstream or Crestwood files with the SEC at the SEC’s public reference room located at:

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information about the public reference room and its copy charges. Inergy Midstream’s SEC filings are also available to the public through the NYSE at 20 Broad Street, New York, New York 10005.

The information concerning Inergy Midstream contained in this proxy statement/prospectus or incorporated by reference has been provided by Inergy Midstream, and the information concerning Crestwood contained in this proxy statement/prospectus or incorporated by reference has been provided by Crestwood.

In order to receive timely delivery of requested documents in advance of the Crestwood special meeting, your request should be received no later than September 27, 2013. If you request any documents, Inergy Midstream or Crestwood will mail them to you by first class mail, or another equally prompt means, within one business day after receipt of your request.

Neither Inergy Midstream nor Crestwood has authorized anyone to give any information or make any representation about the merger, Inergy Midstream or Crestwood that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated by reference. Therefore, if anyone distributes this type of information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or you are a person to whom it is unlawful to direct these types or activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of its date, or in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

DATED AS OF

MAY 5, 2013

BY AND AMONG

INERGY MIDSTREAM, L.P.,

NRGM GP, LLC,

INTREPID MERGER SUB, LLC,

INERGY, L.P.,

CRESTWOOD HOLDINGS LLC (SOLELY FOR PURPOSES OF SECTION 3.4(A)),

CRESTWOOD MIDSTREAM PARTNERS LP

AND

CRESTWOOD GAS SERVICES GP LLC

i

ii

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of May 5, 2013 (the “Execution Date”), is entered into by and among Crestwood Midstream Partners LP, a Delaware limited partnership (“MLP”), Crestwood Gas Services GP LLC, a Delaware limited liability company (“MLP General Partner”), Crestwood Holdings LLC, a Delaware limited liability company (“CW Holdings”) (solely for purposes of Section 3.4(a)), Inergy Midstream, L.P., a Delaware limited partnership (“Buyer”), NRGM GP, LLC, a Delaware limited liability company (“Buyer General Partner”), Inergy, L.P., a Delaware limited partnership (“NRGY”), and Intrepid Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Buyer (“Merger Sub”).

WITNESSETH:

WHEREAS, MLP and Buyer desire to combine their businesses on the terms and conditions set forth in this Agreement;

WHEREAS, Buyer has required, as a condition and inducement to its willingness to enter into this Agreement, that MLP General Partner, Crestwood Gas Services Holdings LLC, a Delaware limited liability company (“CW Gas Holdings”), and CW Holdings, simultaneously herewith enter into a Voting Agreement, dated as of the Execution Date (the “Voting Agreement”), pursuant to which, among other things, each of MLP General Partner, CW Gas Holdings and CW Holdings agrees to support the Merger and the other transactions contemplated hereby, on the terms and subject to the conditions provided for in the Voting Agreement; and

WHEREAS, Buyer has required, as a condition and inducement to its willingness to enter into this Agreement, that MLP General Partner, CW Gas Holdings and CW Holdings simultaneously herewith enter into an Option Agreement, dated as of the Execution Date (the “Option Agreement”), pursuant to which, among other things, each of MLP General Partner, CW Gas Holdings and CW Holdings grants to Buyer an option to acquire the MLP Units held by MLP General Partner, CW Gas Holdings and CW Holdings in certain circumstances, on the terms and subject to the conditions provided for in the Option Agreement.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings respectively:

“Additional Limited Partner” has the meaning ascribed to such term in the Buyer Partnership Agreement.

“Affiliate” has the meaning set forth in Rule 405 of the rules and regulations under the Securities Act, unless otherwise expressly stated herein.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Merger Consideration” means (i) with respect to a CW Holder, the CW Holder Merger Consideration and (ii) with respect to any Holder of MLP Units who is not a CW Holder, the Merger Consideration.

“Business Day” means any day on which commercial banks are generally open for business in New York, New York other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the Law of the State of New York or the federal Law of the United States of America.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Board” means the board of directors of Buyer General Partner.

“Buyer Common Units” means the “Common Units” of Buyer as defined in the Buyer Partnership Agreement.

“Buyer Credit Agreement” means the Credit Agreement, dated as of December 21, 2011, as amended, by and among Buyer and the lenders party thereto.

“Buyer Disclosure Schedule” means the disclosure schedule prepared and delivered by Buyer to MLP on the Execution Date concurrently with the execution of this Agreement.

“Buyer Employee Benefit Plan” means any Employee Benefit Plan (a) in which any Buyer Related Employee has any present or future rights to benefits; (b) that is maintained by, sponsored by or contributed to or obligated to be contributed to by any of the Buyer Group Entities; or (c) with respect to which any of the Buyer Group Entities has any obligation or liability, whether secondary, contingent or otherwise, in each case, regardless of whether such other plan, program, policy, agreement or arrangement is subject to any of the provisions of ERISA.

“Buyer Financial Advisor” means Greenhill & Co.

“Buyer Financial Statements” has the meaning set forth in Section 5.4.

“Buyer General Partner” has the meaning set forth in the Preamble.

“Buyer General Partner Interest” means the “General Partner Interest” as defined in the Buyer Partnership Agreement.

“Buyer General Partner Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of Buyer General Partner, dated as of December 21, 2011, as amended, and as amended from time to time after the Execution Date in accordance with this Agreement.

“Buyer Group Entities” means the Buyer Parties and their Subsidiaries.

“Buyer Incentive Distribution Rights” means the “Incentive Distribution Rights” in Buyer as defined in the Buyer Partnership Agreement.

“Buyer Indenture” means the Indenture, dated as of December 7, 2012, among Buyer, NRGM Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

“Buyer Intellectual Property” has the meaning set forth in Section 5.19.

“Buyer Material Adverse Effect” means (i) any change, effect, event or occurrence that is, or would reasonably be expected to be, materially adverse to the financial condition, business, operations or results of operations of the Buyer Group Entities (taken as a whole) or (ii) any change, effect, event or occurrence that materially and adversely affects the ability of the Buyer Parties to consummate the Merger by the Drop-Dead Date; provided, however, that a Buyer Material Adverse Effect shall not include any change, effect, event or occurrence directly or indirectly arising out of or attributable to (a) any decrease in the market price of Buyer’s publicly traded equity securities (but not any change or effect underlying such decrease to the extent such change or effect would otherwise contribute to a Buyer Material Adverse Effect); (b) changes in the general state of the industries in which the Buyer Group Entities operate; (c) changes in general political, economic or regulatory conditions (including changes in commodity prices or exchange rates) or conditions in the capital markets; (d) changes in Law or GAAP or the enforcement or interpretation thereof after the Execution Date; (e) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including natural disasters and acts of terrorism (other than any of the foregoing that causes any damage or destruction to or renders unusable any facilities or assets of any Buyer Group Entity); (f) the announcement or pendency of the transactions contemplated by this Agreement, the General Partner Transactions or the Spin-Off, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Buyer Group Entities due to the announcement or pendency of the transactions contemplated by this Agreement, the General Partner Transactions or the Spin-Off (provided, however, that the exception in this clause (f) shall not apply to any portion of any representations and warranties contained in this Agreement to the extent the purpose of such portion is to address the consequences of the transactions contemplated by this Agreement); (g) any failure, in and of itself, of Buyer to meet its respective internal or published projections, estimates or forecasts of revenues, earnings or other measures of financial or operating performance for any period (but not any change or effect underlying such failure to the extent such change or effect would otherwise contribute to a Buyer Material Adverse Effect); or (h) any unitholder litigation or threatened unitholder litigation, in each case, arising from allegations of a violation of securities Law or breach of fiduciary duty or similar obligations contained in the Buyer Partnership Agreement, the Buyer General Partner Operating Agreement, the MLP Partnership Agreement or the limited liability company agreement of MLP General Partner or otherwise in connection with this Agreement or the transactions contemplated hereby; provided, further, that the foregoing (other than the matters referred to in clauses (a), (f), (g) or (h)) may be taken into account in determining whether there has been a Buyer Material Adverse Effect if materially disproportionately affecting the Buyer Group Entities relative to other Persons participating in the industry in which the Buyer Group Entities participate.

“Buyer Material Agreements” has the meaning set forth in Section 5.9(a).

“Buyer Merger Transactions” has the meaning set forth in Section 5.22(a).

“Buyer Notes” means the 6.0% Senior Notes due 2020 of Buyer issued pursuant to the Buyer Indenture.

“Buyer Parties” means Buyer, Buyer General Partner and Merger Sub.

“Buyer Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Buyer, dated as of December 21, 2011, as amended from time to time after the Execution Date in accordance with this Agreement.

“Buyer Permits” has the meaning set forth in Section 5.8(b).

“Buyer Related Employees” means those employees of the Buyer Parties or their Affiliates, and those independent contractors who solely provide services to any of the Buyer Parties or their Affiliates, in each case, that provide or have provided services for the benefit of the Buyer Group Entities.

“Buyer Restricted Common Unit” means a Buyer Common Unit that is a restricted unit issued pursuant to the Buyer Unit Plan.

“Buyer SEC Reports” has the meaning set forth in Section 5.6(a).

“Buyer Special Committee” means the special committee of non-management directors established by the Buyer Board.

“Buyer Special Committee Financial Advisor” means Tudor, Pickering, Holt & Co. Securities, Inc.

“Buyer Subsidiaries” means the Subsidiaries of Buyer.

“Buyer Unit Issuance” has the meaning set forth in Section 5.22(a).

“Buyer Unitholders” means the Holders of Buyer Common Units.

“Buyer Unit Plan” means the Inergy Midstream, L.P. Long Term Incentive Plan, as it may be amended from time to time.

“Cash Consideration” has the meaning set forth in Section 3.1(d).

“CERCLA” means the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended.

“Certificate” has the meaning set forth in Section 3.1(f).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Letters” has the meaning set forth in Section 5.24.

“Confidentiality Agreement” means that certain Confidentiality Agreement dated January 11, 2013 between Inergy Holdings and First Reserve Corporation, as amended by that certain Addendum and Joinder dated April 12, 2013, among Inergy Holdings, First Reserve Corporation, NRGY General Partner, NRGY, Buyer General Partner, Buyer, MLP General Partner, Crestwood Holdings Partners LLC and MLP.

“Consent Solicitation” has the meaning set forth in Section 6.18(a).

“Consent Solicitation Documents” has the meaning set forth in Section 6.18(b).

“Consolidated Group” means the MLP Group Entities, on the one hand, and the Buyer Group Entities, on the other hand. A reference to a Consolidated Group is a reference to each of the members of such Consolidated Group.

“CW Affiliates” means CW Holdings, CW Gas Holdings, MLP General Partner and their direct and indirect members.

“CW Holder Merger Consideration” has the meaning set forth in Section 3.1(e).

“CW Holders” means (i) CW Holdings, CW Gas Holdings and MLP General Partner and (ii) any Affiliate of the foregoing to which CW Holdings, CW Gas Holdings and MLP General Partner transfer MLP Common Units or MLP Class D Units in accordance with the terms of the Voting Agreement.

“CW Gas Holdings” has the meaning set forth in the Recitals.

“CW Holdings” has the meaning set forth in the Recitals.

“CW Holdings Cash Payment Amount” means $10,375,909.

“Debt Financing” has the meaning set forth in Section 5.24.

“Debt Refinancing” has the meaning set forth in Section 5.24.

“Delaware Courts” has the meaning set forth in Section 9.4.

“Drop-Dead Date” has the meaning set forth in Section 8.2(a).

“DLLCA” means the Delaware Limited Liability Company Act, as amended.

“DRULPA” means the Delaware Revised Uniform Limited Partnership Act, as amended.

“Effective Time” has the meaning set forth in Section 2.1(b).

“Employee Benefit Plan” means (a) any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, including multiemployer plans within the meaning of Section 3(37) of ERISA) and (b) any personnel policy (oral or written); unit option; unit purchase plan; equity compensation plan; phantom equity or appreciation rights plan; collective bargaining agreement; bonus plan or arrangement; incentive award plan or arrangement; vacation or holiday pay policy; fringe benefit plan, policy or agreement; retention agreement or plan; severance pay plan, policy or agreement; deferred compensation agreement or arrangement; change in control plan or agreement; hospitalization or other medical, dental, vision, accident, disability, life or other insurance; executive compensation or supplemental income arrangement; consulting agreement; employment agreement; and any other employee benefit plan, agreement, arrangement, program, practice, or understanding.

“Encumbrances” means pledges, restrictions on transfer, proxies and voting or other agreements, liens, claims, charges, mortgages, security interests or other legal or equitable encumbrances, limitations or restrictions of any nature whatsoever.

“Environmental Law” means any applicable law (including common law), rule, regulation, order, ordinance, judgment, decree or other legally-enforceable requirement of any Governmental Entity having lawful jurisdiction over the matter that is in effect as of or prior to the Closing Date and relates to pollution, the protection of human health (to the extent relating to exposure to Hazardous Materials), natural resources or the environment, or the generation, treatment, storage, handling, transport or disposal or arrangement for transport or disposal, or Release of, or exposure to, Hazardous Materials.

“Environmental Permit” means any permit, license, regulation, certification, consent, variance, exemption, approval or other authorization required under or issued pursuant to any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means an escrow agent selected by Buyer that is reasonably acceptable to the MLP to serve as the escrow agent for certain payments pursuant to Section 8.6.

“Escrow Fund” has the meaning set forth in Section 8.6(e)

“Evaluation Material” has the meaning set forth in Section 6.2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 3.4(a).

“Exchange Fund” has the meaning set forth in Section 3.4(a).

“Execution Date” has the meaning set forth in the Preamble.

“Expense Reimbursement” has the meaning set forth in Section 8.6(b).

“Financing Sources” means the entities that have committed to provide or otherwise entered into agreements pursuant to the Commitment Letters, together with their successors and assigns.

“Fractional Unit Payment” has the meaning set forth in Section 3.4(e).

“GAAP” has the meaning set forth in Section 1.2.

“General Partner Transactions” means (a) the acquisition by CW Holdings and CW Gas Holdings, indirectly, of the non-economic general partner interest in NRGY from IHGP and NRGP pursuant to the NRGY GP Purchase Agreement; and (b) the acquisition by NRGY of all the limited liability company interests in MLP General Partner from CW Gas Holdings pursuant to the MLP GP Contribution Agreement.

“Governing Documents” means, with respect to any Person, the legal document(s) by which such Person establishes its legal existence or which govern its internal affairs, including the certificate or articles of incorporation, certificate of formation, certificate of limited partnership, articles of organization, by-laws, limited liability company agreement, partnership agreement, formation agreement, joint venture agreement, operating agreement, equityholder agreement or declaration or other similar governing documents of such Person, in each case, as amended or supplemented from time to time.

“Governmental Entity” means any (a) multinational, federal, national, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, administrative agency, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing, in each case, which has jurisdiction or authority with respect to the applicable Party.

“Hazardous Material” means: (a) any chemical, material, waste or substance in any amount or concentration that is regulated pursuant to, or the basis for liability under, any Environmental Law, including any hazardous waste, solid waste, hazardous substance, toxic substance, hazardous material, toxic pollutant, contaminant, pollutant or by words of similar meaning or import found in any Environmental Law; (b) petroleum hydrocarbons, petroleum products (including gasoline and diesel fuel), natural gas, crude oil or any components, fractions or derivatives thereof, oil and natural gas exploration and production wastes and (c) friable asbestos containing materials, polychlorinated biphenyls, urea formaldehyde foam insulation, radioactive materials or radon gas.

“Holders” means, when used with reference to the MLP Units and the Buyer Common Units, the holders of such units shown from time to time in the registers maintained by or on behalf of MLP or Buyer, as applicable.

“IHGP” means Inergy Holdings GP, LLC.

“Indemnified Liabilities” has the meaning set forth in Section 6.12(a).

“Indemnified Persons” has the meaning set forth in Section 6.12(a).

“Intellectual Property” means any and all intellectual property rights, under the Law of any jurisdiction, both statutory and common law rights, if applicable, including: (a) utility models, supplementary protection certificates, statutory invention registrations, patents and applications for same, and extensions, divisions, continuations, reexaminations, and reissues thereof; (b) trademarks, service marks, trade names, corporate names, slogans, domain names, logos, and trade dress (including all goodwill associated with the foregoing), and registrations and applications for registrations thereof; (c) trade secrets and confidential information, including ideas, designs, concepts, compilations of information, methods, techniques, procedures, processes and other know-how, whether or not patentable; and (d) copyrights, rights in works of authorship and registrations and applications for registration of the foregoing.

“Knowledge” means (a) with respect to the MLP Parties, the actual knowledge after reasonable inquiry of each Person listed in Section 1.1(a) of the MLP Disclosure Schedule and (b) with respect to the Buyer Parties, the actual knowledge after reasonable inquiry of each Person listed in Section 1.1(a) of the Buyer Disclosure Schedule.

“Law” means all principles of common law, statutes, regulations, statutory rules, Orders and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body or self-regulatory authority (including the NYSE), but does not include Environmental Law or ERISA.

“Letter of Transmittal” has the meaning set forth in Section 3.4(b).

“Material Adverse Effect” means an MLP Material Adverse Effect or a Buyer Material Adverse Effect.

“Merger” means the merger of Merger Sub with and into MLP, with MLP as the sole surviving entity.

“Merger Consideration” has the meaning set forth in Section 3.1(d).

“Merger Sub” has the meaning set forth in the Preamble.

“MLP” has the meaning set forth in the Preamble.

“MLP Amended and Restated Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of MLP, substantially in the form attached hereto as Exhibit A.

“MLP Board” means the board of directors of MLP General Partner.

“MLP Certificate of Limited Partnership” means the Certificate of Limited Partnership of MLP dated as of January 30, 2007.

“MLP Class D Units” means the “Class D Units” as defined the MLP Partnership Agreement.

“MLP Common Units” means the “Common Units” as defined in the MLP Partnership Agreement.

“MLP Conflicts Committee Financial Advisor” means Evercore Group L.L.C.

“MLP Conflicts Committee” means the conflicts committee established by the MLP Board.

“MLP Credit Agreements” means (i) the Amended and Restated Credit Agreement dated as of November 16, 2012, as amended, by and among MLP and the lenders party thereto and (ii) the Credit Agreement, dated as of March 26, 2012, by and among Crestwood Marcellus Midstream LLC and the lenders party thereto.

“MLP Disclosure Schedule” means the disclosure schedule prepared and delivered by MLP to Buyer on the Execution Date concurrently with the execution of this Agreement.

“MLP Employee Benefit Plan” means any Employee Benefit Plan (a) in which any MLP Related Employee has any present or future rights to benefits, (b) that is maintained by, sponsored by or contributed to by, or obligated to be contributed to by, any of the MLP Group Entities or (c) with respect to which any of the MLP Group Entities has any obligation or liability, whether secondary, contingent or otherwise, in each case, regardless of whether such other plan, program, policy, agreement or arrangement is subject to any of the provisions of ERISA.

“MLP Fairness Opinion” has the meaning set forth in Section 4.21.

“MLP Financial Advisor” means Citigroup Global Markets Inc.

“MLP Financial Statements” has the meaning set forth in Section 4.4.

“MLP General Partner” has the meaning set forth in the Preamble, provided, however, that following the cancellation of the MLP General Partner Interest pursuant to Section 3.1(b), all references in this Agreement to the “MLP General Partner” shall be deemed to be references to the “New General Partner”.

“MLP General Partner Interest” means the “General Partner Interest” as defined in the MLP Partnership Agreement.

“MLP GP Contribution Agreement” means that certain Contribution Agreement, dated as of the Execution Date, between NRGY, Inergy GP, LLC, CW Holdings and CW Gas Holdings.

“MLP Group Entities” means the MLP Parties and their Subsidiaries.

“MLP Incentive Distribution Rights” means the “Incentive Distribution Rights” in MLP as defined in the MLP Partnership Agreement.

“MLP Intellectual Property” has the meaning set forth in Section 4.19.

“MLP Material Adverse Effect” means (i) any change, effect, event or occurrence that is, or would reasonably be expected to be, materially adverse to the financial condition, business, operations or results of operations of the MLP Group Entities (taken as a whole) or (ii) any change, effect, event or occurrence that materially and adversely affects the ability of the MLP Parties to consummate the Merger by the Drop-Dead Date; provided, however, that a MLP Material Adverse Effect shall not include any change, effect, event or occurrence directly or indirectly arising out of or attributable to (a) any decrease in the market price of MLP’s publicly traded equity securities (but not any change or effect underlying such decrease to the extent such change or effect would otherwise contribute to a MLP Material Adverse Effect); (b) changes in the general state of the industries in which the MLP Group Entities operate; (c) changes in general political, economic or regulatory conditions (including changes in commodity prices or exchange rates) or conditions in the capital markets; (d) changes in Law or GAAP or the enforcement or interpretation thereof after the Execution Date; (e) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including natural disasters and acts of terrorism (other than any of the foregoing that causes any damage or destruction to or renders unusable any facilities or assets of any MLP Group Entity); (f) the announcement or pendency of the transactions contemplated by this Agreement, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the MLP Group Entities due to the announcement or pendency of the transactions contemplated by this Agreement (provided that the exception in this clause (f) shall not apply to any portion of any representations and warranties contained in this Agreement to the extent the purpose of such portion is to address the consequences of the transactions contemplated by this Agreement); (g) any failure, in and of itself, of MLP to meet its respective internal or published projections, estimates or forecasts of revenues, earnings or other measures of financial or operating performance for any period (but not any change or effect underlying such failure to the extent such change or effect would otherwise contribute to a MLP Material Adverse Effect); or (h) any unitholder litigation or threatened unitholder litigation, in each case, arising from allegations of a violation of securities Law or breach of fiduciary duty or similar obligations contained in the Buyer Partnership Agreement, the Buyer General Partner Operating Agreement, the MLP Partnership Agreement or the limited liability company agreement of MLP General Partner or otherwise in connection with this Agreement or the transactions contemplated hereby; provided, further, that the foregoing (other than the matters referred to in clauses (a), (f), (g) or (h)) may be taken into account in determining whether there has been a MLP Material Adverse Effect if materially disproportionately affecting the MLP Group Entities relative to other Persons participating in the industry in which the MLP Group Entities participate.

“MLP Material Agreements” has the meaning set forth in Section 4.9(a).

“MLP Merger Transactions” has the meaning set forth in Section 4.22.

“MLP Parties” means MLP and MLP General Partner.

“MLP Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of MLP dated as of February 19, 2008, as amended, and as further amended from time to time after the Execution Date in accordance with this Agreement.

“MLP Permits” has the meaning set forth in Section 4.8(b).

“MLP Phantom Unit” means an award of phantom MLP Common Units granted under the MLP Unit Plan.

“MLP Recommendation” has the meaning set forth in Section 6.4(a).

“MLP Recommendation Change” has the meaning set forth in Section 6.5(c).

“MLP Related Employees” means those employees of the MLP Parties or their Affiliates, and independent contractors who solely provide services to any of the MLP Parties or their Affiliates, in each case, that provide or have provided services to the MLP Parties.

“MLP Restricted Common Unit” has the meaning set forth in Section 3.5(a).

“MLP SEC Reports” has the meaning set forth in Section 4.6(a).

“MLP Subsidiaries” means the Subsidiaries of MLP.

“MLP Superior Proposal” means any bona fide written proposal made by any Person who is not a Buyer Group Entity that (a) if consummated, would result in such Person (or its equityholders) owning, directly or indirectly, (i) 50% or more of the MLP Units then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or (ii) the assets or businesses that constitute 50% or more of the revenues, Net Income or assets of the MLP and its Subsidiaries, taken as a whole; (b) includes terms that, after taking into account all the terms and conditions of the Merger and such third Person proposal, including any break-up fees, expense reimbursement provisions, financing contingencies and conditions to consummation, the MLP Board or MLP Conflicts Committee has determined in its good faith judgment are more favorable to the Holders of MLP Units from a financial point of view than the Merger; and (c) the MLP Board or MLP Conflicts Committee has determined in its good faith judgment is reasonably likely to be consummated (provided, however, that any requisite vote or consent of MLP General Partner or the holders of MLP Units that may be required to effect the proposal shall not be taken into account in determining whether a proposal is reasonably likely to be consummated).

“MLP Takeover Proposal” means any contract, proposal, offer or indication of interest from any Person (other than the Buyer Group Entities) relating to, or that could reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets (other than product sales in the ordinary course of business) or businesses that constitute 15% or more of the revenues, Net Income or assets of MLP and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of MLP, any tender offer or exchange offer that if consummated would result in any such Person beneficially owning 15% or more of any class of equity securities of MLP, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding unit exchange or similar transaction involving the MLP Group Entities pursuant to which any such Person would own 15% or more of any class of equity securities of MLP or of any resulting parent company of MLP.

“MLP Unit Plan” means the Crestwood Midstream Partners, LP Fourth Amended and Restated 2007 Equity Plan, as it may be amended and restated from time to time.

“MLP Unitholder Approval” has the meaning set forth in in Section 4.2(a).

“MLP Unitholders” means the Holders of MLP Common Units and MLP Class D Units.

“MLP Unitholders’ Meeting” has the meaning set forth in Section 6.4(a).

“MLP Units” means the MLP Common Units and the MLP Class D Units.

“New General Partner” means a new Delaware limited liability company to be formed in accordance with Section 6.13.

“Net Income” means “Net Income” as defined in the MLP Partnership Agreement.

“New Buyer Common Units” means duly authorized, validly issued in accordance with applicable Law and the Buyer Partnership Agreement, fully paid (to the extent required under the Buyer Partnership Agreement) and non-assessable (except to the extent such non-assessability may be affected by DRULPA) Buyer Common Units to be issued in connection with the Merger.

“Non-Qualifying Income Cushion” has the meaning set forth in Section 8.6(e)(i).

“Non-Recourse Party” has the meaning set forth in Section 9.8.

“Notice” has the meaning set forth in Section 9.3.

“NRGP” means NRGP Limited Partner, LLC, a Delaware limited liability company.

“NRGY” has the meaning set forth in the Preamble.

“NRGY Credit Agreement” means the Amended and Restated Credit Agreement, dated as of November 24, 2009 (as amended and restated as of February 2, 2011 and as further amended, amended and restated, supplemented or otherwise modified from time to time), by and among NRGY and the lenders party thereto.

“NRGY General Partner” means Inergy GP, LLC, a Delaware limited liability company.

“NRGY GP Purchase Agreement” means that certain Purchase and Sale Agreement dated as of the Execution Date among CW Holdings, CW Gas Holdings, IHGP and NRGP.

“NRGY Special Committee” means the special committee of non-management directors established by the NRGY Board.

“NYSE” means the New York Stock Exchange.

“Omnibus Agreement” means the Omnibus Agreement, dated as of December 21, 2011, among NRGY General Partner, NRGY, Buyer General Partner and Buyer.

“Option Agreement” has the meaning set forth in the Recitals.

“Orders” means any order, writ, assessment, decision, injunction, decree, ruling, judgment or similar action, whether temporary, preliminary or permanent, of a Governmental Entity or arbitrator.

“Other Parties” means (a) with respect to the Buyer Parties, the MLP Parties; and (b) means, with respect to the MLP Parties, the Buyer Parties, unless, in each case, the context otherwise requires.

“Parties” means the Buyer Parties and the MLP Parties.

“Party Group” means the MLP Parties, on the one hand, and the Buyer Parties, on the other hand. A reference to a Party Group is a reference to each of the members of such Party Group.

“Permitted Encumbrances” means any Encumbrances that are (a) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like liens arising in the ordinary course of business which do not materially impair the value or the continued use and operation of the assets to which they relate of the business by such Person and its Subsidiaries; (b) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (c) for Taxes not yet due or which are being contested in good faith by appropriate Proceedings (provided that adequate reserves with respect thereto are maintained on the books of such Person or its Subsidiaries, as the case may be, in conformity with GAAP); (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) created pursuant to construction, operating and maintenance agreements, space lease agreements and other similar agreements, in each case having ordinary and customary terms and entered into in the ordinary course of business by such Person and its Subsidiaries; (f) other Encumbrances that, in the aggregate, do not materially impair the value or the continued use and operation of the assets to which they relate of the business by such Person and its Subsidiaries; (g) Encumbrances existing or expressly permitted under the Buyer Credit Agreement or the MLP Credit Agreements, as applicable; or (h) Encumbrances permitted under Section 6.1 of this Agreement.

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, association, trust, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

“Premium Cap” shall have the meaning set forth in 6.12(f).

“Proxy Statement/Prospectus” has the meaning set forth in Section 6.3.

“Proceeding” means any action, suit, arbitration proceeding, administrative or regulatory investigation, review, audit, citation, summons or subpoena of any nature (civil, criminal, regulatory or otherwise) or any other proceeding in law or in equity.

“Receiving Party” has the meaning set forth in Section 6.5(b).

“Recommendation Change Notice” has the meaning set forth in Section 6.5(d)(ii)(A).

“Recommendation Change Notice Period” has the meaning set forth in Section 6.5(d)(ii)(B).

“Refinancing Commitment Letter” has the meaning set forth in Section 5.24.

“Registration Statement” has the meaning set forth in Section 6.3.

“Related Parties” has the meaning set forth in Section 9.10.

“Release” means any spilling, leaking, burying, emitting, abandoning, discharging, migrating, injecting, escaping, leaching, dumping or disposing.

“Representatives” means, in respect of any Person, such Person’s Affiliates and such Person’s and its Affiliates’ partners, members, directors, officers, employees, investment bankers, financial advisors, financing sources, attorneys, accountants, consultants, agents, advisors and other representatives.

“Repurchase Commitment Letter” has the meaning set forth in Section 5.24.

“Repurchase Financing” has the meaning set forth in Section 5.24.

“rights-of-way” has the meaning set forth in Section 4.12(b).

“Sarbanes-Oxley Act” has the meaning set forth in Section 4.6(b).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Spin-Off” means the distribution by NRGY of all Buyer Common Units held directly or indirectly by NRGY to the unitholders of NRGY.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other legal entity or organization, whether incorporated or unincorporated, of which: (a) such Person or any other subsidiary of such Person is a general partner or a managing member or has similar authority; or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, partnership, limited liability company or other legal entity or organization is, directly or indirectly, owned or controlled by such Person or by any one or more of its Subsidiaries.

“Superior Proposal Notice” has the meaning set forth in Section 6.5(d)(i)(C).

“Superior Proposal Notice Period” has the meaning set forth in Section 6.5(d)(i)(D).

“Surviving Entity” has the meaning set forth in Section 2.1(a).

“Tax” or “Taxes” means any federal, state, local or foreign taxes, charges, imposts, levies, assessments, fees and other charges imposed by any Governmental Entity, including income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, goods and services, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, election, designation, notice, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Fee” has the meaning set forth in Section 8.6(a).

“Unit Consideration” has the meaning set forth in Section 3.1(d).

“Voting Agreement” has the meaning set forth in the Recitals.

“Willful and Material Breach” means a material breach, or failure to perform, that is the consequence of an act or omission of a Person at the direction, or with the consent, of a Party, with the Knowledge of such Party that the taking of, or failure to take, such act would, or would reasonably be expected to, cause a breach of this Agreement.

SECTION 1.2 Rules of Construction. The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article” or “Section” refer to the specified Article or Section of this Agreement. The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement (including the MLP Disclosure Schedule and the Buyer Disclosure Schedule) and not to any particular Article, Section or other portion hereof. Unless otherwise specifically indicated or the context otherwise requires, (a) all references to “dollars” or “$” mean United States dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, (c) “include,” “includes” and “including” as used in this Agreement shall be deemed to be followed by the words “without limitation” and (d) all words used as accounting terms shall have the meanings given to them under United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”). In the event that any date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day. Reference to any Party is also a reference to such Party’s permitted successors and assigns to the extent the context so requires. Unless otherwise indicated, all references to an “Exhibit” followed by a number or a letter refer to the specified Exhibit to this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, it is the intention of the Parties that this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE II

THE MERGER; EFFECTS OF THE MERGER

SECTION 2.1 The Merger.

(a) The Surviving Entity. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall merge with and into MLP, the separate existence of Merger Sub shall cease and MLP shall survive and continue to exist as a Delaware limited partnership (MLP, as the surviving limited partnership in the Merger, sometimes being referred to herein as the “Surviving Entity”), such that following the Merger, Buyer shall be the sole limited partner of MLP and New General Partner shall be the sole general partner of MLP.

(b) Effective Time and Effects of the Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII in accordance with this Agreement, the Merger shall become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the DRULPA and the DLLCA (the date and time of such filing (or such later time and date as may be expressed therein as the effective date and time of the Merger) being the “Effective Time”). The Merger shall be conducted in accordance with and have the effects prescribed in the DRULPA and the DLLCA.

(c) MLP Certificate of Limited Partnership and MLP Partnership Agreement. At the Effective Time, the MLP Certificate of Limited Partnership shall remain unchanged and shall be the certificate of limited partnership of the Surviving Entity, until duly amended in accordance with applicable Law. At the Effective Time, the MLP Partnership Agreement shall be amended and restated in its entirety to read as set forth in Exhibit A, and the MLP Amended and Restated Partnership Agreement shall be the partnership agreement of the Surviving Entity, until duly amended in accordance with its terms and applicable Law.

SECTION 2.2 Closing Date of the Merger. Subject to the satisfaction or waiver of the conditions to closing set forth in Article VII, the closing (the “Closing”) of the Merger and the transactions contemplated by this Article II shall be held at the offices of Vinson & Elkins L.L.P. at 1001 Fannin Street, Suite 2500, Houston, Texas 77002 on the later of (a) July 17, 2013 (but subject to the satisfaction or waiver of all of the conditions set forth in Article VII on such date), and (b) the third Business Day following the satisfaction or waiver of all of the conditions set forth in Article VII (other than conditions that would normally be satisfied only on the Closing Date, but subject to the satisfaction or waiver of such conditions on the Closing Date) commencing at 9:00 a.m., local time, or such other place, date and time as may be mutually agreed upon in writing by the Parties. The “Closing Date,” as referred to herein, means the date of the Closing.

ARTICLE II

MERGER CONSIDERATION; EXCHANGE PROCEDURES

SECTION 3.1 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Buyer General Partner, MLP, MLP General Partner, Merger Sub or any holder of MLP Units:

(a) Equity of Merger Sub. All of the limited liability company interests in Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become a 100% limited partner interest in MLP, which limited partner interest shall be duly authorized and validly issued, fully paid and non-assessable (except to the extent such non-assessability may be affected by DRULPA), and Buyer as the holder of such limited partner interest shall be admitted as the sole limited partner of MLP.

(b) Cancellation of MLP GP Interest; Admission of New General Partner. The MLP General Partner Interest issued and outstanding immediately prior to the Effective Time shall be cancelled, and New General Partner shall be admitted as the sole general partner of MLP in accordance with the MLP Partnership Agreement and the MLP Amended and Restated Partnership Agreement. In connection therewith, Buyer General Partner shall receive a right to any capital account in MLP associated with the MLP General Partner Interest and no additional consideration.

(c) Cancellation of MLP Incentive Distribution Rights. The MLP Incentive Distribution Rights issued and outstanding immediately prior to the Effective Time shall be cancelled. In connection therewith, Buyer General Partner shall receive a right to any capital account in MLP associated with the MLP Incentive Distribution Rights and no additional consideration.

(d) Conversion of MLP Common Units and MLP Class D Units. Each of the outstanding MLP Common Units and each of the MLP Class D Units held immediately prior to the Effective Time by any Holder of MLP Units other than a CW Holder shall be converted into the right to receive (i) $1.03 in cash (the “Cash Consideration”) and (ii) 1.0700 New Buyer Common Units (the “Unit Consideration” and, together with the Cash Consideration, the “Merger Consideration”).

(e) Conversion of MLP Common Units and MLP Class D Units Held by the CW Holders. Each of the outstanding MLP Common Units and each of the outstanding MLP Class D Units held immediately prior to the Effective Time by a CW Holder shall be converted into the right to receive solely the Unit Consideration (the “CW Holder Merger Consideration”).

(f) Certificates. All MLP Common Units and MLP Class D Units, when converted in the Merger shall cease to be outstanding and shall automatically be canceled and cease to exist. At the Effective Time, each holder of a certificate (or evidence of units in book-entry form) representing MLP Common Units or MLP Class D Units, as applicable (a “Certificate”) shall cease to have any rights with respect thereto, except pursuant to Section 3.4.

SECTION 3.2 Rights as Unitholders; Unit Transfers. All MLP Units shall cease to be outstanding and shall automatically be canceled and cease to exist when converted as a result of and pursuant to the Merger. At the Effective Time, each holder of a Certificate shall cease to be a unitholder of MLP and shall cease to have any rights as a unitholder of MLP, except the right to receive (a) the Applicable Merger Consideration and the right to be admitted as an Additional Limited Partner of Buyer in connection therewith; and (b) any distributions in accordance with Section 3.4(c), in each case, to be issued or paid, without interest, in consideration therefor in accordance with Section 3.4. In addition, to the extent applicable, the Holders of MLP Units immediately prior to the Effective Time shall have continued rights to any distribution, without interest, with respect to such MLP Units with a record date occurring prior to the Effective Time that may have been declared or made by MLP on such MLP Units in accordance with the terms of this Agreement and which remains unpaid at the Effective Time. Such distributions by MLP are not part of the Applicable Merger Consideration, and shall be paid on the payment date set therefor to such Holders of MLP Units whether or not they exchange their Certificates pursuant to Section 3.4. At the close of business on the Closing Date, the unit transfer books of MLP shall be closed and there shall be no further registration of transfers on the unit transfer books of MLP with respect to the MLP Units.

SECTION 3.3 Anti-Dilution Provisions. If between the Execution Date and the Effective Time, whether or not permitted pursuant to the terms of this Agreement, the outstanding MLP Units or Buyer Common Units shall be changed into a different number of units or other securities by reason of any split, reclassification, recapitalization, combination, merger, consolidation, reorganization or other similar transaction or event, or any distribution payable in equity securities shall be declared thereon with a record date within such period (other than distributions in kind to the Holders of MLP Class D Units or the holders of the MLP Incentive Distribution Rights pursuant to the MLP Partnership Agreement), the Applicable Merger Consideration (and the number of New Buyer Common Units issuable in the Merger), and the form of securities issuable in the Merger shall be appropriately adjusted to provide the Holders of MLP Units the same economic effect as contemplated by this Agreement prior to such event.

SECTION 3.4 Exchange of Certificates.

(a) Exchange Agent. Prior to the mailing of the Proxy Statement/Prospectus, Buyer shall appoint American Stock Transfer and Trust Company, LLC or a commercial bank or trust company reasonably acceptable to MLP to act as exchange agent hereunder for the purpose of exchanging Certificates for the Applicable Merger Consideration (the “Exchange Agent”). At or before the Effective Time, Buyer shall deposit with the Exchange Agent for the benefit of the Holders of MLP Units for exchange in accordance with this Article III, through the Exchange Agent, certificates representing New Buyer Common Units and an amount of cash sufficient to effect the delivery of the Cash Consideration less the CW Holdings Cash Payment Amount. Before the Effective Time, CW Holdings shall deposit with the Exchange Agent for the benefit of the Holders of MLP Units (other than the CW Holders) for exchange in accordance with this Article III, through the Exchange Agent, the CW Holdings Cash Payment Amount. Buyer agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any distributions pursuant to Section 3.2 and Section 3.4(c) and to make Fractional Unit Payments pursuant to Section 3.4(e), in each case without interest. Any cash and certificates representing New Buyer Common Units deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.” The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Applicable Merger Consideration contemplated to be paid for the MLP Units pursuant to this Agreement out of the Exchange Fund. Except as contemplated by Sections 3.4(c) and Section 3.4(e), the Exchange Fund shall not be used for any other purpose.

(b) Exchange Procedures. Promptly after the Effective Time (but in no event later than five Business Days after the Effective Time), Buyer shall cause the Exchange Agent to mail to each record holder of MLP Units as of the Effective Time a letter of transmittal (the “Letter of Transmittal”) (which shall specify that in respect of certificated MLP Units, delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall have such other provisions as may be necessary for the Holders of MLP Units to be admitted as Additional Limited Partners in Buyer and which shall be in such form and have such other provisions as Buyer General Partner and MLP General Partner may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for the Applicable Merger Consideration payable in respect therefor. Promptly after the Effective Time, upon surrender of Certificates, if any, for cancellation to the Exchange Agent together with such letters of transmittal, properly completed and duly executed, and such other documents as may be required pursuant to such instructions, each holder who held MLP Units immediately prior to the Effective Time shall be entitled to receive upon surrender of the Certificates therefor (i) certificates for New Buyer

Common Units representing, in the aggregate, the whole number of New Buyer Common Units that such holder has the right to receive pursuant to this Article III (after taking into account all MLP Units then held by such holder) and (ii) a check in an amount equal to the aggregate amount of cash that such holder has the right to receive pursuant to this Article III, including the Cash Consideration, any Fractional Unit Payments pursuant to Section 3.4(e) and distributions pursuant to Section 3.4(c). No interest shall be paid or accrued on any Applicable Merger Consideration or any distributions payable pursuant to Section 3.4(c). In the event of a transfer of ownership of MLP Common Units that is not registered in the transfer records of MLP, the Applicable Merger Consideration payable in respect of such MLP Common Units may be paid to a transferee, if the Certificate representing such MLP Common Units is presented to the Exchange Agent, and in the case of both certificated and book-entry MLP Common Units, accompanied by all documents reasonably required to evidence and effect such transfer and the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the delivery of the Applicable Merger Consideration in any name other than that of the record holder of such MLP Common Units, or shall establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not payable. Until such required documentation has been delivered and Certificates, if any, have been surrendered, as contemplated by this Section 3.4(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such delivery and surrender the Applicable Merger Consideration payable in respect of MLP Units, distributions pursuant to Section 3.4(c), and (without the necessity of such surrender) any cash or distributions to which such holder is entitled pursuant to Section 3.2.

(c) Distributions with Respect to Unexchanged Certificates. No dividends or other distributions declared with respect to Buyer Common Units with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to New Buyer Common Units that such holder would be entitled to receive in accordance herewith and no Fractional Unit Payment shall be paid to any such holder until such holder shall have delivered the required documentation and surrendered any such Certificate in accordance with this Article III. Subject to applicable Law, following compliance with the requirements of Section 3.4(b), there shall be paid to each such holder of New Buyer Common Units, without interest, (i) promptly after such compliance, the amount of any Fractional Unit Payment to which such holder is entitled pursuant to Section 3.4(e) and the amount of dividends or other distributions previously paid with respect to the New Buyer Common Units issuable with respect to such Certificate that have a record date after the Effective Time and a payment date on or prior to the time of surrender and (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to such New Buyer Common Units with a record date after the Effective Time and prior to such surrender and a payment date subsequent to such surrender.

(d) No Further Ownership Rights in MLP Common Units or MLP Class D Units. The Applicable Merger Consideration paid upon conversion of an MLP Common Unit or Class D Unit in accordance with the terms hereof and any declared distributions to be paid on MLP Common Units or MLP Class D Units as described in Section 3.2(c) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such MLP Units.

(e) Fractional Units. No certificates or scrip representing fractional New Buyer Common Units or book-entry credit of the same shall be issued upon the surrender of MLP Common Units or MLP Class D Units outstanding immediately prior to the Effective Time, and such fractional units shall not entitle the owner thereof to vote or to any rights as a unitholder of Buyer. Notwithstanding any other provision of this Agreement, each registered holder of MLP Units converted in the Merger who would otherwise have been entitled to receive a fractional New Buyer Common Unit (after taking into account all MLP Units exchanged by such holder) shall receive, in lieu thereof, from Buyer in exchange for such fractional unit, an amount (a “Fractional Unit Payment”) in cash (without interest rounded up to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average of the closing price of Buyer Common Units on the NYSE Composite Transaction Reporting System as reported in The Wall Street Journal (but subject to correction for typographical or other manifest errors in such reporting) over the five-day trading period ending on the third trading day immediately preceding the Effective Time. For the avoidance of doubt, all references to the “Applicable Merger Consideration” shall be deemed to include Fractional Unit Payments (if any), unless the context suggests otherwise.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the Holders of the Certificates for twelve months after the Closing Date shall be delivered to Buyer, upon demand by Buyer, and any Holders of the Certificates who have not theretofore complied with this Article III shall thereafter look only to Buyer and only as general creditors thereof for payment of their claim for New Buyer Common Units, any Fractional Unit Payment and any distributions with respect to New Buyer Common Units to which such Holders may be entitled. If any Certificates shall not have been surrendered prior to such date on which any New Buyer Common Units, any Fractional Unit Payment or any distributions with respect to New Buyer Common Units in respect of such Certificate would escheat to or become the property of any Governmental Entity, any such units, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable Law, become the property of Buyer, free and clear of all claims or interest of any Person previously entitled thereto.

(g) No Liability. To the fullest extent permitted by Law, none of Buyer, Buyer General Partner, MLP, MLP General Partner, the Surviving Entity or their respective Representatives shall be liable to any Person in respect of any New Buyer Common Units (or distributions with respect thereto) or Fractional Unit Payment properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(h) Withholding. Each of Buyer, the Surviving Entity and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of MLP Units such amounts or securities as Buyer, the Surviving Entity or the Exchange Agent is required to deduct and withhold under the Code or any provision of state, local or foreign Tax law, with respect to the making of such payment or issuance. To the extent that amounts or securities are so withheld by Buyer, the Surviving Entity or the Exchange Agent, such withheld amounts or securities shall be treated for all purposes of this Agreement as having been paid or issued to the holder of MLP Units in respect of whom such deduction and withholding was made by Buyer, the Surviving Entity or the Exchange Agent, as the case may be.

(i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Buyer, the posting by such Person of an indemnity agreement or a bond, in a customary amount, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Applicable Merger Consideration payable in respect of the MLP Units represented by such Certificate and any distributions to which the Holders thereof are entitled pursuant to Section 3.4(b) or (c).

(j) Book Entry and Admission of Holders of New Buyer Common Units as Additional Limited Partners of Buyer. All New Buyer Common Units to be issued in the Merger shall be issued in book-entry form, without physical certificates. Upon the issuance of New Buyer Common Units to the Holders of MLP Units in accordance with this Section 3.4, Buyer and Buyer General Partner shall be deemed to have automatically consented to the admission of such holder as a limited partner of Buyer in respect of its New Buyer Common Units and shall reflect such admission on the books and records of Buyer.

(k) Investment of the Exchange Fund. Buyer shall cause the Exchange Agent to invest any cash included in the Exchange Fund as directed by Buyer on a daily basis, in Buyer’s sole discretion; provided, however, that (i) any investment of such Exchange Fund shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government and (ii) no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to MLP unitholders pursuant to the other provisions of this Section 3.4. Any interest and other income resulting from such investments shall be paid promptly to Buyer.

SECTION 3.5 Treatment of Awards under MLP Unit Plan.

(a) MLP Restricted Common Units. All restrictions on each MLP Common Unit that is a restricted unit issued pursuant to the MLP Unit Plan (an “MLP Restricted Common Unit”) outstanding immediately prior to the Effective Time shall, immediately prior to the Effective Time, lapse. Each such MLP Restricted Common Unit outstanding as of the Effective Time (other than any MLP Restricted Common Units surrendered in connection with the payment of Taxes, if any, due upon the lapse of restrictions described in this Section 3.5(a), as permitted by and in accordance with the terms and conditions of the MLP Unit Plan) shall be considered an outstanding MLP Common Unit for all purposes of this Agreement, including with respect to the right to receive the Merger Consideration in accordance with this Article III.

(b) MLP Phantom Units. Each MLP Phantom Unit that is outstanding immediately prior to the Effective Time shall, immediately prior to the Effective Time, automatically and without any action on the part of the holder thereof, vest in full and the restrictions with respect thereto shall lapse. Each such MLP Common Unit that shall be issued in settlement of such MLP Phantom Unit (other than any MLP Common Units withheld in connection with the payment of Taxes, if any, due with respect to such MLP Phantom Units, as permitted by and in accordance with the terms and conditions of the MLP Unit Plan) shall be considered outstanding as of the Effective Time for all purposes of this Agreement, including with respect to the right to receive the Merger Consideration in accordance with this Article III. Each MLP Phantom Unit that is payable solely in cash and that vests pursuant to this Section 3.5(b) shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, vest in full and shall become immediately payable in cash.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE MLP PARTIES

Except as disclosed in the MLP SEC Reports (excluding any disclosures set forth in any “risk factor” section and in any section relating to forward-looking statements, to the extent that they are cautionary, predictive or forward-looking in nature) filed prior to the Execution Date or as set forth in a section of the MLP Disclosure Schedule corresponding to the applicable Sections of this Article IV to which such disclosure applies (provided that any information set forth in one section of the MLP Disclosure Schedule shall be deemed to apply to each other section thereof to which its relevance is reasonably apparent on its face, except that no such information shall be deemed to apply, and no disclosure in the MLP SEC reports shall be deemed to be an exception, to Section 4.2(a), Section 4.3(a), Section 4.3(b) or Section 4.17(a)), the MLP Parties hereby represent and warrant, jointly and severally, to the Buyer Parties that:

SECTION 4.1 Organization; Qualification.

(a) Each of the MLP Group Entities is a limited partnership, limited liability company, corporation or otherwise duly organized, validly existing and in good standing under the law of its jurisdiction of organization. Each of the MLP Group Entities has all requisite partnership, limited liability company, corporate or other power and authority, as the case may be, to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted, except in each case where the failure to be duly organized, validly existing or to have such power or authority, individually or in the aggregate, does not constitute an MLP Material Adverse Effect.

(b) Section 4.1(b) of the MLP Disclosure Schedule sets forth, as of the Execution Date, a true and complete list of the MLP Group Entities, together with (i) the legal nature of each such Person, (ii) the jurisdiction of organization or formation of such Person, (iii) the name of the MLP Group Entity that owns directly or of record any equity or similar interest in such Person and (iv) the interest (expressed in a percentage or other amount) owned by such MLP Group Entity in such Person. Each of the MLP Group Entities is duly qualified and in good standing to do business as a foreign limited partnership, limited liability company, corporation or otherwise, as the case may be, in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, does not constitute an MLP Material Adverse Effect.

(c) Each of the MLP Parties has heretofore made available to Buyer complete and correct copies of its Governing Documents, in each case as amended to the Execution Date, and such Governing Documents are in full force and effect.

SECTION 4.2 Authority; No Violation; Consents and Approvals.

(a) Each of the MLP Parties has all requisite limited liability company or partnership power and authority, as applicable, to enter into this Agreement and to carry out its obligations hereunder and, subject to, with respect to consummation of the Merger, MLP Unitholder Approval, to consummate the transactions contemplated hereby. The execution, delivery and performance by each MLP Party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company or partnership, as applicable, action on the part of such MLP Party. Subject to MLP Unitholder Approval, no other limited liability company or partnership proceedings are necessary to consummate the transactions contemplated by this Agreement (except for the filing of the appropriate merger documents as required by Delaware law). This Agreement has been duly executed and delivered by each MLP Party and, assuming the due authorization, execution and delivery hereof by the Other Parties, constitutes a legal, valid and binding agreement of each MLP Party, enforceable against such MLP Party in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law)). The adoption of this Agreement by the affirmative vote or consent of the Holders of at least a “Unit Majority” (as such term is defined in the MLP Partnership Agreement) (the “MLP Unitholder Approval”) is the only additional vote of partnership interests in MLP necessary to approve this Agreement and the Merger.

(b) Assuming the consents, approvals and filings referred to in Section 4.2(b) of the MLP Disclosure Schedule and the MLP Unitholder Approval are obtained or made, neither the execution and delivery by the MLP Parties of this Agreement, nor the consummation by the MLP Parties of the transactions contemplated hereby, nor compliance by the MLP Parties with any of the terms or provisions of this Agreement, will (i) violate any provision of the Governing Documents of any of the MLP Group Entities; (ii) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any agreement, permit, franchise, note, indenture, bond, mortgage, lease or instrument to which any of the MLP Group Entities is a party or by or to which any of their properties are bound; (iii) result in the creation of an Encumbrance, other than Permitted Encumbrances, upon or require the sale or give any Person the right to acquire any of the assets of any of the MLP Group Entities, or restrict, hinder, impair or limit the ability of any of the MLP Group Entities to carry on its business as and where it is now being carried on; or (iv) violate any Law applicable to the MLP Group Entities, except for matters described in clauses (ii), (iii) or (iv) that do not, individually or in the aggregate, constitute an MLP Material Adverse Effect.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required to be obtained or made by any MLP Group Entity in connection with the execution and delivery of this Agreement by the MLP Parties or the consummation by the MLP Parties of the transactions contemplated by this Agreement, except for: (i) the filing with the SEC of (A) a proxy statement in preliminary and definitive form relating to the meeting of the unitholders of MLP to be held in connection with adoption of this Agreement and (B) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (ii) the filing of the certificate of merger with the Office of the Secretary of State of the State of Delaware;

(iii) any filings, consents, authorizations, approvals or exemptions in connection with compliance with the rules of the NYSE; (iv) such filings, consents, authorizations, approvals or exemptions as may be required by any applicable state securities or “blue sky” or takeover laws; and (v) any such consent, approval, order, authorization, registration, filing, or permit that the failure to obtain or make do not constitute, individually or in the aggregate, an MLP Material Adverse Effect.

SECTION 4.3 Capitalization.

(a) MLP General Partner is the sole general partner of MLP. MLP General Partner is the sole record and beneficial owner of the MLP General Partner Interest and MLP Incentive Distribution Rights, and such general partner interest and MLP Incentive Distribution Rights have been duly authorized and validly issued in accordance with applicable Law and the MLP Partnership Agreement. Except as provided in the MLP Partnership Agreement, MLP General Partner owns the MLP General Partner Interest and MLP Incentive Distribution Rights free and clear of any Encumbrances. As of the Execution Date, CW Gas Holdings is the sole member of MLP General Partner and is the sole record and beneficial owner of all limited liability company interests in MLP General Partner, and such limited liability company interest has been duly authorized and validly issued in accordance with applicable Law and the Governing Documents of MLP General Partner. CW Gas Holdings owns such limited liability company interest free and clear of any Encumbrances other than Permitted Encumbrances.

(b) As of the Execution Date, MLP has no partnership or other equity interests issued and outstanding other than the following:

(i) 53,696,845 MLP Common Units (excluding any MLP Restricted Common Units and MLP Phantom Units);

(ii) 6,190,469 MLP Class D Units, all of which are owned beneficially and of record by CW Gas Holdings;

(iii) the MLP Incentive Distribution Rights;

(iv) 68,079 MLP Restricted Common Units;

(v) 269,969 MLP Phantom Units (of which 8,156 of such MLP Phantom Units are payable solely in cash); and

(vi) the MLP General Partner Interest.

Each of the outstanding MLP Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with applicable Law and the MLP Partnership Agreement, and are fully paid (to the extent required under the MLP Partnership Agreement) and non-assessable (except to the extent such non-assessability may be affected by Sections 17-607 and 17-804 of DRULPA). Such MLP Units were not issued in violation of any pre-emptive or similar rights. Except as set forth in this Section 4.3 and in Section 4.3(b) of the MLP Disclosure Schedule, (i) there are no outstanding options, warrants, subscriptions, puts, calls or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating any of the MLP Group Entities to offer, issue, sell, redeem, repurchase, otherwise acquire or transfer, pledge or encumber any equity interest in any of the MLP Group Entities; (ii) there are no outstanding securities or obligations of any kind of any of the MLP Group Entities that are convertible into or exercisable or exchangeable for any equity interest in any of the MLP Group Entities or any other Person, and none of the MLP Group Entities has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities; (iii) there are no outstanding equity appreciation rights, phantom equity or similar rights based on the value of the equity, book value, income or any other attribute of any of the MLP Group Entities; (iv) there are no outstanding bonds, debentures or other evidences of indebtedness of any of the MLP Group Entities having the right to vote (or that are exchangeable for or convertible or exercisable into securities of any MLP Group Entity or securities having the right to vote) with the Holders of the MLP Units on any matter; and (v) except as described in the MLP Partnership Agreement, there are no unitholder agreements, proxies, voting trusts, rights to require registration under securities Law or other arrangements or commitments to which any of the MLP Group Entities is a party or by which any of their securities are bound with respect to the voting, disposition or registration of any outstanding securities of any of the MLP Group Entities.

(c) Other than with respect to the MLP Group Entities, MLP does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person. All of the outstanding shares of capital stock or other equity interests of each MLP Subsidiary (i) have been duly authorized and validly issued, (ii) except as provided in the applicable Governing Documents and for Permitted Encumbrances, are owned, directly or indirectly, by MLP free and clear of any Encumbrances and (iii) in the case of corporations, are fully paid and non-assessable.

(d) Except with respect to the ownership of any equity or long-term debt securities between or among the MLP Group Entities, none of the MLP Group Entities owns or will own at the Closing Date, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

SECTION 4.4 Financial Statements. The historical financial statements of MLP included in the MLP SEC Reports, including all related notes and schedules (the “MLP Financial Statements”): (i) comply as to form in all material respects with the Securities Act, Exchange Act and applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; (ii) fairly present in all material respects the consolidated financial position of MLP and the MLP Subsidiaries, as of the respective dates thereof, and the consolidated results of operations, cash flows and changes in partners’ equity of the entities to which such MLP Financial Statements relate for the periods indicated; and (iii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Rule 10-01 of Regulation S-X) and subject, in the case of interim financial statements, to normal year-end adjustments.

SECTION 4.5 Absence of Undisclosed Liabilities.

(a) Neither MLP nor any of the MLP Subsidiaries has any indebtedness or liability, absolute or contingent, which is of a nature required to be reflected on the balance sheet of MLP or in the notes thereto, in each case prepared in conformity with GAAP, and which is not shown or reserved against on the MLP Financial Statements, other than

(i) liabilities incurred or accrued in the ordinary course of business consistent with past practice since December 31, 2012, including liens for current Taxes and assessments not in default;

(ii) liabilities of MLP or any of the MLP Subsidiaries that, individually or in the aggregate, are not material to the MLP Group Entities, taken as a whole; or

(iii) liabilities that have been discharged or paid in full prior to the Execution Date.

(b) Neither MLP nor any of the MLP Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among MLP and any of the MLP Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the purpose of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, MLP in MLP’s published financial statements or any MLP SEC Reports.

SECTION 4.6 MLP SEC Reports and Internal Controls.

(a) Since December 31, 2010, all reports (except for the Proxy Statement/Prospectus, which is addressed in Section 4.7), including but not limited to the Annual Reports on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K, forms, schedules, statements and other documents required to be filed or furnished by MLP with or to the SEC, as applicable, pursuant to the Exchange Act or the Securities Act (the “MLP SEC Reports”), have been timely filed or furnished in accordance with the rules and regulations of the SEC. All such MLP SEC Reports (i) complied as to form in all material respects in accordance with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations thereunder and (ii) as of its filing date in the case of any Exchange Act report and as of its effective date in the case of any Securities Act filing, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Execution Date, there are no outstanding or unresolved comments received from the SEC staff with respect to the MLP SEC Reports. To the Knowledge of the MLP, none of the MLP SEC Reports is the subject of ongoing SEC review or investigation.

(b) MLP has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. MLP’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by MLP in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to MLP’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”). MLP’s management has completed its assessment of the effectiveness of MLP’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2012, and such assessment concluded that such controls were effective. To MLP’s Knowledge, it has disclosed, based on its most recent evaluations, to MLP’s outside auditors and the audit committee of the MLP Board (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect MLP’s ability to record, process, summarize and report financial information (as defined in Rule 13a-15(f) of the Exchange Act) and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the MLP’s internal controls over financial reporting.

SECTION 4.7 Information Supplied. None of the information to be supplied by the MLP Group Entities for inclusion in (a) the Proxy Statement/Prospectus to be filed with the SEC, and any amendments or supplements thereto, or (b) the Registration Statement to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Proxy Statement/Prospectus, at the time the Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to MLP Unitholders, at the time of the MLP Unitholders’ Meeting and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

SECTION 4.8 Compliance with Applicable Law; Permits.

(a) Except with respect to Tax matters (which are provided for in Section 4.14), Environmental Law (which is provided for in Section 4.11) and employee benefit matters (which are provided for in Section 4.15), each of the MLP Group Entities is in compliance with all, and is not in default under or in violation of any, applicable Law, other than any noncompliance, default or violation which would not, individually or in the aggregate, constitute an MLP Material Adverse Effect. No MLP Group Entity has received any written communication within the past two years from a Governmental Entity that alleges that any MLP Group Entity is not in compliance with or is in default or violation of any applicable Law, except where such non-compliance, default or violation would not constitute, individually or in the aggregate, an MLP Material Adverse Effect.

(b) The MLP Group Entities are in possession of all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary under applicable Law to own, lease and operate their properties and to lawfully carry on their businesses as they are now being conducted (collectively, the “MLP Permits”), except where the failure to be in possession of such MLP Permits would not, individually or in the aggregate, constitute an MLP Material Adverse Effect. None of the MLP Group Entities is in default or violation of any of the MLP Permits, except for any such defaults or violations that would not, individually or in the aggregate, constitute an MLP Material Adverse Effect. No suspension or cancellation of any of the MLP Permits is pending or, to the Knowledge of MLP, threatened, except where such suspension or cancellation would not constitute, individually or in the aggregate, an MLP Material Adverse Effect. As of the Execution Date, to the Knowledge of MLP, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of the MLP Group Entities under, any MLP Permit, or has caused (or would cause) an applicable Governmental Entity to fail or refuse to issue, renew or extend any MLP Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses, accelerations or failures that would not constitute, individually or in the aggregate, an MLP Material Adverse Effect.

SECTION 4.9 Material Contracts.

(a) Except for those agreements filed as exhibits to the MLP SEC Reports and those agreements set forth on Section 4.9(a) of the MLP Disclosure Schedule (collectively, the “MLP Material Agreements”), none of the MLP Group Entities is a party to, or is bound by, any agreements, contracts or commitments (whether written or oral):

(i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) which constitutes a contract or commitment relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $10,000,000;

(iii) which contains any provision that prior to or following the Effective Time would materially restrict or alter the conduct of business of, or purport to materially restrict or alter the conduct of business of, whether or not binding on, MLP or any controlled Affiliate of MLP, including by materially restricting the disposition of any business or assets;

(iv) which is a lease or license (whether of real, personal or intangible property) providing for annual rentals or fees of $5,000,000 or more that cannot be terminated by any MLP Group Entity on not more than 60 days’ notice without payment by such MLP Group Entity of any material penalty;

(v) which is an agreement for the purchase of materials, supplies, goods, services, equipment or other assets that in each case both (A) cannot be terminated by any MLP Group Entity on not more than 60 days’ notice without payment by any of MLP Group Entity of any material penalty and (B) involves annual revenues or payments in excess of $10,000,000;

(vi) which is a partnership, joint venture or other similar agreement or arrangement;

(vii) which is a contract relating to the acquisition or disposition of any business or assets (whether by merger, sale of stock, sale of assets or otherwise) with a purchase price of $10,000,000 or more;

(viii) any contract that relates to any commodity or interest rate swap, cap or collar or other similar hedging or derivate transactions, other than any contract for purchase and sale of commodities and the associated hedging instruments entered into in the ordinary course of business consistent with past practice;

(ix) any contract relating to the gathering, processing, treating, transportation, storage, sale or purchase of natural gas, condensate or other liquid or gaseous hydrocarbons or the products therefrom, or the provision of services related thereto (including any operation, operation servicing or maintenance contract) in each case that involves annual revenues or payments in excess of $10,000,000; or

(x) any contract relating to the construction of capital assets or other capital expenditures in each case that involves annual revenues or payments in excess of $10,000,000.

(b) Except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law); provided, however, that any indemnity, contribution and exoneration provisions contained in any such MLP Material Agreement may be limited by applicable Law and public policy, each of the MLP Material Agreements (i) constitutes the valid and binding obligation of the applicable MLP Group Entity and, to the Knowledge of the MLP Parties, constitutes the valid and binding obligation of the other parties thereto, (ii) is in full force and effect as of the Execution Date and (iii) will be in full force and effect upon the consummation of the transactions contemplated by this Agreement, in each case unless the failure to be so would not constitute, individually or in the aggregate, an MLP Material Adverse Effect.

(c) There is not, to the Knowledge of any of the MLP Parties, under any MLP Material Agreement, any default or event which, with notice or lapse of time or both, would constitute a default on the part of any of the parties thereto, except such events of default and other events as to which requisite waivers or consents have been obtained or which would not constitute, individually or in the aggregate, an MLP Material Adverse Effect.

SECTION 4.10 Legal Proceedings. There are no pending (or, to the Knowledge of the MLP Parties, threatened) Proceedings, with respect to which any MLP Group Entity has been contacted in writing by counsel for the plaintiff or claimant, against or affecting any MLP Group Entity or any of their properties, assets, operations or business and which constitute, individually or in the aggregate, an MLP Material Adverse Effect. Except as would not individually or in the aggregate constitute an MLP Material Adverse Effect, none of the MLP Group Entities is a party or subject to or in default under any Order applicable to it or any of its properties, assets, operations or business.

SECTION 4.11 Environmental Matters. Except as reflected in the MLP Financial Statements, and except for any such matter that individually or in the aggregate would not constitute an MLP Material Adverse Effect:

(a) each of the MLP Group Entities and its assets, real properties and operations are in compliance with all Environmental Law and Environmental Permits;

(b) each of the MLP Group Entities has, as applicable, developed and submitted or obtained and maintained all Environmental Permits necessary for the conduct and operation of its business as currently conducted and operated, and all such Environmental Permits are in full force and effect and to the Knowledge of the MLP Parties, there is no pending or threatened challenge to any Environmental Permit or reason to believe any pending application for any Environmental Permit will not be approved in reasonably acceptable form and substance;

(c) none of the MLP Group Entities has received any written notice from any Person alleging with respect to any of the MLP Group Entities, the violation of or liability under any Environmental Law (including liability as a potentially responsible party under CERCLA or any analogous state laws) or any Environmental Permit, and to the Knowledge of the MLP Parties, no occurrence or condition exists that would reasonably be expected to result in the receipt of such notice;

(d) there has been no Release of any Hazardous Material at, on, under or from any real properties or facilities as a result of the operations of the MLP Group Entities that has not been remediated as required by any Environmental Law or Environmental Permit or otherwise adequately reserved for in the MLP Financial

Statements and to the Knowledge of the MLP Parties, there is no occurrence or condition relating to any such Release that would reasonably be expected to result in any of the MLP Group Entities having liability under any Environmental Law or Environmental Permit; and

(e) the MLP Group Entities have provided or otherwise made available to the Buyer Group Entities true and complete copies of all material written environmental assessment reports that have been prepared by or on behalf of the MLP Group Entities and that are in any of the MLP Group Entities’ possession.

This Section 4.11, and Sections 4.2(b) and 4.2(c), 4.5, 4.9 and 4.13 hereof, constitute the sole and exclusive representation and warranty of the MLP Parties with respect to Environmental Permits, the Release of or exposure to Hazardous Materials and Environmental Law.

SECTION 4.12 Title to Properties and Rights of Way.

(a) Each of the MLP Group Entities has indefeasible title to all material real property and good title to all material tangible personal property owned by such MLP Group Entity, in each case which is material to the business of such MLP Group Entity, free and clear of all Encumbrances except Permitted Encumbrances, except as would not, individually or in the aggregate, constitute an MLP Material Adverse Effect.

(b) Each of the MLP Group Entities owns or has the right to use such consents, easements, rights-of-way, permits or licenses from each Person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the MLP SEC Reports, except for such rights-of-way the absence of which would not, individually or in the aggregate, result in an MLP Material Adverse Effect. Each such right-of-way is valid and enforceable, except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law), and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of the businesses of the MLP Group Entities, except where the failure of any such right-of-way to be valid or enforceable or to grant the rights purported to be granted thereby or necessary thereunder would not, individually or in the aggregate, result in an MLP Material Adverse Effect. Each of the MLP Group Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and, to the Knowledge of the MLP Parties, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for any failure to fulfill or perform or any such revocations, terminations and impairments that would not, individually or in the aggregate, result in an MLP Material Adverse Effect; and no such rights-of-way contain any restriction that materially prevents the operation of the businesses of the MLP Group Entities, taken as a whole, and as currently conducted.

(c) There is no pending (or, to the Knowledge of the MLP Parties, threatened) condemnation of any material part of the real property used and necessary for the conduct of the businesses of the MLP Group Entities, as they are presently conducted, by any Governmental Entity or other Person.

SECTION 4.13 Insurance. The MLP Group Entities own, hold, maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses in amounts required by applicable Law and customary for the businesses in which they operate. The MLP Group Entities are in compliance with the terms of all insurance policies in all material respects; and there are no material claims by any of the MLP Group Entities under any such insurance policy as to which any insurance company is denying liability or defending under a reservation of rights clause. Except as would not, individually or in the aggregate, constitute an MLP Material Adverse Effect, none of the MLP Group Entities has received any written notice from any insurer or agent of such insurer that such insurer has cancelled or terminated or has initiated procedures to cancel or terminate any insurance policy.

SECTION 4.14 Tax Matters. Except as would not, individually or in the aggregate, constitute an MLP Material Adverse Effect:

(a) each of the MLP Parties and the MLP Subsidiaries has filed when due (taking into account extensions of time for filing) all Tax Returns required to be filed by it;

(b) all Taxes owed by the MLP Parties and the MLP Subsidiaries (whether or not shown on any Tax Return) have been duly and timely paid in full;

(c) there is no Proceeding now pending against any of the MLP Parties or the MLP Subsidiaries in respect of any Tax or Tax Return, nor has any written adjustment with respect to a Tax Return or written claim for additional Tax been received by any MLP Party or its Subsidiaries that is still pending;

(d) no written claim has been made by any Tax authority in a jurisdiction where any of the MLP Parties or the MLP Subsidiaries does not currently file a Tax Return that it is or may be subject to any material Tax in such jurisdiction, nor has any such assertion been threatened or proposed in writing and received by any MLP Party or its Subsidiaries;

(e) except as set forth in Section 4.14(e) of the MLP Disclosure Schedule, none of the MLP Parties or the MLP Subsidiaries has any outstanding request for an extension of time within which to pay Taxes or file Tax Returns;

(f) there is no outstanding waiver or extension of any applicable statute of limitations for the assessment or collection of Taxes due from any of the MLP Parties or the MLP Subsidiaries;

(g) each of the MLP Parties and the MLP Subsidiaries has complied in all material respects with all applicable Law relating to the payment and withholding of Taxes and has duly and timely withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other party;

(h) each of the MLP Parties and the MLP Subsidiaries that is classified as a partnership for U.S. federal tax purposes has in effect an election under Section 754 of the Code;

(i) except as set forth in Section 4.14(i) of the MLP Disclosure Schedule, none of the MLP Parties or the MLP Subsidiaries has been a member of an Affiliated group filing a consolidated federal income Tax Return and none of the MLP Parties or the MLP Subsidiaries has any liability for the Taxes of any Person (other than an MLP Party or the MLP Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract or otherwise;

(j) in each tax year since the formation of MLP up to and including the current tax year, at least 90% of the gross income of MLP has been income which is “qualifying income” within the meaning of Section 7704(d) of the Code; and

(k) except for Crestwood Midstream Finance Corporation, none of the MLP Group Entities is treated as a corporation for U.S. federal tax purposes.

SECTION 4.15 Employees/Employee Benefits.

(a)(i) Section 4.15(a)(i) of the MLP Disclosure Schedule sets forth a complete and accurate list of each material MLP Employee Benefit Plan and (ii) true, correct and complete copies (or, to the extent no such copy exists, an accurate description thereof) of each such material MLP Employee Benefit Plan and any related documents, including all amendments thereto, have been furnished or made available to Buyer. To the extent applicable, there has also been furnished or made available to Buyer, with respect to each material MLP Employee Benefit Plan, any related trust agreement or other funding instrument, the most recent favorable determination letter from the Internal Revenue Service (or opinion letter, as applicable), the reports on Form 5500 for the immediately preceding year and the attached schedules and the most recent summary plan description and summaries of material modifications thereto, if applicable, with respect to each material MLP Employee Benefit Plan.

(b) Neither MLP nor any company or other entity that is required to be treated as a single employer together with MLP under Sections 414(b), (c), (m) or (o) of the Code has any liability (whether secondary, contingent or otherwise) with respect to an Employee Benefit Plan that (i) is subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA; (ii) is a multiemployer plan or a “multiple employer plan” (as such term is defined in Section 413(c) of the Code); or (iii) provides for any post-employment welfare benefits or coverage, except as required under Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B (or similar state or local law).

(c) Except as would not constitute, individually or in the aggregate, an MLP Material Adverse Effect:

(i) the MLP Employee Benefit Plans (A) have been established and maintained (in form and in operation) in accordance with their terms and with ERISA, the Code and all other applicable Laws and (B) if intended to be qualified under Section 401(a) of the Code, are so qualified and have received a favorable determination letter as to their qualification, or if such plan is a prototype plan, an opinion or notification letter and nothing has occurred, whether by action or failure to act that could reasonably be expected to cause the loss of such qualification;

(ii) each MLP Group Entity and each entity employing or engaging any current or former MLP Related Employees is, and has been, in compliance in all respects with all applicable Law relating to the employment of labor, including all such applicable Law relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health and workers’ compensation;

(iii) no event has occurred and no condition exists that would subject an MLP Group Entity either directly or by reason of their affiliation with any company or other entity that is required to be treated as a single employer together with MLP under Sections 414(b), (c), (m) or (o) of the Code to any Tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Laws;

(iv) all contributions, premium payments and other payments required to be made in connection with each MLP Employee Benefit Plan have been timely made or, if applicable, accrued to the extent required by GAAP;

(v) each MLP Employee Benefit Plan maintained or sponsored by an MLP Group Entity can be unilaterally amended or terminated at any time by an MLP Group Entity without liability other than liability for benefits accrued to the date of such amendment or termination pursuant to the terms of the plan;

(vi) there are no actions, suits, or claims pending (other than routine claims for benefits) or, to the knowledge of any MLP Group Entity, threatened against, or with respect to, any of the Employee Benefit Plans and no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims; and

(vii) there is no administrative investigation, audit or other administrative proceeding pending (other than routine qualification determination filings) or, to the knowledge of any MLP Group Entity, threatened, with respect to any of the MLP Employee Benefit Plans by the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency.

(d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, either alone or in combination with any other event, (i) entitle any current or former director or current or former MLP Related Employee to any retirement, severance, change of control, unemployment compensation or any other payment or enhanced or accelerated benefit, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such director or MLP Related Employee, or result in any limitation on the right of the MLP Group Entities and their Affiliates to amend, merge, terminate or receive a reversion of assets from any MLP Employee Benefit Plan or related trust, (iii) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) with respect to an MLP Group Entity or its Affiliates that could reasonably be construed, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the

Code) or (iv) result in the funding of any “rabbi” or similar trust pursuant to any MLP Employee Benefit Plan. No MLP Employee Benefit Plan provides for the gross-up or reimbursement of Taxes under Sections 4999 or 409A of the Code.

(e) Except as disclosed in Section 4.15(e) of the MLP Disclosure Schedule, no MLP Group Entity or entity employing or engaging MLP Related Employees is a party to, or subject to, or negotiating a collective bargaining agreement or any other contract with a labor union or representative of employees. There is no pending or, to the Knowledge of any MLP Group Entity, threatened strike, walkout or other work stoppage or any union organizing effort by or with respect to any MLP Related Employees, nor has there been any such material strike, walkout or other work stoppage or, to the Knowledge of any MLP Group Entity, union organizing effort within the past five (5) years. There is no unfair labor practice charge pending or, to the Knowledge of any MLP Group Entity, threatened against any MLP Group Entity.

SECTION 4.16 Books and Records. The minute books of MLP General Partner contain true and correct copies of all of the minutes of actions taken at all meetings of the MLP Board or audit committee thereof as of April 17, 2013 and all written consents executed in lieu of such meetings. Complete copies of all such minute books for the fiscal years ended or ending, as applicable, December 31, 2011 and 2012 through April 17, 2013 (excluding any minutes of the MLP Board or any committee thereof relating to (a) the approval or consideration of this Agreement or the transactions contemplated hereby or (b) any other strategic alternative considered by the MLP Board or any committee thereof at any time, including any MLP Takeover Proposal) have been made available to Buyer and its advisors and outside counsel subject to the obligations of the Parties contained in Section 6.2 of this Agreement.

SECTION 4.17 Absence of Certain Changes. Since December 31, 2012 through the Execution Date, (a) no events, changes, effects or developments have occurred that have had or would be reasonably expected to have, individually or in the aggregate, an MLP Material Adverse Effect, and (b) no MLP Group Entity has taken any action which would be in violation of Section 6.1(b)(i), Section 6.1(b)(iii), Section 6.1(viii), Section 6.1(x), Section 6.1(xi), or Section 6.1(xiv) or which would have required the consent of Buyer if taken after the Execution Date.

SECTION 4.18 Regulation. None of the MLP Group Entities is an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.19 Intellectual Property. MLP and the MLP Subsidiaries own or have the right to use all other Intellectual Property necessary for the operation of the businesses of each of MLP and the MLP Subsidiaries as presently conducted (collectively, the “MLP Intellectual Property”), free and clear of all Encumbrances except for Permitted Encumbrances, except where the failure to own or have the right to use such Intellectual Property would not, individually or in the aggregate, constitute an MLP Material Adverse Effect. To the Knowledge of the MLP Parties, (i) the use of the MLP Intellectual Property by MLP and the MLP Subsidiaries and the operation of the business of each of MLP and the MLP Subsidiaries as presently conducted does not infringe or misappropriate any Intellectual Property of any other Person; (ii) no Person is infringing or misappropriating the Intellectual Property of MLP and the MLP Subsidiaries; and (iii) MLP and the MLP Subsidiaries reasonably protect the operation and security of their material software and systems (and the data therein) and there have been no breaches or outages of same, except, in each case, for such matters that would not constitute, individually or in the aggregate, an MLP Material Adverse Effect.

SECTION 4.20 State Takeover Laws. No approvals are required under state takeover or similar laws in connection with the performance by the MLP Parties of their obligations under this Agreement.

SECTION 4.21 Opinion of Financial Advisor. The MLP Conflicts Committee has received the opinion of the MLP Conflicts Committee Financial Advisor, dated the Execution Date, to the effect that, as of such date, and based upon and subject to the assumptions, qualifications and limitations and other matters set forth therein, the Merger Consideration is fair, from a financial point of view, to the Holders of MLP Units (other than MLP General Partner, CW Gas Holdings and their respective Affiliates) (the “MLP Fairness Opinion”). MLP has been authorized by the MLP Conflicts Committee Financial Advisor to permit the inclusion of the MLP Fairness Opinion and, with the prior consent of the MLP Conflicts Committee Financial Advisor as required by the engagement letter between the MLP Conflicts Committee Financial Advisor and MLP, references thereto in the Proxy Statement.

SECTION 4.22 Approvals.

(a) MLP General Partner has approved this Agreement, the Merger and the other transactions contemplated by this Agreement (the “MLP Merger Transactions”) as required by applicable Law and the MLP Partnership Agreement. The MLP Board, at a meeting duly called and held, has by unanimous vote of the members of the MLP Board present, has (a) determined that this Agreement and the MLP Merger Transactions are advisable, fair to and in the best interests of MLP and the MLP Unitholders; (b) approved this Agreement and the MLP Merger Transactions; (c) directed that this Agreement be submitted to the MLP Unitholders for adoption; and (d) recommended that this Agreement be adopted by the MLP Unitholders.

(b) The MLP Conflicts Committee, at a meeting duly called and held, has by unanimous vote approved this Agreement and the Merger by “Special Approval” (as such term is defined by the MLP Partnership Agreement).

SECTION 4.23 Brokers’ Fees. Except for the fees and expenses payable to the MLP Financial Advisor and the MLP Conflicts Committee Financial Advisor (which amounts have been disclosed to Buyer prior to the Execution Date), none of the MLP Group Entities, nor any of their respective officers or directors has employed any broker, finder or other Person or incurred any liability on behalf of any MLP Group Entity, any Buyer Group Entity or itself for any advisory, brokerage, finder, success, deal completion or similar fees or commissions in connection with the transactions contemplated by this Agreement.

SECTION 4.24 Limitation of Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV, THE MLP PARTIES ARE NOT MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING THE MLP UNITS OR THE BUSINESS, ASSETS OR LIABILITIES OF ANY MLP GROUP ENTITY, INCLUDING, IN PARTICULAR, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

Except as disclosed in the Buyer SEC Reports (excluding any disclosures set forth in any “risk factor” section and in any section relating to forward-looking statements, to the extent that they are cautionary, predictive or forward-looking in nature) filed prior to the Execution Date or as set forth in a section of the Buyer Disclosure Schedule corresponding to the applicable Sections of this Article V to which such disclosure applies (provided that any information set forth in one section of the Buyer Disclosure Schedule shall be deemed to apply to each other section thereof to which its relevance is reasonably apparent on its face, except that no such information shall be deemed to apply, and no disclosure in the Buyer SEC reports shall be deemed to be an exception, to Section 5.2(a), Section 5.3(a), Section 5.3(b) or Section 5.17(a)), the Buyer Parties hereby represent and warrant, jointly and severally, to the MLP Parties that:

SECTION 5.1 Organization; Qualification.

(a) Each of the Buyer Group Entities is a limited partnership, limited liability company, corporation or otherwise duly organized, validly existing and in good standing under the law of its jurisdiction of organization. Each of the Buyer Group Entities has all requisite partnership, limited liability company, corporate or other power and authority, as the case may be, to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted, except in each case where the failure to be organized, validly existing or to have such power or authority, individually or in the aggregate, does not constitute a Buyer Material Adverse Effect.

(b) Section 5.1(b) of the Buyer Disclosure Schedule sets forth, as of the Execution Date, a true and complete list of the Buyer Group Entities, together with (i) the legal nature of each such Person, (ii) the jurisdiction of organization or formation of such Person, (iii) the name of the Buyer Group Entity that owns directly or of record any equity or similar interest in such Person and (iv) the interest (expressed in a percentage or other amount) owned by such Buyer Group Entity in such Person. Each of the Buyer Group Entities is duly qualified and in good standing to do business as a foreign limited partnership, limited liability company, corporation or otherwise, as the case may be, in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, does not constitute a Buyer Material Adverse Effect.

(c) Each of the Buyer Parties has heretofore made available to MLP complete and correct copies of its Governing Documents, in each case as amended to the Execution Date, and such Governing Documents are in full force and effect.

SECTION 5.2 Authority; No Violation; Consents and Approvals.

(a) Each of the Buyer Parties has all requisite limited liability company or partnership power and authority, as applicable, to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Buyer Party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company or partnership action, as applicable, on the part of such Buyer Party, and no other limited liability company or partnership proceedings are necessary to consummate the transactions contemplated by this Agreement (except for the filing of the appropriate merger documents as required by Delaware law). This Agreement has been duly executed and delivered by each Buyer Party and, assuming the due authorization, execution and delivery hereof by the Other Parties, constitutes a legal, valid and binding agreement of each Buyer Party, enforceable against such Buyer Party in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law)).

(b) After giving effect to the transactions contemplated by the documents referred to in Section 5.2(b) of the Buyer Disclosure Schedule, neither the execution and delivery by the Buyer Parties of this Agreement, nor the consummation by the Buyer Parties of the transactions contemplated hereby, nor compliance by the Buyer Parties with any of the terms or provisions of this Agreement, will (i) violate any provision of the Governing Documents of any of the Buyer Group Entities; (ii) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any agreement, permit, franchise, note, indenture, bond, mortgage, lease or instrument to which any of the Buyer Group Entities is a party or by or to which any of their properties are bound; (iii) result in the creation of an Encumbrance, other than Permitted Encumbrances, upon or require the sale or give any Person the right to acquire any of the assets of any of the Buyer Group Entities, or restrict, hinder, impair or limit the ability of any of the Buyer Group Entities to carry on its business as and where it is now being carried on; or (iv) violate any Law applicable to the Buyer Group Entities, except for matters described in clauses (ii), (iii) or (iv) that do not, individually or in the aggregate, constitute a Buyer Material Adverse Effect.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required to be obtained or made by any Buyer Group Entity in connection with the execution and delivery of this Agreement by the Buyer Parties or the consummation by the Buyer Parties of the transactions contemplated by this Agreement, except for: (i) the filing with the SEC of (A) the Registration Statement and (B) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (ii) filings with the NYSE; (iii) any filings, consents, authorizations, approvals or exemptions in connection with compliance with the rules of the NYSE; (iv) such filings, consents, authorizations, approvals or exemptions as may be required by any applicable state securities or “blue sky” or takeover laws; and (v) any such consent, approval, order, authorization, registration, filing, or permit that the failure to obtain or make do not constitute, individually or in the aggregate, a Buyer Material Adverse Effect.

SECTION 5.3 Capitalization.

(a) Buyer General Partner is the sole general partner of Buyer. Buyer General Partner is the sole record and beneficial owner of the non-economic general partner interest in Buyer, and such general partner interest has been duly authorized and validly issued in accordance with applicable Law and the Buyer Partnership Agreement. Buyer General Partner owns such general partner interest free and clear of any Encumbrances, except for Encumbrances (i) contained in the Governing Documents of Buyer and Buyer General Partner; (ii) Encumbrances required under the NRGY Credit Agreement; and (iii) under the DLLCA or applicable securities Law. Inergy Midstream Holdings, L.P. is the sole record and beneficial owner of the membership interests in Buyer General Partner and the Buyer Incentive Distribution Rights, and such membership interests and Buyer Incentive Distribution Rights have been duly authorized and validly issued in accordance with applicable Law and the Governing Documents of Buyer General Partner and Buyer. Inergy Midstream Holdings, L.P. owns such membership interests and Buyer Incentive Distribution Rights free and clear of any Encumbrances, except for Encumbrances (i) contained in the Governing Documents of Buyer and Buyer General Partner; (ii) Encumbrances required under the NRGY Credit Agreement; and (iii) under the DRULPA or applicable securities Law. Inergy, L.P. is the sole record and beneficial owner of the limited partner interests in Inergy Midstream Holdings, L.P. and such limited partner interests have been duly authorized and validly issued in accordance with applicable Law and the agreement of limited partnership of Inergy Midstream Holdings, L.P. Inergy, L.P. owns such limited partner interests free and clear of any Encumbrances, except for Encumbrances (i) contained in the Governing Documents of Inergy Midstream Holdings, L.P.; (ii) Encumbrances required under the Buyer Credit Agreement; and (iii) under the DRULPA or applicable securities Law. Merger Sub has no assets or liabilities and was formed solely for the purposes of consummating the transactions contemplated hereby.

(b) As of the Execution Date, Buyer has no partnership or other equity interests issued and outstanding other than the following:

(i) 85,515,730 Buyer Common Units (excluding any Buyer Restricted Common Units);

(ii) the Buyer Incentive Distribution Rights;

(iii) 427,334 Buyer Restricted Common Units;

(iv) the Buyer General Partner Interest.

Each of the outstanding Buyer Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with applicable Law and the Buyer Partnership Agreement, and are fully paid (to the extent required under the Buyer Partnership Agreement) and non-assessable (except to the extent such non-assessability may be affected by Sections 17-607 and 17-804 of DRULPA). Such Buyer Common Units were not issued in violation of any pre-emptive or similar rights. Except as set forth in this Section 5.3 and in Section 5.3(b) of the Buyer Disclosure Schedule, (i) there are no outstanding options, warrants, subscriptions, puts, calls or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating any of the Buyer Group Entities to offer, issue, sell, redeem, repurchase, otherwise acquire or transfer, pledge or encumber any equity interest in any of the Buyer Group Entities; (ii) there are no outstanding securities or obligations of any kind of any of the Buyer Group Entities that are convertible into or exercisable or exchangeable for any equity interest in any of the Buyer Group Entities or any other Person, and none of the Buyer Group Entities has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities; (iii) there are no outstanding equity appreciation rights, phantom equity or similar rights based on the value of the equity, book value, income or any other attribute of any of the Buyer Group Entities; (iv) there are no outstanding bonds, debentures or other evidences of indebtedness of any of the Buyer Group Entities having the right to vote (or that are exchangeable for or convertible or exercisable into securities of any Buyer Group Entity or securities having the right to vote) with the Holders of the Buyer Common Units on any matter; and (v) except as described in the Buyer Partnership Agreement, there are no unitholder agreements, proxies, voting trusts, rights to require registration under securities Law or other arrangements or commitments to which any of the Buyer Group Entities is a party or by which any of their securities are bound with respect to the voting, disposition or registration of any outstanding securities of any of the Buyer Group Entities.

(c) Other than with respect to the Buyer Group Entities, the Buyer does not own, beneficially, directly or indirectly, any equity securities or similar interests of any Person. All of the outstanding shares of capital stock or other equity interests of each Buyer Subsidiary (i) have been duly authorized and validly issued, (ii) except as provided in the applicable Governing Documents and for Permitted Encumbrances, are owned, directly or indirectly, by Buyer free and clear of any Encumbrances and (iii) in the case of corporations, are fully paid and non-assessable.

(d) Except with respect to the ownership of any equity or long-term debt securities between or among the Buyer Group Entities, none of the Buyer Group Entities owns or will own at the Closing Date, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

SECTION 5.4 Financial Statements. The historical financial statements of Buyer included in the Buyer SEC Reports, including all related notes and schedules (the “Buyer Financial Statements”): (i) comply as to form in all material respects with the Securities Act, Exchange Act and applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; (ii) fairly present in all material respects the consolidated financial position of Buyer and the Buyer Subsidiaries, as of the respective dates thereof, and the consolidated results of operations, cash flows and changes in partners’ equity of the entities to which such Buyer Financial Statements relate for the periods indicated; and (iii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Rule 10-01 of Regulation S-X) and subject, in the case of interim financial statements, to normal year-end adjustments.

SECTION 5.5 Absence of Undisclosed Liabilities.

(a) Neither Buyer nor any of the Buyer Subsidiaries has any indebtedness or liability, absolute or contingent, which is of a nature required to be reflected on the balance sheet of Buyer or in the notes thereto, in each case prepared in conformity with GAAP, and which is not shown or reserved against on the Buyer Financial Statements, other than

(i) liabilities incurred or accrued in the ordinary course of business consistent with past practice since September 30, 2012, including liens for current Taxes and assessments not in default;

(ii) liabilities of Buyer or any of the Buyer Subsidiaries that, individually or in the aggregate, are not material to the Buyer Group Entities, taken as a whole; or

(iii) liabilities that have been discharged or paid in full prior to the Execution Date.

(b) Neither Buyer nor any of the Buyer Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among Buyer and any of the Buyer

Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the purpose of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Buyer in Buyer’s published financial statements or any Buyer SEC Reports.

SECTION 5.6 Buyer SEC Reports and Internal Controls.

(a) Since September 30, 2010, all reports (except for the Proxy Statement/Prospectus, which is addressed in Section 5.7), including but not limited to the Annual Reports on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K, forms, schedules, statements and other documents required to be filed or furnished by Buyer with or to the SEC, as applicable, pursuant to the Exchange Act or the Securities Act (the “Buyer SEC Reports”), have been timely filed or furnished in accordance with the rules and regulations of the SEC. All such Buyer SEC Reports (i) complied as to form in all material respects in accordance with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations thereunder and (ii) as of its filing date in the case of any Exchange Act report and as of its effective date in the case of any Securities Act filing, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Execution Date, there are no outstanding or unresolved comments received from the SEC staff with respect to the Buyer SEC Reports. To the Knowledge of Buyer, none of the Buyer SEC Reports is the subject of ongoing SEC review or investigation.

(b) Buyer has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Buyer’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Buyer in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Buyer’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Buyer’s management has completed its assessment of the effectiveness of Buyer’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended September 30, 2012, and such assessment concluded that such controls were effective. To Buyer’s Knowledge, it has disclosed, based on its most recent evaluations, to Buyer’s outside auditors and the audit committee of the Buyer Board (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Buyer’s ability to record, process, summarize and report financial information (as defined in Rule 13a-15(f) of the Exchange Act) and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Buyer’s internal controls over financial reporting.

SECTION 5.7 Information Supplied. None of the information to be supplied by the Buyer Group Entities for inclusion in (a) the Proxy Statement/Prospectus to be filed with the SEC, and any amendments or supplements thereto, or (b) the Registration Statement to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Proxy Statement/Prospectus, at the time the Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to MLP Unitholders, at the time of the MLP Unitholders’ Meeting and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

SECTION 5.8 Compliance with Applicable Law; Permits.

(a) Except with respect to Tax matters (which are provided for in Section 5.14), Environmental Law (which is provided for in Section 5.11) and employee benefit matters (which are provided for in Section 5.15), each of the Buyer Group Entities is in compliance with all, and is not in default under or in violation of, applicable Law, other than any noncompliance, default or violation which would not, individually or in the aggregate, constitute a Buyer Material Adverse Effect. No Buyer Group Entity has received any written communication within the past two years from a Governmental Entity that alleges that any Buyer Group Entity is not in compliance with or is in default or violation of any applicable Law, except where such non-compliance, default or violation would not constitute, individually or in the aggregate, a Buyer Material Adverse Effect.

(b) The Buyer Group Entities are in possession of all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary under applicable Law to own, lease and operate their properties and to lawfully carry on their businesses as they are now being conducted (collectively, the “Buyer Permits”), except where the failure to be in possession of such Buyer Permits would not, individually or in the aggregate, constitute a Buyer Material Adverse Effect. None of the Buyer Group Entities in default or violation of any of the Buyer Permits, except for any such defaults or violations that would not, individually or in the aggregate, constitute a Buyer Material Adverse Effect. No suspension or cancellation of any of the Buyer Permits is pending or, to the Knowledge of Buyer, threatened, except where such suspension or cancellation would not constitute, individually or in the aggregate, a Buyer Material Adverse Effect. As of the Execution Date, to the Knowledge of Buyer, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of the Buyer Group Entities under, any Buyer Permit, or has caused (or would cause) an applicable Governmental Entity to fail or refuse to issue, renew or extend any Buyer Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses, accelerations or failures that would not constitute, individually or in the aggregate, a Buyer Material Adverse Effect.

SECTION 5.9 Material Contracts.

(a) Except for those agreements filed as exhibits to the Buyer SEC Reports and those agreements set forth on Section 5.9(a) of the Buyer Disclosure Schedule (collectively, the “Buyer Material Agreements”), none of the Buyer Group Entities is a party to, or is bound by, any agreements, contracts or commitments (whether written or oral):

(i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) which constitutes a contract or commitment relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $10,000,000;

(iii) which contains any provision that prior to or following the Effective Time would materially restrict or alter the conduct of business of, or purport to materially restrict or alter the conduct of business of, whether or not binding on, Buyer or any controlled Affiliate of Buyer, including by materially restricting the disposition of any business or assets;

(iv) which is a lease or license (whether of real, personal or intangible property) providing for annual rentals or fees of $2,000,000 or more that cannot be terminated by any Buyer Group Entity on not more than 60 days’ notice without payment by such Buyer Group Entity of any material penalty;

(v) which is an agreement for the purchase of materials, supplies, goods, services, equipment or other assets that in each case both (A) cannot be terminated by any Buyer Group Entity on not more than 60 days’ notice without payment by any of Buyer Group Entity of any material penalty and (B) involves annual revenues or payments in excess of $10,000,000;

(vi) which is a partnership, joint venture or other similar agreement or arrangement;

(vii) which is a contract relating to the acquisition or disposition of any business or assets (whether by merger, sale of stock, sale of assets or otherwise) with a purchase price of $10,000,000 or more;

(viii) any contract that relates to any commodity or interest rate swap, cap or collar or other similar hedging or derivate transactions, other than any contract for purchase and sale of commodities and the associated hedging instruments entered into in the ordinary course of business consistent with past practice;

(ix) any contract relating to the gathering, processing, treating, transportation, storage, sale or purchase of natural gas, condensate or other liquid or gaseous hydrocarbons or the products therefrom, or the provision of services related thereto (including any operation, operation servicing or maintenance contract) in each case that involves annual revenues or payments in excess of $10,000,000; or

(x) any contract relating to the construction of capital assets or other capital expenditures in each case that involves annual revenues or payments in excess of $10,000,000.

(b) Except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law); provided, however, that any indemnity, contribution and exoneration provisions contained in any such Buyer Material Agreement may be limited by applicable Law and public policy, each of the Buyer Material Agreements (i) constitutes the valid and binding obligation of the applicable Buyer Group Entity and, to the knowledge of the Buyer Parties, constitutes the valid and binding obligation of the other parties thereto, (ii) is in full force and effect as of the Execution Date, and (iii) will be in full force and effect upon the consummation of the transactions contemplated by this Agreement, in each case unless the failure to be so would not constitute, individually or in the aggregate, a Buyer Material Adverse Effect.

(c) There is not, to the Knowledge of any of the Buyer Parties, under any Buyer Material Agreement, any default or event which, with notice or lapse of time or both, would constitute a default on the part of any of the parties thereto, except such events of default and other events as to which requisite waivers or consents have been obtained or which would not constitute, individually or in the aggregate, a Buyer Material Adverse Effect.

SECTION 5.10 Legal Proceedings. There are no pending (or to the Knowledge of the Buyer Parties, threatened) Proceedings, with respect to which any Buyer Group Entity has been contacted in writing by counsel for the plaintiff or claimant, against or affecting any Buyer Group Entity or any of their properties, assets, operations or business and which constitute, individually or in the aggregate, a Buyer Material Adverse Effect. Except as would not individually constitute a Buyer Material Adverse Effect, none of the Buyer Group Entities is a party or subject to or in default under any Order applicable to it or any of its properties, assets, operations or business.

SECTION 5.11 Environmental Matters. Except as reflected in the Buyer Financial Statements, and except for any such matter that individually or in the aggregate would not constitute a Buyer Material Adverse Effect:

(a) each of the Buyer Group Entities and its assets, real properties and operations are in compliance with all Environmental Law and Environmental Permits;

(b) each of the Buyer Group Entities has, as applicable, developed and submitted or obtained and maintained all Environmental Permits necessary for the conduct and operation of its business as currently conducted and operated, and all such Environmental Permits are in full force and effect and to the

Knowledge of the Buyer Parties, there is no pending or threatened challenge to any Environmental Permit or reason to believe any pending application for any Environmental Permit will not be approved in reasonably acceptable form and substance;

(c) none of the Buyer Group Entities has received any written notice from any Person alleging, with respect to any of the Buyer Group Entities, the violation of or liability under any Environmental Law (including liability as a potentially responsible party under CERCLA or any analogous state laws) or any Environmental Permit, and to the Knowledge of the Buyer Parties, no occurrence or condition exists that would reasonably be expected to result in the receipt of such notice;

(d) there has been no Release of any Hazardous Material at, on, under or from any real properties or facilities as a result of the operations of the Buyer Group Entities that has not been remediated as required by any Environmental Law or Environmental Permit or otherwise adequately reserved for in the Buyer Financial Statements and to the Knowledge of the Buyer Parties, there is no occurrence or condition relating to any such Release that would reasonably be expected to result in any of the Buyer Group Entities having liability under any Environmental Law or Environmental Permit; and

(e) the Buyer Group Entities have provided or otherwise made available to the MLP Group Entities true and complete copies of all material written environmental assessment reports that have been prepared by or on behalf of the Buyer Group Entities and that are in any of the Buyer Group Entities’ possession.

This Section 5.11, and Sections 5.2(b) and 5.2(c), 5.5, 5.9 and 5.13 hereof, constitute the sole and exclusive representation and warranty of the Buyer Parties with respect to Environmental Permits, the Release of or exposure to Hazardous Materials and Environmental Law.

SECTION 5.12 Title to Properties and Rights of Way.

(a) Each of the Buyer Group Entities has indefeasible title to all material real property and good title to all material tangible personal property owned by such Buyer Group Entity, in each case which is material to the business of such Buyer Group Entity, free and clear of all Encumbrances except Permitted Encumbrances except as would not, individually or in the aggregate, constitute a Buyer Material Adverse Effect.

(b) Each of the Buyer Group Entities owns or has the right to use such rights-of-way as are necessary to conduct its business in the manner described in the Buyer SEC Reports, except for such rights-of-way the absence of which would not, individually or in the aggregate, result in a Buyer Material Adverse Effect. Each such right-of-way is valid and enforceable, except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law), and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of the businesses of the Buyer Group Entities, except where the failure of any such right-of-way to be valid or enforceable or to grant the rights purported to be granted thereby or necessary thereunder would not, individually or in the aggregate, result in an Buyer Material Adverse Effect. Each of the Buyer Group Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and, to the knowledge of the Buyer Parties, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except any failure to fulfill or perform any for such revocations, terminations and impairments that would not, individually or in the aggregate, result in a Buyer Material Adverse Effect; and no such rights-of-way contain any restriction that materially prevents the operation of the businesses of the Buyer Group Entities, taken as a whole, and as currently conducted.

(c) There is no pending (or, to the Knowledge of the Buyer Parties, threatened) condemnation of any material part of the real property used and necessary for the conduct of the businesses of the Buyer Group Entities, as they are presently conducted, by any Governmental Entity or other Person.

SECTION 5.13 Insurance. The Buyer Group Entities own, hold, maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses in amounts required by applicable Law and customary for the businesses in which they operate. The Buyer Group Entities are in compliance with the terms of all insurance policies in all material respects; and there are no material claims by any of the Buyer Group Entities under any such insurance policy as to which any insurance company is denying liability or defending under a reservation of rights clause. Except as would not, individually or in the aggregate, constitute a Buyer Material Adverse Effect, none of the Buyer Group Entities has received any written notice from any insurer or agent of such insurer that such insurer has cancelled or terminated or has initiated procedures to cancel or terminate any insurance policy.

SECTION 5.14 Tax Matters. Except as would not, individually or in the aggregate, constitute a Buyer Material Adverse Effect:

(a) each of the Buyer Parties and the Buyer Subsidiaries has filed when due (taking into account extensions of time for filing) all Tax Returns required to be filed by it;

(b) all Taxes owed by the Buyer Parties and the Buyer Subsidiaries (whether or not shown on any Tax Return) have been duly and timely paid in full;

(c) there is no Proceeding now pending against any of the Buyer Parties or the Buyer Subsidiaries in respect of any Tax or Tax Return, nor has any written adjustment with respect to a Tax Return or written claim for additional Tax been received by any Buyer Party or its Subsidiaries that is still pending;

(d) no written claim has been made by any Tax authority in a jurisdiction where any of the Buyer Parties or the Buyer Subsidiaries does not currently file a Tax Return that it is or may be subject to any material Tax in such jurisdiction, nor has any such assertion been threatened or proposed in writing and received by any Buyer Party or its Subsidiaries;

(e) none of the Buyer Parties or the Buyer Subsidiaries has any outstanding request for an extension of time within which to pay Taxes or file Tax Returns;

(f) there is no outstanding waiver or extension of any applicable statute of limitations for the assessment or collection of Taxes due from any of the Buyer Parties or the Buyer Subsidiaries;

(g) each of the Buyer Parties and the Buyer Subsidiaries has complied in all material respects with all applicable Law relating to the payment and withholding of Taxes and has duly and timely withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other party;

(h) each of the Buyer Parties and the Buyer Subsidiaries that is classified as a partnership for U.S. federal tax purposes has in effect an election under Section 754 of the Code;

(i) none of the Buyer Parties or the Buyer Subsidiaries has been a member of an Affiliated group filing a consolidated federal income Tax Return and none of the Buyer Parties or the Buyer Subsidiaries has any liability for the Taxes of any Person (other than a Buyer Party or the Buyer Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract or otherwise;

(j) in each tax year since the formation of Buyer up to and including the current tax year, at least 90% of the gross income of Buyer has been income which is “qualifying income” within the meaning of Section 7704(d) of the Code; and

(k) none of the Buyer Group Entities is treated as a corporation for U.S. federal tax purposes.

SECTION 5.15 Employees/Employee Benefits.

(a)(i) Section 5.15(a)(i) of the Buyer Disclosure Schedule sets forth a complete and accurate list of each material Buyer Employee Benefit Plan and (ii) true, correct and complete copies (or, to the extent no such copy exists, an accurate description thereof) of each such material Buyer Employee Benefit Plan and any related documents, including all amendments thereto, have been furnished or made available to MLP. To the extent applicable, there has also been furnished or made available to MLP, with respect to each material Buyer Employee Benefit Plan, any related trust agreement or other funding instrument, the most recent favorable determination letter from the Internal Revenue Service (or opinion letter, as applicable), the reports on Form 5500 for the immediately preceding year and the attached schedules and the most recent summary plan description and summaries of material modifications thereto, if applicable, with respect to each material Buyer Employee Benefit Plan.

(b) Neither Buyer nor any company or other entity that is required to be treated as a single employer together with Buyer under Sections 414(b), (c), (m) or (o) of the Code has any liability (whether secondary, contingent or otherwise) with respect to an Employee Benefit Plan that (i) is subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA; (ii) is a multiemployer plan or a “multiple employer plan” (as such term is defined in Section 413(c) of the Code); or (iii) provides for any post-employment welfare benefits or coverage, except as required under Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B (or similar state or local law).

(c) Except as would not constitute, individually or in the aggregate, a Buyer Material Adverse Effect:

(i) the Buyer Employee Benefit Plans (A) have been established and maintained (in form and in operation) in accordance with their terms and with ERISA, the Code and all other applicable Laws and (B) if intended to be qualified under Section 401(a) of the Code, are so qualified and have received a favorable determination letter as to their qualification, or if such plan is a prototype plan, an opinion or notification letter and nothing has occurred, whether by action or failure to act that could reasonably be expected to cause the loss of such qualification;

(ii) each Buyer Group Entity and each entity employing or engaging any current or former Buyer Related Employees is, and has been, in compliance in all respects with all applicable Law relating to the employment of labor, including all such applicable Law relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health and workers’ compensation;

(iii) no event has occurred and no condition exists that would subject a Buyer Group Entity either directly or by reason of their affiliation with any company or other entity that is required to be treated as a single employer together with Buyer under Sections 414(b), (c), (m) or (o) of the Code to any Tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Laws;

(iv) all contributions, premium payments and other payments required to be made in connection with each Buyer Employee Benefit Plan have been timely made or, if applicable, accrued to the extent required by GAAP;

(v) each Buyer Employee Benefit Plan maintained or sponsored by a Buyer Group Entity can be unilaterally amended or terminated at any time by a Buyer Group Entity without liability other than liability for benefits accrued to the date of such amendment or termination pursuant to the terms of the plan;

(vi) there are no actions, suits, or claims pending (other than routine claims for benefits) or, to the knowledge of any Buyer Group Entity, threatened against, or with respect to, any of the Employee Benefit Plans and no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims; and

(vii) there is no administrative investigation, audit or other administrative proceeding pending (other than routine qualification determination filings) or, to the knowledge of any Buyer Group Entity, threatened, with respect to any of the Buyer Employee Benefit Plans by the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency.

(d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, either alone or in combination with any other event, (i) entitle any current or former director or current or former Buyer Related Employee to any retirement, severance, change of control, unemployment compensation or any other payment or enhanced or accelerated benefit, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such director or Buyer Related Employee, or result in any limitation on the right of the Buyer Group Entities and their Affiliates to amend, merge, terminate or receive a reversion of assets from any Buyer Employee Benefit Plan or related trust, (iii) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) with respect to a Buyer Group Entity or its Affiliates that could reasonably be construed, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) or (iv) result in the funding of any “rabbi” or similar trust pursuant to any Buyer Employee Benefit Plan. No Buyer Employee Benefit Plan provides for the gross-up or reimbursement of Taxes under Sections 4999 or 409A of the Code.

(e) Except as disclosed in Section 5.15(e) of the Buyer Disclosure Schedule, no Buyer Group Entity or entity employing or engaging Buyer Related Employees is a party to, or subject to, or negotiating a collective bargaining agreement or any other contract with a labor union or representative of employees. There is no pending or, to the Knowledge of any Buyer Group Entity, threatened strike, walkout or other work stoppage or any union organizing effort by or with respect to any Buyer Related Employees, nor has there been any such material strike, walkout or other work stoppage or, to the Knowledge of any Buyer Group Entity, union organizing effort within the past five (5) years. There is no unfair labor practice charge pending or, to the Knowledge of any Buyer Group Entity, threatened against any Buyer Group Entity or entity employing Buyer Related Employees.

SECTION 5.16 Books and Records. The minute books of Buyer General Partner contain true and correct copies of all of the minutes of actions taken at all meetings of the Buyer Board or audit committee thereof as of January 24, 2013 and all written consents executed in lieu of such meetings. Complete copies of all such minute books for the fiscal years ended or ending, as applicable, September 30, 2011 and 2012 through January 24, 2013 (excluding any minutes of the Buyer Board or any committee thereof relating to (a) the approval or consideration of this Agreement or the transactions contemplated hereby or (b) any other strategic alternative considered by the Buyer Board or any committee thereof at any time) have been made available to MLP and its advisors and outside counsel subject to the obligations of the Parties contained in Section 6.2 of this Agreement.

SECTION 5.17 Absence of Certain Changes. Since September 30, 2012 through the Execution Date, (a) no events, changes, effects or developments have occurred that have had or would be reasonably expected to have, individually or in the aggregate, a Buyer Material Adverse Effect; and (b) no Buyer Group Entity has taken any action which would be in violation of has taken any action which would be in violation of Section 6.1(b)(i), Section 6.1(b)(iii), Section 6.1(viii), Section 6.1(x), Section 6.1(xi), or Section 6.1(xiv) or which would have required the consent of MLP if taken after the Execution Date.

SECTION 5.18 Regulation. None of the Buyer Group Entities is, nor will any of the Buyer Group Entities be following the consummation of the Merger, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 5.19 Intellectual Property. Buyer and the Buyer Subsidiaries own or have the right to use all other Intellectual Property necessary for the operation of the businesses of each of Buyer and the Buyer Subsidiaries as presently conducted (collectively, the “Buyer Intellectual Property”), free and clear of all Encumbrances except for Permitted Encumbrances, except where the failure to own or have the right to use such Intellectual Property would not, individually or in the aggregate, constitute a Buyer Material Adverse Effect. To the Knowledge of the Buyer Parties, (i) the use of the Buyer Intellectual Property by Buyer and the Buyer Subsidiaries and the operation of the business of each of Buyer and the Buyer Subsidiaries as presently conducted does not infringe or misappropriate any Intellectual Property of any other Person; (ii) no Person is infringing or misappropriating the Intellectual Property of Buyer and the Buyer Subsidiaries; and (iii) the Buyer and Buyer Subsidiaries reasonably protect the operation and security of their material software and systems (and the data therein) and there have been no breaches or outages of same, except for such matters that would not constitute, individually or in the aggregate, a Buyer Material Adverse Effect.

SECTION 5.20 State Takeover Laws. No approvals are required under state takeover or similar laws in connection with the performance by the Buyer Parties of their obligations under this Agreement.

SECTION 5.21 Opinion of Financial Advisor. The Buyer Special Committee has received the opinion of the Buyer Special Committee Financial Advisor, dated the Execution Date, to the effect that, as of such date, and based upon and subject to the assumptions, qualifications and limitations and other matters set forth therein, the payment by Buyer of the Merger Consideration, together with the CW Holder Merger Consideration, pursuant to this Agreement is fair, from a financial point of view, to the Holders of Buyer Common Units (other than Buyer General Partner, Affiliates of Buyer General Partner, MLP, and Affiliates of MLP).

SECTION 5.22 Approvals.

(a) Buyer General Partner has approved this Agreement and the Merger, the issuance of New Buyer Common Units (the “Buyer Unit Issuance”) and the other transactions contemplated by this Agreement (the “Buyer Merger Transactions”) as required by applicable Law and the Buyer Partnership Agreement. The Buyer Board, at a meeting duly called and held, has by vote of the members of the Buyer Board, (i) determined that this Agreement and the Buyer Merger Transactions are in the best interests of Buyer; and (ii) approved this Agreement and the Buyer Merger Transactions. The Buyer Special Committee, at a meeting duly called and held, has by unanimous vote approved this Agreement and the Merger.

(b) NRGY General Partner has approved this Agreement. The NRGY Special Committee, at a meeting duly called and held, has by unanimous vote approved this Agreement and the transactions contemplated hereby.

SECTION 5.23 Brokers’ Fees. Except for the fees and expenses payable to the Buyer Financial Advisor and the Buyer Special Committee Financial Advisor (which amounts have been disclosed to MLP prior to the Execution Date), none of the Buyer Group Entities, nor any of their respective officers or directors has employed any broker, finder or other Person or incurred any liability on behalf of any MLP Group Entity, any Buyer Group Entity or itself for any advisory, brokerage, finder, success, deal completion or similar fees or commissions in connection with the transactions contemplated by this Agreement.

SECTION 5.24 Commitment Letters. Buyer has, and will have at Closing, sufficient cash to pay the Cash Consideration. Buyer has delivered prior to the Execution Date to the MLP Parties true and complete copies of (a) the debt commitment letter, dated as of the date hereof, among Buyer, Citigroup Global Markets Inc. and Bank of America N.A., providing for a commitment to refinance the MLP Credit Agreements and the Buyer Credit Agreement (the “Debt Refinancing”) (such letter, including all exhibits, schedules, annexes and amendments thereof in effect as of the Execution Date, the “Refinancing Commitment Letter”); and (b) the debt commitment letter, dated as of the date hereof, among Buyer, Citigroup Global Markets Inc. and Bank of America N.A., providing for a commitment to finance any required repurchase of the Buyer Notes (the “Repurchase Financing”; and together with the Debt Refinancing, the “Debt Financing”) (such letter, including all exhibits, schedules, annexes and amendments thereof in effect as of the Execution Date, the “Repurchase Commitment Letter” and, together with the Refinancing Commitment Letter, the “Commitment Letters”). The Commitment Letters have been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery hereof by the other parties thereto, constitute a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law)), and, to the Knowledge of the Buyer Parties, are not subject to any conditions precedent related to or other contingencies (including pursuant to any “flex” provisions other than the “flex” provisions contained in the “Fee Letter” as defined in the Commitment Letters) to the funding of the full amounts contemplated thereby that are not set forth in the copies of the Commitment Letters. The Commitment Letters have not been amended or modified prior to the Execution Date and the respective commitments contained in the Commitment Letters have not been reduced, withdrawn or rescinded prior to the Execution Date. As of the Execution Date, the Buyer Parties are not aware of any event that has occurred which, with or without notice, lapse of time or both, would constitute a default or breach by Buyer under any term or condition of the Commitment Letters, and, as of the Execution Date, the Buyer Parties have no reason to believe that Buyer or any other party thereto will be unable to satisfy on a timely basis any of the conditions to the Debt Financing to be satisfied pursuant to the Commitment Letters. Buyer or an Affiliate thereof on its behalf has fully paid any and all commitment or other fees required by the Commitment Letters to be paid by the Execution Date.

SECTION 5.25 Limitation of Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE V, THE BUYER PARTIES ARE NOT MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING THE BUYER COMMON UNITS OR THE BUSINESS, ASSETS OR LIABILITIES OF ANY BUYER GROUP ENTITY, INCLUDING, IN PARTICULAR, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

ARTICLE VI

ADDITIONAL AGREEMENTS, COVENANTS, RIGHTS AND OBLIGATIONS

SECTION 6.1 Conduct of Business. Except (i) as otherwise expressly contemplated by this Agreement, the MLP GP Contribution Agreement, or the NRGY GP Purchase Agreement, (ii) as otherwise required by Law, Environmental Law, Environmental Permit or ERISA or (iii) as set forth in Section 6.1 of the MLP Disclosure Schedule or in Section 6.1 of the Buyer Disclosure Schedule, without the prior written consent of the Other Parties (which consent shall not be unreasonably withheld, delayed or conditioned), each Party Group agrees that from the Execution Date through the Closing Date:

(a) Ordinary Course. Each Party Group, with respect to the business of its Consolidated Group, shall, except as permitted under this Section 6.1, (i) conduct the business of such Consolidated Group in the ordinary course in all material respects consistent with past practices, (ii) use its reasonable best efforts to maintain and preserve intact the present business organizations and material rights and franchises of such Consolidated Group, to keep available the services of the current MLP Related Employees or the current Buyer Related Employees, as applicable, and the current officers and employees of such Consolidated Group, and to maintain and preserve the material relationships of such Consolidated Group with customers, suppliers and others having business dealings with them, and (iii) maintain and keep the material properties and assets of such Consolidated Group in as good repair and condition, including any material insurance coverage thereon, as at the Execution Date, subject to ordinary wear and tear.

(b) Certain Covenants. Without limiting the generality of Section 6.1(a) and except (i) as otherwise expressly contemplated by this Agreement, (ii) as otherwise required by Law, Environmental Law, Environmental Permit or ERISA or (iii) as set forth in Section 6.1 of the MLP Disclosure Schedule or in Section 6.1 of the Buyer Disclosure Schedule, each Party Group shall not, and agrees that it shall cause its respective Consolidated Group not to:

(i) make any change in its Governing Documents, other than changes to the Governing Documents of a member of a Consolidated Group that is not an MLP Party or a Buyer Party that would not be adverse to the Other Parties or otherwise prevent or materially impede, interfere with, hinder or delay the consummation of the Merger;

(ii) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any of its equity securities or securities convertible into its equity securities, or subscriptions, rights, warrants or options to acquire or other agreements or commitments of any character obligating it to issue any such securities (other than (A) issuances pursuant to outstanding options, restricted units and phantom unit awards in existence on the Execution Date, in each case, under the MLP Unit Plan or the Buyer Unit Plan, as applicable; (B) grants pursuant to the MLP Unit Plan or the Buyer Unit Plan, as applicable, of restricted units, phantom units or unit options to current employees in the ordinary course of business, consistent with past practice or to newly-hired employees consistent with past practice); and (C) in connection with a distribution permitted by clause (iii)(B);

(iii) except for (A) distributions to the Holders of MLP Units of no more than $0.51 per MLP Common Unit or MLP Class D Unit per quarter plus the proportionate distribution on the general partner interest in MLP and payments under the MLP Incentive Distribution Rights in accordance with the MLP Partnership Agreement, (B) distributions of additional MLP Class D Units issued in kind to the Holders of MLP Class D Units and the holder of the MLP Incentive Distribution Rights in accordance with the MLP Partnership Agreement, (C) distributions to the Holders of Buyer Common Units of no more than $0.40 per Buyer Common Unit per quarter, plus payments under the Buyer Incentive Distribution Rights in accordance with the Buyer Partnership Agreement and (D) any distributions from a wholly owned Subsidiary of MLP to MLP or another wholly owned Subsidiary of MLP, or from a wholly owned Subsidiary of the Buyer to the Buyer or to another wholly owned Subsidiary of the Buyer, declare, set aside or pay any distributions in respect of its equity securities, or split, combine or reclassify any of its equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any of its equity securities, or purchase, redeem or otherwise acquire, directly or indirectly, any of its equity securities;

(iv) merge into or consolidate with or sell all or substantially all of their assets to any other Person (other than (A) mergers among wholly owned Subsidiaries of the same Person, (B) mergers between an MLP Party and its wholly owned Subsidiaries, (C) mergers between a Buyer Party and its wholly owned Subsidiaries or (D) as permitted by clause (v), in each case as would not reasonably be expected to prevent or materially delay or impede the consummation of the Merger and the other transactions contemplated hereby);

(v) acquire, through merger, consolidation or otherwise, all or substantially all of the business or assets of any Person, or acquire any interest in or contribute any assets to any partnership or joint venture, purchase any securities of or make any investment in any Person or enter into any similar arrangement, for consideration in excess of, in the case of MLP Group Entities, $20 million in the aggregate, or, in the case of Buyer Group Entities, in excess of $20 million in the aggregate;

(vi) except as permitted by exclusions under other clauses of this Section 6.1(b), (i) enter into any contract or agreement that would be an MLP Material Agreement or Buyer Material Agreement, as applicable, if such contract or agreement were in effect as of the Execution Date other than in the ordinary course of business consistent with past practice (it being understood that, without limiting other circumstances that may not be considered ordinary course of business consistent with past practice, entry into any such contract or amendment will not be considered in the ordinary course of business consistent with past practice if such contract or agreement (A) would reasonably be expected to impair in any material respect the ability of the Party Groups to conduct their respective businesses after the Closing Date in the same manner as currently conducted or (B) would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or the other transactions contemplated by this Agreement or adversely affect in a material respect the expected benefits (taken as a whole) of the Merger) or (ii) terminate or amend in any material respect any MLP Material Agreement or Buyer Material Agreement or waive any material rights under any MLP Material Agreement or Buyer Material Agreement to which it is a party;

(vii) except as contemplated by Section 6.16 and Section 6.17, incur, assume or guarantee any indebtedness for borrowed money, issue, assume or guarantee any debt securities, grant any option, warrant or right to purchase any debt securities, or issue any securities convertible into or exchangeable for any debt securities, other than borrowings in the ordinary course of business by MLP under the MLP Credit Agreements or by Buyer under the Buyer Credit Agreement;

(viii) sell, assign, transfer, abandon, lease or otherwise dispose of any material portion of its assets or properties, other than any sale, assignment, transfer, abandonment, lease or disposition in the ordinary course of business or as set forth in Section 6.1(b)(viii) of the MLP Disclosure Schedule and Section 6.1(b)(viii) of the Buyer Disclosure Schedule;

(ix) except as set forth in Section 6.1(b)(ix) of the MLP Disclosure Schedule or in Section 6.1(b)(ix) of the Buyer Disclosure Schedule or as required on an emergency basis or for the safety of Persons or the environment, make any capital expenditure in excess of $50 million in the aggregate, in the case of MLP Group Entities, and $50 million in the aggregate, in the case of Buyer Group Entities (other than as permitted by clause (v));

(x) make any material change in its Tax accounting methods, principles or elections;

(xi) make any material change to its financial reporting and accounting methods other than as required by a change in GAAP;

(xii) except (A) as set forth in Section 6.1(b)(xii) of the MLP Disclosure Schedule or in Section 6.1(b)(xii) of the Buyer Disclosure Schedule, as applicable; (B) as may be required by (1) any MLP Employee Benefit Plan set forth on Section 4.15(a)(i) of the MLP Disclosure Schedule or (2) any Buyer Employee Benefit Plan set forth on Section 5.15(a)(i) of the Buyer Disclosure Schedule, as applicable; or (C) as may be required by applicable Law, (w) grant any increases in the compensation of any MLP Related Employee or Buyer Related Employee, as applicable, except for increases in salary or wages to non-management MLP Related Employees or Buyer Related Employees, as applicable, in the ordinary course of business consistent with past practices; (x) amend any existing employment, consulting or severance or termination contract with any MLP Related Employee or Buyer Related Employee, as applicable; (y) grant any severance or termination pay to any MLP Related Employee or Buyer Related Employee; or (z) establish, adopt, enter into, amend or terminate any MLP Employee Benefit Plan or Buyer Employee Benefit Plan, as applicable, or any plan, agreement, program, policy, trust, fund or other arrangement that would be an MLP Employee Benefit Plan or Buyer Employee Benefit Plan, as applicable, if it were in existence as of the Execution Date;

(xiii) enter into any transaction or take any action that could reasonably be expected to (A) prevent or materially delay or impair the ability of such Party Group to consummate the Merger and the other transactions contemplated hereby or (B) result in any of the conditions to the Merger set forth in Article VII not being satisfied;

(xiv) except as provided under any agreement entered into prior to the Execution Date as set forth in Section 6.1(b)(xiv) of the MLP Disclosure Schedule or in Section 6.1(b)(xiv) of the Buyer Disclosure Schedule, as applicable, pay, discharge, settle or satisfy any Proceeding, other than any such payments, discharges, settlements or satisfactions that involve only the payment of monetary damages in excess of $1 million dollars individually or $5 million in the aggregate and do not require the imposition of equitable relief on, or the admission of wrongdoing by, such Party Group; or

(xv) agree or commit to do any of the foregoing.

SECTION 6.2 Access to Information; Confidentiality.

(a) Subject to Section 6.2(b) and applicable Law and Environmental Law, upon reasonable notice, each Party Group shall (and shall cause its Consolidated Group to) afford the Representatives of the requesting Party Group reasonable access, during normal business hours from the Execution Date until the Closing Date, to its properties, books, contracts and records as well as to their management personnel; provided, however, that such access shall be provided on a basis that minimizes the disruption to the operations of the disclosing Party Group and its Consolidated Group and, in no event, shall include invasive sampling or testing of the environment (including any soils, sediments, groundwater, surface water, atmosphere) or any improvements. The disclosing Party Group shall not be responsible to the requesting Party Group for personal injuries sustained by the requesting Party Group’s Representatives in connection with the access provided pursuant to this Section 6.2(a) and shall be indemnified and held harmless by the requesting Party Group from and against any losses suffered by the disclosing Party Group or Representatives in connection with any such personal injuries. Subject to Section 6.2(b) and applicable Law or Environmental Law, during such period, each Party Group shall (and shall cause its Consolidated Group to) furnish promptly to the Other Parties (i) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it in connection with the transactions contemplated by this Agreement during such period pursuant to the requirements of federal, state or foreign laws (including pursuant to the Securities Act, the Exchange Act and the rules of any Governmental Entity thereunder, as applicable (other than documents which such Party Group is not permitted to disclose under applicable Law and Environmental Law) and (ii) all information concerning the disclosing Party Group’s business, properties and personnel as the requesting Party Group may reasonably request, including all information relating to environmental matters that is in the possession of the disclosing Party Group; provided, however, that neither Party Group shall be obligated to furnish to the Other Parties any reports, schedules, documents, analyses, projections or other information relating to (A) the approval or consideration of this Agreement or the transactions contemplated hereby or (B) any other strategic alternative considered by such Party Group at any time, including any MLP Takeover Proposal). Information that a Party Group concludes in good faith may be subject to any applicable privilege shall be shared under a joint defense agreement or such similar arrangement so as to preserve the applicable privilege. Notwithstanding the foregoing, a Party Group shall have no obligation to disclose or provide access to any information the disclosure of which such Party Group has concluded would be in violation of a confidentiality obligation owed to a third party and binding on such Party Group or Consolidated Group.

(b) The Parties acknowledge that certain information received pursuant to Section 6.2(a) will be non-public or proprietary in nature and as such shall be deemed to be “Evaluation Material” for purposes of the Confidentiality Agreement. Each Party further agrees to be bound by the terms and conditions of the Confidentiality Agreement and to maintain the confidentiality of such Evaluation Material in accordance with the Confidentiality Agreement; provided, however, that the provisions of Section 13 of the Confidentiality Agreement shall be inapplicable with respect to the transactions contemplated by this Agreement, the NRGY GP Purchase Agreement and the MLP GP Contribution Agreement or any proposals or negotiations by or on behalf of the Buyer Parties related to this Agreement (including in response to a Superior Proposal Notice or Recommendation Change Notice).

SECTION 6.3 Securities Laws Filings. As promptly as practicable following the Execution Date (and in any event no later than four weeks following the Execution Date), the Parties shall cooperate to prepare and file with the SEC a proxy statement/prospectus relating to the matters to be submitted to the MLP Unitholders at the MLP Unitholders’ Meeting (the “Proxy Statement/Prospectus”) to be included in a registration statement on Form S-4 with respect to the issuance of the New Buyer Common Units in connection with the Merger (such registration statement, including the Proxy Statement/Prospectus, and any amendments or supplements thereto, the “Registration Statement”). As promptly as practicable following the Execution Date, the Parties shall make all required filings under applicable state securities and blue sky Laws; provided, however, that no such filings shall be required in any jurisdiction where, as a result thereof, Buyer would become subject to general service of process or to qualification to do business as a foreign partnership doing business in such jurisdiction solely as a result of such filing. The Registration Statement and each such filing shall comply in all material respects with the applicable provisions of the Securities Act and Exchange Act and the rules and regulations promulgated thereunder and all other applicable Law. Each of the Parties further agrees that if it shall become aware prior to the date of the MLP Unitholders’ Meeting of any information that would cause any of the statements in the Registration Statement to become false or misleading with respect to any material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not false or misleading, it shall, to the extent permitted by Law, promptly inform the Other Parties thereof and take the necessary steps to correct the Registration Statement. Each of Parties shall provide the Other Parties with reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the on the Registration Statement or any such amendment or supplement, and further agree that each Party shall be provided with such number of copies of all filings made with the SEC as such Party shall reasonably request. No filings of the Registration Statement (or any amendments or supplements thereto) shall be made without the consent of all Parties (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that with respect to documents that are incorporated by reference into the Registration Statement, the foregoing consent right shall only apply with respect to information relating to the Other Parties or their businesses, financial conditions or results of operations; provided, further, that in connection with an MLP Recommendation Change, the MLP Parties may file an amendment or supplement to the Proxy Statement/Prospectus without the consent of the Buyer Parties (and without providing the Buyer Parties the opportunity to review and comment on such amendment or supplement) in order to effect an MLP Recommendation Change, describe the reasons for such MLP Recommendation Change and disclose any additional information reasonably related to the MLP Recommendation Change. The Parties shall (a) promptly notify the Other Parties of receipt of any comments from the SEC or any other applicable government official and of any requests by the SEC or any other applicable government official for amendments or supplements to any of the filings with the SEC in connection with the Merger and other transactions contemplated hereby or for additional information; and (b) promptly supply the Other Parties with copies of all correspondence with the SEC or any other applicable government official with respect thereto. Each of the Parties shall use its respective reasonable best efforts to respond to any comments of the SEC or its staff with respect to the Registration Statement as promptly as practicable. Each of the Parties shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable.

SECTION 6.4 MLP Unitholders’ Meeting.

(a) The MLP Parties shall, in accordance with applicable Law and the MLP Partnership Agreement, cause a meeting of the Holders of MLP Units (the “MLP Unitholders’ Meeting”) to be duly called and held, as soon as practicable after the Registration Statement is declared effective under the Securities Act (and in any event no later than 45 days thereafter), for the purpose of obtaining the MLP Unitholder Approval. Unless there has been an MLP Recommendation Change, (i) the MLP Parties shall use their reasonable best efforts to solicit and obtain the MLP Unitholder Approval; and (ii) the MLP Parties shall include in the Proxy Statement/Prospectus the recommendation by the MLP Board of the adoption of this Agreement by the Holders of MLP Units (the “MLP Recommendation”). The MLP Parties shall be required to cause the MLP Unitholders’ Meeting be called and held even if the MLP Board (or the MLP Conflicts Committee) effected an MLP Recommendation Change.

(b) The MLP Parties shall not adjourn or postpone the MLP Unitholders’ Meeting except to the extent the MLP Board or the MLP Conflicts Committee determines in good faith, after consultation with outside counsel, that such adjournment or postponement is required by applicable securities Law; provided, however, that the MLP Parties (or the MLP Conflicts Committee), after consultation with Buyer, may adjourn or postpone the MLP Unitholders’ Meeting (i) to the extent the MLP Board or the MLP Conflicts Committee believes in good faith, after consultation with outside legal counsel, that such adjournment or postponement is necessary to ensure that any required supplement or amendment to the Proxy Statement/Prospectus or other required public disclosure is provided to Holders of MLP Units and that such Holders of MLP Units have a reasonable period of time to review any such supplement or amendment; (ii) if as of the time for which the MLP Unitholders’ Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient MLP Units represented (either in Person or by proxy) to constitute a quorum necessary to conduct business at such meeting; or (iii) to solicit additional proxies for the purpose of obtaining the MLP Unitholder Approval; provided, further, that unless otherwise agreed to by the Parties, the MLP Unitholders’ Meeting may not be adjourned or postponed to a date that is more than 20 Business Days after the date for which the meeting was originally scheduled (excluding any adjournments or postponements required by applicable securities Law); provided further, that, notwithstanding the foregoing, the MLP Parties may postpone or adjourn such meeting until the fifth Business Day after the expiration of any Recommendation Change Notice Period or Superior Proposal Notice Period.

SECTION 6.5 Non-Solicitation; Change in Recommendation.

(a) The MLP Parties shall, and shall cause their respective Subsidiaries and shall use their reasonable best efforts to cause their respective Representatives to, immediately cease and terminate any solicitation, discussions or negotiations with any Person that may be ongoing with respect to or that may reasonably be expected to lead to an MLP Takeover Proposal.

(b) The MLP Parties shall not, and shall cause their respective Subsidiaries and shall use their reasonable best efforts to cause their respective Representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries regarding, or the making or submission of any proposal or offer that constitutes an MLP Takeover Proposal (provided that the nothing in this Agreement shall prohibit any of the MLP Parties or their Representatives from informing any Person of the provisions of this Section 6.5 or from contacting any Person or group of Persons who has made an MLP Takeover Proposal after Execution Date solely to request the clarification of terms and condition thereof to determine whether the MLP Takeover Proposal is, or could reasonably be expected to lead to, a Superior Proposal); (ii) conduct or participate in any discussions or negotiations regarding any MLP Takeover Proposal; (iii) furnish to any Person any non-public information or data relating to MLP or any of its Subsidiaries or afford access to the business, properties, assets, or, except as required by Law or the MLP Partnership Agreement, books or records of MLP or any of its Subsidiaries in any such case in connection with an MLP Takeover Proposal; or (iv) approve or recommend, or propose to approve or recommend, or allow any MLP Group Entity to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to lead to any MLP Takeover Proposal (other than a confidentiality agreement permitted to be entered into by, and in accordance with, the next sentence). Notwithstanding the foregoing, at any time prior to obtaining the MLP Unitholder Approval, the MLP Parties and their Subsidiaries and Representatives may take the actions described in clauses (ii) and (iii) of this Section 6.5(b) with respect to a third Person that makes a bona fide unsolicited written MLP Takeover Proposal that did not result from a material breach of this Section 6.5(b) (a “Receiving Party”), if (A) the MLP Board (or the MLP Conflicts Committee) determines in good faith (after consultation with outside legal counsel) that such MLP Takeover Proposal is, or could reasonably be expected to lead to, an MLP Superior Proposal; (B) the MLP Board (or the MLP Conflicts Committee), after consultation with its outside legal counsel and financial advisors, determines in good faith that the failure to take such action would be inconsistent with its duties under the MLP Partnership Agreement or applicable Law; and (C) prior to furnishing any such non-public information to such Receiving Party, MLP receives from such Receiving Party an executed confidentiality agreement on terms substantially similar to, and not materially less favorable to the MLP Parties in the aggregate than, those contained in the Confidentiality Agreement (including the standstill obligations contained in Section 13 and the non-solicitation obligations contained in Section 14 of the Confidentiality Agreement). The MLP Parties shall as promptly as practicable (in all events within 24 hours) provide to Buyer a copy of such confidentiality agreement. The MLP Parties shall, as promptly as practicable (and in any event within 24 hours), advise Buyer in writing of any request for non-public information in connection with an MLP Takeover Proposal, any MLP Takeover Proposal received from any third person, or any request for discussions or negotiations with respect to any MLP Takeover Proposal, and, in the case of any MLP Takeover Proposal received, the material terms and conditions of such MLP Takeover Proposal. The MLP Parties shall, as promptly as practicable (and in all events within 24 hours), provide to Buyer complete copies of any written proposal or offers (including proposed agreements) received by the MLP Parties or any of their Subsidiaries or Representatives in connection with any of the foregoing, and the identity of the Person making any such request or MLP Takeover Proposal.

(c) The MLP Board and the MLP Conflicts Committee shall not, in each case unless permitted by Section 6.5(d), (i) fail to include the MLP Recommendation in the Proxy Statement/Prospectus; (ii) withdraw, or modify in any manner adverse to the Buyer Parties, or propose publicly to withdraw, or modify in any manner adverse to the Buyer Parties), the MLP Recommendation; or (iii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any MLP Takeover Proposal (any action described in this Section 6.5(c) being referred to as an “MLP Recommendation Change”); provided, however, that nothing in this Agreement shall prohibit accurate disclosure (and such disclosure shall not be deemed to be an MLP Recommendation Change) of factual information regarding the business, financial condition or results of operations of the MLP Parties or the Buyer Parties or the fact that an MLP Takeover Proposal has been made, the identity of the Person making such proposal or the material terms of such proposal in the Proxy Statement/Prospectus or otherwise, in each case to the extent the MLP Parties in good faith determine, after consultation with its outside legal counsel, that such information, facts, identity or terms is required to be disclosed under applicable Law.

(d) Notwithstanding any other provision of this Agreement, at any time prior to obtaining the MLP Unitholder Approval, the MLP Board (and/or the MLP Conflicts Committee) may effect an MLP Recommendation Change if the MLP Board (or the MLP Conflicts Committee), after consultation with its outside legal counsel and financial advisors, determines in good faith that the failure to take such action would be inconsistent with its duties under the MLP Partnership Agreement or applicable Law and:

(i) if the MLP Board (or the MLP Conflicts Committee) intends to effect such MLP Recommendation Change in response to an MLP Takeover Proposal:

(A) such MLP Takeover Proposal is bona fide, in writing and has not been withdrawn or abandoned;

(B) the MLP Board (or MLP Conflicts Committee) has determined, after consultation with its outside legal counsel and financial advisors, that such MLP Takeover Proposal constitutes an MLP Superior Proposal after giving effect to all of the adjustments offered by the Buyer Parties pursuant to clause (E) below;

(C) the MLP Parties have provided prior written notice to the Buyer Parties in accordance with Section 9.3 (the “Superior Proposal Notice”) of the MLP Board’s (or the MLP Conflicts Committee’s) intention to effect an MLP Recommendation Change, and such Superior Proposal Notice has specified the identity of the Person making such MLP Takeover Proposal, the material terms and conditions of such MLP Takeover Proposal, and complete copies of any written proposal or offers (including proposed agreements) received by the MLP Parties in connection with such MLP Takeover Proposal;

(D) during the period that commences on the date of delivery of the Superior Proposal Notice as determined in accordance with Section 9.3 and ends at 11:59 p.m. Central time on the date that is the fifth calendar day following the date of such delivery (the “Superior Proposal Notice Period”), the MLP Parties shall, and shall cause their Representatives to, (1) negotiate with the Buyer Parties and its Representatives in good faith to make such adjustments to the terms and conditions of this Agreement as would permit the MLP Board (or the MLP Conflicts Committee) not to effect an MLP Recommendation Change; and (2) keep the Buyer Parties and its Representatives reasonably informed with respect to the status and changes in the material terms and conditions of such MLP Takeover Proposal or other change in circumstances related thereto; provided, however, any material revisions to such MLP Takeover Proposal (it being agreed that any change in the purchase price in such MLP Takeover Proposal shall be deemed a material revision) shall require delivery of a subsequent Superior Proposal Notice and a subsequent Superior Proposal Notice Period in respect of such revised MLP Takeover Proposal, except that such subsequent Superior Proposal Notice Period shall expire upon the later of (x) the end of the initial Superior Proposal Notice Period and (y) 11:59 p.m. Central time on the date that is the third calendar day following the date of the delivery of such subsequent Superior Proposal Notice; and

(E) the MLP Board (or the MLP Conflicts Committee) shall have considered all revisions to the terms of this Agreement irrevocably offered in writing by the Buyer Parties and, at the end of the Superior Proposal Notice Period, shall have determined in good faith that such MLP Takeover Proposal continues to constitute a Superior Proposal even if such revisions were to be given effect; or

(ii) if the MLP Board (or the MLP Conflicts Committee) intends to effect such MLP Recommendation Change due to circumstances not involving an MLP Takeover Proposal:

(A) the MLP Parties have provided prior written notice to the Buyer Parties in accordance with Section 9.3 (the “Recommendation Change Notice”) of the MLP Board’s (or the MLP Conflicts Committee’s) intention to effect an MLP Recommendation Change, and such Recommendation Change Notice has specified the reasons for the MLP Recommendation Change;

(B) during the period that commences on the date of delivery of the Recommendation Change Notice as determined in accordance with Section 9.3 and ends at 11:59 p.m. Central time the date that is the fifth calendar day following the date of such delivery (the “Recommendation Change Notice Period”), the MLP Parties shall, and shall cause their Representatives to, (A) negotiate with the Buyer Parties and its Representatives in good faith to make such adjustments to the terms and conditions of this Agreement as would permit the MLP Board (or the MLP Parties) not to effect an MLP Recommendation Change; and (B) keep the Buyer Parties and its Representatives reasonably informed of any change in circumstances related thereto; and

(C) the MLP Board (or the MLP Conflicts Committee) shall have considered all revisions to the terms of this Agreement irrevocably offered in writing by the Buyer Party and, at the end of the Recommendation Change Notice Period, shall have determined in good faith that the failure to effect an MLP Recommendation Change would be inconsistent with its duties under the MLP Partnership Agreement or applicable Law even if such revisions were to be given effect.

(e) Nothing contained in this Agreement shall prevent the MLP Board (or the MLP Conflicts Committee) from taking and disclosing to the limited partners of MLP a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to Holders of MLP Units) or from making any legally required disclosure to the limited partners of MLP. Any “stop-look-and-listen” communication by the MLP Board (or the MLP Conflicts Committee) to the limited partners of MLP pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to the Holders of MLP Units) shall not be considered an MLP Recommendation Change.

(f) The MLP Parties shall, and shall cause their respective Subsidiaries to, request all Persons (other than the Buyer Parties and their Representatives) who have been furnished confidential information regarding the MLP Parties or their Subsidiaries in connection with the solicitation of or discussions regarding an MLP Takeover Proposal within the 12 months prior to the Execution Date promptly to return or destroy such information to the extent that the MLP Parties or their respective Subsidiaries are entitled to have such documents returned or destroyed.

(g) Except to the extent the MLP Board (or the MLP Conflicts Committee) determines in good faith that the failure to take such action would be inconsistent with its duties under the MLP Partnership Agreement or applicable Law, each of the MLP Parties agrees not to, and to cause its Subsidiaries not to, release any third Person from the confidentiality and standstill provisions of any agreement to which such MLP Party or its Subsidiaries is or may become a party.

(h) Each MLP Party shall use its reasonable best efforts to inform all Representatives of such MLP Party and its Subsidiaries of the restrictions described in this Section 6.5. Notwithstanding anything to the contrary in this Section 6.5, any action, or failure to take action, in violation of the restrictions set forth in this Section 6.5 by any Representative of an MLP Party or any of its Subsidiaries at the direction or with the consent of such MLP Party or any of its Subsidiaries shall be deemed to be a breach of this Section 6.5.

SECTION 6.6 Reasonable Best Efforts; Further Assurances. From and after the Execution Date, upon the terms and subject to the conditions hereof, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable Law and Environmental Law to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable. Without limiting the foregoing but subject to the other terms of this Agreement, the Parties agree that, from time to time, whether before, at or after the Closing Date, each of them shall execute and deliver, or cause to be executed and delivered, such instruments of assignment, transfer, conveyance, endorsement, direction or authorization as may be necessary to consummate and make effective the transactions contemplated by this Agreement.

SECTION 6.7 No Public Announcement. On the Execution Date, the Parties shall issue a joint press release with respect to the execution of this Agreement and the Merger, which press release shall be reasonably satisfactory to Buyer General Partner and MLP General Partner. No Party shall issue any other press release or make any other public announcement concerning this Agreement or the transactions contemplated by this Agreement (other than an MLP Recommendation Change, as may be required by Law or by obligations pursuant to any listing agreement with the NYSE, in which event the Party making the public announcement or press release shall, to the extent practicable, (a) notify the Buyer General Partner or MLP General Partner, as applicable, in advance of such public announcement or press release; and (b) allow the Other Party reasonable time to comment on such public announcement in advance of such issuance) without the prior approval of the Buyer General Partner or MLP General Partner, as applicable, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, the Buyer Parties and the MLP Parties may respond to inquiries from securities analysts and the news media to the extent necessary to respond to such inquiries; provided, however, that such responses shall be in compliance with applicable securities Law.

SECTION 6.8 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, including legal fees, accounting fees, financial advisory fees and other professional and non-professional fees and expenses, shall be paid by the Party incurring such expenses.

SECTION 6.9 Tax Matters.

(a) The Parties intend to take the position that the Merger will constitute an “assets-over” partnership merger within the meaning of Treasury Regulations Section 1.708-1(c)(3)(i) and any cash deemed received by MLP will be treated as reimbursement of preformation expenditures in accordance with Treasury Regulations Section 1.707-4(d).

(b) The Buyer Parties and the MLP Parties acknowledge and agree that, for U.S. federal income tax purposes, the transactions contemplated by this Agreement shall cause a termination of MLP pursuant to Section 708(a)(1)(A) of the Code. As a result, for U.S. federal income tax purposes, the taxable year of MLP shall end as of the Closing Date and the Parties shall take all actions permitted under applicable Laws to close the Tax periods of the subsidiaries of MLP other than Crestwood Midstream Finance Corporation as of the Closing Date. Allocation of income or deductions relating to the period ending on the Closing Date shall be taken into account by means of an interim closing of the books; provided, however, that exemptions, allowances or deductions that are calculated for an entire Tax period (including, but not limited to, depreciation and amortization deductions) shall be allocated between the portion of such Tax period ending on the Closing Date and the remaining portion of such period in proportion to the number of days in each such period. Buyer shall prepare and file, or cause to be prepared and filed, all Tax Returns of MLP and its subsidiaries required to be filed after the Closing Date; provided, however, that that Buyer shall timely provide the MLP Representative with a copy of any Tax Return (together with all supporting documentation and workpapers) to be filed by or with respect to MLP or any of its subsidiaries for any Tax period that begins on or before the Closing Date at least thirty (30) days prior to the due date for filing such Tax Return for the MLP Representative’s review and reasonable comment. Buyer shall take into account any changes reasonably requested by the MLP Representatives and cause such Tax Return to be filed timely, providing a copy of the Tax Return as filed to the MLP Representatives.

(c) All sales, use, stamp, registration, value added, documentary, filing, recording, transfer or similar fees or Taxes or governmental charges levied by any Governmental Entity in connection with the transactions contemplated by this Agreement, shall be borne by Buyer. The Parties shall cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Taxes.

SECTION 6.10 Section 16(b). Prior to the Effective Time, MLP and Buyer shall take such actions as may be necessary to cause acquisitions or dispositions of equity securities of MLP and Buyer resulting from the transactions contemplated by this Agreement by each Person (including any Person who may be deemed to be a “director by deputization” under applicable securities laws) who may be subject to Section 16 of the Exchange Act with respect to MLP, or may become subject to such requirements with respect to Buyer, to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with the procedures set forth in such Rule 16b-3 and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999).

SECTION 6.11 Indemnification, Exculpation and Insurance.

(a) Without limiting any other rights that any Indemnified Person may have pursuant to any employment agreement or indemnification agreement or under the MLP Partnership Agreement, the Governing Documents of the MLP General Partner or this Agreement in effect on the Execution Date, from the Effective Time and until the six (6) year anniversary of the Effective Time, Buyer shall indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the Execution Date or who becomes prior to the Effective Time, a director or officer of any of the MLP Group Entities or who acts as a fiduciary under any Employee Benefit Plan of the MLP Group Entities (the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including reasonable attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement (with the approval of the indemnifying party, which approval shall not be unreasonably withheld, delayed or conditioned), of or incurred in connection with any threatened or actual Proceeding to which such Indemnified Person is a party by reason of the fact that such Person is or was a director or officer of any of the MLP Group Entities, a fiduciary under any Employee Benefit Plan or is or was serving at the request of any of the MLP Group Entities as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise existing prior to or at the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the transactions contemplated hereby, in each case to the fullest extent permitted under applicable Law (and Buyer shall pay expenses incurred in connection therewith promptly as statements therefor are received to each Indemnified Person to the fullest extent permitted under applicable Law).

(b) Without limiting the foregoing, in the event any such Proceeding is brought or threatened to be brought against any Indemnified Persons (whether arising before or after the Effective Time): (i) the Indemnified Persons may retain MLP’s regularly engaged legal counsel or other counsel satisfactory to them, and Buyer shall pay all reasonable fees and expenses of such counsel for the Indemnified Persons promptly as statements therefor are received, and (ii) Buyer shall use its reasonable best efforts to assist in the defense of any such matter (and the Indemnified Persons shall cooperate with Buyer with respect thereto); provided, however, that Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Any Indemnified Person wishing to claim indemnification or advancement of expenses under this Section 6.11, upon learning of any such Proceeding, shall notify Buyer (but the failure so to notify shall not relieve a Party from any obligations that it may have under this Section 6.11 except to the extent such failure materially prejudices such Party’s position with respect to such claims); provided, further, that Buyer shall not be obligated pursuant to this Section 6.11(b) to pay the fees and disbursements of more than one (1) counsel for all Indemnified Persons in any single action, unless, in the good faith judgment of any of the Indemnified Persons, there is or may be a conflict of interest between two or more of such Indemnified Persons, in which case there may be separate counsel for each similarly situated group. With respect to any determination of whether any Indemnified Person is entitled to indemnification by Buyer under this Section 6.11, such Indemnified Person shall have the right to require that such determination be made by special, independent legal counsel jointly selected by the Indemnified Person and Buyer, and who has not otherwise performed material services for Buyer or the Indemnified Person within the last three (3) years.

(c) Buyer and the Surviving Entity shall not amend, repeal or otherwise modify (i) the certificate of limited partnership or MLP Partnership Agreement of the Surviving Entity or (ii) the certificate of limited partnership of Buyer or the Buyer Partnership Agreement, in each case, in any manner that would affect adversely the rights thereunder of any Indemnified Person to indemnification, exculpation and advancement except to the extent required by applicable Law. Buyer shall, and shall cause the Surviving Entity to, fulfill and honor any indemnification, expense advancement or exculpation agreements between the MLP Group Entities and any of their directors, officers or employees existing immediately prior to the Effective Time.

(d) Buyer and the Surviving Entity shall, to the fullest extent permitted by Law, indemnify any Indemnified Person against, and advance expenses to any Indemnified Person with respect to, all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) relating to the enforcement of such Indemnified Person’s rights under this Section 6.11 or under any Governing Documents or contract; provided that such indemnification shall be provided only if such Indemnified Person is ultimately determined to be entitled to indemnification hereunder or thereunder promptly following such determination.

(e) In the event that Buyer or the Surviving Entity or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its assets to any Person, then, and in each such case, Buyer and the Surviving Entity shall cause proper provision to be made so that the successors and assigns of Buyer or the Surviving Entity, as the case may be, assume the obligations set forth in this Section 6.11 contemporaneous with the closing of any such consolidation, merger, transfer or conveyance.

(f) At or prior to the Effective Time, MLP may cause to be put in place, or, if requested by MLP, the Buyer shall cause to be put in place, and, in either case, Buyer shall fully prepay immediately prior to the Effective Time, “tail” insurance policies covering claims for at least for six (6) years following the Effective Time from an insurance carrier with the same or better credit rating as MLP’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope of not less than the existing coverage and having other terms at least as favorable to the insured Persons as the directors’ and officers’ liability insurance coverage maintained by the MLP Group Entities as of the Execution Date; provided, however, that in no event shall Buyer or the Surviving Entity be required to expend pursuant to this Section 6.11(f) more than an amount per year equal to 300% of current annual premiums paid by MLP for such insurance (the “Premium Cap”), in which case the Surviving Entity shall, and Buyer shall cause the Surviving Entity to, use reasonable best efforts to maintain in effect, at no expense to the beneficiaries, for a period of at least six (6) years from the Effective Time for the persons who are covered by MLP’s existing directors’ and officers’ liability insurance, with the best overall terms, conditions, retentions and levels of coverage reasonably available for an annual premium equal to the Premium Cap. Buyer shall maintain such policy in full force and effect and continue to honor the obligations thereunder.

SECTION 6.12 Distributions. The Buyer Parties and the MLP Parties shall coordinate with each other the declaration of, and the setting of record dates and payment dates for, distributions in respect of their respective units so that, in respect of any fiscal quarter, Holders of MLP Units do not (a) receive more than one distribution in respect of both (i) MLP Units and (ii) Buyer Common Units received pursuant to the Merger in exchange therefor; or (b) fail to receive a distribution in respect of one of (i) MLP Units or (ii) Buyer Common Units received pursuant to the Merger in exchange therefor.

SECTION 6.13 Limited Liability Company Interests of MLP General Partner. At or prior to the Effective Time, NRGY shall transfer 100% of its limited liability company interest in MLP General Partner to Buyer General Partner, which MLP General Partner will at the time of such transfer own 100% of the MLP Incentive Distribution Rights. At or prior to the Effective Time, Buyer shall cause New General Partner to be formed as a Subsidiary of Buyer.

SECTION 6.14 Amendment of the MLP Partnership Agreement. At the Effective Time, the MLP Partnership Agreement shall be amended and restated so that it reads substantially in the form of the MLP Amended and Restated Partnership Agreement.

SECTION 6.15 Buyer Board Directors. NRGY shall not change, or cause to be changed, any of the directors of the Buyer Board until the earlier of (a) the termination of the Option Agreement pursuant to its terms and (b) the Effective Time; provided, however, that NRGY may add, or cause to be added, additional directors to the Buyer Board if NRGY causes the Buyer Board to delegate to the Buyer Special Committee all its authority to negotiate and/or approve any amendments, supplements, waivers or modifications in respect of this Agreement and all other agreements contemplated hereby (including the Voting Agreement and the Option Agreement), or approve or agree to any termination of this Agreement or any other agreement contemplated hereby (including the Voting Agreement and the Option Agreement), and exercise all rights under this Agreement and any other agreement contemplated hereby (including the Voting Agreement and the Option Agreement).

SECTION 6.16 Financing.

(a) The Buyer Parties shall use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to arrange the Debt Refinancing on the terms and conditions described in the Refinancing Commitment Letter, including using their commercially reasonable efforts to (i) maintain in effect the Refinancing Commitment Letter; (ii) satisfy on a timely basis all conditions applicable to the Buyer Parties to obtaining the Debt Refinancing as set forth in the Refinancing Commitment Letter that are within its control; (iii) negotiate and enter into definitive agreements with respect thereto on the terms and conditions (including, if necessary, the flex provisions) contemplated by the Refinancing Commitment Letter or on other terms no less favorable to Buyer; (iv) comply with the Buyer’s obligations under the Refinancing Commitment Letter and the definitive agreements with respect thereto; (v) subject to the terms and conditions contemplated in the Refinancing Commitment Letter, consummate the Debt Refinancing at or prior to the Effective Time; and (vi) enforce its rights under the Refinancing Commitment Letter. If any portion of the Debt Refinancing becomes unavailable on the terms and conditions (including the flex provisions) contemplated in the Refinancing Commitment Letter or the definitive agreements with respect thereto, the Buyer Parties shall promptly notify the MLP Parties and use their commercially reasonable efforts to amend, modify, supplement, alter, restate, substitute or replace the Debt Refinancing with other alternative financing, on terms no less favorable to Buyer, as promptly as possible; provided, however, that the Buyer Parties shall not permit any amendment, modification, supplement, alteration, restatement, substitution or replacement of the Refinancing Commitment Letter or the Debt Refinancing on terms that are less favorable to Buyer, without the prior consent of the MLP Parties, such consent not to be unreasonably withheld, delayed or conditioned. In such event, the term “Refinancing Commitment Letter” as used herein shall be deemed to include the amended, modified, supplemented, altered, restated, substituted or replacement, commitment letter. The Buyer Parties shall promptly (and in any event within two Business Days) notify the MLP Parties: (A) of any default or breach by any party to the Refinancing Commitment Letter or definitive documents related to the Debt Refinancing of which the Buyer Parties are aware; (B) of the receipt of any written notice from any party to the Refinancing Commitment Letter with respect to (1) any default, breach, termination or repudiation by any party to the Refinancing Commitment Letter or definitive documents related to the Debt Refinancing or (2) any material dispute or disagreement between or among parties to the Refinancing Commitment Letter or definitive documents related to the Debt Refinancing of which the Buyer Parties become aware; and (C) if for any reason the Buyer Parties determine in good faith that they will not be able to obtain all or any portion of the Debt Refinancing on the terms, in the manner or from the sources contemplated by the Refinancing Commitment Letters. The Buyer Parties shall keep the MLP Parties informed on a reasonably current basis of the status of their efforts to arrange the Debt Refinancing and provide copies of all draft and executed documents related to the Debt Refinancing to the MLP Parties. In the event that the Buyer Parties are unable to obtain the Debt Refinancing or alternative financing on terms no less favorable to Buyer, the Buyer Parties will obtain an amendment to the Buyer Credit Agreement so that the Buyer will be permitted thereunder to, and will have sufficient funds available thereunder to, refinance the MLP Credit Agreements at the Closing; provided, however, that the Buyer Parties shall be permitted to pay any and all fees to the lenders and administrative agent in connection with any such amendment without the prior consent of the MLP Parties.

(b) The Buyer Parties shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to maintain in effect the Repurchase Commitment Letter. If a “Ratings Decline” (as defined in the Buyer Indenture) has occurred within 90 days following the consummation of the General Partner Transactions (or the Parties reasonably expect such a Ratings Decline to occur) and there has not been a successful consent solicitation as described in Section 6.17(a), the Buyer Parties shall comply with all the terms of Section 4.15 of the Buyer Indenture and conduct a “Change of Control Offer” (as defined in the Buyer Indenture) under the terms required by the Buyer Indenture and shall use their commercially reasonable efforts to arrange the Repurchase Financing on the terms and conditions described in the Repurchase Commitment Letter, including using their commercially reasonable efforts to (i) satisfy on a timely basis all conditions applicable to the Buyer to obtaining the Repurchase Financing as set forth in the Repurchase Commitment Letter that are within its control; (ii) negotiate and enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Repurchase Commitment Letter (including, if necessary, the flex provisions) or on other terms no less favorable to the Buyer; (iii) comply with the Buyer’s obligations under the Repurchase Commitment Letter and the definitive agreements with respect thereto; (iv) subject to the terms and conditions contemplated in the Repurchase Commitment Letter, conduct and consummate the Repurchase Financing at or prior to the time any repurchases of the Buyer Notes are required to be made under Section 4.15 of the Buyer Indenture; and (v) enforce its rights under the Repurchase Commitment Letter. If any portion of the Repurchase Refinancing becomes unavailable on the terms and conditions (including the flex provisions) contemplated in the Repurchase Commitment Letter or the definitive agreements with respect thereto, the Buyer Parties shall promptly notify the MLP Parties and use their commercially reasonable efforts to amend, modify, supplement, alter, restate, substitute or replace the Repurchase Financing with other alternative financing, on terms no less favorable, taken as a whole, to Buyer, as promptly as possible; provided, however, that the Buyer Parties shall not permit any amendment, modification, supplement, alteration, restatement, substitution or replacement of the Repurchase Commitment Letter without the consent of the MLP Parties, such consent not to be unreasonably withheld. In such event, the term “Repurchase Commitment Letter” as used herein shall be deemed to include the amended, modified, supplemented, altered, restated, substituted or replacement, commitment letter. The Buyer Parties shall promptly (and in any event within two Business Days) notify the MLP Parties: (A) of any default or breach by any party to the Repurchase Commitment Letter or definitive documents related to the Repurchase Financing or of which the Buyer Parties are aware; (B) of the receipt of any written notice from any party to the Repurchase Commitment Letter with respect to (1) any default, breach, termination or repudiation by any party to the Repurchase Commitment Letter or definitive documents related to the Repurchase Financing or (2) any material dispute or disagreement between or among parties to the Repurchase Commitment Letter or definitive documents related to the Repurchase Refinancing of which the Buyer Parties become aware; and (C) if for any reason the Buyer Parties determine in good faith that they will not be able to obtain all or any portion of the Repurchase Financing on the terms, in the manner or from the sources contemplated by the Repurchase Commitment Letter. The Buyer Parties shall keep the MLP Parties informed on a reasonably current basis of the status of their efforts to arrange the Repurchase Financing and provide copies of all draft and executed documents related to the Repurchase Financing to the MLP Parties. The obligations of the Buyer Parties under this Section 6.16(b) shall terminate on the earlier of (x) the 91st day following the consummation of the General Partner Transactions if a “Ratings Decline” (as defined in the Buyer Indenture) has not occurred prior to such time and (y) the date of a successful consent solicitation as described in Section 6.17(a).

(c) From and after the Execution Date until the Effective Time, the Parties shall provide one another such reasonable cooperation as may be reasonably requested by another Party and that is customary in connection with a financing comparable to the Debt Financing, including (i) furnishing to a Party (and, with respect to Buyer, its Financing Sources), as promptly as practicable all financial, business and other pertinent information related to the disclosing Party and its Affiliates reasonably required by the requesting

Party for such Party to produce the financial statements and other marketing document information to consummate the Debt Financing, including all historical financial statements (including, on a timely basis, unaudited financial statements and related management’s discussion and analysis and summary and selected financial statements for each subsequent fiscal quarter after any quarter (other than the fourth fiscal quarter) ended at least 45 days prior to the Effective Time), and all pro forma financial statements required by Regulation S-X under the Securities Act, and, to the extent required by the Repurchase Commitment Letter, the financial and other data and information, including a description of the business, of the type and in the form required by Regulation S-X and Regulation S-K under the Securities Act and of type and in the form customarily included in an offering memorandum or circular under Rule 144A of the Securities Act in the event an offering of debt securities is required by the terms of the Repurchase Commitment Letter and; (ii) using commercially reasonable efforts to cause its senior executive officers to participate in a reasonable number of meetings, presentations, due diligence sessions, drafting sessions and sessions with prospective lenders, investors and rating agencies in connection with the Debt Financing, including through a customary “road show”; (iii) assisting with the preparation of (A) an offering memorandum or circular, bank information memoranda, private placement memoranda and similar documents, including “roadshow” or investor meeting slides required in connection with the Debt Financing (including requesting any consents of accountants for use of their reports in any materials relating to the Debt Financing and the delivery of one or more customary representation letters); and (B) materials for rating agency presentations; (iv) reasonably cooperating with the marketing efforts of a Party and, with respect to Buyer, the Financing Sources, for any portion of the Debt Financing; (v) facilitating the pledging of collateral in connection with the Debt Financing, including executing and delivering any customary pledge and security documents, currency or interest hedging arrangements or other definitive financing documents or other certificates, legal opinions, surveys and title insurance and documents as may be reasonably requested by a Party (including a certificate of the chief financial officer of a Party and its subsidiaries on a consolidated basis with respect to solvency matters as of the Effective Time on a pro forma basis); (vi) providing to the Financing Sources all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; (vii) using commercially reasonable efforts to obtain accountants’ comfort letters, legal opinions, surveys and title insurance as reasonably requested by a Party; (viii) taking corporate actions reasonably necessary to permit the completion of the Debt Financing; and (ix) facilitating the execution and delivery (at the Effective Time) of definitive documents related to the Debt Financing as may be reasonably requested by a Party; provided, however, that no MLP Group Entity shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Debt Financing prior to the Effective Time. Each Party hereby consents to the reasonable use of its and its Affiliates’ logos in connection with the Debt Financing; provided, however, that such logos may not be used in a manner that is reasonably likely to harm or disparage such Party, its Affiliates or their marks.

SECTION 6.17 Consent Solicitation.

(a) Subject to the terms and conditions of this Agreement, if requested by the MLP Parties following a (or prior to an expected) Ratings Decline (as defined in the Buyer Indenture), the Buyer Parties shall take all actions necessary to consummate a successful consent solicitation (the “Consent Solicitation”) to waive or otherwise amend the “Change of Control” provision under the Buyer Indenture, at or prior to the time that the Buyer would be required to repurchase any Buyer Notes under Section 4.15 of the Buyer Indenture. The Parties shall use their commercially reasonable efforts to (i) prepare a consent solicitation statement, including, among other things, (A) a summary of the Merger and the other transactions contemplated hereby and (B pro forma financial statements for the Buyer in accordance with Regulation S-X under the Securities Act that give effect to the transactions contemplated hereby, including the Debt Financings; and (ii) commence a consent solicitation with respect to the Buyer Notes, on the terms and conditions in compliance with the Buyer Indenture and the Buyer Notes. Notwithstanding the foregoing, any Consent Solicitation shall otherwise be consummated in compliance with applicable Laws and SEC rules and regulations.

(b) The Buyer Parties covenant and agree that, promptly following the consent solicitation expiration date, assuming the requisite consents are received, each of the Buyer Parties and their applicable Subsidiaries as is necessary, shall (and shall use their commercially reasonable efforts to cause the applicable trustee to) execute a supplemental indenture to the Buyer Indenture, which supplemental indenture shall implement the amendments described in the consent solicitation statement, related letter of transmittal and other related documents (collectively, the “Consent Solicitation Documents”). Concurrent with the effectiveness of such supplemental indenture, the Buyer shall pay the Consent Solicitation consideration in accordance with the Consent Solicitation Documents.

(c) The Parties shall, and shall cause their respective Subsidiaries to, reasonably cooperate with the Other Parties in the preparation of the necessary and appropriate documentation in connection with the Consent Solicitation Documents. The Consent Solicitation Documents (including all amendments or supplements) and all mailings to the holders of the Buyer Notes in connection with the Consent Solicitation shall be subject to the prior review of MLP and shall be reasonably acceptable to it. If at any time prior to the completion of the Consent Solicitation any information in the Consent Solicitation Documents should be discovered by the Buyer Parties, which should be set forth in an amendment or supplement to the Consent Solicitation Documents, so that the Consent Solicitation Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, the party that discovers such information shall use commercially reasonable efforts to promptly notify the other party, and an appropriate amendment or supplement prepared by the Buyer Parties describing such information shall be disseminated to the holders of the Buyer Notes (which supplement or amendment and dissemination may, at the reasonable direction of the Buyer Parties, take the form of a filing of a Current Report on Form 8-K). Notwithstanding anything to the contrary in this Section 6.17, the Buyer Parties shall and shall cause their Subsidiaries to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable Law to the extent such Laws are applicable in connection with the Consent Solicitation

SECTION 6.18 Investigation; No Other Representations or Warranties.

(a) Investigation.

(i) Each of the Buyer Parties acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the MLP Group Entities and their businesses and operations, and each of the Buyer Parties has requested such documents and information from MLP as it considers material in determining whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement. Each of the Buyer Parties acknowledges and agrees that it has had an opportunity to ask questions of and receive answers from MLP with respect to matters it considers material in determining whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement.

(ii) Each of the MLP Parties acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Buyer Group Entities and their businesses and operations, and each of the MLP Parties has requested such documents and information from Buyer as it considers material in determining whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement. Each of the MLP Parties acknowledges and agrees that it has had an opportunity to ask questions of and receive answers from Buyer with respect to matters it considers material in determining whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement.

(b) No Other Representations or Warranties.

(i) Each of the Buyer Parties agrees that, except for the representations and warranties made by the MLP Parties that are expressly set forth in Article IV and in any certificate provided pursuant to Section 7.2(e), neither the MLP Parties nor any other Person has made and shall not be deemed to have made any representation or warranty of any kind. Except for the representations and warranties made by the MLP Parties that are expressly set forth in Article IV and in any certificate provided pursuant to Section 7.2(e), without limiting the generality of the foregoing, each of the Buyer Parties agrees that none of the MLP Parties, any holder of MLP’s securities or any of the MLP Parties’ respective Affiliates or Representatives, makes or has made any representation or warranty to the Buyer Parties or any of their Representatives or Affiliates with respect to:

(A) any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of MLP or any of the MLP Subsidiaries or the future business, operations or affairs of MLP or any of the MLP Subsidiaries heretofore or hereafter delivered to or made available to the Buyer Parties or their respective Representatives or Affiliates; or

(B) any other information, statement or documents heretofore or hereafter delivered to or made available to the Buyer Parties or their respective Representatives or Affiliates.

(ii) Each of the MLP Parties agrees that, except for the representations and warranties made by the Buyer Parties that are expressly set forth in Article V and in any certificate provided pursuant to Section 7.3(e), neither the Buyer Parties nor any other Person has made and shall not be deemed to have made any representation or warranty of any kind. Except for the representations and warranties made by the Buyer Parties that are expressly set forth in Article V and in any certificate provided pursuant to Section 7.3(e), without limiting the generality of the foregoing, each of the MLP Parties agrees that none of the Buyer Parties, any holder of Buyer’s securities or any of the Buyer Parties’ respective Affiliates or Representatives, makes or has made any representation or warranty to the MLP Parties or any of their Representatives or Affiliates with respect to:

(A) any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of Buyer or any of the Buyer Subsidiaries or the future business, operations or affairs of Buyer or any of the Buyer Subsidiaries heretofore or hereafter delivered to or made available to the MLP Parties or their respective Representatives or Affiliates; or

(B) any other information, statement or documents heretofore or hereafter delivered to or made available to the MLP Parties or their respective Representatives or Affiliates.

SECTION 6.19 Listing. Prior to the Effective Time, Buyer shall cause the New Buyer Common Units to be issued in accordance with this Agreement to be approved for listing (subject, if applicable, to notice of issuance) for trading on the NYSE.

SECTION 6.20 Business Opportunities. Except for the assets or business opportunities described in Section 6.20 of the Buyer Disclosure Schedule or Section 6.20 of the MLP Disclosure Schedule, from and after the date of the consummation of the General Partner Transactions and until the earliest of (a) the date that is two years following the valid termination of this Agreement pursuant to its terms, (b) the Effective Time and (c) the termination of this Agreement pursuant to Section 8.3(b), Buyer and MLP hereby agree, and shall cause their respective controlled Affiliates to agree, that in the event that an opportunity to develop, acquire or invest in an asset or business is presented to Buyer, MLP or any of their respective controlled Affiliates, each of Buyer and MLP shall jointly determine the allocation of participation in such opportunity by Buyer, MLP and their respective controlled Affiliates; provided, however, that if the Buyer and MLP are not able to make such joint determination with respect to an opportunity, Buyer and MLP shall participate in such opportunity on an equal (50/50) basis. In the event that the provisions of this Section 6.20 terminate as a result of the occurrence of the event described in clause (c) above and an MLP Takeover Proposal has not been consummated within twelve months of the date of such termination, then the provisions of this Section 6.20 shall apply during the period from such twelve month anniversary to the date that is two years from such termination (provided, however, that for purposes of the foregoing, “50%” shall be substituted for “15%” in the definition of MLP Takeover Proposal). Notwithstanding anything to the contrary in this Agreement, the rights in this Section 6.20 are not assignable by Buyer or MLP without the prior written consent of the Other Parties.

SECTION 6.21 Resignations of MLP Directors. At or prior to the Effective Time, the directors of the MLP Board, and the directors of such other MLP Group Entities reasonably designated by Buyer at least five Business Days prior to the Closing Date, shall tender to Buyer their resignations as directors, effective as of the Effective Time.

SECTION 6.22 Omnibus Agreement. Promptly following the execution of this Agreement and in any event prior to the scheduled closing of the General Partner Transactions, Buyer and Buyer GP shall deliver to MLP and the Recipient Parties (as defined in the MLP GP Contribution Agreement) a waiver of any rights they may otherwise have to terminate the Omnibus Agreement, dated December 21, 2011, by and among, NRGY General Partner, NRGY, Buyer GP and Buyer as a result of the General Partners Transactions or the transactions contemplated by this Agreement.

SECTION 6.23 Advice of Changes. Each Party shall promptly advise the Other Parties of any change or event (a) having or reasonably likely to have a Buyer Material Adverse, as applicable or an MLP Material Adverse Effect, as applicable or (b) that it believes would or would be reasonably likely to cause or constitute breach of any of the representations, warranties or covenants contained in this Agreement that would result in, if occurring or continuing on the Closing Date, the failure of any of the conditions set forth in Article VII; provided, however, that a failure to comply with this Section 6.22 shall not constitute the failure of any condition set forth in Article VII to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article VII to be satisfied.

SECTION 6.24 Transaction Litigation. Subject to applicable Law, and without affecting the right of any Party and its directors or executive offices to retain counsel and direct the defense of any Proceeding by any unitholder naming such Party or its directors and officers as defendants, each of MLP Parties and the Buyer Parties shall allow the Other Parties the opportunity to participate in the defense or settlement of any Proceeding against such Party and its directors or executive officers relating to the Merger, the Buyer Unit Issuance, the MLP Partnership Agreement and the other transactions contemplated by this Agreement. No MLP Party or Buyer Party shall settle or offer to settle any Proceeding commenced prior to or after the Execution Date against such Party or its directors, executive officers or similar persons by any unitholder of such Party relating to the Merger or the other transactions contemplated by this Agreement without the prior written consent of the Other Parties (such consent not to be unreasonably withheld, delayed or conditioned).

ARTICLE VII

CONDITIONS TO CLOSING

SECTION 7.1 Conditions to Each Party’s Obligations. The obligation of the Parties to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, as to a Party by such Party:

(a) MLP Unitholder Approval. The MLP Unitholder Approval shall have been obtained in accordance with the MLP Partnership Agreement and applicable Law.

(b) Approvals. All consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any Governmental Entity, shall have been obtained, and any applicable waiting period shall have expired or been terminated, except where the failure to comply would not be reasonably expected to have, individually or in the aggregate, an MLP Material Adverse Effect or a Buyer Material Adverse Effect.

(c) Registration Statement. The Registration Statement shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no unresolved Proceedings seeking to suspend the effectiveness of the Registration Statement shall have been initiated or threatened by the SEC or any other Governmental Entity.

(d) NYSE Listing. The Buyer Common Units to be issued in the Merger shall have been approved for listing on the NYSE subject to official notice of issuance.

(e) No Governmental Restraint. (i) No Order shall be in effect, and no Law shall have been enacted or adopted, that restrains, enjoins, makes illegal or otherwise prohibits the consummation of any of the transactions contemplated by this Agreement; and (ii) no Proceeding by any Governmental Entity with respect to the Merger or the other transactions contemplated by this Agreement shall be pending that seeks to restrain, enjoin, prohibit or delay consummation of the Merger or such other transactions or to impose any material restrictions or requirements thereon or on the Buyer Parties or the MLP Parties with respect thereto that would, individually or in the aggregate, constitute an MLP Material Adverse Effect or a Buyer Material Adverse Effect.

(f) General Partner Transactions. The General Partner Transactions shall have been consummated.

SECTION 7.2 Conditions to the Buyer Parties’ Obligations. The obligation of the Buyer Parties to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Buyer Parties (in their sole discretion):

(a) Representations and Warranties. (i) The representations and warranties of the MLP Parties set forth in Article IV (other than those set forth in Section 4.2(a), Section 4.3 and Section 4.17(a)) shall be true and correct (without giving effect to any qualifications or limitations as to materiality, MLP Material Adverse Effect or words of similar import contained therein) as of the Closing, as if remade on the date thereof (except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date), except where the failure of such representations and warranties to be true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, an MLP Material Adverse Effect; (ii) the representations and warranties of the MLP Parties set forth in Section 4.3 shall be true and correct as of the Closing, as if remade on the date thereof (except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date), other than in de minimis respects; and (iii) the representations and warranties of the MLP Parties set forth in Section 4.2(a) and Section 4.17(a) shall be true and correct.

(b) Agreements and Covenants. Each of the MLP Parties shall have performed or complied in all material respects with all agreements and covenants required to be performed by it hereunder.

(c) Tax Opinion. The Buyer Parties shall have received an opinion of Vinson & Elkins LLP or another nationally-recognized tax counsel dated as of the Closing Date to the effect that, for U.S. federal income tax purposes, (i) no Buyer Group Entity shall recognize any income or gain as a result of the Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code), (ii) no gain or loss shall be recognized by holders of Buyer Common Units as a result of the Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code), and (iii) 90% of the gross income of Buyer for the most recent four completed calendar quarters ending before the Closing Date for which the necessary financial information is available are from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the Buyer Parties, the MLP Parties and any of their respective affiliates as to such matters as such counsel may reasonably request.

(d) Absence of an MLP Material Adverse Effect. There shall not have occurred after the Execution Date any events, changes, effects or developments that have had or that would reasonably be expected to have, individually or in the aggregate, an MLP Material Adverse Effect.

(e) Contribution of Cash. CW Holdings shall have deposited with the Exchange Agent the CW Holdings Cash Payment Amount.

(f) Officer Certificate. The Buyer Parties shall have received a certificate, dated as of the Closing Date, of an executive officer of MLP General Partner certifying to the matters set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d).

SECTION 7.3 Conditions to the MLP Parties’ Obligations. The obligation of the MLP Parties to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the MLP Parties (in their sole discretion):

(a) Representations and Warranties. (i) The representations and warranties of the Buyer Parties set forth in Article V (other than those set forth in Section 5.2(a), Section 5.3 and Section 5.17(a)) shall be true and correct (without giving effect to any qualifications or limitations as to materiality, Buyer Material Adverse Effect or words of similar import contained therein) as of the Closing, as if remade on the date thereof (except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date), except where the failure of such representations and warranties to be true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect; (ii) the representations and warranties of the Buyer Parties set forth in Section 5.3 shall be true and correct as of the Closing, as if remade on the date thereof (except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date), other than in de minimis respects; and (iii) the representations and warranties of the Buyer Parties set forth in Section 5.2(a) and Section 5.17(a) shall be true and correct.

(b) Agreements and Covenants. Each of the Buyer Parties shall have performed or complied in all material respects with all agreements and covenants required to be performed by it hereunder.

(c) Tax Opinion. The MLP Parties shall have received an opinion dated as of the Closing Date of Akin Gump Strauss Hauer & Feld LLP or another nationally-recognized tax counsel to the effect that, for U.S. federal income tax purposes, (i) no MLP Group Entity shall recognize any income or gain as a result of the Merger (other than (1) any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code and (2) as a result of any expense reimbursements, Fractional Unit Payments or other cash payments received or to be received pursuant to this Agreement), (ii) no gain or loss shall be recognized by holders of MLP Common Units (other than the CW Affiliates, any Buyer Group Entity or holders of Buyer Common Units) as a result of the Merger (other than (1) any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code or (2) as a result of any expense reimbursements, Fractional Unit Payments or other cash payments received or to be received pursuant to this Agreement), and (iii) 90% of the combined gross income of MLP and Buyer for the most recent four completed calendar quarters ending before the Closing Date for which the necessary financial information is available are from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the MLP Parties, the Buyer Parties and any of their respective affiliates as to such matters as such counsel may reasonably request.

(d) Absence of a Buyer Material Adverse Effect. There shall not have occurred after the Execution Date any events, changes, effects or developments that have had or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

(e) Officer Certificate. The MLP Parties shall have received a certificate, dated as of the Closing Date, of an executive officer of Buyer General Partner certifying to the matters set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(d).

ARTICLE VIII

TERMINATION

SECTION 8.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of MLP and the Buyer.

SECTION 8.2 Termination by MLP or Buyer. At any time prior to the Effective Time, this Agreement may be terminated by MLP or Buyer if:

(a) the Effective Time shall not have occurred on or before November 5, 2013 (the “Drop-Dead Date”); provided, further, that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to any Party whose failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the principal cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

(b) a Governmental Entity having jurisdiction over any Party hereto shall have issued an Order or adopted a Law permanently restraining, enjoining or otherwise prohibiting the Merger or making consummation of the Merger illegal and such Order or Law shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to any Party whose failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the principal cause of, or resulted in, such action;

(c) the MLP Unitholders’ Meeting has been held and completed and the MLP Unitholder Approval shall not have been obtained at the MLP Unitholders’ Meeting (which shall include any reconvened meeting after an adjournment or postponement thereof); or

(d) if the NRGY GP Purchase Agreement or the MLP GP Contribution Agreement shall have been validly terminated in accordance with its terms.

SECTION 8.3 Termination by MLP. This Agreement may be terminated by MLP at any time prior to the Effective Time:

(a) if any Buyer Party has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement (or any of its representations and warranties contained in this Agreement shall fail to be true), which breach or failure (i) would (if occurring or continuing on the Closing Date) give rise to the failure of the condition set forth in Section 7.3(a) or Section 7.3(b) and (ii) is incapable of being cured by the Buyer Parties or, if capable of being cured, is not cured by the Buyer Parties at the earlier of (A) the date that follows 30 days after receipt of written notice from MLP of such a breach or failure and (B) the Drop-Dead Date; provided, however, that the right to terminate this Agreement pursuant to this Section 8.3(a) shall not be available to MLP if, at such time, a condition set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(d) would not be satisfied if the Closing Date were to occur on the date of termination; or

(b) if an MLP Recommendation Change that is permitted by this Agreement shall have occurred in response to an MLP Takeover Proposal.

SECTION 8.4 Termination by Buyer. This Agreement may be terminated by Buyer at any time prior to the Effective Time (or in the case of clause (b) of this Section 8.4, at any time prior to the time that the MLP Unitholder Approval is obtained):

(a) if any MLP Party has breached or failed to perform in all material respects any of its representations, warranties, covenants or other agreements contained in this Agreement (or any of its representations and warranties contained in this Agreement shall fail to be true), which breach or failure to perform (i) would (if occurring or continuing on the Closing Date) give rise to the failure of the condition set forth in Section 7.2(a) or Section 7.2(b) and (ii) is incapable of being cured by the MLP Parties or, if capable of being cured, is not cured by the MLP Parties at the earlier of (A) the date that follows 30 days after receipt of written notice from Buyer of such a breach or failure and (B) the Drop-Dead Date; provided, however, that the right to terminate this Agreement pursuant to this Section 8.4(a) shall not be available to Buyer if, at such time, a condition set forth in Section 7.3(a), Section 7.3(b) or Section 7.3(d) would not be satisfied if the Closing Date were to occur on the date of termination;

(b) if any MLP Party commits a Willful and Material Breach of Section 6.3, Section 6.4 or Section 6.5; provided, however, that, solely in the event of a Willful and Material Breach of Section 6.3 or Section 6.4, Buyer’s right to terminate this Agreement pursuant to this Section 8.4(b) shall be exercisable only if such Willful and Material Breach is incapable of being cured by the MLP Parties or, if capable of being cured, is not cured by the MLP Parties at the date that follows ten calendar days after receipt of written notice from Buyer of such a breach or failure; provided, further, that the right to terminate this Agreement pursuant to this Section 8.4(b) shall not be available to Buyer if, at such time, a condition set forth in Section 7.3(a), Section 7.3(b) or Section 7.3(d) would not be satisfied if the Closing Date were to occur on the date of termination.

(c) if an MLP Recommendation Change shall have occurred, whether or not permitted by this Agreement; provided, however, that Buyer’s right to terminate this Agreement pursuant to this Section 8.4(c) is only exercisable prior to the commencement of the MLP Unitholders’ Meeting.

SECTION 8.5 Effect of Certain Terminations. In the event of a valid termination of this Agreement pursuant to this Article VIII, all rights and obligations of the Parties under this Agreement shall terminate, except the provisions of Section  6.2(b), Section 6.8, Section 6.15, Section 6.20, Article VIII and Article IX shall survive such termination; and none of the Parties or any of their respective Affiliates or Representatives shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except (a) as provided in Section 8.6; (b) for a Willful and Material Breach of this Agreement, for which the aggrieved Party shall be entitled to all rights and remedies available at law or equity against the Party that committed a Willful and Material Breach of this Agreement; provided, however, that if MLP pays the Termination Fee in accordance with Section 8.6(a), the MLP Parties shall not have any further liability of any kind for any reason in connection with any breach of Section 6.3, Section 6.4 or Section 6.5; (c) for fraud, for which the aggrieved Party shall be entitled to all rights and remedies available at law or equity; or (d) for breaches of the Confidentiality Agreement, for which the aggrieved Party shall be entitled to all rights and remedies provided for in the Confidentiality Agreement.

SECTION 8.6 Termination Fee and Expense Reimbursement.

(a) In the event this Agreement is terminated by Buyer pursuant to Section 8.4(b) or Section 8.4(c), or by MLP pursuant to Section 8.3(b), MLP shall pay to the Escrow Agent for the benefit of Buyer an amount equal to $50.8 million (the “Termination Fee”) within three Business Days of the date of such termination (in the case of a termination pursuant to Section 8.4(b) or Section 8.4(c)) or concurrently with such termination (in the case of a termination pursuant to Section 8.3(b)).

(b) In the event this Agreement is terminated by MLP or Buyer pursuant to Section 8.2(c), MLP shall reimburse the Buyer Parties for all their documented out-of-pocket costs and expenses actually incurred in connection with this Agreement and the transactions contemplated hereby, including all legal fees, accounting fees, financial advisory fees and other professional and non-professional fees and expenses as well as any commitment fees or other fees required by the Commitment Letters to be paid by the Buyer Parties, in an amount not exceeding $10.0 million in the aggregate (the “Expense Reimbursement”), within three Business Days of the date of such termination.

(c) In the event that (i) a bona fide MLP Takeover Proposal has been publicly communicated to or otherwise publicly made known to the unitholders of MLP or any Person has publicly announced an intention (whether or not conditional) to make an MLP Takeover Proposal and such MLP Takeover Proposal or intention to make an MLP Takeover Proposal has not been withdrawn prior to the MLP Unitholder Meeting (or if the MLP Unitholder Meeting has not occurred, prior to the termination of this Agreement pursuant to 8.2(a) or Section 8.4(a)); (ii) thereafter this Agreement is terminated pursuant to

Section 8.2(a), Section 8.2(c) or Section 8.4(a); and (iii) prior to the date that is 12 months after the date of such termination, MLP enters into any definitive agreement related to an MLP Takeover Proposal, then MLP shall pay to the Escrow Agent for the benefit of Buyer an amount equal to the Termination Fee less any previously paid Expense Reimbursement, if and when such Takeover Proposal is consummated; provided, however, that for purposes of this Section 8.6(c) “50%” shall substituted for “15%” in the definition of MLP Takeover Proposal.

(d) Any Termination Fee and Expense Reimbursement shall be paid by wire transfer of same day funds to an account designated by Buyer in writing in accordance with Section 9.3. Each of the MLP Parties acknowledges that the agreements contained in this Section 8.6 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Buyer Parties would not enter into this Agreement. Each of the MLP Parties further acknowledges and agrees that a Termination Fee is not a penalty, but rather liquidated damages in amounts reasonably estimated by the Parties to compensate the Buyer Parties for efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby. Accordingly, if MLP fails promptly to pay the amount due pursuant to this Section 8.6 and, in order to obtain such payment, Buyer commences a Proceeding which results in an order against MLP for the Termination Fee or Expense Reimbursement, MLP shall pay to Buyer its costs and expenses (including attorneys’ fees and expenses) in connection with such Proceeding, together with interest on any unpaid amount of the Termination Fee or Expense Reimbursement at the rate on six-month U.S. Treasury obligations plus 500 basis points in effect on the date such payment was required to be made, calculated on a daily basis from the date the Termination Fee or Expense Reimbursement was required to be paid until the date of the actual payment. Notwithstanding anything contained in this Agreement to the contrary, if a Termination Fee becomes due and payable and MLP pays a Termination Fee, none of the MLP Parties shall have any further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby. For the avoidance of doubt, under no circumstances shall MLP be required to pay more than one Termination Fee or more than one Expense Reimbursement.

(e) Any amounts paid to the Escrow Agent pursuant to this Section 8.6, together with interest thereon (the “Escrow Fund”), shall be released by the Escrow Agent to Buyer as follows:

(i) at any time prior to the end of the fiscal year in which the payment was made to the Escrow Agent, Buyer shall submit to the Escrow Agent a certificate demanding a portion of the Escrow Fund equal to no greater than 70% of the maximum remaining amount that, in the good faith view of Buyer, may still be taken into the gross revenues of Buyer and be treated as if such amount were not “qualifying income” (as defined in Section 7704 of the Code) while satisfying the qualifying income exception required for partnership treatment for publicly traded partnerships, after taking into consideration all other sources of non-qualifying income (such maximum remaining amount, the “Non-Qualifying Income Cushion”), and the Escrow Agent shall within one Business Day thereafter, pay Buyer the amount demanded, by wire transfer of immediately available funds to an account designated by the Buyer;

(ii) during the fiscal year following the date that the payment was made to the Escrow Agent but prior to the passage of 30 calendar days following the filing of the IRS Form 1065 for the prior fiscal year, Buyer shall submit to the Escrow Agent a certificate identifying the actual Non-Qualifying Income Cushion from the prior year. If the payment contemplated by clause (i) above was (A) less than 80% of the actual Non-Qualifying Income Cushion, then Buyer shall submit to the Escrow Agent a certificate demanding a portion of the Escrow Fund equal to an amount which, when combined with the payment contemplated by clause (i) shall equal 90% of the actual Non-Qualifying Income Cushion, and the Escrow Agent shall within one Business Day thereafter, pay Buyer the amount demanded; (B) greater than or equal to 80%, but less than or equal to 90% of the actual Non-Qualifying Income Cushion, then Buyer shall notify the Escrow Agent that it shall not demand any additional payments from the Escrow Account; and (C) greater than 90% of the actual Non-Qualifying Income Cushion, then Buyer shall deliver a certificate to such effect to the Escrow Agent and return to the Escrow Fund an amount equal to the excess of the payment contemplated by clause (i) over 80% of the Non-Qualifying Income Cushion. Any payment under this clause (ii) shall be made by the Escrow Agent, or Buyer, as the case may be, by wire transfer of immediately available funds to an account designated by Buyer or the Escrow Agent, as the case may be; and

(iii) within one Business Day following the earlier of (A) completion of the procedures as contemplated by Section 8.6(e)(ii) above and (B) the passage of 30 days following the filing of the IRS Form 1065 for the prior fiscal year, the Escrow Agent shall pay MLP the remainder, if any, of the Escrow Fund, by wire transfer of immediately available funds to an account designated MLP.

(f) Each Party acknowledges and agrees that (i) the amount of a payment, if any, pursuant to clause (ii) of Section 8.6(e) is uncertain, and that depending on the amount of the demands made by Buyer pursuant to clause (ii) of Section 8.6(e), the Escrow Fund may be insufficient to permit payments to MLP pursuant to clause (iii) of Section 8.6(e); and (ii) MLP shall have no rights to any amounts in the Escrow Fund or to audit or inquire into the amounts demanded by or paid to Buyer.

(g) In the event Buyer exercises the “Option” as defined, and in accordance with, the Option Agreement, the Escrow Agent or Buyer, as applicable, shall return to MLP an amount equal to $21.8 million upon the full performance by MLP General Partner, CW Gas Holdings and CW Holdings of their obligations pursuant to Section 2.3(a) of the Option Agreement within three Business Days of the date of such performance. Section 8.6(e) shall apply mutatis mutandis in respect of any such return as if “MLP” was the “Buyer” referred to herein.

SECTION 8.7 Procedure for Termination. A termination of this Agreement pursuant to this Article VIII shall, in order to be effective, require, in the case of Buyer, action by the Buyer Board (or a committee thereof to which the Buyer Board has delegated decision making authority with respect to the applicable termination right), and, in the case of MLP, action by the MLP Board (or a committee thereof to which the MLP Board has delegated decision making authority with respect to the applicable termination right) or, in the case of a termination pursuant to Section 8.3(b), action by the MLP Conflicts Committee.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 Survival. None of the representations, warranties, agreements, covenants or obligations in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger, except for those agreements, covenants and obligations contained herein (including Article III, Section 6.11 and Section 6.18) that by their terms are to be performed in whole or in part after the Effective Time and this Article IX).

SECTION 9.2 Enforcement of this Agreement. The Parties acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any Party and any such breach would cause the non-breaching Parties irreparable harm. Accordingly, the Parties agree that prior to the termination of this Agreement, in the event of any breach or threatened breach of this Agreement by one of the Parties, the Parties shall also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies shall not be the exclusive remedies for any breach of this Agreement but shall be in addition to all other remedies available at law or equity to each of the Parties.

SECTION 9.3 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any Party to the Other Parties (each, a “Notice”) shall be in writing and delivered in Person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows; provided, however, that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

If to any of the MLP Parties, addressed to:

Crestwood Midstream Partners L.P.

Crestwood Gas Services GP LLC

700 Louisiana Street, Suite 2060

Houston, Texas 77002

Attention: Robert G. Phillips

Facsimile No.: 832-519-2250

with copies to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: William E. Curbow

Facsimile No.: 212-455-2502

and

Conflicts Committee of the Board of Directors

Crestwood Gas Services GP LLC

700 Louisiana Street, Suite 2060

Houston, Texas 77002

Attention: Philip D. Gettig, Chairman of the Conflicts Committee

and

Morris, Nichols, Arsht & Tunnell LLP

1201 N. Market Street

Wilmington, Delaware 19801

Attention: Louis G. Hering

Facsimile: (302) 425-4662

If to any of the Buyer Parties, addressed to:

Inergy Midstream, L.P.

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Attention: General Counsel

Facsimile: (816) 531-4680

and

Inergy, L.P.

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Attention: General Counsel

Facsimile: (816) 531-4680

with copies to (which copies shall not constitute Notice):

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: Mike Rosenwasser and Gillian A. Hobson

Facsimile: (713) 615-5794

and

Conflicts Committee of the Board of Directors

Inergy Midstream, L.P.

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Attention: Randy E. Moeder, Chairman of the Conflicts Committee

Facsimile: (405) 286-9192

and

Potter Anderson & Corroon LLP

1313 North Market Street

P.O. Box 951

Wilmington, DE 19899-0951

Attention: Thomas A. Mullen

Facsimile: (302) 778-6204

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

SECTION 9.4 Governing Law; Jurisdiction; Waiver of Jury Trial. To the maximum extent permitted by applicable Law, the provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law; provided, however, the provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York with respect to any action including any Financing Source. Each of the Parties agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708. Each of the Parties irrevocably and unconditionally confirms and agrees that it is and shall continue to be (a) subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware and (b) subject to service of process in the State of Delaware. Each Party hereby irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (and, if such court shall not have subject matter jurisdiction, any Delaware state court and the federal court of the United States located in the State of Delaware (together with the Delaware Court of Chancery, the “Delaware Courts”) for any Proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement (and agrees not to commence any litigation relating thereto except in such courts); (ii) waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum; and (iii) acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising or relating to this Agreement or the transactions contemplated by this Agreement. Each of the Parties agrees that it will not, and will not permit its Affiliates to, bring or support any Proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including with respect to any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than the United States District Court for the Southern District of New York or any court of the State of New York sitting in the Borough of Manhattan in the City of New York and agree that the waiver of jury trial set forth in this Section 9.4 hereof shall be applicable to any such proceeding.

SECTION 9.5 Entire Agreement; Amendments and Waivers.

(a) Except for the Confidentiality Agreement, this Agreement and the exhibits and schedules hereto constitute the entire agreement between and among the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no representations, warranties or other agreements between or among the Parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. Except as expressly set forth in this Agreement (including the representations and warranties set forth in Article IV and Article V), (i) the Parties acknowledge and agree that neither the MLP Group Entities nor any other Person has made, and the Buyer Group Entities are not relying upon, any covenant, representation or warranty, express or implied, as to the MLP Group Entities or as to the accuracy or completeness of any information regarding any MLP Group Entity furnished or made available to any Buyer Group Entity; and (ii) the MLP Parties shall not have or be subject to any liability to any Buyer Group Entity or any other Person, or any other remedy in connection herewith, based upon the distribution to any Buyer Group Entity of, or any Buyer Group Entity’s use of or reliance on, any such information or any information, documents or material made available to the Buyer Group Parties in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the transactions contemplated hereby.

(b) This Agreement may be amended by the Parties at any time before or after the MLP Unitholder Approval, but, after any such MLP Unitholder Approval was obtained, no amendment shall be made which by Law requires further approval by the unitholders of MLP without such further approval. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. The failure of a Party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Notwithstanding the foregoing, no amendment shall be made to Section 9.4, Section 9.5, Section 9.6 or Section 9.10 which would be adverse to the Financing Sources without the prior written consent of such Financing Sources.

(c) Any amendments, supplements, waivers or modifications in respect of this Agreement pursuant to this Section 9.5 or any agreement to terminate this Agreement pursuant to Section 8.1 shall, in order to be effective, require, in the case of Buyer, action by the Buyer Board with the prior consent or recommendation of the Buyer Special Committee (or another committee to which the Buyer Board has delegated decision making authority with respect to the subject matter of such action) and, in the case of MLP, action by the MLP Board (or a committee thereof to which the MLP Board has delegated decision making authority with respect to the subject matter of the amendment); provided, however, that no amendment of this Agreement that changes the form of, reduces the amount of or extends the timing of payment of, the Applicable Merger Consideration or alters the rights of the MLP Conflicts Committee or Buyer Special Committee hereunder shall be effective unless such amendment is also approved by the MLP Conflicts Committee or Buyer Special Committee, as applicable.

SECTION 9.6 Binding Effect; No Third Party Beneficiaries; Assignment.

(a) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

(b) None of the provisions of this Agreement shall be for the benefit of or enforceable by any third Person, including any creditor of any Party or any of their Affiliates, except (i) as provided in Section 6.11; (ii) as provided in Section 9.8; (iii) for the Financing Sources and their respective current former or future equity holders, controlling persons, Affiliates and Representatives, which shall be third party beneficiaries of Section 9.4, Section 9.5, Section 9.10 and this Section 9.6; and (iv) for the right of the MLP Unitholders the right to receive the Applicable Merger Consideration following the Effective Time and the right to be admitted as an Additional Limited Partner of Buyer in connection therewith. No such third Person shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any liability (or otherwise) against any Party. Without limiting the generality of the foregoing, nothing in this Agreement shall confer upon any employee, or legal representative or beneficiary thereof or other Person, any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement or a right in any employee or beneficiary of such employee or other Person under any Employee Benefit Plan that such employee or beneficiary or other Person would not otherwise have under the terms of such plan, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

(c) No Party may assign, transfer, dispose of or otherwise alienate this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of law or otherwise). Any attempted assignment, transfer, disposition or alienation in violation of this Agreement shall be null, void and ineffective.

SECTION 9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

SECTION 9.8 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as Parties and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any Party or any former, current or future equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the Parties or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any Party against the Other Parties, in no event shall any Party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

SECTION 9.9 Execution. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 9.10 Certain Agreements with Respect to Financing Sources. The Parties agree on behalf of themselves and their respective equity holders, controlling persons, Affiliates, and Representatives (collectively, the “Related Parties”) that the Financing Sources and their and their respective current former or future equity holders, controlling persons, Affiliates or Representatives and each of their successors and assigns shall be subject to no liability or claims by the Related Parties arising out of or relating to this Agreement, the financing or the transactions contemplated hereby or in connection with the Debt Financing, or the performance of services by such Financing Sources or their Affiliates or Representatives with respect to the foregoing; provided, however that nothing in this Section 9.10 shall limit the rights that any Party would have pursuant to the Commitment Letters.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

CRESTWOOD MIDSTREAM PARTNERS LP

By:	Crestwood Gas Services GP, LLC, its
General	Partner

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	President

CRESTWOOD GAS SERVICES GP LLC

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	President

Signature Page to Agreement and Plan of Merger

CRESTWOOD HOLDINGS LLC (SOLELY FOR PURPOSES OF SECTION 3.4(A))

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	President

Signature Page to Agreement and Plan of Merger

INERGY MIDSTREAM, L.P.

By:	NRGM GP, LLC, its General Partner

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

NRGM GP, LLC

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

INERGY, L.P.

By:	Inergy GP, LLC, its General Partner

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

INTREPID MERGER SUB, LLC

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

Signature Page to Agreement and Plan of Merger

Exhibit A

THIRD AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

CRESTWOOD MIDSTREAM PARTNERS LP

THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”) OF CRESTWOOD MIDSTREAM PARTNERS LP (“Crestwood MLP” or the “Partnership”), dated as of [                        ], 2013, is entered into by and between [                        ], a Delaware limited liability company (the “General Partner”), as the general partner, and Inergy Midstream, L.P., as the sole limited partner (the “Limited Partner” and, together with the General Partner, the “Partners”).

WHEREAS, the Partnership was formed on January 31, 2007;

WHEREAS, Crestwood Gas Services GP, LLC (the “Predecessor General Partner”) entered into that certain First Amended and Restated Agreement of Limited Partnership of Quicksilver Gas Services LP (n/k/a Crestwood Midstream Partners LP), dated as of August 10, 2007 (the “First Amended and Restated Limited Partnership Agreement”);

WHEREAS, the Predecessor General Partner amended and restated the First Amended and Restated Limited Partnership Agreement pursuant to that certain Second Amended and Restated Limited Partnership Agreement of Limited Partnership of the Partnership, dated as of February 19, 2008 (as amended though the date hereof, the “Second Amended and Restated Limited Partnership Agreement”);

WHEREAS, the Predecessor General Partner and the Partnership entered into that certain Agreement and Plan of Merger with Inergy Midstream, L.P. (“Inergy Midstream”), NRGM GP, LLC (“NRGM GP”), Intrepid Merger Sub, LLC (“Inergy Midstream Merger Sub”), and Inergy, L.P., dated as of May 5, 2013 (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, the Partnership merged with Inergy Midstream Merger Sub, with the Partnership as the surviving entity (the “Merger”), and the general partner interest issued and outstanding immediately prior to the Merger, which was held by the Predecessor General Partner, was cancelled and, in connection therewith, NRGM GP, the general partner of Inergy Midstream, received the right to the capital account in Crestwood MLP held by the Predecessor General Partner;

WHEREAS, concurrent with the Merger, the General Partner was admitted as the sole general partner of the Partnership;

WHEREAS, as a result of the Merger, the General Partner, as a general partner of the Partnership, and the Limited Partner, as a limited partner of the Partnership, became the sole Partners; and

WHEREAS, in connection with the Merger and pursuant to the terms of the Merger Agreement, this Agreement amends and restates the Second Amended and Restated Limited Partnership Agreement and is adopted as the partnership agreement of the Partnership as of the effective time of the Merger.

NOW, THEREFORE, the Partners hereby amend and restate the Second Amended and Restated Limited Partnership Agreement to provide in its entirety as follows:

1. Name. A certificate of limited partnership (as amended, restated or otherwise modified from time to time, the “Certificate”) governing the Partnership has been filed with the Delaware Secretary of State, pursuant to which the name of the Partnership is “Crestwood Midstream Partners LP”.

2. Purpose. The purpose of the Partnership is to engage in any and all lawful activities for which a Delaware limited partnership may be formed.

3. Registered Office. The registered office of the Partnership in the State of Delaware is as set forth in the Certificate.

4. Registered Agent. The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware is as set forth in the Certificate.

5. Partners. The names of the General Partner and the Limited Partner are set forth on the signature page hereto. The business mailing addresses of the partners are set forth on Exhibit A hereto. The General Partner is hereby admitted as a general partner of the Partnership, and the Limited Partner is hereby admitted as a limited partner of the Partnership.

6. Powers. The powers of the General Partner include all powers, statutory and otherwise, possessed by general partners of limited partnerships under the laws of the State of Delaware. The General Partner may appoint or elect officers of the Partnership, with such titles and powers as the General Partner may determine from time to time.

7. Term. The Partnership shall dissolve, and its affairs shall be wound up, upon the earliest to occur of (a) the unanimous decision of the Partners, or (b) an event of dissolution of the Partnership under the Delaware Revised Uniform Limited Partnership Act (the “Act”).

8. Capital Contributions. Prior to the execution hereof, the Partners have made certain capital contributions to the Partnership (as to each, its “Capital Contribution”). No Partner is required to make any contribution of property or money to the Partnership in excess of its respective Capital Contribution.

9. Capital Accounts. An account shall be established in the Partnership’s books for each Partner and transferee (each a “Capital Account”) in accordance with the rules of Section 704 of the Internal Revenue Code of 1986 and Treasury Regulation Section 1.704-1(b).

10. Percentage Interest and Allocations of Profits and Losses. For allocation purposes, each Partner’s interest in the Partnership shall be expressed as a percentage equal to the ratio on any date of such Partner’s Capital Account on such date to the aggregate Capital Accounts of all Partners on such date, such Capital Accounts to be determined after giving effect to all contributions of property or money, distributions and allocations for all periods ending on or prior to such date (as to any Partner, its “Percentage Interest”). The Partnership’s profits and losses shall be allocated in accordance with the Percentage Interests of the Partners. The Partners’ ownership interests in the Partnership are as set forth on Exhibit A.

11. Distributions. At the time determined by the General Partner, but at least once during each fiscal year, the General Partner shall cause the Partnership to distribute any cash held by it, which is not reasonably necessary for the operation of the Partnership nor in violation of Sections 17-607 or 17-804 of the Act. Except as set forth in Section 16 hereof, cash available for distribution shall be distributed to the Partners in accordance with their respective Percentage Interests.

12. Assignments. A Partner may assign all or any part of its partnership interest at any time in its sole discretion. Any transferee of a partnership interest will become a substituted Partner upon such assignment. Notwithstanding anything to the contrary herein, no such assignment shall terminate or dissolve the Partnership in any case.

13. Withdrawal. No right is given to any Partner to withdraw from the Partnership.

2

14. Limited Liability. The Limited Partner shall not have any liability for the obligations of the Partnership except to the extent required by the Act.

15. Additional Partners. Additional Partners, general or limited, may be admitted to the Partnership only upon the consent of all Partners, which consent may be evidenced by, among other things, the execution of an amendment to or restatement of this Agreement.

16. Distributions upon Dissolution. Upon the occurrence of an event set forth in Section 7 hereof, the Partners shall be entitled to receive, after paying or making reasonable provision for all of the Partnership’s creditors to the extent required by Section 17-804(a)(1) of the Act, their respective positive Capital Account balances until such balances, if any, are reduced to zero and then the balance shall be distributed to each such Partner in accordance with its respective Percentage Interest.

17. Amendment. This Agreement may be amended only in a writing signed by all of the Partners.

18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

19. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

20. Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing or by facsimile and shall be deemed to have been delivered, given and received for all purposes (a) if delivered personally to the person or to an officer of the person to whom the same is directed, or (b) when the same is actually received, if sent either by a nationally recognized courier or delivery service or registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimiled communication sent by a nationally recognized courier or delivery service, registered or certified mail, postage and charges prepaid, addressed to the recipient party at the address set forth for such party above.

21. Consent to Jurisdiction and Service. The Partners hereby consent to (i) the non-exclusive jurisdiction of the courts of the State of Delaware and any federal court sitting in Wilmington, Delaware, and (ii) service of process by mail delivered in accordance with Section 20 hereof. Nothing herein shall be construed as precluding a party from bringing an action in any other jurisdiction or from serving process in any other lawful manner.

22. Effectiveness. This Agreement shall be effective as of the Effective Time (as such term is defined in the Merger Agreement).

[The remainder of this page is intentionally left blank.]

3

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

GENERAL PARTNER: [ ]

By:
Name:
Title:

LIMITED PARTNER: INERGY MIDSTREAM, L.P.

By:	NRGM GP, L.L.C., its General Partner

By:
Name:
Title:

4

Exhibit A

Ownership Interests

Percentage Interest
General Partner:

[ ]	0.00%
700 Louisiana Street, Suite 2060
Houston, Texas 77002

Limited Partner:

Inergy Midstream, L.P.,	100.00%
700 Louisiana Street, Suite 2060
Houston, Texas 77002

Total	100.00%

5

Annex B

EXECUTION VERSION

VOTING AGREEMENT

BY AND AMONG

INERGY, L.P.,

INERGY MIDSTREAM, L.P.,

NRGM GP, LLC,

AND

INTREPID MERGER SUB, LLC

AND

CRESTWOOD GAS SERVICES GP LLC,

CRESTWOOD GAS SERVICES HOLDINGS LLC,

AND

CRESTWOOD HOLDINGS LLC

AND

CRESTWOOD MIDSTREAM PARTNERS LP

Dated as of May 5, 2013

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of May 5, 2013 (this “Agreement”), is entered into by and among Inergy, L.P., a Delaware limited partnership (“NRGY”), Inergy Midstream, L.P., a Delaware limited partnership (“NRGM”), NRGM GP, LLC, a Delaware limited liability company and the general partner of NRGM (“NRGM GP”), Intrepid Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of NRGM (“Merger Sub” and, collectively with NRGY, NRGM and NRGM GP, the “Inergy Parties”), on the one hand, and Crestwood Gas Services GP LLC, a Delaware limited liability company (“CMLP GP”), Crestwood Gas Services Holdings LLC, a Delaware limited liability company (“CW Gas Holdings”) and Crestwood Holdings LLC, a Delaware limited liability company (“CW Holdings” and, collectively with CMLP GP and CW Gas Holdings, the “Crestwood Parties”), and Crestwood Midstream Partners LP, a Delaware limited partnership (“CMLP”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, the Inergy Parties, CMLP, CMLP GP, the general partner of CMLP, and CW Holdings, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into CMLP (the “Merger”) with CMLP as the surviving entity; and

WHEREAS, as of the date hereof, the Crestwood Parties are the Holders of the CMLP Units set forth on Schedule A hereto (the “Existing Units” and, together with any additional CMLP Units pursuant to Section 4.3 hereof, the “Subject Units”); and

WHEREAS, in connection with the Merger Agreement, the Inergy Parties have requested that the Crestwood Parties enter into this Agreement and abide by the covenants and obligations set forth herein, and CMLP has also requested that the Crestwood Parties abide by certain of the covenants and obligations set forth herein.

NOW THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

ARTICLE 1

GENERAL

1.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

“Agreement” shall have the meaning set forth in the preamble.

“CMLP” shall have the meaning set forth in the recitals.

“CMLP Class D Units” shall mean the Class D units representing limited partner interests in CMLP issued pursuant to the CMLP Partnership Agreement.

“CMLP Common Units” shall mean the common units representing limited partner interests in CMLP issued pursuant to the CMLP Partnership Agreement.

“CMLP GP” shall have the meaning set forth in the preamble.

“CMLP Limited Partners” shall have the meaning set forth in Section 2.1 of this Agreement.

“CMLP Partnership Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of CMLP dated as of February 19, 2008, as amended from time to time.

“CMLP Units” shall mean the CMLP Common Units and the CMLP Class D Units.

“Crestwood Parties” shall have the meaning set forth in the preamble.

“CW Gas Holdings” shall have the meaning set forth in the preamble.

“CW Holdings” shall have the meaning set forth in the preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Units” shall have the meaning set forth in the recitals.

“Grantee” shall have the meaning set forth in Section 2.3 of this Agreement.

“Inergy Parties” shall have the meaning set forth in the preamble.

“Lien” shall mean any mortgage, lien, charge, restriction (including restrictions on transfer), pledge, security interest, option, right of first offer or refusal, preemptive right, lease or sublease, claim, right of any third party, covenant, right of way, easement, encroachment or encumbrance.

“Merger” shall have the meaning set forth in the recitals.

“Merger Agreement” shall have the meaning set forth in the recitals.

“Merger Sub” shall have the meaning set forth in the preamble.

“NRGM” shall have the meaning set forth in the preamble.

“NRGM GP” shall have the meaning set forth in the preamble.

“NRGY” shall have the meaning set forth in the preamble.

“Permitted Transfer” means (i) any Transfer of Subject Units by a Crestwood Party to another Crestwood Party or any other Affiliate of a Crestwood Party that is a party hereto or that agrees in a writing reasonably satisfactory to the Inergy Parties to be bound and subject to the terms and provisions hereof to the same extent as the Crestwood Parties and (ii) any pledge of Subject Units in connection with any credit facility now in existence or which may in the future be obtained by a Crestwood Party in connection with the transactions contemplated by the Merger Agreement, MLP GP Contribution Agreement or NRGY GP Purchase Agreement and any Transfer of such Subject Units upon the foreclosure thereof by any lender under any such credit facility.

“Subject Units” shall have the meaning set forth in the recitals.

“Transfer” shall mean, directly or indirectly, to sell, transfer, assign, pledge, encumber, grant a participation in, gift-over, hypothecate or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by liquidation, by dissolution, by dividend, by distribution, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, grant, gift, hypothecation or other disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by interspousal disposition pursuant to domestic relations proceeding, by liquidation, by dissolution, by dividend, by distribution, by operation of Law or otherwise).

ARTICLE 2

VOTING

2.1 Agreement to Vote Subject Units. Each of the Crestwood Parties hereby irrevocably and unconditionally agrees that, at any meeting of the Limited Partners (as defined in the CMLP Partnership Agreement, the “CMLP Limited Partners”), however called, including any adjournment or postponement thereof, and in connection with any written consent of the CMLP Limited Partners, it shall, to the fullest extent that such Crestwood Party’s Subject Units are entitled to vote thereon or consent thereto:

(a) appear at each such meeting, in person or by proxy, or otherwise cause its Subject Units to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Subject Units (i) in favor of the adoption of the Merger Agreement and any transactions contemplated by the Merger Agreement, submitted for the vote or written consent of the CMLP Limited Partners; (ii) against any action, agreement or transaction that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of CMLP or CMLP GP or any of their Subsidiaries contained in the Merger Agreement; and (iii) against any action, agreement or transaction that would impede, interfere with, delay, postpone, discourage, prevent, nullify, frustrate the purposes of, be in opposition to or in competition or inconsistent with, or materially and adversely affect the Merger or any of the transactions contemplated by the Merger Agreement.

2.2 No Inconsistent Agreements. Each of the Crestwood Parties hereby represents, covenants and agrees that, except for this Agreement, it (a) has not entered into, and, during the term of this Agreement, will not enter into, any voting agreement or voting trust with respect to its Subject Units; (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the voting of its Subject Units (except as contemplated by Section 2.1 or Section 2.3); and (c) has not taken and, during the term of this Agreement, will not knowingly take any action that would make any representation or warranty of such Crestwood Party contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Crestwood Party from performing any of its obligations under this Agreement.

2.3 Proxy. In order to secure the obligations set forth herein, during the term of this Agreement, each of the Crestwood Parties hereby irrevocably appoints Laura Ozenberger and Michael K. Post (collectively, the “Grantees”), and each of them individually, as its proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Crestwood Parties, to vote or execute written consents with respect to the Subject Units in accordance with Section 2.1 hereof and, in the discretion of the Grantees, with respect to any proposed postponements or adjournments of any meeting of the CMLP Limited Partners at which any of the matters described in Section 2.1 are to be considered; provided that, notwithstanding the grant of this irrevocable proxy, the Crestwood Parties may vote in accordance with Section 2.1 and in favor of any adjournment that is not prohibited by the Merger Agreement, by proxy or otherwise. Each of these proxies is coupled with an interest and shall be irrevocable, except upon termination of this Agreement, and each of the Crestwood Parties shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of such Crestwood Party’s proxy and hereby revokes any proxy previously granted by it with respect to the Subject Units.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Each of the Crestwood Parties hereby represents and warrants to the Inergy Parties as follows:

3.1 Organization; Authorization; Validity of Agreement; Necessary Action. Each of the Crestwood Parties is a limited liability company, duly formed, validly existing and in good standing under the Laws of the State of Delaware and has the requisite limited liability company power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby, and no other actions or proceedings on the part of any of the Crestwood Parties to authorize the execution and delivery of this Agreement, the performance by it of the obligations hereunder or the consummation of the transactions contemplated hereby are required. This Agreement has been duly executed and delivered by each of the Crestwood Parties and, assuming the due execution and delivery of this Agreement by the Inergy Parties and CMLP, constitutes a valid and binding agreement of each of the Crestwood Parties, enforceable against each of the Crestwood Parties by the Inergy Parties or by CMLP in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

3.2 Ownership. As of the date hereof, each of the Crestwood Parties is the holder of the number of Existing Units as set forth on Schedule A hereto. Except for shared voting power solely for SEC reporting purposes as set forth in the Schedule 13D filed by the Crestwood Parties with the SEC prior to the date hereof and except as a result of making a Permitted Transfer or as required pursuant to Section 2.1 hereof, each of the Crestwood Parties has and will have at all times through the Closing Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2 hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Crestwood Party’s Subject Units.

3.3 No Violation. Neither the execution, delivery or performance of this Agreement by any of the Crestwood Parties nor the performance by any of the Crestwood Parties of its obligations under this Agreement will (i) result in a violation or breach of or conflict with any provisions of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien (except as set forth in this Agreement and pursuant to any applicable restrictions on transfer under the Exchange Act) upon any of the Subject Units or any material properties, rights or assets, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to it under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation of any kind to which any of the Crestwood Parties or any of their respective Subsidiaries is a party or by which any of the Crestwood Parties’ or any of their respective Subsidiaries’ respective properties, rights or assets may be bound; (ii) violate any Orders or Laws applicable to any of the Crestwood Parties or any of its properties, rights or assets; or (iii) result in a violation or breach of or conflict with the organizational documents of any of the Crestwood Parties.

3.4 Consents and Approvals. No Order, or registration, declaration or filing with, any Governmental Entity is necessary to be obtained or made by any of the Crestwood Parties in connection with (i) the execution, delivery and performance of this Agreement or (ii) the consummation by the Crestwood Parties of the transactions contemplated hereby, except for any reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

3.5 Reliance by Inergy Parties and CMLP. Each of the Crestwood Parties understands and acknowledges that the Inergy Parties and CMLP are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement and the representations, warranties, covenants and obligations of the Crestwood Parties contained herein.

ARTICLE 4

OTHER COVENANTS

4.1 Non-Solicitation. The Crestwood Parties shall not, and shall cause their controlled Affiliates and shall use their reasonable best efforts to cause their Representatives not to, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing confidential information) any third Person to make an MLP Takeover Proposal or assist any third Person in preparing or soliciting an offer relating in any way to an MLP Takeover Proposal; provided, however, that any Crestwood Party, including in its capacity as record or beneficial owner of any Subject Units, and any Affiliate or Representative of any of the Crestwood Parties, may take the actions described in this Section 4.1 at any time that CMLP and CMLP GP are permitted by the terms of Section 6.5 of the Merger Agreement to take such actions.

4.2 Prohibition on Transfers, Other Actions. Each of the Crestwood Parties hereby agrees not to (a) Transfer any of the Subject Units, unless such Transfer is a Permitted Transfer; (b) enter into any agreement, arrangement or understanding, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Crestwood Party’s representations, warranties, covenants and obligations under this Agreement; or (c) take any action that could restrict or otherwise affect such Crestwood Party’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be null and void.

4.3 Changes to Subject Units. Each of the Crestwood Parties agrees that all CMLP Units that such Crestwood Party purchases, acquires the right to vote or otherwise acquires beneficial ownership of (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute “Subject Units” for all purposes of this Agreement. In the event of a unit split, unit distribution or any change in the CMLP Units by reason of any split-up, reverse unit split, recapitalization, combination, reclassification, exchange of units or the like, the term “Subject Units” shall be deemed to refer to and include such CMLP Units as well as all such distributions and any securities of CMLP into which or for which any or all of such CMLP Units may be changed or exchanged or which are received in such transaction.

4.4 Further Assurances. From time to time, at the request of any of the Inergy Parties and without further consideration, each of the Crestwood Parties shall execute and deliver, or cause to be executed and delivered, such instruments of endorsement, direction or authorization as may be necessary, and take all such further action as may be reasonably necessary or advisable, to consummate and make effective the transactions contemplated by this Agreement.

4.5 Standstill. Other than as contemplated in the MLP GP Contribution Agreement and the Merger Agreement and other than as a result of distributions of additional CMLP Class D Units issued in kind to the Holders of CMLP Class D Units and the holder of the CMLP Incentive Distribution Rights in accordance with the CMLP Partnership Agreement, from and after the date hereof and prior to the MLP Unitholder Approval having been obtained, none of the Crestwood Parties, nor any of their respective controlled Affiliates, shall acquire beneficial ownership of any additional CMLP Units.

ARTICLE 5

MISCELLANEOUS

5.1 Termination. This Agreement shall remain in effect until the earliest to occur of (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms (including after any extension thereof); (c) the Drop Dead Date; (d) the making of any change, by amendment, waiver (other than waivers by the Inergy Parties of any of their rights), or other modification, by any party, to any provision of the Merger Agreement that is adverse to any of the Crestwood Parties, in each case in this clause (d) without the prior written consent of the Crestwood Parties; and (e) the mutual written agreement of each of the Crestwood Parties, CMLP and the Inergy Parties to terminate this Agreement. Upon the occurrence of any such event, this Agreement shall automatically terminate without any notice or further action from the parties hereto and be of no further force or effect. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for any breach of this Agreement occurring prior to such termination. Notwithstanding the foregoing, the right of CMLP to enforce Article II of this Agreement shall also terminate at such time as the MLP Conflicts Committee effects an MLP Recommendation Change.

5.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in any of the Inergy Parties any direct or indirect ownership or incidence of ownership of or with respect to any Subject Units. All rights, ownership and economic benefit relating to the Subject Units shall remain vested in and belong to the Crestwood Parties, and the Inergy Parties shall have no authority to direct the Crestwood Parties in the voting or disposition of any of the Subject Units, except as otherwise provided herein.

5.3 Publicity. Each of the Crestwood Parties hereby permits the Inergy Parties and CMLP to include and disclose in the Proxy Statement/Prospectus and in such other schedules, certificates, applications, agreements or documents as such entities reasonably determine to be necessary or appropriate in connection with the consummation of the Merger and the transactions contemplated by the Merger Agreement, the identity of each of the Crestwood Parties, the ownership of the Subject Units by each of the Crestwood Parties and the nature of the commitments, arrangements and understandings of each the Crestwood Parties pursuant to this Agreement.

5.4 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder to a party shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows; provided, however, that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

If to any of the Inergy Parties, to:

Inergy Midstream, L.P.

2 Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Attention: General Counsel

Facsimile: (816) 531-4680

and

Inergy, L.P.

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Attention: General Counsel

Facsimile: (816) 531-4680

With a copy to (which shall not constitute notice):

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: Mike Rosenwasser and Gillian A. Hobson

Facsimile: (713) 615-5794

and

Conflicts Committee of the Board of Directors

Inergy Midstream, L.P.

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Attention: Randy E. Moeder, Chairman of the Conflicts Committee

Facsimile: (405) 286-9192

and

Potter Anderson & Corroon LLP

1313 North Market Street

P.O. Box 951

Wilmington, DE 19899-0951

Attention: Thomas A. Mullen

Facsimile: (302) 778-6204

If to any of the Crestwood Parties, to:

Crestwood Holdings LLC

700 Louisiana Street, Suite 2060

Houston, Texas 77002

Attention: Robert G. Phillips

Facsimile: 832-519-2250

With a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: William E. Curbow

Facsimile: 212-455-2502

If to CMLP, to:

Crestwood Midstream Partners L.P.

Crestwood Gas Services GP LLC

700 Louisiana Street, Suite 2060

Houston, Texas 77002

Attention: Robert G. Phillips

Facsimile: 832-519-2250

With copies to (which shall not constitute notice):
Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: William E. Curbow

Facsimile No.: 212-455-2502

and

Conflicts Committee of the Board of Directors

Crestwood Gas Services GP LLC

700 Louisiana Street, Suite 2060

Houston, Texas 77002

Attention: Philip D. Gettig, Chairman of the Conflicts Committee

and

Morris, Nichols, Arsht & Tunnell LLP

1201 N. Market Street

Wilmington, Delaware 19801

Attention: Louis G. Hering

Facsimile: (302) 425-4662

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

5.5 Interpretation. The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article” or “Section” refer to the specified Article or Section of this Agreement. The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, or other portion hereof. Unless otherwise specifically indicated or the context otherwise requires, (a) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders and (b) “include,” “includes” and “including” as used in this Agreement shall be deemed to be followed by the words “without limitation.” The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, it is the intention of the parties that this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement.

5.6 Entire Understanding. This Agreement (including the documents referred to or listed herein and the schedules annexed hereto) and, solely to the extent of the defined terms referenced herein, the Merger Agreement, constitute the entire agreement between and among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no representations, warranties or other agreements between or among the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby.

5.7 Successors and Assigns; No Third-Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of Law or otherwise), by any party without the prior written consent of the other parties hereto. Any assignment in violation of this provision shall be null and void. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.8 Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

5.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

5.10 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) To the maximum extent permitted by applicable Laws, the provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

(b) Each of the parties irrevocably and unconditionally confirms and agrees that it is and shall continue to be (i) subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware and (ii) subject to service of process in the State of Delaware. Each Party hereby irrevocably and unconditionally (A) consents and submits to the exclusive jurisdiction of any federal or state court located in the State of Delaware, including the Delaware Court of Chancery in and for New Castle County for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement (and agrees not to commence any litigation relating thereto except in such courts); (B) waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum; and (C) acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising or relating to this Agreement or the transactions contemplated by this Agreement.

5.11 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the entities that are expressly identified as parties hereto, and no past, present or future Affiliate, Representative, partner or stockholder of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

5.12 Remedies. The parties acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party and any such breach would cause the non-breaching parties irreparable harm. Accordingly, the parties agree that prior to the termination of this Agreement, in the event of any breach or threatened breach of this Agreement by one of the parties, the parties shall also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies shall not be the exclusive remedies for any breach of this Agreement but shall be in addition to all other remedies available at law or equity to each of the parties.

5.13 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by each of the parties. The failure of a Party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Only actions, waivers or consents by NRGM or NRGM GP with the prior written consent of the Buyer Special Committee shall constitute an action, waiver or consent by either NRGM or NRGM GP as a party hereto, and the Buyer Special Committee shall be entitled to exercise all rights of the Inergy Parties under this Agreement. Only actions, waivers or consents by CMLP with the prior written consent of the MLP Conflicts Committee shall constitute an action, waiver or consent by CMLP as a party hereto.

5.14 Limited Partner Capacity. Other than with respect to its obligations under Section 4.5 hereof, CMLP GP is signing and entering into this Agreement solely in its capacity as a record owner of Subject Units, and nothing else herein shall limit or affect in any way any actions that may be hereafter taken by CMLP GP in its capacity as a general partner of CMLP or in any other capacity (but only in such other capacity if such actions are permitted to be taken pursuant to Section 4.1) and no such actions shall be deemed to be a breach of this Agreement. Nothing contained in this Agreement will restrict, limit, prohibit or preclude CMLP GP from exercising or discharging his or her fiduciary duties as a general partner of CMLP under applicable law.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INERGY, L.P.

By:	Inergy GP, LLC, its General Partner

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

INERGY MIDSTREAM, L.P.

By:	NRGM GP, LLC, its General Partner

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

NRGM GP, LLC

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

INTREPID MERGER SUB, LLC

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

SIGNATURE PAGE TO VOTING AGREEMENT

CRESTWOOD GAS SERVICES GP LLC

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	President

CRESTWOOD GAS SERVICES HOLDINGS LLC

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	President

CRESTWOOD HOLDINGS LLC

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	President

SIGNATURE PAGE TO VOTING AGREEMENT

CRESTWOOD MIDSTREAM PARTNERS LP

By:	Crestwood Gas Services GP, LLC, its General Partner

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	President

SIGNATURE PAGE TO VOTING AGREEMENT

SCHEDULE A

Existing Units

Name	Ownership
Crestwood Gas Services GP LLC	137,105 Common Units
Crestwood Gas Services Holdings LLC	6,190,469 Class D Units 17,210,377 Common Units
Crestwood Holdings LLC	2,333,712 Common Units

SCHEDULE A

Annex C

EXECUTION VERSION

OPTION AGREEMENT

BY AND AMONG

INERGY, L.P.,

INERGY MIDSTREAM, L.P.,

NRGM GP, LLC,

AND

INTREPID MERGER SUB, LLC

AND

CRESTWOOD GAS SERVICES GP LLC,

CRESTWOOD GAS SERVICES HOLDINGS LLC,

AND

CRESTWOOD HOLDINGS LLC

Dated as of May 5, 2013

OPTION AGREEMENT

This OPTION AGREEMENT, dated as of May 5, 2013 (this “Agreement”), is entered into by and among Inergy, L.P., a Delaware limited partnership (“NRGY”), Inergy Midstream, L.P., a Delaware limited partnership (“NRGM”), NRGM GP, LLC, a Delaware limited liability company and the general partner of NRGM (“NRGM GP”), Intrepid Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of NRGM (“Merger Sub” and, collectively with NRGY, NRGM and NRGM GP, the “Inergy Parties”), on the one hand, and Crestwood Gas Services GP LLC, a Delaware limited liability company (“CMLP GP”), Crestwood Gas Services Holdings LLC, a Delaware limited liability company (“CW Gas Holdings”) and Crestwood Holdings LLC, a Delaware limited liability company (“CW Holdings” and, collectively with CMLP GP and CW Gas Holdings, the “Crestwood Parties”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, the Inergy Parties, Crestwood Midstream Partners LP, a Delaware limited partnership (“CMLP”), and CMLP GP, the general partner of CMLP, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into CMLP (the “Merger”) with CMLP as the surviving entity;

WHEREAS, concurrently with the execution of this Agreement, the Inergy Parties and the Crestwood Parties are entering into a Voting Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Voting Agreement”) pursuant to which, among other things, each of CW Gas Holdings and CW Holdings agrees to support the Merger and the other transactions contemplated thereby, on the terms and subject to the conditions provided for in the Voting Agreement;

WHEREAS, as of the date hereof, the Crestwood Parties are the Holders of the CMLP Units set forth on Schedule A hereto (such CMLP Units other than any such CMLP Units that are contributed to NRGY pursuant to the Follow-On Contribution Agreement, the “Subject Units”); and

WHEREAS, in connection with the Merger Agreement and the Voting Agreement, the Inergy Parties have requested that the Crestwood Parties enter into this Agreement and abide by the covenants and obligations set forth herein.

NOW THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Parties hereto agree as follows:

ARTICLE 1

GENERAL

1.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

“Agreement” shall have the meaning set forth in the preamble.

“Assignment and Assumption Agreement” shall have the meaning set forth in Section 2.3(a)(i).

“CMLP” shall have the meaning set forth in the recitals.

“CMLP Class D Units” shall mean the Class D units representing limited partner interests in CMLP issued pursuant to the CMLP Partnership Agreement.

“CMLP Common Units” shall mean the common units representing limited partner interests in CMLP issued pursuant to the CMLP Partnership Agreement.

“CMLP GP” shall have the meaning set forth in the preamble.

“CMLP Partnership Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of CMLP dated as of February 19, 2008, as amended from time to time.

“CMLP Units” shall mean the CMLP Common Units and the CMLP Class D Units.

“Crestwood Parties” shall have the meaning set forth in the preamble.

“CW Gas Holdings” shall have the meaning set forth in the preamble.

“CW Holdings” shall have the meaning set forth in the preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Date” shall have the meaning set forth in Section 2.2.

“Exercise Notice” shall have the meaning set forth in Section 2.2.

“Exchange Ratio” means 1.0700.

“Existing Units” shall have the meaning set forth in the recitals.

“Follow On Contribution Agreement” means the Follow-On Contribution Agreement, dated as of the date hereof, among NRGY, NRGY General Partner, CW Gas Holdings and CW Holdings.

“Inergy Parties” shall have the meaning set forth in the preamble.

“Lien” shall mean any mortgage, lien, charge, restriction (including restrictions on transfer), pledge, security interest, option, right of first offer or refusal, preemptive right, lease or sublease, claim, right of any third party, covenant, right of way, easement, encroachment or encumbrance.

“Merger” shall have the meaning set forth in the recitals.

“Merger Agreement” shall have the meaning set forth in the recitals.

“Merger Sub” shall have the meaning set forth in the preamble.

“New NRGM Common Units” shall have the meaning set forth in Section 2.3(b).

“NRGM” shall have the meaning set forth in the preamble.

“NRGM Common Units” shall mean common units representing limited partner interests in NRGM issued pursuant to the NRGM Partnership Agreement.

“NRGM GP” shall have the meaning set forth in the preamble.

“NRGM Partnership Agreement” shall mean means the First Amended and Restated Agreement of Limited Partnership of NRGM dated as of December 21, 2011, as amended from time to time.

“NRGY” shall have the meaning set forth in the preamble.

“Option” shall have the meaning set forth in Section 2.1.

“Parties” means the Inergy Parties and the Crestwood Parties.

“Permitted Transfer” shall have the meaning set forth in the Voting Agreement.

“Record Holder” shall have the meaning set forth in the CMLP Partnership Agreement.

“Subject Units” shall have the meaning set forth in the recitals.

“Transfer” shall mean, directly or indirectly, to sell, transfer, assign, pledge, encumber, grant a participation in, gift-over, hypothecate or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by liquidation, by dissolution, by dividend, by distribution, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, grant, gift, hypothecation or other disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by interspousal disposition pursuant to domestic relations proceeding, by liquidation, by dissolution, by dividend, by distribution, by operation of Law or otherwise).

“Transfer Agent” shall have the meaning set forth in the CMLP Partnership Agreement.

“Unaffiliated Financial Advisor” means a nationally recognized investment banking firm, other than a firm that has been engaged by or on behalf of any of the Inergy Parties or Crestwood Parties or any of their respective Affiliates or any committee of any of their respective boards in connection with the Merger Agreement, the MLP GP Contribution Agreement or the NRGY GP Purchase Agreement or any of the transactions contemplated thereby.

“Voting Agreement” shall have the meaning set forth in the recitals.

ARTICLE 2

OPTION

2.1 Option. Each of the Crestwood Parties hereby grants to NRGM an irrevocable option to purchase such Crestwood Party’s Subject Units in exchange for New NRGM Common Units on the terms and conditions of this Article 2 (the “Option).

2.2 Exercise. If the General Partner Transactions have been consummated, following the termination of the Merger Agreement in accordance with its terms either (i) pursuant to Section 8.4(b) of the Merger Agreement or (ii) pursuant to Section 8.2(c) of the Merger Agreement, but only if immediately prior to the MLP Unitholder’s Meeting NRGM had the right to terminate the Merger Agreement pursuant to Section 8.4(c) of the Merger Agreement and the MLP Recommendation Change giving rise to such termination right was unrelated to an MLP Takeover Proposal, NRGM may exercise the Option at any time prior to the termination of this Agreement and in its sole discretion by delivering a notice in accordance with Section 5.3 hereof to each of the Crestwood Parties (the “Exercise Notice”) (the date on which the Option is exercised, the “Exercise Date”).

2.3 Transfer and Exchange.

(a) Within ten (10) Business Days of receipt of the Exercise Notice as determined in accordance with Section 5.3 hereof:

(i)	each Crestwood Party shall deliver to NRGM a duly executed counterpart of the assignment and assumption agreement in the form set forth in Exhibit A hereto (the “Assignment and Assumption Agreement”) in respect of such Crestwood Party’s respective Subject Units;

(ii)	as required by Section 4.5(b) of the CMLP Partnership Agreement, each Crestwood Party shall surrender to CMLP for registration of transfer, and CMLP GP, in its capacity as general partner of CMLP, shall cause CMLP to acknowledge such surrender and such transfer in connection therewith, every original certificate evidencing any of such Crestwood Party’s respective Subject Units;

(iii)	as required by Section 4.5(a) of the CMLP Partnership Agreement, CMLP GP, in its capacity as general partner of CMLP, shall cause its appropriate officers to execute and deliver to NRGM, and, if necessary, shall cause the Transfer Agent to countersign, new certificates which both (A) name NRGM as the new Holder of the Subject Units and (B) otherwise comply with all applicable provisions of the CMLP Partnership Agreement (including Section 4.8(f) thereto);

(iv)	as required by Section 10.1(b) of the CMLP Partnership Agreement for a transferee to become a limited partner of CMLP, CMLP GP, in its capacity as general partner of CMLP, shall cause (A) the transfers of the Subject Units effected in connection with NRGM’s exercise of the Option to be reflected in the books and records of CMLP and (B) NRGM to become the Record Holder of the Subject Units; and

(v)	the Crestwood Parties shall execute and deliver, or cause to be executed and delivered, any such instruments, and shall take all such actions as may be necessary or advisable (whether pursuant to the CMLP Partnership Agreement or otherwise) to consummate the Option in respect of all Subject Units and the transactions and requirements contemplated by this Article 2.

(b) NRGM agrees that, within one (1) Business Day of receipt of a duly executed Assignment and Assumption Agreement delivered by an applicable Crestwood Party pursuant to Section 2.3(a)(i) above, NRGM shall (i) issue to each applicable Crestwood Party a number of NRGM Common Units equal to the product (rounded down to the nearest whole number) of (A) such Crestwood Party’s Subject Units and (B) the Exchange Ratio (such NRGM Common Units described in this clause (i), the “New NRGM Common Units”); (ii) in lieu of any fractional units which would have otherwise been issued to such applicable Crestwood Party pursuant to the preceding clause (i), pay to the applicable Crestwood Party an amount in cash (without interest rounded up to the nearest whole cent) equal to the product of (A) such fraction and (B) the average of the closing price of NRGM Common Units on the NYSE Composite Transaction Reporting System as reported in The Wall Street Journal (but subject to correction for typographical or other manifest errors in such reporting) over the five-day trading period ending on the third trading day immediately preceding the date of the Exercise Notice; (iii) pay to each applicable Crestwood Party an amount equal to $0.4669 in cash per such Crestwood Party’s Subject Unit; and (iv) deliver to such applicable Crestwood Party a duly executed counterpart of the Assignment and Assumption Agreement.

(c) Notwithstanding anything in this Agreement to the contrary, NRGM shall only be entitled to exercise the Option provided for herein if NRGM shall have (i) received an opinion from an Unaffiliated Financial Advisor, dated the date of the Exercise Notice, to the effect that the exercise of the Option in accordance with the terms hereof is fair, from a financial point of view, to NRGM; and (ii) delivered a copy of such opinion to the Crestwood Parties. Any delivery of any Exercise Notice without compliance with the foregoing requirement shall be null and void and no Crestwood Party shall have any obligation to comply with Section 2.3 hereof in connection with such Exercise Notice.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Each of the Crestwood Parties hereby represents and warrants to the Inergy Parties as follows:

3.1 Organization; Authorization; Validity of Agreement; Necessary Action. Each of the Crestwood Parties is a limited liability company, duly formed, validly existing and in good standing under the Laws of the State of Delaware and has the requisite limited liability company power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby, and no other actions or proceedings on the part of any of the Crestwood Parties to authorize the execution and delivery of this Agreement, the performance by it of the obligations hereunder or the consummation of the transactions contemplated hereby are required. This Agreement has been duly executed and delivered by each of the Crestwood Parties and, assuming the due execution and delivery of this Agreement by the Inergy Parties, constitutes a valid and binding agreement of each of the Crestwood Parties, enforceable against each of the Crestwood Parties in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

3.2 Ownership. As of the date hereof, each of the Crestwood Parties is the holder of the number of Existing Units as set forth on Schedule A hereto. Except for shared voting or dispositive power solely for SEC reporting purposes as set forth in the Schedule 13D filed by the Crestwood Parties with the SEC prior to the date hereof and except as a result of making a Permitted Transfer, as contemplated by the Voting Agreement or as a result of a Transfer of Subject Units in accordance with the Follow-On Contribution Agreement, each of the Crestwood Parties has and will have at all times through the Exercise Date sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2 hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Crestwood Party’s Subject Units at all times through the Exercise Date.

3.3 No Violation. Neither the execution, delivery or performance of this Agreement by any of the Crestwood Parties nor the performance by any of the Crestwood Parties of its obligations under this Agreement will (a) result in a violation or breach of or conflict with any provisions of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien (except as set forth in this Agreement and pursuant to any applicable restrictions on transfer under the Exchange Act) upon any of the Subject Units or any material properties, rights or assets, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to it under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation of any kind to which any of the Crestwood Parties or any of their respective Subsidiaries is a party or by which any of the Crestwood Parties’ or any of their respective Subsidiaries’ respective properties, rights or assets may be bound; (b) violate any Orders or Laws applicable to any of the Crestwood Parties or any of its properties, rights or assets; or (c) result in a violation or breach of or conflict with the organizational documents of any of the Crestwood Parties.

3.4 Consents and Approvals. No Order, or registration, declaration or filing with, any Governmental Entity is necessary to be obtained or made by any of the Crestwood Parties in connection with (a) the execution, delivery and performance of this Agreement or (b) the consummation by the Crestwood Parties of the transactions contemplated hereby, except for any reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

3.5 Reliance by Inergy Parties. Each of the Crestwood Parties understands and acknowledges that the Inergy Parties are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement and the representations, warranties, covenants and obligations of the Crestwood Parties contained herein.

3.6 New NRGM Common Units Entirely for Own Account. The New NRGM Common Units to be acquired by the Crestwood Parties pursuant to Article 2 will be acquired for investment for each respective Crestwood Party’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. No Crestwood Party has the present intention of selling, granting any participation in, or otherwise distributing the same. No Crestwood Party presently has any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the New NRGM Common Units to be acquired by the Crestwood Parties pursuant to Article 2.

3.7 Accredited Investor; Investment Experience. Each Crestwood Party is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act. Each Crestwood Party is experienced in evaluating and investing in securities and acknowledges that it can bear the economic risk of a complete loss of its investment in New NRGM Common Units to be acquired by the Crestwood Parties pursuant to Article 2, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in such New NRGM Common Units. Each Crestwood Party has undertaken such investigation as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and any acquisition of New NRGM Common Units pursuant to Article 2. Each Crestwood Party has had an opportunity to ask questions and receive answers from the Inergy Parties regarding the terms and conditions of the Option and the transactions contemplated by the Option and the business, properties, prospects and financial condition of NRGM. The foregoing two sentences do not, however, modify the representations of the Crestwood Parties in Article 3.

3.8 Restricted Securities. Each Crestwood Party understands that the New NRGM Common Units to be acquired by the Crestwood Parties pursuant to Article 2 have not been registered under the Securities Act or any state securities Laws by reason of specific exemptions under the provisions thereof, the availability of which depend in part on the bona fide nature of the Crestwood Parties’ investment intent and upon the accuracy of the representations made in this Article 3. Each Crestwood Party understands that NRGM is relying in part upon the representations and agreements contained in this Article 3 for the purpose of determining whether the offer, sale and issuance of the New NRGM Common Units meets the requirements for such exemptions. Each Crestwood Party understands that the New NRGM Common Units will be characterized as “restricted securities” under the Securities Act and that under the Securities Act and applicable regulations, such New NRGM Common Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the requirements of the Securities Act, and in compliance with other applicable state and federal securities Laws. In this connection, each Crestwood Party represents that it is familiar with Rule 144 promulgated under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act. Each Crestwood Party also acknowledges that appropriate legends will be placed on the certificates representing the New NRGM Common Units to be acquired by the Crestwood Parties pursuant to Article 2 (including as required by the NRGM Partnership Agreement) indicating the restrictions on transfer of such New NRGM Common Units and that Buyer has no obligation to register such New NRGM Common Units, except as provided in the NRGM Partnership Agreement.

ARTICLE 4

OTHER COVENANTS

4.1 Prohibition on Transfers, Other Actions. Each of the Crestwood Parties hereby agrees not to (a) Transfer any of the Subject Units (other than pursuant to Article 2 herein, pursuant to the Merger, pursuant to the Follow-On Contribution Agreement or pursuant to a Permitted Transfer (as defined in the Voting Agreement)); (b) enter into any agreement, arrangement or understanding, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Crestwood Party’s representations, warranties, covenants and obligations under this Agreement (other than the Merger Agreement and the Voting Agreement); or (c) take any action that could restrict or otherwise affect such Crestwood Party’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this Section 4.1 shall be null and void.

4.2 Further Assurances. From time to time, at the request of the Inergy Parties and without further consideration, each of the Crestwood Parties shall execute and deliver, or cause to be executed and delivered, such instruments of assignment, transfer, conveyance, endorsement, direction or authorization as may be necessary, and take all such further action as may be reasonably necessary or advisable, in each case including as required pursuant to the CMLP Partnership Agreement, to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE 5

MISCELLANEOUS

5.1 Termination. This Agreement shall remain in effect until the earliest to occur of (a) the Effective Time, (b) the date that is 60 days following the valid termination of the Merger Agreement, and (c) the mutual written agreement of each of the Crestwood Parties and the Inergy Parties to terminate this Agreement. Upon the occurrence of any such event, this Agreement shall automatically terminate without any notice or further action from the Parties hereto and be of no further force or effect. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any Party of liability for any breach of this Agreement occurring prior to such termination.

5.2 Publicity. Each of the Crestwood Parties hereby permits the Inergy Parties and CMLP to include and disclose in the Proxy Statement/Prospectus and in such other schedules, certificates, applications, agreements or documents as such entities reasonably determine to be necessary or appropriate in connection with the consummation of the Merger and the transactions contemplated by the Merger Agreement, the identity of each of the Crestwood Parties, the ownership of the Subject Units by each of the Crestwood Parties and the nature of the commitments, arrangements and understandings of each the Crestwood Parties pursuant to this Agreement.

5.3 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder to a Party shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows; provided, however, that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

If to any of the Inergy Parties, to:

Inergy Midstream, L.P.

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Attention: General Counsel

Facsimile: (816) 531-4680

and

Inergy, L.P.

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Attention: General Counsel

Facsimile: (816) 531-4680

with a copy to (which copy shall not constitute Notice):

Vinson & Elkins LLP

1001 Fannin, Suite 2500

Houston, Texas

Attention: Mike Rosenwasser and Gillian A. Hobson

Facsimile: (713) 615-5794

and

Conflicts Committee of the Board of Directors

Inergy Midstream, L.P.

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Attention: Randy E. Moeder, Chairman of the Conflicts Committee

Facsimile: (405) 286-9192

and

Potter Anderson & Corroon LLP

1313 North Market Street

P.O. Box 951

Wilmington, DE 19899-0951

Attention: Thomas A. Mullen

Facsimile: (302) 778-6204

If to any of the Crestwood Parties, to:

Crestwood Holdings LLC

700 Louisiana Street, Suite 2060

Houston, Texas 77002

Attention: Robert G. Phillips

Facsimile: 832-519-2250

With a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: William E. Curbow

Facsimile: (212) 455-2502

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

5.4 Interpretation. The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

Unless otherwise indicated, all references to an “Article” or “Section” refer to the specified Article or Section of this Agreement. The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, or other portion hereof. Unless otherwise specifically indicated or the context otherwise requires, (a) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders and (b) “include,” “includes” and “including” as used in this Agreement shall be deemed to be followed by the words “without limitation.” The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, it is the intention of the Parties that this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement.

5.5 Entire Understanding. This Agreement (including the documents referred to or listed herein and the schedules annexed hereto), the Merger Agreement and the Voting Agreement constitute the entire agreement between and among the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no representations, warranties or other agreements between or among the Parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby.

5.6 Successors and Assigns; No Third-Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any Party under this Agreement shall be assigned, in whole or in part (by operation of Law or otherwise), by any Party without the prior written consent of the other Parties hereto, except that NRGM may assign the Option without the prior written consent of the other Parties hereto. Any assignment in violation of this provision shall be null and void. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.7 Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

5.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

5.9 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) To the maximum extent permitted by applicable Laws, the provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

(b) Each of the Parties irrevocably and unconditionally confirms and agrees that it is and shall continue to be (i) subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware and (ii) subject to service of process in the State of Delaware. Each Party hereby irrevocably and unconditionally (A) consents and submits to the exclusive jurisdiction of any federal or state court located in the State of Delaware, including the Delaware Court of Chancery in and for New Castle County for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement (and agrees not to commence any litigation relating thereto except in such courts); (B) waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum; and (C) acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising or relating to this Agreement or the transactions contemplated by this Agreement.

5.10 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the entities that are expressly identified as Parties hereto, and no past, present or future Affiliate, Representative, partner or stockholder of any Party hereto shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

5.11 Remedies. The Parties acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any Party and any such breach would cause the non-breaching Parties irreparable harm. Accordingly, the Parties agree that prior to the termination of this Agreement, in the event of any breach or threatened breach of this Agreement by one of the Parties, the Parties shall also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies shall not be the exclusive remedies for any breach of this Agreement but shall be in addition to all other remedies available at law or equity to each of the Parties.

5.12 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by each of the Parties. The failure of a Party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Only actions, waivers or consents by NRGM or NRGM GP with the prior written consent of the Buyer Special Committee shall constitute an action, waiver or consent by either NRGM or NRGM GP as a party hereto, and the Buyer Special Committee shall be entitled to exercise all rights of the Inergy Parties under this Agreement. Only actions, waivers or consents by CMLP with the prior written consent of the MLP Conflicts Committee shall constitute an action, waiver or consent by CMLP as a party hereto.

5.13 Follow-On Contribution Agreement. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, nothing herein shall limit the ability of the Crestwood Parties from exercising any of their rights under the Follow-On Contribution Agreement and the Crestwood Parties shall continue to have such rights during the period contemplated by the Follow-On Contribution notwithstanding the receipt of an Exercise Notice, and no Exercise Notice shall apply with respect to CMLP Common Units so long as such CMLP Common Units are eligible to be contributed pursuant to the Follow-On Contribution Agreement.

5.14 Antidilution Protections. If following the date hereof, the outstanding CMLP Common Units, CMLP Class D Units or NRGM Common Units shall be changed into a different number of units or other securities by reason of any split, reclassification, recapitalization, combination, merger, consolidation, reorganization or other similar transaction or event, or any distribution payable in equity securities shall be declared thereon with a record date within such period (other than distributions in kind to the Holders of CMLP Class D Units or the holders of the CMLP Incentive Distribution Rights pursuant to the CMLP Partnership Agreement), the number of New Buyer Common Units to be issued upon exercise of the Option shall be appropriately adjusted to provide to the Crestwood Parties the same economic effect as contemplated by this Agreement prior to such event.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

INERGY, L.P.

By:	Inergy GP, LLC, its General Partner

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

INERGY MIDSTREAM, L.P.

By:	NRGM GP, LLC, its General Partner

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

NRGM GP, LLC

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

INTREPID MERGER SUB, LLC

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

Signature Page to Option Agreement

CRESTWOOD GAS SERVICES GP LLC

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	President

CRESTWOOD GAS SERVICES HOLDINGS LLC

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	President

CRESTWOOD HOLDINGS LLC

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	President

Signature Page to Option Agreement

SCHEDULE A

Existing Units

Name	Ownership
Crestwood Gas Services GP LLC	137,105 Common Units
Crestwood Gas Services Holdings LLC	6,190,469 Class D Units 17,210,377 Common Units
Crestwood Holdings LLC	2,333,712 Common Units

SCHEDULE A

EXHIBIT A

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION OF LIMITED PARTNER INTERESTS

This ASSIGNMENT AND ASSUMPTION OF LIMITED PARTNER INTERESTS (this “Assignment”), dated as of [—], is by and between [—], a Delaware limited liability company (“Assignor”), and Inergy Midstream, L.P., a Delaware limited partnership (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignee, Assignor, [[Crestwood Gas Services GP LLC, a Delaware limited liability company][Crestwood Gas Services Holdings LLC, a Delaware limited liability company], and [Crestwood Holdings LLC, a Delaware limited liability company]]1, have entered into that certain Option Agreement, dated as of May 5, 2013, as amended (the “Option Agreement”); and

WHEREAS, pursuant to the terms and conditions set forth in the Option Agreement, Assignor agreed to sell, assign and transfer to the Assignee, and the Assignee agreed to acquire from Assignor, all of the limited partner interests of Crestwood Midstream Partners LP, a Delaware limited partnership (“CMLP”), held by Assignor;

WHEREAS, the Assignee has exercised the Option pursuant to Article 2 of the Option Agreement, and, in connection therewith, desires for Assignor to sell, assign and transfer the CMLP Limited Partner Interests (as such term is hereinafter defined) to Assignee as further set forth herein; and

WHEREAS, capitalized terms used but not defined herein have the respective meanings given to them in the Option Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignor hereby transfers, grants, conveys, assigns and delivers to Assignee, and Assignee hereby accepts, subject to the terms and conditions of the CMLP Partnership Agreement, all of Assignor’s right, title and interest in limited partner interests of CMLP, including all rights under the CMLP Partnership Agreement (the “CMLP Limited Partner Interests”), in each case free and clear of all Encumbrances other than Permitted Encumbrances, and Assignee hereby assumes all of Assignor’s liabilities, duties and obligations with respect to the CMLP Limited Partner Interests.

2. From and after the date hereof, the Assignee shall be substituted for the Assignor as the holder of the CMLP Limited Partner Interests and, in compliance with CMLP Partnership Agreement, the Assignee shall be subject to and be bound by all the terms and provisions of the CMLP Partnership Agreement. Notwithstanding any subsequent amendment, supplement or restatement to the CMLP Partnership Agreement, this Assignment shall remain in full force and effect.

3. Assignor and Assignee agree to take any further action and deliver any further assignments, powers, instruments and other documents as may reasonably be necessary or appropriate (whether pursuant to the CMLP Partnership Agreement or otherwise) for the purpose of effecting or confirming, of record or otherwise, the transfer of the CMLP Limited Partner Interests to Assignee from Assignor as provided herein.

4. The terms and provisions of this Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective legal representatives, successors and assigns. No other person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of the provisions hereof in accordance with their terms.

5. This Assignment is made in accordance with and is subject to the terms, covenants and conditions contained in the Option Agreement. The terms and conditions of the Option Agreement are incorporated herein

[1]	Insert applicable non-Assignor entities which were parties to the Option Agreement.

by reference, and in the event of a conflict between the provisions of the Option Agreement and this Assignment, the provisions of the Option Agreement shall control. Notwithstanding any other provision of this Assignment, this Assignment shall not amend, alter, modify or limit in any manner the rights and obligations of the parties hereto under the Option Agreement.

6. To the maximum extent permitted by applicable Laws, the provisions of this Assignment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. Each of the parties irrevocably and unconditionally confirms and agrees that it is and shall continue to be (a) subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware and (b) subject to service of process in the State of Delaware. Each party hereby irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of any federal or state court located in the State of Delaware, including the Delaware Court of Chancery in and for New Castle County for any actions, suits or proceedings arising out of or relating to this Assignment or the transactions contemplated by this Assignment (and agrees not to commence any litigation relating thereto except in such courts); (i) waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum; and (i) acknowledges and agrees that any controversy which may arise under this Assignment is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising or relating to this Assignment or the transactions contemplated by this Assignment.

7. No amendment to this Assignment shall be effective unless it shall be in writing and signed by each party hereto.

8. This Assignment may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument. Delivery of an executed signature page of this Assignment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of page intentionally left blank. Signature page follows. ]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Assignment and Assumption of Limited Partner Interests as of the day and year first written above.

ASSIGNOR:	[—],
a Delaware limited liability company

By:
Name: [—]
Title: [—]

ASSIGNEE:	Inergy Midstream, L.P.,
a Delaware limited partnership

By: NRGM GP, LLC, its General Partner

By:
Name: [—]

Title: [—]

EXHIBIT A

Annex D

May 5, 2013

Mr. Philip D. Gettig

Chairman of the Conflicts Committee of the Board of Directors

of Crestwood Gas Services GP LLC, the general partner of

Crestwood Midstream Partners LP

700 Louisiana, Suite 2060

Houston, Texas 77002

Members of the Conflicts Committee of the Board of Directors:

We understand that Crestwood Midstream Partners LP, a Delaware limited partnership (the “Partnership”), proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”), among the Partnership, Crestwood Gas Services GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “GP”), Inergy Midstream, L.P., a Delaware limited partnership (“NRGM”), NRGM GP, LLC, a Delaware limited liability company and the general partner of NRGM (“NRGM GP”), Intrepid Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”) and Inergy, L.P., a Delaware limited partnership (“NRGY”), pursuant to which, and subject to the terms and conditions set forth therein, the Partnership will be merged with Merger Sub, with the Partnership surviving the merger and NRGM as the sole limited partner of the Partnership and GP as the sole general partner of the Partnership (the “Merger”). As a result of the Merger, among other things, each outstanding Common Unit (as defined in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”) (the “Common Units”) and each outstanding Class D Unit (as defined in the Partnership Agreement) (the “Class D Units”) held immediately prior to the effective date of the Merger by a person other than a “CW Holder” (as such term is defined in the Merger Agreement) shall be converted into the right to receive (i) $1.03 in cash (the “Cash Consideration”) and (ii) 1.070 common units of NRGM (the “Common Unit Consideration”). The Cash Consideration and the Common Unit Consideration are referred to herein together as the “Consideration”. The terms and conditions of the Merger are more fully set forth in the Merger Agreement and terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.

You, in your capacity as the Conflicts Committee (the “Committee”) of the Board of Directors of GP (the “Board”), have asked us whether, in our opinion, the Consideration is fair, from a financial point of view, to the holders of the Common Units other than the GP, Crestwood Gas Services Holdings LLC and their respective affiliates.

In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain publicly-available financial and operating data relating to the Partnership and NRGM that we deemed to be relevant;

(ii)	reviewed publicly-available research analyst estimates for the Partnership’s and NRGM’s future financial performance on a standalone basis;

(iii)	reviewed certain non-public projected financial and operating data relating to the Partnership prepared and furnished to us by management of the Partnership, including certain sensitivity cases with respect to the Partnership’s projected financial results;

(iv)	discussed the past and current operations, financial projections and current financial condition of the Partnership with management of the Partnership (including management’s views of the risks and uncertainties of achieving such projections);

(v)	reviewed certain non-public projected financial and operating data relating to NRGM prepared and furnished to us by management of NRGM, including certain sensitivity cases with respect to NRGM’s projected financial results;

Mr. Philip D. Gettig

Chairman of the Conflicts Committee of the Board of Directors

of Crestwood Gas Services GP LLC, the general partner of

Crestwood Midstream Partners LP

May 5, 2013

(vi)	reviewed the past and current operations, financial projections and current financial condition of NRGM with management of the Partnership;

(vii)	reviewed the dynamics of each of the markets in which the Partnership and NRGM participates with management of the Partnership;

(viii)	reviewed the reported prices and the historical trading activity of the Common Units and NRGM’s common units;

(ix)	compared the financial performance of the Partnership and its market trading metrics with those of certain other publicly-traded entities that we deemed relevant;

(x)	compared the financial performance of NRGM and its market trading metrics with those of certain other publicly-traded entities that we deemed relevant;

(xi)	compared the proposed financial terms of the Merger with publicly-available financial terms of certain transactions that we deemed relevant;

(xii)	compared the relative contribution by each of NRGM and the Partnership of certain financial metrics we deemed relevant to the pro forma entity with the relative ownership as implied by the exchange ratio;

(xiii)	reviewed the pro forma financial impact to certain financial metrics that we deemed relevant as a result of the Merger based on a combination of certain financial performance scenarios as provided by management of NRGM and the Partnership;

(xiv)	reviewed the Crestwood Management Presentation dated April 11, 2013, prepared for NRGY and NRGM by management of the Partnership;

(xv)	reviewed the Inergy Management Presentation dated April 11, 2013, prepared for the Partnership by NRGM management;

(xvi)	reviewed the Project Intrepid Due Diligence Presentation dated April 19, 2013, prepared by management of the Partnership;

(xvii)	reviewed the Project Intrepid Internal Memo regarding the NRGM & Tres Palacios Business Outlook dated May 1, 2013, prepared by management of the Partnership;

(xviii)	reviewed the materials prepared for the Board of Directors Meeting of Crestwood Gas Services GP LLC dated May 1, 2013;

(xix)	reviewed the Project Intrepid Tax Considerations document dated April 25, 2013, prepared by the tax advisors to the Partnership;

(xx)	reviewed the Project Intrepid: Regulatory Due Diligence document dated April 29, 2013, prepared by Akin Gump Strauss Hauer & Feld LLP;

(xxi)	reviewed the Project Intrepid Finance and Accounting Internal Memo dated April 26, 2013, prepared by management of the Partnership;

(xxii)	reviewed the Project Intrepid NGL Diligence Discussion Notes dated April 21, 2013, prepared by management of the Partnership;

(xxiii)	reviewed the Project Intrepid Draft Accounting Due Diligence Findings dated April 25, 2013, prepared by the tax advisors to the Partnership;

Mr. Philip D. Gettig

Chairman of the Conflicts Committee of the Board of Directors

of Crestwood Gas Services GP LLC, the general partner of

Crestwood Midstream Partners LP

May 5, 2013

(xxiv)	reviewed a draft of the CMLP Form 10-Q for the period ended March 31, 2013 as provided by management of the Partnership;

(xxv)	reviewed a draft of the NRGM Form 10-Q for the period ended March 31, 2013 as provided by management of NRGM;

(xxvi)	reviewed a draft of the Merger Agreement dated May 5, 2013;

(xxvii)	reviewed a draft of the Purchase and Sale Agreement among Crestwood Holdings LLC, Crestwood Gas Services Holdings LLC, Inergy Holdings GP, LLC and NRGP Limited Partner, LLC dated May 5, 2013;

(xxviii)	reviewed a draft of the Contribution Agreement of Membership Interests of Crestwood Gas Services GP LLC among Crestwood Holdings LLC, Crestwood Gas Services Holdings LLC as Contributing Parties and Intrepid GP, LLC, Intrepid, L.P. as Recipient Parties dated May 5, 2013;

(xxix)	reviewed a draft of the Option Agreement by and among NRGY, NRGM, NRGM GP and Merger Sub and GP, Crestwood Gas Services Holdings LLC and Crestwood Holdings LLC dated May 5, 2013;

(xxx)	reviewed a draft of the Voting Agreement by and among NRGY, NRGM, NRGM GP, LLC and Merger Sub and Crestwood Gas Services GP LLC, Crestwood Gas Services Holdings LLC and Crestwood Holdings LLC dated May 5, 2013;

(xxxi)	reviewed a draft of the Payment Agreement between Crestwood Holdings LLC and the Partnership provided to us on May 5, 2013 (the “Payment Agreement”);

(xxxii)	reviewed a draft of the Follow-On Contribution Agreement among Crestwood Gas Services Holdings LLC, Crestwood Holdings LLC, NRGY and Inergy GP, LLC provided to us on May 5, 2013; and

(xxxiii)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial and operating data relating to the Partnership, NRGM and certain of their respective affiliates prepared by the respective managements of the Partnership and NRGM, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of the Partnership and NRGM as to the future financial and operating performance of the Partnership, NRGM and such affiliates. For purposes of our analysis and opinion, at your request, we have relied on the projections prepared by the respective managements of the Partnership and NRGM with respect to projected financial data, including expected synergies, and operating data of the Partnership, NRGM and certain of their respective affiliates. We express no view as to such financial and operating data, or as to the assumptions on which they were based.

For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the Merger Agreement and the Payment Agreement will be executed and delivered in the form of the draft reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and

Mr. Philip D. Gettig

Chairman of the Conflicts Committee of the Board of Directors

of Crestwood Gas Services GP LLC, the general partner of

Crestwood Midstream Partners LP

May 5, 2013

correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Partnership or NRGM or the consummation of the Merger or materially reduce the benefits to NRGM of the Merger.

We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Partnership, NRGM, or any of their respective affiliates, nor have we evaluated the solvency or fair value of the Partnership, NRGM, or any of their respective affiliates under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness, from a financial point of view, to the holders of the Common Units, other than the GP, Crestwood Gas Services Holdings LLC and their respective affiliates, of the Consideration. We do not express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including, without limitation, (i) the fairness of the proposed transaction to the holders of the Class D Units (all of which are owned by Crestwood Holdings Partners, LLC and its affiliates), (ii) the fairness of the proposed transaction to, or any consideration received in connection therewith by, the creditors or other constituencies of the Partnership or NRGM or the unitholders of NRGM, (iii) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Partnership or the GP or any of their affiliates, or any class of such persons, whether relative to the Consideration or otherwise, or (iv) the fairness of the terms of or the consideration to be given or received by any party with regard to the General Partner Transactions (as such term is defined in the Merger Agreement). Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Partnership, nor does it address the underlying business decision of the Partnership to engage in the Merger. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Partnership Units or any business combination or other extraordinary transaction involving the Partnership. This letter, and our opinion, do not constitute a recommendation as to how any holder of Common Units should act or, if applicable, vote in respect of the Merger. We express no opinion herein as to the price at which the Common Units or the common units of NRGM will trade at any time, before or after consummation of the Merger. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Partnership, NRGM and their respective advisors with respect to legal, regulatory, accounting and tax matters; further, we express no opinion with respect to the tax attributes of the common units of NRGM.

We received a fee for our services upon rendering an opinion in connection with the proposed transaction. We will also be entitled to receive a closing fee if the Merger is consummated. The Partnership has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates, on the one hand, and the Partnership, NRGM, NRGY, First Reserve Corp. or John J. Sherman or any of

Mr. Philip D. Gettig

Chairman of the Conflicts Committee of the Board of Directors

of Crestwood Gas Services GP LLC, the general partner of

Crestwood Midstream Partners LP

May 5, 2013

their respective affiliates, on the other hand, pursuant to which compensation was received or is intended to be received by Evercore Group L.L.C. or its affiliates as a result of such a relationship, and no such relationship is mutually understood to be contemplated. We may provide financial or other services to the Partnership, NRGM, or any of their respective affiliates in the future and in connection with any such services we may receive compensation.

In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Partnership, NRGM, NRGY or any of their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

This letter, and the opinion expressed herein, is addressed to, and for the information and benefit of, the Committee in connection with its evaluation of the proposed Merger and, with the Committee’s consent, is also for the information and benefit of the Board in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the holders of the Common Units, other than the GP, Crestwood Gas Services Holdings LLC and their respective affiliates.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Robert A. Pacha
Robert A. Pacha
Senior Managing Director

Annex E

May 5, 2013

Conflicts Committee of the Board of Directors of NRGM GP, LLC

Two Brush Creek Blvd., Suite 200

Kansas City, Missouri 64112

Dear Conflicts Committee:

You have requested our opinion as to the fairness from a financial point of view to holders of common units representing limited partner interests (“Partnership Common Units”) in Inergy Midstream, L.P. (the “Partnership”), other than NRGM GP, LLC (the “General Partner”), NRGP Limited Partner, LLC, MGP GP, LLC, Inergy Midstream Holdings, L.P., Inergy, L.P. (“Inergy”), Inergy GP, LLC, Inergy Holdings, L.P. (“Inergy Holdings”), Inergy Holdings GP, LLC, any director or executive officer of any of the foregoing, any other affiliate of the foregoing, First Reserve Corporation (“First Reserve”) and any of its affiliates and Crestwood Midstream Partners LP (“Crestwood”) and any of its affiliates (collectively, the “Excluded Persons,” and the holders of Partnership Common Units other than the Excluded Persons, the “Unaffiliated Holders”) of the Merger Consideration (as defined below) to be paid by the Partnership pursuant to the Agreement and Plan of Merger dated as of May 5, 2013 (the “Agreement”) by and among the Partnership, the General Partner, Intrepid Merger Sub, LLC (“Merger Sub”), Inergy, Crestwood, Crestwood Holdings LLC (“Crestwood Holdings”) and Crestwood Gas Services GP LLC (collectively with the Partnership, the General Partner, Merger Sub, Inergy, Crestwood and Crestwood Holdings, the “Parties”). The Agreement provides for, among other things, the merger of Merger Sub with and into Crestwood (the “Merger”), pursuant to which Crestwood will be the surviving entity, and each issued and outstanding common unit representing limited partner interests in Crestwood (“Crestwood Common Units”) and each Class D Unit in Crestwood (“Class D Units”) will be converted into the right to receive (i) $1.03 in cash (excluding any Crestwood Common Units and Class D Units held by any CW Holders (as defined in the Agreement), which are not entitled to receive such cash payment) and (ii) 1.0700 Partnership Common Units. The Agreement provides for the payment by the Partnership in the Merger of (i) $25 million cash in the aggregate and (ii) 1.0700 Partnership Common Units for each issued and outstanding Crestwood Common Unit and Class D Unit (together, the “Merger Consideration”). The transactions contemplated by the Agreement are referred to herein as the “Transactions.” The terms and conditions of the Transactions are set forth in more detail in the Agreement, and references to the Transactions set forth herein are qualified in their entirety by the terms of the Agreement. In addition, we understand that the General Partner Transactions, as such term is defined in the Agreement, and a distribution by Inergy of Partnership Common Units to its holders of common units, are a condition to the closing of the Transactions and are contemplated to occur in connection with the Transactions, as well as other related transactions, including the grant of an option to the Partnership to purchase Crestwood Common Units in exchange for Partnership Common Units in specified circumstances (collectively, the “General Partner and Other Transactions”).

Tudor, Pickering, Holt & Co. Securities, Inc. (“TudorPickering”) and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions, as well as for estate, corporate and other purposes. TudorPickering also engages in securities trading and brokerage, private equity activities, equity research and other financial services, and in the ordinary course of these activities, TudorPickering and its affiliates may from time to time acquire, hold or sell, for their own accounts and for the

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accounts of their customers, (i) equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of the Partnership, the General Partner, Crestwood and any of the other companies that may be involved in the Transactions or the General Partner and Other Transactions, including the Parties and any of their respective affiliates and (ii) any currency or commodity that may be involved in the Transactions and the other matters contemplated by the Agreement or the agreements providing for the General Partner and Other Transactions. In addition, TudorPickering and its affiliates and certain of its employees, including members of the team performing services in connection with the Merger, as well as certain private equity funds associated or affiliated with TudorPickering in which they may have financial interests, may from time to time acquire, hold or make direct or indirect investments in or otherwise finance a wide variety of companies, including the Partnership, the General Partner, Crestwood, other prospective purchasers and their respective affiliates. We have acted as financial advisor to the Conflicts Committee (the “Committee”) of the Board of Directors of the General Partner in connection with the Merger. We expect to receive fees for our services, a portion of which are payable upon rendering this opinion and a portion of which are contingent upon the consummation of the Merger, and the Partnership has agreed to reimburse our expenses, subject to certain limitations, and indemnify us against certain liabilities that may arise out of our engagement. We have in the past performed various investment banking and financial services for the Conflicts Committee of the Board of Directors of the general partner of Inergy Holdings and various affiliates or portfolio companies of First Reserve, a private equity firm that indirectly owns a significant equity interest in Crestwood, for which we received customary compensation. In the past two years, we have performed the following investment banking and financial services for which we received customary compensation: (i) in September 2012, we acted as financial advisor to a private First Reserve portfolio company with respect to the evaluation of strategic alternatives; (ii) in July 2011, we acted as financial advisor to a private First Reserve portfolio company with respect to a financing; (iii) in February 2012, we acted as underwriter in the secondary offering of Cobalt International Energy, Inc., a publicly traded company in which First Reserve owns equity; and (iv) in December 2012, we acted as underwriter in the initial public offering of PBF Energy, Inc, a First Reserve portfolio company. We may provide investment banking or other financial services to the Parties or any of the other companies involved in the Transactions or the General Partner and Other Transactions or their respective unitholders or affiliates or portfolio companies in the future. In connection with such investment banking or other financial services, we may receive compensation.

In connection with this opinion, we have reviewed, among other things, (i) a draft of the Agreement dated May 5, 2013, circulated the morning thereof; (ii) annual reports to unitholders and Annual Reports on Form 10-K for each of the Partnership, Inergy and Crestwood for each of the years in the three years ended December 31, 2012; (iii) certain interim reports to unitholders and Quarterly Reports on Form 10-Q for each of the Partnership, Inergy and Crestwood; (iv) certain other communications from Crestwood and the Partnership to their respective unitholders; (v) certain internal financial and operating information and forecasts for Crestwood and the Partnership prepared by the managements of Crestwood GP and the General Partner, respectively (the “Forecasts”); (vi) certain internal financial and operating information and forecasts for Crestwood prepared by the management of Crestwood GP and adjusted by the management of the General Partner; (vii) company overview presentations delivered on April 11, 2013 by the managements of Crestwood GP and the General Partner; (viii) transaction overview presentations delivered on April 4, 2013, April 24, 2013, May 1, 2013, May 2, 2013, and May 5, 2013 by Greenhill Capital Partners, LLC; (ix) a company overview presentation delivered on April 30, 2013 by Jefferies & Company, Inc.; (x) certain publicly available research analyst reports with respect to the future financial performance of Crestwood and the Partnership; (xi) severance cost estimates to be paid to the management of the General Partner

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prepared by management of the General Partner; and (xii) certain cost savings and operating synergies projected by management of the General Partner to result from the Transactions (the “Synergies”). We also have held discussions with members of the senior managements of Crestwood GP and the General Partner regarding their assessment of the strategic rationale for, and the potential benefits of, the Transactions and the past and current business operations, financial condition and future prospects of their respective entities. In addition, we have reviewed the reported price and trading activity for the Partnership Common Units and Crestwood Common Units, compared certain financial and stock market information for Crestwood and the Partnership with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the midstream sector that we deemed relevant and reviewed such other documents, performed such other studies and analyses, and considered such other factors, as we considered appropriate.

For purposes of our opinion, we have assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax and other information provided to, discussed with or reviewed by or for us, or publicly available. In that regard, we have assumed with your consent that the Forecasts and Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of managements of Crestwood GP and the General Partner, and that such Forecasts and Synergies will be realized in the amounts and time periods contemplated thereby. We have also assumed that all governmental, regulatory or other consents or approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on Crestwood, the Partnership, Merger Sub, the unitholders of Crestwood or the Partnership or the expected benefits of the Transactions in any way meaningful to our analysis. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Crestwood or any of its subsidiaries or the Partnership or any of its subsidiaries, and we have not been furnished with any such evaluation or appraisal. We do not express any opinion as to any tax or other consequences that might result from the Transactions, nor does our opinion address any legal, regulatory, tax or accounting matters. We have also assumed that the final form of the Agreement conforms to the last draft reviewed by us in all respects material to our analyses and that there will be no adverse adjustments to the Merger Consideration pursuant to the Agreement.

Our opinion does not address the underlying business decision of the Committee, the General Partner or the Partnership to engage in the Transactions or the General Partner and Other Transactions, or the relative merits of any such transactions as compared to any other alternative transactions that might be available to the Partnership or the General Partner. This opinion addresses only the fairness, from a financial point of view, to the Unaffiliated Holders, as of the date hereof, of the payment by the Partnership of the Merger Consideration pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement, the Transactions, the General Partner and Other Transactions or any other agreement, arrangement or understanding entered into in connection with the Transactions or the General Partner and Other Transactions or otherwise, including, without limitation: (a) the fairness of the Transactions to, or any consideration paid or received in connection therewith by, creditors, any Excluded Persons or other constituencies of Crestwood or the Partnership, whether relative to the Merger Consideration pursuant to the Agreement or otherwise; (b) the fairness of any consideration paid or received in connection with, or any other aspect of, the General Partner and Other Transactions; (c) the allocation of any consideration to be paid by the Partnership or its affiliates in the Transactions or the General Partner and Other Transactions; and (d) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees

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of Crestwood, the Partnership or any other party, or any class of such persons, in connection with the Transactions or the General Partner and Other Transactions, whether relative to the Merger Consideration pursuant to the Agreement or otherwise. We are not expressing any opinion as to the price at which the Partnership Common Units or Crestwood Common Units will trade at any time. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no obligation to update, revise or reaffirm our opinion and expressly disclaim any responsibility to do so based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Committee in connection with its consideration of specified aspects of the Transactions, and such opinion does not constitute a recommendation as to how any holder of interests in the Partnership, Crestwood or any party to the Transactions or the General Partner and Other Transactions should vote with respect to such transactions or any other matter. This opinion has been reviewed and approved by TudorPickering’s fairness opinion committee.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid by the Partnership pursuant to the Agreement is fair from a financial point of view to the Unaffiliated Holders.

Very truly yours,

Tudor, Pickering, Holt & Co. Securities, Inc.

By:	/s/ Alexandra Pruner
Alexandra Pruner
Chief Financial Officer

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Annex F

CONFIDENTIAL

May 5, 2013

Board of Directors

Inergy, L.P.

Two Brush Creek Blvd., Suite 200

Kansas City, Missouri 64112

Members of the Board of Directors:

We understand that Inergy, L.P. (the “Company”), Inergy GP, LLC (“NRGY GP”), Crestwood Gas Services Holdings LLC (“CGSH”) and Crestwood Holdings LLC (“CH”) propose to enter into a Contribution Agreement (the “Contribution Agreement”) which provides, among other things, for the contribution (the “Contribution”) of all of the limited liability company interests of Crestwood Gas Services GP LLC (“Gas Services GP”), which in turn owns 100% of the general partner units (“GP Units”) of Crestwood Midstream Partners LP (“CMLP”) and 100% of the outstanding incentive distribution rights (“CMLP IDRs”) of CMLP, to the Company, in exchange for consideration (the “Contribution Consideration”) consisting of 35,103,113 common units and 4,387,889 convertible subordinated common units of the Company (collectively, the “NRGY Common Units”). In addition, pursuant to the Contribution Agreement, subsequent to the closing of this transaction, pursuant to the Follow-on Contribution Agreement to be entered to by CGSH, CH, the Company and NRGY GP (the “Top-Up Agreement”), CH will have a one-time option to contribute to the Company either 6,670,651 CMLP common units (in the event the Merger (as defined below) is not consummated) or 7,137,841 NRGM common units (in the event the Merger is consummated) in exchange for 14,318,396 NRGY common units, such that CH will own a 29% pro forma ownership interest in the Company (to be referred to herein as the “Top-up Option”). The additional NRGY Common Units issued as part of the Top-Up Option are referred to herein as the “Top-Up Consideration” and together with the Contribution Consideration, the “Pre-Merger Consideration.”

We also understand that, concurrently with the Contribution Agreement, the Company, CMLP, Gas Services GP, Inergy Midstream, L.P. (“NRGM”), NRGM GP, LLC, and Intrepid Merger Sub, LLC (“Merger Sub”), a wholly owned subsidiary of NRGM, propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) and certain related documents, which provide, among other things, for the merger (the “Merger”) of Merger Sub with and into CMLP, as a result of which NRGM shall be the sole limited partner of CMLP and a to-be-formed, wholly owned subsidiary of NRGM shall be the sole general partner of CMLP. In addition, in connection with the Merger, the GP Units and CMLP IDRs acquired by the Company pursuant to the Contribution Agreement will be cancelled in exchange for the benefit received by the Company through its ownership of the NRGM incentive distribution rights and the increased cash flows attributable to the NRGM common units issued in the Merger. The cancellation of those interests together with the Top-Up Consideration and the Contribution Consideration are referred to herein as the “Consideration.”

We further understand that, concurrently with the Contribution Agreement, CH, CGSH, Inergy Holdings GP, LLC and NRGP Limited Partner, LLC propose to enter into a Purchase and Sale Agreement, which provides for, among other things, sale of all of the partnership interests of Inergy Holdings, L.P. (“Inergy Holdings”), which in turn owns 100% of the outstanding membership interests of Inergy GP, LLC, the general partner of the Company, to CH and CGSH, in exchange for consideration of $ 80 million in cash.

The terms and conditions of the Contribution are more fully set forth (and capitalized terms used but not defined herein shall have the meanings assigned to such terms) in the Contribution Agreement. The terms and conditions of the Top Up Option are more fully set forth in the Top Up Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement. The transactions described above pursuant to the Contribution Agreement, the Top-Up Agreement, the Merger Agreement and related documents shall be referred to herein as the “Proposed Transactions”. We understand CGSH, CH, Gas Services GP and CMLP are affiliates of First Reserve Corporation.

You have asked for our opinion as to whether, as of the date hereof, (i) the Consideration is fair, from a financial point of view, to the Company and (ii) the Pre-Merger Consideration is fair, from a financial point of view, to the Company.

Please note that we are not expressing a view or opinion as to fairness of any aspect of the Proposed Transactions other than the Pre-Merger Consideration and the Consideration as specifically set forth above. We have not been requested to opine as to, and our opinion does not in any manner address, the underlying business decision to proceed with or effect the Proposed Transactions. Furthermore, we are not expressing a view and are not providing any advice with respect to any potential alternatives to the Proposed Transactions. We are not accounting, legal, tax or regulatory advisors and have relied upon, without independent verification, the assessment of the Company and its accounting, legal, tax and regulatory advisors with respect to accounting, legal, tax and regulatory matters.

For purposes of the opinion set forth herein, we have:

1.	reviewed the draft of the Contribution Agreement, the Top-Up Agreement and the Merger Agreement, each dated as of May 3, 2013, and certain related documents;

2.	reviewed certain publicly available financial statements of the Company, NRGM and CMLP;

3.	reviewed certain other publicly available business and financial information relating to the Company, NRGM and CMLP that we deemed relevant;

4.	reviewed certain information, including financial forecasts and other financial and operating data concerning the Company and NRGM, prepared by the management of the Company;

5.	reviewed certain information, including financial forecasts and other financial and operating data concerning CMLP, prepared by the management of CMLP;

6.	reviewed certain discussion materials dated April 30, 2013 prepared by Jefferies LLC with respect to CMLP’s acreage dedication from select producers;

7.	discussed the past and present operations and financial condition and the prospects of the Company and NRGM with senior executives of the Company;

8.	discussed the past and present operations and financial condition and the prospects of CMLP with senior executives of CMLP;

9.	reviewed the historical market prices and trading activity for the NRGY Common Units, the CMLP Common Units and other comparable publicly-traded equity securities and analyzed the implied valuation multiples thereof;

10.	compared the value of the Contribution Consideration with that paid in certain publicly available transactions that we deemed relevant;

11.	compared the value of the Contribution Consideration with the trading valuations of certain publicly traded companies that we deemed relevant;

12.	compared the value of the Contribution Consideration to the valuation derived by discounting future cash flows and a terminal value of the CMLP GP unit and CMLP IDR cash flows at discount rates we deemed appropriate;

13.	compared the value of the Contribution Consideration with the relative contributions of the Company and CMLP cash flows to the pro forma combined company based on a number of metrics that we deemed relevant;

14.	compared the value of the Top-Up Consideration paid by the Company for the CMLP Common Units with that paid in certain publicly available transactions that we deemed relevant;

15.	compared the value of the Top-Up Consideration paid by the Company for the CMLP Common Units with the trading valuations of certain publicly traded companies that we deemed relevant;

16.	compared the value of the Top-Up Consideration paid by the Company for the CMLP Common Units to the valuation derived by discounting future distributions per CMLP Common Unit and a terminal value at discount rates we deemed appropriate;

17.	compared the value of the Top-Up Consideration paid by the Company for the CMLP Common Units with the relative contributions of NRGM and CMLP to the pro forma combined company based on a number of metrics that we deemed relevant;

18.	participated in discussions and negotiations among representatives of the Company and its legal advisors and representatives of CMLP and its legal and financial advisors; and

19.	performed such other analyses and considered such other factors as we deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information publicly available, supplied or otherwise made available to us by representatives and management of the Company and CMLP for the purposes of this opinion and have further relied upon the assurances of the representatives and management of the Company and CMLP, as applicable, that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts and projections and other data that have been furnished or otherwise provided to us, we have assumed that such forecasts, projections and data were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of the Company and CMLP, as applicable, as to those matters, and we have relied upon such forecasts and data in arriving at our opinion. We express no opinion with respect to such forecasts, projections and data or the assumptions upon which they are based. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, NRGM or CMLP nor have we been furnished with any such appraisals. We have assumed that the Contribution will be consummated in accordance with the terms set forth in the final, executed Contribution Agreement, which we have further assumed will be identical in all material respects to the latest draft thereof we have reviewed, and without waiver of any material terms or conditions set forth in the Contribution Agreement. We have further assumed that all material governmental, regulatory and other consents and approvals necessary for the consummation of the Contribution will be obtained without any effect on the Company, CMLP, the Contribution or the contemplated benefits of the Contribution meaningful to our analysis. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors (the “Board”) of the Company in connection with the Proposed Transactions and will receive a fee for rendering this opinion and for other services rendered in connection with the Proposed Transactions, a portion of which is contingent on the consummation of the Proposed Transactions. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.

It is understood that this letter is for the information of the Board and is rendered to the Board in connection with their consideration of the Proposed Transactions and may not be used for any other purpose without our prior written consent. We are not expressing an opinion as to any aspect of the Proposed Transactions, other than the fairness to the Company, from a financial point of view, of (i) the Consideration and (ii) the Pre-Merger Consideration. In particular, we express no opinion as to the prices at which the CMLP Common Units will trade at any future time. This opinion has been approved by our fairness committee. This opinion is not intended to be and does not constitute a recommendation to the members of the Board of Directors as to whether they should approve the Proposed Transactions or the Contribution Agreement, the Top-Up Agreement or the Merger Agreement.

Based on and subject to the foregoing, including the limitations and assumptions set forth herein, we are of the opinion that as of the date hereof that (i) the Pre-Merger Consideration and (ii) the Consideration, in each case, is fair, from a financial point of view, to the Company.

Very best regards,

GREENHILL & CO., LLC

By:	/s/ Gregory G. Randolph
Gregory G. Randolph
Managing Director

Annex G

May 5, 2013

Inergy GP, LLC

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Attention: Members of the Special Committee and Conflicts Committee of the Board of Directors

Members of the Special Committee and Conflicts Committee of the Board:

We understand that Inergy GP, LLC (“NRGY GP”) is considering entering into a Contribution Agreement (the “Contribution Agreement”) and a Follow-On Contribution Agreement (as defined in the Contribution Agreement), each among NRGY GP, Inergy, L.P. (“NRGY”), Crestwood Holdings LLC (“Crestwood Holdings”) and Crestwood Gas Services Holdings LLC (“Crestwood Gas Services Holdings”), pursuant to which, among other things, (i) Crestwood Gas Services Holdings will contribute, assign, transfer and convey (the “Contribution”) to NRGY all of the limited liability company interests (the “Interests”) of Crestwood Gas Services GP LLC, which owns all of the CMLP General Partner Units and all of the CMLP Incentive Distribution Rights (as each such term is defined in the Contribution Agreement) relating to Crestwood Midstream Partners LP (“CMLP”) in exchange for approximately 35.1 million NRGY Common Units and approximately 4.4 million Subordinated Units (as each such term is defined in the Contribution Agreement) (the “Initial Contribution Consideration”), and (ii) following the closing of the Contribution, Crestwood Holdings or an affiliate thereof may contribute, assign, transfer and convey (the “Follow-On Contribution”) to NRGY (A) a total of approximately 6.7 million CMLP Common Units (as defined in the Contribution Agreement) in exchange for a total of approximately 14.3 million NRGY Common Units or (B) a total of approximately 7.1 million NRGM Common Units (as defined in the Contribution Agreement) in exchange for a total of approximately 14.3 million NRGY Common Units (the “Secondary Contribution Consideration”, and, together with the Initial Contribution Consideration, the “Contribution Consideration”). As a condition to the obligations of the parties to the Contribution Agreement to consummate the Contribution, the Contribution Agreement provides that NRGY will distribute (the “Distribution”) to the holders of record of NRGY Common Units and NRGY Class A Units (as defined in the Contribution Agreement) all of the NRGM Common Units held by NRGY.

We further understand that, concurrently with the execution of the Contribution Agreement, (i) NRGP Limited Partner, LLC and Inergy Holdings GP, LLC (collectively, the “Purchase Agreement Sellers”), Crestwood Holdings and Crestwood Gas Services Holdings, are entering into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) pursuant to which, among other things, Crestwood Holdings and Crestwood Gas Services Holdings will purchase (the “Purchase”) the Partnership Interests (as defined in the Purchase and Sale Agreement) from the Purchase Agreement Sellers for $80 million in cash (the “Purchase and Sale Consideration”), and (ii) Inergy Midstream L.P. (“NRGM”), NRGM GP, LLC, Intrepid Merger Sub, LLC, a wholly owned subsidiary of NRGM (“Merger Sub”), NRGY, CMLP Crestwood Gas Services GP LLC (“Crestwood Buyer General Partner”) and Crestwood Holdings are entering in an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge (the “Merger”) with and into CMLP, as a result of which NRGM will be the sole limited partner of CMLP and Crestwood Buyer General Partner will be the sole general partner of CMLP, in a transaction in which all of the outstanding limited partner units of CMLP will be converted into the right to receive aggregate consideration in the amount of $25 million in cash from NRGM and approximately 64.4 million New Buyer Common Units (as defined in the Merger Agreement) (the “Merger Consideration”). The Merger Agreement further provides that, at or prior to the effective time of the Merger, (i) NRGY will transfer the Interests to NRGM GP, LLC, and (ii) the CMLP General Partner Units and the CMLP Incentive Distribution Rights will be cancelled, and NRGM GP, LLC will receive a right to any capital accounts in CMLP associated with such CMLP General Partner Units and such CMLP Incentive Distribution Rights and no additional consideration (collectively, the “CMLP Contribution”). The consummation of the Contribution and the Purchase are each conditioned on the consummation of the other but

The Special Committee and Conflicts Committee

of the Board of Directors of Inergy GP, LLC

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

May 5, 2013

neither is conditioned on the consummation of the Merger. The terms and conditions of the Contribution, the Follow-On Contribution, the Purchase, the Merger and the CMLP Contribution are more fully set forth in the Contribution Agreement, the Follow-On Contribution Agreement, the Purchase and Sale Agreement and the Merger Agreement, respectively.

You have requested that SunTrust Robinson Humphrey, Inc. provide an opinion to the Special Committee and Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of NRGY GP (solely in its capacity as such) as to the fairness, from a financial point of view, to NRGY, and accordingly, to the limited partners of NRGY, other than NRGY GP and the limited partners of NRGY that also own or hold, directly or indirectly, interests in NRGY GP (collectively, the “Unaffiliated NRGY Limited Partners”), of (i) the Contribution Consideration to be paid and issued by NRGY pursuant to the Contribution Agreement and the Follow-On Contribution Agreement, whether or not the Merger is consummated, and (ii) the CMLP Contribution, assuming the Merger is consummated.

In arriving at our opinion, we reviewed: (1) drafts, dated May 5, 2013, of the Contribution Agreement, the Follow-On Contribution Agreement, the Purchase and Sale Agreement and the Merger Agreement; (2) certain publicly available information concerning the NRGY, NRGM and CMLP; (3) certain financial and other information with respect to the business, operations assets, liabilities, present condition and future prospects of NRGY, NRGM and CMLP prepared by the respective managements of NRGY, NRGM and CMLP, respectively, including (a) historical financial information with respect to NRGY and financial forecasts with respect to the future financial performance of NRGY through September 30, 2017 prepared by the management of NRGY, including the projected cash distribution policy of NRGY before and after giving effect to the Contribution and the Follow-On Contribution, whether or not the Merger is consummated (the “NRGY Projections”), (b) historical financial information with respect to NRGM and financial forecasts with respect to the future financial performance of NRGM through September 30, 2017 prepared by the management of NRGM, including the projected cash distribution policy of NRGM, whether or not the Merger is consummated (the “NRGM Projections”), and (c) historical financial information with respect to CMLP and financial forecasts with respect to the future financial performance of CMLP through December 31, 2017 prepared by the management of CMLP, as adjusted by the managements of NRGY and NRGM, including the projected cash distribution policy of CMLP prepared by the management of CMLP in the case where the Merger is not consummated and prepared by the managements of NRGY and NRGM in the case where the Merger is consummated (the “CMLP Projections”); (4) a discounted cash flow analysis with respect to CMLP Incentive Distribution Rights based on the CMLP Projections; (5) certain historical and projected financial results and other financial and operating data of certain publicly traded equity securities of the general partners of limited partnerships which we deemed relevant; (6) a comparison of the financial terms of the proposed Contribution with the publicly available financial terms of certain other transactions which we deemed relevant; and (7) the potential pro forma impact of the Contribution and the Follow-On Contribution on NRGY’s cash flow, whether or not the Merger is consummated. In addition, we have had discussions with the managements of NRGY, NRGM and CMLP concerning the business, operations, assets, liabilities, present condition and future prospects of NRGY, NRGM and CMLP, and undertook such other studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information discussed with or reviewed by us in arriving at our opinion. With respect to the NRGY Projections, we have assumed, with your agreement and without independent verification or investigation, that such NRGY Projections have been reasonably prepared on bases reflecting the best currently

The Special Committee and Conflicts Committee

of the Board of Directors of Inergy GP, LLC

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

May 5, 2013

available information, estimates and judgments of the management of NRGY as to the future financial performance of NRGY and are a reasonable basis on which to evaluate NRGY, the Contribution and the Follow-On Contribution, and we express no opinion with respect to such forecasts or the assumptions on which they are based. With respect to the NRGM Projections, we have assumed, with your agreement and without independent verification or investigation, that such NRGM Projections have been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of NRGM as to the future financial performance of NRGM and are a reasonable basis on which to evaluate NRGM, and we express no opinion with respect to such forecasts or the assumptions on which they are based. With respect to the CMLP Projections, we have assumed, with your agreement and without independent verification or investigation, that such CMLP Projections have been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of CMLP, and the managements of NRGY and NRGM as to the adjustments made to the CMLP Projections by such managements, as to the future financial performance of CMLP and are a reasonable basis on which to evaluate CMLP, the Contribution and the Follow-On Contribution, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of NRGY, NRGM or CMLP since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect. We have also assumed that (i) the proposed Contribution will be consummated in accordance with the terms of the Contribution Agreement without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the proposed Contribution, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on NRGY or CMLP or the expected benefits of the proposed Contribution, (ii) the proposed Follow-On Contribution, if consummated, will be consummated in accordance with the terms of the Follow-On Contribution Agreement without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the proposed Follow-On Contribution, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on NRGY or CMLP or the expected benefits of the proposed Follow-On Contribution and (iii) the proposed Merger and CMLP Contribution, if consummated, will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection therewith, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on NRGM or CMLP or the expected benefits of the proposed Merger and CMLP Contribution. For purposes of our analyses and this opinion we have assumed that the current market price of NRGY Common Units (as adjusted to take into account the proposed Distribution) is a reasonable basis on which to evaluate the Contribution Consideration. In addition, we have assumed that the Contribution Agreement, the Follow-On Contribution Agreement and the Merger Agreement, when executed by the parties thereto, will conform to the drafts reviewed by us in all respects material to our analyses.

In arriving at our opinion, we have not conducted a physical inspection of the properties, assets or facilities of NRGY, NRGM, CMLP or any of the other parties to the Contribution Agreement or the Merger Agreement and have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise), contingent or otherwise, of NRGY, NRGM, CMLP or any of the other parties to the Contribution Agreement or the Merger Agreement, nor have we

The Special Committee and Conflicts Committee

of the Board of Directors of Inergy GP, LLC

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

May 5, 2013

been furnished with any such evaluations or appraisals. We have not been requested to, and did not (a) participate in any discussions or negotiations with respect to the Purchase and Sale Agreement, the Merger Agreement or any of the transactions contemplated thereby, or solicit any indications of interest from third parties with respect to the acquisition of all or any portion of NRGY, or control thereof, or any other party, or any alternatives to the Contribution, the Follow-On Contribution, the Merger or the CMLP Contribution, or (b) advise the Conflicts Committee with respect to any alternatives to the Contribution, the Follow-On Contribution, the Merger or the CMLP Contribution. This opinion only addresses the fairness, from a financial point of view, to NRGY and accordingly, to the Unaffiliated NRGY Limited Partners, of (i) the Contribution Consideration to be paid and issued by NRGY pursuant to the Contribution Agreement and the Follow-On Contribution,, whether or not the Merger is consummated, and (ii) the CMLP Contribution, assuming the Merger is consummated, and this opinion does not address any other terms, conditions, aspects or implications of the Contribution, the Follow-On Contribution, or the CMLP Contribution or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the structure and timing of the proposed Contribution, the Follow-On Contribution or the CMLP Contribution. We express no opinion as to (i) the terms of the Purchase and Sale and the Purchase and Sale Consideration, (ii) the terms of the Merger and the Merger Consideration (except as expressly set forth herein and to extent that the Merger, if consummated, and the Merger Consideration affects NRGY and distributions to the Unaffiliated NRGY Limited Partners), or (iii) the Distribution (except to extent that it effects distributions to the Unaffiliated NRGY Limited Partners).

This opinion does not in any manner address the solvency, creditworthiness or fair value of NRGY, NRGM, CMLP or any of the other parties to the Contribution Agreement or the Merger Agreement under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters or the fairness, financial or otherwise, or the amount or nature of any compensation or consideration payable to, or received by, any officers, directors or employees of any party to the Contribution Agreement, the Purchase and Sale Agreement or the Merger Agreement, any class of such person or any other party, relative to the Contribution Consideration or otherwise. No opinion, counsel or interpretation is intended regarding matters that require legal, regulatory, accounting, insurance, tax, executive compensation or other similar professional advice. It is assumed that such opinions, counsel, interpretations or advice have been or will be obtained from the appropriate professional sources.

Our opinion is necessarily based upon financial, economic, market and other conditions as they exist on, and can be evaluated as of, the date of this opinion. In addition, as you are aware, the NRGY Projections, the NRGM Projections, the CMLP Projections and the other prospective financial information and estimates that we have reviewed relating to the future financial performance of NRGY, NRGM and CMLP reflect certain assumptions regarding the energy industry, including master limited partnerships, that are subject to volatility and that, if different than assumed, could have a material impact on our analyses and opinion. We are not expressing any opinion as to what the value of the NRGY Common Units actually will be when issued pursuant to the Contribution or the Follow-On Contribution or the prices at which the NRGY Common Units will trade at any time. Our opinion does not address the relative merits of the Contribution or the Follow-On Contribution as compared to other business strategies or transactions that may be available to NRGY, nor does it address the underlying business decision of the Conflicts Committee of the Board of Directors of NRGY (the “Board”) or NRGY to proceed with or effect the Contribution or the Follow-On Contribution. It should be understood that, although subsequent developments or circumstances may affect this opinion, we do not have any obligation to update or revise this opinion.

The Special Committee and Conflicts Committee

of the Board of Directors of Inergy GP, LLC

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

May 5, 2013

We have acted as financial advisor to the Conflicts Committee in connection with the transactions contemplated by the Contribution Agreement, the Follow-On Contribution Agreement, the Purchase and Sale Agreement and the Merger Agreement (collectively, the “Transaction”) and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a substantial portion of which is contingent upon consummation of the Contribution. In addition, NRGY has agreed to reimburse our expenses and to indemnify us and certain related parties for certain liabilities arising out of our engagement. We and our affiliates have in the past provided, and may currently be providing, investment banking and other financial services to NRGY, NRGM, CMLP or any of their respective affiliates or any of the other parties to the Contribution Agreement, the Purchase and Sale Agreement or the Merger Agreement, for which we and our affiliates have received compensation, including, during the past two years, having (i) acted as a Dealer Manager to NRGY for the cash tender offer for its 6.875% Senior Notes due 2021 and its 7.000% Senior Notes due 2018 in December 2011; acted as a co-manager to NRGY with respect to the public offering of its 6.875% senior notes due 2021 (aggregate principal amount $750,000,000) in February 2011; participated in a bank loan to NRGY (aggregate principal amount $700,000,000) in July 2011; having been a counterparty to swap transactions with NRGY in 2011 and 2012; (ii) acted as a Joint Bookrunner to NRGM for a bank loan (aggregate principal amount $500,000,000) in December 2011; a Joint Bookrunner to NRGM for a bridge loan (aggregate principal amount $225,000,000) in November 2012; and a Joint Bookrunner to NRGM with respect to its offering of 6.000% senior notes due 2020 (aggregate principal amount $500,000,000) in November 2012; and (iii) participated in an CMLP bank loan (aggregate principal amount $550,000,000) in November 2012. We and our affiliates may in the future provide investment banking and other financial services to NRGY, NRGM, CMLP or any of the other parties to the Contribution Agreement, the Purchase and Sale Agreement or the Merger Agreement and their respective affiliates. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of NRGY, NRGM, CMLP and their respective affiliates , as well as provide investment banking and other financial services to such companies. In addition, we and our affiliates (including SunTrust Banks, Inc.) may have other financing and business relationships with NRGY, NRGM, CMLP and their respective affiliates. The issuance of this opinion was approved by an internal committee of SunTrust Robinson Humphrey, Inc. authorized to approve opinions of this nature.

This opinion is being rendered at the request of the Conflicts Committee and is for the use and benefit of the Conflicts Committee (solely in its capacity as such) in connection with its consideration of the Transaction, and does not constitute advice or a recommendation as to how the Conflicts Committee, NRGY GP, NRGY or any other party should vote or act with respect to any matter relating to the Contribution, the Follow-On Contribution or any other transaction or matter. Except as required by law, this letter is not to be disclosed, quoted or referred to, in whole or in part, without the prior written consent of SunTrust Robinson Humphrey, Inc.

The Special Committee and Conflicts Committee

of the Board of Directors of Inergy GP, LLC

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

May 5, 2013

Based upon and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion as of the date hereof that each of (i) the Contribution Consideration to be paid and issued by NRGY pursuant to the Contribution Agreement and the Follow-On Contribution Agreement, whether or not the Merger is consummated, and (ii) the CMLP Contribution, assuming the Merger is consummated, is fair, from a financial point of view, to NRGY and accordingly, to the Unaffiliated NRGY Limited Partners.

                            SUNTRUST ROBINSON HUMPHREY, INC.

            /s/ SunTrust Robinson Humphrey, Inc.

Annex H

INFORMATION REGARDING TRANSACTION PARTICIPANTS

The Crestwood Participants

Crestwood and Certain Affiliated Entities

Crestwood is a Delaware master limited partnership organized in 2007 to own, operate, acquire and develop midstream energy assets and is the issuer of the common units and Class D units which are the subject of the merger. Crestwood’s general partner is CMLP GP, a Delaware limited liability company whose primary business consists of performing the functions of, and serving as, the sole general partner of Crestwood. Prior to the closing of the Precedent Transactions, all of the outstanding interests in CMLP GP were owned by Gas Services Holdings. Gas Services Holdings, a Delaware limited liability company, is wholly owned by Crestwood Holdings, a Delaware limited liability company, which is wholly owned by Crestwood Holdings II, a Delaware limited liability company, which is wholly owned by Crestwood Holdings Partners, a Delaware limited liability company. Each of Crestwood Holdings Partners, Crestwood Holdings II, Crestwood Holdings and Gas Services Holdings were formed to make investments in energy-related midstream assets, and to undertake activities related thereto.

The current business address of each of Crestwood, CMLP GP, Gas Services Holdings, Crestwood Holdings, Crestwood Holdings II and Crestwood Holdings Partners, and each of their executive officers, directors or controlling persons, as applicable, is c/o of Crestwood, 700 Louisiana Street, Suite 2060, Houston, Texas 77002 and the business telephone number of each such entity or person is (832) 519-2200. The beneficial ownership , if any, of each such entity or person of limited partnership units in Crestwood is described in greater detail in the section titled “Crestwood Unit Ownership Information.”

During the past five years none of Crestwood, CMLP GP, Gas Services Holdings, Crestwood Holdings, Crestwood Holdings II and Crestwood Holdings Partners nor any of their directors or executive officers have been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Board of Directors of CMLP GP

The names and material occupations, positions, offices or employment during the past five years of the directors of CMLP GP are as follows:

Name	Citizenship	Director Since
Robert G. Phillips	United States	2010
Alvin Bledsoe	United States	2007
Timothy H. Day	United States	2010
Michael G. France	United States	2010
Phillip D. Gettig	United States	2007
Joel C. Lambert	United States	2010
Vanessa Gomez LaGatta	United States	2012
J. Hardy Murchison	United States	2010
John W. Somerhalder II	United States	2007

Robert G. Phillips was elected Chairman, President and Chief Executive Officer of CMLP GP in October 2010 and has served on the Management Committee of Crestwood Holdings Partners since May 2010. Since November 2007, he has served as Chairman, President and Chief Executive Officer of Crestwood Midstream Partners, LLC. Since the closing of the Precedent Transactions in June 2013, Mr. Phillips has served as Chairman, President and Chief Executive Officer of NRGM GP and Inergy GP, L.L.C. (“NRGY GP”), the

general partner of NRGY. Previously, Mr. Phillips served as President and Chief Executive Officer and a Director of Enterprise Products Partners L.P. from February 2006 until June 2007 and Chief Operating Officer and a Director of Enterprise Products Partners L.P. from September 2004 until February 2005. Mr. Phillips also served on the Board of Directors of Enterprise GP Holdings L.P., the general partner of Enterprise Products Partners L.P., from February 2006 until April 2007. He previously served as Chairman of the Board and CEO of GulfTerra Energy Partners, L.P. (“GTM”), from 1999-2004, prior to GTM’s merger with Enterprise Product Partners, LP, and held senior executive management positions with El Paso Corporation, including President of El Paso Field Services from 1996-2004. Prior to that he was Chairman, President and CEO of Eastex Energy, Inc. from 1981-1995. Mr. Phillips previously served as a Director of Pride International, Inc. from October 2007 to May 31, 2011, one of the world’s largest offshore drilling contractors, and was a member of its audit committee. Mr. Phillips is an Advisory Director of Triten Corporation, a leading international engineering firm and alloy products manufacturer.

Alvin Bledsoe was elected director of Crestwood Gas Services GP, LLC in July 2007. He currently chairs the Audit Committee and is a member of the Conflicts Committee. Since June 2011, Mr. Bledsoe also serves as a director of SunCoke Energy, Inc. Prior to his retirement in 2005, Mr. Bledsoe served as a certified public accountant and various senior roles for 33 years at PricewaterhouseCoopers (“PwC”). From 1978 to 2005, he was a senior client engagement and audit partner for large, publicly-held energy, utility, pipeline, transportation and manufacturing companies. From 1998 to 2000, Mr. Bledsoe served as Global Leader of PwC’s Energy, Mining and Utilities Industries Assurance and Business Advisory Group, and from 1992 to 2005 as a managing partner and regional managing partner. During his career, Mr. Bledsoe also served as a member of PwC’s governing body.

Timothy H. Day was elected director of CMLP GP in October 2010. Since 2000, Mr. Day served as a Managing Director and Co-Head of Buyout of First Reserve Corporation, a private equity company which invests exclusively in the energy industry. Additionally, Mr. Day has served on the Management Committee of Crestwood Holdings Partners, LLC since May 2010. Prior to joining First Reserve Corporation, Mr. Day worked with SCF Partners for three years and prior to that he worked for three years with Credit Suisse First Boston and Salomon Brothers. Mr. Day serves on the board of directors of PBF Energy, Inc. Mr. Day previously served as a director of Chart Industries, Inc., (also serving on the Audit, Compensation and Nominating and Corporate Governance Committees), and Pacific Energy Partners. Mr. Day holds a B.B.A. from The University of Texas at Austin and a Master of Business Administration from Harvard Business School.

Michael G. France was elected director of CMLP GP in October 2010. Since 2007, Mr. France has served as a Director of First Reserve Corporation, a private equity company which invests exclusively in the energy industry. Additionally, Mr. France has served on the Management Committee of Crestwood Holdings Partners, LLC since May 2010. Since the closing of the Precedent Transactions in June 2013, Mr. France has served as a director of NRGM GP and NRGY GP. From 2003 to 2007, Mr. France served as a Vice President in the Natural Resources Group, Investment Banking Division, at Lehman Brothers. From 1999 to 2001, he served as a Senior Consultant at Deloitte & Touche LLP. Mr. France holds a B.B.A. (Cum Laude) in Finance from The University of Texas at Austin and a Master of Business Administration from Jones Graduate School of Management at Rice University.

Philip D. Gettig was elected director of CMLP GP in July 2007. He currently chairs the Conflicts Committee and is a member of the Audit Committee. From February 2000 to December 2005, Mr. Gettig served as the Vice President, General Counsel and Secretary of Prism Gas Systems I, L.P. (“Prism”), a natural gas gathering and processing company that was purchased by Martin Midstream Partners L.P., a publicly-traded limited partnership, in November 2005. From 1981 to 1999, Mr. Gettig held various positions in the law department of Union Pacific Resources Company (“UPR”), a publicly-traded exploration and production company with substantial natural gas gathering, processing and marketing operations. Positions held by Mr. Gettig included Managing Senior Counsel from 1996 to 1999. Mr. Gettig also served as General Counsel of Union Pacific Fuels, Inc., UPR’s wholly-owned gathering, processing and marketing affiliate, from 1996 to 1999. Since retiring from Prism in 2005, he has provided consulting and legal counsel to Prism and he has also provided such services to individuals and small businesses.

Joel C. Lambert was elected director of CMLP GP in October 2010. As of August 26, 2013, Mr. Lambert was appointed Senior Vice President and Co-General Counsel of Crestwood Holdings Partners. Until 2013, Mr. Lambert served as Vice President, Legal of First Reserve Corporation, a private equity company which invests exclusively in the energy industry. From 1998 to 2006 Mr. Lambert was an attorney in the Business and International Section of Vinson & Elkins LLP. In 1997, he was an Intern at the Texas Supreme Court, and served as a Military Intelligence Specialist for the United States Army. Mr. Lambert holds a Bachelor of Environmental Design (Magna Cum Laude) from Texas A&M University and a Juris Doctorate from The University of Texas School of Law.

Vanessa Gomez LaGatta was elected director of CMLP GP in August 2012. Ms. Gomez LaGatta has served as the Vice President and Treasurer for Quicksilver Resources Inc. (“Quicksilver’) since September 2009 to October 2010. From 2001 until joining Quicksilver, she served in several positions with Credit Suisse’s corporate and investment banking division. Ms. Gomez LaGatta holds a Bachelor of Business Administration from Texas Christian University.

J. Hardy Murchison was elected as director of CMLP GP in October 2010. Mr. Murchison is President of Encino Energy, LLC a private oil and gas exploration and production company. Mr. Murchison was a Managing Director of First Reserve Corporation, a private equity company which invests exclusively in the energy industry from 2001 through 2011. Prior to that, he was Vice President of Corporate Development at Range Resources Corporation, an independent oil and gas company. He began his career at Simmons & Company International. Mr. Murchison holds a B.A. from The University of Texas at Austin and a Master of Business Administration from Harvard Business School.

John W. Somerhalder II was elected director of CMLP GP in July 2007. He is a member of both the Audit and Conflicts Committee. Mr. Somerhalder has served as the President, Chief Executive Officer and a director of AGL Resources Inc. (“AGL Resources”), a publicly-traded energy services holding company whose principal business is the distribution of natural gas, since March 2006 and as Chairman of the Board of AGL Resources since November 2007. From 2000 to May 2005, Mr. Somerhalder served as the Executive Vice President of El Paso Corporation, a natural gas and related energy products provider and one of North America’s largest independent natural gas producers, where he continued service under a professional services agreement from May 2005 to March 2006. From 2001 to 2005, he served as the President of El Paso Pipeline Group. From 1996 to 1999, Mr. Somerhalder served as the President of Tennessee Gas Pipeline Company, an El Paso subsidiary company. From April 1996 to December 1996, Mr. Somerhalder served as the President of El Paso Energy Resources Company. From 1992 to 1996, he served as the Senior Vice President, Operations and Engineering, of El Paso Natural Gas Company. From 1990 to 1992, Mr. Somerhalder served as the Vice President, Engineering of El Paso Natural Gas Company. From 1977 to 1990, Mr. Somerhalder held various other positions at El Paso Corporation and its subsidiaries until being named an officer in 1990.

Management Committee of Crestwood Holdings Partners

The names and material occupations, positions, offices or employment during the past five years of the managers of Crestwood Holdings Partners are as follows:

Name	Citizenship	Committee Member Since
Robert G. Phillips	United States	2010
Michael G. France	United States	2010
Timothy H. Day	United States	2010

Robert G. Phillips. Please refer to “Information Regarding the Transaction Participants—The Crestwood Participants—Board of Directors of CMLP GP” for more information regarding Mr. Phillips’ employment history.

Michael G. France. Please refer to “Information Regarding the Transaction Participants—The Crestwood Participants—Board of Directors of CMLP GP” for more information regarding Mr. France’s employment history.

Timothy H. Day. Please refer to “Information Regarding the Transaction Participants—The Crestwood Participants—Board of Directors of CMLP GP” for more information regarding Mr. Day’s employment history.

Executive Officers of CMLP GP, Gas Services Holdings, Crestwood Holdings, Crestwood Holdings II and Crestwood Holdings Partners

The table below sets forth the business and background of the current executive officers of CMLP GP. Gas Services Holdings, Crestwood Holdings, Crestwood Holdings II and Crestwood Holdings Partners have the same officers, serving in the same positions, except that, as of August 26, 2013, Joel C. Lambert (whose employment history is described in “Information Regarding the Transaction Participants—The Crestwood Participants—Board of Directors of CMLP GP”) is a Senior Vice President and the General Counsel of Crestwood Holdings Partners. Crestwood does not have any officers or employees.

Name	Position	Citizenship	Officer Since
Robert G. Phillips	President & Chief Executive Officer	United States	2010
Joel D. Moxley	Senior Vice President & Chief Operating Officer	United States	2011
J. Heath Deneke	Senior Vice President & Chief Commercial Officer	United States	2012
Kelly J. Jameson	Senior Vice President & General Counsel and Secretary	United States	2010
Steven M. Dougherty	Vice President, Chief Accounting Officer and Interim Chief Financial Officer	United States	2012
Robert T. Halpin	Vice President, Finance	United States	N/A
Mark G. Stockard	Vice President, Investor Relations, Treasurer and Assistant Secretary	United States	N/A

Robert G. Phillips, President & Chief Executive Officer. Please refer to “Information Regarding the Transaction Participants—The Crestwood Participants—Board of Directors of CMLP GP” for more information regarding Mr. Phillips’ employment history.

Joel D. Moxley was appointed Senior Vice President of CMLP GP in October 2010 and appointed Chief Operating Officer in August 2011. From April 2008 until joining CMLP GP, Mr. Moxley was Senior Vice President of Crestwood Midstream Partners, LLC. From November 2005 to March 2008, he was Senior Vice President of Crosstex Energy, L.P. From September 2004 to November 2005, Mr. Moxley was a Senior Vice President for Enterprise Products Partners, L.P. From January 2001 to August 2004 he was Vice President of El Paso Corporation. From 1997 to 2000 he was a Vice President for PG&E Corporation. Mr. Moxley holds a Bachelor of Science in Chemical Engineering from Rice University.

J. Heath Deneke was appointed Senior Vice President and Chief Commercial Officer of CMLP GP in August 2012. Prior to joining CMLP GP, Mr. Deneke served in various management positions at El Paso Corporation and its affiliates, including Vice President of Project Development and Engineering for the Pipeline Group, Director of Marketing and Asset Optimization for Tennessee Gas Pipeline Company and Manager of Business Development and Strategy for Southern Natural Gas Company. Mr. Deneke holds a bachelor’s degree in Mechanical Engineering from Auburn University.

Kelly J. Jameson was appointed Senior Vice President, General Counsel and Corporate Secretary of CMLP GP in October 2010. Prior to joining CMLP GP, Mr. Jameson was employed by TransCanada Corporation from 2007 through October 2010, and was Senior Counsel and Corporate Secretary for the U.S. subsidiaries of TransCanada Corporation. From 1996 to February 2007, he was employed by El Paso Corporation, and was Senior Counsel and Assistant Corporate Secretary. Mr. Jameson has a B.B.A. from Southern Methodist University and a Juris Doctorate from Oklahoma City University.

Steven M. Dougherty was appointed Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer of CMLP GP effective January 18, 2013. Mr. Dougherty had served as Vice President and Chief Accounting Officer of CMLP GP since June 1012. Prior to joining CMLP GP, Mr. Dougherty was Director of Corporate Accounting at El Paso Corporation beginning in 2001, with responsibilities over El Paso’s corporate segment and in leading El Paso’s efforts in addressing complex accounting matters. Mr. Dougherty also had seven years’ experience with KPMG LLP, working with public and private companies in the financial services industry. Mr. Dougherty holds a Master of Public Accountancy from The University of Texas at Austin and is a certified public accountant in the State of Texas.

Robert T. Halpin was appointed Vice President, Finance of CMLP GP effective January 18, 2013. Mr. Halpin had served as Vice President, Business Development of CMLP GP since January 2012. Prior to joining CMLP GP, Mr. Halpin was an Associate at First Reserve Corporation, a private equity company which invests exclusively in the energy industry, from July 2009 to January 2012. From July 2007 through June 2009, he was a Financial Analyst in the Global Natural Resources Group at Lehman Brothers. Mr. Halpin holds a B.B.A. from The University of Texas at Austin.

Mark G. Stockard was appointed Vice President, Investor Relations and Treasurer of CMLP GP in October 2010 and also serves as Assistant Secretary. Prior to joining CMLP GP, Mr. Stockard was Director of Financial Planning and Investor Relations at Buckeye Partners, LP from January 2010 to September 2010. From 2002 through October 2009 he was Treasurer of TEPPCO Partners, LP. Mr. Stockard holds a B.B.A. from Texas A&M University.

FR Fund XI and Certain Affiliated Entities

FR Fund XI, a global energy-focused private equity investment fund, is the majority member of FR Midstream Holdings, which is the sole member of FR XI CMP, which is the controlling member of Crestwood Holdings Partners, which is the sole member of Crestwood Holdings II, which is the sole member of Crestwood Holdings, which is the sole member of Gas Services Holdings, which, prior to the closing of the Precedent Transactions, owned all of the outstanding equity interests in CMLP GP, the general partner of Crestwood.

FR Fund XI, a Delaware limited partnership, is a global energy-focused private equity investment fund and the majority member of FR Midstream Holdings. FR Midstream Holdings, a Delaware limited liability, is the sole member of FR XI CMP. FR XI CMP, a Delaware limited liability company, is the controlling member of Crestwood Holdings Partners, which is the sole member of Crestwood Holdings II, which is the sole member of Crestwood Holdings, which is the sole member of Gas Services Holdings, which, prior to the closing of the Precedent Transactions, owned all of the outstanding equity interests in CMLP GP, the general partner of Crestwood, the issuer of the common units and Class D units which are the subject of the going private transaction. First Reserve GP XI, L.P. (“FR GP LP”), a Delaware limited partnership, is the general partner of FR Fund XI. First Reserve GP XI, Inc. (“FR GP Inc.”), a Delaware corporation, is the general partner of FR GP LP. The shareholders of FR GP Inc. include Mr. Macaulay and other current and former executives of First Reserve. FR GP Inc., FR GP LP, FR Midstream Holdings and FR XI CMP are each principally engaged in the business of managing investments in other companies engaged in various energy and energy related activities. Mr. Macaulay is Chairman and Chief Executive Officer of First Reserve Partners Limited, an affiliate of each of FR XI CMP, FR Midstream Holdings, FR Fund XI, FR GP LP and FR GP Inc. and has the right to appoint a majority of the board of directors of FR GP Inc., but was not actively engaged in the proposed transactions within the meaning of Rule 13e-3. The board of directors of FR GP Inc. manages the business of FR GP Inc. but has delegated the authority to make investment decisions, including decisions with respect to FR Fund XI’s investment in Crestwood, to the investment committee of First Reserve Partners Limited, which committee consists of Timothy H. Day, Alex T. Krueger, Kenneth W. Moore and Mr. Macaulay. None of the members of such investment committee were actively engaged in the proposed transactions within the meaning of Rule 13e-3.

The current business address of each of FR XI CMP, FR Midstream Holdings, FR Fund XI, FR GP LP, FR GP Inc. and Mr. Macaulay is c/o First Reserve, One Lafayette Place, Third Floor, Greenwich, Connecticut 06830 and the telephone number of each such person is First Reserve’s business number, (203) 661-6601.

The following sets forth the business and background of each executive officer, director and controlling person of FR GP Inc. The current business address of each such person is c/o First Reserve, One Lafayette Place, Third Floor, Greenwich, Connecticut 06830 and the telephone number of each such person is First Reserve’s business number, (203) 661-6601. Unless set forth in the section entitled “Crestwood Unit Ownership Information” none of the persons listed below beneficially owns any common units and Class D units of Crestwood. The plans of the Crestwood Participants, including FR Fund XI, for Crestwood after the merger are set forth in the section titled “Special Factors—Plans for Crestwood After the Merger.” All transactions between the Crestwood Participants and Crestwood during the prior two years are described in the section titled “Transactions Between the Transaction Participants and Crestwood.”

Board of Directors of FR GP Inc.

Name	Citizenship	Director Since
William E. Macaulay	United States	2006
Anne E. Gold	United States	2007
Jennifer C. Zarrilli	United States	2006

William E. Macaulay is the Chairman and Chief Executive Officer of First Reserve . He has been with First Reserve since co-founding it in 1983. Mr. Macaulay holds a B.B.A. Magna Cum Laude from City College of New York and an M.B.A. from the Wharton School of the University of Pennsylvania.

Anne E. Gold is Chief Compliance Officer and General Counsel of First Reserve. She joined First Reserve in 2005. Ms. Gold received a B.A. from Cornell University and a Juris Doctorate from the University of Michigan.

Jennifer C. Zarrilli was appointed as Managing Director of First Reserve in 2008 and is the firm’s Chief Financial Officer. She joined First Reserve in 1998. Ms. Zarrilli received an M.S. from New York University and a B.A. from Colgate University.

Executive Officers of FR GP Inc.

The names and material occupation, positions, offices or employment of the executive officers of FR GP Inc. are as follows:

Name	Position	Citizenship	Officer Since
William E. Macaulay	Chairman and Chief Executive Officer	United States	2006
Timothy H. Day	Managing Director	United States	2006
Cathleen M. Ellsworth	Managing Director	United States	2006
Michael E. France	Managing Director	United States	2007
Francesco Giuliani	Managing Director	Italy	2006
Neil J. Hartley	Managing Director	United Kingdom	2006
John A. Hill	Managing Director	United States	2006
Will Honeybourne	Managing Director	United States	2006
Alex T. Krueger	Managing Director	United States	2006
John Mogford	Managing Director	United Kingdom	2012
Kenneth Moore	Managing Director	United States	2006
David A. Posner	Managing Director	United States	2012
Jeffrey K. Quake	Managing Director	United States	2006
Claudi Santiago	Managing Director	Spain	2012
Alan G. Schwartz	Managing Director	United States	2006
Alexander D. Williams	Managing Director	United Kingdom	2008
Neil A. Wizel	Managing Director	United States	2007
Jennifer C. Zarrilli	Chief Financial Officer and Managing Director	United States	2006

William E. Macaulay, Chairman and Chief Executive Officer. Please refer to “Information Regarding the Transaction Participants—First Reserve and Certain Affiliated Entities—Board of Directors of FR GP Inc.” for more information regarding Mr. Macaulay’s employment history.

Timothy H. Day. Please refer to “Information Regarding the Transaction Participants—Crestwood and Certain Affiliated Entities—Board of Directors of CMLP GP” for more information regarding Mr. Day’s employment history.

Cathleen M. Ellsworth was appointed Managing Director and Chief Marketing Officer of First Reserve in1997. She joined First Reserve in 1990. Ms. Ellsworth holds an A.A. from Bradford College, a B.S. from the State University of New York at Binghamton and an M.B.A. from Fordham University.

Michael G. France. Please refer to “Information Regarding the Transaction Participants—Crestwood and Certain Affiliated Entities—Board of Directors of CMLP GP” for more information regarding Mr. France’s employment history.

Francesco Giuliani was appointed Managing Director of First Reserve in 2012. He joined First Reserve in 2006. Mr. Giuliani holds a degree from the Libera Universita Internazionale in Rome.

Neil J. Hartley was appointed Managing Director of First Reserve in 2012. He joined First Reserve in 2006. Mr. Hartley holds an M.A. from Worcester College, University of Oxford and an M.B.A. from Harvard Business School.

John A. Hill has served as Managing Director of First Reserve since co-founding it in 1983. He also serves as Vice Chairman. Mr. Hill holds a B.A. from Southern Methodist University and an honorary Doctor of Philosophy degree from Bethel College.

Will Honeybourne has served as a Manging Director of First Reserve since he joined the firm in 1999. Mr. Honeybourne holds a BSc from Imperial College, London University.

Alex T. Krueger was appointed Managing Director of First Reserve in 2005. He joined First Reserve in 1999. Since 2012, he has served as President and Co-head of Buyout. Mr. Krueger holds two B.S. degrees from the University of Pennsylvania.

John Mogford was appointed Managing Director of First Reserve in 2012. He joined First Reserve in 2009. From 1974 to 2009, Mr. Mogford was employed at BP, serving as Executive Vice President for Refining in 2009. Mr. Mogford holds a B.Eng. from Sheffield University and business qualifications from INSEAD and Stanford Universities.

Kenneth Moore was appointed Managing Director of First Reserve in 2006. He joined First Reserve in 2004. Mr. Moore holds a B.A. from Tufts University and an M.B.A. from the Johnson School of Management at Cornell University.

David A. Posner has served as Managing Director of First Reserve since he joined the firm in 2012. From 2009 to 2011, Mr. Posner was a Managing Director at Davidson Kempner Capital Management LLC. From 2001 to 2009, he was Chief Executive Officer and Chief Investment Officer of Calder Capital Partners, LLC. Mr. Posner holds two B.A. degrees from the University of California Los Angeles and an M.B.A. from Harvard Business School.

Jeffrey K. Quake was appointed Managing Director of First Reserve in 2011. He joined First Reserve in 2005. Mr. Quake holds a B.A. from Williams College and an M.B.A. from Harvard Business School.

Claudi Santiago has served as Managing Director and Chief Operating Officer of First Reserve since he joined the firm in 2012. From 1980 to 2011, Mr. Santiago worked for General Electric, serving as President and Chief Executive Officer of GE Oil & Gas from 1999 to 2011. Mr. Santiago hold a Master’s degree from the Universidad Autonoma of Barcelona and has completed postgraduate studies at INSEAD in Fontainebleau and Georgetown University.

Alan G. Schwartz has served as Managing Director of First Reserve since he joined the firm in 2006. Mr. Schwartz holds a B.S. from the University of New Hampshire and a Juris Doctorate from Fordham Law School.

Alexander D. Williams was appointed Managing Director of First Reserve in 2013. He joined First Reserve in 2008. From 1999 to 2008, he was a Director at 3i plc, an international private equity firm. Mr. Williams holds an M.Chem from the University of Oxford.

Neil A. Wizel was appointed Managing Director of First Reserve in 2013. He joined First Reserve in 2007. Mr. Wizel holds a B.A. from Emory University.

Jennifer C. Zarrilli. Please refer to “Information Regarding the Transaction Participants—FR GP Inc.—Board of Directors” for more information regarding Ms. Zarrilli’s employment history.

During the past five years neither FR XI CMP, FR Midstream Holdings, FR Fund XI, FR GP LP or FR GP Inc., or any of the directors or executive officers of FR GP Inc., have been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The Inergy Participants

Inergy Midstream and Certain Affiliated Entities

Inergy Midstream was formed in 2004 by NRGY as a Delaware limited liability company for the purpose of holding certain of NRGY’s midstream investments. On November 14, 2011, Inergy Midstream, LLC converted into a Delaware limited partnership and changed its name to Inergy Midstream, L.P. Inergy Midstream is a predominantly fee-based, growth-oriented partnership that develops, acquires, owns and operates midstream energy assets. Inergy Midstream’s general partner is NRGM GP, a Delaware limited liability company whose primary business consists of performing the functions of, and serving as, the sole general partner of Inergy Midstream. MGP GP, LLC, a Delaware limited liability company (“MGP GP”), is the general partner of Inergy Midstream Holdings, L.P., a Delaware limited partnership (“Inergy Midstream Holdings”), which is the sole member of NRGM GP. Crestwood Holdings, a Delaware limited liability company, is the general partner of Inergy Holdings, L.P., a Delaware limited partnership (“Inergy Holdings”), which is the sole member of Inergy GP, LLC, a Delaware limited liability company (“NRGY GP”), which is the general partner of NRGY, which is the sole member of MGP GP.

Merger Sub is a wholly-owned subsidiary of Inergy Midstream that was formed in 2013 solely in contemplation of the merger. Merger Sub has not commenced any operations, has no assets and has no liabilities or contingent liabilities, nor any outstanding commitments other than as set forth in the merger agreement.

The current business address of each of Inergy Midstream, NRGM GP, MGP GP, Inergy Midstream Holdings, NRGY, NRGY GP, Inergy Holdings and Merger Sub, and each of their executive officers, directors or controlling persons (other than Crestwood Holdings), as applicable, is Two Brush Creek Boulevard, Suite 200, Kansas City, Missouri 64112 and the business telephone number of each such entity or person is (816) 842-8181.

During the past five years none of Inergy Midstream, NRGM GP, MGP GP, Inergy Midstream Holdings, NRGY, NRGY GP, Inergy Holdings or Merger Sub nor any of their directors or executive officers have been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

For information pertaining to Crestwood Holdings please refer to “Information Regarding Transaction Participants—The Crestwood Participants—Crestwood and Certain Affiliated Entities.”

Board of Directors of NRGM GP

The names and material occupations, positions, offices or employment during the past five years of the directors of NRGM GP are as follows:

Name	Citizenship	Director Since
Robert G. Phillips	United States	2013
Michael F. France	United States	2013
John J. Sherman	United States	2011
Warren H. Gfeller	United States	2011
Arthur B. Krause	United States	2011
Randy E. Moeder	United States	2012
David M. Wood	United States	2013

Robert G. Phillips was elected Chairman, President and Chief Executive Officer of NRGM GP in June 2013. Please refer to “Information Regarding the Transaction Participants—The Crestwood Participants—Board of Directors of CMLP GP” for more information regarding Mr. Phillips’ employment history.

Michael G. France was elected director of NRGM GP in June 2013. Please refer to “Information Regarding the Transaction Participants—Crestwood and Certain Affiliated Entities—Board of Directors of CMLP GP” for more information regarding Mr. France’s employment history.

John J. Sherman has served as a director of NRGM GP since December 2011. Mr. Sherman served as President and Chief Executive Officer of NRGM GP from December 2011 until June 2013. Mr. Sherman has served as a director of NRGY GP since March 2001 and of NRGY GP’s predecessor from 1997 until July 2001. Mr. Sherman served as Chief Executive Officer of NRGY GP from March 2001 until June 2013 and of NRGY GP’s predecessor from 1997 until July 2001. Prior to joining NRGY’s predecessor, Mr. Sherman was a vice president with Dynegy Inc. from 1996 through 1997. He was responsible for all downstream propane marketing operations, which at the time were the country’s largest. From 1991 through 1996, Mr. Sherman was the president of LPG Services Group, Inc., a company he co-founded and grew to become one of the nation’s largest wholesale marketers of propane before Dynegy acquired LPG Services in 1996. From 1984 through 1991, Mr. Sherman was a vice president and member of the management committee of Ferrellgas, Inc., a retail and wholesale marketer of propane and other natural gas liquids. He also served as President, Chief Executive Officer and director of Inergy Holdings GP, LLC and is currently a director of Great Plains Energy Inc.

Warren H. Gfeller has been a member of NRGM GP’s board of directors since December 2011. Mr. Gfeller has been a member of the board of directors of NRGY GP since March 2001. Mr. Gfeller was a member of NRGY GP’s predecessor’s board of directors from January 2001 until July 2001. Mr. Gfeller has engaged in private investments since 1991. From 1984 to 1991, Mr. Gfeller served as president and chief executive officer of Ferrellgas, Inc., a retail and wholesale marketer of propane and other natural gas liquids. Mr. Gfeller began his career with Ferrellgas, Inc. in 1983 as an executive vice president and financial officer. Prior to joining Ferrellgas, Inc., Mr. Gfeller was the Chief Financial Officer of Energy Sources, Inc. and a CPA at Arthur Young & Co. Mr. Gfeller also served as a director of Inergy Holdings GP, LLC, Zapata Corporation and Duckwall-Alco Stores, Inc.

Arthur B. Krause has been a member of NRGM GP’s board of directors since December 2011. Mr. Krause has served as a member of the board of directors of NRGY GP since May 2003. Mr. Krause retired from Sprint Corporation in 2002, where he served as Executive Vice President and Chief Financial Officer from 1988 to 2002. He was President of United Telephone-Eastern Group from 1986 to 1988. From 1980 to 1986, he was Senior Vice President of United Telephone System. He currently serves as a director of Westar Energy and served as a director of Inergy Holdings GP, LLC from April 2005 until November 2010.

Randy E. Moeder has been a member of NRGM GP’s board of directors since March 2012. Mr. Moeder currently is the Chief Executive Officer and President of Moeder Oil & Gas, LLC. Mr. Moeder previously served as the Chief Executive Officer and President of Hiland Partners, LP and Hiland Partners, GP. He also held various positions with Continental Resources, Inc. and its affiliates from 1990 to 2004.

David M. Wood has been a member of NRGM GP’s board of directors since August 2013. Mr. Wood retired from Murphy Oil Corp., an integrated worldwide oil and gas company, in 2012 where he served as president, chief executive officer and director from January 2009 to June 2012. Prior to joining Murphy Oil Corp., Mr. Wood held various senior positions with Ashland Exploration and Production. Mr. Wood was also formerly on the Board of Directors and a member of the executive committee of the American Petroleum Institute and was a member of the National Petroleum Council.

Executive Officers of NRGM GP and NRGY GP

The table below sets forth the business and background of the current executive officers of NRGM GP and NRGY GP. Inergy Midstream, NRGY, Inergy Midstream Holdings and Inergy Holdings do not have any officers or employees.

Name	Position	Citizenship	Officer Since
Robert G. Phillips	President & Chief Executive Officer	United States	2013
Michael J. Campbell	Senior Vice President & Chief Financial Officer	United States	2012
Laura L. Ozenberger	Senior Vice President, General Counsel & Secretary	United States	2011
William C. Gautreaux	President- Inergy Services	United States	2012
Michael D. Lenox	Vice President, Chief Accounting Officer	United States	2012
William Moore	Vice President, Corporate Development	United States	2011

Robert G. Phillips was elected Chairman, President and Chief Executive Officer of NRGM GP in June 2013. Please refer to “Information Regarding the Transaction Participants—The Crestwood Participants—Board of Directors of CMLP GP” for more information regarding Mr. Phillips’ employment history.

Michael J. Campbell has served as Senior Vice President and Chief Financial Officer of NRGM GP and the Senior Vice President and Chief Financial Officer of NRGY since September 2012. He joined NRGY in 2002 and served as its Vice President and Treasurer since May 2005. He previously served as Director of Financial Analysis in the Corporate Development department at Aquila, Inc., and as Manager Crude and Structured Products Trading Support at Koch Industries.

Laura L. Ozenberger has served as Senior Vice President, General Counsel and Secretary of NRGM GP since December 2011. Ms. Ozenberger has served as Senior Vice President, General Counsel and Secretary of NRGY

GP since September 2007 and Vice President, General Counsel and Secretary of NRGY GP since February 2003. From 1990 to 2003, Ms. Ozenberger worked for Sprint Corporation. While at Sprint, Ms. Ozenberger served in a number of management roles in the Legal and Finance departments. Prior to 1990, Ms. Ozenberger was in a private legal practice. She also served as Senior Vice President, General Counsel and Secretary of Inergy Holdings GP, LLC.

William C. Gautreaux has served as our President—Inergy Services since September 2012 and served as President—Inergy Services for NRGY GP since November 2011. Mr. Gautreaux has been with NRGY since its inception in 1997 and manages NRGY’s coast-to-coast NGL supply and logistics business. Prior to joining NRGY, Mr. Gautreaux was employed by Ferrellgas, Inc. and later co-founded and managed supply and risk management for LPG Services Group, Inc., which was acquired by Dynegy in 1996.

Michael D. Lenox has served as Vice President and Chief Accounting Officer of NRGM GP and the Vice President and Chief Accounting Officer of NRGY GP since September 2012. Mr. Lenox joined NRGY in September 2007 as its Director of Financial Reporting and has served as its Vice President and Corporate Controller since November 2011. Prior to joining NRGY, Mr. Lenox was in public accounting with Ernst & Young.

William Moore has served as Vice President, Corporate Development of NRGM GP and NRGY GP since May 24, 2011. Mr. Moore joined Inergy in 2005 as a legal analyst and has held various positions in corporate and business development since then. Mr. Moore holds a bachelor’s degree in public relations and political science and an M.B.A from Fort Hays State University, and a J.D. from the University of Kansas School of Law.

Representative of MGP GP

The name and material occupations, positions, offices or employment during the past five years of the Representative of MGP GP is as follows:

Name	Citizenship	Representative Since
Robert G. Phillips	United States	2013

Robert G. Phillips was elected Representative of MGP GP in June 2013. Please refer to “Information Regarding the Transaction Participants—The Crestwood Participants—Board of Directors of CMLP GP” for more information regarding Mr. Phillips’ employment history.

Executive Officers of MGP GP

The table below sets forth the business and background of the current executive officers of MGP GP.

Name	Position	Citizenship	Officer Since
Robert G. Phillips	President & Chief Executive Officer	United States	2013
Laura L. Ozenberger	Senior Vice President, General Counsel & Secretary	United States	2011

Robert G. Phillips was elected President and Chief Executive Officer of MGP GP in June 2013. Please refer to “Information Regarding the Transaction Participants—The Crestwood Participants—Board of Directors of CMLP GP” for more information regarding Mr. Phillips’ employment history.

Laura L. Ozenberger has served as Senior Vice President, General Counsel and Secretary of MGP GP since December 2011. Please refer to “Information Regarding the Transaction Participants—The Inergy Participants— Inergy Midstream and Certain Affiliated Entities—Executive Officers of NRGM GP” for more information regarding Ms. Ozenberger’s employment history.

Board of Directors of NRGY GP

The names and material occupations, positions, offices or employment during the past five years of the directors of NRGY GP are as follows:

Name	Citizenship	Director Since
Robert G. Phillips	United States	2013
Michael F. France	United States	2013
John J. Sherman	United States	2001
Warren H. Gfeller	United States	2001
Arthur B. Krause	United States	2003
Robert D. Taylor	United States	2003
David M. Wood	United States	2013

Robert G. Phillips was elected Chairman, President and Chief Executive Officer of NRGY GP in June 2013. Please refer to “Information Regarding the Transaction Participants—The Crestwood Participants—Board of Directors of CMLP GP” for more information regarding Mr. Phillips’ employment history.

Michael G. France was elected director of NRGY GP in June 2013. Please refer to “Information Regarding the Transaction Participants—Crestwood and Certain Affiliated Entities—Board of Directors of CMLP GP” for more information regarding Mr. France’s employment history.

John J. Sherman has served as a director of NRGY GP since March 2001. Please refer to “Information Regarding the Transaction Participants—Inergy Midstream and Certain Affiliated Entities—Board of Directors of NRGM GP” for more information regarding Mr. Sherman’s employment history.

Warren H. Gfeller has served as a director of NRGY GP since March 2001. Please refer to “Information Regarding the Transaction Participants—Inergy Midstream and Certain Affiliated Entities—Board of Directors of NRGM GP” for more information regarding Mr. Gfeller’s employment history.

Arthur B. Krause has served as a director of NRGY GP since May 2003. Please refer to “Information Regarding the Transaction Participants—Inergy Midstream and Certain Affiliated Entities—Board of Directors of NRGM GP” for more information regarding Mr. Krause’s employment history.

Robert D. Taylor has served as a director of NRGY GP since May 2003. Mr. Taylor, a CPA, has served as chief executive officer of Executive AirShare Corporation since November 2001. Mr. Taylor also served as president of Executive AirShare Corporation from November 2001 until November 2007. From August 1998 until September 2001, Mr. Taylor was president of Executive Aircraft Corporation. Mr. Taylor serves as a director of Blue Valley BanCorp. and Elecsys Corporation and previously served as a director of Commercial Federal Corporation.

David M. Wood has been a member of NRGY GP’s board of directors since August 2013. Please refer to “Information Regarding the Transaction Participants—Inergy Midstream and Certain Affiliated Entities—Board of Directors of NRGM GP” for more information regarding Mr. Wood’s employment history.

Representative of Merger Sub

The name and material occupations, positions, offices or employment during the past five years of the Representative of Merger Sub is as follows:

Name	Citizenship	Representative Since
Robert G. Phillips	United States	2013

Robert G. Phillips was elected Representative of Merger Sub in July 2013. Please refer to “Information Regarding the Transaction Participants—The Crestwood Participants—Board of Directors of CMLP GP” for more information regarding Mr. Phillips’ employment history.

Executive Officers of Merger Sub

The table below sets forth the business and background of the current executive officers of Merger Sub.

Name	Position	Citizenship	Officer Since
Robert G. Phillips	President & Chief Executive Officer	United States	2013
Michael J. Campbell	Senior Vice President & Chief Financial Officer	United States	2013
Laura L. Ozenberger	Senior Vice President, General Counsel & Secretary	United States	2013

Robert G. Phillips was elected President and Chief Executive Officer of Merger Sub in June 2013. Please refer to “Information Regarding the Transaction Participants—The Crestwood Participants—Board of Directors of CMLP GP” for more information regarding Mr. Phillips’ employment history.

Michael J. Campbell has served as Senior Vice President and Chief Financial Officer of Merger Sub since May 2013. Please refer to “Information Regarding the Transaction Participants—The Inergy Participants—Inergy Midstream and Certain Affiliated Entities—Executive Officers of NRGM GP” for more information regarding Mr. Campbell’s employment history.

Laura L. Ozenberger has served as Senior Vice President, General Counsel and Secretary of Merger Sub since May 2013. Please refer to “Information Regarding the Transaction Participants—The Inergy Participants— Inergy Midstream and Certain Affiliated Entities—Executive Officers of NRGM GP” for more information regarding Ms. Ozenberger’s employment history.

Annex I

UNAUDITED FINANCIAL PROJECTIONS PREPARED BY CRESTWOOD MANAGEMENT

AND RELATED PRO FORMA ANALYSIS

The first five tables in this Annex I set forth projected financial information for Crestwood for the fiscal years ended December 31, 2013, 2014, 2015, 2016 and 2017

The first two projections, which are summarized in the section titled “Special Factors—Unaudited Financial Projections of Crestwood,” assume two cases called the “Crestwood base case” and the “Crestwood downside case”, respectively, and were developed by Crestwood management for purposes of their evaluation of the proposed transactions, presented to the Crestwood Board of Directors on May 1, 2013 and also provided to Citi, Evercore, the Crestwood Conflicts Committee and the board of directors of NRGM GP.

The Crestwood base case utilizes an operating model generated by Crestwood management based on Crestwood’s existing business and planned organic growth projects and assumes (i) a 29% five-year compounded annual growth rate in rich natural gas revenues, driven by an expected growth in volumes of 28% in the Marcellus, 6% in the Barnett, and 33% in the Granite Wash, (ii) a 10% five-year compounded annual growth rate in dry natural gas revenues, driven by an expected growth in volumes of 22% in the Fayetteville, 1% in the Barnett and no incremental volume growth in the Haynesville, (iii) a 3% annual increase in fixed operations and maintenance expense, increases in variable operations and maintenance expenses tied to increasing volumes and a 3% annual increase in general and administrative expenses and (iv) an increase in distributions per limited partner unit driven by targeted coverage ratios increasing from ..95x in 2013 to 1.05x in 2014, 1.10x in 2015, 1.09x in 2016 and 1.05x in 2017. The Crestwood base case does not include any “wedge capital” for unidentified growth projects and acquisitions.

The Crestwood downside case assumes the same forecast methodology as the Crestwood base case except that it utilizes Crestwood management’s estimate of Crestwood’s business performance in the event of sustained natural gas prices of $3.00 per million British thermal units and assuming, as a result, (i) a 24% five-year compounded annual growth rate in rich natural gas revenues, driven by an expected growth in volumes of 18% in the Marcellus, 6% in the Barnett, and 33% in the Granite Wash, (ii) a 1% five-year compounded annual decline in dry natural gas revenues, driven by an expected decline in volumes of 6% in the Barnett and 21% in the Haynesville, which is partially offset by expected growth of 6% in the Fayetteville, (iii) downward adjustments in capital expenditures and operations and maintenances expenses as a result of decreasing volumes and (iii) no increase in the distribution per limited partner unit until the coverage ratio exceeds 1.05x. The Crestwood downside case does not include any “wedge capital” for unidentified growth projects and acquisitions.

As a result of applying different assumptions with respect to cash flow timing, the projected financial information utilized by Evercore in the preparation of its opinion, as further described in the section titled “Special Factors—Opinion of Evercore, Financial Advisor to the Crestwood Conflicts Committee,” differed in immaterial respects from the projected financial information reflected in the Crestwood base case and Crestwood downside case.

The final three projections assume three cases called the “Crestwood base case with wedge capital”, “Crestwood downside case with wedge capital” and “Crestwood upside case with wedge capital”, respectively, and were developed by Crestwood management at the request of NRGM GP in connection with NRGM GP’s internal evaluation of the merger.

The Crestwood base case with wedge capital and Crestwood downside case with wedge capital are based upon the Crestwood base case and Crestwood downside case, respectively, but include “wedge capital” for unidentified growth projects and acquisitions.

The Crestwood upside case with wedge capital assumes the same forecast methodology as the Crestwood base case except that it utilizes Crestwood management’s estimate of Crestwood’s business performance in the event of sustained natural gas prices of $5.00 per million British thermal units and assuming, as a result, (i) a 30% five-year compounded annual growth rate in rich natural gas revenues, driven by an expected growth in volumes of 31% in the Marcellus, 6% in the Barnett, and 33% in the Granite Wash, (ii) a 14% five-year compounded annual growth rate in dry natural gas revenues, driven by an expected growth in volumes of 25% in the Fayetteville, 3% in the Barnett and 18% in the Haynesville, (iii) upward adjustments in capital expenditures and operations and maintenances expenses as a result of increasing volumes and (iv) an increase in distributions per limited partner unit driven by targeted coverage ratios increasing from .95x in 2013 to 1.04x in 2014 and 1.05x thereafter. The Crestwood upside case with wedge capital includes “wedge capital” for unidentified growth projects and acquisitions.

The sixth table in this Annex I sets forth the “Inergy Midstream downside case” that was developed by Crestwood management. The Inergy Midstream downside case was developed by Crestwood management based on the “Inergy Midstream base case” that was provided by Inergy Midstream management to Crestwood management and described at page J-14 but was adjusted by Crestwood management to take into account the following assumptions: (i) firm storage is re-contracted at an average rate of $0.085 per maximum storage quantity per month with a $0.01 increase each year beginning in fiscal year 2015, (ii) hub services EBITDA remains flat at $11.0 million following fiscal year 2013, (iii) a reduction of 100 MMcfd of Marc I Pipeline unsubscribed firm transportation volume at $0.192/Dekatherm beginning the third quarter of fiscal year 2013 through the end of fiscal year 2014 (assuming 50.0% of 100 Mcfd capacity is utilized beginning in fiscal year 2015 and thereafter), (iv) all COLT Hub contracts continue through mid-fiscal year 2016 at current take-or-pay rates and then roll to volumetric recovery upon expiration at 60.0% utilization thereafter, (v) the elimination of the Seneca Lake Gas Storage expansion project in fiscal year 2015 and associated growth capital expenditures, (vi) the delay of Watkins-Glen NGL storage by one quarter from the fourth fiscal quarter of 2013 to the first fiscal quarter of 2014, (vii) the elimination of expansion projects at the COLT Hub and associated growth capital expenditures (with the corresponding assumption that COLT Hub enters into long-term take-or-pay contracts at current projected rates) and (vii) elimination of the Commonwealth Pipeline expansion project in fiscal year 2016 and associated growth capital expenditures.

The seventh table in this Annex I sets forth the “NRGY downside case” for the fiscal years ended September 30, 2014, 2015 and 2016 that was developed by Crestwood management. The NRGY downside case was based on the “Inergy base case” that was provided by NRGY management to Crestwood management and described at page J-8 but was adjusted by Crestwood management to reflect Crestwood management’s forecast of NRGY’s business performance at Tres Palacios during a prolonged period of challenging market dynamics for natural gas storage in Texas and assuming that, as a result, (i) 100% of unsubscribed firm storage service up for renewal is recontracted at an average rate of $0.045/MSQ/month with $0.5 cents per year escalator beginning in fiscal year 2015, (ii) the elimination of the Tres Palacios Cavern 4 expansion and (iii) a total coverage ratio of 1.06x for the entire forecasted period.

In addition, as part of its Final Presentation to the Crestwood Board of Directors and the Crestwood Conflicts Committee, Evercore conducted an analysis of the pro forma impact of the merger utilizing projections prepared by Crestwood management and Inergy Midstream management assuming both a “pro forma base case” and “pro forma downside case,” which are presented in summary format in the eighth and ninth tables in this Annex I, respectively. The “pro forma base case” is based on the Crestwood base case described above and the Inergy Midstream base case described in Annex J and assumes certain synergies resulting from the merger. The “pro forma downside case” is based on the Crestwood downside case described above and the Inergy Midstream downside case described above and assumes certain synergies. As a result of applying different assumptions with respect to cash flow timing at Crestwood and Inergy Midstream, the projected financial information utilized by Evercore in the preparation of the pro forma base case and pro forma downside case differed in immaterial respects from the projected financial information reflected in the Crestwood base case and Crestwood downside case described below. Evercore’s Preliminary Presentations also contained substantially similar analyses based on the proposed terms of the merger agreement and market conditions as of the dates of such Preliminary Presentations.

Crestwood does not as a matter of course make public projections as to future sales, earnings or other results. However, the management of Crestwood has prepared the prospective financial information set forth below to provide Crestwood unitholders with certain non-public unaudited information that was provided to the Crestwood Conflicts Committee and to the board of directors of NRGM GP. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Crestwood’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of such management’s knowledge and belief, the expected course of action and the expected future financial performance of Crestwood. However, this information is not fact and should not be relied upon as being necessarily indicative of future results. None of the unaudited financial projections reflect any impact of the transactions.

Neither Crestwood’s nor Inergy Midstream’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The reports of the independent registered public accounting firms incorporated by reference into this proxy statement/prospectus relate to the historical financial information of Crestwood and Inergy Midstream, respectively. Such reports do not extend to the unaudited financial projections and should not be read to do so.

Crestwood base case(1)

	For the Years Ending December 31,
	2013E	2014E	2015E	2016E	2017E
Gathering Volumes (MMcfd)
Barnett Rich	216.1	211.6	210.6	212.9	215.9
Granite Wash	29.7	46.1	58.4	66.4	72.1
Avalon	6.8	5.2	4.3	3.6	3.1
Marcellus	457.1	572.5	692.0	740.5	783.3

Total Rich Gathering Volumes	709.7	835.4	965.3	1,023.4	1,074.4

Barnett Dry	234.9	256.6	275.7	277.8	283.2
Fayetteville	97.9	117.1	160.6	205.7	235.7
Haynesville	33.6	32.4	42.4	46.0	48.9

Total Dry Gathering Volumes	366.4	406.1	478.7	529.5	567.8

Total Gathering	1,076.1	1,241.5	1,444.0	1,552.9	1,642.2

Processing Volumes (MMcfd)
Barnett	207.0	202.6	201.6	203.8	206.8
Granite Wash	29.4	45.6	57.8	65.7	71.3

Total Processing Volumes	236.4	248.2	259.4	269.5	278.1

Compression Volumes (MMcfd)
Marcellus	331.8	543.9	702.9	752.0	794.8

Well Connections
Barnett Rich	60	68	68	68	68
Granite Wash	10	16	16	15	15
Avalon	—	—	—	—	—
Marcellus	65	102	69	73	73

Total Rich Well Connections	135	186	153	156	156

Barnett Dry	8	41	35	32	32
Fayetteville	23	35	60	60	60
Haynesville	—	5	5	5	5

Total Dry Well Connections	31	81	100	97	97

Total Well Connections	166	267	253	253	253

	For the Years Ending December 31,
	($ in millions except per unit amounts)
	2013E	2014E	2015E	2016E	2017E
Revenue, Less Purchases:
Barnett Rich	$90.5	$93.7	$101.5	$108.4	$115.1
Granite Wash	5.9	10.2	14.0	16.5	18.4
Avalon	0.4	0.3	0.3	0.2	0.2
Marcellus	69.9	100.1	127.6	140.4	152.3

Total Rich Natural Gas Revenue	$166.7	$204.3	$243.4	$265.5	$286.0

Barnett Dry	49.5	52.5	59.1	62.4	65.8
Fayetteville	30.6	36.5	49.7	66.1	78.2
Haynesville	5.3	5.6	7.9	8.2	9.0

Total Dry Natural Gas Revenue	$85.4	$94.7	$116.7	$136.7	$153.0
Total Revenue, Less Purchases	$252.1	$299.0	$360.0	$402.3	$439.0

Operating Expense	$50.8	$54.7	$59.2	$62.6	$65.3
General and Administrative Expense	$28.3	$29.4	$30.6	$31.8	$33.1
Other Adjustments	$0.3	—	—	—	—

Adjusted EBITDA	$173.3	$214.8	$270.3	$307.9	$340.6

	For the Years Ending December 31,
	($ in millions except per unit amounts)
	2013E		2014E		2015E		2016E		2017E
Distributable Cash Flow
Adjusted EBITDA	$173		$215		$270		$308		$341
Less: Cash Interest Expense, net	$(43)		$(52)		$(63)		$(68)		$(73)
Less: Maintenance Capital Expenditures	$(9)		$(7)		$(8)		$(9)		$(12)
Plus: Other Adjustments	$4		$4		$5		$5		$5

Distributable Cash Flow	$125		$160		$204		$236		$261

DCF per LP Unit (1)	1.99		2.15		2.52		2.78		2.99
Distribution per LP Unit (1)	2.04		2.09		2.37		2.63		2.89
Total coverage ratio	0.95	x	1.05	x	1.10	x	1.09	x	1.05	x

(1)	A preliminary version of the Crestwood base case that was distributed to NRGM GP contained the same projections as set forth in this table but utilized different assumptions with respect to total coverage ratio, resulting in a different DCF per LP Unit and Distribution per LP Unit than is presented above. In such preliminary version, for fiscal years 2013, 2014, 2015, 2016 and 2017 respectively, (i) DCF per LP Unit was $1.98, $2.14, $2.51, $2.77 and $2.97 and (ii) Distribution per LP Unit was $2.07, $2.15, $2.43, $2.68 and $2.87.

Crestwood downside case(1)

	For the Years Ending December 31,
	2013E	2014E	2015E	2016E	2017E
Gathering Volumes (MMcfd)
Barnett Rich	216.1	211.6	210.6	212.9	215.9
Granite Wash	29.7	46.1	58.4	66.4	72.1
Avalon	6.8	5.2	4.3	3.6	3.1
Marcellus	457.1	468.7	486.6	513.3	526.0

Total Rich Gathering Volumes	709.7	731.5	759.9	796.2	817.1

Barnett Dry	234.9	225.2	212.8	205.4	200.3
Fayetteville	97.9	105.7	109.4	112.8	116.4
Haynesville	33.6	20.5	18.4	17.0	16.0

Total Dry Gathering Volumes	366.4	351.4	340.6	335.2	332.7

Total Gathering	1,076.1	1,082.9	1,100.5	1,131.4	1,149.8

Processing Volumes (MMcfd)
Barnett	207.0	202.6	201.6	203.8	206.8
Granite Wash	29.4	45.6	57.8	65.7	71.3

Total Processing Volumes	236.4	248.2	259.4	269.6	278.1

Compression Volumes (MMcfd)
Marcellus	331.8	448.4	497.5	524.8	537.5

Well Connections
Barnett Rich	60	68	68	68	68
Granite Wash	10	16	16	15	15
Avalon	—	—	—	—	—
Marcellus	65	43	43	42	41

Total Rich Well Connections	135	127	127	125	124
Barnett Dry	8	10	10	10	10
Fayetteville	23	24	21	21	21
Haynesville	—	—	—	—	—

Total Dry Well Connections	31	34	31	31	31

Total Well Connections	166	161	158	156	155

	For the Years Ending December 31,
	2013E		2014E		2015E		2016E		2017E
	($ in millions except per unit amounts)
Revenue, Less Purchases:
Barnett Rich	$90.5		$93.7		$101.5		$108.4		$115.1
Granite Wash	5.9		10.2		14.0		16.5		18.4
Avalon	0.4		0.3		0.3		0.2		0.2
Marcellus	69.9		81.7		89.2		96.8		101.6

Total Rich Natural Gas Revenue	$166.7		$185.9		$204.9		$221.9		$235.3

Barnett Dry	49.5		46.7		46.8		46.6		46.7
Fayetteville	30.6		33.6		36.6		39.2		41.8
Haynesville	5.3		3.1		2.8		2.5		2.4

Total Dry Natural Gas Revenue	$85.4		$83.4		$86.2		$88.4		$90.9

Total Revenue, Less Purchases	$252.1		$269.3		$291.1		$310.3		$326.2

Operating Expense:	$50.8		$53.8		$55.5		$57.0		$58.5
General and Administrative Expense:	$28.3		$29.4		$30.6		$31.8		$33.1
Plus: Other Corporate Adjustments	$0.3		—		—		—		—

Adjusted EBITDA	$173.3		$186.1		$205.0		$221.4		$234.6

	For the Years Ending December 31,
	($ in millions except per unit amounts)
	2013E		2014E		2015E		2016E		2017E
Distributable Cash Flow
Adjusted EBITDA	$173		$186		$205		$221		$235
Less: Cash Interest Expense, net	$(43)		$(52)		$(61)		$(65)		$(69)
Less: Maintenance Capital Expenditures	$(9)		$(7)		$(8)		$(9)		$(12)
Plus: Other Adjustments	$4		$4		$5		$5		$5

Distributable Cash Flow	$125		$132		$141		$152		$159

DCF per LP Unit (1)	$1.98		$1.91		$1.99		$2.08		$2.14
Distribution per LP Unit (1)	$2.04		$2.04		$2.04		$2.04		$2.07
Total coverage ratio	0.95	x	0.90	x	0.96	x	1.03	x	1.05	x

(1)	A preliminary version of the Crestwood downside case that was distributed to NRGM GP contained the same projections as set forth in this table but utilized different assumptions with respect to total coverage ratio, resulting in a different DCF per LP Unit and Distribution per LP Unit than is presented above. In such preliminary version, for fiscal years 2013, 2014, 2015, 2016 and 2017 respectively, (i) DCF per LP Unit was $1.98, $1.95, $2.02, $2.08 and $2.14 and (ii) Distribution per LP Unit was $2.04, $2.04, $2.04, $2.04 and $2.08.

Crestwood base case with wedge capital

	For the Years Ending December 31,
	($ in millions except per unit amounts)
	2013E	2014E	2015E	2016E	2017E
Gathering Volumes (MMcfd)
Barnett Rich	216.1	211.6	210.6	212.9	215.9
Granite Wash	29.7	46.1	58.4	66.4	72.1
Avalon	6.8	5.2	4.3	3.6	3.1
Marcellus	457.1	572.5	692.0	740.5	783.3

Total Rich Gathering Volumes	709.7	835.4	965.3	1,023.4	1,074.4

Barnett Dry	234.9	256.6	275.7	277.8	283.2
Fayetteville	97.9	117.1	160.6	205.7	235.7
Haynesville	33.6	32.4	42.4	46.0	48.9

Total Dry Gathering Volumes	366.4	406.1	478.7	529.5	567.8

Total Gathering	1,076.1	1,241.5	1,444.0	1,552.9	1,642.2

Processing Volumes (MMcfd)
Barnett	207.0	202.6	201.6	203.8	206.8
Granite Wash	29.4	45.6	57.8	65.7	71.3

Total Processing Volumes	236.4	248.2	259.4	269.6	278.1

Compression Volumes (MMcfd)
Marcellus	331.8	543.9	702.9	752.0	794.8

Well Connections
Barnett Rich	60	68	68	68	68
Granite Wash	10	16	16	15	15
Avalon	—	—	—	—	—
Marcellus	65	102	69	73	73
Total Rich Well Connections	135	186	153	156	156

Barnett Dry	8	41	35	32	32
Fayetteville	23	35	60	60	60
Haynesville	—	5	5	5	5

Total Dry Well Connections	31	81	100	97	97

Total Well Connections	166	267	253	253	253

	For the Years Ending December 31,
	($ in millions except per unit amounts)
	2013E		2014E		2015E		2016E		2017E
Revenue, Less Purchases:
Barnett Rich	$90.5		$93.7		$101.5		$108.4		$115.1
Granite Wash	$5.9		$10.2		$14.0		$16.5		$18.4
Avalon	$0.4		$0.3		$0.3		$0.2		$0.2
Marcellus	$69.9		$100.1		$127.6		$140.4		$152.3

Total Rich Natural Gas Revenue	$166.7		$204.3		$243.4		$265.5		$286.0

Barnett Dry	$49.5		$52.5		$59.1		$62.4		$65.8
Fayetteville	$30.6		$36.5		$49.7		$66.1		$78.2
Haynesville	$5.3		$5.6		$7.9		$8.2		$9.0

Total Dry Natural Gas Revenue	$85.4		$94.7		$116.7		$136.7		$153.0

Total Revenue, Less Purchases	$252.1		$299.0		$360.0		$402.3		$439.0

Operating Expense:	$50.8		$54.7		$59.2		$62.6		$65.3
General and Administrative Expense:	$28.3		$29.4		$30.6		$31.8		$33.1
EBITDA from new acquisitions	$7.9		$34.1		$60.7		$91.5		$122.3
Plus: Other Corporate Adjustments	$0.3		—		—		—		—

Adjusted EBITDA	$181.2		$248.9		$331.0		$399.4		$462.8

	For the Years Ending December 31,
	($ in millions except per unit amounts)
	2013E		2014E		2015E		2016E		2017E
Distributable Cash Flow
Adjusted EBITDA	$181.2		$248.9		$331.0		$399.4		$462.8
Less: Cash Interest Expense, net	$(45.8)		$(63.7)		$(82.7)		$(95.9)		$(109.2)
Less: Maintenance Capital Expenditures	$(9.3)		$(7.2)		$(7.7)		$(8.9)		$(11.8)
Plus: Other Adjustments	$3.8		$4.5		$4.7		$4.9		$5.2

Distributable Cash Flow	$129.8		$182.4		$245.2		$299.5		$347.0

DCF per LP Unit	$2.01		$2.24		$2.63		$2.93		$3.17
Distribution per LP Unit	$2.07		$2.19		$2.54		$2.83		$3.06
Total coverage ratio	0.95	x	1.03	x	1.05	x	1.05	x	1.05	x

Crestwood downside case with wedge capital

	For the Years Ending December 31,
	2013E	2014E	2015E	2016E	2017E
Gathering Volumes (MMcfd)
Barnett Rich	216.1	211.6	210.6	212.9	215.9
Granite Wash	29.7	46.1	58.4	66.4	72.1
Avalon	6.8	5.2	4.3	3.6	3.1
Marcellus	457.1	468.7	486.6	513.3	526.0

Total Rich Gathering Volumes	709.7	731.5	759.9	796.2	817.1

Barnett Dry	234.9	225.2	212.8	205.4	200.3
Fayetteville	97.9	105.7	109.4	112.8	116.4
Haynesville	33.6	20.5	18.4	17.0	16.0

Total Dry Gathering Volumes	366.4	351.4	340.6	335.2	332.7

Total Gathering	1,076.1	1,082.9	1,100.5	1,131.4	1,149.8

Processing Volumes (MMcfd)
Barnett	207.0	202.6	201.6	203.8	206.8
Granite Wash	29.4	45.6	57.8	65.7	71.3

Total Processing Volumes	236.4	248.2	259.4	269.6	278.1

Compression Volumes (MMcfd)
Marcellus	331.8	448.4	497.5	524.8	537.5

Well Connections
Barnett Rich	60	68	68	68	68
Granite Wash	10	16	16	15	15
Avalon	—	—	—	—	—
Marcellus	65	43	43	42	41

Total Rich Well Connections	135	127	127	125	124
Barnett Dry	8	10	10	10	10
Fayetteville	23	24	21	21	21
Haynesville	—	—	—	—	—

Total Dry Well Connections	31	34	31	31	31

Total Well Connections	166	161	158	156	155

	For the Years Ending December 31,
	($ in millions except per unit amounts)
	2013E		2014E		2015E		2016E		2017E
Revenue, Less Purchases:
Barnett Rich	$90.5		$93.7		$101.5		$108.4		$115.1
Granite Wash	5.9		10.2		14.0		16.5		18.4
Avalon	0.4		0.3		0.3		0.2		0.2
Marcellus	69.9		81.7		89.2		96.8		101.6

Total Rich Natural Gas Revenue	$166.7		$185.9		$204.9		$221.9		$235.3

Barnett Dry	49.5		46.7		46.8		46.6		46.7
Fayetteville	30.6		33.6		36.6		39.2		41.8
Haynesville	5.3		3.1		2.8		2.5		2.4

Total Dry Natural Gas Revenue	$85.4		$83.4		$86.2		$88.4		$90.9

Total Revenue, Less Purchases	$252.1		$269.3		$291.1		$310.3		$326.2

Operating Expense:	$50.8		$53.8		$55.5		$57.0		$58.5
General and Administrative Expense:	$28.3		$29.4		$30.6		$31.8		$33.1
EBITDA from new acquisitions	$7.9		$34.1		$60.7		$91.5		$122.3
Plus: Other Corporate Adjustments	$0.3		—		—		—		—

Adjusted EBITDA	$181.2		$220.2		$265.7		$312.9		$356.9

	For the Years Ending December 31,
	($ in millions except per unit amounts)
	2013E		2014E		2015E		2016E		2017E
Distributable Cash Flow
Adjusted EBITDA	$181.2		$220.2		$265.7		$312.9		$356.9
Less: Cash Interest Expense, net	$(45.8)		$(59.2)		$(76.9)		$(91.8)		$(103.3)
Less: Maintenance Capital Expenditures	$(9.3)		$(7.2)		$(7.7)		$(8.9)		$(11.8)
Plus: Other Adjustments	$3.8		$4.5		$4.7		$4.9		$5.2

Distributable Cash Flow	$129.8		$158.3		$185.8		$217.1		$246.9

DCF per LP Unit	$2.01		$2.05		$2.17		$2.31		$2.43
Distribution per LP Unit	$2.05		$2.07		$2.11		$2.24		$2.36
Total ratio coverage	0.97	x	0.98	x	1.05	x	1.05	x	1.05	x

Crestwood upside case with wedge capital

	For the Years Ending December 31,
	2013E	2014E	2015E	2016E	2017E
Gathering Volumes (MMcfd)
Barnett Rich	216.1	211.6	210.6	212.9	215.9
Granite Wash	29.7	46.1	58.4	66.4	72.1
Avalon	6.8	5.2	4.3	3.6	3.1
Marcellus	457.1	564.9	706.2	817.2	883.5

Total Rich Gathering Volumes	709.7	827.7	979.5	1,100.1	1,174.6

Barnett Dry	234.9	256.6	278.0	291.3	303.3
Fayetteville	97.9	117.1	160.6	220.5	268.4
Haynesville	33.6	56.2	90.5	104.0	114.9

Total Dry Gathering Volumes	366.4	429.9	529.1	615.8	686.6

Total Gathering	1,076.1	1,257.6	1,508.6	1,715.8	1,861.2

Processing Volumes (MMcfd)
Barnett	207.0	202.6	201.6	203.8	206.8
Granite Wash	29.4	45.6	57.8	65.7	71.3

Total Processing Volumes	236.4	248.2	259.4	269.6	278.1

Compression Volumes (MMcfd)
Marcellus	331.8	535.4	717.1	828.7	895.0

Well Connections
Barnett Rich	60	68	68	68	68
Granite Wash	10	16	16	15	15
Avalon	—	—	—	—	—
Marcellus	65	90	90	90	90

Total Rich Well Connections	135	174	174	173	173

Barnett Dry	8	41	40	40	40
Fayetteville	23	35	60	75	75
Haynesville	—	15	15	15	15

Total Dry Well Connections	31	91	115	130	130

Total Well Connections	166	265	289	303	303

	For the Years Ending December 31,
	($ in millions except per unit amounts)
	2013E		2014E		2015E		2016E		2017E
Revenue, Less Purchases:
Barnett Rich	$90.5		$93.7		$101.5		$108.4		$115.1
Granite Wash	$5.9		$10.2		$14.0		$16.5		$18.4
Avalon	$0.4		$0.3		$0.3		$0.2		$0.2
Marcellus	$69.9		$98.6		$130.2		$155.2		$172.0

Total Rich Natural Gas Revenue	$166.7		$202.8		$245.9		$280.3		$305.6

Barnett Dry	$49.5		$52.5		$60.3		$65.9		$80.0
Fayetteville	$30.6		$36.5		$49.7		$70.9		$89.2
Haynesville	$5.3		$9.8		$15.1		$17.8		$20.1

Total Dry Natural Gas Revenue	$85.4		$98.9		$125.1		$154.6		$180.2

Total Revenue, Less Purchases	$252.1		$301.7		$371.0		$434.9		$485.9

Operating Expense:	$50.8		$55.5		$60.6		$65.1		$68.7
General and Administrative Expense:	$28.3		$29.4		$30.6		$31.8		$33.1
EBITDA contribution from new acquisitions	$7.9		34.1		60.7		91.5		122.3
Plus: Other Corporate Adjustments	$0.3		—		—		—		—

Adjusted EBITDA	$181.2		$250.9		$340.5		$429.5		$506.3

	For the Years Ending December 31,
	($ in millions except per unit amounts)
	2013E		2014E		2015E		2016E		2017E
Distributable Cash Flow
Adjusted EBITDA	$181.2		$250.9		$340.5		$429.5		$506.3
Less: Cash Interest Expense, net	$(45.8)		$(63.7)		$(83.2)		$(97.0)		$(111.2)
Less: Maintenance Capital Expenditures	$(9.3)		$(7.2)		$(7.7)		$(8.9)		$(11.8)
Plus: Other Adjustments	$3.8		$4.5		$4.7		$4.9		$5.2

Distributable Cash Flow	$129.8		$184.5		$254.3		$328.5		$388.5

DCF per LP Unit	$2.01		$2.26		$2.71		$3.16		$3.49
Distribution per LP Unit	$2.07		$2.20		$2.62		$3.05		$3.37
Total coverage ratio	0.95	x	1.04	x	1.05	x	1.05	x	1.05	x

Inergy Midstream downside case

	For the Years Ending September 30,
	($ in millions except per unit amounts)
	2013E	2014E	2015E	2016E	2017E
Growth Capital Expenditures
Commonwealth Pipeline		—	—	—	—
Seneca Lake Gas Storage Expansion		—	—	—	—
Watkins Glen NGL Expansion		($10.7)	—	—	—
COLT Hub		—	—	—	—
COLT Hub Expansion I		($28.5)	—	—	—
COLT Hub Expansion II		—	—	—	—
Other NRGM Growth		($2.0)	($2.0)	($2.0)	($2.0)

Total	($116.0)	($41.2)	($2.0)	($2.0)	($2.0)

Revenue
Firm Storage	$101.4	$104.7	$101.3	$99.4	$99.4
Transportation	$44.9	$53.2	$56.7	$58.2	$62.6
Hub Services	$11.0	$11.0	$11.0	$11.0	$11.0
Salt	$48.1	$50.3	$51.4	$51.4	$51.4
Crude and Other	$41.5	$78.7	$84.9	$81.9	$72.0

Total Revenue	$247.0	$297.9	$305.4	$302.0	$296.5

Cost of Sales/Service
Storage	($7.4)	($4.7)	($4.9)	($5.1)	($5.1)
Transportation	($7.7)	($10.5)	($10.5)	($11.9)	($16.1)
Salt	($29.0)	($29.5)	($30.0)	($30.0)	($30.0)
Crude and Other	($5.6)	($8.4)	($9.1)	($9.4)	($9.6)

Total Cost of Sales/Service	($49.7)	($53.0)	($54.5)	($56.4)	($60.7)

Gross Profit
Storage & Transportation	$142.3	$153.7	$153.6	$151.6	$151.8
Salt	$19.1	$20.8	$21.5	$21.5	$21.5
Crude and Other	$35.9	$70.3	$75.8	$72.5	$62.4

Total Gross Profit	$197.3	$244.9	$250.9	$245.6	$235.8
Less: Total Operating Expenses	($31.1)	($33.8)	($34.9)	($36.3)	($37.8)
Plus: Minority Interest and Other Expense	$0.0	—	—	—	—

Adjusted EBITDA	$166.3	$211.1	$216.0	$209.3	$198.0

	For the Years Ending September 30,
	($ in millions except per unit amounts)
	2013E		2014E		2015E		2016E		2017E
Distributable Cash Flow
Adjusted EBITDA	$166.3		$211.1		$216.0		$209.3		$198.0
Less: Cash Interest	($35)		($36)		($43)		($45)		($45)
Less: Maintenance Capital Expenditures	($5)		($7)		($8)		($8)		($9)

Distributable Cash Flow	$127		$168		$166		$156		$144

DCF per LP Unit (1)	$1.49		$1.72		$1.70		$1.64		$1.57
Distribution per LP Unit (1)	$1.46		$1.68		$1.66		$1.60		$1.53
Total coverage ratio	1.03	x	1.04	x	1.05	x	1.05	x	1.05	x

NRGY Downside Case

	For the Years Ending September 30,
	($ in millions except per unit amounts)
	2014E		2015E		2016E
Working Gas Capacity (bcf)	38.4		43.2		47.9
NGL Gallons Sold	943,924		943,924		943,924
WC Facility Gallons (000s)	566,889		566,889		566,889

Revenue
Firm Storage	$44.4		$68.3		$74.8
Hub Services	$13.7		$7.8		$8.8
NGL Marketing	$1,028.7		$1,080.2		$1,134.2
NGL Transportation	$128.2		$134.7		$141.4
NGL Facility	$293.4		$308.0		$323.4
Other	—		—		—

	$1,508.5		$1,599.0		$1,682.6

Cost of Sales/Service
Storage	$14.3		$18.1		$18.1
NGL Marketing	$993.6		$1,043.3		$1,095.5
NGL Transportation	$81.0		$85.0		$89.3
NGL Facility	$262.1		$275.2		$288.9

	$1,350.9		$1,421.6		$1,491.8

Gross Profit
Storage & Transportation	$43.9		$57.9		$65.5
NGL Marketing	$35.1		$36.9		$38.7
NGL Transportation	$47.3		$49.6		$52.1
NGL Facility	$31.3		$32.9		$34.5

Total Gross Profit	$157.6		$177.3		$190.8

Total Operating Exp.	69.7		74.9		77.6

NRGY Downside Adjustments
Tres Palacios Base Business	($17.6)		($25.5)		($24.6)
Tres Palacios 4th Cavern Expansion	$0.0		($8.0)		($16.0)

Total	($17.6)		($33.5)		($40.6)

Adjusted EBITDA	$70.2		$68.9		$72.6

Distributable Cash Flow
Adjusted EBITDA	$70.2		$68.9		$72.6
Total Distributions from NRGM	$105.5		$103.5		$102.7
Cash Interest Expense	($16.4)		($15.9)		($15.5)
Maintenance Cap Ex	($4.0)		($4.0)		($4.0)
Income Taxes	—		—		—

Distributable Cash Flow	$155.3		$152.6		$155.8

DCF per LP Unit	$1.17		$1.15		$1.17
Distribution Paid per Unit	$1.10		$1.08		$1.11
Total Coverage Ratio	1.06	x	1.06	x	1.06	x

Pro forma base case

	For the Years Ending December 31,
	($ in millions except per unit amounts)
	2013E (1)		2014E		2015E		2016E		2017E
NRGM Adjusted EBITDA	$194.3		$228.6		$247.2		$267.6		$294.8
CMLP Adjusted EBITDA	$91.1		$214.8		$270.3		$307.9		$340.6
Synergies	$10.0		$15.0		$20.0		$20.0		$20.0

Adjusted EBITDA	$295.4		$458.4		$537.5		$595.4		$655.4
Less: NRGM Maintenance Capital Expenditures	($5.5)		($7.3)		($7.9)		($8.3)		($8.8)
Less: CMLP Maintenance Capital Expenditures	($6.1)		($7.2)		($7.7)		($8.9)		($11.8)
Less: NRGM Interest Expense	($38.7)		($45.4)		($53.2)		($56.7)		($57.2)
Less: CMLP Interest Expense	($22.3)		($52.5)		($62.8)		($67.6)		($72.8)
Less: Incremental Interest (Expense) / Savings	($0.5)		$6.0		$8.6		$15.1		$18.1
NRGM—Other Income	$0.9		$0.4		$2.3		$0.6		($1.3)
CMLP—Other Income	$1.9		$4.5		$4.7		$4.9		$5.2

Distributable Cash Flow	$225.2		$356.8		$421.4		$474.6		$526.7

Distributable Cash Flow
Common Units—Public	$49.7		$61.9		$73.4		$90.2		$105.3
Common Units—NRGY	$93.3		$107.3		$117.9		$124.5		$131.1
Common Units—CMLP	$57.4		$122.7		$134.8		$142.3		$149.9
General Partner	$24.8		$64.9		$95.3		$117.6		$140.4

Distributable Cash Flow	$225.2		$356.8		$421.4		$474.6		$526.7

NRGM Summary:
DCF / LP Unit—Pro Forma	$1.65		$1.90		$2.09		$2.21		$2.32
Distribution / LP Unit—Pro Forma	$1.64		$1.85		$2.04		$2.17		$2.24

CMLP Summary:
DCF / LP Unit—Pro Forma	$1.92		$2.04		$2.24		$2.36		$2.49
Distribution / LP Unit—Pro Forma	$1.93		$1.97		$2.18		$2.32		$2.40

Total Coverage Ratio	1.03	x	1.05	x	1.04	x	1.03	x	1.06	x

(1)	Only includes Crestwood information for Crestwood’s 3rd and 4th quarters of 2013.

Pro forma downside case

	For the Years Ending December 31,
	($ in millions except per unit amounts)
	2013E (1)		2014E		2015E		2016E		2017E
NRGM Adjusted EBITDA	$186.7		$211.8		$214.3		$206.4		$195.3
CMLP Adjusted EBITDA	$91.1		$186.1		$205.0		$221.4		$234.6
Synergies	$10.0		$15.0		$20.0		$20.0		$20.0

Adjusted EBITDA	$287.8		$412.9		$439.3		$447.9		$449.9
Less: NRGM Maintenance Capital Expenditures	($5.5)		($7.3)		($7.9)		($8.3)		($8.5)
Less: CMLP Maintenance Capital Expenditures	($6.1)		($7.2)		($7.7)		($8.9)		($11.8)
Less: NRGM Interest Expense	($38.6)		($43.7)		($46.1)		($44.0)		($42.7)
Less: CMLP Interest Expense	($22.2)		($47.9)		($57.4)		($64.8)		($68.6)
Less: Incremental Interest (Expense) / Savings	($0.6)		$0.5		$1.7		$9.5		$10.0
NRGM—Other Income	$0.9		$0.4		$2.3		$0.6		($1.3)
CMLP—Other Income	$1.9		$4.5		$4.7		$4.9		$5.2

Distributable Cash Flow	$217.7		$312.3		$328.9		$337.0		$332.1

Distributable Cash Flow
Common Units—Public	$48.8		$56.2		$58.8		$64.7		$69.0
Common Units—NRGY	$91.6		$99.4		$102.2		$102.5		$100.4
Common Units—CMLP	$56.2		$113.6		$116.9		$117.1		$114.8
General Partner	$21.0		$43.1		$51.0		$52.7		$47.9

Distributable Cash Flow	$217.7		$312.3		$328.9		$337.0		$332.1

NRGM Summary:
DCF / LP Unit—Pro Forma	$1.62		$1.76		$1.81		$1.82		$1.78
Distribution / LP Unit—Pro Forma	$1.64		$1.72		$1.78		$1.86		$1.94

CMLP Summary:
DCF / LP Unit—Pro Forma	$1.90		$1.89		$1.94		$1.94		$1.90
Distribution / LP Unit—Pro Forma	$1.93		$1.84		$1.90		$1.99		$2.07

Total Coverage Ratio	1.00	x	1.05	x	1.03	x	0.96	x	0.87	x

(1)	Only includes Crestwood information for Crestwood’s 3rd and 4th quarters of 2013.

ANNEX J

The tables in this Annex J set forth in greater detail the projected financial information prepared by management of Inergy Midstream and NRGY for the fiscal years ended September 2013, 2014, 2015, 2016 and 2017 as contained in “Special Factors—Additional Disclosure Required by Schedule 13E-3 for the Inergy Participants—Unaudited Financial Projections of Inergy Midstream, NRGY and Crestwood” of the proxy statement/prospectus.

Unaudited Financial Projections of Inergy Midstream and NRGY

Inergy Midstream and NRGY do not as a matter of course make public projections as to future sales, earnings or other results. However, the respective management of Inergy Midstream and NRGY prepared the prospective financial information set forth below for the boards of directors of NRGM GP, NRGY GP, the Inergy Midstream Conflicts Committee and the NRGY GP Conflicts Committee in connection with their consideration and evaluation of the transaction. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Inergy Midstream’s and NRGY’s respective management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments as of the time of the preparation of such projections, and presents, to the best of such management’s knowledge and belief, the expected course of action and the expected future financial performance of Inergy Midstream and NRGY as of the time of the preparation of such projections. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place reliance on the prospective financial information. The inclusion of the unaudited financial projections in this proxy statement/prospectus shall not be deemed an admission or representation by Inergy Midstream or NRGY that such information is material.

Neither NRGY’s nor Inergy Midstream’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The report of the independent registered public accounting firm incorporated by reference into this proxy statement/prospectus relate to the historical financial information of Inergy Midstream. Such report does not extend to the unaudited financial projections and should not be read to do so.

December 2012 Unaudited Projected Financial Information

In December 2012, in connection with their preliminary exploration of a potential transaction, certain members of Inergy senior management provided Greenhill with the unaudited projected financial information for each of NRGY and Inergy Midstream described in the table below. Given the preliminary nature of the analysis and confidentiality considerations, Inergy senior management did not involve a broader group at Inergy in the preparation of such projected financial information, and accordingly senior management instructed Greenhill to treat it as preliminary in nature and subject to completion and further refinement until a broader group of management personnel could provide input.

The projections assume two cases for each of NRGY and Inergy Midstream. The base case is based on an operating model generated by certain members of NRGY senior management in connection with Greenhill’s outreach efforts to private equity parties, which assumes Inergy’s existing business as well as planned organic growth projects and does not include any “wedge capital” for unidentified growth projects and acquisitions. The upside case assumes the same forecast as the base case except it is adjusted to include “wedge capital” at Inergy Midstream for unidentified growth projects and acquisitions of $500 million per year in each forecast year at a 8.0x EBITDA multiple. In addition, the projections assume a separate scenario where NRGY distributes 85% of the Inergy Midstream common units held by it to its unitholders.

This projected financial information was used by Greenhill in its communications with potential interested parties in mid-January 2013 and was used by Greenhill as the basis for its April 4, 2013 board presentation, with the exception that the projections contained in the April 4, 2013 board presentation did not assume any dropdown of assets from NRGY to Inergy Midstream and assumed a spin of 100% of the Inergy Midstream common units owned by NRGY (these cases are identified as the “base case alternative” in the tables below). Senior management of Inergy continued to refine and update this projected financial information as its review and analysis progressed.

Base Case – No-Spin

(December 2012)

	For Years Ended September 30,
	2013E	2014E	2015E	2016E	2017E
NRGY Total Adjusted EBITDA	$146	$170	$183	$204	$206
EBITDA from LP Interest in Inergy Midstream	129	139	144	153	153
EBITDA from GP Interest in Inergy Midstream	17	30	38	51	52

Interest Expense (Net)	($2)	($2)	($2)	($2)	($2)

Total Distributable Cash Flow	$144	$168	$181	$202	$204

NRGY Total Units Outstanding	131.5	131.5	131.5	131.5	131.5
Distribution Coverage Ratio	0.95x	1.00x	1.00x	1.00x	1.00x

Declared Distribution Per LP Unit	$1.16	$1.28	$1.37	$1.54	$1.55

Inergy Midstream Total Adjusted EBITDA	$260	$299	$329	$370	$372
EBITDA from Existing Operations	180	215	233	267	269
EBITDA from Dropdowns	80	84	96	103	103

Interest Expense (Net)	(46)	(56)	(65)	(74)	(74)
Maintenance Capital Expenditures	(10)	(10)	(11)	(11)	(11)

Total Distributable Cash Flow	$204	$233	$253	$285	$287

Total Distributions to GP & LPs	$194	$222	$241	$272	$274
Less: DCF to GP IDRs	(17)	(30)	(38)	(51)	(52)

Total Distributions to LPs	$177	$191	$203	$220	$221

Inergy Midstream Total Units Outstanding	108.7	108.7	111.5	114.4	114.4
Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x	1.05x

Declared Distribution Per LP Unit	$1.63	$1.76	$1.82	$1.93	$1.94

Growth Capital Expenditures	$95	$106	$287	$0	$0

Upside Case – No-Spin

(December 2012)

	For Years Ended September 30,
	2013E	2014E	2015E	2016E	2017E
NRGY Total Adjusted EBITDA	$170	$216	$250	$292	$317
EBITDA from LP Interest in Inergy Midstream	138	155	166	179	185
EBITDA from GP Interest in Inergy Midstream	31	61	84	114	131

Interest Expense (Net)	($2)	($2)	($2)	($2)	($2)

Total Distributable Cash Flow	$171	$217	$252	$294	$318

NRGY Total Units Outstanding	131.5	131.5	131.5	131.5	131.5
Distribution Coverage Ratio	1.00x	1.00x	1.00x	1.00x	1.00x

Declared Distribution Per LP Unit	$1.30	$1.65	$1.92	$2.23	$2.42

Inergy Midstream Total Adjusted EBITDA	$323	$424	$517	$620	$685
EBITDA from Existing Operations	180	215	233	267	269
EBITDA from Dropdowns	80	84	96	103	103
EBITDA from Wedge Capital	63	125	188	250	313

Interest Expense (Net)	(61)	(86)	(110)	(134)	(149)
Maintenance Capex	(12)	(14)	(17)	(19)	(21)

Total Distributable Cash Flow	$249	$324	$390	$467	$515

Total Distributions to GP & LPs	$237	$308	$371	$445	$490
Less: DCF to GP IDRs	(31)	(61)	(84)	(114)	(131)

Total Distributions to LPs	$206	$248	$287	$331	$359

Inergy Midstream Total Units Outstanding	117.9	126.5	137.0	147.0	153.6
Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x	1.05x

Declared Distribution Per LP Unit	$1.75	$1.96	$2.10	$2.25	$2.34

Growth Capex (Announced)	$95	$106	$287	$0	$0
Growth Capex (Wedge Capital)	500	500	500	500	500

Total Growth Capex	$595	$606	$787	$500	$500

Base Case – 85% Spin

(December 2012)

	For Years Ended September 30,
	2013E	2014E	2015E	2016E	2017E
NRGY Total Adjusted EBITDA	$43	$59	$68	$83	$84
EBITDA from LP Interest in Inergy Midstream	27	29	30	31	32
EBITDA from GP Interest in Inergy Midstream	17	30	38	51	52

Interest Expense (Net)	($2)	($2)	($2)	($2)	($2)

Total Distributable Cash Flow	$42	$57	$66	$81	$82

NRGY Total Units Outstanding	131.5	131.5	131.5	131.5	131.5
Distribution Coverage Ratio	1.00x	1.00x	1.00x	1.00x	1.00x

Declared Distribution Per LP Unit	$0.32	$0.44	$0.50	$0.62	$0.63

Inergy Midstream Total Adjusted EBITDA	$260	$299	$329	$370	$372
EBITDA from Existing Operations	180	215	233	267	269
EBITDA from Dropdowns	80	84	96	103	103

Interest Expense (Net)	(46)	(56)	(65)	(74)	(74)
Maintenance Capital Expenditures	(10)	(10)	(11)	(11)	(11)

Total Distributable Cash Flow	$204	$233	$253	$285	$287

Total Distributions to GP & LPs	$194	$222	$241	$272	$274
Less: DCF to GP IDRs	(17)	(30)	(38)	(51)	(52)

Total Distributions to LPs	$177	$191	$203	$220	$221

Inergy Midstream Total Units Outstanding	108.7	108.7	111.5	114.4	114.4
Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x	1.05x

Declared Distribution Per LP Unit	$1.63	$1.76	$1.82	$1.93	$1.94

Growth Capital Expenditures	$95	$106	$287	$0	$0

Upside Case – 85% Spin

(December 2012)

	For Years Ended September 30,
	2013E	2014E	2015E	2016E	2017E
NRGY Total Adjusted EBITDA	$60	$92	$119	$150	$170
EBITDA from LP Interest in Inergy Midstream	28	32	34	37	38
EBITDA from GP Interest in Inergy Midstream	31	61	84	114	131

Interest Expense (Net)	($2)	($2)	($2)	($2)	($2)

Total Distributable Cash Flow	$62	$94	$120	$152	$171

NRGY Total Units Outstanding	131.5	131.5	131.5	131.5	131.5
Distribution Coverage Ratio	1.00x	1.00x	1.00x	1.00x	1.00x

Declared Distribution Per LP Unit	$0.47	$0.71	$0.91	$1.16	$1.30

Inergy Midstream Total Adjusted EBITDA	$323	$424	$517	$620	$685
EBITDA from Existing Operations	180	215	233	267	269
EBITDA from Dropdowns	80	84	96	103	103
EBITDA from Wedge Capital	63	125	188	250	313

Interest Expense (Net)	(61)	(86)	(110)	(134)	(149)
Maintenance Capex	(12)	(14)	(17)	(19)	(21)

Total Distributable Cash Flow	$249	$324	$390	$467	$515

Total Distributions to GP & LPs	$237	$308	$371	$445	$490
Less: DCF to GP IDRs	(31)	(61)	(84)	(114)	(131)

Total Distributions to LPs	$206	$248	$287	$331	$359

Inergy Midstream Total Units Outstanding	117.9	126.5	137.0	147.0	153.6
Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x	1.05x

Declared Distribution Per LP Unit	$1.75	$1.96	$2.10	$2.25	$2.34

Growth Capex (Announced)	$95	$106	$287	$0	$0
Growth Capex (Wedge Capital)	500	500	500	500	500

Total Growth Capex	$595	$606	$787	$500	$500

NRGY Base Case Alternative

(December 2012)

	For Years Ending September 30,
Adjusted EBITDA Breakdown:	2014E	2015E	2016E	2017E
	($ in millions, except per unit amounts)
EBITDA from Operating Assets	$84.0	$96.0	$103.0	$103.0
Distributions from NRGM LP Interest	94.0	96.0	103.7	104.4
Distributions from NRGM GP Interest	16.1	19.5	32.4	33.6

Total NRGY Adjusted EBITDA	$194.1	$211.5	$239.1	$241.0

Interest Expense (Net)	($17.6)	($18.1)	($18.4)	($17.9)
Maintenance Capex	(4.0)	(4.0)	(4.0)	(4.0)

Total Distributable Cash Flow	$172.6	$189.4	$216.8	$219.2

Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x

Total Distributions Paid to LPs	$164.4	$180.4	$206.4	$208.8

Beginning Common Units	131.741	131.741	132.493	132.493
New Units Issued	0.000	0.752	0.000	0.000

Ending Common Units	131.741	132.493	132.493	132.493

Average Common Units Outstanding	131.741	132.117	132.493	132.493

Distributable Cash Flow Per LP Unit	$1.31	$1.43	$1.64	$1.65
Paid Distribution Per LP Unit	$1.25	$1.37	$1.56	$1.58
Implied Intrepid Unit Price	$22.37	$24.48	$27.94	$28.26

Coverage Cash	$8.2	$9.0	$10.3	$10.4
Growth Capex	(8.0)	(44.0)	0.0	0.0

Free Cash Flow (Cash Shortfall)	$0.2	($35.0)	$10.3	$10.4

Shortfall Coverage from Debt	$0.0	($17.5)	$0.0	$0.0
Shortfall Coverage from Equity	0.0	(17.5)	0.0	0.0
New Equity Issue Price	$21.25	$23.26	$26.54	$26.84

New NRGY Units Issued	0.000	0.752	0.000	0.000

Post-Capital Raise Free Cash Flow	$0.2	$0.0	$10.3	$10.4

Beginning Total Debt	$346.5	$346.3	$363.8	$353.4
Debt Drawdown (Paydown)	(0.2)	17.5	(10.3)	(10.4)

Ending Total Debt	$346.3	$363.8	$353.4	$343.0

Total Debt / Adjusted EBITDA	1.8x	1.7x	1.5x	1.4x
Total Net Debt / Adjusted EBITDA	1.8x	1.7x	1.5x	1.4x

Inergy Midstream – Base Case Alternative

(December 2012)

	For Years Ending September 30,
Adjusted EBITDA Breakdown:	2014E	2015E	2016E	2017E
	($ in millions, except per unit amounts)
EBITDA from Existing Operations	$215.0	$233.0	$267.0	$269.0

Total NRGM Adjusted EBITDA	$215.0	$233.0	$267.0	$269.0

Interest Expense (Net)	($41.7)	($47.9)	($51.2)	($50.7)
Maintenance Capex	(6.1)	(7.1)	(7.1)	(7.1)

Total Distributable Cash Flow (To All)	$167.3	$178.0	$208.8	$211.3

Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x
Distributions Paid to LPs	$143.2	$150.0	$166.4	$167.6
Distributions Paid to GP	16.1	19.5	32.4	33.6

Total Distributions Paid	$159.3	$169.6	$198.8	$201.2

Beginning Common Units	85.875	85.875	90.515	90.515
New Units Issued	0.000	4.640	0.000	0.000

Ending Common Units	85.875	90.515	90.515	90.515

Average Common Units Outstanding	85.875	88.195	90.515	90.515

Distributable Cash Flow Per LP Unit	$1.76	$1.80	$1.95	$1.96
Paid Distribution Per LP Unit	$1.67	$1.70	$1.84	$1.85
Implied NRGM Unit Price	$26.07	$26.60	$28.74	$28.95

Coverage Cash	$8.0	$8.5	$9.9	$10.1
Growth Capex	(98.0)	(243.0)	0.0	0.0

Free Cash Flow (Cash Shortfall)	($90.0)	($234.5)	$9.9	$10.1

Cash Shortfall Coverage from Debt (%)	100.0%	50.0%	50.0%	50.0%
Cash Shortfall Coverage from Equity (%)	0.0%	50.0%	50.0%	50.0%

Cash (Shortfall) Coverage from Debt	($90.0)	($117.3)	$0.0	$0.0
Cash (Shortfall) Coverage from Equity	0.0	(117.3)	0.0	0.0
New Equity Issue Price (5.0% Discount)	$24.77	$25.27	$27.30	$27.50

New NRGM Units Issued	0.000	4.640	0.000	0.000

Post-Capital Raise Free Cash Flow	$0.0	$0.0	$9.9	$10.1

Beginning Total Debt	$679.8	$769.8	$887.1	$877.2
Debt Drawdown (Paydown)	90.0	117.3	(9.9)	(10.1)

Ending Total Debt	$769.8	$887.1	$877.2	$867.1
Total Debt / Adjusted EBITDA	3.6x	3.8x	3.3x	3.2x

April 2013 Unaudited Projected Financial Information

By April 2013, Inergy had expanded the management team involved in the consideration and analysis of a potential transaction and in mid-April this larger group produced a more detailed and refined set of unaudited projected financial information for each of NRGY and Inergy Midstream which is set forth below. This projected financial information contained refined, updated and more detailed information regarding potential future operating results and financial condition, and included a “base case” based upon Inergy management’s operating model without any “wedge” capital and a “challenge case” assuming the remaining 100 MMcf/d of available capacity on the MARC I Pipeline is not contracted in that the Commonwealth Pipeline and Seneca Lake Gas Storage projects are removed, and no material growth in EBITDA for the Tres Palacios Gas Storage business during the projection period. Both the base case and the challenge case assume that the Inergy Midstream common units held by NRGY were not distributed to the NRGY common unitholders. The base case was provided to Crestwood and to the respective financial advisors to the various Transaction Participants, but the challenge case was only provided to the respective financial advisors to NRGY and Inergy Midstream. Inergy management continued to refine and update this projected financial information as the analysis and negotiation of a potential transaction proceeded.

NRGY – Base Case

(April 2013)

Statements of Operations

	For Years Ending September 30,
	2014E	2015E	2016E	2017E
	($ in thousands except for operating and unit data)
Working Gas Capacity (bcf)	38.4	43.2	47.9	47.9
NGL Gallons Sold (000s)	943,924	943,924	943,924	943,924
WC Facility Gallons (000s)	566,889	566,889	566,889	566,889

Revenue
Firm Storage	$44,410	$68,254	$74,771	$74,771
Hub Services	13,728	7,840	8,840	8,840
NGL Marketing	1,028,729	1,080,166	1,134,174	1,190,883
NGL Transportation	128,241	134,653	141,386	148,455
NGL Facility	293,377	308,046	323,448	339,621

	$1,508,486	$1,598,959	$1,682,619	$1,762,570

Cost of Sales/Service
Storage	$14,266	$18,148	$18,148	$18,148
NGL Marketing	993,623	1,043,304	1,095,469	1,150,243
NGL Transportation	80,987	85,036	89,288	93,752
NGL Facility	262,051	275,154	288,912	303,357

	$1,350,927	$1,421,642	$1,491,816	$1,565,500

Gross Profit
Storage and Transportation	43,872	57,946	65,464	65,464
NGL Marketing	35,107	36,862	38,705	40,640
NGL Transportation	47,254	49,617	52,098	54,703
NGL Facility	31,326	32,892	34,537	36,264

Total Gross Profit	157,559	177,317	190,803	197,070

Total Operating Expense	69,692	74,897	77,646	80,533

Adjusted EBITDA	$87,867	$102,420	$113,157	$116,537

Depreciation and Amortization	72,934	69,853	65,502	60,344
Interest Expense	18,620	22,099	22,964	22,529
Interest in NRGM	50,079	57,694	62,361	73,568
Income Taxes / Other	250	250	250	250

Net Income	$(3,937)	$10,218	$24,441	$33,415

Distributable Cash Flow
Adjusted EBITDA	$87,867	$102,420	$113,157	$116,537
Total Distributions from NRGM	108,729	121,892	133,276	142,649
Distributions from SPH	497	497	497	497
Cash Interest Expense	(16,027)	(19,506)	(20,370)	(19,935)
Maintenance Capital Expense	(3,950)	(3,950)	(3,950)	(3,950)
Income Taxes	(250)	(250)	(250)	(250)

Distributable Cash Flow	$176,866	$201,103	$222,359	$235,548

Distribution Paid per Unit	$1.253	$1.420	$1.580	$1.680
Distributions Paid	(165,017)	(187,085)	(208,165)	(221,340)
Average number of common units outstanding	131,750	131,750	131,750	131,750

Balance Sheet

	September 30,
	2014E	2015E	2016E	2017E
	($ in thousands)
Assets:
Current Assets
Cash	$—	$—	$—	$—
Accounts Receivable	114,739	121,371	127,228	133,299
Inventories	60,491	63,647	66,792	70,094
Prepaid assets	19,113	19,113	19,113	19,113
Price Risk Mgmt-Assets	22,621	22,621	22,621	22,621

Total Current Assets	216,963	226,752	235,753	245,126

Properties, Net	748,315	734,012	681,010	632,650
Intangible assets, net	62,947	53,369	44,226	35,598
Other Assets	9,361	8,864	8,367	7,870
Investment in NRGM	413,597	349,400	278,485	209,404

Total Assets	$1,451,183	$1,372,397	$1,247,840	$1,130,648

Liabilities and Partners’ Capital:
Current Liabilities
Accounts Payable	$120,982	$127,295	$133,584	$140,187
Accrued Expenses	36,263	39,032	40,430	41,898
Price Risk Mgmt-Liab.	16,306	16,306	16,306	16,306
Working Capital Borrowings	14,377	14,870	17,465	17,455

Total Current Liabilities	187,927	197,503	207,785	215,847

General Partnership Borrowings	300,113	330,923	317,448	306,552
Senior Unsecured Notes	11,425	11,425	11,425	11,425
Seller Notes Payable	2,990	2,990	2,990	2,990
Other Liabilities	42,162	42,162	42,162	42,162

Total Liabilities	544,616	585,002	581,810	578,975

Partners’ Capital	906,567	787,394	666,031	551,673

Total Liabilities and Partners’ Capital	$1,451,183	$1,372,397	$1,247,840	$1,130,648

Statements of Cash Flows

	For Years Ending September 30,
	2014E	2015E	2016E	2017E
	($ in thousands)
Cash Flows from Operating Activities:
Adjusted EBITDA	$87,867	$102,420	$113,157	$116,537
Cash Interest Expense	(16,027)	(19,506)	(20,370)	(19,935)
Cash income tax expense	(250)	(250)	(250)	(250)
(Increase) Decrease in Receivables	(6,234)	(6,632)	(5,856)	(6,071)
(Increase) Decrease in Inventories	(2,860)	(3,157)	(3,145)	(3,302)
Increase (Decrease) in Accounts Payable	5,720	6,313	6,289	6,604
Increase (Decrease) in Accrued Expenses	1,911	2,769	1,398	1,468

Net Cash Provided by Operating Activities	$70,127	$81,958	$91,223	$95,051

Cash Flows from Investing Activities:
Maintenance Capital Expenditures	(3,950)	(3,950)	(3,950)	(3,950)
Growth Capital Expenditures	(8,000)	(44,000)	(2,000)	(2,000)
Capitalized Interest	(113)	(615)	—	—

Net Cash (Used In) Investing Activities	$(12,063)	$(48,565)	$(5,950)	$(5,950)

Cash Flows from Financing Activities:
Borrowing (Rpmt) on Revolver—WC	(6,585)	494	2,594	(9)
Borrowing (Rpmt) on Revolver—Acquisition & Growth	4,312	30,810	(13,474)	(10,897)
Distributions from NRGM	108,729	121,892	133,276	142,649
Distributions from SPH	497	497	497	497
Total Distributions	(165,017)	(187,085)	(208,165)	(221,340)

Net Cash (Used In) Financing Activities	$(58,065)	$(33,393)	$(85,273)	$(89,101)

Net Increase (Decrease) In Cash	—	—	—	—
Cash at Beginning of Period	—	—	—	—

Cash at End of Period	$—	$—	$—	$—

NRGY – Challenge Case

(April 2013)

Statements of Operations

	For Years Ending September 30,
	2014E	2015E	2016E	2017E
	($ in thousands except for operating and unit data)
Working Gas Capacity (bcf)	38.4	38.4	38.4	38.4
NGL Gallons Sold (000s)	943,924	943,924	943,924	943,924
WC Facility Gallons (000s)	566,889	566,889	566,889	566,889

Revenue
Firm Storage	$36,034	$48,430	$47,267	$47,267
Hub Services	13,728	7,840	8,840	8,840
NGL Marketing	1,028,729	1,080,166	1,134,174	1,190,883
NGL Transportation	128,241	134,653	141,386	148,455
NGL Facility	293,377	308,046	323,448	339,621

	$1,500,110	$1,579,135	$1,655,115	$1,735,066

Cost of Sales/Service
Storage	$14,266	$18,148	$18,148	$18,148
NGL Marketing	993,623	1,043,304	1,095,469	1,150,243
NGL Transportation	80,987	85,036	89,288	93,752
NGL Facility	262,051	275,154	288,912	303,357

	$1,350,927	$1,421,642	$1,491,816	$1,565,500

Gross Profit
Storage	$35,496	$38,122	$37,960	$37,960
NGL Marketing	35,107	36,862	38,705	40,640
NGL Transportation	47,254	49,617	52,098	54,703
NGL Facility	31,326	32,892	34,537	36,264

Total Gross Profit	149,183	157,493	163,299	169,566

Total Operating Expense	69,692	74,897	77,646	80,533

Adjusted EBITDA	79,491	82,596	85,653	89,033

Depreciation and Amortization	72,751	66,992	61,710	56,867
Interest Expense	18,626	21,232	20,909	20,652
Interest in NRGM	45,661	53,855	59,847	65,398
Income Taxes / Other	250	250	250	250

Net Income	$(12,136)	$(5,878)	$2,783	$11,264

Distributable Cash Flow
Adjusted EBITDA	$79,491	$82,596	$85,653	$89,033
Total Distributions from NRGM	106,594	112,642	118,334	120,469
Distributions from SPH	497	497	497	497
Cash Interest Expense	(16,033)	(18,639)	(18,316)	(18,059)
Maintenance Capital Expense	(3,950)	(3,950)	(3,950)	(3,950)
Income Taxes	(250)	(250)	(250)	(250)

Distributable Cash Flow	$166,349	$172,896	$181,968	$187,740

	$1.26	$1.31	$1.38	$1.42
Distribution Paid per Unit	$1.171	$1.232	$1.312	$1.342
Distributions Paid	(154,214)	(162,316)	(172,856)	(176,809)
Distribution Coverage Ratio	1.08x	1.07x	1.05x	1.06x
Total LP Units Outstanding	131,750	131,750	131,750	131,750

Balance Sheet

	September 30,
	2014E	2015E	2016E	2017E
	($ in thousands)
Assets:
Current Assets
Cash	$—	$—	$—	$—
Accounts Receivable	113,576	119,781	125,318	131,389
Inventories	60,491	63,647	66,792	70,094
Prepaid assets	19,113	19,113	19,113	19,113
Price Risk Mgmt-Assets	22,621	22,621	22,621	22,621

Total Current Assets	215,800	225,162	233,843	243,216
Properties, Net	742,367	688,024	638,434	593,204
Intangible assets, net	62,966	53,673	44,909	36,629
Other Assets	9,361	8,864	8,367	7,870
Investment in NRGM	408,995	350,208	291,722	236,651

Total Assets	$1,439,488	$1,325,931	$1,217,275	$1,117,570

Liabilities and Partners’ Capital:
Current Liabilities
Accounts Payable	$120,982	$127,295	$133,584	$140,187
Accrued Expenses	36,263	39,032	40,430	41,898
Price Risk Mgmt-Liab.	16,306	16,306	16,306	16,306
Working Capital Borrowings	16,117	16,611	19,696	19,379

Total Current Liabilities	189,667	199,244	210,016	217,771
General Partnership Borrowings	292,136	283,341	274,139	266,825
Senior Unsecured Notes	11,425	11,425	11,425	11,425
Seller Notes Payable	2,990	2,990	2,990	2,990
Other Liabilities	42,162	42,162	42,162	42,162

Total Liabilities	538,379	539,162	540,731	541,173
Partners’ Capital	901,109	786,769	676,544	576,398

Total Liabilities and Partners’ Capital	$1,439,488	$1,325,931	$1,217,275	$1,117,570

Statements of Cash Flows

	For Years Ending September 30,
	2014E	2015E	2016E	2017E
	($ in thousands)
Cash Flows from Operating Activities:
Adjusted EBITDA	$79,491	$82,596	$85,653	$89,033
Cash Interest Expense	(16,033)	(18,639)	(18,316)	(18,059)
Cash income tax expense	(250)	(250)	(250)	(250)
(Increase) Decrease in Receivables	(5,254)	(6,206)	(5,536)	(6,071)
(Increase) Decrease in Inventories	(2,860)	(3,157)	(3,145)	(3,302)
Increase (Decrease) in Accounts Payable	5,720	6,313	6,289	6,604
Increase (Decrease) in Accrued Expenses	1,911	2,769	1,398	1,468

Net Cash Provided by Operating Activities	62,725	63,427	66,094	69,424
Cash Flows from Investing Activities:
Maintenance Capital Expenditures	(3,950)	(3,950)	(3,950)	(3,950)
Growth Capital Expenditures	(2,000)	(2,000)	(2,000)	(2,000)

Net Cash (Used In) Investing Activities	(5,950)	(5,950)	(5,950)	(5,950)
Cash Flows from Financing Activities:
Borrowing (Rpmt) on Revolver—WC	(5,988)	495	3,084	(317)
Borrowing (Rpmt) on Revolver—Acquisition & Growth	(3,665)	(8,794)	(9,202)	(7,314)
Distributions from NRGM	106,594	112,642	118,334	120,469
Distributions from SPH	497	497	497	497
Total Distributions	(154,214)	(162,316)	(172,856)	(176,809)

Net Cash (Used In) Financing Activities	$(56,775)	$(57,477)	$(60,144)	$(63,474)
Net Increase (Decrease) In Cash	—	—	—	—
Cash at Beginning of Period	—	—	—	—

Cash at End of Period	$—	$—	$—	$—

Inergy Midstream – Base Case

(April 2013)

Statements of Operations

	For Years Ending September 30,
	2014E	2015E	2016E	2017E
	($ in thousands, except for operating and unit data)
Working Gas Capacity (bcf)	41.4	43.9	46.4	46.4
Natural Gas Transportation (mmcf/day)	905.0	905.0	1,105.0	1,705.0
NGL Storage Capacity (mm bbls)	3.6	3.6	3.6	3.6

Revenues
Firm Storage	$106,808	$113,058	$117,558	$117,558
Transportation	60,171	60,171	69,784	98,621
Hub Services	14,345	13,934	15,059	16,184
Crude	78,736	93,446	99,767	102,263

	310,349	332,048	353,607	386,065

Cost of Sales/Service
Storage	4,652	4,866	5,081	5,081
Transportation	10,511	10,511	11,908	16,099
Salt	29,454	29,954	29,954	29,954
Crude	8,417	9,122	9,431	9,609

	53,034	54,453	56,373	60,741

Gross Profit
Storage and Transportation	166,161	171,786	185,412	211,184
Salt	20,835	21,485	21,485	21,485
Crude	70,320	84,324	90,336	92,654

Total Gross Profit	257,315	277,595	297,234	325,323

Total Operating Expense	33,783	34,921	36,321	37,810

Adjusted EBITDA	$223,532	$242,673	$260,913	$287,514

Depreciation and Amortization	101,804	102,774	106,731	106,732
Interest Expense, net	45,451	52,024	58,043	61,364
Income Taxes	—	—	—	—

Net Income	$76,277	$87,876	$96,138	$119,418

Distributable Cash Flow
Adjusted EBITDA	$223,532	$242,673	$260,913	$287,514
Cash Interest Expense	(43,038)	(49,477)	(55,230)	(58,551)
Maintenance Cap Expense	(7,000)	(7,800)	(8,225)	(8,600)
Income Taxes	—	—	—	—

Distributable Cash Flow	$173,494	$185,396	$197,458	$220,363

Distribution Paid per Unit	$1.658	$1.750	$1.830	$1.880
Distributions Paid	(157,632)	(173,524)	(187,269)	(208,730)
Average number of common units outstanding	85,903	85,903	86,844	91,548

Balance Sheet

	September 30,
	2014E	2015E	2016E	2017E
	($ in thousands)
Assets:
Current Assets
Cash	$—	$—	$—	$—
Accounts Receivable	25,904	28,098	31,786	31,804
Inventories	6,699	6,902	7,616	7,639
Prepaid assets	9,722	9,722	9,722	9,722

Total Current Assets	42,326	44,723	49,124	49,165

Properties, net	977,445	1,033,213	1,139,728	1,054,270
Intangible assets, net	435,006	422,182	408,696	395,210
Other Assets	2,798	2,798	2,798	2,798

Total Assets	$1,457,574	$1,502,915	$1,600,346	$1,501,442

Liabilities and Partners’ Capital
Current Liabilities
Accounts Payable	$11,166	$11,504	$12,693	$12,731
Accrued Expenses	9,239	9,866	10,406	10,433
Working Capital Borrowings	12,682	14,243	15,723	16,136

Total Current Liabilities	33,086	35,613	38,822	39,300

General Partnership Borrowings	318,686	247,148	282,501	272,431
Senior Unsecured Notes	500,000	700,000	700,000	700,000
Other Liabilities	822	822	822	822

Total Liabilities	852,594	983,584	1,022,145	1,012,553

Partners’ Capital	604,980	519,332	578,201	488,889

Total Liabilities and Partners’ Capital	$1,457,574	$1,502,915	$1,600,346	$1,501,442

Statements of Cash Flows

	For Years Ending September 30,
	2014E	2015E	2016E	2017E
Cash Flows from Operating Activities:
Adjusted EBITDA	$223,532	$242,673	$260,913	$287,514
Cash Interest Expense	(43,038)	(49,477)	(55,230)	(58,551)

Cash income tax expense	—	—	—	—
(Increase) Decrease in Receivables	(2,093)	(2,194)	(3,688)	(18)
(Increase) Decrease in Inventories	(117)	(203)	(713)	(23)
Increase (Decrease) in Accounts Payable	194	338	1,189	39
Increase (Decrease) in Accrued Expenses	280	628	540	27

Net Cash Provided by Operating Activities	$178,759	$191,765	$203,010	$228,987

Cash Flows from Investing Activities:
Maintenance Capital Expenditures	(7,000)	(7,800)	(8,225)	(8,600)
Growth Capital Expenditures	(66,546)	(137,546)	(189,500)	(2,000)
Capitalized Interest	(1,037)	(2,919)	(4,848)	—

Net Cash (Used In) Investing Activities	$(74,584)	$(148,265)	$(202,573)	$(10,600)

Cash Flows from Financing Activities:
Borrowing (Rpmt) on Revolver—WC	(8,512)	1,562	1,480	413
Borrowing (Rpmt) on Revolver—Acquisition and Growth	61,969	(71,538)	35,353	(10,070)
Borrowing (Rpmt) on Sr. Unsecured Notes	—	200,000	—	—
Net proceeds from common unit offering	—	—	150,000	—
Total Distributions	(157,632)	(173,524)	(187,269)	(208,730)

Net Cash (Used In) Financing Activities	(104,175)	(43,500)	(436)	(218,387)

Net Increase (Decrease) In Cash	—	—	—	—
Cash at Beginning of Period	—	—	—	—

Cash at End of Period	$—	$—	$—	$—

Inergy Midstream – Challenge Case

(April 2013)

Statement of Operations

	For Years Ending September 30,
	2014E	2015E	2016E	2017E
	($ in thousands, except for operating and unit data)
Working Gas Capacity (bcf)	41.4	41.4	41.4	41.4
Natural Gas Transportation (mmcf/day)	905.0	905.0	905.0	905.0
NGL Storage Capacity (mm bbls)	3.6	3.6	3.6	3.6

Revenues
Firm Storage	$106,808	$108,558	$108,558	$108,558
Transportation	53,163	53,163	53,163	53,163
Hub Services	14,345	13,684	14,184	14,184
Salt	50,289	51,439	51,439	51,439
Other	78,736	93,446	99,767	102,263

	303,341	320,290	327,111	329,607

Cost of Sales/Service
Storage	4,652	4,652	4,652	4,652
Transportation	10,511	10,511	10,511	10,511
Salt	29,454	29,954	29,954	29,954
Other	8,417	9,122	9,431	9,609

	53,034	54,239	54,547	54,725

Gross Profit
Storage and Transportation	159,153	160,242	160,742	160,742
Salt	20,835	21,485	21,485	21,485
Other	70,320	84,324	90,336	92,654

Total Gross Profit	250,307	266,051	272,564	274,881

Total Operating Expense	33,783	34,146	34,305	34,397

Adjusted EBITDA	$216,524	$231,905	$238,258	$240,484

Depreciation and Amortization	101,155	98,252	92,748	86,867
Interest Expense	45,821	51,624	54,354	54,007

Income Taxes	—	—	—	—

Net Income	$69,549	$82,029	$91,156	$99,611

Distributable Cash Flow
Adjusted EBITDA	$216,524	$231,905	$238,258	$240,484
Less: Cash Interest Expense	(43,408)	(49,078)	(51,541)	(51,194)
Less: Maintenance Cap Ex	(7,000)	(7,750)	(8,000)	(8,000)
Less: Income Taxes	—	—	—	—

Distributable Cash Flow	$166,116	$175,077	$178,717	$181,290

	$1.93	$2.04	$2.08	$2.11

Distribution Paid per Unit	$1.643	$1.685	$1.725	$1.740

Distributions Paid	(155,055)	(162,357)	(169,229)	(171,806)
Distribution Coverage Ratio	1.07 x	1.08 x	1.06 x	1.06 x

Total Common Units Outstanding	85,903	85,903	85,903	85,903
NRGM Units owned by NRGY	56,399	56,399	56,399	56,399

Common Distributions Paid to NRGY	(92,635)	(95,032)	(97,288)	(98,134)
IDRs Paid to NRGY	(13,959)	(17,610)	(21,046)	(22,335)
IDR % of Total Distributions	9%	11%	12%	13%
	(106,594)	(112,642)	(118,334)	(120,469)

Balance Sheet

	September 30,
	2014E	2015E	2016E	2017E
	($ in thousands)
Assets:
Current Assets
Cash	$—	$—	$—	$—
Accounts Receivable	25,320	26,723	27,082	27,100
Inventories	6,699	6,849	6,864	6,887
Prepaid assets	9,722	9,722	9,722	9,722
Other Current Assets	—	—	—	—

Total Current Assets	41,742	43,293	43,667	43,708

Properties, Net	956,331	922,623	849,149	780,970
Intangible assets, net	435,071	422,699	410,611	399,112
Other Assets	2,798	2,798	2,798	2,798

Total Assets	$1,435,941	$1,391,413	$1,306,225	$1,226,587

Liabilities and Partners’ Capital:
Current Liabilities
Accounts Payable	$11,166	$11,414	$11,439	$11,478
Accrued Expenses	9,239	9,431	9,449	9,475
Working Capital Borrowings	15,990	12,391	13,365	13,314

Total Current Liabilities	36,395	33,237	34,253	34,267
General Partnership Borrowings	302,013	140,971	132,840	125,383
Senior Unsecured Notes	500,000	700,000	700,000	700,000
Other Liabilities	822	822	822	822

Total Liabilities	839,230	875,029	867,915	860,472
Partners’ Capital	596,712	516,384	438,311	366,115

Total Liabilities and Partners’ Capital	$1,435,941	$1,391,413	$1,306,225	$1,226,587

Statement of Cash Flows

	September 30,
	2014E	2015E	2016E	2017E
	($ in thousands)

Cash Flows from Operating Activities:
Adjusted EBITDA	$216,524	$231,905	$238,258	$240,484
Cash Interest Expense	(43,408)	(49,078)	(51,541)	(51,194)
Cash income tax expense	—	—	—	—
(Increase) Decrease in Receivables	(2,093)	(1,402)	(359)	(18)
(Increase) Decrease in Inventories	(117)	(149)	(15)	(23)
Increase (Decrease) in Accounts Payable	194	249	25	39
Increase (Decrease) in Accrued Expenses	280	193	17	27

Net Cash Provided by Operating Activities	171,381	181,717	186,385	189,315

Cash Flows from Investing Activities:
Maintenance Capital Expenditures	$(7,000)	$(7,750)	$(8,000)	$(8,000)
Growth Capital Expenditures	(45,296)	(46,296)	(2,000)	(2,000)
Capitalized Interest	(589)	(672)	—	—

Net Cash (Used In) Investing Activities	$(52,886)	$(54,718)	$(10,000)	$(10,000)

Cash Flows from Financing Activities:
Borrowing (Rpmt) on Revolver - WC	$(8,736)	$(3,600)	$974	$(51)
Borrowing (Rpmt) on Revolver - Acquisition & Growth	45,296	(161,043)	(8,131)	(7,457)
Borrowing (Rpmt) on Sr. Unsecured Notes	—	200,000	—	—
Total Distributions	(155,055)	(162,357)	(169,229)	(171,806)

Net Cash (Used In) Financing Activities	$(118,495)	$(126,999)	$(176,385)	$(179,315)

Net Increase (Decrease) In Cash	—	—	—	—
Cash at Beginning of Period	—	—	—	—

Cash at End of Period	$—	$—	$—	$—

Final Unaudited Projected Financial Information

In late April 2013, at the direction of Inergy management, Greenhill provided further updated and adjusted unaudited projected financial information to the respective financial advisors to NRGY and Inergy Midstream. This further updated and adjusted projected financial information included updated information regarding the number of NRGY and Inergy Midstream units outstanding and contained the following changes intended to make calculations involving the projected financial information more simple: (i) an assumption that for purposes of determining future distributions, each of NRGY and Inergy Midstream would maintain a coverage ratio of 105% and (ii) a simplified schedule of projected indebtedness. These updated and adjusted financial projections also assumed that the Inergy Midstream common units held by NRGY were distributed to the NRGY common unitholders. This updated and refined projected financial information is reflected in the final May 5, 2013 presentation by Greenhill and STRH. The Greenhill presentations from April 24, 2013 to May 2, 2013 and the other presentations of STRH and Tudor Pickering reflect the various advisors use of slightly differing estimates of the amount of debt outstanding at various future dates, which resulted in immaterial differences in the amount of distributable cash flow and distributions per unit for such periods as set forth in these presentations by such financial advisors that are filed as exhibits to the Schedule 13E-3.

NRGY Standalone – Base Case

(Final)

	For Years Ending September 30,
Adjusted EBITDA Breakdown:	2014E	2015E	2016E	2017E
	($ in millions, except per unit amounts)
EBITDA from NRGY Operating Assets	$87.9	$102.4	$113.2	$116.5
Distributions from NRGM LP Interest	0.0	0.0	0.0	0.0
Distributions from NRGM GP Interest	19.1	24.1	28.2	36.4
Other	0.2	0.2	0.2	0.2

Total Adjusted EBITDA	$107.2	$126.8	$141.6	$153.2

Interest Expense (Net)	($14.3)	($17.9)	($19.6)	($19.4)
Maintenance Capex	(4.0)	(4.0)	(4.0)	(4.0)

Total Distributable Cash Flow	$89.0	$105.0	$118.1	$129.9

Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x

Total Distributions Paid to LPs	$84.7	$100.0	$112.5	$123.7

Beginning Common Units	131.740	131.740	131.740	131.740
New Units Issued	0.000	0.000	0.000	0.000

Ending Common Units	131.740	131.740	131.740	131.740

Average Common Units Outstanding	131.740	131.740	131.740	131.740

Distributable Cash Flow Per LP Unit	$0.68	$0.80	$0.90	$0.99
Paid Distribution Per LP Unit	$0.64	$0.76	$0.85	$0.94
Implied NRGY Unit Price @ 5.4% yield >>>	$12.02	$14.17	$15.95	$17.54

Coverage Cash	$4.2	$5.0	$5.6	$6.2
Growth Capex	(8.1)	(44.6)	(2.0)	(2.0)

Free Cash Flow (Cash Shortfall)	($3.9)	($39.6)	$3.6	$4.2

Shortfall Coverage from Debt	($3.9)	($39.6)	$0.0	$0.0
Shortfall Coverage from Equity	0.0	0.0	0.0	0.0
New Equity Issue Price	$11.42	$13.47	$15.15	$16.66

New Intrepid Units Issued	0.000	0.000	0.000	0.000

Post-Capital Raise Free Cash Flow	$0.0	$0.0	$3.6	$4.2

Beginning Total Debt	$331.2	$335.0	$374.7	$371.0
Debt Drawdown (Paydown)	3.9	39.6	(3.6)	(4.2)

Ending Total Debt	$335.0	$374.7	$371.0	$366.8

Total Debt / Adjusted EBITDA	3.1x	3.0x	2.6x	2.4x
Total Net Debt / Adjusted EBITDA	3.1x	2.9x	2.6x	2.4x

NRGY Standalone – Challenge Case

(Final)

	For Years Ending September 30,
Adjusted EBITDA Breakdown:	2014E	2015E	2016E	2017E
	($ in millions, except per unit amounts)
EBITDA from NRGY Operating Assets	$79.5	$82.6	$85.7	$89.0
Distributions from NRGM LP Interest	0.0	0.0	0.0	0.0
Distributions from NRGM GP Interest	15.7	19.6	20.9	22.1
Other	0.2	0.2	0.2	0.2

Total Adjusted EBITDA	$95.4	$102.4	$106.8	$111.4

Interest Expense (Net)	($14.4)	($17.5)	($17.4)	($17.3)
Maintenance Capex	(4.0)	(4.0)	(4.0)	(4.0)

Total Distributable Cash Flow	$77.1	$81.0	$85.5	$90.2

Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x

Total Distributions Paid to LPs	$73.5	$77.2	$81.4	$85.9

Beginning Common Units	131.740	131.740	131.740	131.740
New Units Issued	0.000	0.000	0.000	0.000

Ending Common Units	131.740	131.740	131.740	131.740

Average Common Units Outstanding	131.740	131.740	131.740	131.740

Distributable Cash Flow Per LP Unit	$0.59	$0.62	$0.65	$0.68
Paid Distribution Per LP Unit	$0.56	$0.59	$0.62	$0.65
Implied NRGY Unit Price @ 5.4% yield >>>	$10.42	$10.94	$11.55	$12.18

Coverage Cash	$3.7	$3.9	$4.1	$4.3
Growth Capex	(2.0)	(2.0)	(2.0)	(2.0)

Free Cash Flow (Cash Shortfall)	$1.7	$1.9	$2.1	$2.3

Post-Capital Raise Free Cash Flow	$1.7	$1.9	$2.1	$2.3

Beginning Total Debt	$332.3	$330.6	$328.8	$326.7
Debt Drawdown (Paydown)	(1.7)	(1.9)	(2.1)	(2.3)

Ending Total Debt	$330.6	$328.8	$326.7	$324.4

Total Debt / Adjusted EBITDA	3.5x	3.2x	3.1x	2.9x
Total Net Debt / Adjusted EBITDA	3.4x	3.2x	3.0x	2.9x

Inergy Midstream – Base Case

(Final)

	For Years Ending September 30,
Adjusted EBITDA Breakdown:	2014E	2015E	2016E	2017E
	($ in millions, except per unit amounts)
EBITDA from Existing Operations	$223.5	$242.7	$260.9	$287.5

Total NRGM Adjusted EBITDA	$223.5	$242.7	$260.9	$287.5

Interest Expense (Net)	($42.8)	($50.7)	($55.3)	($59.8)
Maintenance Capex	(7.0)	(7.8)	(8.2)	(8.6)

Total Distributable Cash Flow (To All)	$173.7	$184.1	$197.3	$219.1

Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x
Distributions Paid to LPs	$146.3	$151.3	$159.7	$172.2
Distributions Paid to GP	19.1	24.1	28.2	36.4

Total Distributions Paid	$165.4	$175.4	$187.9	$208.6

Beginning Common Units	85.943	85.943	85.943	91.724
New Units Issued	0.000	0.000	5.781	0.000

Ending Common Units	85.943	85.943	91.724	91.724

Average Common Units Outstanding	85.943	85.943	88.834	91.724

Distributable Cash Flow Per LP Unit	$1.80	$1.86	$1.90	$1.99
Paid Distribution Per LP Unit	$1.70	$1.76	$1.80	$1.88
Implied NRGM Unit Price @ 6.6% yield >>>	$25.86	$26.74	$27.31	$28.52

Coverage Cash	$8.3	$8.8	$9.4	$10.4
GCX from Dropdown Assets	0.0	0.0	0.0	0.0
Growth Capex	(67.6)	(140.5)	(194.3)	(2.0)
Subordinated Note Issuance	0.0	200.0	0.0	0.0

Free Cash Flow (Cash Shortfall)	($59.3)	$68.3	($185.0)	$8.4

Cash (Shortfall) Coverage from Debt	$0.0	$0.0	$0.0	$0.0
Cash (Shortfall) Coverage from Equity	0.0	0.0	(150.0)	0.0
New Equity Issue Price (5.0% Discount)	$24.57	$25.40	$25.95	$27.09

New Midway Units Issued	0.000	0.000	5.781	0.000

Post-Capital Raise Free Cash Flow	($59.3)	$68.3	($35.0)	$8.4

Beginning Total Debt	$777.9	$837.2	$968.9	$1,003.9
Debt Drawdown (Paydown)	59.3	131.7	35.0	(8.4)

Ending Total Debt	$837.2	$968.9	$1,003.9	$995.4

Total Debt / Adjusted EBITDA	3.7x	4.0x	3.8x	3.5x
Total Net Debt / Adjusted EBITDA	3.7x	4.0x	3.8x	3.5x

Inergy Midstream – Challenge Case

(Final)

	For Years Ending September 30,
Adjusted EBITDA Breakdown:	2014E	2015E	2016E	2017E
	($ in millions, except per unit amounts)
EBITDA from Existing Operations	$216.5	$231.9	$238.3	$240.5

Total NRGM Adjusted EBITDA	$216.5	$231.9	$238.3	$240.5

Interest Expense (Net)	($43.0)	($49.5)	($52.8)	($52.5)
Maintenance Capex	(7.0)	(7.8)	(8.0)	(8.0)

Total Distributable Cash Flow (To All)	$166.5	$174.7	$177.5	$180.0

Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x
Distributions Paid to LPs	$142.9	$146.8	$148.1	$149.3
Distributions Paid to GP	15.7	19.6	20.9	22.1

Total Distributions Paid	$158.6	$166.4	$169.0	$171.4

Beginning Common Units	85.943	85.943	85.943	85.943
New Units Issued	0.000	0.000	0.000	0.000

Ending Common Units	85.943	85.943	85.943	85.943

Average Common Units Outstanding	85.943	85.943	85.943	85.943

Distributable Cash Flow Per LP Unit	$1.76	$1.80	$1.82	$1.84
Paid Distribution Per LP Unit	$1.66	$1.71	$1.72	$1.74
Implied NRGM Unit Price @ 6.6% yield >>>	$25.26	$25.94	$26.18	$26.39

Coverage Cash	$7.9	$8.3	$8.5	$8.6
GCX from Dropdown Assets	0.0	0.0	0.0	0.0
Growth Capex	(45.9)	(47.0)	(2.0)	(2.0)
Subordinated Note Issuance	0.0	200.0	0.0	0.0

Free Cash Flow (Cash Shortfall)	($38.0)	$161.4	$6.5	$6.6

Post-Capital Raise Free Cash Flow	($38.0)	$161.4	$6.5	$6.6

Beginning Total Debt	$781.4	$819.4	$858.0	$851.6
Debt Drawdown (Paydown)	38.0	38.6	(6.5)	(6.6)

Ending Total Debt	$819.4	$858.0	$851.6	$845.0

Total Debt / Adjusted EBITDA	3.8x	3.7x	3.6x	3.5x
Total Net Debt / Adjusted EBITDA	3.8x	3.7x	3.6x	3.5x

Unaudited Pro Forma Projected Financial Information

In order to facilitate discussions and negotiations regarding a potential transaction, at the direction of Inergy management, Greenhill provided the respective financial advisors to NRGY and Inergy Midstream unaudited pro forma projected financial information for each of NRGY and Inergy Midstream that adjusted the projections described above to give effect to the transactions. The adjustments made to the projected financial information consisted of: (i) adding the projected adjusted EBITDA for Crestwood to the adjusted EBITDA for Inergy Midstream to reflect the merger, (ii) increasing the adjusted EBITDA of Inergy Midstream to reflect the realization of certain potential synergies following the merger, (iii) increasing the capital expenditures of Inergy Midstream (both maintenance and growth) to reflect the capital expenditures of Crestwood, (iv) increasing Inergy Midstream’s indebtedness to reflect the assumption of Crestwood’s projected indebtedness, (v) increasing the number of outstanding units of NRGY and Inergy Midstream to reflect the issuance of units in the transactions, (vi) in the case of NRGY only, increasing adjusted EBITDA to reflect the increased distributions by Inergy Midstream following the merger as reflected in the projected financial information. The upside case set forth below uses the same base case assumptions for NRGY and Inergy Midstream on a stand-alone basis. This pro forma projected financial information is set forth below. Because the number of Inergy Midstream units to be issued in the transaction was determined with reference to average closing prices at the time of the transaction, the numerical adjustment relating to the number of Inergy Midstream units varied over time as reflected in the presentations by the various financial advisors that are filed as exhibits to the Schedule 13E-3.

NRGY – Base Case

(Pro Forma – Merger Occurs)

	For Years Ending September 30,
Adjusted EBITDA Breakdown:	2014E	2015E	2016E	2017E
	($ in millions, except per unit amounts)
EBITDA from Operating Assets	$87.9	$102.4	$113.2	$116.5
Distributions from NRGM LP Interest	12.6	14.0	14.9	15.8
Distributions from NRGM GP Interest	42.4	74.5	96.1	117.6
Other	0.2	0.2	0.2	0.2

Total Adjusted EBITDA	$143.1	$191.1	$224.4	$250.1

Interest Expense (Net)	($14.3)	($17.7)	($19.3)	($18.9)
Maintenance Capex	(4.0)	(4.0)	(4.0)	(4.0)

Total Distributable Cash Flow	$124.9	$169.5	$201.2	$227.3

Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x

Total Distributions Paid to LPs	$118.9	$161.4	$191.6	$216.5

Beginning Common Units	185.550	185.550	185.550	185.550
New Units Issued	0.000	0.000	0.000	0.000

Ending Common Units	185.550	185.550	185.550	185.550

Average Common Units Outstanding	185.550	185.550	185.550	185.550

Distributable Cash Flow Per LP Unit	$0.67	$0.91	$1.08	$1.22
Accretion / (Dilution) (%)	(0.3%)	14.7%	21.0%	24.3%
Paid Distribution Per LP Unit	$0.64	$0.87	$1.03	$1.17
Accretion / (Dilution) (%)	(0.3%)	14.7%	21.0%	24.3%
Implied NRGY Unit Price @ 5.4% yield >>>	$11.98	$16.25	$19.29	$21.79

Coverage Cash	$5.9	$8.1	$9.6	$10.8
Growth Capex	(8.1)	(44.6)	(2.0)	(2.0)

Free Cash Flow (Cash Shortfall)	($2.2)	($36.5)	$7.6	$8.8

Shortfall Coverage from Debt	($2.2)	($36.5)	$0.0	$0.0
Shortfall Coverage from Equity	0.0	0.0	0.0	0.0
New Equity Issue Price	$11.38	$15.44	$18.32	$20.70

New NRGY Units Issued	0.000	0.000	0.000	0.000

Post-Capital Raise Free Cash Flow	$0.0	$0.0	$7.6	$8.8

Beginning Total Debt	$331.2	$333.3	$369.9	$362.3
Debt Drawdown (Paydown)	2.2	36.5	(7.6)	(8.8)

Ending Total Debt	$333.3	$369.9	$362.3	$353.5

Total Debt / Adjusted EBITDA	2.3x	1.9x	1.6x	1.4x
Total Net Debt / Adjusted EBITDA	2.3x	1.9x	1.6x	1.4x

NRGY – Challenge Case

(Pro Forma – Merger Occurs)

	For Years Ending September 30,
Adjusted EBITDA Breakdown:	2014E	2015E	2016E	2017E
	($ in millions, except per unit amounts)
EBITDA from Operating Assets	$79.5	$82.6	$85.7	$89.0
Distributions from NRGM LP Interest	12.3	13.3	14.0	14.4
Distributions from NRGM GP Interest	37.6	58.3	73.8	83.1
Other	0.2	0.2	0.2	0.2

Total Adjusted EBITDA	$129.7	$154.4	$173.6	$186.8

Interest Expense (Net)	($14.3)	($17.3)	($17.1)	($16.8)
Maintenance Capex	(4.0)	(4.0)	(4.0)	(4.0)

Total Distributable Cash Flow	$111.4	$133.2	$152.6	$166.0

Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x

Total Distributions Paid to LPs	$106.1	$126.8	$145.3	$158.1

Beginning Common Units	185.550	185.550	185.550	185.550
New Units Issued	0.000	0.000	0.000	0.000

Ending Common Units	185.550	185.550	185.550	185.550

Average Common Units Outstanding	185.550	185.550	185.550	185.550

Distributable Cash Flow Per LP Unit	$0.60	$0.72	$0.82	$0.89
Accretion / (Dilution) (%)	2.5%	16.7%	26.7%	30.7%
Paid Distribution Per LP Unit	$0.57	$0.68	$0.78	$0.85
Accretion / (Dilution) (%)	2.5%	16.7%	26.7%	30.7%
Implied NRGY Unit Price @ 5.4% yield >>>	$10.68	$12.77	$14.63	$15.92

Coverage Cash	$5.3	$6.3	$7.3	$7.9
Growth Capex	(2.0)	(2.0)	(2.0)	(2.0)

Free Cash Flow (Cash Shortfall)	$3.3	$4.3	$5.3	$5.9

Post-Capital Raise Free Cash Flow	$3.3	$4.3	$5.3	$5.9

Beginning Total Debt	$332.3	$329.0	$324.7	$319.4
Debt Drawdown (Paydown)	(3.3)	(4.3)	(5.3)	(5.9)

Ending Total Debt	$329.0	$324.7	$319.4	$313.5

Total Debt / Adjusted EBITDA	2.5x	2.1x	1.8x	1.7x
Total Net Debt / Adjusted EBITDA	2.5x	2.1x	1.8x	1.7x

NRGY – Upside Case

(Pro Forma – Merger Occurs)

	For Years Ending September 30,
Adjusted EBITDA Breakdown:	2014E	2015E	2016E	2017E
	($ in millions, except per unit amounts)
EBITDA from Operating Assets	$87.9	$102.4	$113.2	$116.5
Distributions from NRGM LP Interest	13.1	14.7	15.9	17.1
Distributions from NRGM GP Interest	54.9	95.8	129.5	164.8
Other	0.2	0.2	0.2	0.2

Total Adjusted EBITDA	$156.1	$213.2	$258.8	$298.7

Interest Expense (Net)	($14.3)	($17.6)	($19.2)	($18.7)
Maintenance Capex	(4.0)	(4.0)	(4.0)	(4.0)

Total Distributable Cash Flow	$137.9	$191.6	$235.7	$276.0

Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x

Total Distributions Paid to LPs	$131.3	$182.5	$224.5	$262.9

Beginning Common Units	185.550	185.550	185.550	185.550
New Units Issued	0.000	0.000	0.000	0.000

Ending Common Units	185.550	185.550	185.550	185.550

Average Common Units Outstanding	185.550	185.550	185.550	185.550

Distributable Cash Flow Per LP Unit	$0.74	$1.03	$1.27	$1.49
Accretion / (Dilution) (%)	10.0%	29.6%	41.7%	50.9%
Paid Distribution Per LP Unit	$0.71	$0.98	$1.21	$1.42
Accretion / (Dilution) (%)	10.0%	29.6%	41.7%	50.9%
Implied NRGY Unit Price @ 5.4% yield >>>	$13.22	$18.37	$22.60	$26.47

Coverage Cash	$6.6	$9.1	$11.2	$13.1
Growth Capex	(8.1)	(44.6)	(2.0)	(2.0)

Free Cash Flow (Cash Shortfall)	($1.5)	($35.5)	$9.2	$11.1

Shortfall Coverage from Debt	($1.5)	($35.5)	$0.0	$0.0
Shortfall Coverage from Equity	0.0	0.0	0.0	0.0
New Equity Issue Price	$12.56	$17.45	$21.47	$25.15

New NRGY Units Issued	0.000	0.000	0.000	0.000

Post-Capital Raise Free Cash Flow	$0.0	$0.0	$9.2	$11.1

Beginning Total Debt	$331.2	$332.7	$368.2	$359.0
Debt Drawdown (Paydown)	1.5	35.5	(9.2)	(11.1)

Ending Total Debt	$332.7	$368.2	$359.0	$347.8

Total Debt / Adjusted EBITDA	2.1x	1.7x	1.4x	1.2x
Total Net Debt / Adjusted EBITDA	2.1x	1.7x	1.4x	1.2x

Inergy Midstream – Base Case

(Pro Forma)

	For Year Ending September 30,
Adjusted EBITDA Breakdown:	2014E	2015E	2016E	2017E
	($ in millions, except per unit amounts)
EBITDA from Existing Operations	$223.5	$242.7	$260.9	$287.5
(+) CMLP Adjusted EBITDA	201.1	262.4	298.5	332.4
(+) Synergies	5.0	10.0	15.0	15.0

Total NRGM Adjusted EBITDA	$429.6	$515.0	$574.4	$634.9

Interest Expense (Net)	($89.9)	($102.2)	($108.4)	($117.1)
Maintenance Capex	(14.9)	(15.4)	(16.8)	(19.7)

Total Distributable Cash Flow (To All)	$324.8	$397.4	$449.1	$498.1

Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x

Distributions Paid to LPs	$266.9	$304.0	$331.6	$356.8
Distributions Paid to GP	42.4	74.5	96.1	117.6

Total Distributions Paid	$309.4	$378.5	$427.7	$474.4

Beginning Common Units	150.098	153.240	156.958	161.283
New Units Issued	3.142	3.718	4.325	0.728

Ending Common Units	153.240	156.958	161.283	162.011

Average Common Units Outstanding	151.669	155.099	159.121	161.647

Distributable Cash Flow Per LP Unit	$1.86	$2.08	$2.22	$2.35
Accretion / (Dilution) (%)	3.5%	11.8%	16.5%	18.2%
Paid Distribution Per LP Unit	$1.76	$1.96	$2.08	$2.21
Accretion / (Dilution) (%)	3.4%	11.4%	15.9%	17.6%
Implied NRGM Unit Price @ 6.6% yield >>>	$25.14	$28.00	$29.77	$31.53

Coverage Cash	$15.5	$18.9	$21.4	$23.7
Growth Capex	(165.6)	(216.8)	(266.0)	(67.4)
Subordinated Note Issuance	0.0	0.0	0.0	0.0

Free Cash Flow (Cash Shortfall)	($150.1)	($197.8)	($244.6)	($43.6)

Cash Shortfall Coverage from Debt (%)	50.0%	50.0%	50.0%	50.0%
Cash Shortfall Coverage from Equity (%)	50.0%	50.0%	50.0%	50.0%

Cash (Shortfall) Coverage from Debt	($75.1)	($98.9)	($122.3)	($21.8)
Cash (Shortfall) Coverage from Equity	(75.1)	(98.9)	(122.3)	(21.8)
New Equity Issue Price (5.0% Discount)	$23.88	$26.60	$28.28	$29.96

New Midway Units Issued	3.142	3.718	4.325	0.728

Post-Capital Raise Free Cash Flow	$0.0	$0.0	$0.0	$0.0

Beginning Total Debt	$1,621.1	$1,696.1	$1,795.0	$1,917.4
Debt Drawdown (Paydown)	75.1	98.9	122.3	21.8

Ending Total Debt	$1,696.1	$1,795.0	$1,917.4	$1,939.2

Total Debt / Adjusted EBITDA	3.9x	3.5x	3.3x	3.1x
Total Net Debt / Adjusted EBITDA	3.9x	3.5x	3.3x	3.1x

Inergy Midstream – Challenge Case

(Pro Forma)

	For Year Ending September 30,
Adjusted EBITDA Breakdown:	2014E	2015E	2016E	2017E
	($ in millions, except per unit amounts)
EBITDA from Existing Operations	$216.5	$231.9	$238.3	$240.5
(+) CMLP Adjusted EBITDA	199.4	239.1	266.7	288.8
(+) Synergies	5.0	10.0	15.0	15.0

Total NRGM Adjusted EBITDA	$420.9	$481.1	$519.9	$544.3

Interest Expense (Net)	($91.7)	($104.2)	($107.4)	($108.6)
Maintenance Capex	(14.9)	(15.3)	(16.6)	(19.1)

Total Distributable Cash Flow (To All)	$314.4	$361.5	$395.9	$416.6

Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x
Distributions Paid to LPs	$261.8	$286.0	$303.3	$313.7
Distributions Paid to GP	37.6	58.3	73.8	83.1

Total Distributions Paid	$299.4	$344.3	$377.1	$396.8

Beginning Common Units	150.098	152.913	154.745	155.454
New Units Issued	2.815	1.832	0.709	0.648

Ending Common Units	152.913	154.745	155.454	156.102

Average Common Units Outstanding	151.505	153.829	155.099	155.778

Distributable Cash Flow Per LP Unit	$1.83	$1.97	$2.08	$2.14
Accretion / (Dilution) (%)	4.1%	9.2%	14.0%	16.5%
Paid Distribution Per LP Unit	$1.73	$1.86	$1.96	$2.01
Accretion / (Dilution) (%)	3.9%	8.9%	13.5%	15.9%
Implied NRGM Unit Price @ 6.6% yield >>>	$24.69	$26.56	$27.94	$28.77

Coverage Cash	$15.0	$17.2	$18.9	$19.8
Growth Capex	(147.0)	(109.7)	(56.5)	(55.3)
Subordinated Note Issuance	0.0	0.0	0.0	0.0

Free Cash Flow (Cash Shortfall)	($132.1)	($92.4)	($37.6)	($35.4)

Cash Shortfall Coverage from Debt (%)	50.0%	50.0%	50.0%	50.0%
Cash Shortfall Coverage from Equity (%)	50.0%	50.0%	50.0%	50.0%

Cash (Shortfall) Coverage from Debt	($66.0)	($46.2)	($18.8)	($17.7)
Cash (Shortfall) Coverage from Equity	(66.0)	(46.2)	(18.8)	(17.7)
New Equity Issue Price (5.0% Discount)	$23.45	$25.23	$26.54	$27.33

New Midway Units Issued	2.815	1.832	0.709	0.648

Post-Capital Raise Free Cash Flow	$0.0	$0.0	$0.0	$0.0

Beginning Total Debt	$1,664.6	$1,730.6	$1,776.9	$1,795.7
Debt Drawdown (Paydown)	66.0	46.2	18.8	17.7

Ending Total Debt	$1,730.6	$1,776.9	$1,795.7	$1,813.4

Total Debt / Adjusted EBITDA	4.1x	3.7x	3.5x	3.3x
Total Net Debt / Adjusted EBITDA	4.1x	3.7x	3.5x	3.3x

Inergy Midstream – Upside Case

(Pro Forma)

	For Years Ending September 30,
Adjusted EBITDA Breakdown:	2014E	2015E	2016E	2017E
	($ in millions, except per unit amounts)
EBITDA from Existing Operations	$223.5	$242.7	$260.9	$287.5
(+) CMLP Adjusted EBITDA	231.9	334.4	409.3	488.9
(+) Synergies	5.0	10.0	15.0	15.0

Total NRGM Adjusted EBITDA	$460.4	$587.1	$685.2	$791.4

Interest Expense (Net)	($88.4)	($114.3)	($127.4)	($145.7)
Maintenance Capex	(14.9)	(15.4)	(16.8)	(19.7)

Total Distributable Cash Flow (To All)	$357.1	$457.4	$541.0	$626.0

Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x
Distributions Paid to LPs	$285.2	$339.8	$385.7	$431.4
Distributions Paid to GP	54.9	95.8	129.5	164.8

Total Distributions Paid	$340.1	$435.7	$515.2	$596.2

Beginning Common Units	150.098	161.124	168.630	177.564
New Units Issued	11.026	7.507	8.933	5.193

Ending Common Units	161.124	168.630	177.564	182.757

Average Common Units Outstanding	155.611	164.877	173.097	180.160

Distributable Cash Flow Per LP Unit	$1.94	$2.19	$2.38	$2.56
Accretion / (Dilution) (%)	8.0%	17.8%	24.9%	28.6%
Paid Distribution Per LP Unit	$1.83	$2.06	$2.23	$2.39
Accretion / (Dilution) (%)	7.7%	17.1%	23.9%	27.6%
Implied NRGM Unit Price @ 6.6% yield >>>	$26.18	$29.45	$31.83	$34.21

Coverage Cash	$17.0	$21.8	$25.8	$29.8
Growth Capex	(565.6)	(441.8)	(566.0)	(367.4)
Subordinated Note Issuance	0.0	0.0	0.0	0.0

Free Cash Flow (Cash Shortfall)	($548.6)	($420.0)	($540.3)	($337.5)

Cash Shortfall Coverage from Debt (%)	50.0%	50.0%	50.0%	50.0%
Cash Shortfall Coverage from Equity (%)	50.0%	50.0%	50.0%	50.0%

Cash (Shortfall) Coverage from Debt	($274.3)	($210.0)	($270.1)	($168.8)
Cash (Shortfall) Coverage from Equity	(274.3)	(210.0)	(270.1)	(168.8)
New Equity Issue Price (5.0% Discount)	$24.88	$27.97	$30.24	$32.50

New Midway Units Issued	11.026	7.507	8.933	5.193

Post-Capital Raise Free Cash Flow	$0.0	$0.0	$0.0	$0.0

Beginning Total Debt	$1,621.1	$1,895.4	$2,105.3	$2,375.5
Debt Drawdown (Paydown)	274.3	210.0	270.1	168.8

Ending Total Debt	$1,895.4	$2,105.3	$2,375.5	$2,544.3

Total Debt / Adjusted EBITDA	4.1x	3.6x	3.5x	3.2x
Total Net Debt / Adjusted EBITDA	4.1x	3.6x	3.5x	3.2x

Additional Unaudited Pro Forma Projected Financial Information

In addition, at the direction of Inergy management, Greenhill also prepared unaudited pro forma projected financial information for NRGY that adjusted the projected financial information described above to reflect the Contribution, the distribution by NRGY of all of its Inergy Midstream common units and the exercise of the Top-Up Option, but not the merger. This pro forma projected financial information is set forth below.

NRGY Base Case (No Merger)

	For Years Ending September 30,
Adjusted EBITDA Breakdown:	2014E	2015E	2016E	2017E
	($ in millions, except per unit amounts)
EBITDA from NRGY Operating Assets	$87.9	$102.4	$113.2	$116.5
Distributions from NRGM LP Interest	0.0	0.0	0.0	0.0
Distributions from NRGM GP Interest	19.1	24.1	28.2	36.4
Distributions from CMLP LP Interest	14.2	15.9	17.4	18.8
Distributions from CMLP GP Interest	28.1	44.0	58.4	70.8
Other	0.2	0.2	0.2	0.2

Total Adjusted EBITDA	$149.5	$186.6	$217.4	$242.9

Interest Expense (Net)	($14.3)	($17.7)	($19.3)	($18.9)
Maintenance Capex	(4.0)	(4.0)	(4.0)	(4.0)

Total Distributable Cash Flow	$131.3	$165.0	$194.2	$220.0

Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x

Total Distributions Paid to LPs	$125.0	$157.1	$185.0	$209.5

Beginning Common Units	185.550	185.550	185.550	185.550
New Units Issued	0.000	0.000	0.000	0.000

Ending Common Units	185.550	185.550	185.550	185.550

Average Common Units Outstanding	185.550	185.550	185.550	185.550

Distributable Cash Flow Per LP Unit	$0.71	$0.89	$1.05	$1.19
Accretion / (Dilution) (%)	4.7%	11.6%	16.8%	20.3%
Paid Distribution Per LP Unit	$0.67	$0.85	$1.00	$1.13
Accretion / (Dilution) (%)	4.7%	11.6%	16.8%	20.3%
Implied NRGY Unit Price @ 5.4% yield >>>	$12.59	$15.82	$18.62	$21.10

Coverage Cash	$6.3	$7.9	$9.2	$10.5
Growth Capex	(8.1)	(44.6)	(2.0)	(2.0)

Free Cash Flow (Cash Shortfall)	($1.9)	($36.8)	$7.2	$8.5

Shortfall Coverage from Debt	($1.9)	($36.8)	$0.0	$0.0
Post-Capital Raise Free Cash Flow	$0.0	$0.0	$7.2	$8.5

Beginning Total Debt	$331.2	$333.0	$369.8	$362.5
Debt Drawdown (Paydown)	1.9	36.8	(7.2)	(8.5)

Ending Total Debt	$333.0	$369.8	$362.5	$354.1

Total Debt / Adjusted EBITDA	2.2x	2.0x	1.7x	1.5x
Total Net Debt / Adjusted EBITDA	2.2x	2.0x	1.7x	1.5x

NRGY Challenge Case (No Merger)

	For Years Ending September 30,
Adjusted EBITDA Breakdown:	2014E	2015E	2016E	2017E
	($ in millions, except per unit amounts)
EBITDA from NRGY Operating Assets	$79.5	$82.6	$85.7	$89.0
Distributions from NRGM LP Interest	0.0	0.0	0.0	0.0
Distributions from NRGM GP Interest	15.7	19.6	20.9	22.1
Distributions from CMLP LP Interest	13.6	14.6	15.7	16.5
Distributions from CMLP GP Interest	23.9	32.5	43.0	50.1
Other	0.2	0.2	0.2	0.2

Total Adjusted EBITDA	$132.9	$149.6	$165.6	$178.1

Interest Expense (Net)	($14.3)	($17.3)	($17.1)	($16.9)
Maintenance Capex	(4.0)	(4.0)	(4.0)	(4.0)

Total Distributable Cash Flow	$114.7	$128.3	$144.5	$157.3

Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x

Total Distributions Paid to LPs	$109.2	$122.2	$137.6	$149.8

Beginning Common Units	185.550	185.550	185.550	185.550
New Units Issued	0.000	0.000	0.000	0.000

Ending Common Units	185.550	185.550	185.550	185.550

Average Common Units Outstanding	185.550	185.550	185.550	185.550

Distributable Cash Flow Per LP Unit	$0.62	$0.69	$0.78	$0.85
Accretion / (Dilution) (%)	5.5%	12.4%	20.0%	23.8%
Paid Distribution Per LP Unit	$0.59	$0.66	$0.74	$0.81
Accretion / (Dilution) (%)	5.5%	12.4%	20.0%	23.8%
Implied NRGY Unit Price @ 5.4% yield >>>	$10.99	$12.30	$13.86	$15.08

Coverage Cash	$5.5	$6.1	$6.9	$7.5
Growth Capex	(2.0)	(2.0)	(2.0)	(2.0)

Free Cash Flow (Cash Shortfall)	$3.5	$4.1	$4.9	$5.5

Post-Capital Raise Free Cash Flow	$3.5	$4.1	$4.9	$5.5

Beginning Total Debt	$332.3	$328.8	$324.7	$319.9
Debt Drawdown (Paydown)	(3.5)	(4.1)	(4.9)	(5.5)

Ending Total Debt	$328.8	$324.7	$319.9	$314.4

Total Debt / Adjusted EBITDA	2.5x	2.2x	1.9x	1.8x
Total Net Debt / Adjusted EBITDA	2.5x	2.2x	1.9x	1.8x

NRGY Upside Case (No Merger)

	For Years Ending September 30,
Adjusted EBITDA Breakdown:	2014E	2015E	2016E	2017E
	($ in millions, except per unit amounts)
EBITDA from NRGY Operating Assets	$87.9	$102.4	$113.2	$116.5
Distributions from NRGM LP Interest	0.0	0.0	0.0	0.0
Distributions from NRGM GP Interest	19.1	24.1	28.2	36.4
Distributions from CMLP LP Interest	14.4	16.6	18.5	20.2
Distributions from CMLP GP Interest	31.9	58.9	83.5	108.6
Other	0.2	0.2	0.2	0.2

Total Adjusted EBITDA	$153.5	$202.3	$243.7	$282.0

Interest Expense (Net)	($14.3)	($17.7)	($19.2)	($18.8)
Maintenance Capex	(4.0)	(4.0)	(4.0)	(4.0)

Total Distributable Cash Flow	$135.3	$180.7	$220.5	$259.3

Distribution Coverage Ratio	1.05x	1.05x	1.05x	1.05x

Total Distributions Paid to LPs	$128.8	$172.1	$210.0	$247.0

CMLP LP Units Owned	6.671	6.671	6.671	6.671
Paid Distribution Per LP Unit	$2.16	$2.49	$2.77	$3.03

Cash Distributions from CMLP LP Interest	$14.4	$16.6	$18.5	$20.2

Beginning Common Units	185.550	185.550	185.550	185.550
New Units Issued	0.000	0.000	0.000	0.000

Ending Common Units	185.550	185.550	185.550	185.550

Average Common Units Outstanding	185.550	185.550	185.550	185.550

Distributable Cash Flow Per LP Unit	$0.73	$0.97	$1.19	$1.40
Accretion / (Dilution) (%)	7.9%	22.2%	32.6%	41.8%
Paid Distribution Per LP Unit	$0.69	$0.93	$1.13	$1.33
Accretion / (Dilution) (%)	7.9%	22.2%	32.6%	41.8%
Implied NRGY Unit Price @ 5.4% yield >>>	$12.97	$17.33	$21.15	$24.86

Coverage Cash	$6.4	$8.6	$10.5	$12.3
Growth Capex	(8.1)	(44.6)	(2.0)	(2.0)

Free Cash Flow (Cash Shortfall)	($1.7)	($36.0)	$8.5	$10.3

Shortfall Coverage from Debt	($1.7)	($36.0)	$0.0	$0.0
Shortfall Coverage from Equity	0.0	0.0	0.0	0.0
New Equity Issue Price	$12.32	$16.46	$20.09	$23.62

New Intrepid Units Issued	0.000	0.000	0.000	0.000

Post-Capital Raise Free Cash Flow	$0.0	$0.0	$8.5	$10.3

Beginning Total Debt	$331.2	$332.8	$368.8	$360.3
Debt Drawdown (Paydown)	1.7	36.0	(8.5)	(10.3)

Ending Total Debt	$332.8	$368.8	$360.3	$350.0

Total Debt / Adjusted EBITDA	2.2x	1.8x	1.5x	1.2x
Total Net Debt / Adjusted EBITDA	2.2x	1.8x	1.5x	1.2x

. MMMMMMMMMMMM Admission Ticket MMMMMMMMMMMMMMM C123456789 IMPORTANT SPECIAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) You can vote by Internet or telephone! ADD 1 Available 24 hours a day, 7 days a week! ADD 2 Instead of mailing your proxy, you may choose one of the two voting ADD 3 methods outlined below to vote your proxy. ADD 4 MMMMMMMMM ADD 5 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. ADD 6 Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on October 3, 2013. Vote by Internet Log on to the Internet and go to www.investorvote.com/cmlp Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Special Meeting Proxy Card 1234 5678 9012 345 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors of the General Partner of Crestwood and the Conflicts Committee of the General Partner of Crestwood recommend a vote FOR Proposal 1. The Board of Directors of the General Partner of Crestwood also recommends a vote FOR Proposals 2 and 3. + For Against Abstain 1. Approval of the Agreement and Plan of Merger, dated as of May 5, 2013 by and among Crestwood Midstream Partners LP (“Crestwood”), Crestwood Gas Services GP LLC, the general partner of Crestwood, Crestwood Holdings LLC, the parent company of CMLP GP, Inergy Midstream, L.P. (“Inergy Midstream”), NRGM GP, LLC, the general partner of Inergy Midstream, Inergy, L.P., the indirect parent company of NRGM GP, LLC, and Intrepid Merger Sub, LLC, a wholly-owned subsidiary of Inergy Midstream, as it may be amended from time to time 2. Approval of the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement at the time of the special meeting 3. Approval of, on an advisory (non-binding basis), the compensation payments that will or may be paid by Crestwood to its named executive officers in connection with the merger B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1UP X 1687481 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 01OKHC

Special Meeting Admission Ticket Special Meeting of Crestwood Midstream Partners LP Unitholders October 4, 2013, 10:00 a.m. Local Time 1111 Louisiana Street, 44th Floor Houston, Texas 77002 Upon arrival, please present this admission ticket and photo identification at the registration desk. Dear Crestwood Unitholder, We are pleased to invite you to attend the Special Meeting of the unitholders of Crestwood Midstream Partners LP. The attached proxy statement/prospectus accompanying this letter describes the business to be transacted at the meeting. We urge you to read the enclosed proxy statement/prospectus for information about the Special Meeting. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — CRESTWOOD MIDSTREAM PARTNERS LP Notice of Special Meeting of Unitholders Proxy Solicited by the Board of Directors of the General Partner of Crestwood for Special Meeting The undersigned hereby appoints Robert G. Phillips, Kelly J. Jameson, and each of them, with or without the other and with the full power of substitution, as proxies to vote as specified on the reverse side hereof all units that the undersigned is entitled to vote at the special meeting of unitholders of Crestwood Midstream Partners LP (“Crestwood”), to be held on October 4, 2013, at 10:00 a.m., local time, at 1111 Louisiana Street, 44th Floor, Houston, Texas 77002, and any adjournments or postponements thereof, and with all other powers which the undersigned would possess if personally present. When properly executed, units represented by this proxy will be voted in the manner directed herein by the unitholder. If no such directions are indicated, this Proxy will be voted FOR Proposal 1; FOR Proposal 2 and FOR Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)